As Filed with the Securities Exchange Commission on  November 13, 1996
                                               Registration No. 333-09953

---------------------------------------------------------------------------


                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 AMENDMENT NO. 1
                                       TO
                                    FORM S-4
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

ENEX CONSOLIDATED PARTNERS, L.P. (Exact Name of Registrant as Specified in its Certificate of Limited Partnership)



              New Jersey                                 1311
    (State or Other Jurisdiction of          (Primary Standard Industrial
    Incorporation or Organization)            Classification Code Number)

                                   76-0508488
                                (I.R.S. Employer
                               Identification No.)

                         c/o Enex Resources Corporation
                               800 Rockmead Drive
                          Three Kingwood Place - Suite
                    200 Kingwood, Texas 77339 (713) 358-8401

 (Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant's Principal Executive Offices)

                                Gerald B. Eckley
                           Enex Resources Corporation
                               800 Rockmead Drive
                        Three Kingwood Place - Suite 200
                              Kingwood, Texas 77339
                                 (713) 358-8401


(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)


                                 With a copy to:
                                Howard A. Neuman
                      Satterlee Stephens Burke & Burke LLP
                                 230 Park Avenue
                            New York, New York 10169
                                 (212) 818-9200

Approximate date of commencement of proposed sale to the public:

If any of the securities being registered on this form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box |_|.

Title of Each Class of              Amount to be         Proposed Maximum             Proposed Maximum             Amount of
Securities to be Registered          Registered      Offering Price Per Unit    Aggregate Offering Price       Registration Fee
--------------------------------  ----------------- --------------------------  ---------------------------- ---------------------

Units of

 Limited Partnership Interest        1,606,904               $10.00                   $16,069,040                      -

--------------------------------  ----------------- --------------------------  ---------------------------- ---------------------

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a) may determine.

                        ENEX CONSOLIDATED PARTNERS, L.P.

                              Cross Reference Sheet
                    Pursuant to Item 501(b) of Regulation S-K



Item Number and Caption                                                 Caption in or Part of Prospectus
A.       Information About the Transaction
         1.       Forepart of Registration Statement
                  and Outside Front Cover Page of
                  Prospectus.................................  Facing Page; Cross Reference Sheet; Outside
                                                               Front Cover Page of Prospectus
         2.       Inside Front and Outside Back
                  Cover Pages of Prospectus..................  Inside Front Cover Page; Outside Back
                                   Cover Page
         3.       Risk Factors, Ratio of Earnings to
                  Fixed Charges, and Other

                  Information................................  Summary; Risk Factors
         4.       Terms of the Transaction...................  Summary; Risk Factors; The Proposed

                                                               Consolidation; The Consolidated Partnership;
                                   Tax Aspects
         5.       Pro Forma Financial Information............  Financial Statements
         6.       Material Contacts With the
                  Company Being Acquired.....................  Not Applicable
         7.       Additional Information Required
                  for Reoffering by Persons and
                  Parties Deemed to be Underwriters..........  Not Applicable

         8.       Interest of Named Experts and
                  Counsel....................................  Not Applicable
         9.       Disclosure of Commission Position
                  on Indemnification for Securities
                  Act Liabilities............................  Not Applicable
B.       Information About the Registrant
         10.      Information with Respect to S-3

                  Registrants................................  Summary; Risk Factors; The Proposed
                                                               Consolidation; The Consolidated Partnership;
                                                               Financial Statements

         11.      Incorporation of Certain
                  Information by Reference...................  Not Applicable
         12.      Information With Respect to S-2 or
                  S-3 Registrants............................  Not Applicable
         13.      Incorporation of Certain
                  Information by Reference...................  Not Applicable
         14.      Information With Respect to
                  Registrants Other Than S-3 or S-2

                  Registrants................................  Not Applicable



182967_6



C.       Information About the Company Being Acquired
         15.      Information With Respect to S-3

                  Companies..................................  Summary; Risk Factors; The Proposed
                                                               Consolidation; The Consolidated Partnership;
                                                               Financial Statements

         16.      Information With Respect to S-2 or
                  S-3 Companies..............................  Summary; The Proposed Consolidation; The
                                                               Consolidated Partnership
         17.      Information With Respect to
                  Companies Other than S-2 or S-3

                  Companies..................................  Not Applicable

D.       Voting and Management Information
         18.      Information if Proxies, Consents or
                  Authorizations Are to be Solicited.........

                                                               Summary; The Proposed Consolidation; The
                                                               Consolidated Partnership

         19.      Information if Proxies, Consents or
                  Authorizations are not to be
                  Solicited, or in an Exchange Offer.........  Summary; The Proposed Consolidation; The
                                                               Consolidated Partnership


182967_6

-------------------------



ENEX
-------------------------




                        ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                              LIMITED PARTNERSHIPS

                 Notice of Special Meetings of Limited Partners
                          To Be Held xxxxxxxx xx, 1996

To Our Limited Partners:

         Meetings of the limited partners of the thirty-four (34) limited partnerships consisting of Enex Program I Partners, L.P., four partnerships in Enex Oil & Gas Income Program II, the eight partnerships in Enex Oil & Gas Income Program III, six partnerships in Enex Oil & Gas Income Program IV, the five partnerships in Enex Oil & Gas Income Program V, Enex Oil & Gas Income Program VI - Series 1, L.P., the three partnerships in Enex Income and Retirement Fund, three partnerships in Enex 88-89 Income and Retirement Fund and the three partnerships in Enex 90-91 Income and Retirement Fund, collectively (the "Partnerships") will be held at the offices of Enex Resources Corporation, Three Kingwood Place, Suite 200, Kingwood, Texas 77339, on xxxxxxxx xx, 1996 at 2:30 p.m. Houston time.

         At the Meetings,  the limited partners of each of the Partnerships will
(1) consider and vote upon the adoption of a plan of consolidation pursuant to which each participating Partnership's Certificate and Agreement of Limited Partnership will be amended in connection with and in furtherance of the proposed consolidation (as set forth in Appendix D to the accompanying prospectus/proxy statement) and each of the Partnerships will dissolve and terminate by consolidating their assets to form a new partnership, ENEX CONSOLIDATED PARTNERS, L.P. (the "Consolidated Partnership"), and (2) transact such other business that may properly come before the Meetings or any adjournments thereof. If the consolidation is approved by Partnerships, whose assets, together with the exchange value of the limited partnership interests of individual limited partners who exchange their interests for units of limited partnership interest in the Consolidated Partnership ("Units"), have an aggregate exchange value of at least $10 million out of the total aggregate exchange value attributable to all limited partnership interests of $17 million, the limited partners of the participating Partnerships will receive Units in place of the limited partnership interests they now own in the Partnerships. Approval of the consolidation by Enex Program I Partners, L.P., representing $5.1 million in exchange value, is assured by reason of the ownership by Enex Resources Corporation, the general partner of each Partnership (the "General Partner"), of more than 53% of the limited partnership interests in Enex Program I Partners, L.P. If a majority in interest of the limited partners of a Partnership votes against the consolidation, that Partnership's existence will continue unchanged and the limited partners of that Partnership will retain their limited partnership interests in the Partnership, except for those limited partners who both vote for the consolidation and elect to participate in the Exchange Offer referred to below. Thus, in order to be admitted to the Consolidated Partnership as a limited partner and to be entitled to exercise all of the privileges of a limited partner, such as the right to present units for purchase at annual intervals, IT IS ESSENTIAL THAT YOU COMPLETE AND SIGN THE ACCOMPANYING FORM OF PROXY AND BALLOT, WHICH INCLUDES A "REQUEST FOR ADMISSION AS LIMITED PARTNER" ON THE REVERSE SIDE, AND RETURN IT IN THE ENCLOSED ENVELOPE.

         A limited partner of a participating Partnership who votes against approval of the consolidation may demand cash in an amount equal to the exchange value of such limited partner's limited partnership interests in lieu of Units, subject to the General Partner's right to cancel the consolidation altogether, if the demand for such payments exceeds 10% of the aggregate exchange value of the participating Partnerships. The exchange values of the limited partnership


182967_6
interests were calculated by the General Partner, based upon the fair market valuation of the Partnerships' properties prepared by H.J. Gruy and Associates, Inc., an independent petroleum engineering and consulting firm. Your attention is directed to the accompanying prospectus/proxy statement and prospectus/proxy statement supplements(s) which contain further information with respect to the proposals, to be considered at the Meetings.


         Only limited partners of record of one or more of the Partnerships at the close of business on xxxxxxx x, 1996 are entitled to notice of and to vote at the Meetings or any postponements or adjournments thereof. Each Partnership's approval of the consolidation proposal requires an affirmative vote by a majority-in-interest of the limited partners of such Partnership. Information regarding voting and the revocation of proxies is set forth under "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Partnership Voting Requirements and Rights".



         Limited partners of Partnerships that do not approve the Plan of Consolidation will be given the opportunity to exchange the limited partnership interests they own in such Partnerships for Units pursuant to an exchange offer the terms and conditions of which are also described in the accompanying prospectus/proxy statement (the "Exchange Offer"). Only those limited partners who vote their limited partnership interests in favor of the Plan of Consolidation will be eligible to participate in the Exchange Offer.


         WHETHER OR NOT YOU EXPECT TO BE PERSONALLY PRESENT AT THE MEETINGS, PLEASE BE SURE THAT THE ENCLOSED PROXY AND BALLOT IS PROPERLY COMPLETED, DATED, SIGNED AND RETURNED WITHOUT DELAY IN THE ENCLOSED ENVELOPE IN ORDER TO ASSURE THE PRESENCE OF A QUORUM AT EACH OF THE MEETINGS AND TO PERMIT YOU TO BE ADMITTED TO THE CONSOLIDATED PARTNERSHIP AS A LIMITED PARTNER.


                      By Order of the Board of Directors of
                           ENEX RESOURCES CORPORATION,
                                 General Partner




                           Gerald B. Eckley, President
xxxxxxx x, 1996

182967_6

               SUBJECT TO COMPLETION, DATED                   , 1996
----------------------------------



ENEX
----------------------------------



                           PROSPECTUS/PROXY STATEMENT

                        ENEX CONSOLIDATED PARTNERS, L.P.
                          LIMITED PARTNERSHIP INTERESTS


         Enex Resources Corporation ("Enex" or the "General Partner") proposes the adoption of a plan of consolidation pursuant to which thirty-four (34) limited partnerships consisting of Enex Program I Partners, L.P., four partnerships in Enex Oil & Gas Income Program II, the eight partnerships in Enex Oil & Gas Income Program III, six partnerships in Enex Oil & Gas Income Program IV, the five partnerships in Enex Oil & Gas Income Program V, Enex Oil & Gas Income Program VI - Series 1, L.P., the three partnerships in Enex Income and Retirement Fund, three partnerships in Enex 88-89 Income and Retirement Fund and the three partnerships in Enex 90-91 Income and Retirement Fund (the "Partnerships") will consolidate their assets (the "Consolidation") in a new New Jersey limited partnership, Enex Consolidated Partners, L.P. (the "Consolidated Partnership"). Subject to the terms and conditions set forth in this Prospectus/Proxy Statement, each Partnership participating in the Consolidation will convey its assets to the Consolidated Partnership subject to its liabilities, receive units of limited partnership interest in the Consolidated Partnership ("Units") in exchange for its assets, and distribute those Units to its partners in connection with its dissolution and liquidation (the "Plan of Consolidation"). Meetings of the Partnerships will be held to consider and vote upon the proposal to adopt and agree to the Plan of Consolidation. Each Partnership's approval of the consolidation proposal and the amendments to the Certificate and Agreement of Limited Partnership of such Partnership in connection with the consolidation requires an affirmative vote by a majority-in-interest of the limited partners of such Partnership. Limited partners of Partnerships that do not approve the Plan of Consolidation will be given the opportunity to exchange the limited partnership interests ("Interests") they own in such Partnerships for Units in the Consolidated Partnership pursuant to an Exchange Offer the terms and conditions of which are also described in this prospectus/proxy statement (the "Exchange Offer"). Only those limited partners who vote their limited partnership interests in favor of the Plan of Consolidation will be eligible to participate in the Exchange Offer.


         The Plan of Consolidation will not be consummated unless the conditions described under "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Conditions to the Consolidation" are met or waived, including approval of the Consolidation at the Meetings by Partnerships whose assets have an aggregate exchange value, together with the exchange value of those Interests exchanged for Units pursuant to the Exchange Offer, of $10 million or more. This Prospectus/Proxy Statement constitutes the prospectus for the issuance of Units in ENEX CONSOLIDATED PARTNERS, L.P. pursuant to the transactions proposed herein.


This offering involves risks, including the following:
         o The formula utilized to value the assets of the Partnerships may operate to over- or under-value certain kinds of oil and gas properties or the time value of money to the disadvantage of some Partnerships.
         o The consideration to be received by the Partnerships and the other terms of the Consolidation were determined by the General Partner, which, because it holds differing amounts of Interests in the various Partnerships, faces a conflict of interest in determining how to allocate costs and benefits among the Partnerships. The


                  --------------------------------------------


  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
                   EXCHANGE COMMISSION NOR HAS THE COMMISSION
            PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
            ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

This Prospectus/Proxy Statement is first being mailed to limited partners on , 1996.

INFORMATION   CONTAINED  HEREIN  IS  SUBJECT  TO  COMPLETION  OR  AMENDMENT.   A
REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE. 182967_6

              General Partner has not retained unaffiliated representatives to act on the limited partners' behalf to negotiate the terms of the Consolidation.
         o The General Partner's management of the Consolidated Partnership's operations will be subject to conflicts of interest.
         o Following the Consolidation, some limited partners will experience a decrease in distributions from the levels that their Partnerships could have maintained, although most will experience an increase.
         o Tax-exempt limited partners may become subject to federal income taxation on their Consolidated Partnership income if they also have unrelated business taxable income from other sources.
         o Limited partners of certain participating Partnerships could recognize gain or loss as a result of the Consolidation and Unitholders could be required to report taxable income from the Consolidated Partnership in excess of their distributions.
         o The aggregation of a Partnership's holdings in the Consolidated Partnership will reduce any individual limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote of the limited partners and may reduce the possibility for extraordinary increases in value in the existing Partnerships, such as might occur if a Partnership is discovered to have oil or gas reserves that are not now apparent. The extent to which these effects will occur may vary considerably based upon the level of participation by the Partnerships.
         o Annual purchase offers by the Consolidated Partnership, each of which may be limited to the purchase of Units representing 15% of the aggregate purchase price of the then outstanding Units, are likely to be the only readily available sources of liquidity for the Units.

See "RISK FACTORS" for additional information.

                      INFORMATION INCORPORATED BY REFERENCE

         This Prospectus/Proxy Statement incorporates certain documents by reference as set forth in the paragraph below. These documents are available without charge upon request by contacting the Investor Relations Department of Enex Resources Corporation at Three Kingwood Place, Suite 200, Kingwood, Texas 77339, (713) 358-8401. In order to ensure timely delivery of documents, any request should be made by , 1996.

     The Partnerships are subject to the informational requirements of the Securities and Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports and other information with the Securities and Exchange Commission (the "SEC"). The information in the Annual Reports on Form 10-KSB for each of the Partnerships and for Enex Resources Corporation for the year ended December 31, 1995 and their Quarterly Reports on Form 10-QSB for the quarters ended March 31, 1996 and June 30, 1996 are incorporated into this Prospectus/Proxy Statement by reference, along with information in the General Partner's Proxy Statement for its 1996 annual stockholders meeting. In addition, all documents filed by the Partnerships and the General Partner pursuant to Sections 13(a), 13 (c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the consummation of the Consolidation shall be deemed to be incorporated by reference into this Prospectus/Proxy Statement from the filing date of those documents. See "ADDITIONAL INFORMATION." After the Consolidation, the Consolidated Partnership will file periodic reports and proxy statements with the SEC.

                  --------------------------------------------



         UNTIL , 1996 (90 DAYS AFTER THE DATE OF THIS PROSPECTUS/PROXY STATEMENT), ALL DEALERS EFFECTING TRANSACTIONS IN THE REGISTERED SECURITIES, WHETHER OR NOT PARTICIPATING IN THIS DISTRIBUTION, MAY BE REQUIRED TO DELIVER A COPY OF THIS PROSPECTUS/PROXY STATEMENT. THIS IS IN ADDITION TO ANY OBLIGATION OF DEALERS TO DELIVER A PROSPECTUS/PROXY STATEMENT WHEN ACTING AS UNDERWRITERS.


         NO PERSON IS AUTHORIZED TO GIVE INFORMATION OR MAKE ANY REPRESENTATION CONCERNING THE CONSOLIDATION NOT CONTAINED IN THIS PROSPECTUS/PROXY STATEMENT. IF GIVEN OR MADE, THAT INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS BEING AUTHORIZED. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY SALE MADE HEREUNDER SHALL UNDER ANY CIRCUMSTANCE CREATE AN IMPLICATION THAT THE INFORMATION HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO ITS DATE. THIS PROSPECTUS/PROXY STATEMENT DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES TO WHICH IT RELATES, OR AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY ANY OF THE SECURITIES OFFERED HEREBY TO ANY PERSON TO WHOM, OR A SOLICITATION OF A PROXY IN ANY STATE OR OTHER JURISDICTION WHERE, SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS/PROXY STATEMENT NOR ANY DISTRIBUTION OF SECURITIES MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION INCLUDED HEREIN OR IN THE AFFAIRS OF THE PARTNERSHIPS, THE CONSOLIDATED PARTNERSHIP OR THE GENERAL PARTNER SINCE THE DATE OF THIS PROSPECTUS/PROXY STATEMENT.

182967_6

                                TABLE OF CONTENTS

                                                             Page

INFORMATION INCORPORATED BY
 REFERENCE.....................................................2
 SUMMARY.......................................................4
 Introduction..................................................4
 Objectives of the Consolidation...............................4
 Risk Factors..................................................7
 Conditions to the Consolidation...............................9
 Exchange Offer................................................9
 Recommendation of the Board...................................9
 Fairness of the Transaction..................................10
 Differences in Rights and Responsibilities...................11
 Partnership Voting Requirements and Rights...................11
 Dissenters' Rights; List of Partners.........................12
 Tax Consequences of the Consolidation........................13
 Tax Consequences of the Exchange Offer.......................13
 Costs of the Consolidation...................................13
SELECTED FINANCIAL DATA.......................................14
 Management's Discussion and Analysis
 of Financial Condition and Results of Operations.............22
RISK FACTORS..................................................24
 The Proposed Consolidation...................................24
 The Consolidated Partnership.................................27
THE PROPOSED CONSOLIDATION....................................29
 Partnerships Subject To The Consolidation....................29
 The Consolidation Schedule...................................31
 Method of Determining Exchange Values........................34
 Background and Alternatives to the Consolidation.............35
 Fairness of the Transaction..................................36
 Terms of the Consolidation...................................42
 Consequences to the General Partner..........................48
 Partner Lists................................................48
 The Exchange Offer...........................................49

                                                            Page

THE CONSOLIDATED PARTNERSHIP..................................49
 Proposed Activities..........................................49
 Transfer of Units............................................63
 Right of Presentment.........................................64
 No Assessments...............................................66
 Participation in Costs and Revenues..........................66
 Compensation.................................................71
 Management...................................................72
 Conflicts of Interest........................................77
 Competition, Markets and Regulation..........................79
 Summary of the Articles of Limited Partnership...............80
 Applicability of the New Jersey Act..........................83
TAX ASPECTS...................................................84
 Federal Income Tax Introduction..............................84
 The Proposed Consolidation...................................84
 The Exchange Offer...........................................85
 Participation in the Consolidated Partnership................86
 Other Tax Aspects............................................91
 Possible Changes in Federal Tax Laws and
  Regulations.................................................92
EMPLOYEE RETIREMENT INCOME
 SECURITY ACT.................................................92
GENERAL INFORMATION...........................................93
 Legal Opinion................................................93
 Experts......................................................93
ADDITIONAL INFORMATION........................................93
INDEX TO FINANCIAL STATEMENTS.................................94

LIST OF APPENDICES
  Appendix A:...................................Tables
  Appendix B:..........Articles of Limited Partnership
  Appendix C:....................Plan of Consolidation
  Appendix D:......................Proposed Amendments




182967_6

 -------------------------------------------------------------------------
 --------------------------------------------------------------------------



                                     SUMMARY

         The following summary is qualified in its entirety by the more detailed information and financial statements appearing elsewhere in this Prospectus/Proxy Statement. Except as otherwise defined in this Prospectus/Proxy Statement, all capitalized terms used herein have the meanings ascribed to such terms by the Articles of Limited Partnership of the Consolidated Partnership attached to this Prospectus/Proxy Statement as Appendix B and incorporated herein by reference. Introduction

         As discussed on the cover page, this Prospectus/Proxy Statement is being furnished to unitholders of Enex Program I Partners, L.P. and the limited partners of the other Partnerships by Enex Resources Corporation (the "General Partner") in connection with the solicitation of proxies for use at the special meetings (the "Meetings") being held to consider and vote upon the adoption of the Plan of Consolidation by which the Partnerships will transfer their assets to the Consolidated Partnership in order to combine the operations of the Partnerships, all of which are engaged in the production and sale of oil and natural gas. The Consolidated Partnership will continue, on a combined basis, the separate businesses of the participating Partnerships. The Consolidated Partnership intends to operate the businesses of the participating Partnerships substantially as they have been operated in the past. The Consolidation is intended to be generally tax free to the limited partners of the Partnerships that participate in it. The limited partners of the Partnerships that participate will receive units of limited partnership interest in the Consolidated Partnership ("Units") in place of the Interests they now own in the Partnerships. A copy of the Plan of Consolidation is attached to this Prospectus/Proxy Statement as Appendix C. The Plan of Consolidation includes a proposal to amend each Partnership's Certificate and Agreement of Limited Partnership ("Partnership Agreement") to provide for the Consolidation. The Meetings may be adjourned by the General Partner from time to time.

                                    Table S-1


                                The Partnerships

                                                                       Number of                 Number of Limited
                                                                       Limited Partners          Partner Interests*
Enex Program I Partners, L.P..........................................        4,734                 193,629
Enex Oil & Gas Income Program II-7, L.P...............................          443                   8,870
Enex Oil & Gas Income Program II-8, L.P...............................        1,299                   5,863
Enex Oil & Gas Income Program II-9, L.P...............................        1,236                   3,109
Enex Oil & Gas Income Program II-10, L.P..............................        1,364                   3,916
Enex Oil & Gas Income Program III-Series 1, L.P.......................          940                   2,978
Enex Oil & Gas Income Program III-Series 2, L.P.......................        1,195                   4,270
Enex Oil & Gas Income Program III-Series 3, L.P.......................        1,172                   6,410
Enex Oil & Gas Income Program III-Series 4, L.P.......................          395                   5,410
Enex Oil & Gas Income Program III-Series 5, L.P.......................        1,768                  10,797
Enex Oil & Gas Income Program III-Series 6, L.P.......................        1,468                   6,340
Enex Oil & Gas Income Program III-Series 7, L.P.......................        1,377                   4,527
Enex Oil & Gas Income Program III-Series 8, L.P.......................        1,549                   7,196
Enex Oil & Gas Income Program IV-Series 1, L.P........................        1,363                   6,472
Enex Oil & Gas Income Program IV-Series 2, L.P........................        1,400                   4,938
Enex Oil & Gas Income Program IV-Series 4, L.P........................          431                   2,520
Enex Oil & Gas Income Program IV-Series 5, L.P........................          824                   4,561
Enex Oil & Gas Income Program IV-Series 6, L.P........................          723                   4,326
Enex Oil & Gas Income Program IV-Series 7, L.P........................          807                   5,021
Enex Oil & Gas Income Program V-Series 1, L.P.........................          448                   4,529
Enex Oil & Gas Income Program V-Series 2, L.P.........................          569                   2,972
Enex Oil & Gas Income Program V-Series 3, L.P.........................          710                   2,020
Enex Oil & Gas Income Program V-Series 4, L.P.........................          364                   2,954
Enex Oil & Gas Income Program V-Series 5, L.P.........................          523                   2,463
Enex Oil & Gas Income Program VI-Series 1, L.P........................          427                   2,021
Enex Income and Retirement Fund-Series 1, L.P.........................          189                   2,736
Enex Income and Retirement Fund-Series 2, L.P.........................          152                   2,884
Enex Income and Retirement Fund-Series 3, L.P.........................          143                   2,988
Enex 88-89 Income and Retirement Fund-Series 5, L.P...................          208                   2,300
Enex 88-89 Income and Retirement Fund-Series 6, L.P...................          204                   2,067
Enex 88-89 Income and Retirement Fund-Series 7, L.P...................          250                   3,089
Enex 90-91 Income and Retirement Fund-Series 1, L.P...................          278                   2,975



182967_6

         --------------------------------------------------------------------
           ----------------------------------------------------------------



Enex 90-91 Income and Retirement Fund-Series 2, L.P...................          218                   2,020
Enex 90-91 Income and Retirement Fund-Series 3, L.P...................          228                   2,175

---------


     *The aggregate amount of limited partners' initial subscriptions divided by $500.

     The address of each Partnership is c/o Enex Resources Corporation, Three Kingwood Place, Suite 200, 800 Rockmead, Kingwood, Texas 77339. All of the Partnerships have completed their purchases of producing properties. Information regarding the Partnerships' producing oil and gas properties is contained in Appendix A in Tables 6 through 11.

     Limited partners should note that they will be exercising their discretion on two separate aspects of the proposed Consolidation: 1) voting on the Plan of Consolidation including amendments to the Partnership Agreements; and 2) deciding whether to exchange their Interests for Units of the Consolidated Partnership if their Partnership does not participate in the Consolidation. Because the matters to be considered are the same for each of the Partnerships, the Meetings of limited partners have been combined and will be held at the same time and place. The Meetings may be adjourned from time to time by the General Partner for any reason.

     Under the Plan of Consolidation, each Partnership will receive a number of Units based upon the relative exchange value, as of June 30, 1996, of the net assets of the Partnership transferred to the Consolidated Partnership. These exchange values were calculated by the General Partner based upon fair market valuations prepared by H.J. Gruy and Associates, Inc. ("Gruy"), an independent petroleum engineering and consulting firm. Quantitative information regarding each Partnership's oil and gas reserves is included in Tables 6 and 7 in Appendix A attached hereto. Gruy has been preparing reserve estimates for each of the Partnership's oil and gas reserves since the inception of each Partnership's operations. Gruy was selected by the General Partner for this task based upon its reputation, experience and expertise in this area.

     Gruy has estimated for each oil and gas property in which the Partnerships owns interests, as of December 31, 1995, the proved recoverable units of oil and gas, the undiscounted and discounted future net cash flows by year commencing January 1, 1996 and continuing through the estimated productive lives of the properties and the estimated fair market values of the properties. Gruy estimated each property's proved oil and gas reserves, applied certain assumptions regarding price and cost escalations, applied a 10% discount factor for time and various discount factors for risk, location, type of ownership interest, operational characteristics and other factors. Gruy allocated the estimates among the Partnerships on a pro-rata basis in accordance with their respective ownership interests in each of the properties evaluated. See Tables 4-7 in Appendix A. The General Partner adjusted these valuations to account for sales of oil and gas produced during the period January 1 through June 30, 1996. For additional information see "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values". The limited partners of the Partnerships and the General Partner will each receive a pro rata share of the Units received by each participating Partnership, determined in accordance with the dissolution and termination provisions of the participating Partnerships' Partnership Agreements, as amended pursuant to the transactions described herein. See "THE PROPOSED CONSOLIDATION" and Table S-2 below.


182967_6

                                   TABLE S - 2
      EXCHANGE VALUE ATTRIBUTABLE TO GENERAL AND LIMITED PARTNER INTERESTS

                               Attributable to                  Attributable to
                               Limited Partners (1             General Partner                  Aggregate
                ----------------------------------   --------------------------------- ---------------------------------
                                       % of total                          % of total                          % of total
                Exchange      Units      Units       Exchange    Units       Units      Exchange    Units        Units
 Partnership*    Value       Offered    Offered       Value      Offered    Offered       Value     Offered     Offered
 ------------    -----       -------     -------     -----       -------    -------       -----     -------      -------

      100     $3,824,556      382,456    23.80%     $1,010,700   101,070      6.29%   $4,835,256    483,526      30.09%

      207        819,424       81,942     5.10%         40,982     4,098      0.26%      860,406     86,041       5.35%
      208        554,252       55,425     3.45%        107,024    10,702      0.67%      661,276     66,128       4.12%
      209        253,948       25,395     1.58%        142,409    14,241      0.89%      396,357     39,636       2.47%
      210        347,618       34,762     2.16%        149,436    14,944      0.93%      497,054     49,705       3.09%

      301          9,717          972     0.06%        284,746    27,698      1.72%      294,463     28,670       1.78%
      302         53,844        5,384     0.34%        370,270    35,908      2.23%      424,114     41,293       2.57%
      303        470,282       47,028     2.93%        179,704    16,238      1.01%      649,986     63,266       3.94%
      304         66,669        6,667     0.41%        181,726    17,950      1.12%      248,395     24,617       1.53%
      305        104,538       10,454     0.65%        185,935    17,328      1.08%      290,473     27,782       1.73%
      306        170,728       17,073     1.06%        161,736    14,715      0.92%      332,464     31,787       1.98%
      307         69,945        6,995     0.44%        163,968    15,369      0.96%      233,913     22,363       1.39%
      308         96,341        9,634     0.60%        165,561    15,381      0.96%      261,902     25,015       1.56%

      401         40,198        4,020     0.25%        113,339    10,311      0.64%      153,537     14,331       0.89%
      402         49,688        4,969     0.31%         60,580     5,318      0.33%      110,268     10,287       0.64%
      404         82,757        8,276     0.52%         96,465     8,759      0.55%      179,222     17,035       1.06%
      405        218,057       21,806     1.36%         54,310     3,603      0.22%      272,367     25,409       1.58%
      406        119,964       11,996     0.75%         55,671     4,257      0.26%      175,635     16,254       1.01%
      407        253,730       25,373     1.58%         37,557     2,086      0.13%      291,287     27,459       1.71%

      051        246,675       24,668     1.54%         51,133     2,135      0.13%      297,808     26,803       1.67%
      052         88,631        8,863     0.55%        120,025     9,916      0.62%      208,656     18,779       1.17%
      053        120,642       12,064     0.75%         76,757     5,702      0.35%      197,399     17,766       1.11%
      054        800,697       80,070     4.98%        120,438     2,833      0.18%      921,135     82,902       5.16%
      055        645,370       64,537     4.02%         95,477     2,139      0.13%      740,847     66,676       4.15%

      601        367,163       36,716     2.28%        155,444    10,318      0.64%      522,607     47,035       2.93%

      501         99,877        9,988     0.62%        150,803    14,769      0.92%      250,680     24,756       1.54%
      502        267,452       26,745     1.66%         32,072     2,835      0.18%      299,524     29,580       1.84%
      503        122,502       12,250     0.76%         80,510     7,601      0.47%      203,012     19,852       1.24%

      525         44,150        4,415     0.27%         56,795     5,100      0.32%      100,945      9,515       0.59%
      526         41,914        4,191     0.26%         85,964     8,063      0.50%      127,878     12,255       0.76%
      527        307,692       30,769     1.91%         36,206     2,443      0.15%      343,898     33,212       2.07%

      531        364,770       36,477     2.27%         53,125     3,399      0.21%      417,895     39,876       2.48%
      532        123,179       12,318     0.77%         78,274     6,484      0.40%      201,453     18,802       1.17%
      533        572,651       57,265     3.56%         45,690     1,230      0.08%      618,341     58,495       3.64%
            --------------------------------  ----------------------------------  -------------------------------------

    Totals   $11,819,621    1,181,962    73.56%     $4,800,832   424,942     26.44%  $16,620,453  1,606,904     100.00%
            ===========================================================================================================


* See Table S-1 for a list of the full names of the Partnerships.

1.) See "THE PROPOSED CONSOLIDATION - Method of Determining Exchange Values" for the methodolgy used to determine the exchange value attributable to limited partners.

---------------------------------------------------------
---------------------------------------------------------




Objectives of the Consolidation

     The General Partner is proposing that the Partnerships combine their assets and businesses in the Consolidated Partnership because it believes that doing so will result in:
     o savings in overhead expense and operating expense of at least $388,000 per year, and, if all Partnerships participate in the Consolidation, in excess of $800,000 per year, in each case on a consolidated basis;
     o        simplified managerial and administrative requirements;
     o        reduction of risk due to diversification of assets;
     o        an expanded reserve base;
     o        elimination of debt owed to the General Partner;
     o elimination of the General Partner's increased revenue interest at payout; and
     o        elimination of certain conflicts of interest.

See   "THE   PROPOSED   CONSOLIDATION--Background   and   Alternatives   to  the
Consolidation" below in this Summary.


Risk Factors

     Before voting on the Consolidation, limited partners should carefully consider the following factors in addition to the other information included in this Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in this Prospectus/Proxy Statement under the caption "RISK FACTORS".

     o Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. Historical operations and cash flows of the Partnerships have varied significantly relative to the Partnerships' appraised net asset values, and asset valuations are not always indicative of value or profitability. See "SELECTED FINANCIAL DATA" and "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values."

     o Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H. J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION- Method of Determining Exchange Values" and "-Fairness of The Transaction." No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

     o Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "Participation in Costs and Revenues." A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to  compliance  with  fiduciary  duties.  Because  the  directors  and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management- Fiduciary Obligations and Indemnification" and "Conflicts of Interest."

     o Changes in Distributions. Although the General Partner's cash distribution policies will not change following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts


182967_6

------------------------------------------------------------------------
------------------------------------------------------------------------



that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. See "RISK FACTORS-The Proposed Consolidation-Changes in Distributions."

     o Unrelated Business Taxable Income to Tax-Exempt Limited Partners. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt limited partners. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. See "TAX ASPECTS-Participation in the Consolidated Partnership-Considerations for Tax-Exempt Limited Partners."

     o Other Tax Risks. Although limited partners generally should not recognize gain or loss from the Consolidation, there are risks that limited partners of certain participating Partnerships could recognize gain or loss as a result of the Consolidation. See "TAX ASPECTS-The Proposed Consolidation". As is true with any partnership, Unitholders will be required to report income from the
Consolidated  Partnership  even  though  such  income  may be in  excess of cash distributions to them from the Consolidated Partnership. See "TAX ASPECTS-Participation in the Consolidated Partnership-Partnership Income, Gains and Losses."

     o Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners." Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues." The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

     o Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreements of certain Partnerships that participate in the Consolidation, although it may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units."

     o Differences Between Texas and New Jersey Partnerships. All of the Partnerships are New Jersey limited partnerships except for four partnerships, Enex Oil & Gas Income Program II-7, L.P., Enex Oil & Gas Income Program II-8, L.P., Enex Oil & Gas Income Program II-9, L.P., and Enex Oil & Gas Income Program II-10, L.P. which are Texas limited partnerships. The limited partners of the four Texas partnerships may elect additional or successor general partners by a vote of a majority in interest but may not vote on the removal of the General Partner. The other thirty Partnerships and the Consolidated Partnership require a vote of two-thirds in interest to approve the selection of an additional or successor general partner but permit the limited partners, by vote of a majority in interest, to remove the General Partner (provided that such action will not adversely affect the tax status of the Consolidated
Partnership or any of the limited partners). See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership." Limited partners in Enex Oil & Gas Income Program II should see "THE CONSOLIDATED PARTNERSHIP-Applicability of the New Jersey Act."

     o Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation."

Conditions to the Consolidation

     The Consolidation will not take place unless (a) the transaction is approved by limited partners of Partnerships whose assets, together with the exchange value of those Interests exchanged for Units pursuant to the Exchange Offer, have an aggregate exchange value of $10 million or more1; (b) the Consolidation does not violate any order, decree or judgment of any court or governmental body having jurisdiction; (c) no development or change occurs, or is discovered, in the business or properties of one or more of the Partnerships that approve the transaction, or in the applicable regulatory or tax structure, or otherwise, that would materially adversely affect the business, properties or prospects of the Consolidated Partnership, but that would not also affect the Partnerships generally in the same manner or to the same extent; (d) all necessary governmental and third party permits, consents and other approvals have been obtained, and (e) there is no pending or threatened legal action challenging or seeking to prevent the consummation of the Consolidation. To the knowledge of the General Partner, no federal or state regulatory requirements must be complied with or approvals must be obtained in connection with the Consolidation, other than under the federal securities laws and state blue sky laws, all of which have been complied with or obtained. If condition (c) is not met with respect to one or more of the Partnerships that approve the transaction, and the withdrawal of such Partnership or Partnerships from the Consolidated Partnership would not have a material adverse effect on the Consolidated Partnership, the General Partner may, in its sole discretion, either form the Consolidated Partnership without including the assets of the
Partnership or Partnerships which do not meet condition (c) or resolicit the limited partners of such Partnership or Partnerships and include such Partnership or Partnerships in the Consolidated Partnership if the requisite percentage of resolicited Partners approve the consolidation based upon exchange values which give effect to the changed circumstances. If the exchange value of any Partnership determined at the time of transfer has changed by less than 15% from the exchange value set forth herein, such change will not be deemed material. Conversely, any change in exchange value of 15% or more will be deemed material. In addition, the General Partner may, in its discretion, elect to cancel the Consolidation if dissenters' rights (see "--Dissenters' Rights; List of Partners" below) are exercised by limited partners holding more than 10% of the aggregate exchange value of all the Partnerships that participate in the Consolidation and in certain other cases. See "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Conditions to the Consolidation".

Exchange Offer


     Any Partnership that does not approve the Plan of Consolidation because less than a majority-in-interest of its limited partners vote for approval will not participate in the Consolidation. Those Partnerships will continue their existence pursuant to the provisions of their Partnership Agreements as though the Plan of Consolidation had never been proposed. The limited partners of those Partnerships who voted in favor of the Plan of Consolidation, however, will be given the opportunity to tender the Interests they own in such Partnerships for Units in the Consolidated Partnership pursuant to the terms and conditions of the Exchange Offer described below under "THE PROPOSED CONSOLIDATION--The Exchange Offer." The Interests of those limited partners desiring to tender them in exchange for Units will be valued for purposes of the exchange in the same manner as they have been valued for purposes of the Consolidation. See Table B. Only those limited partners who vote their Interests in favor of the Plan of Consolidation will be eligible to participate in the Exchange Offer. The right of a limited partner to participate in the Exchange Offer may be limited to the extent that a transfer of Interests pursuant to the Exchange Offer would cause a deemed termination of his Partnership for federal income tax purposes. This would happen only in the highly unlikely event that 50% or more of the Interests in a Partnership were transferred within the twelve month period preceding the effective date of the Consolidation and would, in any event, only result in a small pro-rata reduction in the Interests that could be exchanged for Units sufficient to prevent 50% of the Interests from having been transferred.

Recommendation of the Board

     In light of the significant administrative cost savings resulting from an earlier consolidation of oil and gas limited partnerships managed by the General Partner, the Board of Directors of the General Partner authorized and directed the management of the General Partner to investigate the likely costs and benefits of a consolidation of the Partnerships and the alternatives thereto, namely liquidating some or all of the Partnerships and continuing some or all of the Partnerships. At a meeting held on May 24, 1996, after considering the advantages and disadvantages of the Consolidation as compared to the alternatives of liquidation and continuation of the Partnerships (described in detail below under the caption "Fairness of the Transaction"), the General Partner's board of directors unanimously determined that the Consolidation is fair to and in the best interests of the limited partners of each and all of the Partnerships, regardless of whether any one or more of the Partnerships participate in the Consolidation, and (i) approved the Plan of Consolidation and recommended that the limited partners vote "FOR" the Consolidation and (ii) approved the Exchange Offer and recommended that each limited partner who votes in favor of the Plan of Consolidation also elect to participate in the Exchange Offer should his Partnership not participate in the Consolidation. Because of the relationships among the parties to the Consolidation, these recommendations

--------
     1By reason of the General Partner's ownership of more than 53% of the Interests in Enex Program I Partners, L.P., that Partnership's participation in the Consolidation, with its $5.1 million exchange value, is assured.

182967_6

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involve    conflicts   of   interest.    See   "RISK    FACTORS--The    Proposed
Consolidation--Risks   in  Determining  Exchange  Values"  and  "--Consideration
Determined By the General Partner" and "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" and "--Fairness of the Transaction."

Fairness of the Transaction

     The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all of the
Partnerships regardless of whether any one or more of the Partnerships participate in the Consolidation. The General Partner considered the alternatives of liquidating some or all of the Partnerships and continuing some or all of the Partnerships, but determined that the Consolidation would provide the limited partners with greater overall benefits than either alternative for the reasons set forth below.

     Although liquidation would provide an immediate cash return to the limited partners and would avoid the risks and uncertainties associated with the continued operation of the Partnerships' properties, based on its experience in the oil and gas industry, including managing the recent liquidations of four other oil and gas partnerships of which it was the general partner, the General Partner determined that a liquidation of any or all of the Partnerships would likely result in lower cash value to the limited partners than would a continuation of such Partnerships, on either a combined or separate basis. This is because third party purchasers of oil and gas properties typically pay significantly less than the net present value of the discounted anticipated cash flows of a property's proved oil and gas reserves. Table D sets forth, per $500 Limited Partner Interest, the difference between (i) each Partnership's estimated liquidation value (based upon Gruy's estimated fair market values of each Partnership's properties as adjusted by the General Partner for other assets and liabilities) and (ii) Gruy's estimates of the net present value of the cumulative discounted future net revenues for the Consolidated Partnership allocated to each Partnership based upon its proportionate share of the total exchange value. The difference represents the General Partner's estimate of the additional value to be recovered by each Partnership over the life of the Consolidated Partnership's properties as a result of the Consolidation as compared to liquidation. In addition, the General Partner is owed an aggregate of $2.9 million by the Partnerships. In a liquidation of the Partnerships, the General Partner would be paid this amount out of the liquidation proceeds before any proceeds would be available for distribution to the limited partners. Pursuant to the Consolidation, however, the General Partner will be exchanging its rights as a creditor of the Partnerships for Units of the Consolidated Partnership.

     In comparing the alternatives of the Consolidation versus continuing one or more of the Partnerships on a separate basis, the General Partner determined that the benefits of the Consolidation to the limited partners would likely outweigh its costs, and, thus, that the Consolidation would be preferable to continuing the Partnerships as separate entities. While the estimated cost of the Consolidation is approximately $400,000, the General Partner estimates that the Consolidation will result in aggregate savings in reduced general and administrative costs of at least $388,000 per year, and up to $800,000 per year if all Partnerships participate. Table E sets forth the estimated annual general and administrative cost savings to be yielded by the Consolidation for each Partnership, which represents the General Partner's estimate of the additional value to be received each year by each such Partnership in the Consolidation as compared to the alternative of continuation. Other benefits of the Consolidation to the limited partners considered by the General Partner were, in order of materiality, diversification of interests, expanded reserve base, elimination of debt, increase in working capital, relinquishment of the General Partner's right to a revenue interest increase on payout and elimination of certain conflicts of interest. (See "THE PROPOSED CONSOLIDATION-Fairness of the Transaction" for a detailed comparison of the costs and benefits of the Consolidation to the limited partners versus liquidation and continuing the Partnerships as separate entities.)

     The General Partner also considered consolidating some, but not all, of the Partnerships and continuing the others on a separate or similarly partially consolidated basis. The General Partner determined that, assuming that the minimum participation threshold of the Consolidation were met, no Partnership would benefit more from either continuing as a separate entity or in a consolidation with any one or more, but less than all of the Partnerships, than it would from participating in the proposed Consolidation. The General Partner determined that the Consolidation provided a greater benefit to limited partners than any smaller partial consolidation, regardless of the particular combination of Partnerships, because the benefits of overhead reduction, diversification of interests and expanded reserve base all increase in proportion to the number of Partnerships participating in the Consolidation. The General Partner has not solicited third-party bids for a cash sale of the assets of the Partnerships. See "THE PROPOSED CONSOLIDATION--Background and Alternatives to the Consolidation".

     The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an Independent Expert. See "-Risk Factors--Basis for Participation" above. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even assuming that alternative valuation methods would yield valuations materially different from Gruy's valuations, in the General


182967_6

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--------------------------------------------------------------------------



Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. In structuring the Consolidation, the General Partner strove to ensure that the terms and provisions of the Articles of Limited Partnership of the Consolidated Partnership did not materially differ from the terms and provisions of the Partnerships Agreements. See "-Differences in Rights and Responsibilities" below. The Exchange Values to be used in determining the Units of the Consolidated Partnership to be received by limited partners of participating Partnerships in exchange for their Interests were primarily based on the independent valuations of Partnership properties determined by Gruy with immaterial adjustments by the General Partner based on such variables as cash on hand, short term investments, receivables and prepaid assets. Because of these two factors, the General Partner determined that the limited partners would receive no material benefit from a fairness opinion concerning the Consolidation from an independent third party.

     The General Partner believes it considered all material costs and benefits of the Consolidation and the alternatives of liquidation and continuation. The General Partner believes its analysis was thorough and objective and, consequentially, fair to limited partners from both a procedural and substantive standpoint. See "THE PROPOSED CONSOLIDATION - Fairness of the Transaction."

Differences in Rights and Responsibilities

     As previously noted, the Consolidated Partnership intends to operate the businesses of the participating Partnerships substantially as they have been operated in the past and the General Partner has striven to ensure that the terms and provisions of the Consolidated Partnership's Articles of Limited Partnership do not materially differ from those of the Partnership Agreements. It is also anticipated that there will be no change in the General Partner's policies regarding cash distributions. See "THE CONSOLIDATED PARTNERSHIP-Proposed Activities-Consolidated Partnership Distributions."

     The only differences in the voting rights of the limited partners are those limited differences applicable to the limited partners in Enex Oil & Gas Income Program II described above in "-Risk Factors-Differences Between Texas and New Jersey Partnerships." The limitations on the General Partner's voting rights described in "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership" will continue to apply on a proportional basis under the Articles of Limited Partnerships of the six Partnerships formed in Enex Oil and Gas Income Programs V and VI will have improved liquidity in that the Units may be presented for purchase annually while their only existing liquidity option is to vote to dissolve and liquidate their Partnerships. See "THE CONSOLIDATED
PARTNERSHIP-Right of Presentment" below. Also, as noted above, although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues (which ranges from 0-10%) will be blended into a single interest in the revenues of the Consolidated
Partnership (which is expected to be 3.32% if all of the Partnerships participate in the Consolidation).

Partnership Voting Requirements and Rights

     Each Partnership's  Partnership  Agreement contains provisions  authorizing
(i) the dissolution of the Partnership and the termination and winding up of the Partnership's affairs; and (ii) the amendment of such Partnership Agreement upon the affirmative vote of a majority-in-interest of its limited partners. For specific requirements as to the vote needed to effectuate such action, see "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Partnership Voting Requirements and Rights". If the required vote is obtained, a Partnership will transfer its assets to the Consolidated Partnership in exchange for Units pursuant to the Plan of Consolidation. The participating Partnerships will be dissolved and liquidated and the Units they receive will be distributed to their partners. See "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Consolidation Procedure".


     Each limited partner of each Partnership at the close of business on the record date for determining the limited partners entitled to notice of and to vote on the proposal set forth in the accompany Notice will be entitled to vote either FOR or AGAINST the proposal or to ABSTAIN from voting. Such voting rights may be exercised separately with respect to each Partnership of which a person is a limited partner. Limited partners entitled to vote may vote by use of the form of Proxy and Ballot accompanying this Prospectus/Proxy Statement.


     The General Partner owns Interests in each Partnership, which Interests it intends to vote in favor of the Consolidation. See "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Partnership Voting Requirements and Rights" and Table 2 in Appendix A.



182967_6

           --------------------------------------------------------------
           --------------------------------------------------------------



     Request for Admission as Limited Partner. Execution of the Proxy and Ballot by a limited partner also constitutes a request for admission as a limited partner in the Consolidated Partnership in accordance with the terms and conditions on the reverse side thereof. Persons not wishing to be limited partners in the Consolidated Partnership must so indicate by checking the box provided for that purpose on the reverse side of the Proxy and Ballot. In the absence of such specific instructions, a limited partner signing and returning the Proxy and Ballot will be admitted as a limited partner in the Consolidated Partnership if his Partnership approves the proposal by the required majority in interest, regardless of whether he voted for or against the Consolidation. A Unitholder who does not become a limited partner will be treated as an assignee of a limited partnership interest and will not be entitled to vote or to exercise certain statutory rights of a limited partner (e.g., to inspect the Consolidated Partnership books) or to present Units for purchase by the
Consolidated Partnership. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" and "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Partnership Voting Requirements and Rights".


     Partnerships That Do Not Approve the Consolidation: Partnerships whose limited partners do not approve the Consolidation will continue their business unchanged and the limited partners of such Partnerships who do not participate in the Exchange Offer will continue to have all of their existing rights and privileges. Such Partnerships will not pay any part of the costs of planning and developing the proposed Consolidation and presenting it to the limited partners or of consummating the Consolidation following the vote of the limited partners.


     Effect of Consolidation on Nonconsenting Limited Partners: A limited partner will be bound by the Plan of Consolidation if it is adopted by a majority vote of the other limited partners of his Partnership (regardless of whether he voted in favor of the Plan of Consolidation) and will be entitled to receive Units of the Consolidated Partnership. See "THE PROPOSED CONSOLIDATION - Terms of the Consolidation - Request for Admission as Limited Partner," "--Effect of Approval on Nonconsenting Limited Partners" and--Dissenters' Rights".

     Proxies and Ballots: If the enclosed Proxy and Ballot is properly executed and received by the General Partner, all of the Interests represented thereby will be counted as a vote For or Against a Partnership's participation in the Consolidation. Because approval of the Consolidation by each Partnership requires the affirmative vote of a majority in interest of its limited partners, an abstention will have the same effect as a vote against the Consolidation. If no instructions are given, such Interests will be counted as a vote in favor of the Consolidation. A limited partner who has returned his signed Proxy and Ballot may change his vote by filing a revised Proxy and Ballot prior to the Meetings.

     Reports to Limited Partners: The General Partner will furnish to the Unitholders annual reports of the Consolidated Partnership's operations, including financial statements. For further information see "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Records, Reports and Returns".

Dissenters' Rights; List of Partners

     Under the Plan of Consolidation, the limited partners will be entitled to dissenters' rights, which are not provided to limited partners under Texas or New Jersey law or the Partnership Agreements. These rights give Interest holders the right to surrender their Interests for the exchange value of such Interests in cash if they vote against the Consolidation, their Partnership does not participate in the Consolidation, and they follow certain specified procedures. These dissenters' rights will not allow dissenting Interest holders to receive cash for their Interests based on any appraisal other than the General Partner's determination of the exchange value of the Interests based primarily on the Gruy valuations of the Partnerships' properties. See "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Dissenters' Rights". However, if limited partners holding Interests representing more than 10% of the aggregate exchange value of all of the Partnerships that participate in the Consolidation exercise dissenters' rights, the General Partner may in its sole discretion, elect to cancel the Consolidation.

     A limited partner has the right to inspect and copy a list of the names and addresses of all of the other limited partners of the Partnership(s) in which he or she owns Interests at the principal office of the Partnership (which is the office of the General Partner in Kingwood, Texas) during normal business hours. On request, a copy of such list will, under certain circumstances, be furnished to any limited partner upon payment of reasonable reproduction and mailing costs. See "THE PROPOSED CONSOLIDATION--Partner Lists.

Tax Consequences of the Consolidation

     It is anticipated that no gain or loss will be recognized by a limited partner upon the transfer of his Partnership's assets in exchange for Units. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time


182967_6

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of  contribution.  The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--The Proposed Consolidation" and "--Participation in the Consolidated Partnership".

     The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects".

Tax Consequences of the Exchange Offer

     It is anticipated that no gain or loss will be recognized by a limited partner upon the transfer of his Interests to the Consolidated Partnership in exchange for Units. Unitholders will be required to share disproportionately in income, gains, losses, and deductions of the Consolidated Partnership to account for any difference between the fair market value and adjusted basis of the Interests transferred to the Consolidated Partnership.

Costs of the Consolidation

     The costs of planning and developing the Consolidation and presenting it to the limited partners of the Partnerships will be borne by the Consolidated Partnership if the Consolidation is effectuated, otherwise by the General Partner. The estimated amount of these costs is approximately $400,000 or approximately 2% of the aggregate exchange value in the Consolidated Partnership if all the Partnerships participate. Included are legal, accounting and engineering fees, printing and postage expenses, filing fees, a share of the Administrative Costs of the General Partner and its affiliates, and other costs. The General Partner estimates, however, that if all the Partnerships participate in the Consolidation, aggregate savings in reduced Direct, Administrative and Operating Costs will exceed $800,000 per year.

Selected Financial Data

The following financial information of the Partnerships consists of historical selected financial data for the two years ended December 31, 1995 and 1994 and for the six months ended June 30, 1996 for the combined limited partnerships and for each individual partnership. The combined historical selected financial data is a summation of the individual Partnerships' selected financial data. Although the historical selected financial data for the six months ended June 30, 1996 are unaudited, the General Partner believes that all material adjustments (which include only normal recurring accruals and adjustments) for fair presentations have been made. The results of operations for the six months ended June 30, 1996 should not be considered indicative of results for annual periods. This information should be read in conjunction with the Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships combined financial statements and related notes and "THE PROPOSED CONSOLIDATION - Management's Discussion and Analysis of Financial Condition and Results of Operations".



                             COMBINED ENEX LIMITED PARTNERSHIPS
                             SELECTED FINANCIAL DATA
                             (Amounts in $000's Except for Reserve Volumes)

                                                Six months
                                                  ended             Year Ended December 31,
                                                                    ------------------------
                                               June 30, 1996          1995           1994
                                               -------------        ----------     ----------
Oil and gas sales                              $    5,765           $  10,117      $  11,316
Loss from operations                           $   (1,365)          $    (580)     $  (1,534)
Net income (loss)                              $   (1,222)          $     113      $  (1,444)
Net increase (decrease) in cash
     & cash equivalents                        $     (146)          $     270      $      27
Net cash provided by operating activities      $    1,107           $   2,028      $   3,833
Distributions                                  $    1,024           $   2,011      $   2,556

Selected balance sheet data as of end of period:
Oil and gas properties - at cost               $  137,406           $ 146,080      $ 152,026
Accumulated depreciation, depletion and
  amortization of oil & gas properties         $  123,172           $ 128,512      $ 131,083

Proved oil reserves - (000's barrels)               1,721               2,244          2,554
Proved gas reserves - (million cubic feet)         11,416              12,198         13,631
Standardized measure of future discounted
  net cash flows of proved oil & gas reserves  $   19,628           $  22,942      $  22,758

Total assets                                   $   16,688           $  20,009      $  23,168
Total liabilities                              $    1,798           $   2,291      $   2,858
Partner's capital:
  Limited Partners                             $   11,983           $  14,320      $  16,340
  General Partner                              $    1,756           $   1,665      $   1,543


               ENEX LIMITED PARTNERSHIPS
                SELECTED FINANCIAL DATA
                (Amounts in $000's except per $500 Limited Partner Interest)
                                 As of June 30, 1996:                             As of June 30, 1995:
                -------------------------------------------------   -------------------------------------
                   Cash     Total assets                                Cash     Total assets
                 and cash     @ book       Total      Exchange        and cash     @ book       Total
 Partnership*   equivalents    value    liabilities    value        equivalents     value    liabilities

      100            36,660   4,292,867     175,940    4,835,256         130,167   5,205,546     243,751

      207            22,991     832,524      12,858      860,406           9,100     889,076     112,329
      208            20,304     662,924      88,107      661,276           5,826     705,097     158,033
      209            14,450     411,594     118,844      396,357           1,981     434,554     154,945
      210            15,434     516,212     127,233      497,054          13,352     558,808     186,678

      301             3,747     258,629     232,197      294,463             559     279,677     274,060
      302             7,697     383,488     308,129      424,114             790     395,668     365,516
      303            21,311     580,842     139,900      649,986          12,482     618,581     199,414
      304             4,016     389,168     181,969      248,395           2,084     512,705     198,336
      305             4,515     277,235     170,815      290,473               -     424,082     236,905
      306             5,015     327,435     118,745      332,464           1,816     564,341     212,291
      307             5,456     230,011     142,234      233,913          10,069     387,608     204,747
      308             9,765     255,531     131,486      261,902           3,166     646,762     203,357

      401             5,050      44,751      61,067      153,537           2,449     408,618     156,629
      402             2,855      38,505      19,120      110,268           2,428     270,471      97,150
      404             7,951     137,411      82,377      179,222           5,388     392,918     100,066
      405            42,565     362,492      53,181      272,367          21,096     379,122      95,472
      406             9,589     183,725      29,661      175,635           7,434     209,170      77,317
      407            12,460     384,401      40,405      291,287           5,095     530,238      27,789

      051            19,326     442,830      62,765      297,808          10,953     586,822      48,724
      052             7,524     296,307     105,552      208,656           3,351     414,501     109,136
      053             7,446     280,184      62,901      197,399           5,833     382,491      70,880
      054            68,119   1,044,110      84,174      921,135         119,671   1,192,126     157,941
      055            74,989     645,629      22,812      740,847         106,514     722,923      63,169

      601             8,684     699,112     132,565      522,607           4,921   1,006,219     203,712

      501             2,605     347,774     137,409      250,680             590     441,187     203,863
      502             5,840     355,399      17,749      299,524           5,740     432,192      67,881
      503             2,565     211,172      68,627      203,012           4,367     286,831     101,116

      525             6,654      78,982      43,763      100,945           1,534      85,314      75,506
      526             6,113      91,437      73,730      127,878           2,686     101,106     104,435
      527            16,686     404,058      14,502      343,898          10,144     463,144      53,124

      531            16,826     543,161      24,745      417,895          12,257     662,065      73,027
      532            11,488     272,352      61,799      201,453           4,214     375,016      76,897
      533            54,106     606,137       2,021      618,341          10,806     656,041       5,023

* See "SUMMARY - Table S-1" for a list of the full names of the Partnerships.

               ENEX LIMITED PARTNERSHIPS
                SELECTED FINANCIAL DATA
                (Amounts in $000's except per $500 Limited Partner Interest

              As of December 31, 1995:                As of December 31, 1994:
--------------------------------------    -------------------------------------
                    Cash      Total assets                   Cash     Total assets
                  and cash      @ book       Total         and cash     @ book       Total
 Partnership*    equivalents     value    liabilities     equivalents    value    liabilities

      100           380,368   4,827,139     302,440          12,269   5,326,651      319,553

      207            12,972     866,768      75,029           4,870     951,193      161,616
      208            11,001     689,543     132,695           6,226     758,519      195,336
      209             4,173     423,984     139,840           2,097     466,830      177,753
      210            16,161     545,521     166,682           4,652     591,248      209,638

      301             2,078     270,688     264,948             734     295,419      298,758
      302             2,129     386,270     344,236             494     421,892      398,964
      303            13,506     601,843     178,805           2,812     649,317      222,075
      304            (2,986)    469,491     181,573            (734)    521,003      187,414
      305            13,280     393,649     200,277          10,432     480,757      254,810
      306             5,505     499,830     153,730           3,248     638,664      227,956
      307             8,426     342,977     165,021           1,384     427,729      207,834
      308             2,589     557,186     167,205          (1,216)    719,728      194,719

      401               754     340,294     127,642           1,029     459,394      150,181
      402             1,630     213,692      76,126           6,759     313,812       93,268
      404             3,238     383,946      93,851           4,633     421,748      112,014
      405            21,685     367,858      66,479           3,812     430,065      120,994
      406            16,585     211,281      60,026           3,317     256,960      107,179
      407            15,380     461,247      29,737          (1,683)    600,340       79,235

      051            26,269     534,609      49,053          (9,053)    634,829       80,791
      052             5,817     355,329     109,975            (818)    458,501      120,526
      053             2,968     358,429      64,356          (1,348)    411,528       75,842
      054            33,580   1,068,694      89,341          86,044   1,160,658       70,896
      055            50,792     676,202      41,918         121,429     799,913       34,503

      601             2,810     932,459     152,068           1,966   1,045,835      179,866

      501               633     408,567     142,365          11,971     462,315      224,590
      502               889     395,600      25,509           7,677     454,846       74,166
      503             2,025     256,527      86,795           7,518     324,228      103,814

      525             1,590      77,486      58,028           1,725     105,113       89,107
      526             2,733      92,778      90,861           5,754     117,371      120,856
      527             9,004     430,077      40,278           8,149     499,377       72,551

      531             9,486     611,513      58,988           9,607     715,830       89,977
      532             4,666     343,122      76,007           2,324     407,808       70,536
      533            21,985     610,817       8,835           7,599     687,199        6,470

* See "SUMMARY - Table S-1" for a list of the full names of the Partnerships.

              ENEX LIMITED PARTNERSHIPS
              SELECTED FINANCIAL DATA
              (Amounts in $000's except per $500 Limited Partner Interest)

                              As of June 30, 1996:                               As of June 30, 1995:
              ----------------------------------------------------  -------------------------------------
                    Partner's Capital  Book value     Exchange            Partner's Capital  Book value
              ------------------------                              -------------------------
                General     Limited     per $500   value per $500     General      Limited    per $500
Partnership*    Partner    Partners     interest      interest        Partner     Partners    interest

     100          997,542   3,119,385           16.11          19.75     997,542   3,964,253          20.47

     207           37,630     782,036           88.17          92.39      37,630     739,117          83.33
     208           26,277     548,540           93.55          94.53      26,277     520,787          88.82
     209           28,069     264,681           85.16          81.70      28,069     251,540          80.93
     210           27,800     361,179           92.23          88.76      27,800     344,330          87.92

     301           48,290     (21,858)          (7.34)          3.26      42,904     (37,287)        (12.52)
     302           55,844      19,515            4.57          12.60      46,601     (16,449)         (3.85)
     303           36,164     404,778           63.15          73.37      29,290     389,877          60.83
     304           12,916     194,283           35.91          12.32      12,339     302,030          55.83
     305           36,513      69,907            6.47           9.68      23,417     163,760          15.16
     306           64,584     144,106           22.72          26.92      49,559     302,491          47.71
     307           37,591      50,186           11.08          15.45      27,853     155,008          34.24
     308           49,707      74,338           10.33          13.38      41,353     402,052          55.87

     401           45,027     (61,343)          (9.47)          6.21      39,576     212,413          32.82
     402           36,841     (17,456)          (3.53)         10.06      32,289     141,032          28.56
     404            6,944      48,090           19.08          32.84       5,248     287,604         114.12
     405           29,114     280,197           61.44          47.81      21,791     261,859          57.42
     406           14,865     139,199           32.18          27.73      10,586     121,267          28.03
     407           20,864     323,132           64.36          50.54      16,607     485,842          96.78

     051           21,353     358,712           79.20          54.46      16,443     521,655         115.18
     052            4,607     186,148           62.63          29.82       2,370     302,995         101.94
     053            4,509     212,774          105.33          59.72       2,047     309,564         153.24
     054           24,563     935,373          316.64         271.05      24,871   1,009,314         341.67
     055           21,389     601,428          244.18         262.02      15,010     644,744         261.77

     601           14,804     551,743          273.14         181.76       3,970     798,537         395.31

     501           10,536     199,829           73.06          36.51       4,285     233,039          85.20
     502           10,922     326,728          113.32          92.76       4,715     359,596         124.72
     503            7,679     134,866           45.15          41.01       1,898     183,817          61.53

     525            7,352      27,867           12.11          19.19       3,444       6,364           2.76
     526            6,997      10,710            5.18          20.28       3,384      (6,713)         (3.24)
     527            9,958     379,598          122.92          99.64       6,000     404,020         130.83

     531            9,533     508,883          171.05         122.61       5,176     583,862         196.25
     532            3,323     207,230          102.58          60.97       1,726     296,393         146.72
     533           10,331     593,785          273.00         263.28      10,295     640,723         294.58

* See SUMMARY - Table S-1 for a list of the full names of the Partnerships.

              ENEX LIMITED PARTNERSHIPS
              SELECTED FINANCIAL DATA
              (Amounts in $000's except per $500 Limited Partner Interest)
                       As of December 31, 1995:                As of December 31, 1994:
                   --------------------------------------    -------------------------------------
                    Partner's Capital   Book value            Partner's Capital  Book value    # of $500 L.P.
                   --------------------------                ------------------------
                   General      Limited    per $500         General     Limited     per $500     units outstanding
Partnership*       Partner     Partners    interest         Partner    Partners     interest      outstanding

      100          973,491   3,551,208          18.34      973,491   4,033,607           20.83       193,629

      207          37,630     754,109          85.02       37,630     751,947           84.78         8,869
      208          26,277     530,571          90.49       26,277     536,906           91.57         5,863
      209          28,069     256,075          82.39       28,069     261,008           83.97         3,108
      210          27,800     351,039          89.64       27,799     353,811           90.35         3,916

      301          44,022     (38,282)        (12.85)      39,041     (42,380)         (14.23)        2,977
      302          49,369      (7,335)         (1.71)      41,637     (18,709)          (4.38)        4,270
      303          32,156     390,882          60.98       23,726     403,516           62.96         6,409
      304          11,335     276,583          51.13       11,709     321,880           59.50         5,409
      305          27,477     165,895          15.36       22,014     203,933           18.88        10,797
      306          54,997     291,103          45.91       47,933     362,775           57.22         6,340
      307          31,115     146,841          32.44       26,531     193,364           42.72         4,526
      308          44,011     345,970          48.07       40,893     484,116           67.27         7,196

      401          41,964     170,688          26.37       39,466     269,747           41.67         6,472
      402          33,983     103,583          20.98       32,839     187,705           38.02         4,937
      404           5,714     284,381         112.84        3,766     305,968          121.41         2,520
      405          25,786     275,593          60.43       18,360     290,711           63.75         4,560
      406          13,578     137,677          31.83        7,863     141,918           32.81         4,325
      407          18,696     412,814          82.23       10,419     510,686          101.73         5,020

      051          20,879     464,677         102.60       10,406     543,632          120.03         4,529
      052           3,795     241,559          81.27         (154)    338,129          113.77         2,972
      053           3,639     290,434         143.77          513     335,173          165.92         2,020
      054          24,979     954,374         323.07       23,450   1,066,312          360.97         2,954
      055          18,153     616,131         250.15       16,796     748,614          303.94         2,463

      601          10,750     769,641         381.01          547     865,422          428.42         2,020

      501           9,363     256,839          93.90        2,568     235,157           85.98         2,735
      502           7,612     362,479         125.72        4,869     375,811          130.35         2,883
      503           3,122     166,610          55.77        3,338     217,076           72.67         2,987

      525           5,058      14,400           6.26        2,342      13,664            5.94         2,300
      526           4,722      (2,805)         (1.35)       2,187      (5,672)          (2.74)        2,066
      527           7,294     382,505         123.86        3,907     422,919          136.95         3,088

      531           6,445     546,080         183.55        3,145     622,708          209.31         2,975
      532           1,833     265,282         131.32          875     336,397          166.53         2,020
      533           9,789     592,193         272.27        8,953     671,776          308.86         2,175

* See SUMMARY - Table S-1 for a list of the full names of the Partnerships.

                ENEX LIMITED PARTNERSHIPS
                SELECTED FINANCIAL DATA
                (Amounts in $000's except per $500 Limited Partner Interest)
                         For the six months ended June 30, 1996:           For the six months ended June 30, 1995
                ------------------------------------------------- -------------------------------------
                              Income                 Net income                  Income
                Oil and Gas (loss) from Net income   (loss) per   Oil and Gas  (loss) from Net income
 Partnership*      Sales    operations    (loss)     $500 unit       Sales     operations    (loss)
 ------------      -----    ----------    ------     ---------       -----     ----------    ------

      100         1,667,409     (52,958)    (25,614)          (0.13) 1,435,006     (58,193)    (45,303)

      207           214,109      77,601      77,601            8.74    180,011      16,222      16,110
      208           163,903      55,275      55,275            9.42    137,799       8,257       8,145
      209            97,688      27,752      27,752            8.92     82,130       2,234       2,184
      210           123,172      37,567      37,567            9.59    103,555       3,838       3,766

      301            72,158      20,691      20,691            6.95     65,535       9,717       8,956
      302           103,309      33,327      33,327            7.80     89,546       8,213       7,224
      303           169,739      63,906      63,906            9.97    145,917      17,157      17,157
      304            77,120     (80,720)    (80,720)         (14.92)    80,236     (11,729)    (11,714)
      305           193,694    (118,590)    (86,952)          (8.05)   189,409       6,739       6,739
      306           186,762    (174,789)   (137,411)         (21.67)   189,491     (22,710)    (22,710)
      307           132,133    (116,894)    (90,178)         (19.92)   134,214     (15,467)    (15,467)
      308           150,737    (279,566)   (265,934)         (36.95)   160,527     (63,403)    (63,403)

      401            71,115    (231,196)   (228,967)         (35.37)    99,322     (48,153)    (48,153)
      402            61,937    (120,047)   (118,179)         (23.93)    77,983     (37,788)    (37,788)
      404            53,679    (225,409)   (225,409)         (89.44)    49,179      (7,528)     (7,528)
      405           162,025      30,264      30,264            6.63    160,801      (8,798)     (8,798)
      406            97,592      26,660      26,660            6.16     95,471      (2,923)     (2,923)
      407           171,068     (71,362)    (70,296)         (14.00)   191,369      (8,191)     (8,191)

      051           192,839     (81,396)    (80,460)         (17.76)   202,542      (6,815)     (6,815)
      052            88,260     (39,034)    (38,436)         (12.93)    83,648     (20,948)    (20,948)
      053            83,222     (62,790)    (62,790)         (31.08)    70,632     (15,191)    (15,184)
      054           442,171      87,253      87,253           29.53    451,513      38,957      39,089
      055           262,822      65,898      67,748           27.50    241,453     (23,829)    (23,829)

      601           188,806    (199,678)   (201,610)         (99.80)   197,189     (29,080)    (32,982)

      501            26,870     (55,836)    (55,836)         (20.41)    42,854       9,717       9,732
      502            51,274     (32,441)    (32,441)         (11.25)    40,504       8,339       8,339
      503            64,282     (27,187)    (27,187)          (9.10)    33,756      (4,445)     (4,445)

      525            29,650      15,762      15,762            6.85     24,058       1,377       1,377
      526            30,554      15,791      15,791            7.64     23,938       5,338       5,338
      527            70,620      22,118      22,118            7.16     54,194       4,652       4,652

      531            86,442      (3,343)     (3,343)          (1.12)    64,862      (6,302)     (6,302)
      532            44,716                 (42,603)         (21.09)    29,791                 (21,806)
      533           133,204      70,759      70,759           32.53     79,093      22,664      22,664

* See SUMMARY - Table S-1 for a list of the full names of the Partnerships.




        For the year ended December 31, 1995                For the year ended December 31, 1994
--------------------------------------------------- --------------------------------------------------
                                  Income                 Net income                  Income                 Net income
                   Oil and Gas  (loss) from Net income   (loss) per   Oil and Gas  (loss) from Net income   (loss) per
 Partnership*         Sales     operations    (loss)     $500 unit       Sales     operations    (loss)     $500 unit
 ------------         -----     ----------    ------     ---------       -----     ----------    ------     ---------

      100          2,862,275    (221,633)    248,514            1.28  3,245,603     524,885     625,335            3.22

      207            351,842      63,829      63,717            7.18    327,333       8,924       8,924            1.00
      208            269,337      41,407      41,295            7.04    250,619         691         691            0.11
      209            160,528      17,258      17,208            5.53    149,332      (6,091)     (6,091)          (1.95)
      210            202,405      25,550      25,478            6.50    188,358      (5,340)     (5,340)          (1.36)

      301            122,230       9,841       9,080            3.05    119,843    (101,794)   (106,785)         (35.87)
      302            175,023      20,097      19,108            4.47    171,731    (139,040)   (145,922)         (34.17)
      303            286,789      49,900      49,900            7.78    274,500     (28,058)    (28,058)          (4.37)
      304            128,169     (42,149)    (38,165)          (7.05)   158,248     (23,185)    (23,185)          (4.28)
      305            312,547     (35,655)     12,934            1.19    374,421      (3,705)     (3,705)          (0.34)
      306            319,859     (78,338)    (17,602)          (2.77)   399,006     (28,734)    (28,734)          (4.53)
      307            226,048     (54,991)    (11,608)          (2.56)   276,940     (27,650)    (27,650)          (6.10)
      308            274,259    (137,674)   (116,827)         (16.23)   356,381     (71,790)    (71,790)          (9.97)

      401            177,344     (87,492)    (87,492)         (13.51)   259,267    (269,757)   (269,757)         (41.68)
      402            140,712     (73,543)    (73,543)         (14.89)   204,474    (172,819)   (172,819)         (35.00)
      404             94,299         850         850            0.33    109,257     (23,991)    (23,991)          (9.52)
      405            315,919      28,487      28,501            6.25    386,691      12,611      11,614            2.54
      406            186,757      34,038      34,038            7.87    230,182      17,053      16,724            3.86
      407            342,367     (58,646)    (58,646)         (11.68)   369,204    (324,227)   (324,227)         (64.58)

      051            379,825     (49,915)    (49,915)         (11.02)   399,340    (371,743)   (371,743)         (82.08)
      052            155,386     (75,587)    (75,587)         (25.43)   183,675    (273,895)   (273,895)         (92.15)
      053            136,151     (28,246)    (28,239)         (13.97)   150,567    (211,872)   (211,872)        (104.88)
      054            897,673      93,560      93,692           31.71    960,840     117,025     116,052           39.28
      055            470,696      37,488      37,598           15.26    498,727      32,739      32,739           13.29

      601            367,945     (43,399)    (49,317)         (24.41)   228,190     (59,927)    (56,125)         (27.78)

      501             74,029         971      38,610           14.11     93,715        (668)       (668)          (0.24)
      502             76,650      (1,168)     14,118            4.89    146,543      46,084      43,024           14.92
      503             68,527     (20,427)    (20,427)          (6.83)   164,542      42,721      45,781           15.32

      525             48,447      11,028      11,028            4.79     64,966      (1,870)     (1,870)          (0.81)
      526             47,786      10,584      10,584            5.12     66,213      (2,141)     (2,141)          (1.03)
      527            106,571       3,993       3,993            1.29    137,665     (13,101)    (13,101)          (4.24)

      531            126,286     (18,880)    (18,880)          (6.34)   164,982      (2,848)     (2,848)          (0.95)
      532             51,420                 (46,192)         (22.86)    76,941    (173,465)   (173,465)         (85.87)
      533            161,018      45,312      45,432           20.88    127,305       1,083       1,083            0.49

               ENEX LIMITED PARTNERSHIPS
                SELECTED FINANCIAL DATA
                (Amounts in $000's except per $500 Limited Partner Interest)

                         For the six months ended June 30, 1996:               For the six months ended June 30, 1995
                ----------------------------------------------------  -----------------------------------------------------
                Net increase   Net cash                               Net increase   Net cash
                (decrease) in provided by               Distributions (decrease) in provided by               Distributions
                 cash & cash   operating                    per        cash & cash   operating                    per
 Partnership*    equivalents  activities  Distributions  $500 unit     equivalents  activities  Distributions  $500 unit
 ------------    -----------  ----------  -------------  ---------     -----------  ----------  -------------  ---------

      100            (343,708)    191,396       382,158           1.97      117,898     164,213             -            -

      207              10,019      73,233        49,674           5.6         4,230      61,759        28,940            3.26
      208               9,303      56,976        37,306           6.36         (400)     45,753        24,265            4.13
      209              10,277      35,602        19,146           6.16         (116)     24,579        11,652            3.74
      210                (727)     34,491        27,427           7           8,700      38,394        13,248            3.38

      301               1,669       6,374             -           -            (175)     19,961             -            -
      302               5,568      23,578             -           -             296      26,009             -            -
      303               7,805      64,047        38,968           6.08        9,670      56,271        22,711            3.54
      304               3,801       6,365             -           -           1,283       9,211         6,756            1.24
      305              (8,765)    (20,193)            -           -         (10,432)     37,776        40,957            3.79
      306                (490)    (28,178)            -           -          (1,432)     35,616        32,356            5.1
      307              (2,970)    (21,869)            -           -           8,685      31,214        19,408            4.28
      308               7,176     (18,732)            -           -         (13,048)      9,536        16,381            2.27

      401               4,296     (32,776)            -           -           1,420      13,336         8,164            1.26
      402               1,225     (28,441)            -           -          (4,331)      6,029         8,491            1.71
      404               4,713      16,663         7,897           3.13          755      12,927         8,418            3.34
      405              20,880      50,565        18,799           4.12       17,284      29,171        14,959            3.28
      406              (6,996)     19,412        20,008           4.62        4,117      14,331        13,505            3.12
      407              (2,920)     51,637        15,496           3.08      (18,492)     (5,335)        9,419            1.87

      051              (6,943)     53,248        21,255           4.69      (18,623)     (2,236)        8,213            1.81
      052               1,707      26,045        13,692           4.6       (10,886)      3,877        11,135            3.74
      053               4,478      26,763        11,832           5.85       (6,439)      5,379         8,002            3.96
      054              34,539     141,209        91,817          31.08       33,627     160,571        85,198           28.84
      055              24,197     118,111        68,500          27.81      (14,915)     84,800        73,642           29.89

      601               2,955      79,660        10,252           5.07      298,252      31,253        28,753           14.23

      501               1,972       1,972             -           -         (11,381)     (1,248)        9,118            3.33
      502               4,951       4,951             -           -          (1,937)     22,771        22,236            7.71
      503                 540         540             -           -          (3,151)     27,103        27,228            9.11

      525               5,064       5,064             -           -            (191)      7,384         6,818            2.96
      526               3,380       3,380             -           -          (3,068)      2,114         4,664            2.25
      527               7,682      30,044        19,286           6.24        1,995      23,453        19,313            6.25

      531               7,340      38,106        26,446           8.88        2,650      33,163        27,463            9.23
      532               6,822      20,781        12,032           5.95        1,890      19,236        16,396            8.11
      533              32,121     100,746        57,881          26.61        3,207      55,582        47,138           21.67

* See SUMMARY - Table S-1 for a list of the full names of the Partnerships.

               ENEX LIMITED PARTNERSHIPS
                SELECTED FINANCIAL DATA
                (Amounts in $000's except per $500 Limited Partner Interest)
        For the year ended December 31, 1995                        For the year ended December 31, 1994
------------------------------------------------------  -----------------------------------------------------
                   Net increase   Net cash                               Net increase   Net cash
                  (decrease) in  provided by               Distributions (decrease) in provided by               Distributions
                   cash & cash    operating                    per        cash & cash   operating                    per
 Partnership*      equivalents   activities  Distributions  $500 unit     equivalents  activities  Distributions  $500 unit
 ------------      -----------   ----------  -------------  ---------     -----------  ----------  -------------  ---------

      100            368,099     489,308       730,913           3.77       10,093     609,326             -            -

      207              8,102     111,782        61,555           6.94      (10,030)    135,388       110,944           12.5
      208              4,775      84,653        47,631           8.12        2,284      94,741        66,212           11.29
      209              2,076      43,436        22,141           7.12       (4,617)     53,853        42,686           13.73
      210             11,509      63,993        28,251           7.21          (31)     66,759        47,085           12.02

      301              1,344      26,185             -           -          (2,285)     18,918             -            -
      302              1,635      34,082             -           -          (1,004)     27,183             -            -
      303             10,694      96,324        48,695           7.59       (3,869)     91,946        62,865            9.8
      304               (586)        791         6,756           1.24       (2,379)     48,502        39,577            7.31
      305              2,848       8,710        40,957           3.79       (2,273)    114,794        87,202            8.07
      306              2,257      (6,891)       42,309           6.67      (12,704)    114,693        95,464           15.05
      307              7,042      (2,675)       27,296           6.03       (7,011)     74,823        59,549           13.15
      308            (13,625)     (3,474)       16,381           2.27       (8,355)    119,599       104,534           14.52

      401               (275)     14,955         8,164           1.26      (13,365)    116,104       114,758           17.73
      402             (5,129)      8,042         8,491           1.71       (1,716)     90,030        80,751           16.35
      404             (1,395)     24,074        18,440           7.31        3,631      40,505        23,837            9.45
      405             17,873      54,589        32,572           7.14       (5,002)    141,895        63,874           14.00
      406             13,268      42,742        29,309           6.77        3,232      92,577        50,967           11.78
      407             (8,207)     39,597        27,856           5.54       (6,763)    101,597        91,744           18.27

      051             (3,307)     48,498        16,710           3.68          126      93,398        74,158           16.37
      052             (8,420)     22,495        15,970           5.37       (3,798)     81,830        74,079           24.92
      053             (9,304)     16,691        12,037           5.95        3,535      50,027        39,064           19.33
      054            (52,464)    184,935       183,690          62.18       58,100     390,391       124,233           42.05
      055            (70,637)    178,668       151,850          61.65       75,149     247,329       148,364           60.23

      601                844     138,900        33,954          16.8         1,966      97,500        39,133           19.37

      501            (11,338)    (43,543)        9,118           3.33        1,114      75,589        67,029           24.50
      502             (6,788)     (2,081)       22,236           7.71      (10,036)    121,283       118,187           40.99
      503             (5,493)     24,762        27,228           9.11      (16,755)    115,220       118,777           39.76

      525               (135)      7,441         6,818           2.96         (400)     31,707        28,898           12.56
      526             (3,021)      2,161         4,664           2.25        3,001      32,200        26,279           12.71
      527                855      41,875        36,917          11.95       (6,778)     94,607        91,248           29.54

      531               (121)     54,327        49,003          16.47       (8,925)    119,603       115,678           38.88
      532              2,342      26,307        22,351          11.06       (8,224)     53,224        56,475           27.95
      533             14,386     138,565       111,762          51.38          632      75,833        69,821           32.1

* See SUMMARY - Table S-1 for a list of the full names of the Partnerships.

The following financial information of the Partnerships consists of pro forma selected financial data for the two years ended December 31, 1995 and 1994 and for the six months ended June 30, 1996 for the combined limited partnerships and for each individual limited partnership (on a per $500 Interest basis) assuming both maximum and minimum participation in the consolidation. This information should be read in conjunction with the Enex Consolidated Partners, L.P. Pro Forma Financial Statements and the notes and thereto.




                COMBINED ENEX LIMITED PARTNERSHIPS
                PRO FORMA - SELECTED FINANCIAL DATA
                (Amounts in $000's Except for Reserve Volumes)

                                        Assumed Maximum Acceptance(1)     Assumed Minimum Acceptance(2)
                                           Six months       Year           Six months         Year
                                              ended         ended             ended          ended
                                        June 30, 1996  December 31, 1995  June 30, 1996  December 31, 1995
Oil and gas sales                               5,765      10,117              3,358          5,813
Loss from operations                           (1,159)       (156)              (980)          (734)
Net income (loss)                              (1,016)        545               (839)           (33)
Net increase (decrease) in cash
     & cash equivalents                           958       2,237                340          1,368
Net cash provided by operating activities       2,191       3,871                892          1,756
Distributions                                   1,024       2,011                491          1,087

Selected balance sheet data as of end of period:
Oil and gas properties - at cost              137,406                        112,932
Accumulated depreciation, depletion and
  amortization of oil & gas properties        123,172                        105,130
Proved oil reserves - (000's barrels)           1,721                            706
Proved gas reserves - (million cubic feet)     11,416                          8,118
Standardized measure of future discounted
  net cash flows of proved oil & gas reserves  19,628                         11,338
Total assets                                   16,688                          9,276
Total liabilities                                 878                            600
Partner's capital:
  Limited Partners                             15,810                          8,676
  General Partner                                   -                              -

(1)   Assumes participation by all 34 limited partnerships.

(2) Assumes participation by those partnerships that on a combined basis have the lowest combined net cash provided by operating activities for the last fiscal year of the partnerships, while satisfying the $10 million exchange value minimum condition.

            Historical and Pro Forma Per $500 Interest Data
                                                                   Distributions per $500 Interest
                                                 -------------------------- --------------------------
         Book value per $500 Interest at          For the six months ended    For the six months ended
               June 30, 1996                        June 30, 1996                  June 30, 1995
         ----------------------------------      -------------------------  --------------------------
                        Assumed    Assumed               Assumed  Assumed            Assumed  Assumed
 Partner-               Maximum    Minimum               Maximum  Minimum            Maximum  Minimum
 ship*   Historical     Accept-    Accept- Historical     Accept- Accept-  Historical Accept-   Accept-
                         ance       ance                   ance    ance                ance     ance
      100      16.11    14.70      24.57           1.97    1.17     1.95      0.00     0.83     1.39

      207       88.17    68.76       (1)            5.60    5.46      (1)      3.26     3.88      (1)
      208       93.55    70.35     117.69           6.36    5.59     9.35      4.13     3.97     6.64
      209       85.16    60.81     101.58           6.16    4.83     8.07      3.74     3.43     5.73
      210       92.23    66.06       (1)            7.00    5.25      (1)      3.38     3.73      (1)

      301      (7.34)    2.43       4.02            0.00    0.19     0.32      0.00     0.14     0.23
      302       4.57     9.38       15.68           0.00    0.75     1.25      0.00     0.53     0.89
      303       63.15    54.61       (1)            6.08    4.34      (1)      3.54     3.08      (1)
      304       35.91    9.17       15.25           0.00    0.73     1.21      1.24     0.52     0.86
      305       6.47     7.21       12.07           0.00    0.57     0.96      3.79     0.41     0.68
      306       22.72    20.04      33.57           0.00    1.59     2.67      5.10     1.13     1.89
      307       11.08    11.50      19.29           0.00    0.91     1.53      4.28     0.65     1.09
      308       10.33    9.96       16.62           0.00    0.79     1.32      2.27     0.56     0.94

      401      (9.47)    4.62       7.76            0.00    0.37     0.62      1.26     0.26     0.44
      402      (3.53)    7.49       12.60           0.00    0.59     1.00      1.71     0.42     0.71
      404       19.08    24.44       (1)            3.13    1.94      (1)      3.34     1.38      (1)
      405       61.44    35.59       (1)            4.12    2.83      (1)      3.28     2.01      (1)
      406       32.18    20.64       (1)            4.62    1.64      (1)      3.12     1.17      (1)
      407       64.36    37.61       (1)            3.08    2.99      (1)      1.87     2.12      (1)

      051       79.20    40.53       (1)            4.69    3.22      (1)      1.81     2.29      (1)
      052       62.63    22.19      37.02           4.60    1.76     2.94      3.74     1.25     2.09
      053      105.33    44.45      74.00           5.85    3.53     5.88      3.96     2.51     4.18
      054      316.64   201.72       (1)            31.08   16.02     (1)      28.84    11.39     (1)
      055      244.18   195.00       (1)            27.81   15.49     (1)      29.89    11.01     (1)

      601      273.14   135.27       (1)            5.07    10.74     (1)      14.23    7.63      (1)

      501       73.06    27.18      45.47           0.00    2.16     3.61      3.33     1.53     2.57
      502      113.32    69.04     115.31           0.00    5.48     9.16      7.71     3.90     6.51
      503       45.15    30.52       (1)            0.00    2.42      (1)      9.11     1.72      (1)

      525       12.11    14.29      23.92           0.00    1.13     1.90      2.96     0.81     1.35
      526       5.18     15.10      25.47           0.00    1.20     2.02      2.25     0.85     1.44
      527      122.92    74.15     123.92           6.24    5.89     9.84      6.25     4.19     6.99

      531      171.05    91.25       (1)            8.88    7.25      (1)      9.23     5.15      (1)
      532      102.58    45.38       (1)            5.95    3.60      (1)      8.11     2.56      (1)
      533      273.00   195.94       (1)            26.61   15.56     (1)      21.67    11.06     (1)


* See "SUMMARY - Table S-1" for a list of the full names of the Partnerships.
(1) This partnership is not included in the minimum participation case.





                   Historical and Pro Forma Per $500 Interest Data

               For the year ended December 31, 1995        For the year ended December 31, 1994
-------------------------------------------- -------------------------------------------
                           Assumed       Assumed                      Assumed       Assumed
                           Maximum       Minimum                      Maximum       Minimum
Partner-   Historical     Acceptance    Acceptance     Historical    Acceptance     Acceptance
ship*
      100      3.77           2.34          3.91           0.00          2.87           4.80

      207      6.94           10.94          (1)           12.50         13.42          (1)
      208      8.12           11.19         18.72          11.29         13.73         22.96
      209      7.12           9.67          16.16          13.73         11.87         19.82
      210      7.21           10.51          (1)           12.02         12.89          (1)

      301      0.00           0.39          0.64           0.00          0.47           0.78
      302      0.00           1.49          2.49           0.00          1.83           3.06
      303      7.59           8.69           (1)           9.80          10.66          (1)
      304      1.24           1.46          2.43           7.31          1.79           2.98
      305      3.79           1.15          1.92           8.07          1.41           2.36
      306      6.67           3.19          5.34           15.05         3.91           6.55
      307      6.03           1.83          3.07           13.15         2.24           3.76
      308      2.27           1.58          2.64           14.52         1.94           3.24

      401      1.26           0.74          1.23           17.73         0.90           1.51
      402      1.71           1.19          2.00           16.35         1.46           2.46
      404      7.31           3.89           (1)           9.45          4.77           (1)
      405      7.14           5.66           (1)           14.00         6.94           (1)
      406      6.77           3.28           (1)           11.78         4.03           (1)
      407      5.54           5.98           (1)           18.27         7.34           (1)

      051      3.68           6.45           (1)           16.37         7.91           (1)
      052      5.37           3.53          5.89           24.92         4.33           7.22
      053      5.95           7.07          11.77          19.33         8.67          14.44
      054      62.18          32.08          (1)           42.05         39.36          (1)
      055      61.65          31.01          (1)           60.23         38.05          (1)

      601      16.80          21.51          (1)           19.37         26.39          (1)

      501      3.33           4.32          7.23           24.50         5.30           8.87
      502      7.71           10.98         18.34          40.99         13.47         22.50
      503      9.11           4.85           (1)           39.76         5.96           (1)

      525      2.96           2.27          3.80           12.56         2.79           4.67
      526      2.25           2.40          4.05           12.71         2.95           4.97
      527      11.95          11.79         19.71          29.54         14.47         24.18

      531      16.47          14.51          (1)           38.88         17.81          (1)
      532      11.06          7.22           (1)           27.95         8.86           (1)
      533      51.38          31.16          (1)           32.10         38.23          (1)

* See "SUMMARY - Table S-1" for a list of the full names of the Partnerships.
(1) This partnership is not included in the minimum participation case.

                 Historical and Pro Forma Per $500 Interest Data


                                                                Net Income (Loss) per $500 Interest
                 -------------------------------------------------------------------------------------
                    For the six months ended June 30, 1996      For the six months ended June 30, 1995
                 ------------------------------------------  ------------------------------------------
                                  Assumed       Assumed                       Assumed       Assumed
                                  Maximum       Minimum                       Maximum       Minimum
 Partnership*     Historical    Acceptance    Acceptance      Historical    Acceptance    Acceptance


      100           (0.13)        (1.71)        (2.85)          (0.23)        (0.44)        (0.74)

      207            8.74         (7.98)          (1)            1.81         (2.08)          (1)
      208            9.42         (8.16)        (13.65)          1.38         (2.12)        (3.55)
      209            8.92         (7.05)        (11.78)          0.70         (1.84)        (3.07)
      210            9.59         (7.66)          (1)            0.96         (2.00)          (1)

      301            5.51         (0.28)        (0.47)           1.71         (0.07)        (0.12)
      302            6.28         (1.09)        (1.82)           0.52         (0.28)        (0.47)
      303            8.24         (6.34)          (1)            1.41         (1.65)          (1)
      304           (15.21)       (1.06)        (1.77)          (2.42)        (0.28)        (0.46)
      305           (8.89)        (0.84)        (1.40)           0.07         (0.22)        (0.36)
      306           (23.18)       (2.32)        (3.89)          (4.40)        (0.61)        (1.01)
      307           (21.35)       (1.33)        (2.24)          (4.18)        (0.35)        (0.58)
      308           (37.74)       (1.16)        (1.93)          (9.12)        (0.30)        (0.50)

      401           (35.85)       (0.54)        (0.90)          (7.59)        (0.14)        (0.23)
      402           (24.51)       (0.87)        (1.46)          (7.73)        (0.23)        (0.38)
      404           (90.63)       (2.84)          (1)           (3.94)        (0.74)          (1)
      405            5.13         (4.13)          (1)           (3.04)        (1.07)          (1)
      406            4.97         (2.39)          (1)           (1.65)        (0.62)          (1)
      407           (14.77)       (4.36)          (1)           (3.07)        (1.14)          (1)

      051           (18.70)       (4.70)          (1)           (3.03)        (1.22)          (1)
      052           (14.03)       (2.57)        (4.29)          (8.07)        (0.67)        (1.12)
      053           (32.58)       (5.16)        (8.58)          (8.71)        (1.34)        (2.24)
      054            24.64        (23.40)         (1)            9.54         (6.09)          (1)
      055            21.84        (22.62)         (1)           (12.27)       (5.89)          (1)

      601          (102.79)       (15.69)         (1)           (18.87)       (4.09)          (1)

      501           (20.84)       (3.15)        (5.28)           2.55         (0.82)        (1.37)
      502           (12.40)       (8.01)        (13.38)          2.08         (2.09)        (3.48)
      503           (10.62)       (3.54)          (1)           (2.01)        (0.92)          (1)

      525            5.85         (1.66)        (2.77)          (0.20)        (0.43)        (0.72)
      526            6.54         (1.75)        (2.95)           1.75         (0.46)        (0.77)
      527            5.30         (8.60)        (14.38)          0.13         (2.24)        (3.74)

      531           (3.61)        (10.59)         (1)           (3.82)        (2.76)          (1)
      532           (22.78)       (5.26)          (1)           (11.68)       (1.37)          (1)
      533            27.34        (22.73)         (1)            7.39         (5.92)          (1)

* See "SUMMARY - Table S-1" for a list of the full names of the Partnerships.
(1) This partnership is not included in the minimum participation case.




                 Historical and Pro Forma Per $500 Interest Data

                   -------------------------------------       ----------------------------------------
                   For the year ended December 31, 1995        For the year ended December 31, 1994
                   -------------------------------------       ----------------------------------------
                                   Assumed       Assumed                       Assumed       Assumed
                                   Maximum       Minimum                       Maximum       Minimum
 Partnership*      Historical    Acceptance    Acceptance      Historical    Acceptance    Acceptance

      100            1.28          (0.14)        (0.24)          1.28         (2.14)         (3.57)

      207            7.18          (0.68)          (1)           1.00         (10.00)         (1)
      208            7.04          (0.69)        (1.16)          0.11         (10.23)       (17.11)
      209            5.53          (0.60)        (1.00)         (1.95)        (8.84)        (14.77)
      210            6.50          (0.65)          (1)          (1.36)        (9.60)          (1)

      301            1.37          (0.02)        (0.04)         (36.07)       (0.35)         (0.58)
      302            2.66          (0.09)        (0.15)         (34.55)       (1.36)         (2.28)
      303            5.62          (0.54)          (1)          (6.39)        (7.94)          (1)
      304           (7.12)         (0.09)        (0.15)         (4.84)        (1.33)         (2.22)
      305            0.27          (0.07)        (0.12)         (1.32)        (1.05)         (1.75)
      306           (4.63)         (0.20)        (0.33)         (6.64)        (2.91)         (4.88)
      307           (4.24)         (0.11)        (0.19)         (7.87)        (1.67)         (2.80)
      308          (16.92)        (0.10)        (0.16)         (11.61)       (1.45)         (2.42)

      401          (14.04)        (0.05)        (0.08)         (43.29)       (0.67)         (1.13)
      402          (15.31)        (0.07)        (0.12)         (36.57)       (1.09)         (1.83)
      404           (1.24)         (0.24)          (1)          (11.47)       (3.55)          (1)
      405            3.82          (0.35)          (1)          (0.86)        (5.17)          (1)
      406            5.79          (0.20)          (1)           1.15         (3.00)          (1)
      407          (13.94)        (0.37)          (1)          (66.31)       (5.47)          (1)

      051          (13.74)        (0.40)          (1)          (83.70)       (5.89)          (1)
      052          (27.11)        (0.22)        (0.36)         (93.75)       (3.23)         (5.38)
      053          (16.18)        (0.44)        (0.73)        (106.34)       (6.46)        (10.76)
      054           24.29         (1.99)          (1)           30.86        (29.32)         (1)
      055            7.86          (1.92)          (1)           3.95         (28.35)         (1)

      601          (30.60)        (1.33)          (1)          (28.82)       (19.66)         (1)

      501           11.26         (0.27)        (0.45)         (2.09)        (3.95)         (6.61)
      502            3.08          (0.68)        (1.14)          11.65        (10.04)       (16.76)
      503           (7.77)         (0.30)          (1)           11.39        (4.44)          (1)

      525            3.28          (0.14)        (0.24)         (2.84)        (2.08)         (3.48)
      526            3.64          (0.15)        (0.25)         (3.19)        (2.19)         (3.70)
      527           (1.13)         (0.73)        (1.22)         (7.62)        (10.78)       (18.01)

      531           (9.28)         (0.90)          (1)          (5.05)        (13.26)         (1)
      532          (24.14)        (0.45)          (1)          (87.92)       (6.60)          (1)
      533           14.79         (1.93)          (1)          (4.08)        (28.48)         (1)

* See "SUMMARY - Table S-1" for a list of the full names of the Partnerships.
(1) This partnership is not included in the minimum participation case.

Management's Discussion and Analysis of Financial Condition and Results of Operations

     General: This discussion should be read in conjunction with the financial statements and the notes thereto included in this Prospectus/Proxy Statement.

     Results of Operations: The combined limited partnerships recorded net income of $113,227 in 1995 as compared to a net loss of $1,443,826 in 1994. This increase in income was primarily due to the recognition of $659,326 in gain on sale of property in 1995 coupled with the recognition of $971,936 in impairments in 1994. The combined limited partnerships recognized a net loss of $1,221,892 in the first six months of 1996 as compared to $242,817 net loss in the first six months of 1995. The higher net loss in 1996 was primarily due to the recognition of $2,315,081 in impairments in 1996. Without such impairments the combined limited partnerships would have recorded net income of $1,093,189 for the first six months of 1996.

     Oil and gas sales were $10,117,119 in 1995 as compared to $11,315,601 in 1994. This represents a decrease of $1,198,482 or 11%. Oil sales decreased by $195,808, or 3% from $7,287,329 in 1994 to $7,091,513 in 1995. A 3% decrease in oil production reduced sales by $191,397 while a slight decrease in the average oil sales price reduced sales by an additional $4,411. Gas sales decreased by $1,002,764 or 25% from $4,028,280 in 1994 to $3,025,606 in 1995. A 17% decrease in the average gas sales price reduced sales by $608,634. A 10% decrease in gas production reduced sales by an additional $394,040. The changes in average sales prices correspond with changes in the overall market for the sale of oil and gas. The slight decrease in oil production was primarily the result of natural production declines, partially offset by the purchase of the McBride acquisition, a drilling of a replacement well on the Charlotte acquisition and the successful recompletion of a well on the Speary acquisition. The decrease in gas production was due to natural production decline partially offset by the procurement of an additional interest from a farmout in the Barnes Estate acquisition, which achieved payout, a successful workover on the Lake Decade acquisition and the successful recompletion of a well on the Speary acquisition.

     Oil and gas sales were $5,765,081 in the first six months of 1996 as compared to $5,307,528 in the first six months of 1995. This represents an increase of $457,553 or 9%. Oil sales increased by $65,046 or 2% from $3,644,034 in the first six months of 1995 to $3,709,080 in the first six months of 1996. A 13% increase in the average oil sales price increased sales by $433,200. This increase was partially offset by a 10% decrease in oil production. Gas sales increased by $392,507 or 24% from $1,663,494 in the first six months of 1995 to $2,056,001 in the first six months of 1996. A 38% increase in the average gas sales price increased sales by $568,756. This increase was partially offset by an 11% decrease in gas production. The changes in average sales prices correspond with changes in the overall market for the sale of oil and gas. The decreases in oil and gas production were primarily the result of natural production declines, partially offset by enhanced recovery techniques utilized on the Concord acquisition and the procurement of additional interest in the Barnes Estate acquisition from a farmout which achieved payout in the first quarter of 1995.

     Lease  Operating   Expenses:   Lease  operating   expenses  decreased  from
$4,613,177  in 1994 to  $4,312,449  in 1995.  The decrease of $300,728 or 7% was primarily the result of the lower production noted above.

     Lease operating expenses decreased to $2,154,194 in the first six months of 1996 as compared to $2,227,571 in the first six months of 1995. The decrease of $73,377 or 3% was primarily due to the lower production, noted above.

     Direct and Administrative Costs: Direct and Administrative Costs decreased to $2,066,379 in 1995 from $2,349,526 in 1994. This represents a decrease of $283,147 or 14%. This decrease was primarily a result of a $264,192, or 13% decrease in allocated expenses. The lower amount allocated by the General
Partner was primarily the result of lower employee compensation and legal expenses incurred by the General Partner.

     Direct and Administrative expenses decreased to $975,408 in the first six months of 1996 from $1,016,286 in the first six months of 1995. The decrease of $40,878 or 4% was primarily a result of overhead cost reductions by the General Partner in 1996.

     Depreciation, Depletion and Amortization: Depreciation, depletion and amortization (DD&A) expense decreased to $3,748,723 in 1995 from $4,955,008 in 1994. This represent a decrease of $1,206,285 or 24%. The changes in production, noted above, reduced DD&A by $294,025. A 20% decrease in the depletion rate reduced DD&A by an additional $912,260. The decrease in the depletion rate was primarily the result of upward revisions of the oil and gas reserves in December 1995, coupled with a lower property basis resulting from the recognition of $971,936 of impairments during December 1994.

     Depreciation, depletion and amortization expense decreased to $1,388,450 in the first six months of 1996 as compared to $2,024,137 in the first six months of 1995. This represents a decrease of $635,687 or 31%. A 24% decrease in the depletion rate reduced DD&A by $426,901. The changes in production, noted above, reduced DD&A by an additional $208,786. The decrease in the depletion rate was primarily the result of upward revisions of the oil and gas reserves in


182967_6

December  1995,   coupled  with  a  lower  property  basis  resulting  from  the recognition of an impairment of property totaling $2,315,081 in the first quarter of 1996.

     Impairment of Properties: The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of", which requires certain assets to be reviewed for impairment whenever circumstances indicate the carrying amount may not be recoverable. This SFAS 121 was implemented in the first quarter of 1996 resulting in a total non-cash impairment provision of $2,315,081 for certain oil and gas properties due to market indications that the carrying amounts were not fully recoverable.

     In 1994, non-cash write-downs totalling $971,936 were made. The write-downs were computed as the excess of the net capitalized costs over the undiscounted future net revenue from proved oil and gas reserves.

     Gain on Sale of Property: Gain on sale of property increased to $659,326 in 1995 from $6,537 in 1994. This represents an increase of $652,389. The increase was primarily the result of Enex Program I Partners, L.P. and Enex Income and Retirement Fund, Series 1, L.P. selling 85% of future assignments from the HNG Drilling Program to American Exploration Corporation and Louis Dreyfus Natural Gas Corporation for $765,000. A gain of $450,302 was recognized on the sale.

     In the first six months of 1996, the Partnerships recorded gains on sales of property totalling $137,710. The gains were the result of several unsolicited property sales made at sales prices above the property's estimated reserve value.

     Litigation Contingency: Enex Program I Partners, L.P. ("Program I") was named as a party to a suit filed by Texas Crude, Inc. ("Texas Crude"). In August 1993, a judgement was granted in favor of Texas Crude for $414,203 plus interest by the 101st Judicial District Court of Texas. Program I recognized a contingent liability at December 31, 1993 for $504,350. Program I appealed the verdict and filed a counterclaim for funds that were wrongfully withheld by Texas Crude. In December 1994, the Fifth District Court of Appeals reversed the judgement of the trial court and rendered a judgement in favor of Program I, in which Program I will recover $163,019 from Texas Crude plus interest. Accordingly, the contingent liability initially recognized in 1993 was reversed in December 1994 and a receivable for $254,588 was established.

     Both Program I and Texas Crude have filed Motions for Rehearings, which have been pending for more than a year. The accrued receivable balance at December 31, 1995 was $280,050, including $25,462 of additional interest accrued in 1995.

     Interest Income: Interest income decreased from $120,375 in 1994 to $41,795 in 1995. This decrease of $78,580 was primarily due to the recognition of interest in 1994 associated with the Texas Crude litigation discussed above. Interest income decreased to $7,545 in the first six months of 1996 from $13,059 in the first six months of 1995. This decrease of $5,514 was primarily due to a distribution of accumulated funds in Program I in January 1996.

     Production Taxes: Production taxes decreased to $569,321 in 1995 from $627,229 in 1994. This represents a decrease of $58,238 or 9% and is consistent with the decrease in oil and gas sales, noted above. Production taxes increased to $297,163 in the first six months of 1996 from $289,412 in the first six months of 1995. This represents an increase of $7,751 and is consistent with the increase in oil and gas sales, noted above.

     Liquidity and Capital Resources: At June 30, 1996 the Partnerships had all completed their producing property purchasing activities. Thus, the primary activity of the Consolidated Partnership will be to recover the reserves acquired and distribute to the Unitholders the net proceeds realized from the production of oil and gas. While the General Partner has sought and continues to seek to establish distributions at a sustainable level over a period of time, they are subject to change if net revenues are greater or less than expected. As such, anticipated debt repayment requirements can be expected to cause those Partnerships with debt to reduce their current levels of distributions in the absence of a consolidation.

     Net cash provided by operating activities decreased to $2,028,200 in 1995 from $3,832,974 in 1994. The decrease of $1,804,774 was primarily due to the decrease in oil and gas sales, noted above, coupled with the repayment of $1,237,015 of accounts payable owed to the general partner in 1995 as compared to an additional $156,309 borrowed from the General Partner in 1994. Net cash provided by operating activities remained relatively unchanged at $1,106,653 in the first six months of 1996 as compared to $1,152,360 in 1995. The slight decrease of $45,707 was primarily due to the increase in repayment of accounts payable and payable to the General Partner being offset by the increase in sales, noted above.

     Net cash provided by investing activities was $354,834 in 1995 as compared to $1,535,919 used by investing activities in 1994. The decrease was primarily due to $1,011,465 of property sales proceeds in 1995, as discussed above, coupled with the acquisition of properties for Enex Oil and Gas Income Program VI, Series 1, L.P. which became fully funded in 1995 and had its partners contributions invested. Net cash used by investing activities decreased to $209,322 in the first six months


182967_6
of 1996 from $280,056 in the first six months of 1995. The decrease of $70,734 was primarily due to higher properly additions, including improvements in the Concord acquisition, being partially offset by proceeds from the sales of property as discussed above.

     Net cash used by financing activities decreased to $2,113,330 in 1995 from $2,270,512 in 1994. The decrease of $157,182 was primarily the result of lower cash distributions in 1995 partially offset by proceeds for partners contributions to Enex Oil and Gas Income Program VI, Series 1, L.P. which become fully funded in 1994. Net cash used by financing activities increased to $1,043,451 in the first six months of 1996 from $771,010 in the first six months of 1995. The increase was primarily a result of higher cash distributions in 1996 due to higher oil and gas sales, as noted above.

     There appears to be sufficient future revenues to pay all obligations and expenses. All of the debt, except for the debt payable as trade accounts payable, is payable to the General Partner. The payable to the General Partner arises from the monthly allocation of general and administrative expenses by the General Partner in accordance with the partnership agreements. The payable is collectible upon demand by the General Partner, however, the payable has been classified as current or noncurrent based upon forecasted production and prices. The general partner does not intend to accelerate the repayment of the debt beyond the cash flow provided by operating activities.

     On a combined basis, the working capital of the Partnerships improved to $1,268,044 at June 30, 1996 from $650,016 at December 31, 1995 and a deficit of $351,396 at December 31, 1994. This improvement was primarily the result of the Partnerships paying down debt in 1995 and 1996. At June 30, 1996, the
Partnerships' combined current ratio was 1.94 and long-term debt totaled $1,798,016.

                                  RISK FACTORS

The Proposed Consolidation

     Limited partners should be aware of all of the following:

     Risks in Determining Exchange Values: The principal risks a limited partner takes in approving the Consolidation are two-fold. First, his properties may have oil or gas reserves, or both, that are not now apparent to the Independent Experts or the General Partner. If that is the case, he will not receive full credit for his property interests in the Consolidated Partnership. Second, future events may show that the exchange value formula itself operated to the disadvantage of his Partnership in relation to other Partnerships participating in the Consolidation. The assumptions and estimates used in the formula in valuing the assets for purposes of the Consolidation may turn out to have operated to the disadvantage of certain parties to the Consolidation or to have been incorrect, and even if they were not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations based on them. For example, after a period of production, certain reserves may be found to have been over- or under-estimated in the engineering studies. Price and cost estimates for particular periods and the rate employed to discount future net revenues to present value may be too high or too low. A particular mix of oil and gas properties may benefit more from price increases than another mix; gas may benefit more from price increases than crude oil, or vice versa. Taxes may favor one product over another. See "TAX ASPECTS-Possible Changes in Federal Tax Laws and Regulations." The price escalations and the discount rates employed in the formula may favor or disfavor longer-lived production compared to production with shorter lives, or highly leveraged Partnerships compared to Partnerships with lesser borrowings. Each such effect could overstate or reduce a limited partner's interest in the Consolidated Partnership in relation to what he could have received under a different formula. Historical operations and cash flows of the Partnerships have varied significantly relative to the Partnership's appraised net asset values and asset values are not always indicative of value or profitability. See the table captioned "Historical and Pro Forma Per $500 Interest Data" in "SELECTED FINANCIAL DATA" above. The assumptions that have been made may be erroneous. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values."

     Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from the fact that it holds differing amounts of Interests in the various Partnerships. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the engagement of an independent expert to appraise the value of the Partnerships' oil an gas properties, cannot fully eliminate the inherent conflicts of interest. Other methods of valuing the Partnerships for purposes of allocating the Units among them might have resulted in different valuations, which might have been more (or less) favorable to certain limited partners and/or to the General Partner. The General Partner has not retained an unaffiliated representative to act on behalf of the limited partners for purposes of negotiating the terms of the Consolidation. The terms of the Consolidation to the limited partners may be inferior to those that could have resulted had an independent third party either determined all of the elements of the exchange value or negotiated the terms with the General Partner or with third-party bidders. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" and "--Fairness of The Transaction." No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or


182967_6
recommended or endorsed the Units. The Partnerships, the Consolidated Partnership and the General Partner are not represented by separate counsel. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for these and other affiliates of the General Partner. It is anticipated that such multiple representation will continue in the future. See "THE CONSOLIDATED PARTNERSHIP--Conflicts of Interest."

     Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP--Compensation" and "--Participation in Costs and Revenues." The General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. A general partner is accountable to a limited partnership as a fiduciary and consequently must handle partnership affairs with trust, confidence and good faith, may not obtain any secret advantage or benefit from the partnership and must share with it all business opportunities clearly related to the subject of its operations. Sections 9.2 and 9.6 of the Articles contain various provisions that are designed to mitigate possible conflicts of interest, which may also have the effect of restricting the fiduciary duties that might otherwise be owed by the General Partner or which waive or consent to conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. The directors and officers of the General Partner also have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner. Because the General Partner has a fiduciary duty to manage the Consolidated Partnership in a manner beneficial to its limited partners and owes a similar duty to the limited partners of every partnership it manages, certain conflicts of interest could arise. See "THE CONSOLIDATED PARTNERSHIP--Management--Fiduciary Obligations and Indemnification" and "Conflicts of Interest."

     Changes in Distributions: The Consolidation, whether or not it results in savings in overhead or borrowing costs, is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. A limited partner whose Partnership takes part in the transaction will in effect exchange one set of property interests with particular depletion and cash flow characteristics for a larger set of property interests with different depletion and cash flow characteristics. While the General Partner has sought and continues to seek to establish distributions at a sustainable level over a period of time, they are subject to change if net revenues are greater or less than expected. Because of anticipated liability repayment requirements and lower revenues resulting from normal production declines, certain Partnerships would not be able to sustain their current levels of distributions, irrespective of their participation in the Consolidation. In the first twelve months following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships while other limited partners will experience a reduction from such levels of distributions. See Table F in "THE CONSOLIDATED PARTNERSHIP-Proposed Activities-Consolidated Partnership Distributions"

     Unrelated Business Taxable Income to Tax-Exempt Limited Partners. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income ("UBTI") to tax-exempt limited partners. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income, but only to the extent UBTI from all sources exceeds $1,000 per year. Although certain Partnerships (i.e., Income and Retirement Fund Partnerships) were designed to earn income that would not be characterized as UBTI, the income earned by the Consolidated Partnership will consist primarily of UBTI. Nevertheless, it is anticipated by the General Partner, based upon its projections of the Consolidated Partnership's income, that no limited partner of an Income and Retirement Fund Partnership will receive allocations of UBTI from the Consolidated Partnership in amounts exceeding the exempted amount of $1,000 per year. Thus, UBTI from the Consolidated Partnership should not trigger any federal tax liability for a tax-exempt limited partner unless the limited
partner  also  receives   UBTI  from  a  source  other  than  the   Consolidated
Partnership. See "TAX ASPECTS--Participation in the Consolidated Partnership,--Considerations for Tax-Exempt Limited Partners."

     Other Tax Risks: Although limited partners generally should not recognize gain or loss from the Consolidation, there are risks that limited partners of certain participating Partnerships could recognize gain or loss as a result of the Consolidation. See "TAX ASPECTS--The Proposed Consolidation". As is true with any partnership, Unitholders should be aware that they will be required to report income from the Consolidated Partnership even though such income may be in excess of cash distributions to them from the Consolidated Partnership. This could occur, for example, in those instances when the Consolidated Partnership repays the principal amount of its indebtedness (including any reimbursements to the General Partner of costs, including Direct and Administrative Costs, incurred during the Consolidation) or pays other nondeductible expenses. See "TAX ASPECTS--Participation in the Consolidated Partnership--Partnership Income, Gains and Losses."

     Consequences of Larger Entity: Any limited partner taking part in the Consolidation will, in effect, exchange the interest he now holds in a
Partnership for a much smaller interest in the much larger Consolidated Partnership. This will reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. By aggregating a Partnership's holdings in the Consolidated Partnership, limited partners of individual participating Partnerships will forsake the economic benefit of any extraordinary increases in value


182967_6
attributable to specific oil and gas properties now held by their Partnerships since those benefits will be shared by all of the Unitholders of the Consolidated Partnership. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues." The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

     Limited Liquidity: As is true of each of the Partnerships, the Consolidated Partnership is not intended to be a publicly traded partnership and there is no public market for the Units. In order to preserve the tax treatment of the Consolidated Partnership, the General Partner reserves the right to refuse to recognize any transfer of Units that may have occurred on a "secondary market or the substantial equivalent thereof" within the meaning of applicable provisions of the Internal Revenue Code. Accordingly, the Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although the Units are otherwise freely transferable, with certain limited restrictions, a Unitholder cannot expect to be able readily to liquidate his investment in case of emergency. The transfer of Units by California and Missouri residents is subject to additional legal restrictions. See "THE CONSOLIDATED PARTNERSHIP--Transfer of Units" and "TAX ASPECTS--Participation in the Consolidated Partnership--Publicly Traded Partnerships."

     Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may, at its option, purchase a higher percentage. By reason of the fact that the reduced annual maximum obligation to purchase Units upon presentment will be borne by the Consolidated Partnership, the General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreements of those Partnerships that offer presentment rights that participate in the Consolidation. The General Partner may, however, at its option, participate with the Consolidated Partnership in its annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units. If the Units are listed on a stock exchange or included for quotation on NASDAQ or a trading market for the Units otherwise develops (none of which events is anticipated to occur), such purchase offers will not be made at all. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment."

     Differences Between Texas and New Jersey Partnerships: The Units to be issued by the Consolidated Partnership are limited partnership interests in a New Jersey limited partnership, as are the Interests owned by the limited partners of all of the Partnerships other than the four Partnerships formed in Enex Oil & Gas Income Program II (which are Texas limited partnerships). As is true for the limited partners of the thirty Partnerships formed under New Jersey law, the limited partners of the Consolidated Partnership may, by vote of a majority in interest, remove the General Partner (provided that such action will not adversely affect the tax status of the Consolidated Partnership or any of the limited partners) and may, by a vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreements of the four Partnerships formed under Texas law (i.e., those in Enex Oil & Gas Income Program II), however, allow the limited partners to elect additional or successor general partners by a vote of a majority in interest but do not provide a right to vote on the removal of the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership." Limited partners in Enex Oil & Gas Income Program II Partnerships should also see "THE CONSOLIDATED PARTNERSHIP--Applicability of the New Jersey Act."


     Federal Income Tax Consequences: The General Partner has received an opinion of counsel that the Consolidation will be treated for federal income tax purposes as a transfer of assets by the participating Partnerships to the Consolidated Partnership in exchange for Units, followed by a liquidating distribution of such Units to the limited partners of the participating Partnerships. In general, such a transaction will not cause any gain or loss to be recognized by a limited partner unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion of counsel is not binding on the Internal Revenue Service (the "IRS").

     Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--The Proposed Consolidation" and "--Participation in the Consolidated Partnership".

     State Income Tax Consequences: The transactions involved in the proposed Consolidation may be subject to the income or other tax laws of one or more states and other taxing jurisdictions. In addition, because state income tax rates vary, the Consolidation of rights in a different set of oil and gas properties may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes

182967_6
are owed by him. See "TAX ASPECTS--Other Tax Aspects". Limited partners should consult their personal tax advisers regarding the application and effect of such state tax laws.

The Consolidated Partnership

     The factors set forth below relate to holding Units of limited partnership interest in the Consolidated Partnership. These other factors also affect the limited partners' investments in the existing Partnerships and, in general, a limited partner who becomes a Unitholder in the Consolidated Partnership will not increase his exposure to these other risks.

     General Industry Risks: The Consolidated Partnership's business is affected by the general risks associated with the oil and gas industry. The availability of a ready market for oil and gas purchased, sold and produced by the Consolidated Partnership depends upon numerous factors beyond its control, the exact effects of which cannot be accurately predicted. These factors include, among other things, the level of domestic production and economic activity generally, the availability of imported oil and gas, action taken by foreign oil-producing nations, the availability of transportation capacity, the availability and marketing of other competitive fuels, fluctuating and seasonal demand for oil, gas and refined products and the extent of governmental regulation and taxation (under both present and future legislation) of the production, refining, transportation, pricing, use and allocation of oil, natural gas, refined products and substitute fuels. Accordingly, in view of the many uncertainties affecting the supply and demand for crude oil, natural gas and refined products, it is not possible to predict accurately either the prices or marketability of oil and gas produced from any property in which the Consolidated Partnership may acquire an interest. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" below.


     Competition, Markets and Regulation. The oil and gas industry is intensely competitive in all phases and does not have high barriers to entry. There is also competition between the oil and gas industry and other industries in supplying the energy and fuel requirements of industrial, commercial, residential and other consumers. Hydrocarbon prices can be extremely volatile and since 1982 generally have been characterized by periods of weak demand and resulting excess total domestic and imported supplies. The unsettled nature of the energy market, highlighted by political and military events in the Middle East and elsewhere, and the unpredictability of action by OPEC members make it particularly difficult to estimate future prices of natural gas and oil. The oil and gas industry is subject to extensive regulation of natural gas distribution and the amounts of oil and gas which may be produced and sold, any or all of which are subject to change. In particular, the Consolidated Partnership's operations are affected significantly by laws and regulations at the federal, state and local levels regarding the protection of the environment. The nature of the Partnerships' operations is such that accidental violations can occur which would require significant expenditures to pay fines and the costs of remediation. See "THE CONSOLIDATED PARTNERSHIP--Competition, Markets and Regulation--Competition and Markets".


     Risks of Drilling for Oil and Gas. In some instances the Partnerships own undeveloped acreage upon which development wells may be drilled. In addition, during the productive lives of most oil and gas properties the reworking of wells will be required as a matter of normal operating practice to realize the full potential of the wells. The Consolidated Partnership reserves the right to participate in drilling or reworking activities on such properties. Drilling for oil and gas is speculative and involves substantial risks, including the risk of drilling unproductive wells, the risk of equipment failures and the risk of encountering impenetrable formations, water encroachments or unexpected pressures and other conditions which could result in a blowout. Reworking existing wells involves the risk that production may not be increased and that any increased production will not compensate the Consolidated Partnership for reworking costs. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities--Other Partnership Operations".


     Operating and Environmental Hazards. Hazards incident to the operation of oil and gas properties, such as accidental leakage, are sometimes encountered. Substantial liabilities to third parties or governmental entities may be incurred, the payment of which could reduce the funds available for distribution or result in the loss of the Consolidated Partnership's properties. The Consolidated Partnership may be subject to liability for pollution and other damages due to hazards which cannot be insured against or have not been insured against due to prohibitive premium costs or for other reasons. Environmental regulatory matters also could increase the cost of doing business or require the modification of operations In certain areas. See THE CONSOLIDATED PARTNERSHIP"--Competition, Markets and Regulation--Environmental and Conservation Regulations".


     Absence of Dissenter's Rights. Unitholders will not be entitled to any statutory dissenters' or appraisal rights. Because limited partners generally act by majority vote, individual limited partners may be required to retain their Units even after a substantial amendment of the Articles or a sale of substantially all the assets of the Consolidated Partnership in exchange for securities of another company. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners".

     Indemnification of General Partner. Under certain circumstances and subject to certain conditions, the General Partner, its officers, directors, employees and affiliates will be indemnified by the Consolidated Partnership against certain liabilities. See "THE CONSOLIDATED PARTNERSHIP--Management--Fiduciary Obligations and Indemnification." Should the

182967_6

General Partner be successful in asserting a claim for indemnification against the Consolidated Partnership, its assets could be subject to substantial reduction. (See the Articles, Section 9.3.)


     Substitution of a New General Partner. The Articles permit the General Partner to transfer its interest and substitute as General Partner (a) another corporation in connection with a merger or consolidation or a transfer of all or substantially all of the assets of the General Partner under certain circumstances or (b) a parent or subsidiary of the General Partner. If another corporation were ever substituted as the general partner of the Consolidated Partnership, the new general partner could, subject to the terms and conditions of the Articles, operate the Consolidated Partnership differently than would Enex Resources Corporation.


     Borrowing. The Consolidated Partnership may seek to finance further development of producing properties by borrowing from third parties in limited amounts. While the use of borrowed funds is intended to increase the Consolidated Partnership's profits, such borrowing could have the effect of causing losses. There can be no assurance that any such financing can be arranged. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities--Financing".

     Conflicts of Interest. The General Partner and its affiliates are free to engage in oil and gas exploration and development for their own accounts and to sponsor programs for the formation of additional limited partnerships to engage in activities similar to those of the Consolidated Partnership and may engage in farmout transactions with the Consolidated Partnership. As a consequence, conflicts of interest between the Consolidated Partnership and the General Partner or such other partnerships may arise. While certain transactions between the General Partner or its affiliates and the Consolidated Partnership described in Section 9.2(i) of the Articles may occur on terms no less favorable than those which could be obtained from independent third parties, possible conflicts of interest may nevertheless result. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" and "--Conflicts of Interest".


     Partnership Termination. Although the General Partner has never withdrawn from a Partnership, the General Partner may withdraw from the Consolidated Partnership upon 120 days prior written notice to the Unitholders, which notice will include information concerning the General Partner's nominee for election as substituted general partner. Such a withdrawal would cause the Consolidated Partnership's dissolution, unless the Unitholders who are limited partners elect a substituted general partner to continue the Consolidated Partnership's business. If the Consolidated Partnership is dissolved, the General Partner will attempt to sell all of the assets of the Consolidated Partnership and distribute the cash proceeds. Adverse tax consequences may result under such circumstances and the Consolidated Partnership may not be able to realize the full value of its assets. Such termination may occur if the General Partner determines it unprofitable to continue to operate the Consolidated Partnership. If any properties cannot be sold, the Unitholders will become owners of direct interests in such properties without limited liability in connection therewith and may have difficulties in coordinating their efforts to engage an operator to conduct well operations as well as in other respects. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Removal or Withdrawal of General Partner" and --"Dissolution" and "TAX ASPECTS--Participation in the Consolidated Partnership--Liquidation and Termination of the Consolidated Partnership".


     Classification of the Consolidated Partnership. The General Partner will not apply for a ruling from the Internal Revenue Service that the Consolidated Partnership will, for federal income tax purposes, be taxed as a partnership. The Consolidated Partnership will rely on a favorable opinion of counsel that the Consolidated Partnership will be classified as a partnership for federal income tax purposes. Such opinion is not binding on the Internal Revenue Service or the courts. See "TAX ASPECTS--Participation in the Consolidated Partnership--Partnership Status". See "TAX ASPECTS--Possible Changes in Federal Tax Laws and Regulations".

     Allocations of Profits and Losses for Tax Purposes. Although the General Partner believes that the allocations of Consolidated Partnership income, gain, loss, deduction and credit set forth in the Agreement will be recognized for federal income tax purposes, the Internal Revenue Service may successfully challenge allocations to the Unitholders. See "TAX ASPECTS--Participation in the Consolidated Partnership--Partnership Deductions" and "--Allocations to Partners".

     Preparation and Audit of Tax Returns. The transmission of information concerning the Consolidated Partnership and its operations to the Unitholders may be delayed, requiring Unitholders to file requests for extensions of time within which to file their personal income tax returns. In addition, the federal income tax returns of the Consolidated Partnership may be audited by the Internal Revenue Service, which could result in an audit of the federal income tax returns of the Unitholders. Any such audit of the Unitholders' tax returns could result in adjustments of items not related to the Consolidated Partnership as well as items related to the Consolidated Partnership. Unitholders may also incur expenses in contesting adjustments to the income tax returns of the Consolidated Partnership. See "TAX ASPECTS--Participation in the Consolidated Partnership--Partnership Returns, Audits and Tax Shelter Registration".

                           THE PROPOSED CONSOLIDATION



     The General Partner is proposing the Consolidation in order to combine the operations of the Partnerships. The General Partner has formed the Consolidated Partnership under the New Jersey Uniform Limited Partnership Law (1976) with itself as the sole general partner. The Consolidated Partnership's business will be to accept the assets and liabilities, except for amounts payable to the General Partner, of the existing Partnerships and to own, operate, exchange, purchase and sell interests in producing oil and gas properties and undeveloped leasehold interests (properties will be considered for purchase only if their acquisition is necessary in order to protect the Consolidated Partnership's interest in properties already owned), and to produce, process, transport and sell oil and gas. The Consolidated Partnership may not engage in exploratory drilling activities but may drill replacement, secondary or tertiary recovery, acceleration or other similar wells and may engage in development drilling projects. Participation in the Consolidation by all of the Partnerships would result in the Consolidated Partnership being formed with assets having an aggregate exchange value of $16,620,453 (see Table B: Consolidation Schedule--Composition of Exchange Values in "--The Consolidation Schedule" below).


Partnerships Subject to Consolidation

     This Prospectus/Proxy Statement is being furnished to the limited partners of each of the Partnerships listed below in connection with the solicitation by the General Partner of proxies for Meetings of limited partners of the Partnerships described in the accompanying Notice of Special Meetings of Limited Partners (the "Notice").

                                     TABLE A

                                THE PARTNERSHIPS

                                                                             Number of         Number of Limited
                                                                         Limited Partners       Partner Interests*

Enex Program I Partners, L.P..........................................        4,734                 193,629
Enex Oil & Gas Income Program II-7, L.P...............................          443                   8,870
Enex Oil & Gas Income Program II-8, L.P...............................        1,299                   5,863
Enex Oil & Gas Income Program II-9, L.P...............................        1,236                   3,109
Enex Oil & Gas Income Program II-10, L.P..............................        1,364                   3,916
Enex Oil & Gas Income Program III-Series 1, L.P.......................          940                   2,978
Enex Oil & Gas Income Program III-Series 2, L.P.......................        1,195                   4,270
Enex Oil & Gas Income Program III-Series 3, L.P.......................        1,172                   6,410
Enex Oil & Gas Income Program III-Series 4, L.P.......................          395                   5,410
Enex Oil & Gas Income Program III-Series 5, L.P.......................        1,768                  10,797
Enex Oil & Gas Income Program III-Series 6, L.P.......................        1,468                   6,340
Enex Oil & Gas Income Program III-Series 7, L.P.......................        1,377                   4,527
Enex Oil & Gas Income Program III-Series 8, L.P.......................        1,549                   7,196
Enex Oil & Gas Income Program IV-Series 1, L.P........................        1,363                   6,472
Enex Oil & Gas Income Program IV-Series 2, L.P........................        1,400                   4,938
Enex Oil & Gas Income Program IV-Series 4, L.P........................          431                   2,520
Enex Oil & Gas Income Program IV-Series 5, L.P........................          824                   4,561
Enex Oil & Gas Income Program IV-Series 6, L.P........................          723                   4,326
Enex Oil & Gas Income Program IV-Series 7, L.P........................          807                   5,021
Enex Oil & Gas Income Program V-Series 1, L.P.........................          448                   4,529
Enex Oil & Gas Income Program V-Series 2, L.P.........................          569                   2,972
Enex Oil & Gas Income Program V-Series 3, L.P.........................          710                   2,020
Enex Oil & Gas Income Program V-Series 4, L.P.........................          364                   2,954
Enex Oil & Gas Income Program V-Series 5, L.P.........................          523                   2,463
Enex Oil & Gas Income Program VI-Series 1, L.P........................          427                   2,021
Enex Income and Retirement Fund-Series 1, L.P.........................          189                   2,736
Enex Income and Retirement Fund-Series 2, L.P.........................          152                   2,884
Enex Income and Retirement Fund-Series 3, L.P.........................          143                   2,988
Enex 88-89 Income and Retirement Fund-Series 5, L.P...................          208                   2,300
Enex 88-89 Income and Retirement Fund-Series 6, L.P...................          204                   2,067
Enex 88-89 Income and Retirement Fund-Series 7, L.P...................          250                   3,089
Enex 90-91 Income and Retirement Fund-Series 1, L.P...................          278                   2,975
Enex 90-91 Income and Retirement Fund-Series 2, L.P...................          218                   2,020
Enex 90-91 Income and Retirement Fund-Series 3, L.P...................          228                   2,175

     ---------  *The  aggregate   amount  of  the  limited   partners'   initial
subscriptions divided by $500.

     The address of each Partnership is c/o Enex Resources Corporation, Three Kingwood Place, Suite 200, 800 Rockmead, Kingwood, Texas 77339.


     The single matter to be considered at each Meeting of limited partners is whether their Partnership should approve and participate in the Consolidation. The Consolidated Partnership will then continue on a combined basis the businesses of all of the Partnerships that take part in the transaction. The limited partners of the participating Partnerships will become Unitholders of the Consolidated Partnership. Because the matter to be considered is the same for each of the Partnerships, the Meetings have been combined and will be held at the same time and place. The Meetings may be adjourned from time to time by the General Partner for any reason.


     All of the Partnerships are New Jersey limited partnerships except for four partnerships, Enex Oil & Gas Income Program II-7, L.P., Enex Oil & Gas Income Program II-8, L.P., Enex Oil & Gas Income Program II-9, L.P., and Enex Oil & Gas Income Program II-10, L.P., which are Texas limited partnerships. All of the Partnerships have completed their purchases of producing properties. Information regarding the Partnerships' producing oil and gas properties is contained in Appendix A to this Prospectus/Proxy Statement in Tables 6 through 11.

     A copy of the Articles of Limited Partnership of the Consolidated Partnership (the "Articles") is attached as Appendix B to this Prospectus/Proxy Statement. For a discussion of some of the provisions of the Articles, see "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership".


The Consolidation Schedule

     Each participating Partnership will receive a number of Units based upon the exchange value of its net assets . The exchange values for the Consolidation were calculated by the General Partner based upon engineering estimates of Partnership reserves prepared by H.J. Gruy and Associates, Inc., an independent petroleum engineering firm ("Gruy"). In determining these estimates, Gruy applied certain assumptions regarding price and cost escalations. Estimates of future net revenues thereby obtained were then discounted for time and risk. Other assets less liabilities were also included as adjusted for estimated operations through June 30, 1996. Table B below shows the exchange value for each Partnership and Table C shows the allocation of exchange values attributable to the Interests of the General Partner and the limited partners. See "--Method of Determining Exchange Values".

     Following its receipt of such Units, each participating Partnership will be dissolved and the limited partners and the General Partner of each participating Partnership will receive, as a liquidating distribution, Units in accordance with the termination and dissolution provisions of its Partnership Agreement, as amended (see Table C and Appendix D). Units received by limited partners of the Partnerships (including the General Partner with respect to Interests which it holds) will represent limited partnership interests of the Consolidated Partnership and the Units, if any, received by the General Partner in its capacity as general partner will represent general partnership interests of the Consolidated Partnership.


     The Proxy and Ballot enclosed with each limited partner's copy of this Prospectus/Proxy Statement shows (i) his percentage interest as a limited partner in each Partnership on the record date for the Consolidation, and (ii) the exchange value of each such Partnership. See "--Method of Determining Exchange Values".


182967_6

                                     TABLE B

                 CONSOLIDATION SCHEDULE - COMPOSITION OF EXCHANGE VALUES

                Fair Market Value                                  Changes in
                of Proved Oil and    Other Assets   Distributions Payable to GP      Total       Units per       Distributions (1)
 Partnership *  Gas Reserves as of       Less           since         since        Exchange     $500 limited     per $500 limited
 -------------
                  June 30, 1996      Liabilities    June 30, 1996 June 30, 1996      Value    partner Interest   partner Interest
                  -------------      -----------    ------------- -------------     -----     ---------------    ----------------
      100          $4,056,887         $778,369        x,xxx,xxx     x,xxx,xxx    $4,835,256           1.97          $257.55

      207             799,720           60,686        x,xxx,xxx     x,xxx,xxx       860,406           9.23           307.37
      208             612,197           49,079        x,xxx,xxx     x,xxx,xxx       661,276           9.45           314.39
      209             364,877           31,480        x,xxx,xxx     x,xxx,xxx       396,357           8.17           313.61
      210             460,063           36,991        x,xxx,xxx     x,xxx,xxx       497,054           8.87           303.43

      301             277,827           16,636        x,xxx,xxx     x,xxx,xxx       294,463           0.32           228.27
      302             397,826           26,288        x,xxx,xxx     x,xxx,xxx       424,114           1.26           221.42
      303             604,448           45,538        x,xxx,xxx     x,xxx,xxx       649,986           7.33           272.34
      304             235,518           12,877        x,xxx,xxx     x,xxx,xxx       248,395           1.23           266.65
      305             217,980           72,493        x,xxx,xxx     x,xxx,xxx       290,473           0.96           281.05
      306             252,754           79,710        x,xxx,xxx     x,xxx,xxx       332,464           2.69           305.66
      307             175,605           58,308        x,xxx,xxx     x,xxx,xxx       233,913           1.54           293.95
      308             209,780           52,122        x,xxx,xxx     x,xxx,xxx       261,902           1.33           256.64

      401             134,897           18,640        x,xxx,xxx     x,xxx,xxx       153,537           0.62           217.10
      402              95,510           14,758        x,xxx,xxx     x,xxx,xxx       110,268           1.00           203.79
      404             161,017           18,205        x,xxx,xxx     x,xxx,xxx       179,222           3.28           157.33
      405             215,195           57,172        x,xxx,xxx     x,xxx,xxx       272,367           4.78           155.65
      406             141,679           33,956        x,xxx,xxx     x,xxx,xxx       175,635           2.77           155.07
      407             255,945           35,342        x,xxx,xxx     x,xxx,xxx       291,287           5.05           188.89

      051             255,910           41,898        x,xxx,xxx     x,xxx,xxx       297,808           5.44           173.03
      052             183,008           25,648        x,xxx,xxx     x,xxx,xxx       208,656           2.98           176.80
      053             172,842           24,557        x,xxx,xxx     x,xxx,xxx       197,399           5.97           155.51
      054             821,336           99,799        x,xxx,xxx     x,xxx,xxx       921,135          27.10           269.79
      055             630,090          110,757        x,xxx,xxx     x,xxx,xxx       740,847          26.20           236.89

      601             506,834           15,773        x,xxx,xxx     x,xxx,xxx       522,607          18.17            41.25

      501             228,975           21,705        x,xxx,xxx     x,xxx,xxx       250,680           3.50           311.17
      502             257,234           42,290        x,xxx,xxx     x,xxx,xxx       299,524           9.27           379.34
      503             160,724           42,288        x,xxx,xxx     x,xxx,xxx       203,012           4.10           390.53

      525              78,624           22,321        x,xxx,xxx     x,xxx,xxx       100,945           1.91           147.70
      526             111,094           16,784        x,xxx,xxx     x,xxx,xxx       127,878           2.02           134.90
      527             317,296           26,602        x,xxx,xxx     x,xxx,xxx       343,898           9.96           183.17

      531             387,502           30,393        x,xxx,xxx     x,xxx,xxx       417,895          12.26           204.50
      532             171,826           29,627        x,xxx,xxx     x,xxx,xxx       201,453           6.09           180.94
      533             522,346           95,995        x,xxx,xxx     x,xxx,xxx       618,341          26.32           245.47

            ==================  ===============  =============== =============  ============
TOTAL             $14,475,366       $2,145,087               $0            $0   $16,620,453
            ==================  ===============  =============== =============  ============

* See Table A for a list of the full names of the Partnerships.

(1) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

                                     TABLE C
      EXCHANGE VALUE ATTRIBUTABLE TO GENERAL AND LIMITED PARTNER INTERESTS

                       Attributable to                                                Attributable to General Partner's
                                                    -------------------------------------------------------------------------------
                     Limited Partners (1)        Capital Balance (2)           Revenue Interest(3)  Receivable from Partnerships(4)
                ------------------------------- ------------------------------ --------------------  ------------------------------
                                   %of total                        % of total            % of                           %of total
                Exchange     Units   Units     Exchange    Units       Units   Exchange Consolidated  Exchange    Units     Units
 Partnership*    Value      Offered Offered      Value    Offered     Offered    Value    Revenues     Value    Offered   Offered
 ------------    -----      ------- -------      -----    -------     -------    -----    --------    -----      -------   -------

      100     $3,824,556   382,456   23.80%    $997,542   99,754        6.21%        -       0.00%    $13,158     1,316      0.08%

      207        819,424    81,942    5.10%      37,630    3,763        0.23%        -       0.00%      3,352       335      0.02%
      208        554,252    55,425    3.45%      26,277    2,628        0.16%        -       0.00%     80,747     8,075      0.50%
      209        253,948    25,395    1.58%      28,069    2,807        0.17%        -       0.00%    114,340    11,434      0.71%
      210        347,618    34,762    2.16%      27,800    2,780        0.17%        -       0.00%    121,636    12,164      0.76%

      301          9,717       972    0.06%      48,290    4,829        0.30%    $7,767      0.05%    228,689    22,869      1.42%
      302         53,844     5,384    0.34%      55,844    5,584        0.35%    11,188      0.07%    303,238    30,324      1.89%
      303        470,282    47,028    2.93%      36,164    3,616        0.23%    17,328      0.10%    126,212    12,621      0.79%
      304         66,669     6,667    0.41%      12,916    1,292        0.08%     2,223      0.01%    166,587    16,659      1.04%
      305        104,538    10,454    0.65%      36,513    3,651        0.23%    12,655      0.08%    136,767    13,677      0.85%
      306        170,728    17,073    1.06%      64,584    6,458        0.40%    14,591      0.09%     82,561     8,256      0.51%
      307         69,945     6,995    0.44%      37,591    3,759        0.23%    10,282      0.06%    116,095    11,610      0.72%
      308         96,341     9,634    0.60%      49,707    4,971        0.31%    11,756      0.07%    104,098    10,410      0.65%

      401         40,198     4,020    0.25%      45,027    4,503        0.28%    10,228      0.06%     58,084     5,808      0.36%
      402         49,688     4,969    0.31%      36,841    3,684        0.23%     7,403      0.04%     16,336     1,634      0.10%
      404         82,757     8,276    0.52%       6,944      694        0.04%     8,876      0.05%     80,645     8,065      0.50%
      405        218,057    21,806    1.36%      29,114    2,911        0.18%    18,281      0.11%      6,915       692      0.04%
      406        119,964    11,996    0.75%      14,865    1,487        0.09%    13,097      0.08%     27,709     2,771      0.17%
      407        253,730    25,373    1.58%      20,864    2,086        0.13%    16,693      0.10%          -         -      0.00%

      051        246,675    24,668    1.54%      21,353    2,135        0.13%    29,780      0.18%          -         -      0.00%
      052         88,631     8,863    0.55%       4,607      461        0.03%    20,865      0.13%     94,553     9,455      0.59%
      053        120,642    12,064    0.75%       4,509      451        0.03%    19,739      0.12%     52,509     5,251      0.33%
      054        800,697    80,070    4.98%      24,563    2,456        0.15%    92,113      0.55%      3,762       376      0.02%
      055        645,370    64,537    4.02%      21,389    2,139        0.13%    74,084      0.45%          4         -      0.00%

      601        367,163    36,716    2.28%      14,804    1,480        0.09%    52,260      0.31%     88,380     8,838      0.55%

      501         99,877     9,988    0.62%      10,536    1,054        0.07%     3,118      0.02%    137,149    13,715      0.85%
      502        267,452    26,745    1.66%      10,922    1,092        0.07%     3,726      0.02%     17,424     1,742      0.11%
      503        122,502    12,250    0.76%       7,679      768        0.05%     4,496      0.03%     68,335     6,834      0.43%

      525         44,150     4,415    0.27%       7,352      735        0.05%     5,792      0.03%     43,651     4,365      0.27%
      526         41,914     4,191    0.26%       6,997      700        0.04%     5,333      0.03%     73,634     7,363      0.46%
      527        307,692    30,769    1.91%       9,958      996        0.06%    11,778      0.07%     14,470     1,447      0.09%

      531        364,770    36,477    2.27%       9,533      953        0.06%    19,131       0.12%     24,461     2,446     0.15%
      532        123,179    12,318    0.77%       3,323      332        0.02%    13,432       0.08%     61,519     6,152     0.38%
      533        572,651    57,265    3.56%      10,331    1,033        0.06%    33,390       0.20%      1,969       197     0.01%
             ---------------------- ---------------------------- --------------------- ----------------------------------

    Totals   $11,819,621 1,181,962   73.56%  $1,780,438  178,044       11.08%  $551,405        3.32% $2,468,989   246,901   15.36%
             ======================  =========================== ========================================================

* See Table A for a list of the full names of the Partnerships.

1.) See "THE PROPOSED CONSOLIDATION - Method of Determining Exchange Values" for the methodolgy used to determine the exchange value attributable to limited partners.
2.) The General Partner will convert its capital balance in the Partnerships that approve the consolidation in exchange for additional Units. See "THE PROPOSED CONSOLIDATION - Terms of the Consolidation".
3.) In accordance with the existing Partnership Agreements, net revenues earned by the Partnerships are generally allocated 10% to the General Partner and 90% to the limited partners. Certain Partnerships have such net revenues allocated 100% to the limited partners and certain other Partnerships will likely have such net revenues allocated 100% to the limited partners in the future. In order to provide a single blended sharing percentages for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests, it owns to be valued in the same manner as the outstanding interests in the affected Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" and Table I.
4.) The General Partner will contribute the amounts owed to it by the Partnerships that approve the Consolidation in exchange for addtional Units.
As a result, at its formation the Consolidated Partnership will not owe the General Partner any amount and will have essentially no debt. See "THE PROPOSED
CONSOLIDATION-Terms of the Consolidation".             .




                                     TABLE C
      EXCHANGE VALUE ATTRIBUTABLE TO GENERAL AND LIMITED PARTNER INTERESTS


                      Total                                        Aggregate
---------------------------------------------  ----------------------------------------------
                                 % of total                                     % of total
                 Exchange          Units         Units          Exchange          Units         Units
 Partnership*     Value           Offered       Offered           Value          Offered       Offered
 ------------
      100      $1,010,700         101,070           6.29%      $4,835,256       483,526          30.09%

      207          40,982           4,098           0.26%         860,406        86,041           5.35%
      208         107,024          10,702           0.67%         661,276        66,128           4.12%
      209         142,409          14,241           0.89%         396,357        39,636           2.47%
      210         149,436          14,944           0.93%         497,054        49,705           3.09%

      301         284,746          27,698           1.72%         294,463        28,670           1.78%
      302         370,270          35,908           2.23%         424,114        41,293           2.57%
      303         179,704          16,238           1.01%         649,986        63,266           3.94%
      304         181,726          17,950           1.12%         248,395        24,617           1.53%
      305         185,935          17,328           1.08%         290,473        27,782           1.73%
      306         161,736          14,715           0.92%         332,464        31,787           1.98%
      307         163,968          15,369           0.96%         233,913        22,363           1.39%
      308         165,561          15,381           0.96%         261,902        25,015           1.56%

      401         113,339          10,311           0.64%         153,537        14,331           0.89%
      402          60,580           5,318           0.33%         110,268        10,287           0.64%
      404          96,465           8,759           0.55%         179,222        17,035           1.06%
      405          54,310           3,603           0.22%         272,367        25,409           1.58%
      406          55,671           4,257           0.26%         175,635        16,254           1.01%
      407          37,557           2,086           0.13%         291,287        27,459           1.71%

      051          51,133           2,135           0.13%         297,808        26,803           1.67%
      052         120,025           9,916           0.62%         208,656        18,779           1.17%
      053          76,757           5,702           0.35%         197,399        17,766           1.11%
      054         120,438           2,833           0.18%         921,135        82,902           5.16%
      055          95,477           2,139           0.13%         740,847        66,676           4.15%

      601         155,444          10,318           0.64%         522,607        47,035           2.93%

      501         150,803          14,769           0.92%         250,680        24,756           1.54%
      502          32,072           2,835           0.18%         299,524        29,580           1.84%
      503          80,510           7,601           0.47%         203,012        19,852           1.24%

      525          56,795           5,100           0.32%         100,945         9,515           0.59%
      526          85,964           8,063           0.50%         127,878        12,255           0.76%
      527          36,206           2,443           0.15%         343,898        33,212           2.07%

      531          53,125           3,399           0.21%         417,895        39,876           2.48%
      532          78,274           6,484           0.40%         201,453        18,802           1.17%
      533          45,690           1,230           0.08%         618,341        58,495           3.64%
            ------------------------------------------  --------------------------------------------

    Totals     $4,800,832         424,942          26.44%     $16,620,453     1,606,904         100.00%
   =========================================  =============================================

* See Table A for a list of the full names of the Partnerships.

1.) See "THE PROPOSED CONSOLIDATION - Method of Determining Exchange Values" for the methodolgy used to determine the exchange value attributable to limited partners.
2.) The General Partner will convert its capital balance in the Partnerships that approve the consolidation in exchange for additional Units. See "THE PROPOSED CONSOLIDATION - Terms of the Consolidation".
3.) In accordance with the existing Partnership Agreements, net revenues earned by the Partnerships are generally allocated 10% to the General Partner and 90% to the limited partners. Certain Partnerships have such net revenues allocated 100% to the limited partners and certain other Partnerships will likely have such net revenues allocated 100% to the limited partners in the future. In order to provide a single blended sharing percentages for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests, it owns to be valued in the same manner as the outstanding interests in the affected Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" and Table I.
4.) The General Partner will contribute the amounts owed to it by the Partnerships that approve the Consolidation in exchange for addtional Units.
As a result, at its formation the Consolidated Partnership will not owe the General Partner any amount and will have essentially no debt. See "THE PROPOSED CONSOLIDATION-Terms of the Consolidation".

Method of Determining Exchange Values

     Proved Oil and Gas Reserves: For each Partnership property, Gruy , independent engineering consultants, estimated as of December 31, 1995, the recoverable units of oil and gas and the undiscounted and discounted future net revenues by year commencing January 1, 1996 and continuing through the estimated productive lives of the properties. A summary of each Partnership's property acquisitions and quantitative information regarding each Partnership's oil and gas reserves is included in "THE CONSOLIDATED PARTNERSHIP--Proposed Activities--Description of Properties" and Tables 8 and 9 below. Certain oil and gas property reserve information is also included in Tables 6, 7 and 15 in Appendix A. Included in this information are the reserve valuations of the properties of each Partnership prepared by Gruy. Gruy has been preparing reserve estimates for each of the Partnerships' oil and gas reserves since the inception of each Partnership's operations. Gruy was selected by the General Partner for this task based upon its reputation, experience and expertise in this area. Gruy is an international petroleum consulting firm with offices in Houston and
Dallas, Texas. Gruy's staff includes petroleum engineers and geology consultants. Services they provide include reserve estimates, fair value appraisals, geologic studies, expert witness testimony and arbitration. In 1995 and 1994, the Partnerships paid Gruy a total of $40,531 and 39,854, respectively, in fees for annual reserve report valuations. In 1996, the Partnerships paid Gruy a total of $40,703 for the valuations described in this Prospectus/Proxy Statement. In addition, Gruy has received aggregate compensation from the General Partner and other limited partnerships of which Enex is the general partner during the past two years in the amount of $131,692. The limited partners should be aware that the reserves estimated by Gruy include, in certain cases, estimates of proved undeveloped reserves as well as developed reserves, both producing and nonproducing, and, in any event, are estimates only and should not be construed as being exact amounts. See "RISK FACTORS--The Proposed Consolidation--Risks in Determining Exchange Values". Exchange values for the Consolidation were calculated by the General Partner utilizing Gruy's fair market valuations of the proved oil and gas reserves.


     According to Gruy, for the estimation of the fair market value of oil and gas properties, there are basically two approaches; namely, the income approach and the market data approach. The income approach requires the estimation of reserves, identification of their categories (proved, probable and possible), a detailed cash flow projection and the proper application of risk factors. The market data approach utilizes comparable sales of properties in the area. The fair market value was estimated using the income approach as opposed to the market data approach because it is difficult to identify sales of oil and gas properties that are comparable in net reserves, product prices, location, operating expenses and operator expertise. For the proved producing properties, the estimated discounted future net revenue was reduced to a fair market value by multiplying by a suitable fraction that accounts for the risk associated with such an investment. For proved developed non-producing reserves, a suitable risk factor was applied and the present value of the capital investment required to initiate production was subtracted from that value. This approach assumes that the capital is invested with certainty and the resulting cash flow stream is burdened with the uncertainty.

     Gruy estimated each Partnership's oil and gas reserves, applied certain assumptions described below regarding price and cost escalations, applied a 10% discount factor for time and various discount factors for risk, location, type of ownership interest, operational characteristics and other factors as follows:
Gruy applies a discount factor to all proved developed oil and gas reserves, including all of the Partnership properties, to reflect the risk inherent in estimating such reserves and that associated with an investment therein. Gruy further discounts the value of oil and gas reserves to the extent it determines appropriate based on its consideration of the particular location, type of interest, category of reserves and operational characteristics of such reserves.

     Working Interest and Net Profits Interest Ownership: The risk factors applied to proved producing reserves ranged from a low of 19.5% to a high of 33.5%. For the proved nonproducing reserves, the risk factors ranged from a low of 33% to a high of 67%. For the undeveloped reserves, the risk factors ranged from 61.5% and 78.6%.

     Overriding Royalty Interest Ownership: The risk factors applied to proved producing reserves ranged from 25% to 50.9%. For proved nonproducing reserves, the factors ranged from 35% to 82.5%.


     No fair market value was assigned to probable or possible categories of reserves. Gruy allocated the estimates among the Partnerships on a pro rata basis in accordance with their respective ownership interest in each of the properties evaluated. See Table 2 in Appendix A. The amounts so determined were then adjusted by the General Partner to take into account estimated sales of oil and gas produced during the period January 1 through June 30, 1996.


     Future net revenues were estimated by Gruy using an oil price of $18.00 per barrel and gas prices ranging from $.70 to $3.05 per mcf as supplied by the General Partner, such gas prices representing average prices received over the last 12 months in each field or property. Future operating costs and capital expenditures were estimated by the General Partner and utilized by Gruy in the future cash flow estimates. Prices and costs were escalated as follows: Oil prices were escalated 5.2% in 1997, 5.0% in 1998, 4.3% in 1999 and 3.2% in 2000
and 3.3% each year thereafter to a maximum of $30.69 per barrel. Natural gas prices were escalated 7.2% in 1997, 7.3% in 1998, 4.2% in 1999, and 3.0% each year thereafter to a

182967_6
maximum of $3.80 per thousand cubic feet. Operating expenses and future capital investments were escalated at the rate of 3.0% per year until the year in which the primary product reached its maximum price.

     The present worth of the total future revenues attributable to plant products resulting from the processing of natural gas in gas processing plants in which certain Partnerships hold interests is included in proved oil and gas reserves. Natural gas liquids prices were escalated in the same manner as oil prices.

     There can be no assurance that actual prices to be received in the future will be consistent with the assumptions described above, including the maximum oil and gas prices. It should be noted that at January 1, 1996 the estimated average prices of oil and gas sold by the Partnerships were approximately $19.00 barrel and $2.05 per thousand cubic feet, respectively.

     Upon written request by a limited partner or his representative who has been so designated in writing, a copy of Gruy's report will be sent, without charge, by the General Partner. Requests should be addressed to Robert E. Densford, Vice President-Finance, Secretary & Treasurer, Enex Resources Corporation, Suite 200, Three Kingwood Place, Kingwood, Texas 77339.

     No Other Property Values: The General Partner has not assigned exchange values to additional oil and gas that may be recoverable from such sources as undrilled well locations where geological and engineering data indicate (but are not considered to prove) the existence of formations that, if and when drilled, may be productive.


     Other Assets Less Liabilities: The General Partner's calculation of the exchange values shown for the remaining Partnership assets (called "other assets less liabilities") is derived from the Partnerships' balance sheets as of June 30, 1996 and includes, among other things, cash and short-term investments, oil and gas sales receivables, prepaids and other assets, less liabilities
(including liabilities owed to the General Partner), as adjusted for distributions after June 30, 1996.

     The General Partner's equity was created by all cash transactions (i.e., cash revenues received less cash expenses paid). Therefore, the General Partner's capital balance represents undistributed cash earnings and is valued as such. Other assets are comprised primarily of oil and gas and trade payables due within one month. As a result of the short duration of time to convert the assets and liabilities into cash, they were valued at their book value of the liability was used as its fair market value.

     Indebtedness to the General Partner: All but two of the Partnerships have notes and/or accounts receivable payable to the General Partner, typically for unreimbursed expenses paid by the General Partner on such Partnership's behalf. The total amount of the indebtedness is $2.9 million. In order to eliminate this indebtedness and to permit the Consolidated Partnership to operate on a debt-free basis following the Consolidation, the General Partner is contributing its accounts and notes receivable from the participating Partnerships to the Consolidated Partnership in exchange for Units. In calculating exchange values, the amount of indebtedness owed by each Partnership to the General Partner was deducted from the exchange value of its net assets and allocated to the account of the General Partner. See Table C. Thus the Units to be received by the General Partner upon consummation of the Consolidation will include a number of Units attributable to the cancelled indebtedness owed to the General Partner by each participating Partnership. These Units will be distributed to the General Partner at the same time that the Units received in exchange for Interests are distributed to limited partners (including the General Partner with respect to the Interests it owns). In the absence of this exchange of indebtedness for Units, the Consolidated Partnership would have to assume, if all Partnerships participate in the Consolidation, $2.9 million of indebtedness to the General Partner. Moreover, the General Partner will actually be exchanging its superior interest as a creditor of the participating Partnerships for an interest (i.e., Units) that is pari passu with the interests of the Unitholders of the Consolidated Partnerships.

Background of the Consolidation

     The amount of capital raised from all limited partners of each Partnership is set forth on Table 1. All net proceeds from the original offering of Interests by each Partnership have been invested as planned.

     The primary objectives of the Enex Income and Retirement Fund Partnerships were to acquire non-operating Interests that (i) did not subject the Partnerships to the risks or obligations inherent in the ownership of working interests, (ii) entitled the Enex Income and Retirement Fund Partnerships to revenues from sales of oil and gas, net of certain costs and expenses, resulting in regular cash distributions to limited partners and (iii) represented proven oil and gas reserves which afford protection against future inflationary increases in oil and gas prices. The General Partner believes these objectives were met for all of the Partnerships in the Enex Income and Retirement Funds.

     The primary objectives of the Enex Oil & Gas Income Partnerships were to purchase producing properties that (i) entitled the Enex Oil & Gas Income Partnerships to net revenues from sales of oil and gas, resulting in regular cash distributions to limited partners and (ii) represented, in general, proven oil and gas reserves and related properties which afford protection


182967_6
against future inflationary increases in oil and gas prices. The General Partner believes these objectives were met for all of the Partnerships in the Enex Oil & Gas Income Programs.

     Neither the General Partner nor any Partnership has experienced since the commencement of the most recently completed fiscal year, or, in the General
Partner's opinion, is likely to experience, any material adverse financial development.

     In the fall of 1995, the General Partner began evaluating the Partnerships to determine how they could be operated more efficiently and economically for the benefit of all of their partners. In December of 1985, the General Partner had consolidated the twelve separate oil and gas limited partnerships formed in the Enex Oil and Gas Income Program I into the single Partnership, Enex Program I Partners, L.P. During 1984 and 1985, general and administrative expenses for the twelve separate partnerships totaled $2,263,380 and $1,425,630, respectively. These significant declines ($628,074 or 44% from 1985 to 1986 and $184,413 or 23% from 1986 to 1987) were due to efficiencies gained from consolidating the twelve partnerships into one. The General Partner estimates that this consolidation has saved the limited partners of that consolidated partnership an aggregate amount in excess of $5 million in reduced administrative costs over the ten years since such consolidation. See Table E - Estimated Annual Savings in G&A Expenses for the estimated annual savings for each partnership expected to be yielded by the consolidation.

     In light of the savings achieved by the earlier consolidation, the Board of Directors of the General Partner (the "Board"), at a meeting held in December of 1995, discussed a possible consolidation of the Partnerships, and authorized and directed the management of the General Partner to investigate the costs and benefits of a potential consolidation and the alternatives thereto of continuing or liquidating the Partnerships and report their findings to the Board.

     Pursuant to the Board's request, the management of the General Partner compared the net present value of the estimated future cash flows to the Limited Partners under the different scenarios of liquidation, continuation and consolidation of the Partnerships. In addition, the General Partner also considered additional costs and benefits related to the alternatives of liquidation, continuation and consolidation, including, timing of payout, risks and uncertainties of continued operation of the Partnership's properties, diversification of interests, expanded reserve base, reduction in working capital and debt, elimination of certain conflicts of interest and reduction in the General Partner's interest at payout. A detailed discussion of the General Partner's analysis of the above described factors is set forth below under the caption "Fairness of the Transaction."

     In the course of its analysis, the General Partner also considered consolidating some but not all of the Partnerships and the continuation of the others. Although several limited partnerships managed by the General Partner were, in fact, determined not to be suitable for participation in the Consolidation, the General Partner determined that the benefits of the proposed Consolidation with respect to a decrease in overhead, diversification of interests and expanded reserve base would, in each case, be greater with full participation than with only partial participation, albeit to differing degrees.


     As a result of the above-described considerations, at a meeting of the Board on May 24, 1996, the Board approved the proposed Consolidation, subject to the approval of the limited partners.

Fairness of the Transaction


     The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all of the Partnerships and recommends approval of the Consolidation by each Partnership. As described in "Background of the Consolidation," the General Partner considered the alternative possibilities of dissolving and liquidating some or all of the Partnerships and continuing some or all of the Partnerships, but determined that the proposed Consolidation would provide the limited partners with greater overall benefits than any of these alternatives.

     The General Partner believes that the material risks relating to a liquidation of any one or more of the Partnerships outweigh the potential benefits thereof. The principal benefits to the limited partners of any Partnership of liquidation as opposed to continuation or consolidation would be the immediate realization of the cash proceeds of the sale of such Partnership's properties, and the avoidance of the risks and uncertainties associated with realizing the value of such properties over time. The material risk of such a liquidation would be that the prices the Partnership would receive for its properties upon liquidation from third party purchasers would be materially less than the net present value of the future cash flows from such properties.

     In fact, the exchange values assigned to the limited partnership interests of each Partnership represent the General Partner's estimation of the liquidation value of each Partnership. These exchange values are based primarily upon Gruy's independent estimations of the fair market value of each Partnership's properties as adjusted by the General Partner for cash on hand, short-term investments, receivables, prepaids and liabilities of each Partnership as shown on its June 30, 1996 balance sheet. A detailed description of the method used by Gruy to estimate the liquidation values of each Partnership's properties is set forth under the caption "Method of Determining Exchange Values" above.



     The prices paid by purchasers of Partnership properties would likely include a substantial discount for the risks and uncertainties of future cash flows, as indicated by the Gruy valuations; as well as a further material discount representing the purchaser's anticipated profit on the purchase. Due to the magnitude of such discounts, the General Partner believes that the net present value of the likely cash flows from the Partnerships' properties would materially exceed the liquidation proceeds of the Partnerships, and thus, that the risks of a liquidation of any or more of the Partnerships, i.e., materially reduced proceeds, outweigh the benefits, i.e., immediate realization of such proceeds.

     In addition, General Partner is owed an aggregate of $2.9 million by the Partnerships. Pursuant to a liquidation of the Partnerships, the General Partner would be paid this amount out of the liquidation proceeds before any proceeds would be available for distribution to the limited partners. Pursuant to the Consolidation, however, the General Partner will be exchanging its rights as a creditor of the Partnerships for Units of the Consolidated Partnership, which will place the General Partner in a pari-passu position vis-a-vis the limited partners with respect to this indebtedness.

     Table D below sets forth per $500 Limited Partner Interest basis the difference between (i) each Partnership's estimated liquidation value (based upon Gruy's estimated fair market values of each partnership's properties as adjusted by the General Partner for other assets and liabilities) and (ii) Gruy's estimates of the cumulative discounted future net revenues for the Consolidation Partnership allocated to each Partnership based upon its proportionate share of the total exchange value. The difference represents the General Partner's estimate of the additional value to be recovered by each Partnership over the life of the Consolidated Partnership's properties as a result of the Consolidation as compared to liquidation.


182967_6

                                     TABLE D

                   COMPARISION OF ESTIMATED LIQUIDATION VALUES
                   TO ESTIMATED DISCOUNTED FUTURE NET REVENUES

                                                                         Estimated (2)
                                                          Estimated (1)   Discounted
                                                           Liquidation    Future Net
                           Partnership                       Values        Revenues    Difference
                                                         ------------------------------------------
                                                             (Per $500 Limited Partner Interest)
Enex Program I Partners, L.P.                                 $19.75        $27.32      $7.57

Enex Oil & Gas Income Program II-7, L.P.                       92.38        127.77      35.39
Enex Oil & Gas Income Program II-8, L.P.                       94.53        130.74      36.21
Enex Oil & Gas Income Program II-9, L.P.                       81.68        113.00      31.32
Enex Oil & Gas Income Program II-10, L.P.                      88.77        122.76      33.99

Enex Oil & Gas Income Program III- Series 1, L.P.               3.26          4.51       1.25
Enex Oil & Gas Income Program III- Series 2, L.P.              12.61         17.44       4.83
Enex Oil & Gas Income Program III- Series 3, L.P.              73.37        101.48      28.11
Enex Oil & Gas Income Program III- Series 4, L.P.              12.32         17.05       4.73
Enex Oil & Gas Income Program III- Series 5, L.P.               9.68         13.39       3.71
Enex Oil & Gas Income Program III- Series 6, L.P.              26.93         37.24      10.31
Enex Oil & Gas Income Program III- Series 7, L.P.              15.45         21.37       5.92
Enex Oil & Gas Income Program III- Series 8, L.P.              13.39         18.52       5.13

Enex Oil & Gas Income Program IV- Series 1, L.P.                6.21          8.59       2.38
Enex Oil & Gas Income Program IV- Series 2, L.P.               10.06         13.92       3.86
Enex Oil & Gas Income Program IV- Series 4, L.P.               32.84         45.42      12.58
Enex Oil & Gas Income Program IV- Series 5, L.P.               47.81         66.13      18.32
Enex Oil & Gas Income Program IV- Series 6, L.P.               27.73         38.36      10.63
Enex Oil & Gas Income Program IV- Series 7, L.P.               50.53         69.90      19.37

Enex Oil & Gas Income Program V- Series 1, L.P.                54.47         75.32      20.85
Enex Oil & Gas Income Program V- Series 2, L.P.                29.82         41.24      11.42
Enex Oil & Gas Income Program V- Series 3, L.P.                59.72         82.59      22.87
Enex Oil & Gas Income Program V- Series 4, L.P.               271.06        374.85     103.79
Enex Oil & Gas Income Program V- Series 5, L.P.               262.03        362.37     100.34

Enex Oil & Gas Income Program VI- Series 1, L.P.              181.67        251.37      69.70

Enex Income and Retirement Fund -  Series 1, L.P.              36.50         50.50      14.00
Enex Income and Retirement Fund -  Series 2, L.P.              92.74        128.29      35.55
Enex Income and Retirement Fund -  Series 3, L.P.              41.00         56.72      15.72

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.        19.20         26.55       7.35
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.        20.28         28.06       7.78
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.        99.61        137.80      38.19

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.       122.61        169.57      46.96
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.        60.98         84.33      23.35
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.       263.29        364.11     100.82

1) See "The proposed Consolidation - Method of determining Exchange Values" for a discussion of the factors and methodology used to determine the exchange values.

2) Represents the estimated discounted (at 10%) future net revenues for the Consolidated Partnership, as determined by Gruy, allocated to the limited partners of each partnership based on their respective percentages of total units offered, as shown in Table C.

     The General Partner further believes that the benefits of the Consolidation outweigh its risks and costs, and that participation in the Consolidation would be more beneficial to the limited partners of any one or more of the Partnerships than the continuation of such Partnership. The material benefits of the Consolidation are set forth below.

     o Overhead and Operating Costs: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative, and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing, and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the separate Partnerships would incur a combined total of approximately $1,900,000 of Administrative Costs each year, but that if only the minimum number of Partnerships participates in the Consolidation, the Administrative Costs of the Consolidated Partnership would be $775,000 per year (with the Administrative Costs of the remaining Partnerships being $737,000 per year, for an aggregate total of $1,512,000), and if all Partnerships were to participate in the proposed Consolidation, the Administrative Costs of the Consolidated Partnership would be further reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements. (See Table J on pg. 70 for a breakdown of the estimated administrative costs of the Consolidated Partnership for its first twelve months of operation.)

     o Diversification of Interests: Limited partners who take part in the Consolidation will exchange their indirect interests in the business and properties of their separate Partnerships for indirect interests in the business and properties of the Consolidated Partnership. The Partnerships now hold interests in from 1 to 12 acquisitions and in a number of wells ranging from 8 to 10,946 gross wells per Partnership. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells. In addition, certain Partnerships own interests in other assets, such as gas processing plants, which other Partnerships do not.

     The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values." The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


     o Expanded Reserve Base: Currently, the individual Partnerships' oil, condensate and natural gas liquids reserve base ranges from 3.7 thousand barrels to 484 thousand barrels. The range for natural gas reserves is zero in some partnerships to 4.8 billion cubic feet in one Partnership. At January 1, 1996, the discounted value of these reserves ranged from a low of $137,000 to a high of $5.9 million.

     The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 6 and 7 in Appendix A.

     The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide both increased strength and flexibility in future negotiations with oil and gas purchasers and in the participation of reserve enhancement projects in which, in some cases, the individual Partnerships would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.

     o Working  Capital  and Debt:  The  General  Partner  is  contributing  its accounts and notes receivable from the Partnerships for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities".

     o General Partner's Interest at Payout: The Partnership Agreements provide that the General Partner's interest will increase from 10% to 15% upon payout to the limited partners. However, only two of the Partnerships are expected to reach payout within the next 5 years, unless oil and gas prices were to double. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues".


182967_6

     o Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.


     Against these benefits, the General Partner considered the costs of the Consolidation. For a detailed discussion of the risks of the consolidation, See "RISK FACTORS-THE PROPOSED CONSOLIDATION" above. The costs of planning and developing the Consolidation and presenting it to the limited partners of the Partnerships will be borne by the Consolidated Partnership if the Consolidation is effectuated, otherwise by the General Partner. The estimated amount of these costs is approximately $400,000 or approximately 2% of the aggregate exchange value in the Consolidated Partnership if all the Partnerships participate. Included are legal, accounting and engineering fees, printing and postage expenses, filing fees, a share of the administrative Costs of the General Partner and its affiliates, and other costs. The General Partner estimates that if all the Partnerships participate in the Consolidation, aggregate savings in reduced general and administrative costs will exceed $800,000 per year, and if the minimum number of Partnerships participate, the aggregate savings will exceed $388,000 per year. Table E below sets forth the estimated annual general and administrative cost savings to be yielded by the Consolidation for each Partnership on both a minimum and maximum participation basis. The annual cost savings represents the General Partner's estimate of the additional value to be received each year by each such Partnership in the Consolidation as compared to the alternative of continuation.


182967_6

                                     TABLE E
                    Estimated Annual Savings in G&A Expenses           Assumed              Assumed
                                                                       Maximum              Minimum
                                   Partnership                      Participation        Participation
                                                                    ---------------     ----------------
            Enex Oil & Gas Income Program I, L.P.                         $239,913             $195,164

            Enex Oil & Gas Income Program II, Series 7, L.P.                42,691                   (1)
            Enex Oil & Gas Income Program II, Series 8, L.P.                32,811               26,694
            Enex Oil & Gas Income Program II, Series 9, L.P.                19,666               15,986
            Enex Oil & Gas Income Program II, Series 10, L.P.               24,663                   (1)

            Enex Oil & Gas Income Program III, Series 1, L.P.               14,612               11,562
            Enex Oil & Gas Income Program III, Series 2, L.P.               21,045               16,684
            Enex Oil & Gas Income Program III, Series 3, L.P.               33,735                   (1)
            Enex Oil & Gas Income Program III, Series 4, L.P.                9,348                9,933
            Enex Oil & Gas Income Program III, Series 5, L.P.               14,414               11,213
            Enex Oil & Gas Income Program III, Series 6, L.P.               16,498               12,843
            Enex Oil & Gas Income Program III, Series 7, L.P.               11,608                9,040
            Enex Oil & Gas Income Program III, Series 8, L.P.               12,997               10,088

            Enex Oil & Gas Income Program IV, Series 1, L.P.                 8,735                5,781
            Enex Oil & Gas Income Program IV, Series 2, L.P.                 5,472                4,152
            Enex Oil & Gas Income Program IV, Series 4, L.P.                 9,328                   (1)
            Enex Oil & Gas Income Program IV, Series 5, L.P.                13,517                   (1)
            Enex Oil & Gas Income Program IV, Series 6, L.P.                 8,716                   (1)
            Enex Oil & Gas Income Program IV, Series 7, L.P.                13,406                   (1)

            Enex Oil & Gas Income Program V, Series 1, L.P.                 14,436                   (1)
            Enex Oil & Gas Income Program V, Series 2, L.P.                 10,356                7,566
            Enex Oil & Gas Income Program V, Series 3, L.P.                  9,806                7,178
            Enex Oil & Gas Income Program V, Series 4, L.P.                 46,797                   (1)
            Enex Oil & Gas Income Program V, Series 5, L.P.                 36,769                   (1)

            Enex Oil & Gas Income Program VI, Series 1, L.P.                25,938                   (1)

            Enex Oil & Gas Income Retirement Fund, Series 1, L.P.           12,439               10,010
            Enex Oil & Gas Income Retirement Fund, Series 2, L.P.           14,448               11,950
            Enex Oil & Gas Income Retirement Fund, Series 3, L.P.           10,074                   (1)

            Enex 88-89 Income & Retirement Fund, Series 5, L.P.              4,929                3,841
            Enex 88-89 Income & Retirement Fund, Series 6, L.P.              6,346                4,928
            Enex 88-89 Income & Retirement Fund, Series 7, L.P.             17,065               13,386

            Enex 90-91 Income & Retirement Fund, Series 1, L.P.             20,738                   (1)
            Enex 90-91 Income & Retirement Fund, Series 2, L.P.              9,997                   (1)
            Enex 90-91 Income & Retirement Fund, Series 3, L.P.             30,685                   (1)
                                                                    ---------------     ----------------

                                     Totals                               $823,998             $387,999
                                                                    ===============     ================

(1)  This partnership is not included in the minimum participation case.

     Because the savings likely to be generated by the Consolidation would substantially exceed its costs and in light of the other benefits of the Consolidation set forth above, the General Partner determined that a consolidation of all the Partnerships would be more beneficial to the Partnerships and the limited partners than the continuation of such Partnerships as individual entities.

     As described above under the caption "Background of the Transaction," the General Partner initiated the Consolidation and determined its structure. The principal structural elements affecting the limited partners are the determination of the exchange values to be used in the Consolidation and the provisions of the Articles of Limited Partnership of the Limited Partner. The exchange values to be used in connection with Consolidation were based primarily in Gruy's independent valuations, as adjusted by the General Partner. See "-Method of Determining Exchange Values." The General Partner does not believe that alternative methods of valuing the Partnership properties, such as using current or historical market prices, prices recently paid by the General Partner for Interests in the Partnerships (see Table 14 in Appendix A), net book value, going concern value or liquidation value, would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, the General Partner would not consider it as significant to the determination of the fairness of the transaction to the limited partners because in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating the purchasers' and sellers' estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to the other above-referenced valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the Units to be distributed to the Partnerships (and ultimately the holders of Interests) in consideration for the Partnerships' assets. No firm offer has been made by any person during the preceding 18 months regarding the merger or consolidation of any of the Partnerships, the sale or transfer of all or any substantial part of the assets of any Partnership or securities of any Partnership which would enable the holder thereof to exercise control of such Partnership.

     The Articles of the Consolidated Partnership contain no materially adverse changes to the rights of limited partners from the provisions of the Partnership Agreement currently in effect. The Partnership Agreements of all but six Partnerships give their limited partners the right to present their Interests for purchase on substantially the same terms and conditions as those set forth above. The Partnership Agreements of each of the other six Partnerships (i.e., those formed in Enex Oil & Gas Income Programs V and VI) instead provide that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. The Articles governing the Consolidated Partnership do not similarly require the General Partner to regularly submit a liquidation and dissolution proposal to a vote of the limited partners. However, in the General Partner's opinion, the prices yielded by the Consolidated Partnership's presentment formula will closely approximate the estimated fair market values of Partnership properties as determined by Gruy (which is intended to be an approximation of the prices for which Partnership properties could be sold), since Gruy's valuation methods also include escalated oil and gas prices, discounted present values of oil and gas reserves, and a flat 25% discount for all proved, developed reserves, with additional discounts based on the particular features of the property being evaluated.

     Although no director or group of directors has retained an unaffiliated representative to act solely on behalf of the limited partners for the purposes of negotiating the terms of the proposed Consolidation, the absence of these protections was considered, but was judged to be immaterial by the General Partner in determining the fairness of the proposed Consolidation to the limited partners. Because of the substantive and structural fairness of the Consolidation to the limited partners, as discussed above, the General Partner determined that the likelihood that such an unaffiliated representative of the limited partners would add value to the process of structuring the Consolidation or the result thereof was minimal and outweighed by the cost of retaining such representative (which, as an expense of the Consolidation, would be borne by the Consolidated Partnership in the event of the consummation of the Consolidation).


Terms of the Consolidation


     Partnership Voting Requirements and Rights: Approval of the proposed Consolidation by a Partnership will require the affirmative vote of a majority-in-interest of the limited partners of that Partnership. The required majority-in-interest is determined by reference to the limited partners' "Sharing Ratios" in their Partnership. As defined in the Partnership Agreements, "Sharing Ratio" means, with respect to a Partner, the ratio between such Partner's "Net Subscription" and capital contributions and the aggregate "Net
Subscriptions" and capital contributions of all Partners of the Partnership (including the General Partner). "Net Subscription" refers to the amount paid for his Interests in a given Partnership, less all commissions, selling expenses and Offering Costs charged against the subscription. Thus, the required majority-in-interest vote for approval of the Consolidation by each Partnership is based upon the receipt of written approval from limited partners of each Partnership whose Net Subscriptions and capital contributions, if any, collectively constitute a majority of the aggregate Net Subscriptions and capital contributions, if any, to such Partnership. A limited partner who has returned his signed Proxy and Ballot may thereafter change his vote by filing a revised Proxy and Ballot prior to the Meetings.


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



     Under the Plan of Consolidation, each of the participating Partnerships will dissolve and terminate following the transfer of its assets to the Consolidated Partnership. In order to facilitate the Consolidation and resulting dissolutions and terminations, certain amendments to the Partnership Agreements of each of the participating Partnerships are needed. These amendments are part of the Plan of Consolidation. See Appendix D, Proposed Amendments to the Partnership Agreements of the Partnerships.


     Among the changes required to facilitate the Consolidation are provisions that will permit the participating Partnerships' post-consolidation assets (i.e., their Units) to be distributed to their Partners in kind rather than exclusively in cash. Without the right to distribute the Units to the limited partners, the Consolidation could not take place at all. Another change permits the General Partner to contribute the indebtedness the participating Partnerships owe to the General Partner to the capital of the respective participating Partnerships. This change will facilitate the conversion of the participating Partnerships' indebtedness to the General Partner into an equity interest in the form of Consolidated Partnership Units. The Partnership Agreement of each of the Partnerships provides for the dissolution and winding up of the affairs of the Partnerships and the amendment of the Partnership Agreements by the affirmative vote and receipt of written approval of a majority-in-interest of the limited partners, determined in accordance with their Sharing Ratios.

     This paragraph is material only to limited partners in Enex Oil & Gas Income Program VI - Series 1, L.P. The Partnership Agreement of Enex Oil & Gas Income Program VI - Series 1, L.P. contains provisions prescribing the terms of consolidation transactions in which it may participate if, as a result of any such consolidation, there will be significant adverse differences between (i) the limited partner's voting rights in the Partnership and in the roll-up entity (i.e., the Consolidated Partnership); (ii) the term of the existence of the Partnership and the Consolidated Partnership; (iii) the General Partner's compensation in the Partnership and in the Consolidated Partnership; or (4) the investment objectives of the Partnership and the Consolidated Partnership. The General Partner believes that the proposed Consolidation does not entail any of the adverse differences described above and, therefore, that the provisions of such Partnership Agreement do not apply to the Consolidation. Nevertheless, limited partners of Enex Oil & Gas Income Program VI - Series 1, L.P. should note that those provisions contain two requirements which the proposed Consolidation does not satisfy and that, to the extent that the Consolidation does not comply with any of the requirements of the Partnership Agreements, compliance with them is waived by the amendments to the Partnership Agreements set forth in Exhibit D. The applicable requirements are that the appraised value of all Partnership properties and other assets will be determined by an Independent Expert selected by the General Partner as of a date immediately prior to the announcement of the proposed transaction assuming an orderly liquidation of Partnership assets over a 12 month period. As discussed under "-Method of Determining Exchange Values" above, the Partnership properties were appraised by Gruy as of December 31, 1995 to determine their fair market values (not their liquidation values), with the General Partner adjusting those values for production and sales of oil and gas between January 1 and June 30 , 1996 and for the value of the Partnership's other assets and liabilities. At June 30, 1996, the other assets consist of cash of $8,684, accounts receivable of $33,432 and other current assets of $130 and the liabilities consist of accounts payable of $26,473. The net amount of other assets less liabilities is $15,773.

     Based on the nature and small amount of those assets and liabilities, the General Partner does not believe that an independent expert's appraisal of such assets and liabilities is justified.


     Limited partners should note that although they will be voting on the Plan of Consolidation and the amendments to the Partnership Agreements, limited partners cannot vote separately on the two items.


     Only limited partners of record at the close of business on the record date set forth in the accompanying Notice will be entitled to vote on the proposed Consolidation. The thirty-four Partnerships had a total of approximately 12,518 limited partners at that date. To the General Partner's knowledge, except for Enex Resources Corporation and the limited partners listed in Table 2 in Appendix A, there are no limited partners holding, either of record or beneficially, a 5% or greater Sharing Ratio in any of the Partnerships.

     The amount of Interests and the Sharing Ratios attributable to such Interests owned by the General Partner as of June 30, 1996 and the other 5% holders are shown in Table 2 in Appendix A. The General Partner and its affiliates will vote all Interests owned by them in favor of the Consolidation. Thus, by virtue of the General Partner's ownership of more than 53% of the Interests in Enex Program I Partners, L.P., participation in the Consolidation by that Partnership is assured.

     Limited partners entitled to vote may vote either by attending the Meetings in person or by signing, completing and delivering their Proxy and Ballot included with this Prospectus/Proxy Statement in the postage-paid envelope provided for this purpose. With respect to each Partnership in which he holds an interest, each limited partner will be entitled to vote separately For or Against the proposal or Abstain from voting. Because approval of the Consolidation by each Partnership requires the affirmative vote of a majority in interest of the limited partners, an abstention will have the same effect as a vote against the Consolidation. Failure to specify on the Proxy and Ballot the manner in which a limited partner wishes to vote his Interests on the proposal will result in such interest being voted For the proposal. The Meetings of the limited partners may be adjourned by the General Partner from time to time.


182967_6

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



     Consolidation   Procedure:   The   consolidation   of   the   participating
Partnerships is proposed to be effected in the following manner:


     1. The Consolidated Partnership is offering to acquire all of the assets, subject to the liabilities, of the Partnerships in exchange for Units of limited partnership interest in the Consolidated Partnership.


     2. The proposed transfer of assets to the Consolidated Partnership by each of the Partnerships is being submitted to the limited partners thereof for their approval, pursuant to which each of the participating Partnerships will adopt and agree to the Plan of Consolidation whereby the Partnerships will consolidate to form the Consolidated Partnership. See Appendix C, the Plan of Consolidation. The Consolidation is subject to the satisfaction of all the terms and conditions set forth under "--Conditions to the Consolidation" and in the Plan of Consolidation. See "--Partnership Voting Requirements and Rights".

     3. All of the assets, subject to the liabilities (except for the amounts owed to the General Partner), of the Partnerships that approve the Consolidation will be conveyed to the Consolidated Partnership in exchange for Units of limited partnership interest in the Consolidated Partnership. The General Partner will contribute the amounts owed to it by the participating Partnerships to the participating Partnerships and will, consequently, receive additional Units therefor.

     4. The extent to which each limited partner will share in the Consolidated Partnership is described under "--The Consolidation Schedule".


     5. Upon transfer of their assets to the Consolidated Partnership, the Partnerships that take part in the Consolidation will be dissolved and liquidated. Each Partner of each participating Partnership will receive Units of limited partnership interest in the Consolidated Partnership. Units will be calculated to 4 decimal places. Unitholders who elect to do so will become limited partners in the Consolidated Partnership. A limited partner of a participating Partnership who does not choose to become a limited partner in the Consolidated Partnership will remain an assignee of the limited partnership interest represented by the Units distributed to him in liquidation of his Partnership, entitled to the economic benefits of such Units but not entitled to certain other rights of a limited partner. See "--Request for Admission As Limited Partner", below.

     6. The Exchange Offer. The Consolidated Partnership will also offer, on the terms and subject to the conditions set forth in this Prospectus/Proxy Statement, to exchange Units for validly tendered Interests of individual limited partners in the non-participating Partnerships. The Consolidated Partnership will accept such tendered Interests and issue Units in exchange therefor if the Plan of Consolidation is not approved by the tendering limited partner's Partnership and the tendering limited partner voted in favor of the Consolidation. One Unit will be offered for each $10.00 of Exchange Value assigned to the Interests. Upon consummation of the Consolidation, the participating Partnerships' limited partners will receive a proportionate number of Units equal to $10 of exchange value as the limited partners of nonparticipating Partnerships will receive under the Exchange Offer. The Partnerships and the exchange value assigned to the Interests therein are listed in Table C "Exchange Value Attributable to General and Limited Partner Interests" in "--The Consolidation Schedule" above. The Exchange Offer is limited with respect to any Partnership to the amount of Interests that may be transferred without causing a termination of the Partnership for federal income tax purposes. See "TAX ASPECTS--Participation in the Consolidated Partnership--Liquidation and Termination of the Consolidated Partnership".

     Conditions to the Consolidation: The principal conditions to consummation of the Consolidation are the requirements (a) that the Consolidation be approved by the limited partners of Partnerships whose assets, together with the exchange value of those Interests that are exchanged for Units pursuant to the Exchange Offer, have an aggregate exchange value of $10 million or more2; (b) that the Consolidation does not violate any order, decree or judgment of any court or governmental body having jurisdiction; (c) that between the date of this Prospectus/Proxy Statement and the time of closing of the Consolidation no development or change occurs, or is discovered, in the business or properties of one or more of the Partnerships that approve the Consolidation, or in the applicable regulatory or tax structure, or otherwise, that would materially adversely affect the business, properties or prospects of the Consolidated Partnership, but that would not also affect the Partnerships generally in the same manner or to the same extent; (d) all necessary governmental and third party permits, consents and other approvals have been obtained, and (e) there is no pending or threatened legal action challenging or seeking to prevent the consummation of the Consolidation.


     If condition (c) is not met with respect to one or more of the Partnerships that approve the Plan of Consolidation, and the withdrawal of such Partnership or Partnerships from the Consolidated Partnership would not have a material adverse effect on the Consolidated Partnership, the General Partner may, in its sole discretion, either form the Consolidated Partnership without including the assets of the Partnership or Partnerships which do not meet condition (c) or re-solicit the limited
--------

     2By reason of the General Partner's ownership of more than 53% of the Interests in Enex Program I Partners, L.P., that Partnership's participation in the Consolidation, with its $5.1 million exchange value, is assured.


182967_6

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

partners of such Partnership or Partnerships and include such Partnership or Partnerships in the Consolidated Partnership if the requisite percentage of resolicited Partners approve the Consolidation based upon exchange values which give effect to the changed circumstances. If the exchange value of any Partnership determined at the time of transfer has changed by less than 15% from the exchange value set forth herein, such change will not be deemed material. Conversely, any change in exchange value of 15% or more will be deemed material. In addition, the General Partner may, in its sole discretion, elect to cancel the Consolidation if dissenters' rights (see "-Dissenters' Rights" below) are exercised by limited partners holding more than 10% of the aggregate exchange value of all the Partnerships that participate in the Consolidation.

     The General Partner also retains the right to terminate the proposed Consolidation if, in its judgment, the Consolidation is rendered impracticable or inadvisable by war or other calamity or a material adverse change in general market or economic conditions.

     Partnerships That Vote Not to Consolidate: Any Partnership whose limited partners do not approve the Consolidation will continue its present business unchanged and the limited partners of such Partnership who do not participate in the Exchange Offer will continue to have all of their existing rights and privileges. The rights and interests of the non-participating Partnerships' limited partners will not be altered in any respect and non participating Partnerships will not pay any part of the costs of planning and developing the proposed Consolidation and presenting it to the limited partners or of the costs incurred in connection with the consummation of the Consolidation.

     Plan of Solicitation: Proxies will be solicited by mail, telephone and personal interviews by directors, officers and other employees of the General Partner. Directors, officers and other employees of the General Partner will use their best efforts to solicit proxies in favor of the Plan of Consolidation. The General Partner may utilize solicitation material in addition to this Prospectus/Proxy Statement. Such material may consist of a summary description of the Consolidation in question and answer format or similar material. The General Partner has not authorized the use of other solicitation material. When used, material must be preceded or accompanied by this Prospectus/Proxy
Statement. Although the information contained in additional solicitation material will not conflict with any of the information set forth herein, such material will not purport to be complete. Such solicitation material should not be considered a part of or incorporated in this Prospectus/Proxy Statement or the Registration Statement of which this Prospectus/Proxy Statement is a part.

     No solicitation fees or other compensation will be paid to any such persons although the General Partner will be reimbursed for actual costs and expenses incurred in connection with such activities, including allocable Administrative Costs. If the Consolidation is consummated, all costs of the Consolidation will be paid by the Consolidated Partnership and allocated to the Unitholders, including the General Partner and the limited partners.

     The  General  Partner   reserves  the  right  to  engage  the  services  of
broker-dealers to assist it in the solicitation process. No fees or other compensation will be paid to such broker-dealers but they will be entitled to reimbursement for their out-of-pocket costs. The General Partner contemplates utilizing such services only in those states, if any, in which local law prohibits the General Partner and its subsidiary from soliciting proxies directly.

     Request For Admission As Limited Partner: Each Unitholder who wishes to become a limited partner in the Consolidated Partnership may do so subject to his being able to satisfy, among other things, certain suitability standards by making the statements, promises and agreements that are set forth in Section
10.1 of the Articles and incorporated in the "Request for Admission as Limited Partner" form that is part of the accompanying Proxy and Ballot.

     Such statements, promises and agreements are substantially similar to those which were contained in the subscription agreement and power of attorney signed by each limited partner at the time he subscribed for Interests in a Partnership and include among other things, a certification that the Unitholder's Social Security or Taxpayer Identification Number is correct and that the Unitholder is not subject to backup withholding on interest or dividends, and, in most cases, a representation that the Unitholder has either (i) a net worth of not less than $90,000 or $100,000 or (ii) a net worth of not less than $25,000 or $30,000 and an annual income of $25,000 or $30,000 or more. Unitholders in certain states must meet different financial suitability standards, as set forth in Section
10.1 of the Articles.

     If at any time the General Partner determines that any statement, promise or agreement made by or requested of a Unitholder was false when made, has been violated, or would be false if made at a later time, or that a Unitholder is otherwise not qualified to hold interests in federal oil and gas leases, or otherwise jeopardizes the Consolidated Partnership's tax status or the limited liability of other Unitholders of the Consolidated Partnership, then the General Partner will have the right, but not the obligation, to purchase the Units of such Unitholder at a price equal to the most recent purchase price for the Units determined pursuant to the purchase price formula described under "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" below or, if there has not yet been such a determination, at a price equal to 95% of the exchange value of the Units, or, if a trading market for the Units has developed, at the then current market price for such Units. The General Partner regards this to be necessary to protect the Consolidated Partnership and its Unitholders

182967_6

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



against any unnecessary expense or disability that might result if a Unitholder were unable to make the necessary statements, promises and agreements or were subject to another disqualification.


     Limited partners who fail to sign and return the Proxy and Ballot or who indicate on the Proxy and Ballot that they do not desire to become limited partners in the Consolidated Partnership will be deemed assignees of limited partnership interests in the Consolidated Partnership if they meet the above described requirements and if their Partnerships participate in the Consolidation because such limited partners will become Unitholders of the Consolidated Partnership no matter how they voted on the transaction. As an assignee of a limited partnership interest in the Consolidated Partnership, a Unitholder will be entitled to the economic benefits resulting from ownership of the limited partnership interest (the right to share in the profits and losses of the Consolidated Partnership and to receive a return of the capital allocable to the assigned limited partnership interest), will be treated as a partner for federal income tax purposes and will be allocated his proportionate share of income, gain, loss, deduction or credit attributable to the assigned limited partnership interests (see "TAX ASPECTS--Participation in the Consolidated Partnership"). However, an assignee will not be entitled to vote or to exercise the statutory rights of a limited partner or to present Units for purchase by the Consolidated Partnership (see "THE CONSOLIDATED PARTNERSHIP--Right of Presentment"). Such a Unitholder may find it extremely difficult to terminate his investment in the Consolidated Partnership if no market for the Units develops. Assignees of Units may, however, become limited partners of the Consolidated Partnership at any time by properly completing, signing and delivering to the General Partner a "Request for Admission as Limited Partner" form, including a "Power of Attorney" and a "Certification as to Eligibility", such as the one set forth on the reverse side of the accompanying Proxy and Ballot. In addition, a transferee of Units may become a limited partner in the Consolidated Partnership whether or not his transferor was such a limited partner. See "THE CONSOLIDATED PARTNERSHIP--Transfer of Units".

     The General Partner is aware of no reason why the limited partners of a participating Partnership should not choose to become limited partners in the Consolidated Partnership rather than assignees of a limited partnership interest therein. Because execution of the Proxy and Ballot constitutes a request for admission as a limited partner in the Consolidated Partnership regardless of how the limited partner voted on the Consolidation, a limited partner who does not wish to become a limited partner in the Consolidated Partnership must indicate that choice when signing the Proxy and Ballot by checking the box provided for that purpose. If no special instructions are given on a properly signed Proxy and Ballot form, it will be assumed that the limited partner has elected to become a limited partner in the Consolidated Partnership.

     The "Request for Admission as Limited Partner" included as part of the Proxy and Ballot contains a power of attorney which appoints the General Partner as attorney-in-fact for the Unitholder and, together with the power of attorney set forth in the Articles, authorizes the General Partner, on behalf of the Unitholder, to execute, acknowledge, swear to and file: (1) all certifications required or permitted under the provisions of the Internal Revenue Code and all documents for and agreements with the Internal Revenue Service to keep open the statute of limitations with respect to any Consolidated Partnership items under examination by the Internal Revenue Service or to establish a Unitholder's liability for tax or withholding of tax, entitlement to a credit or refund of tax; (ii) all stock exchange listing applications, NASDAQ applications and other instruments and agreements relating to the possible establishment and maintenance of a market for the Units; (iii) the Articles and any amendments thereto made in accordance therewith; (iv) certificates of limited partnership required by law and all amendments thereto; (v) all certificates and other instruments necessary to qualify or continue the Consolidated Partnership in the states where it may be doing business; (vi) leases, assignments and other instruments required or permitted in connection with the leasing of lands for oil, gas or other mineral exploration or production; (vii) all assignments, conveyances or other instruments or documents necessary to effect the dissolution and liquidation of the Consolidated Partnership; and (viii) all other filings with agencies of the federal government, of any state or local government, or of any other jurisdiction, which the General Partner considers necessary or desirable to carry out the purposes and business of the Consolidated Partnership. This power of attorney is deemed to be coupled with an interest, is irrevocable and is intended to survive death or incapacity, to the extent a Unitholder may legally contract for such survival.


     The General Partner will be the limited partner of record with respect to all Units held by Unitholders who are not admitted to the Consolidated Partnership as limited partners; provided, however, that any voting rights to which such Unitholders would be entitled were they limited partners will be exercised by the General Partner in proportion to the votes cast by Unitholders who are limited partners.


     Voting and Other Rights Under New Jersey Law This Section is material only to limited partners in Partnerships in Enex Oil & Gas Income Program II): The affairs of the Consolidated Partnership will be governed by New Jersey law. The limited partners of the four Partnerships formed under Texas law (i.e., Enex Oil & Gas Income Program II-7, L.P., II-8, L.P., II-9, L.P. and II-10, L.P.) have the right to elect additional or successor general partners by a vote of a majority in interest but may not vote on the removal of the General Partner. The limited partners of the thirty other Partnerships (which are formed under New Jersey law) have, and the limited partners of the Consolidated Partnership will have, the right to remove the General Partner by vote of a majority in interest (provided that such action will not adversely affect the tax status of the Consolidated Partnership or any of the limited partners) and to approve or disapprove the selection of an additional or successor general partner by vote of two-thirds in interest. See "THE CONSOLIDATED PARTNERSHIP--Summary


182967_6

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




of the  Articles  of Limited  Partnership."  Limited  partners in Enex Oil & Gas
Income   Program   II   Partnerships   should   also   see   "THE   CONSOLIDATED
PARTNERSHIP--Applicability of the New Jersey Act."

     New Jersey law requires that a limited partnership keep a current list of the names and addresses of all partners, copies of the limited partnership agreement and the certificate of limited partnership and all amendments thereto and income tax returns for the three most recent years at a registered office in New Jersey for inspection by all partners. Texas law requires that a limited partnership keep such information and make it available to partners in its principal United States office, along with a current list of the partners and their percentage interest in the partnership, copies of income tax returns for the six most recent tax years, a written record of the amount of each partner's capital contribution and of the date on which each partner became a partner, and books and records of account of the limited partnership. The General Partner has always kept such records for all the Partnerships at their principal office in Kingwood, Texas, and will continue to do so for the Consolidated Partnership.

     New Jersey law provides that any distributions from the partnership that involve a return of a capital contribution must be described in the certificate of limited partnership, and any decreases in total capital contributions must be disclosed in an amendment to the certificate of limited partnership. Texas law has no similar requirements.

     Under Texas law a limited partner who takes part in the control of the business may be liable only to a person who transacts business with the partnership reasonably believing that the limited partner is a general partner. Under New Jersey law, however, a limited partner who takes part in the control of the business of the partnership through the exercise of powers substantially the same as those of a general partner is liable to all third persons who transact business with the limited partnership. Because limited partners will have no opportunity to participate in the management of the Consolidated Partnership, this distinction should be of no consequence to any limited partners.


     Effect of Approval on Nonconsenting Limited Partners: A limited partner will be bound by the Plan of Consolidation if it is approved by a vote of a majority-in-interest of the limited partners of his Partnership regardless of whether or not he voted in favor of the Plan of Consolidation. If the conditions to the Consolidation are met, each participating Partnership will transfer its assets to the Consolidated Partnership in exchange for Units, and thereafter dissolve and liquidate. Unless a nonconsenting limited partner exercises the dissenters' rights described below, as a limited partner of a participating Partnership his Interests in the Partnership will terminate in connection with the dissolution of the participating Partnership and will be replaced by Units of the Consolidated Partnership. See "-- Request for Admission as Limited Partner" above and " -- Dissenters' Rights" below.

     Dissenters' Rights: A limited partner of a participating Partnership who votes against approval of the Consolidation may demand cash in lieu of Units in an amount equal to the exchange value of such limited partner's Interests pursuant to the following terms and conditions. There are no statutory dissenters' or appraisal rights afforded to limited partners who vote against or abstain from voting on the Consolidation. Failure to take any action required below will result in a termination or waiver of a limited partner's dissenters' rights. It should be noted, however, that the General Partner may, in its sole discretion, elect to cancel the Consolidation, and all dissenters' rights in connection therewith, if dissenters' rights are exercised by limited partners holding more than 10% of the aggregate exchange value of the participating Partnerships.

            1. A limited partner  electing to exercise  dissenters'  rights must
     (a) deliver to the General Partner, before the limited partners vote on the Plan of Consolidation, a written notice of intention to demand a cash payment (a "Dissenter's Notice") that is made by or on behalf of the person who is the limited partner of record of the Interests for which such dissenters' rights are demanded and (b) vote AGAINST approval of the Plan of Consolidation. The demand must be delivered to the General Partner at its offices at 800 Rockmead Drive, Three Kingwood Place, Kingwood, Texas 77339. A Proxy and Ballot simply voting against approval of the Plan of Consolidation does not constitute a Dissenter's Notice. A limited partner intending to exercise dissenters' rights must do so by a separate written Dissenter's Notice that reasonably informs the General Partner of the identity of the limited partner of record and of such limited partner's intention to demand cash for his Interests. Because a Proxy and Ballot left blank will be voted FOR approval of the Plan of Consolidation, a limited partner electing to exercise dissenters' rights who votes by proxy must not leave the Proxy and Ballot blank but must vote AGAINST approval of the Plan of Consolidation.

            2. Only the limited partner of record of Interests is entitled to demand dissenters' rights for the Interests registered in that limited partner's name. The Dissenter's Notice must be executed by or for the limited partner of record, fully and correctly, as the limited partner's name appears on the Proxy and Ballot mailed to the limited partner. If the Interests are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the Dissenter's Notice should be executed in that capacity. If the Interests are owned of record by more than one person, as in a joint tenancy or tenancy in common, the Dissenter's Notice should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the Dissenter's Notice for a limited partner of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the Dissenter's Notice, the agent is acting as agent for the owner or owners of record.

182967_6

            3. Within thirty (30) days after the effective date of the Consolidation, the General Partner will send a notice of the effectiveness of the Consolidation to each limited partner of a participating Partnership who satisfied the foregoing conditions prior to the vote of the limited partners at the Meetings.

            4. Each such limited partner may deliver to the General Partner a written demand for a cash payment for his Interests (a "Dissenter's Demand") at any time thereafter and before the expiration of 120 days after the effective date of the Consolidation. Limited partners seeking to exercise dissenters' rights should not assume that the General Partner will issue a check in the absence of receipt of a Dissenter's Demand within the permitted time period. Accordingly, LIMITED PARTNERS SHOULD INITIATE ALL NECESSARY ACTION TO PERFECT THEIR DISSENTERS' RIGHTS WITHIN THE TIME PERIODS PROVIDED FOR ABOVE.

            5. A limited partner will lose the right to receive cash in lieu of Units if no Dissenter's Demand from him is received by the General Partner within 120 days after the Effective Date, or if a limited partner delivers to the General Partner a written withdrawal of such limited partner's Dissenter's Demand and an acceptance of the Consolidation, except that any such attempt to withdraw made more than 60 days after the effective date of the Consolidation requires the General Partner's written approval. If dissenters' rights are not perfected or a demand for dissenters' rights is withdrawn, a limited partner will be entitled to receive the consideration otherwise payable pursuant to the Plan of Consolidation, (i.e., Units issued by the Consolidated Partnership).

Consequences to the General Partner

     The General Partner, as a holder of Interests in the Partnerships, will share in the favorable aspects and costs of the Consolidation in the same manner as the limited partners to the extent of such Interests. Because the General Partner holds Interests in all the Partnerships, the risks of determining exchange values will not apply to the same extent in its case. The Consolidation will not increase the General Partner's obligations; it is already responsible, as the General Partner of the Partnerships, for payment of the indebtedness of each of the Partnerships. However, by reason of the fact that the reduced annual maximum obligation to purchase Units upon presentment will be borne by the Consolidated Partnership rather than by the General Partner, the General Partner will be relieved of its commitment to purchase Interests pursuant to certain of the Partnership Agreements. In addition, the General Partner will contribute the indebtedness it is owed by the Partnerships in exchange for Units in the Consolidated Partnership in addition to those it will receive in exchange for the Interests it owns.

Partner Lists

     A limited partner (or his representative) of any of the four Texas Partnerships (i.e., those formed in Enex Oil & Gas Income Program II) has the right to inspect and copy a list of the names and addresses of all of the other limited partners of that Partnership at the principal office of the Partnership (which is the office of the General Partner in Kingwood, Texas) during normal business hours. On request, a copy of such list will be furnished to any limited partner or his representative upon payment of reproduction and mailing costs. New Jersey law permits each limited partner of any of the other Partnerships, at his own expense, to inspect and copy a list of the names and addresses of all of the other limited partners of that Partnership at the principal office of the Partnership during ordinary business hours. A limited partner's accredited representative will be afforded the same courtesy. On request of a limited partner of any of the Partnerships formed in one of the following Programs, a copy of such list will be furnished to any limited partner or his representative upon payment of reproduction and mailing costs: Enex Oil & Gas Income Program III, Enex Oil & Gas Income Program IV, Enex Oil & Gas Income Program V, Enex Oil & Gas Income Program VI, Enex Income and Retirement Fund, and Enex 88-89 Income and Retirement Fund. On five (5) days written request of a limited partner of any of the Partnerships formed in the Enex 90-91 Income and Retirement Fund, a copy of such list will be made available for inspection and copying (at the cost of the requesting limited partner) at the Partnership's registered office in the State of New Jersey (c/o Satterlee Stephens Burke & Burke, 47 Maple St., Summit, NJ 07901).

     In addition, pursuant to Securities and Exchange Commission ("SEC") rules, upon the written request of any limited partner, the General Partner will deliver to the requesting limited partner within five business days of receipt of the request, a list of the names, addresses and Interest holdings of the limited partners of the Partnership(s) in which the requesting limited partner owns Interests, as of the record date for the Meetings. The list will be in the form requested by the limited partner to the extent that such form is available to the General Partner without undue burden or expense. The limited partner must reimburse the reasonable expenses incurred by the General Partner in delivering the list. At the time of a list request pursuant to SEC rules, the limited partner making the request must be able to comply with the requirements of paragraph (c) of SEC Rule 14a-7, a copy of which will be supplied to a limited partner, without charge, upon request. Requests should be addressed to the Investor Relations Department of Enex Resources Corporation, Suite 200, Three Kingwood Place, Kingwood, Texas 77339.


182967_6

The Exchange Offer


     The Consolidated Partnership will offer Units in exchange for the Interests of individual limited partners of Partnerships that fail to approve the Consolidation. The accompanying Proxy and Ballot provides limited partners who vote in favor of the Plan of Consolidation the opportunity to elect to exchange their Interests for Units of the Consolidated Partnership should their Partnership fail to approve the Consolidation. The Interests of those limited partners desiring to exchange them for Units will be valued for purposes of the Exchange Offer in the same manner as they have been valued for purposes of the Consolidation. See Tables B and C. The Exchange Offer is available only to the extent that the Interests transferred in any one Partnership will not result in a deemed termination of the Partnership for federal income tax purposes. See
"TAX ASPECTS--Participation in the Consolidated Partnership--Liquidation and Termination of the Consolidated Partnership". If the number of Interests tendered pursuant to the Exchange Offer exceed the maximum number that may be transferred without causing a deemed termination, the tendered Interests will be accepted on a pro-rata basis in proportion to the limited partners' ownership of Interests in the affected Partnership. The principal objectives of the Exchange Offer are:


     Administrative Efficiencies: To effect administrative efficiencies and cost reductions in the management and operation of the non-participating Partnerships, particularly in the areas of bookkeeping, data processing and records maintenance. Many limited partners own interests in more than one Partnership. The greater the extent to which limited partners become Unitholders of the Consolidated Partnership rather than limited partners of multiple Partnerships, the greater the ultimate reductions in bookkeeping, data processing and record maintenance requirements for the General Partner and the greater the extent to which the limited partners will benefit from participation in a larger entity than the Partnerships in which they originally invested. The General Partner estimates that if all the Partnerships participate in the Consolidation, aggregate savings in reduced Direct, Administrative and Operating Costs will exceed $800,000 per year. These benefits will not be maximized unless the limited partners' investments are consolidated in a single entity, the Consolidated Partnership. Should some, but not all, of the Partnerships in which a limited partner owns Interests vote to participate in the Consolidation, the limited partner will be able, nevertheless, to consolidate his entire investment in a single entity by means of the Exchange Offer.

     Distributions: To provide individual limited partners of non-participating Partnerships with stable quarterly cash distributions. The cash distributions paid by the Partnerships are subject to the performance of the particular Partnership. With its larger reserve base, the Consolidated Partnership should generate more stable distributions than any one Partnership.

                          THE CONSOLIDATED PARTNERSHIP

Proposed Activities


     General: The Consolidated Partnership has been formed to accept the assets and liabilities, except for amounts payable to the General Partner, of the participating Partnerships and to engage primarily in the operation of producing oil and gas properties. The Consolidated Partnership will continue, on a combined basis, the separate businesses of the participating Partnerships. The Consolidated Partnership will operate such businesses substantially as such businesses have been operated in the past by the participating Partnerships. The Consolidated Partnership does not intend to make any operational changes in the nature of the businesses it will acquire from the participating Partnerships. The Consolidated Partnership will distribute all available cash flow from operations to the partners just as the individual Partnerships have done in the past. As the Consolidated Partnership Agreement is essentially the same or, in some cases, more restrictive than the individual Partnership Agreements, the General Partner will have either the same or more limited discretion to change the practice and policies of the Consolidated Partnership. Acquisition and drilling activities are not anticipated to be substantial, although limited development drilling is anticipated in order to preserve, protect and increase the value of existing Partnership properties. For the same reasons, it may be in the best interests of the Consolidated Partnership to acquire limited amounts of additional properties. (See "THE PROPOSED CONSOLIDATION - Management's Discussion and Analysis of Financial Condition and Results of Operations" and "-Description of Properties" below.)


     Enex Resources Corporation will serve as general partner of the Consolidated Partnership and will be solely responsible for the acquisition and supervision of Consolidated Partnership properties. The General Partner has no present plans to finance, sell, refinance or purchase any property following the Consolidation. The General Partner does, however, reserve the right to cause the Consolidated Partnership to engage in the types of transactions described below in "--Other Partnership Operations," "--Reinvestment of Revenues and Proceeds" and "--Financing" should circumstances indicate that such transactions are necessary or appropriate.

     Description of Properties: The participating Partnerships will transfer all of their assets to the Consolidated Partnership, subject to liabilities, except for amounts owed to the General Partner. These properties will continue to be operated by the Consolidated Partnership as they are now operated by the Partnerships. Presented below is a brief description of the Partnerships' property holdings.

     Enex Program I Partners, L.P. owns an interest in the CHOATE acquisition consisting of 254 wells, three-quarters of which are oil wells and all but two of which are located in Oklahoma, and four gas plants, of which three are in Oklahoma and one is in Michigan; working interests in the GRASS Island acquisition consisting of 13 oil wells located in Calhoun County, Texas; working interests in the SHELL acquisition consisting of six individual oil wells and two large Smackover oil units, and royalty interests in one gas and nine oil wells in six counties in Mississippi acquired from Shell Oil Company; working interests in the BLACKHAWK acquisition consisting of six oil wells in the Blackhawk Field, Concordia Parish, Louisiana; overriding royalty interests in the H.N.G. acquisition consisting of over 300 gas wells in Texas, New Mexico, and Oklahoma; working interests in the ARNOLD AND WOOLF acquisition consisting of 154 oil wells and 129 gas wells located in Texas, Louisiana, Mississippi, Alabama and Florida, and one gas plant in Monroe County, Mississippi.

     Enex Program I Partners, L.P. also owns overriding royalty interests in the SECOND BAYOU AND SCHLENSKER acquisition consisting of approximately 27,000 acres in the Second Bayou Field, Cameron Parish, Louisiana, which included 30 gas wells; working interests in the SECOND BAYOU AND SCHLENSKER acquisition consisting of 16 oil and 41 gas wells located in five Texas counties and Vermilion Parish, Louisiana; royalty and working interests in the EL TORO acquisition in Concordia Parish, Louisiana consisting of both royalty and working interests in nine oil wells operated by El Toro Production Company; working interests in the LAKE COCODRIE acquisition consisting of five oil wells in Concordia Parish, Louisiana; a mineral interest and the associated royalty interest in the Gorman Gas Unit in the EAST SEVEN SISTERS acquisition located in the East Seven Sisters Field, Duval County, Texas; overriding royalty interests in the COMITE acquisition consisting of four gas wells in the Comite Field acquisition in East Baton Rouge Parish, Louisiana; and working interest in the BURKHOLDER acquisition consisting of the Perkins 200 #1 Gas Unit in Ward County, Texas.


     Enex Oil & Gas Income Program II-7, II-8, II-9, and II-10, Enex Oil & Gas Income Program III - Series 1, 2 and 3, Enex Oil & Gas Income Program IV - Series 4 and 5 and Enex Oil & Gas Income Program VI - Series 1 all have a working interest and royalty interests in the CONCORD acquisition consisting of more than 10,600 wells in 137 counties in Texas, with very minor interests in 12 other states.

     Enex Oil & Gas Income Program III - Series 3 has working interests and Enex Income and Retirement Fund - Series 1 has net profits royalty interests in the LARTO LAKE acquisition consisting of twelve wells in Catahoula Parish, Louisiana.

     Enex Oil & Gas Income Program III - Series 4 has working interests and Enex Income and Retirement Fund - Series 1 and 2 have net profit royalty interests in the SHANA acquisition consisting of 33 oil and gas wells located in various counties in Texas and Louisiana.

     Enex Oil & Gas Income Program III - Series 4 and 5 have working interests in the HIGHTOWER acquisition consisting of 3 oil wells in the Ellenburger formation in Andrews and Gaines Counties, Texas.

     Enex Income and Retirement Fund - Series 1 has royalty interests and Enex Oil & Gas Income Program III - Series 4, Enex Income and Retirement Fund - Series 2 and 3 have mineral and royalty interests in the three gas wells of the PECAN ISLAND acquisition located in North Pecan Island Field in Vermillion Parish, Louisiana.

     Enex Oil & Gas Income Program III - Series 4, 5, 6, 7, and 8 all have working interests in the CORKSCREW acquisition consisting of 3 oil wells producing from the Sunniland Lime Formation in Corkscrew Field, Collier County, Florida.

     Enex Oil & Gas Income Program III - Series 5, 6, 7, and 8 and Enex Oil & Gas Income Program IV - Series 1 have working interests in the MICHIGAN acquisition consisting of 27 wells located in 8 counties in Michigan.

     Enex Oil & Gas Income Program III - Series 5, 6, 7, and 8 each have working interests in both the RIC acquisition consisting of 69 wells located in 8 states, primarily in Texas and Oklahoma and the ENEXCO acquisition consisting of two wells located in Blaine County, Oklahoma and Dawson County, Texas.

     Enex Oil & Gas Income Program III - Series 7 and 8 have working interests and Series 6, along with Enex Oil & Gas Income Program IV - Series 1 and 2 have working and royalty interests in the CREDO acquisition which consists of 4 oil wells located in Credo Field, Sterling County, Texas.

     Enex Oil & Gas Income Program III - Series 6, 7, and 8 and Enex Oil & Gas Income Programs IV - Series 1 and 2 each have working interests in the BARNES ESTATE acquisition which consists of 5 oil and gas wells in Brettchance Field, Webb County, Texas.

     Enex Oil & Gas Income Program IV - Series 1, 2 and 3 have working interests in the BRIGHTON acquisition consisting of working interests in 2 oil wells in Brighton Field, Livingston County, Michigan.


     Enex Oil & Gas Income Program IV - Series 1 and 4 have working interests and Enex Income and Retirement Fund Series 1, 2, 3 and 4 have net profits royalty interests in the LAKE DECADE acquisition consisting of 2 gas wells in the Lake Decade Field, Terrebonne Parish, Louisiana.

     Enex Oil & Gas Income Program IV - Series 2 has working interests and Enex Income and Retirement Fund - Series 3 along with Enex 88-89 Income and Retirement Fund - Series 1, 3 and 4 have net profits royalty interests in the BAGLEY acquisition consisting of 7 oil wells located in Bagley Field, Otsego County, Michigan.

     Enex Oil & Gas Income Program IV - Series 4, 5 and 6 have working interests and Enex 88-89 Income and Retirement Fund - Series 3, 4 and 5 have net profits royalty interests in the EL MAC acquisition consisting of 3 wells in Otsego County, Michigan.

     Enex Oil & Gas Income Program IV - Series 5 and 6 have working interests and Enex 88-89 Income and Retirement Fund - Series 5, and 6 have net profits royalty interests in SPEARY acquisition consisting of 7 wells located in Karnes County, Texas

     Enex Oil & Gas Income Program IV - Series 7 and Enex Oil & Gas Income Program V - Series 1 each have working interests in the BINGER acquisition which consists of 60 producing wells in Caddo County, Oklahoma.

   Enex Oil & Gas Income Program IV - Series 7 and Enex Oil & Gas Income Program V - Series 1 and 2 each have working interests in the NUNLEY RANCH A acquisition which consists of 3 wells located in LaSalle County, Texas.

     Enex Oil & Gas Income Program IV - Series 7 and Enex Oil & Gas Income Program V - Series 1, 2 and 3 have working interests and Enex 90-91 Income and Retirement Fund - Series 1 and 2 have net profits royalty interests in the FEC acquisition consisting of 68 wells located in Kansas, Oklahoma and Wyoming.

     Enex Oil & Gas Income Program V - Series 4 has a working interest in the SOUTH MIDWAY acquisition consisting of 7 wells located in San Patricio County, Texas.

     Enex Oil & Gas Income Program V - Series 4 has a working interest and Enex 90-91 Income and Retirement Fund Series 3 has net profits royalty interests in the CHARLOTTE acquisition consisting of 11 wells located in Atascosa County, Texas.

     Enex Oil & Gas Income Program V - Series 5 has a working interest in the MULDOON acquisition consisting of 24 wells located in Fayette County, Texas.

     Enex Income and Retirement Fund - Series 1 owns overriding royalty interests in the DEAL acquisition which consists of 453 wells located in 19 counties in Texas, New Mexico and Oklahoma, of which the majority are in Sutton County, Texas. In addition to the existing wells, the value of these properties may be significantly enhanced in the coming years by the active drilling program being carried on by the property operators, Enron Oil and Gas Company and American Exploration Corporation.

     Enex Income and Retirement Fund, - Series 1 and 2 own royalty interests and Enex Income and Retirement Fund - Series 3 owns royalty and mineral interests in the sixteen wells of the CORINNE acquisition located in Corinne Field, Monroe County, Mississippi.

     Enex Income and Retirement Fund - Series 1, 2 and 3 own an overriding royalty interest in the EAST CAMERON acquisition's State Lease 11508 located in East Cameron Block 17, offshore Louisiana.

     Enex 88-89 Income and Retirement Fund - Series 5, 6, and 7 each have overriding royalty interests in the STRALEY acquisition consisting of the Straley I-29 well located in Grand Traverse County, Michigan.

     Enex 88-89 Income and Retirement Fund - Series 5, 6 and 7 and Enex 90-91 Income and Retirement Fund - Series 1 each have royalty interests in the WARDNER RANCH acquisition consisting of 170 wells in Nueces County, Texas.

     Enex Income and Retirement Fund - Series 3 has overriding royalty interests in the RIGNEY acquisition consisting of 9 wells located in 4 counties in Michigan.

     Enex Oil & Gas Income Program VI - Series 1 has working and royalty interests in the MCBRIDE acquisition consisting of over 10,600 wells located primarily in Texas.


     Although certain Partnerships (i.e., the Income and Retirement Fund Partnerships) will be exchanging their portfolios of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Income and Retirement Fund Partnerships that will merge into the underlying working interests currently owned by the other Partnerships (i.e., the Oil & Gas Income Program Partnerships) are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests.

     The following paragraphs refer to Tables in Appendix A to this Prospectus/Proxy Statement in which additional information is given about the Partnerships' properties. Estimates as of December 31, 1995 for reserves and future net revenues are derived from engineering reports as of December 31, 1995. No estimates of total proved net oil or gas reserves have been filed with or included in reports to any federal authority or agency other than the Securities and Exchange Commission since January 1, 1994.

     The combined estimated net proved reserves of oil, gas and natural gas liquids of the Partnerships as of December 31, 1995 and 1994 are shown in Appendix A in Tables 6 and 7. The estimated present value of future net revenues from such reserves (discounted at 10%) as of December 31, 1995 are shown in Tables 4 and 5 in Appendix A.

     The net oil and gas and natural gas liquids production of the Partnerships, for the years ended December 31, 1995 and 1994 is shown in Table 8 in Appendix
A. The gross and net productive oil and gas wells, productive acreage and undeveloped acreage of the Partnerships, as of December 31, 1995 are shown in Tables 10 and 11 in Appendix A.

   Ownership and Management of Properties: Title to Consolidated Partnership properties generally will be recorded in the name of the Consolidated Partnership, but may be recorded in the name of a special nominee entity organized for the sole purpose of holding record title. Such entity will engage in no other business.


     The General Partner will have principal direct responsibility for management and operation of the Consolidated Partnership's properties. Operations on Consolidated Partnership properties will generally be conducted by operators retained by the holders of a majority of the working interests in each of the wells in which the Consolidated Partnership owns interests. The General Partner is now the operator of 91 properties in which 17 of the Partnerships own interests. The General Partner anticipates that it will be the operator of those 91 properties after the Consolidated Partnership's acquisition thereof, but not of any other properties of the Consolidated Partnership. To the extent that the General Partner will act as the operator for a Consolidated Partnership property, it will do so pursuant to a currently effective operating agreement covering such property on a model form operating agreement issued by the American Association of Petroleum Landmen and an accounting procedure for joint operations issued by the Council of Petroleum Accountants Societies of North America customary and usual for the geographic area in which such property is located. Enex Resources Corporation, the General Partner, has operated oil and gas properties for the Partnerships and on its own behalf since 1985. Currently, the General Partner operates a total of 142 wells - 91 of which are owned (in whole or in part) by the Partnerships - in the states of Texas, Oklahoma, Louisiana and Florida. The operations staff consists of Manager of Operations, Craig Ledbetter, and field superintendent, Sam Stringer. Craig Ledbetter has a Bachelor of Science degree in Petroleum Engineering from Texas A&M University and is a Registered Professional Engineer in the State of Texas. Mr. Ledbetter has 15 years of experience as a petroleum engineer. Sam Stringer has worked as a rig operator, production foreman and field superintendent in the oil field for over 30 years. The consideration received by the General Partner or any person that is an affiliate of the General Partner for so acting as operator includes a charge for Direct Costs and Administrative Costs, but is not in excess of the competitive rate or duplicative of any consideration or reimbursement received pursuant to the provisions of the Articles. This arrangement is the same as is currently in effect under the Partnership Agreements. See "--Compensation". In any event, wells acquired by the Consolidated Partnership will continue to be operated in the same manner as they were operated before the Consolidation.


     The General Partner is of the opinion that the Partnerships' legal title to their oil and gas properties is consistent with normal industry standards. Title to the properties is subject to liens incident to operating agreements and minor encumbrances, easements and restrictions, and in certain instances to liens for current taxes, none of which, in the opinion of the General Partner, materially detracts from the value of such properties or materially interferes with their use.

     Sale of Production: The General Partner will be responsible for the marketing of the Consolidated Partnership's oil and gas production. The General Partner may cause the Consolidated Partnership to enter into contracts for the marketing or sale of oil, gas or other hydrocarbons, or other marketing arrangements, to the extent the Consolidated Partnership's properties were not already subjected to such contracts by a predecessor participating Partnership. In marketing the Consolidated Partnership's natural gas, the General Partner will attempt to obtain the highest possible price but will consider, among other things, the rate at which the purchaser can take deliveries, its commitment to build required pipeline connections and its ability and willingness to purchase gas from additional wells in the field. The average sales price per barrel of oil, per Mcf of gas, per barrel of natural gas liquids and per Mcf of gas plant sales gas and the average production cost per equivalen barrel of oil production and per barrel of natural gas liquids production for each of the participating Partnerships for 1995 and 1994 are shown in Appendix A in Table 9.

     Other Partnership Operations: Although the Consolidated Partnership will acquire primarily producing properties from the participating Partnerships and does not intend to engage in significant drilling activities, drilling activities may be conducted as an incidental part of the management of such producing properties or with a view toward enhancing their value. For example, a well may be drilled on a producing property to a deeper or shallower formation based upon favorable geologic information, or an additional well may be drilled on a producing property as a result of a change in legal restrictions relating to the spacing of wells. In no event will the Consolidated Partnership engage in exploratory drilling. See "--Financing" for a description of the sources of funds available for development drilling activities. In no event will the Consolidated Partnership commit to drilling activities an amount greater than 10% of the aggregate exchange value of all the participating Partnerships' assets.


     In certain instances, Partnerships have acquired interests in producing properties which comprise a part of larger properties including proved undeveloped reserves (or unproved reserves which may become proved). The Consolidated Partnership may develop the proved acreage acquired with producing properties. If the Consolidated Partnership believes that expenditure of its own cash for development drilling is not justified based on existing economic factors, the Consolidated Partnership may seek to expand its reserves through joint activities with third parties, such as joint ventures and farm-out arrangements where the amount required to be expended will generally be proportionately less than the Consolidated Partnership's interest in any production obtained from the wells drilled. Based on current economic and industry conditions and assuming that the Consolidated Partnership will acquire all of the properties owned by the Partnerships upon completion of the Consolidation, the Consolidated Partnership currently intends to drill up to 12 gross wells during 1996 and 1997, at a total cost of approximately $176,000. The Consolidated Partnership will have varying net interests in these wells, depending on the arrangements under which it participates in the drilling of the wells. If the wells drilled in the early stages of any of multi-well drilling program do not achieve anticipated results, the later wells may not be drilled. Certain Partnerships (the Income and Retirement Fund Partnerships) may not own operating interests in their properties, and, thus, do not themselves engage in any drilling activities. However, development (but not exploratory) drilling activities could always have been conducted on the properties of such Partnerships by other Partnerships that own the underlying working interests, but only to the extent necessary to protect or increase the value of the property.

     Alternatively, unproved acreage may be sold or otherwise disposed of, or it may be farmed out. The Consolidated Partnership will not farm out a property unless the General Partner, exercising the standard of a prudent operator, determines that (i) the Consolidated Partnership lacks sufficient funds to drill a well on the property and cannot obtain suitable alternative financing for such purposes (see "--Financing" below), or (ii) the property has been downgraded by events occurring after its acquisition by the Consolidated Partnership, or (iii) drilling activities on the property would result in an excessive concentration of Consolidated Partnership funds and would create undue risks to the Consolidated Partnership, or (iv) the best interests of the Consolidated Partnership would be served by the farmout. If a property is farmed out, the Consolidated Partnership will retain such economic interests and concessions as a reasonably prudent operator would obtain under the circumstances. The Consolidated Partnership will not farm out any properties to the General Partner or an affiliate of the General Partner except pursuant to transactions conforming to the restrictions described in "--Conflicts of Interest".


     Additional expenditures on producing properties may include the acquisition or leasing of additional well machinery or equipment, gathering systems, storage facilities or processing or refining installations or other equipment or property associated with the production of oil or gas. Existing wells may be reworked, recompleted or deepened to new formations, or plugged back to exploit shallower formations. Expenditures may also be made for the initiation of secondary or tertiary recovery techniques.

     In order to avoid potential conflicts of interest and to assure that transactions between the General Partner or its affiliates and the Consolidated Partnership are fair and reasonable, the General Partner will observe certain guidelines in connection with such transactions. See "--Conflicts of Interest".

     Personnel Available: At July 1, 1996 the General Partner and its subsidiaries had 24 employees. As is the case with the Partnerships, it is expected that substantially all of the Consolidated Partnership's operations will be conducted either directly by this staff or by independent consultants or contractors having local operating capacity and acting under the supervision and direction of members of the General Partner's staff.


     Reinvestment of Revenues and Proceeds: The Consolidated Partnership will not reinvest revenues or, unless a property is sold for the purpose of providing funds to acquire other properties (see "--Participation in Costs and Revenues"), proceeds from the sale or disposition of producing properties or associated assets except as necessary to pay debts or expenditures for other Consolidated Partnership operations. See "--Other Partnership Operations" above and "--Financing", below. Also, unless a property is sold for the purpose of providing funds to acquire other properties, the Consolidated Partnership will purchase additional producing properties solely from capital and borrowings and only if such additional property is necessary to protect or enhance the Consolidated Partnership's holdings in properties it already owns. The Consolidated Partnership will purchase only those leases that are reasonably required for the purposes of the Consolidated Partnership, and no leases will be purchased for the purpose of subsequent sale or farmout, unless the purchase of such leases by the Consolidated Partnership is made after a well has been drilled to a depth sufficient to indicate that such an acquisition is believed to be in the best interests of the Consolidated Partnership. Revenues may, however, be utilized by the Consolidated Partnership to purchase the Units of Unitholders who elect to sell them. See "--Right of Presentment" above.


     Consolidated Partnership Distributions: As is the case with the Partnerships, the General Partner's policy will be to distribute substantially all Consolidated Partnership net revenues to the Unitholders. The General Partner will review the Consolidated Partnership's accounts not less often than quarterly and will distribute such cash funds as the General Partner deems unnecessary to retain in the Consolidated Partnership. Such distributions will be net of Consolidated Partnership costs allocated to the account of each Unitholder.


     The General Partner intends to make distributions of Consolidated Partnership cash at a rate that will be sustainable over a period of several years. Distributions are subject to change if Consolidated Partnership net revenues are greater or less than expected. Because of lower revenues resulting from natural production declines, certain Partnerships would not be able to sustain their current levels of distributions, irrespective of their participation in the Consolidation. Following the Consolidation, limited partners of some Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships while other limited partners will experience a reduction from such levels of distributions. Table F below is a comparison, on a per $500 Limited Partner Interest basis, of historical annual Partnership distributions with estimated distributions in the following twelve months both with and without the Consolidation. The five Partnerships which have lower estimated distributions in the first twelve months after the Consolidation than what would have been sustainable without consolidating, contain properties with shorter average production lives than the weighted average life of the properties that will be in the Consolidated Partnership. (See Note 3 to Table
F). Therefore, over the long term, the estimated distributions to the limited partners of all the Partnerships that participate in the Consolidation should be greater than the distributions sustainable by the Partnerships if they continued as individual entities. Also set forth below in Tables G-1 through G-4 and H-1 and H-2 are the historical net revenues and cash distributions to the limited partners and the general partner from inceptions through June 30, 1996 and for the six moths then ended.

     The General Partner will not make any advances to the Consolidated Partnership nor will the Consolidated Partnership borrow any funds for the purpose of sustaining a regular pattern of distribution even though loan payment requirements, unusual Operating Costs or other expenses or temporary reductions in Consolidated Partnership revenues may reduce funds available for distribution.



182967_6

                                     TABLE F
                      COMPARISION OF HISTORICAL PARTNERSHIP
                     DISTRIBUTIONS TO PROPOSED DISTRIBUTIONS

                                                                Annual Distributions to Limited Partners (per $500 Interest)
                                                             ----------------------------------------------------------------------
                                                                                                     Estimated         Estimated
                                        Partnership                                 Most recent        upon             without
                                                                1994     1995       four quarters   Consolidation     Consolidation
                                                             -------  ------------  ------------- ----------------    -------------
                                                                                                         (1)               (2)
Enex Program I Partners, L.P.                                  -         $3.77             $5.75         $4.41             $3.22

Enex Oil & Gas Income Program II-7, L.P.                      12.51       6.94              9.28         20.63             20.27
Enex Oil & Gas Income Program II-8, L.P.                      11.29       8.12             10.35         21.10             10.12
Enex Oil & Gas Income Program II-9, L.P.                      13.73       7.12              9.53         18.24             14.31
Enex Oil & Gas Income Program II-10, L.P.                     12.02       5.78              9.40         19.82             15.73

Enex Oil & Gas Income Program III- Series 1, L.P.              -          -                 -             0.73              -
Enex Oil & Gas Income Program III- Series 2, L.P.              -          -                 -             2.81              -
Enex Oil & Gas Income Program III- Series 3, L.P.              9.81       1.90              2.53         16.38             13.52
Enex Oil & Gas Income Program III- Series 4, L.P.              7.32       0.31              -             2.75              -
Enex Oil & Gas Income Program III- Series 5, L.P.              8.08       0.95              -             2.16              -
Enex Oil & Gas Income Program III- Series 6, L.P.             15.06       1.67              0.39          6.01              2.42
Enex Oil & Gas Income Program III- Series 7, L.P.             13.16       1.51              0.44          3.45              -
Enex Oil & Gas Income Program III- Series 8, L.P.             14.53       0.57              -             2.99              -

Enex Oil & Gas Income Program IV- Series 1, L.P.              17.73       1.26              -             1.39              0.00
Enex Oil & Gas Income Program IV- Series 2, L.P.              16.35       1.72              -             2.25(3)           0.00
Enex Oil & Gas Income Program IV- Series 4, L.P.               9.46       7.32              7.11          7.33              5.31
Enex Oil & Gas Income Program IV- Series 5, L.P.              14.00       7.14              7.98         10.68(3)          13.73
Enex Oil & Gas Income Program IV- Series 6, L.P.              11.78       6.78              8.28          6.19              1.84
Enex Oil & Gas Income Program IV- Series 7, L.P.              18.27       5.55              6.76         11.28(3)          15.88

Enex Oil & Gas Income Program V- Series 1, L.P.               16.37       3.69              6.57         12.16(3)          18.19
Enex Oil & Gas Income Program V- Series 2, L.P.               24.92       5.37              6.23          6.66(3)           8.56
Enex Oil & Gas Income Program V- Series 3, L.P.               19.34       5.96              7.85         13.33             10.12
Enex Oil & Gas Income Program V- Series 4, L.P.               42.05      62.18             64.42         60.51             55.16
Enex Oil & Gas Income Program V- Series 5, L.P.               60.23      61.64             59.55         58.50             62.78

Enex Oil & Gas Income Program VI- Series 1, L.P.              19.37      16.80              7.65         40.58             24.20

Enex Income and Retirement Fund -  Series 1, L.P.             24.50       3.33              -             8.15              -
Enex Income and Retirement Fund -  Series 2, L.P.             40.98       7.71              -            20.71              3.55
Enex Income and Retirement Fund -  Series 3, L.P.             39.76       9.11              -             9.16              -

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.       12.56       2.96              -             4.28              -
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.       12.72       2.26              -             4.53              -
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.       29.54      11.95             11.94         22.24              9.98

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.       38.88      16.47             16.13         27.37             12.73
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.       27.96      11.06              8.90         13.61              8.72
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.       32.10      51.38             56.32         58.78             45.10


See accompanying notes to Table F on following page.
-------------------------------------------------------------------------------

           NOTES TO TABLE F - COMPARISON OF PARTNERSHIP DISTRIBUTIONS



     1) The amounts shown reflect an estimate of the distribution amounts in the first year after the Consolidation assuming that all Partnerships participate in the Consolidation. Such amounts were determined using estimates of future net revenues as determined by H.J. Gruy and Associates, Inc. ("Gruy") and the allocation of Units shown in Table C - "Exchange Value Attributable to General and Limited Partner Interests". The amounts also reflect an estimate of Direct Costs, Administrative Costs and other expenses and of overhead savings which are expected to result from the Consolidation. As such amounts are merely estimates, the actual distributions paid will not necessarily coincide with these estimated amounts.

     2) The amount of distributions, in the first year after the Consolidation, if a Partnership is not included in the Consolidation was estimated using Gruy's estimates of future net revenues less an estimate of the amount of debt to be repaid based upon historical repayment patterns and less an estimate of the amount of Direct Costs, Administrative Costs and other expenses expected to be incurred based upon historical expenses. As such amounts are merely estimates, the actual distribution amounts will not necessarily coincide with the estimated amounts.

     3) The amount of distributions estimated in the first year after Consolidation is lower than the estimated amount of distributions without Consolidation due to the relatively shorter weighted average life of the oil and gas properties in the Partnership as compared to the weighted average life of
6.99 years for the oil and gas properties in the Consolidated Partnership. The weighted average life of the oil and gas properties in each of these partnerships is as follows:


     Enex Oil & Gas Income Program IV-Series 2, L.P. 3.23 years Enex Oil & Gas Income Program IV-Series 5, L.P. 4.13 years Enex Oil & Gas Income Program IV-Series 7, L.P. 5.28 years Enex Oil & Gas Income Program V-Series 1, L.P. 5.52 years Enex Oil & Gas Income Program V-Series 2, L.P. 5.72 years

                                   TABLE G - 1
             NET REVENUES AND CASH DISTRIBUTIONS TO LIMITED PARTNERS
                 Cumulative from inception through June 30, 1996

                 The following tables summarize for each of the
               partnerships, the limited partner's (including the
              General Partner with respect to limited partnerships
              Interests it owns) operating results through June 30,
                   1996 and during the six months then ended.

                                                                                                           Cumulative   Cumulative
                                                                                              Cumulative    Change in    Cash Flow
                          Cumulative    Cumulative     Cumulative  Cumulative   Net Revenues   Operating   Provided by
              Cumulative   Operating   Administrative     Direct   Interest Exp.   From       Assets &    Operating   Cumulative
Partnership*   Revenues     Costs          Costs         Costs    & Other Costs  Operations   Liabilities  Activities  Distributions
------------   --------      -----          -----        -----    -------------  ----------   -----------  ----------  -------------

    100       $110,390,850 $31,362,651 $11,423,092    $2,151,224    $5,974,061  $59,479,822     $252,883  $59,732,705 $49,869,262

    207          5,587,322   1,384,846     627,248        88,612           650    3,485,966      (17,930)   3,468,036   2,726,107
    208          3,874,806   1,012,116     548,193        94,341           101    2,220,055       59,304    2,279,359   1,843,309
    209          2,057,112     573,106     463,506        85,528            50      934,922      111,738    1,046,660     974,717
    210          2,549,764     723,869     487,871        87,800            72    1,250,152      113,465    1,363,617   1,188,243

    301          2,501,281   1,225,847     452,488        89,767        36,630      696,549      260,959      957,508     679,569
    302          3,563,088   1,760,198     442,347        95,222        48,254    1,217,067      333,677    1,550,744     945,473
    303          3,934,720   1,195,225     537,628        91,066        25,679    2,085,122      118,170    2,203,292   1,745,446
    304          3,305,929   1,281,455     427,718        64,804         4,834    1,527,118      167,626    1,694,744   1,442,363
    305          6,191,412   2,128,103     533,308       108,707         6,632    3,414,662      123,318    3,537,980   3,034,550
    306          4,868,479   1,803,776     505,039       101,857        24,360    2,433,447       93,949    2,527,396   1,937,911
    307          3,362,420   1,284,150     412,073        86,068        15,578    1,564,551      114,317    1,678,868   1,330,435
    308          4,366,516   1,551,328     424,709       112,820        27,852    2,249,807      112,453    2,362,260   1,846,853

    401          3,109,259     847,867     368,131        81,377        26,442    1,785,442       84,471    1,869,913   1,405,125
    402          2,483,273     700,033     338,956        72,114        23,178    1,348,992       38,419    1,387,411   1,006,121
    404            954,126     251,283     275,754        40,240         1,851      384,998       70,150      455,148     396,483
    405          2,766,231   1,489,168     270,769        48,407         1,853      956,034      (19,359)     936,675     709,809
    406          1,715,186     651,578     249,327        30,740           620      782,921        9,698      792,619     670,690
    407          2,623,583   1,133,424     336,617        42,095         1,804    1,109,643       13,386    1,123,029     948,253

    051          2,630,355   1,325,687     293,368        30,877         1,182      979,241        6,466      985,707     783,695
    052          1,237,921     445,856     237,593        32,605         2,324      519,543       80,015      599,558     525,464
    053            933,756     376,096     205,132        25,987             -      326,541       38,602      365,143     314,140
    054          3,925,235   2,636,974     224,781        16,792         1,360    1,045,328      (74,342)     970,986     796,977
    055          1,798,572     732,606     266,188        12,260             -      787,518      (77,307)     710,211     583,477

    601            665,576     372,134      81,875        22,096        11,262      178,209      105,123      283,332      83,339

    501          1,164,670      41,350     313,943        61,056           451      747,870      125,900      873,770     851,063
    502          1,578,234      72,118     333,337        46,900         2,413    1,123,466      (13,944)   1,109,522   1,093,659
    503          1,598,910      67,296     323,570        45,164         1,874    1,161,006       33,726    1,194,732   1,166,521

    525            532,407      20,521     173,838        24,185         1,683      312,180       28,682      340,862     339,731
    526            453,647      39,071     170,254        23,053         1,164      220,105       63,847      283,952     278,719
    527            879,514      96,550     192,626        19,272         1,749      569,317       (2,174)     567,143     565,630

    531            940,996      96,715     179,491        27,480             -      637,310        3,601      640,911     608,388
    532            535,353           1     176,319        20,390             -      338,643       35,215      373,858     365,518
    533            818,392         750     155,944        20,799             -      640,899      (83,695)     557,204     533,904

* See Table A for a list of the full names of the Partnerships.

                                   TABLE G - 2

             NET REVENUES AND CASH DISTRIBUTIONS TO LIMITED PARTNERS
                   From January 1, 1996 through June 30, 1996

                                                                                               Change in     Cash Flow
                                   Adminis-                  Interest Exp.    Net Revenues   Operating    provided by
                       Operating   trative      Direct      & Other (Inc.)        From        Assets &     operating
Partnership* Revenues    Costs      Costs        Costs       Expenses        Operations   Liabilities   activities   Distributions
------------ --------    -----      -----        -----       --------        ----------   -----------   ----------   -------------

    100     $1,673,104  $803,284    $413,520     $46,362       ($21,649)        $431,587    $149,217      $580,804      $382,158

    207        214,109    45,649      20,174       2,700              0          145,586     (82,369)       63,217        49,674
    208        163,903    34,946      17,572       2,028              0          109,357     (61,682)       47,675        37,306
    209         97,688    20,830      14,162       1,454              0           61,242     (35,916)       25,326        19,146
    210        123,172    26,262      15,463       1,649              0           79,798     (44,578)       35,220        27,427

    301         64,942    13,897      11,424       1,227              0           38,394     (33,687)        4,707             0
    302         92,978    19,901      13,377       1,426              0           58,274     (40,263)       18,011             0
    303        152,765    36,817      14,660       1,894              0           99,394     (50,185)       49,209        38,968
    304         69,408    43,319      10,700       1,159              0           14,230     (11,667)        2,563             0
    305        174,325   100,630      18,120       2,730        (28,474)          81,319     (61,109)       20,210             0
    306        168,086    94,027      18,956       2,479        (33,640)          86,264     (76,574)        9,690             0
    307        118,920    66,819      15,775       2,059        (24,044)          58,311     (50,494)        7,817             0
    308        135,663    79,533      14,212       2,898        (12,269)          51,289     (63,565)      (12,276)            0

    401         64,003    26,892      10,845         690         (2,006)          27,582     (62,425)      (34,843)            0
    402         55,743    22,078       9,171         448         (1,681)          25,727     (53,525)      (27,798)            0
    404         48,311    11,864       8,502       1,092              0           26,853     (16,657)       10,196         7,897
    405        145,822    74,559       8,556         966              0           61,741     (35,589)       26,152        18,799
    406         87,833    32,328       9,058         274              0           46,173     (23,610)       22,563        20,008
    407        153,961   101,268      17,986         679           (959)          34,987      18,914        53,901        15,496

    051        173,555   118,630      16,792         733           (842)          38,242      19,109        57,351        21,255
    052         79,434    36,895      12,832         697           (538)          29,548      (7,083)       22,465        13,692
    053         74,900    34,756      12,163         638              0           27,343      (7,226)       20,117        11,832
    054        397,954   248,448      19,248         310              0          129,948     (38,131)       91,817        91,817
    055        238,205    85,800      26,586         252              0          125,567     (42,367)       83,200        68,500

    601        169,925   100,930      10,867       2,074          1,739           54,315     (26,285)       28,030        10,252

    501         24,183     1,261      12,276          76              0           10,570     (10,570)            0             0
    502         46,147     2,738      13,558          50              0           29,801     (29,801)            0             0
    503         57,854     2,778      14,004          66              0           41,006     (41,005)            1             0

    525         26,685       621       5,043         382              0           20,639     (20,638)            1             0
    526         27,499     1,502       5,154         356              0           20,487     (20,486)            1             0
    527         63,558     4,784       6,880         229              0           51,665     (32,380)       19,285        19,286

    531         77,798     5,256       5,793          76              0           66,673     (40,227)       26,446        26,446
    532         40,244         0      10,450         102              0           29,692     (18,715)       10,977        12,032
    533        119,884         0      18,107         193              0          101,584     (43,703)       57,881        57,881

* See Table A for a list of the full names of the Partnerships.

                                   TABLE G - 3
             NET REVENUES AND CASH DISTRIBUTIONS TO LIMITED PARTNERS
                 Cumulative from inception through June 30, 1996
                        Per $500 Limited Partner Interest

 The following tables summarize for each of the partnerships, the limited partner's (including the General Partner with respect to limited partnerships
 Interests it owns) operating results through June 30, 1996 and during the six months then ended.

                                                                                             Cumulative    Cumulative
                                                                              Cumulative      Change in    Cash Flow
                         Cumulative   Cumulative    Cumulative  Cumulative    Net Revenues    Operating   Provided by
             Cumulative   Operating  Administrative    Direct   Interest Exp.      From         Assets &    Operating   Cumulative
Partnership* Revenues      Costs         Costs         Costs   & Other Costs   Operations    Liabilities  Activities  Distributions
------------  --------     -----         -----         -----   -------------   ----------    -----------  ----------  -------------

    100           $570      $162            $59          $11          $31          $307           $1         $308         $258

    207            630       156             71           10            0           393           (2)         391          307
    208            661       173             94           16            0           379           10          389          314
    209            662       184            149           28            0           301           36          337          314
    210            651       185            125           22            0           319           29          348          303

    301            840       412            152           30           12           234           88          322          228
    302            834       412            104           22           11           285           78          363          221
    303            614       186             84           14            4           325           18          344          272
    304            611       237             79           12            1           282           31          313          267
    305            573       197             49           10            1           316           11          328          281
    306            768       285             80           16            4           384           15          399          306
    307            743       284             91           19            3           346           25          371          294
    308            607       216             59           16            4           313           16          328          257

    401            480       131             57           13            4           276           13          289          217
    402            503       142             69           15            5           273            8          281          204
    404            379       100            109           16            1           153           28          181          157
    405            607       327             59           11            0           210           (4)         205          156
    406            397       151             58            7            0           181            2          183          155
    407            523       226             67            8            0           221            3          224          189

    051            581       293             65            7            0           216            1          218          173
    052            417       150             80           11            1           175           27          202          177
    053            462       186            102           13            0           162           19          181          156
    054          1,329       893             76            6            0           354          (25)         329          270
    055            730       297            108            5            0           320          (31)         288          237

    601            329       184             41           11            6            88           52          140           41

    501            426        15            115           22            0           273           46          319          311
    502            547        25            116           16            1           390           (5)         385          379
    503            535        23            108           15            1           389           11          400          391

    525            231         9             76           11            1           136           12          148          148
    526            220        19             82           11            1           107           31          137          135
    527            285        31             62            6            1           184           (1)         184          183

    531            316        33             60            9            0           214            1          215          205
    532            265         0             87           10            0           168           17          185          181
    533            376         0             72           10            0           295          (38)         256          245

* See Table A for a list of the full names of the Partnerships.

                                   TABLE G - 4

             NET REVENUES AND CASH DISTRIBUTIONS TO LIMITED PARTNERS
                   From January 1, 1996 through June 30, 1996
                        Per $500 Limited Partner Interest

                                                                                              Change in    Cash Flow
                                                                Interest Exp. Net Revenues    Operating   provided by
                           Operating   Administrative  Direct  & Other (Inc.)     From         Assets &    operating
Partnership*   Revenues       Costs          Costs       Costs     Expenses     Operations    Liabilities  activities Distributions
-----------   --------       -----          -----       -----     --------     ----------    -----------  ----------  -------------
   100            $9           $4              $2         $0          ($0)           $2           $1           $3           $2

   207            24            5               2          0            0            16           (9)           7            6
   208            28            6               3          0            0            19          (11)           8            6
   209            31            7               5          0            0            20          (12)           8            6
   210            31            7               4          0            0            20          (11)           9            7

   301            22            5               4          0            0            13          (11)           2            0
   302            22            5               3          0            0            14           (9)           4            0
   303            24            6               2          0            0            16           (8)           8            6
   304            13            8               2          0            0             3           (2)           0            0
   305            16            9               2          0           (3)            8           (6)           2            0
   306            27           15               3          0           (5)           14          (12)           2            0
   307            26           15               3          0           (5)           13          (11)           2            0
   308            19           11               2          0           (2)            7           (9)          (2)           0

   401            10            4               2          0           (0)            4          (10)          (5)           0
   402            11            4               2          0           (0)            5          (11)          (6)           0
   404            19            5               3          0            0            11           (7)           4            3
   405            32           16               2          0            0            14           (8)           6            4
   406            20            7               2          0            0            11           (5)           5            5
   407            31           20               4          0           (0)            7            4           11            3

   051            38           26               4          0           (0)            8            4           13            5
   052            27           12               4          0           (0)           10           (2)           8            5
   053            37           17               6          0            0            14           (4)          10            6
   054           135           84               7          0            0            44          (13)          31           31
   055            97           35              11          0            0            51          (17)          34           28

   601            84           50               5          1            1            27          (13)          14            5

   501             9            0               4          0            0             4           (4)           0            0
   502            16            1               5          0            0            10          (10)           0            0
   503            19            1               5          0            0            14          (14)           0            0

   525            12            0               2          0            0             9           (9)           0            0
   526            13            1               2          0            0            10          (10)           0            0
   527            21            2               2          0            0            17          (10)           6            6

   531            26            2               2          0            0            22          (14)           9            9
   532            20            0               5          0            0            15           (9)           5            6
   533            55            0               8          0            0            47          (20)          27           27

* See Table A for a list of the full names of the Partnerships.

                                   TABLE H - 1
             NET REVENUES AND CASH DISTRIBUTIONS TO GENERAL PARTNER
                 Cumulative from inception through June 30, 1996

          The following tables summarize for each of the partnerships, the general partner's operating results through June 30, 1996 and during the six months then ended.
                                                                                         Cumulative   Cumulative
                                                                 Cumulative   Cumulative  Change in    Cash Flow
                           Cumulative   Cumulative  Cumulative Interest Exp. Net Revenues Operating   Provided by
             Cumulative    Operating  Administrative  Direct   & Other (Inc.)    From      Assets &    Operating      Cumulative
Partnership*  Revenues       Costs         Costs       Costs      Expenses    Operations Liabilities  Activities     Distributions
------------  --------       -----         -----       -----      --------    ---------- -----------  ----------     -------------

    100      $11,041,533 $3,130,240     $1,085,076   $204,828     $661,258    $5,960,131   ($997,542)$4,962,589      $4,960,474

    207          408,613    115,059         58,302      7,928       (1,044)      228,368     (37,630)   190,738         190,209
    208          289,909     82,742         51,190      8,081         (817)      148,713     (26,277)   122,436         121,699
    209          155,874     46,082         43,713      7,201      (15,758)       74,636     (28,069)    46,567          46,360
    210          196,614     58,092         45,444      7,326      (10,455)       96,207     (27,800)    68,407          68,028

    301          265,283    136,205         50,276      9,974      (14,460)       83,288     (48,290)    34,998          34,972
    302          380,792    195,578         49,150     10,580         (161)      125,645     (55,844)    69,801          69,764
    303          425,454    132,803         59,737     10,119          316       222,479     (36,164)   186,315         186,207
    304          344,717    142,384         47,524      7,200          476       147,133     (12,916)   134,217         134,612
    305          643,629    236,456         59,257     12,079          737       335,100     (36,513)   298,587         306,611
    306          510,615    200,419         56,116     11,317        2,707       240,056     (64,584)   175,472         185,283
    307          361,525    142,683         45,786      9,563        1,731       161,762     (37,591)   124,171         131,166
    308          465,250    172,370         47,190     12,536        3,095       230,059     (49,707)   180,352         183,797

    401          329,092     94,207         40,903      9,042        2,938       182,002     (45,027)   136,975         137,214
    402          266,587     77,782         37,662      8,013        2,575       140,555     (36,841)   103,714         103,917

    404          100,980     27,920         30,639      4,471       (1,825)       39,775      (6,944)    32,831          32,745
    405          302,104    165,464         30,085      5,379         (139)      101,315     (29,114)    72,201          72,160
    406          188,981     72,398         27,703      3,416           69        85,395     (14,865)    70,530          70,536
    407          277,408    125,937         37,402      4,677          200       109,192     (20,864)    88,328          88,440

    051          283,895    147,299         32,597      3,431          131       100,437     (21,353)    79,084          79,179
    052          133,761     49,540         26,399      3,623          258        53,941      (4,607)    49,334          49,392
    053          103,639     41,789         22,792      2,887            -        36,171      (4,509)    31,662          31,660
    054          432,739    292,997         24,976      1,866          151       112,749     (24,563)    88,186          88,183
    055          197,735     81,401         29,577      1,362            -        85,395     (21,389)    64,006          64,007

    601           72,938     41,348          9,097      2,455        1,251        18,787     (14,804)     3,983           5,839

    501          118,026      4,595         34,883      6,784        4,219        67,545     (10,536)    57,009          65,926
    502          163,276      8,014         37,037      5,211        4,314       108,700     (10,922)    97,778         104,540
    503          167,652      7,478         35,952      5,018          208       118,996      (7,679)   111,317         111,623

    525           52,954      2,281         19,315      2,687       (1,143)       29,814      (7,352)    22,462          22,462
    526           43,358      4,252         18,656      2,558         (341)       18,233      (5,517)    12,716          12,717
    527           88,955     10,728         21,403      2,141          194        54,489      (9,958)    44,531          44,529

    531          100,607     10,746         19,944      3,053            -        66,864      (9,533)    57,331          57,331
    532           57,991          0         19,591      2,266            -        36,134      (3,323)    32,811          32,812
    533           88,192         83         17,327      2,311            -        68,471     (10,331)    58,140          58,139

* See Table A for a list of the full names of the Partnerships.

                                   TABLE H - 2
              NET REVENUES AND CASH DISTIBUTIONS TO GENERAL PARTNER
                   From January 1, 1996 through June 30, 1996



                                                                                       Change in       Cash Flow
                                                           Interest Exp. Net Revenues  Operating      Provided by
                          Operating AdministrativeDirect  & Other (Inc.)     From      Assets &        Operating
  Partnership*  Revenues    Costs       Costs      Costs     Expenses     Operations  Liabilities     Activities     Distributions
  ------------  --------    -----       -----      -----     --------     ----------  -----------     ----------     -------------
      100             -         -            -         -            -            -           -               -               -

      207             -         -            -         -            -            -           -               -               -
      208             -         -            -         -            -            -           -               -               -
      209             -         -            -         -            -            -           -               -               -
      210             -         -            -         -            -            -           -               -               -

      301        $7,216    $1,544       $1,269      $136            -       $4,267     ($4,268)            ($1)            ($1)
      302        10,331     2,210        1,486       158            -        6,477      (6,475)              2               2
      303        16,974     4,091        1,629       211            -       11,043      (4,008)         $7,035          $7,035
      304         7,712     4,813        1,189       129            -        1,581      (1,581)              0               0
      305        19,369    11,181        2,013       303       (3,164)       9,036      (9,036)              0               0
      306        18,676    10,447        2,106       275       (3,738)       9,586      (9,587)             (1)              0
      307        13,213     7,426        1,753       229       (2,672)       6,477      (6,476)              1               0
      308        15,074     8,838        1,579       322       (1,363)       5,698      (5,696)              2               0

      401         7,112     2,989        1,205        77         (223)       3,064      (3,063)              1               0
      402         6,194     2,453        1,019        49         (187)       2,860      (2,858)              2               0

      404         5,368     1,318          945       120            -        2,985      (1,230)          1,755           1,755
      405        16,203     8,285          951       106            -        6,861      (3,328)          3,533           3,533
      406         9,759     3,592        1,007        29            -        5,131      (1,287)          3,844           3,844
      407        17,107    11,251        1,999        74         (107)       3,890      (2,168)          1,722           1,722

      051        19,284    13,181        1,866        81          (94)       4,250        (474)          3,776           3,776
      052         8,826     4,100        1,426        77          (60)       3,283        (812)          2,471           2,471
      053         8,322     3,862        1,351        71            -        3,038        (870)          2,168           2,168
      054        44,217    27,606        2,139        35            -       14,437         416          14,853          14,853
      055        10,947     5,200        1,482        19            -        4,246         261           4,507           4,507

      601        18,881    11,214        1,208       230          193        6,036      (4,054)          1,982           1,982

      501         2,687       141        1,364         8            -        1,174      (1,173)              1               1
      502         5,127       304        1,507         6            -        3,310      (3,310)              0               0
      503         6,428       309        1,556         7            -        4,556      (4,557)             (1)              0

      525         2,965        69          560        42            -        2,294      (2,294)              0               0
      526         3,055       167          573        40            -        2,275      (2,275)              0               0
      527         7,062       531          765        26            -        5,740      (2,664)          3,076           3,076

      531         8,644       584          644         8            -        7,408      (3,088)          4,320           4,320
      532         4,472         -        1,289      (112)           -        3,295      (1,490)          1,805           1,927
      533        13,320         -        2,012        22            -       11,286        (542)         10,744          10,744

* See Table A for a list of the full names of the Partnerships.

     Financing: In connection with the consolidation, the Consolidated Partnership will assume the liabilities, except for the amounts payable to the General Partner, of the participating Partnerships. One of the objectives of the Consolidation is to eliminate the debt owed by the participating Partnerships to the General Partner. To accomplish this objective, the General Partner will exchange the amounts owed to it by the participating Partnerships for Units in the Consolidated Partnership. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner". Each Partnership is currently liable only for payment of its own debts. Existing credit arrangements for the Partnerships have been in the form of oil and gas loans from the General Partner with interest payable quarterly at the General Partner's cost of borrowing which is currently at 3/4% over the prime rate of interest.

     Based on past experience, the General Partner is confident, although it presently has no commitments, that it can refinance existing Partnership loans and obtain any other financing upon more favorable terms as a result of the increased size of the Consolidated Partnership compared to the existing Partnerships as well as the lower transactional and administrative costs anticipated in connection with arranging and supervising loans to the Consolidated Partnership. Nevertheless, there can be no assurance that any such refinancing will be obtained.

     Like the existing Partnerships, the Consolidated Partnership, to further its business purposes, may borrow money, on either a secured or unsecured basis, and grant security interests in its assets, including its interests in oil and gas production and the proceeds of such production. Such borrowings may be used for all Consolidated Partnership purposes, including the purchase of Units and development drilling. Third party borrowing, if any, will be sought primarily from commercial banks, although advances from gas pipeline companies may be utilized. Such borrowing would ordinarily be secured by the Consolidated Partnership's producing properties. Except under certain circumstances as described under " - Proposed Activities-General," no Consolidated Partnership borrowing will be used to fund additional property purchases. See " --Right of Presentment", "--Proposed Activities-General" and "--Other Partnership Operations" above.

     Unitholders would not be individually liable for the repayment of any such indebtedness. The repayment of the principal amount of such borrowings will be allocated to the General Partner and the Unitholders in the same manner as the cost of the operations to which the borrowed funds were applied would have been allocated had they been paid for out of Consolidated Partnership capital without borrowing. All interest charges and similar costs and expenses of Consolidated Partnership borrowings will be allocated in the same manner as Operating Costs.

     If financing is unavailable on favorable terms, it may be desirable to use Consolidated Partnership revenues for development purposes. The use of Consolidated Partnership cash to pay such costs or to amortize indebtedness would defer distributions of cash to the Unitholders. The extent of such deferral will depend upon the terms of any loans actually obtained. There can be no assurance that the Consolidated Partnership will be able to borrow upon satisfactory terms. Moreover, during the term of such borrowings, the Unitholders' share of the taxable income of the Consolidated Partnership may be greater than the net cash available for distribution to them. Notwithstanding the foregoing, the maintenance of a continuous cash flow to the Unitholders is one of the principal objectives of the Consolidated Partnership.

     Any loans made to the Consolidated Partnership by the General Partner will bear interest at the lesser of (i) the General Partner's interest cost from time to time during the terms of such loans, (ii) the rate which would be charged to the Consolidated Partnership on comparable loans for the same purpose (without reference to the General Partner's financial abilities or guarantees) by unrelated banks or (iii) the maximum lawful rate. The General Partner will not receive points or other financing charges or fees, regardless of amount, on any loans made to the Consolidated Partnership. The Consolidated Partnership will not lend money to the General Partner or its affiliates.

     The General Partner may advance and disburse funds for the payment of bills and invoices for costs of Consolidated Partnership operations, and, in such event, will reimburse itself from the Consolidated Partnership account for such expenditures. The General Partner also will be reimbursed for an allocable portion of its Direct and Administrative Costs attributable to Consolidated Partnership activities. See "--Compensation--Advances and Disbursements".

     The General Partner expects to obtain the funds to pay its share of costs from corporate assets and profits, Consolidated Partnership income allocated to its account and, if necessary, from the proceeds of corporate borrowings from third parties. The General Partner may pledge its interests in the Consolidated Partnership to secure such borrowings. However, the General Partner may not pledge any Consolidated Partnership properties as security for loans to it and may not pledge the Units of any Unitholder or the Interests of any limited partner without his consent.

Transfer of Units

     Consolidated Partnership Units may only be transferred in accordance with the terms of the Articles and applicable federal and state securities laws. Except for gifts and transfers by operation of law or to the General Partner, no transfer may be made unless the transferor assigns all of his Units or both the transferor and the transferee will own Units having an original exchange value of $2,500 ($2,000 for IRAs and Keogh Plans) after such transfer. (See Article 8 of the Articles.) In addition, the General Partner has the right to refuse to recognize any transfer of Units if it believes that such transfer occurred on a secondary market or the substantial equivalent thereof. The General Partner will recognize an assignment of Units as of the last day of the calendar quarter following receipt of notice of such assignment and any required documentation, including documents providing information required under the Internal Revenue Code such as the name, address and taxpayer identification number of the transferee; the amount of Units to be acquired by the transferee; the date on which such Units are to be acquired; and whether or not the transferee can make the representations, warranties, certifications, covenants, agreements and designations set forth in Section 10.1 of the Articles.


     With the consent of the General Partner, the transferee of Units may become a substituted or additional limited partner of the Consolidated Partnership whether or not his transferor was such a limited partner, but must reimburse the Consolidated Partnership for filing fees and other expenses of the substitution or addition. While the General Partner may withhold such consent in certain circumstances (e.g., if the Consolidated Partnership's tax status would be jeopardized), the economic benefits of ownership of Units may, in general, be transferred or assigned without regard to whether the General Partner has consented, unless the transfer occurred on a secondary market or the substantial equivalent thereof. (See Section 8.3 of the Articles.) The General Partner may refuse to recognize any transfer of Units if it believes that such transfer occurred on a secondary market or the substantial equivalent thereof. See "TAX ASPECTS--Participation in the Consolidated Partnership--Publicly Traded Partnerships."


     California and Missouri limited partners are now and will continue to be subject to the following additional restrictions on transfer.

     In California:

     IT IS UNLAWFUL TO CONSUMMATE A SALE OR TRANSFER OF THIS SECURITY, OR AN INTEREST THEREIN, OR TO RECEIVE ANY CONSIDERATION THEREFOR, WITHOUT THE PRIOR WRITTEN CONSENT OF THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA, EXCEPT AS PERMITTED IN THE COMMISSIONER'S RULES.

     LIMITED PARTNERS SHOULD BE AWARE THAT THE VOTING RIGHTS GRANTED TO LIMITED PARTNERS PURSUANT TO THE PROVISIONS OF ARTICLE 8 OF THE ARTICLES OF LIMITED PARTNERSHIP ANNEXED HERETO AS APPENDIX B ARE NOT IDENTICAL TO THE VOTING RIGHTS OF LIMITED PARTNERS DESCRIBED IN RULE 260.140.128.2 PROMULGATED BY THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA.

     In Missouri:

     THESE SECURITIES ARE NOT ELIGIBLE FOR ANY TRANSACTIONAL EXEMPTION UNDER THE MISSOURI UNIFORM SECURITIES ACT (SECTION 409.402(b)). UNLESS THESE SECURITIES ARE REGISTERED UNDER THE ACT THEY MAY NOT BE REOFFERED FOR SALE OR RESOLD IN THE STATE OF MISSOURI (SECTION 409.301).

Right of Presentment

     Limited partners of the Consolidated Partnership, but not other Unitholders, will have the right to present their Units to the Consolidated Partnership for purchase at the times described below and subject to the following conditions and limitations. The Consolidated Partnership will not purchase less than all of a limited partner's Units, but may waive this requirement in the General Partner's sole discretion.

     Beginning in 1997, not later than April 30th of every year the General Partner will mail a notice setting forth the purchase price for Units to each limited partner who has, since the previous January 1st, notified the General Partner of a desire to present his Units to the Consolidated Partnership for purchase. The notice will include a summary of the reports of the Independent Experts referred to below, the asset and liability items considered in determining the purchase price, an explanation of how the purchase price was calculated and a form of assignment. A limited partner may elect to sell his Units by returning an executed form of assignment to the General Partner within 30 days after the mailing date of the notice. Units will be paid for in cash within 60 days following receipt by the General Partner of the executed and completed form of assignment and such purchases will be considered effective upon payment of the purchase price. A limited partner may rescind the sale of his Units within 15 days from the date his form of assignment is mailed by giving a written rescission notice to the General Partner.

     The  purchase  price  will be based  upon the  limited  partners'  indirect interest in a share of the net assets and liabilities of the Consolidated Partnership calculated as of the preceding December 31st (the "Determination Date"), which will include the sum of (i) an amount based on the discounted present value of future net revenues from the Consolidated Partnership's proved developed reserves and proved undeveloped reserves, as described below, plus
(ii) cash on hand, plus (iii) prepaid expenses and accounts receivable (discounted, if appropriate), less a reasonable amount for doubtful accounts, plus (iv) the estimated market value of all assets not separately specified above, determined in accordance with standard industry valuation procedures. Proved developed reserves are those quantities of crude oil, natural gas and natural gas liquids which can be expected, with little doubt, to be recovered from existing wells using existing equipment and operating methods and include proved developed producing reserves, which are expected to be produced from one or more existing completion zones open for production in an existing well, and proved developed non-producing reserves, which exist behind the casing or at minor depths below the present depth of such wells, which are expected to be produced through these wells in the predictable future, where the cost of making such oil and gas available for production is relatively small compared to the cost of a new well. Proved undeveloped reserves are reserves which are expected to be recovered from new wells on undrilled acreage or from existing wells where a relatively major expenditure is required for recompletion. All such classifications are included within the broader definition of proved reserves.

     An amount equal to all debts, obligations and other liabilities, including accrued expenses, of the Consolidated Partnership, attributable to the capital accounts of the Unitholders will be deducted from the foregoing sum. Any distributions to Unitholders between the Determination Date and the date of the calculation will also be deducted; provided, however, that if any cash distributed was derived from the sale of oil or gas production or a producing property subsequent to the Determination Date, such distributions shall be discounted at the same rate used to take into account the risk factors employed to determine the value of the Consolidated Partnership's proved reserves, as set forth below.

     The Consolidated Partnership will engage an Independent Expert to estimate the future net revenues attributable to the Consolidated Partnership's interest in proved developed reserves and proved undeveloped reserves. The Independent Expert may employ price and cost data and assumptions furnished by the General Partner in making these estimates. The existing Partnership Agreements currently provide that the Independent Expert estimates performed for each Partnership will include either those properties generating a significant amount (i.e., 80%) of the Partnership's aggregate revenues or substantially all of such revenues. The independently prepared estimate of Consolidated Partnership properties will evaluate those Consolidated Partnership properties generating substantially all of the Consolidated Partnership's aggregate revenues. The General Partner's staff engineers will estimate the future net revenues attributable to the balance of the Consolidated Partnership's properties employing the same parameters as are employed by the Independent Expert.


     As in the Partnership Agreements, the amount attributable to Consolidated Partnership reserves will be deemed to be 70% of the estimated future net revenues of proved developed producing reserves and the "appraised value" of all other proved reserves. A discount for risk reasonably determined by the Independent Expert after review and approval by the General Partner and after taking into account the nature and quality of such oil and gas interests will be applied to the Consolidated Partnership's proved developed non-producing reserves and proved undeveloped reserves in arriving at "appraised value". It is the General Partner's policy that the discount for risk will not exceed 30% except in those instances in which the General Partner and the Independent Expert determine that a higher discount rate is appropriate because (a) such non-producing reserves were originally acquired by a participating Partnership at a price which included a discount in excess of 30%, or (b) generally accepted industry practice would require a higher discount rate because of the geographic area in which such non-producing reserves are located or the nature of the wells from which such non-producing reserves would be produced. The amount so determined will be adjusted by the General Partner for estimated changes from the Determination Date to the date of the calculation of the purchase price to account for (a) production or sale of, or additions to, reserves and lease and well equipment, the sale or abandonment of leases and similar matters occurring after the Determination Date, and (b) the occurrence of any of the following events prior to the calculation: changes in well performance, increases or decreases in the market price of oil or gas, revision of regulations relating to oil imports, changes in income, ad valorem and other tax laws (e.g., material variations in the provisions for depletion or minimum tax payments) and similar matters. The share of the amount attributable to Consolidated Partnership future net revenues allocable to a particular Unitholder's Units will then be determined and the result discounted to present worth using an interest rate not in excess of 1% over the then prime interest rate announced by Texas Commerce Bank to its most preferred commercial customers.


     Because of the difficulty in accurately estimating oil and gas reserves, the purchase price may not reflect the full value of the properties to which it relates. Such estimates are merely appraisals of value and may not correspond to realizable
182967_6
  value. Furthermore, the sale of Units will be a taxable event, and gain or loss generally will be recognized for federal income tax purposes.

     The Consolidated Partnership's obligation to purchase presented Units shall be limited to 15% of the aggregate purchase price of the Units, per year. The Consolidated Partnership proposes to meet its obligation with internally generated funds and with borrowings secured by Consolidated Partnership assets. Although this obligation constitutes a binding contractual commitment, the Consolidated Partnership's ability to meet it will, as a practical matter, depend upon its available working capital and its ability to arrange financing for such purposes. Thus, there can be no assurance that the Consolidated Partnership will have sufficient liquid assets and borrowing capacity available to meet its obligation. If, for any reason, less than all Units presented at any one time are to be purchased, the Units to be purchased will be selected by lot.

     Upon a purchase of Units by the Consolidated Partnership, such Units of limited partnership interest in the Consolidated Partnership will not be cancelled unless the General Partner determines otherwise. The shares of Consolidated Partnership costs and revenues of the General Partner and the remaining Unitholders will be adjusted to take into account the costs and revenues attributable to any Units purchased that are cancelled by the Consolidated Partnership.

     Under the Articles, should the obligation of the Consolidated Partnership to purchase Units pursuant to the foregoing right of presentment be determined to be in violation of any existing or future laws or legislation or to jeopardize the classification of the Consolidated Partnership under federal tax laws, such obligation will be eliminated to the extent inconsistent therewith.


     Under the Articles, the Consolidated Partnership's obligation to purchase Units pursuant to the limited partners' right of presentment may be discharged by payment of the purchase price to a presenting limited partner by the General Partner, by an affiliate of the General Partner or by a broker-dealer or other person. The Units of the presenting limited partner will be transferred to the party selected by the General Partner who pays for them. Only the Consolidated Partnership, however, is obligated to purchase Units presented by limited partners. The General Partner or other party paying for presented Units will participate in the Consolidated Partnership to the extent of its purchase of such Units in the same manner as if the General Partner or such other party were a substituted limited partner holding such Units. See "-Transfer of Units," above.


     If the Units are listed on a stock exchange or included for quotation on NASDAQ or a trading market otherwise develops (none of which events is anticipated to occur or is likely to occur in the absence of a vote to amend the Articles), no further purchase offers for Units will be made by the Consolidated Partnership and no Units presented by limited partners will be accepted for purchase by the Consolidated Partnership.


     The Partnership Agreements of all but six Partnerships give their limited partners the right to present their Interests for purchase on substantially the same terms and conditions as those set forth above. The Partnership Agreements of each of the other six Partnerships (i.e., those formed in Enex Oil & Gas Income Programs V and VI) instead provide that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. The Articles governing the
Consolidated Partnership do not similarly require the General Partner to regularly submit a liquidation and dissolution proposal to a vote of the limited partners. However, in the General Partner's opinion, the prices yielded by the Consolidated Partnership's presentment formula will closely approximate the estimated fair market values of Partnership properties as determined by Gruy (which is intended to be an approximation of the prices for which Partnership properties could be sold), since Gruy's valuation methods also include escalated oil and gas prices, discounted present values of oil and gas reserves, and a flat 25% discount for all proved, developed reserves, with additional discounts based on the particular features of the property being evaluated.


No Assessments

     No calls or assessments for funds will be sought from the Unitholders and expenses of the Consolidated Partnership will be paid from the capital of the Consolidated Partnership, Consolidated Partnership revenues and the financing arrangements the General Partner makes for the Consolidated Partnership. See "Proposed Activities--Financing" above.

182967_6

Participation in Costs and Revenues


     General Cost and Revenue Sharing Percentages: Under the existing Partnership Agreements, net revenues earned by the Partnerships (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred by the Partnerships) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). With respect to the following Partnerships, however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns): Enex Program I Partners, L.P., Enex Oil & Gas Income Program II-7, L.P., Enex Oil & Gas Income Program II-8, L.P., Enex Oil & Gas Income Program II-9, L.P. and Enex Oil & Gas Income Program II-10, L.P. In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. The exchange values of the General Partner's percentage share of Partnership net revenues are as follows:



182967_6

                                     TABLE I

        EXCHANGE VALUE ATTRIBUTABLE TO GENERAL PARTNER'S REVENUE INTEREST
                                                                               GP's
                                 Percentage        Exchange Value       Percentage          General
                              of Consolidated     Attributable to     of Partnership's      Partner's
            Exchange              Exchange          GP's Revenue         Exchange          Percentage
Partnership   Value                Value            Interest (2)           Value           Share (1)
-----------
            -------------     -----------------  -------------------  ------------------  --------------
               (a)                  (b)                     (c)           (d=c/a)           (e=bxd)
    100       $4,835,256          29.09%                    -               0.00%           0.00%

    207          860,406           5.18%                    -               0.00%           0.00%
    208          661,276           3.98%                    -               0.00%           0.00%
    209          396,357           2.38%                    -               0.00%           0.00%
    210          497,054           2.99%                    -               0.00%           0.00%

    301          294,463           1.77%               $7,767               2.64%           0.05%
    302          424,114           2.55%               11,188               2.64%           0.07%
    303          649,986           3.91%               17,328               2.67%           0.10%
    304          248,395           1.49%                2,223               0.89%           0.01%
    305          290,473           1.75%               12,655               4.36%           0.08%
    306          332,464           2.00%               14,591               4.39%           0.09%
    307          233,913           1.41%               10,282               4.40%           0.06%
    308          261,902           1.58%               11,756               4.49%           0.07%

    401          153,537           0.92%               10,228               6.66%           0.06%
    402          110,268           0.66%                7,403               6.71%           0.04%
    404          179,222           1.08%                8,876               4.95%           0.05%
    405          272,367           1.64%               18,281               6.71%           0.11%
    406          175,635           1.06%               13,097               7.46%           0.08%
    407          291,287           1.75%               16,693               5.73%           0.10%

    051          297,808           1.79%               29,780              10.00%           0.18%
    052          208,656           1.26%               20,865              10.00%           0.13%
    053          197,399           1.19%               19,739              10.00%           0.12%
    054          921,135           5.54%               92,113              10.00%           0.55%
    055          740,847           4.46%               74,084              10.00%           0.45%

    601          522,607           3.14%               52,260              10.00%           0.31%

    501          250,680           1.51%                3,118               1.24%           0.02%
    502          299,524           1.80%                3,726               1.24%           0.02%
    503          203,012           1.22%                4,496               2.21%           0.03%

    525          100,945           0.61%                5,792               5.74%           0.03%
    526          127,878           0.77%                5,333               4.17%           0.03%
    527          343,898           2.07%               11,778               3.42%           0.07%

    531          417,895           2.51%               19,131               4.58%           0.12%
    532          201,453           1.21%               13,432               6.67%           0.08%
    533          618,341           3.72%               33,390               5.40%           0.20%

            =============    ==========      ===================                         =========
  Totals     $16,620,453         100%                $551,405                               3.32%
            =============    ==========      ===================                         =========

     * See Table A for a list of the full names of the Partnerships. s.

     See notes on following page.

     1.) Represents the General Partner's revenue share in the Consolidated partnership.

     2.) According to the Partnership Agreements of most of the Partnerships, at certain dates the General Partner will forego its 10% revenue interest if the purchase price of the limited partner Interests plus the distributions they have received does not equal their initial subscriptions (the "Deficiency Date"). The General Partner has already foregone its 10% interest in Programs I and II. Deficiency Dates for the other programs are as follows:

           Program III                                 May 11, 1998
           Program IV                                  May 16, 2000
           Enex Income and Retirement Fund             December 31, 1997
           88-89 Enex Income and  Retirement Fund      February 28, 2000
           90-91 Enex Income and Retirement Fund       October 4, 2001

     Therefore, in order to determine the fair market value of the General Partner's revenue interest in each Partnership, the fair market value of its proved oil and gas reserves (as prepared by Gruy) was scheduled by year. The fair market value for each year and partial year until the Deficiency Date was summed and the result multiplied by 10%. This procedure was done for each Partnership. The aggregate fair market value attributable to the General Partner's revenue interest is $551,405 or 3.32% of the aggregate exchange value of $16,620,453.

For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. For example, if Enex Oil & Gas Income Program V - Series 3, L.P. is a participating Partnership and the exchange value of its net assets represents 1.19% of the aggregate exchange value of the net assets received by the Consolidated Partnership in the Consolidation (exclusive of the exchange value of liabilities to the General Partner and Interests acquired pursuant to the Exchange Offer), then the General Partner will receive a .12% sharing percentage in the Consolidated Partnership's revenues and expenses (10% of 1.19%).

     If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.32% to the General Partner and 96.68% to the Unitholders (including the General Partner with respect to the Units it owns). The share of the Consolidated Partnership's net revenues to be allocated to the General Partner in accordance with the foregoing explanation is referred to in this Prospectus/Proxy Statement as the "General Partner's Percentage Share."

     The existing Partnership Agreements provide that upon the limited partners' receipt of aggregate Partnership distributions equal to (or in certain cases equal to twice) their subscriptions to the Partnership, the general revenue and cost sharing ratios as between the limited partners and General Partner will shift from 90%-10% to 85%-15%. Although there is little likelihood of the increase occurring in the foreseeable future, the General Partner has decided to forego this potential increase in its share of Partnership net revenues in order to provide further benefit to the limited partners of those Partnerships. Accordingly, no exchange value has been assigned to the General Partner's right to a potential increase in its share of the net revenues of certain Partnerships. Following the Consolidation, costs and revenues will no longer be allocated to each Partnership. Instead each Unitholder will receive a pro rata share of the Unitholders' share of the net revenues of the Consolidated Partnership.


     Particular Allocations: The costs of planning and developing the Consolidation and presenting it to the limited partners of the Partnerships, as well as the costs of organizing the Consolidated Partnership and the costs of the Consolidation itself, shall be borne by the Consolidated Partnership and allocated in accordance with the general cost and revenue sharing percentages described above. Included are legal, accounting and engineering fees, a share of the Administrative Costs of the General Partner and its affiliates, duplicating, printing and mailing costs, filing fees and other incidental costs and expenses.

     Direct Costs, Administrative Costs, Operating Costs, expenses of drilling, completing and equipping (or plugging and abandoning) development wells, other expenses incurred in connection with Consolidated Partnership business and revenues (other than proceeds of sales of properties) will also be allocated in accordance with the general cost and revenue sharing percentages described above.

     Anything to the contrary notwithstanding, the repayment of borrowing (exclusive of interest) assumed by the Consolidated Partnership upon the acceptance of the assets and liabilities of the participating Partnerships and borrowing (exclusive of interest), the proceeds of which are used to acquire producing properties (see "-Proposed Activities-Reinvestment of Revenues and Proceeds"), shall be made exclusively out of the share of Consolidated Partnership net revenues allocated to the Unitholders (including the General Partner with respect to the Units it owns).

     Generally, gain from the sale of a Consolidated Partnership property shall first be allocated to the General Partner in such amount, if it is available, as will result in the General Partner having been allocated the General Partner's Percentage Share of the aggregate net proceeds from all sales of Consolidated Partnership property allocated to such point. The balance of the gain, if any, shall be allocated to the General Partner and the Unitholders, (including the General Partner with respect to the Units it owns) in accordance with the general cost and revenue sharing percentages described above. Losses incurred by the Consolidated Partnership in connection with sales of property will be allocated to the Unitholders (including the General Partner with respect to the Units it owns) in proportion to their respective interests in the book value of the property sold (i.e., generally in proportion to capital account balances).

     If there is a loss on a sale or insufficient gain from a sale to permit the General Partner's Percentage Share of the aggregate amount of net proceeds of the sale to be allocated to the General Partner, the General Partner will be specially allocated additional gain from subsequent sales of Consolidated Partnership property, if any, to make up the difference. If the General Partner is allocated additional gain from a subsequent sale to make up any such difference, the General Partner will be allocated more than the General Partner's Percentage Share of the net proceeds from such subsequent transaction, but only to the extent necessary to eliminate any cumulative difference between the General Partner's Percentage Share of aggregate Consolidated Partnership net proceeds of sale through such time and the amount actually allocated to the General Partner through such time.
182967_6

     However, if property is sold for the purpose of providing funds to acquire other properties and prior to the closing for the sale of such property the General Partner has earmarked the property to be sold for such purposes, then any gain resulting from the sale of such property will be allocated exclusively to the Unitholders.

     The General Partner will be allocated the costs and revenues attributable to the Units it owns, determined in the same manner as for other Unitholders.

     All allocations described above are subject to adjustment upon the withdrawal of properties by the owner of a selling Unitholder's Units as described in "--Exchange for Assets" or upon the cancellation by the Consolidated Partnership of Units purchased from a presenting Unitholder, as described in "--Right of Presentment".

     The General Partner may reduce the General Partner's Percentage Share and correspondingly increase the net revenue interest of the Unitholders if required by law in order for the General Partner or its affiliates to participate in transactions with the Consolidated Partnership.

     Allocation of Costs and Revenues Among Unitholders: The General Partner and the limited partners of each participating Partnership will be allocated a pro rata portion of the exchange value of their Partnership's net assets based upon the balances in the Partners' capital accounts in accordance with the dissolution provisions of the Partnership Agreement of each Partnership. The General Partner's capital account will also be credited with an amount equal to the amount owed it by such Partnership in exchange for the General Partner's cancellation of the indebtedness. The resulting values will be used in determining each Partner's share of the Consolidated Partnership's capital and the amount of Units distributable to him. Except for the special allocations described in the next paragraph, the Unitholders' share of revenues, gains, costs, expenses, losses and other charges and liabilities will be credited and charged among them pro rata according to their holdings of Units.


     The Articles provide for the special allocation of cost recovery (depletion and depreciation) deductions and of taxable gain or loss to the Unitholders contributing property to the Consolidated Partnership (i.e., the assets of their participating Partnerships) to take into account, generally, the difference between the fair market value of the property and the adjusted tax basis of such property at the time of contribution. As part of this special allocation, any recaptured income resulting from the sale of such properties will be allocated first to the contributing Unitholders to the extent of the special allocation of gain referred to in the previous sentence and the balance, if any, will be allocated among all Unitholders in accordance with the allocations described above. See "TAX ASPECTS--Participation in the Consolidated Partnership--Allocations to Partners" for a discussion of such special allocations.

     Estimated Expenses: The General Partner estimates that Direct and Administrative Costs allocable to the Consolidated Partnership for its first 12 months of operation will be approximately $775,000 if the minimum number of Partnerships participate in the Consolidation (representing approximately 7.8% of aggregate Consolidated Partnership exchange value of $10,000,000) and approximately $1,100,000 if all of the Partnerships participate in the Consolidation (representing 6.6% of aggregate Consolidated Partnership exchange value). (If more than the minimum number of Partnerships participate, costs and expenses will be higher on an absolute basis, but in view of economies of scale, not proportionately so.) The General Partner estimates that the components of such allocable amounts for a Consolidated Partnership formed with $10,000,000 and $16,620,453 of exchange value (exclusive of the exchange value attributable to Interests exchanged for Units pursuant to the Exchange Offer), respectively, will be as follows:

                                     TABLE J

              ESTIMATED EXPENSES FOR FIRST 12 MONTHS OF OPERATIONS

                                          Minimum                Maximum
Administrative Costs:                    Program               Program

Accounting                               $126,000               $179,000
Administration                            100,000                142,000
Data Processing                            25,000                 36,000
Engineering                               122,000                173,000
Investor Relations                         19,000                 27,000
Land                                       30,000                 43,000
Directors' Fees                            31,000                 44,000
Equipment & Maintenance                    30,000                 42,000
Insurance                                   2,000                  3,000
Office Expenses                            19,000                 27,000
Postage  16,000                            22,000
Phone                                       7,000                 10,000
Printing 12,000                            17,000
Rent                                       62,000                 88,000
Taxes & Fees                               37,000                 53,000
Travel & Entertainment                      8,000                 11,000
                                        ---------            -----------


                                       72




Subtotal - allocated expenses             646,000                917,000
                                         --------             ----------

Direct Costs:
Audit & Tax Fees                           60,000                 85,000
Filing Fees                                 2,000                  3,000
Legal Fees                                 35,000                 50,000
Reserve Reports                            32,000                 45,000
                                         --------             ----------
Subtotal - direct expenses                129,000                183,000
                                          --------             ----------

TOTAL                                    $775,000             $1,100,000
                                          ========             ==========



See "--Compensation--Direct and Administrative Costs," below for a discussion of the procedures followed to determine the amounts of Administrative Costs to be allocated to the Consolidated Partnership. Although the General Partner has prior experience in organizing and operating income program partnerships, the Direct Costs and Administrative Costs to be allocated and incurred by the Consolidated Partnership, as indicated above, are only estimates and actual results may vary.

Compensation


     For its management services, the General Partner has received, from all Partnerships, partnership revenue interests, reimbursement of offering costs and reimbursement of Direct and Administrative Costs actually incurred. Such amounts are shown in Tables H-1 and H-2.


     After commencement of the Consolidated Partnership's operations, the General Partner or its affiliates will receive compensation from the Consolidated Partnership substantially identical to the corresponding items of compensation the General Partner currently receives from the Partnerships, except that the General Partner's share of costs and revenues will be a blended sharing percentage as described above in "--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" and will not increase at payout. These compensation arrangements may be considered to be less favorable to the General Partner than the provisions of certain of the Partnership Agreements in that the General Partner's right to an increase in its general partnership revenue interest upon payout to the limited partners (although not anticipated to occur in the foreseeable future) is being waived, and this potential increase will be given no value in determining the amount of Units to which the General Partner will be entitled pursuant to the Consolidation.

     Interest in Properties: The General Partner will receive the percentages of the revenues derived from the sale of production from oil and gas properties, including any development wells drilled by the Consolidated Partnership and the proceeds from the sale of Consolidated Partnership property and will be allocated the percentages of Operating Costs, Direct Costs, Administrative Costs, the cost of development wells drilled by the Consolidated Partnership and associated interest expenses and other costs and revenues described in "--Participation in Costs and Revenues". To the extent that the General Partner's share of revenues and proceeds of sale exceeds its share of costs and expenses, the General Partner will have received compensation.

     Direct and Administrative Costs: The General Partner will be reimbursed for the Unitholders' share (including the portion thereof attributable to Units owned by the General Partner) of all Direct Costs and Administrative Costs
incurred on behalf of the Consolidated Partnership. The portion of Administrative Costs allocable to the Consolidated Partnership will be computed on a cost basis in accordance with generally accepted accounting principles or standard industry practices which may be in effect by allocating the time spent by the General Partner's personnel among all projects conducted by the General Partner for its own account, joint ventures or other affiliated limited partnerships, and by allocating rent and other overhead on the basis of relative direct time charges.

     The Articles require that the Consolidated Partnership obtain annually from its independent public accountants, for inclusion in its annual report, a written attestation that the method used to make such allocations was consistent with the method described in this Prospectus/Proxy Statement and that the total amount of costs allocated did not materially exceed
182967_6
the amounts actually incurred by the General Partner. The accountants will not opine on either the necessity of any costs incurred by the General Partner or the fairness of the allocation of such costs to the Consolidated Partnership.


     Reimbursement of such costs to the General Partner will include a portion of the salaries of its officers and employees allocated as described above. Salaries of "controlling persons" of the General Partner (directors, executive officers and 5% shareholders) will not be reimbursed as Administrative Costs. To the extent that such persons provide actual professional services to the Consolidated Partnership (i.e., property selection or management, preparation of reserve or financial information, etc.) directly related to Consolidated Partnership operations, salaries of certain executive officers, excluding the President of the General Partner, may be reimbursed as a Direct Cost; provided, however, that the total annual reimbursement for all such officers' salaries shall not exceed an amount equal to .4% of aggregate capital contributions to the Partnerships that participate in the Consolidation. The reimbursement described above is without regard to the profitability of the Consolidated Partnership, and, to the extent it includes a portion of such salaries, may be deemed compensation to the General Partner. Direct Costs and Administrative Costs shall not include any item of expense incurred by the General Partner acting as operator of producing Consolidated Partnership properties. See "Operating Costs", below.


     Operating Costs: When acting as the operator of Consolidated Partnership properties, the General Partner will not receive any compensation but will be reimbursed for actual costs and expenses incurred in providing such services, including a charge for allocable Direct Costs and Administrative Costs. In circumstances in which the General Partner does not act as operator of a Consolidated Partnership property, the General Partner will not charge the Consolidated Partnership any direct fees for monitoring well operators, but will be entitled to reimbursement only of those related expenses, including Direct Costs and Administrative Costs, actually incurred by it.

     Advances and Disbursements: In many instances, the General Partner will advance and disburse monies for the payment of Direct Costs incurred in connection with Consolidated Partnership operations, and will be reimbursed by the Consolidated Partnership for such expenditures. Such procedures are consistent with standard oil industry practice and will be reviewed by a firm of independent public accountants in connection with their examination of the financial statements of the Consolidated Partnership and the provision of the attestation described above. The General Partner will be reimbursed for an allocable portion of its Administrative Costs attributable to such activities, as described above.

     Other Benefits: To the extent the General Partner incurs expenses for which it is reimbursed by the Consolidated Partnership, it may be deemed to have received a benefit. Any interest charged on loans to the Consolidated Partnership by the General Partner may be considered additional compensation.

Management

     The General Partner was reincorporated under the laws of the State of Delaware on June 30, 1992, and maintains a principal operating office at Suite 200, Three Kingwood Place, Kingwood, Texas 77339; telephone (713) 358-8401. At July 1, 1996, the General Partner and its subsidiary, Enex Securities Corporation, had 24 full-time employees.

     Officers, Directors and Key Employees: The officers, directors and key employees of the General Partner are:


     Gerald B. Eckley. Mr. Eckley, age 70, has served as a director, President and Chief Executive Officer of the General Partner since its formation in 1979. He was employed by Shell Oil Company from 1951 to 1967 and served in managerial capacities from 1959 to 1967. From 1967 to 1969, he was Director of Fund Raising at the University of Oklahoma and from 1969 to 1971, was Vice President of Land and Operations for Imperial American Management Company. In 1971, Mr. Eckley was a petroleum consultant and in 1972-1973 was General Counsel and Executive Director of the Oil Investment Institute. From 1973 to 1974, he was Manager of Oil Properties, Inc. and from 1974 to 1976, was Vice President, Land and Joint Ventures for Petro-Lewis Corporation. From 1977 to August of 1979, Mr. Eckley was President of Eckley Energy, Inc., a company engaged in purchasing and selling oil and gas properties. Mr. Eckley received an LLB degree from the University of Oklahoma in 1951 and a Juris Doctor degree from the University of Oklahoma in 1970.


     Robert E. Densford. Mr. Densford, age 38, was appointed a director of the General Partner on September 11, 1991. He joined the General Partner as Controller on May 1, 1985 and became Vice President-Finance, Secretary and Treasurer on March 1, 1989. From January 1983 to April 1985, he was a Senior Accountant for Deloitte Haskins & Sells in Houston, Texas, auditing both closely held and publicly owned oil and gas companies. From September 1981 to December 1982, he was a staff accountant for Coopers & Lybrand in Houston. Mr. Densford is a C.P.A. and holds a B.B.A. degree in Accounting and an M.S. degree in Oil and Gas Accounting, Magna Cum Laude, from Texas Tech University and is a member of the American Institute of Certified Public Accountants and the Texas Society of Certified Public Accountants.
182967_6

     Robert D. Carl, III. Mr. Carl, age 42, was appointed a director of the General Partner on July 30, 1991, and is a member of the General Partner's Audit Committee. He is President, Chief Executive Officer and Chairman of the Board of Health Images, Inc., a public company whose securities are traded on NYSE, which provides fixed site magnetic resonance imaging ("MRI") services. Mr. Carl is also President of Life Funding Corporation, a firm engaged in the viatical settlements business. He is a trustee of Franklin and Marshall College in Lancaster, Pennsylvania. From 1978 to 1981, Mr. Carl also served as President of Carl Investment Associates, Inc., a registered investment advisor. In 1981 Mr. Carl joined Cardio- Tech, Inc., as general counsel and as an officer and director. Upon the sale and reorganization of Cardio-Tech, Inc. into Cardiopul Technologies in 1982, he served as its Executive Vice President and as a director. In March, 1985 he was elected President, Chief Executive Officer and Chairman of Cardiopul Technologies which spun off its non-imaging medical services business and changed its name to Health Images, Inc. Mr. Carl received a B.A. in History from Franklin and Marshall College, Lancaster, Pennsylvania in 1975 and a J.D. from Emory University School of Law, Atlanta, Georgia in 1978. Mr. Carl is a Trustee of Franklin and Marshall College and is a member of the State Bar of Georgia.


     On January 4, 1996, the Securities and Exchange Commission ("SEC") filed a complaint in the United States District Court for the District of Columbia against Mr. Carl alleging that Mr. Carl violated Section 16(a) of the Securities Exchange Act of 1934 ("Exchange Act"), and Rules 16a-2 and 16a-3 (and former Rule 16a-1) thereunder, by failing to timely file reports concerning thirty-eight securities transactions in his mother's brokerage accounts involving shares of Health Images, Inc. stock. The SEC took the position that because Mr. Carl (1) provided substantial financial support to his mother, (2) commingled his mother's assets with his own, (3) provided a substantial portion of the funds used to purchase the shares in question, and (4) received from his mother a substantial portion of the sales proceeds, he, therefore, had a pecuniary interest in, and was a beneficial owner of, the shares in question.


     In response to the SEC's action, Mr. Carl disgorged to Health Images, Inc. approximately $92,400 in short-swing profits from the trading in his mother's account, plus interest thereon of approximately $52,600. The SEC further requested the court to impose a $10,000 civil penalty against Mr. Carl pursuant to Section 21(d)(3) of the Exchange Act. Without admitting or denying the allegations in the complaint, Mr. Carl consented to the entry of a final judgment imposing the $10,000 penalty. On January 12, 1996, a federal judge entered the final judgment in this matter, and Mr. Carl has since filed amended reports on Forms 4 and 5 reflecting these transactions in his mother's accounts.

     In relation to the same matter, the SEC has issued an administrative order pursuant to Section 21C of the Exchange Act against Mr. Carl, finding that he violated Section 16(a) and the rules thereunder and requiring him to cease and desist from committing or causing any violation or future violation of those provisions. Without admitting or denying allegations in the SEC's Order, Mr. Carl consented to the entry of the Order.

     Martin J. Freedman. Mr. Freedman, age 71, was one of the General Partner's founders and a member of its Board of Directors as well as a board member of Enex Securities Corporation until June 1986. He was reappointed to the Board on April 19, 1990 to fill a vacancy. He is a member of the General Partner's Compensation and Options Committee. He is currently President of Freedman Oil & Gas Company, engaged primarily in the management of its exploration and producing properties, and the managing partner of Martin J. Freedman & Company which has an interest in approximately one hundred producing oil and/or gas wells. Mr. Freedman is a lifetime member of the Denver Petroleum Club as well as being a lifetime member of the Denver Association of Petroleum Landmen. He was an officer and director and/or founder of several former private and public companies, among which were Valex Petroleum and Kissinger Drilling and Exploration. Mr. Freedman entered the oil and gas business in 1954 when he joined Mr. Marvin Davis of the Davis Oil Company. In 1956, he became President of Central Oil Corporation, a company engaged in oil and gas exploration. From 1958 on, Mr. Freedman operated as Martin J. Freedman Oil Properties and was President of Oil Properties, Inc., a private corporation. Mr. Freedman attended Long Island University and New York University. He received a bachelor's degree in Psychology and also attended New York University's graduate school.

     William C. Hooper, Jr. Mr. Hooper, age 58, has been a director of the General Partner since its formation in 1979 and is a member of the General Partner's Audit and Compensation and Options Committees. In 1960 he was a staff engineer in the Natural Gas Department of the Railroad Commission of Texas, with principal duties involving reservoir units and gas proration. In 1961 he was employed by the California Company as a Drilling Engineer and Supervisor. In 1963 he was employed as a Staff Engineer by California Research Corporation and in 1964 rejoined the California Company as a project manager having various duties involving drilling and reservoir evaluations. In 1966 he was Executive Vice President for Moran Bros. Inc., coordinating and managing all company activities, drilling operations, bidding and engineering. From 1970 until the present, he has been self-employed as a consulting petroleum engineer providing services to industry and government and engaged in business as an independent oil and gas operator and investor. From 1975 to 1987 he was also a director and President of Verna Corporation, a drilling contractor and service organization. He received a B.S. degree in Petroleum Engineering in 1960 from the University of Texas and an M.S. degree in Petroleum Engineering from that same University in 1961.

     James Thomas Shorney. Mr. Shorney, age 70, has been a director of the General Partner since 1990 and is a member of the General Partner's Compensation and Options Committee. He has been a petroleum consultant and Secretary and Treasurer of the Shorney Company, a privately held oil and gas exploration company, from 1970 to date. From 1970 to 1976, he also served as petroleum consultant in Land and Lease Research Analysis Studies for the GHK Company. He was an oil and gas lease broker from 1962 to 1970 and employed by Shell Oil Company in the Land Department from 1954 to 1962. Before joining Shell Oil Company, he served as Public Information Officer in the U.S. Army Air Force from 1950 to 1953, including 1952 in Georgetown University Graduate School. Mr. Shorney graduated from the University of Oklahoma with a B.A. degree in Journalism in 1950. From 1943 to 1945, he served in the U.S. Army Air Force as an air crew member on a B-24 Bomber. Mr. Shorney is a member of the Oklahoma City Association of Petroleum Landmen on which he has served as Director and Secretary/Treasurer. He is an active member of the American Association of Petroleum Landmen. In 1975, Mr. Shorney was first listed in the London Financial Times' Who's Who in World Oil and Gas.

     Stuart Strasner. Mr. Strasner, age 66, was a director of the General Partner from its formation until October 1986. He was reappointed to the Board on April 19, 1990 to fill a vacancy. He is a member of the General Partner's Audit Committee. He is a professor of business law at Oklahoma City University and was Dean of the law school at Oklahoma City University from July 1984 until June 1991. Prior to July 1984, Mr. Strasner was an attorney in private practice of counsel to McCollister, McCleary, Fazio and Holliday in Oklahoma City, Oklahoma. From 1959 to 1974, he was employed by various banks, bank holding companies and an insurance company in executive capacities. From 1974 to 1978, he was a consultant to various corporations such as insurance companies, bank holding companies and small business investment companies. From 1978 until late 1981, he was Executive Director of the Oklahoma Bar Association and from 1981 to 1983 was a director and President of PRST Enterprises, Inc., a real estate development company. Mr. Strasner holds an A.B. degree from Panhandle A&M College, Oklahoma and a J.D degree from the University of Oklahoma. He is a member of the Fellows of the American Bar Association and a member of the Oklahoma Bar Association. Mr. Strasner is also a director of Health Images, Inc., a public company which provides fixed site magnetic resonance imaging services.

     James A. Klein. Mr. Klein, age 33, joined the General Partner as Controller in February 1991. In June 1993, he was appointed President and Principal of Enex Securities Corporation. From June 1988 to February 1991, he was employed by Positron Corporation in Houston. From July 1987 to May 1988, he was employed by Transworld Oil Company in Houston and from September 1985 until July 1987, he was an accountant with Deloitte Haskins & Sells in Houston, Texas, auditing oil and gas and oil service companies. Mr. Klein is a certified public accountant and holds a B.A. in Accounting (1985) from the University of Iowa. He is a member of the American Institute of Certified Public Accountants and the Iowa Society of Certified Public Accountants.

     It is not anticipated that the Consolidated Partnership will have any employees since it will be operated entirely by the General Partner.


     Executive Compensation: There is shown below information concerning the annual and long-term compensation for services in all capacities to the General Partner for the fiscal years ended December 31, 1993, 1994, and 1995, of those persons who were the chief executive officer and the other executive officers of the General Partner who earned at least $100,000 during the fiscal year ended December 31, 1995 (collectively, the "Named Officers"):


                           SUMMARY COMPENSATION TABLE

                                  Annual Compensation            Long-Term Compensation

                                  --------------------          --------------------------------
                                                                            Awards      Payouts

Name                                                                        Shares      All
and                                                                         Underlying  Other
Principal Position          Year            Salary             Bonus       Options      Compensation (1)

--------------------------------------------------------------------------------------------------------------------------



Gerald B. Eckley           1995           $ 240,000          $ 32,400        - 0 -      $ 21,175
President, Chief  1994     $ 240,000      $ 36,000              - 0 -      $  4,000
Executive Officer          1993           $ 240,000          $ 52,800      10,000       $ 17,000

Robert E. Densford         1995           $ 112,000          $ 15,120        - 0 -      $ 20,562
Vice President -  1994     $ 112,000      $ 16,800              - 0 -      $ 19,500
Finance, Secretary and     1993           $ 112,000          $ 24,640      10,000       $ 17,000
Treasurer

------------

(1) The General Partner's Employee Stock Purchase Program (the "Program"), in which all officers, directors and full-time employees are eligible to participate, provides for the monthly contribution of shares of the General Partner's common stock equal to 50% of a participant's open market purchases of the General Partner's common stock for the preceding month (the "Stock Contribution"). The Stock Contribution, on which dividends are paid, is limited to a maximum of 2,500 shares per participant per Program year. Each Stock Contribution, although immediately vested, is held in escrow for a six-month holding period prior to its distribution to the participant, and will be forfeited if, during such six-month period, the participant ceases to be an employee or director of the General Partner for any reason other than retirement, death or disability. The values shown in the table represent 2,500 shares contributed to Mr. Eckley and 2,500 shares contributed to Mr. Densford during 1995. No Named Officer held any other unvested restricted stock at December 31, 1995.


     Option Grants: No options were granted under the General Partner's 1991 Non-Qualified Stock Option Plan during 1995.

     Option Exercises and Year-End Values: Shown below is information concerning the exercise and year-end values of the options to purchase the General Partner's common stock granted in prior years to the Named Officers and held by them at December 31, 1995.

AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE

                                                              Number of                        Value of
                                                              Shares Underlying                Unexercised
                                                              Unexercised                      In-the-Money
                                                              Options at                       Options at
                      Number of                            December 31, 1995                 December 31, 1995
                                                           -----------------                 -----------------
                      Shares Acquired     Value
Name                  on Exercise         Realized      Exercisable    Unexercisable      Exercisable (1)  Unexercisable (1)
----                  ---------------     --------      -----------    -------------      ---------------  -----------------

Gerald B. Eckley           -0-               $0            70,000               -            $265,000             $0

Robert E. Densford         -0-               $0            40,000               -            $132,500             $0

------------

(1) The dollar values are calculated by determining the difference between the fair market value of the securities underlying the options and the exercise price of the options at fiscal year-end.

            Compensation of Directors:
            During 1995, each non-employee director received $1,200 as compensation for each meeting which he attended in person and $1,800 per calendar quarter. Under the terms of the Employee Stock Purchase Program described above, 2,500 shares (having an aggregate value of $20,625 calculated on the applicable contribution dates) were contributed by the General Partner to Mr. Freedman in 1995. At December 31, 1995 all of these shares had been distributed.

            Security Ownership of Certain Beneficial Owners and Management:

            The following table sets forth the ownership of the General Partner's common stock held by (i) each person who owns of record or who is known by the General Partner to own beneficially more than 5% of such stock, as of December 31, 1995, (ii) each of the directors and nominees for election as directors of the General Partner, as of June 30, 1996, (iii) each of the Named Officers, as of June 30, 1996, and (iv) all of the General Partner's directors and executive officers as a group, as of June 30, 1996. As of June 30, 1996, the General Partner had 1,383,306 shares of common stock issued and outstanding. The number of shares and the percentage of the class beneficially owned by the persons named in the table and by all directors and executive officers as a group is presented in accordance with SEC Rule 13d-3 and includes, in addition to shares actually issued and outstanding, unissued shares which are subject to issuance upon exercise of options within 60 days. Except as otherwise indicated, the persons named in the table have sole voting and dispositive power with respect to all securities listed.

                                                            Number
                                                            of Shares
                                                          Beneficially           Percent
           Names and Addresses of Beneficial Owners            Owned            of Class


       FMR Corp.
       82 Devonshire Street

       Boston, MA  02109................................    144,300  (1)          10.43%

       Franklin/Templeton
       Group of Funds
       777 Mariners Island Blvd.
       San Mateo, CA 94404..............................    105,100  (2)           7.60%


       Directors and Executive Officers (3)

       Gerald B. Eckley.................................    289,900               19.95%
       Robert D. Carl, III..............................     87,500                6.30%
       Robert E. Densford...............................     69,960                5.18%
       William C. Hooper, Jr. ...........................................           8,000                 .57%
       Martin J. Freedman................................................          32,000                2.31%
       James Thomas Shorney..............................................           5,000                 .36%
       Stuart Strasner...................................................           5,000                 .36%
       Directors and Executive Officers as a group (8 persons)...........         527,060               34.25%

 ----------
(1) FMR Corp. ("FMR") is a holding company one of whose principal assets is the capital stock of Fidelity Management and Research Company ("Fidelity"), the investment advisor to a large number of investment companies (the "Fidelity Funds"), including the Fidelity Low-Priced Stock Fund, which owns the shares shown in the table. FMR, through its control of Fidelity, and the Chairman of FMR each has sole power to dispose of such shares. Neither FMR nor its principal shareholder has the sole power to vote or direct the voting of such shares, which power resides with the Fidelity Funds' Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fidelity Funds' Board of Trustees. All information regarding FMR was obtained from Amendment No. 4 to
            Schedule 13G filed by FMR with the SEC on February 14, 1996.

(2) Franklin Resources, Inc. ("FRI"), a holding company whose subsidiaries include a bank, broker-dealers, and the investment advisors to a large number of investment companies (the "Franklin/Templeton Funds"), has reported that the above shares are held for the benefit of the Franklin Balance Sheet Investment Fund ("FBSIF"), which has the right to receive dividends on and the proceeds from the sale of such shares. FRI has reported that it has the sole power to vote, and shares with Franklin Advisors, Inc. (the investment advisor to FBSIF) the power to dispose of, such shares. All information regarding FRI was obtained from Amendment No. 2 to
            Schedule 13G filed by FRI with the SEC on February 8, 1996.


(3) 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 is the address for all directors and executive officers. Actual ownership of outstanding shares, excluding unissued shares subject to options is as follows: Mr. Eckley - 219,900 shares, 15.90%; Mr. Carl - 82,500 shares, 5.96%; Mr. Densford - 33,710 shares, 2.44%;
            Mr. Freedman - 27,000 shares, 1.95%; all directors and executive officers as a group - 371,560 shares, 26.86%.

            In addition, Mr. Eckley owns the following interests as a limited partner in the Partnerships: $2,000 in Enex Program I Partners, L.P., $2,000 in Enex Oil & Gas Income Program II-10, L.P., $2,000 in Enex Income and Retirement Fund-Series 1, L.P., $1,000 in Enex 90-91 Income and Retirement Fund-Series 2, L.P., $25,619 in Enex Oil & Gas Income Program V-Series 3, L.P. and $53,000 in Enex Oil & Gas Income Program VI-Series 1, L.P. Additionally, Mr. Shorney owns a $7,500 interest as a limited partner in Enex Oil & Gas Income Program VI-Series 1, L.P. For additional information, see Table 2 in Appendix A.

            Fiduciary Obligations and Indemnification: A general partner is accountable to a limited partnership as a fiduciary and, consequently, must handle partnership affairs with trust, confidence and good faith, may not obtain any secret advantage or benefit from the partnership and must share with it all business opportunities clearly related to the subject of its operations. In contrast to the relatively well developed state of the law concerning fiduciary duties owed by officers and directors to the shareholders of a corporation, the law concerning the duties owed by general partners to the other partners and to the partnership is relatively undeveloped. The New Jersey Uniform Limited Partnership Law (1976)

(the "Act") permits New Jersey limited partnerships to restrict or expand in their partnership agreements, the liabilities of general partners to their partnerships and their limited partners. In order to induce the General Partner to manage the businesses of the Consolidated Partnership, Sections 9.2 and 9.6 of the Articles contain various provisions that are designed to mitigate possible conflicts of interest (see "-Conflicts of Interest"), which may have the effect of restricting the fiduciary duties that might otherwise be owed by the General Partner to the Consolidated Partnership and its limited partners or which waive or consent to conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because this a rapidly developing and changing area of the law and there is little case law on the subject, the General Partner has not obtained an opinion of counsel covering the provisions of the Articles which purport to waive or restrict fiduciary duties of the General Partner. Limited partners who have questions concerning the duties of the General Partner should consult with their counsel.



     Because the General Partner will make all decisions relating to the Consolidated Partnership and the Consolidated Partnership will not have any employees, the officers of the General Partner will make such decisions. The directors and officers of the General Partner have fiduciary duties to manage the General Partner, including its investments in its subsidiaries and affiliates, in a manner beneficial to the shareholders of the General Partner. Because the General Partner has a fiduciary duty to manage the Consolidated Partnership in a manner beneficial to its limited partners and owes a similar duty to the limited partners of every partnership it manages, certain conflicts of interest could arise. Section 9.2 of the Articles contains many provisions that restrict the General Partner's freedom of action in order to mitigate possible conflicts of interest.


            Not every possible conflict can be foreseen, however. Therefore, the Articles provide that whenever a conflict of interest arises between the General Partner or its affiliates, on the one hand, and the Consolidated Partnership or any of its limited partners, on the other hand, for which no express standard is contained in the Articles, the General Partner will, in resolving such conflict or determining such action, consider the relative interests of the parties involved in such conflict or affected by such action, any customary or accepted industry practices, and, if applicable, generally accepted accounting practices or principles. Thus, unlike the strict duty of a trustee who must act solely in the best interests of his beneficiary, the Articles permit the General Partner to consider the interests of all parties to a conflict of interest, including the interests of the General Partner and its affiliates and other partnerships to which the General Partner or its affiliates owe a fiduciary duty, provided that the General Partner acts in a manner that is fair and reasonable to the Consolidated Partnership or the limited partners.


            The Act provides that a limited partner may institute legal action on behalf of the Consolidated Partnership (a limited partner derivative action) to recover damages from the General Partner or from a third party when the General Partner has refused to institute the action or when an effort to cause the General Partner to do so is not likely to succeed. In addition, the statutory or case law of certain jurisdictions may permit a limited partner to institute legal action on behalf of all other similarly situated limited partners (a class action) to recover damages from the General Partner for violations of its fiduciary duties to the limited partners.


            The Act provides that a limited partnership is permitted to indemnify a general partner against expenses incurred in the defense of a limited partner derivative action if the general partner acted in good faith and in a manner reasonably believed to be in or not opposed to the best interests of the limited partnership. No indemnification is permitted if the general partner was liable for negligence or misconduct unless a court orders that under all the circumstances indemnity is proper. The Articles make this indemnification mandatory and extend it to affiliates of the General Partner. Because the Act authorizes but is otherwise silent on additional indemnification rights, the Articles also provide for indemnification of the General Partner and its affiliates by the Consolidated Partnership against losses and liabilities sustained by them in connection with the Consolidated Partnership, provided that the same were not the result of negligence or a failure to act in good faith or misconduct on the part of the General Partner or its affiliates.

            Notwithstanding the above, and subject to the provisions of the Act, the General Partner and its affiliates and any person acting as a broker-dealer will not be indemnified for any losses, liabilities or expenses arising from or out of an alleged violation of federal or state securities laws unless (1) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee and the court approves indemnification of the litigation costs, or (2) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee and the court approves indemnification of the litigation costs or (3) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and the court finds that indemnification of the settlement and related costs should be made. Moreover, in any claim for indemnification for federal or state securities law violations, the party seeking indemnification shall place before the court the position of the SEC, the Massachusetts Securities Division and any other applicable regulatory authority (including, in the case when a limited partner has filed the claim as plaintiff, the state in which such limited partner was offered or sold Units) with respect to the issue of indemnification for securities law violations. It is the position of the SEC that to the extent that indemnification provisions purport to include indemnification for liabilities arising under the Securities Act of 1933, such indemnification is contrary to public policy and, therefore, unenforceable.

            See Section 9.3 of the Articles for further information regarding indemnification.

Conflicts of Interest

            Transactions between the Consolidated Partnership and the General Partner or its affiliates will involve various conflicts of interest. With respect to these and all other areas of conflict, the General Partner will act in accordance with its fiduciary duties owed to the Consolidated Partnership. See "--Management--Fiduciary Obligations and Indemnification." Prospective Unitholders should consider the disclosures relating to conflicts of interest set forth elsewhere in this Prospectus/Proxy Statement, as well as the following matters.

     The General Partner will be free to engage independently of the Consolidated Partnership in all aspects of the oil and gas business for its own account and for the accounts of others, subject to certain express limitations contained in the Articles prohibiting it from conducting certain operations or obtaining services or facilities for the Consolidated Partnership in a manner or in areas in which such operations, services or facilities might benefit the General Partner or its affiliates. The General Partner does not intend to conduct any operations or obtain any services or facilities in a manner designed to benefit it or its affiliates at the expense of the Consolidated Partnership.

            The General Partner and its affiliates are continually acquiring oil and gas leases and other mineral interests and are presently engaged and intend to continue to engage in the oil and gas business for their account, for other affiliated oil and gas limited partnerships and with and for third party limited partners. The General Partner and its affiliates have the right to explore, develop, acquire and engage in the production of oil, gas and other mineral properties at any time.

            Interests in producing properties may be transferred among limited partnership affiliates with a view toward achieving the investment objectives of the various participants so long as no profit accrues to the General Partner or its affiliates at the expense of any limited partnership affiliate. However, no substantial conflict should arise from such activities. See "--Proposed Activities". In general, the conflicts which would exist among the Consolidated Partnership on the one hand and limited partnership affiliates on the other hand also exist among the Partnerships.

            The General Partner or its affiliates will act as operator of some of the Consolidated Partnership's properties and, in such cases, will be reimbursed for its costs, including allocable Direct Costs and Administrative Costs in accordance with industry practice. The General Partner will also provide management supervision and geological and related services for the Consolidated Partnership, but will be entitled to reimbursement only for expenses, including Direct Costs and Administrative Costs, actually incurred by it in connection with such activities. See "--Compensation". As operator of Consolidated Partnership properties, the General Partner will have the exclusive right to sell Consolidated Partnership production and will endeavor to obtain the highest competitive price. The General Partner is not prevented from engaging in other business transactions with purchasers of production. Such transactions may be facilitated by the sale of Consolidated Partnership production.

            The General Partner will not take any action with respect to the assets or property of the Consolidated Partnership which does not primarily benefit the Consolidated Partnership. The General Partner will not use Consolidated Partnership funds as compensating balances for its own benefit although Consolidated Partnership banking relationships may result in favorable loans or services by lending banks to the General Partner or its affiliates, directors, officers or other employees.

            Since the General Partner will own only such Units as are attributable to the Interests it owns and the participating Partnerships' indebtedness to the General Partner, but will receive up to 3.29% of the proceeds of any sale of a producing property in addition to the share attributable to the Units it will own, the decision to sell a property may create a conflict of interest, unless the proceeds of such a sale are intended to provide funds to acquire other properties, in which case the General Partner will be allocated only such proceeds as are attributable to the Units it owns. See "--Participation in Costs and Revenues". In all cases, properties will be sold only if the General Partner believes their sale is in the best interests of the Unitholders.

            The decision to farm out and the terms of any farmout agreement may present a conflict of interest for the General Partner insofar as it may benefit from cost savings and a reduction of risk. However, the Consolidated Partnership will not farm out any properties to the General Partner or any affiliate except upon terms consistent with and no less favorable to the Consolidated Partnership than the terms of farmouts prevalent in the geographic area for similar arrangements. Moreover, neither the General Partner nor any affiliate (except other affiliated limited partnerships sponsored by the General Partner) shall enter into any other agreement with the Consolidated Partnership where an interest in production is payable to the General Partner or an affiliate in consideration for services to be rendered.

            Certain transactions between an oil and gas program and its sponsor or its affiliates are prohibited or restricted by guidelines adopted by the North American Securities Administrators Association, Inc. ("NASAA") and enforced by the securities administrators of states which are either members of that organization or which have adopted standards which are the same as or similar to the NASAA guidelines.


     The General Partner has agreed to prohibitions and restrictions in several areas of possible conflict involving the interests of a general partner and its affiliates and the interests of the partnerships it manages and their limited partners. Included are prohibitions or restrictions relating to the safekeeping or commingling of funds, sales of property to a partnership by a general partner or its affiliates, or purchases of property from a partnership by them; formulas for determining the cost of property either sold to a partnership or purchased from it by a general partner or its affiliates; conditions regarding the sale of a partnership's undeveloped leasehold interests to a general partner or its affiliates, including the method of allocating the purchase price between producing properties and undeveloped leasehold interests under circumstances where an affiliated drilling partnership has joined with a production purchase partnership in acquiring property; restrictions on a partnership's ability to purchase properties from affiliated limited partnerships, or to sell its properties to other partnerships; prohibitions regarding the sale by a general partner of less than its interest in all properties comprising a prospect area and limitations on the type and amount of interest in such property which may be retained by a general partner following sale; restrictions and limitations regarding farmouts of the general partner's retained interest in partnership property; limitations on farmouts of partnership property generally; and prohibitions against the use of partnership funds to prove up properties in geological prospect areas belonging to the general partner or its affiliates.


            The General Partner has agreed to prohibitions and restrictions in all these and other areas. Limited partners are encouraged to review Section 9.2 of the Articles for a comprehensive statement of these limitations.


            All operating and other agreements entered into on behalf of the Consolidated Partnership with the General Partner or its affiliates shall be in writing, shall precisely describe the services to be rendered and all compensation to be paid and, excluding the Articles and agreements with affiliated limited partnerships, shall be subject to cancellation by the General Partner or its affiliates without penalty on 60 days prior written notice and, if permitted by law by a majority in interest of the limited partners of the Consolidated Partnership without penalty on 60 days prior written notice, subject to certain conditions set forth in the Articles; provided such action will not cause the Unitholders to lose their limited liability or adversely affect the federal income tax status of the Consolidated Partnership. See "--Summary of the Agreement of Limited Partnership--Voting and Other Rights of Limited Partners" and "TAX ASPECTS--Participation in the Consolidated Partnership--Partnership Status". Neither the General Partner nor any affiliate (except other limited partnership affiliates sponsored by the General Partner) shall enter into any agreement with the Consolidated Partnership pursuant to which an interest in production is payable to the General Partner or an affiliate in consideration for services to be rendered. No loans or advance payments will be made by the Consolidated Partnership to the General Partner or its affiliates. All benefits derived from marketing or other relationships affecting property of the Consolidated Partnership and the General Partner shall be fairly and equitably apportioned according to the respective interests of each.

            The General Partner's Articles of Incorporation provide that no contracts or other transactions between it and any of its directors or other entities in which the directors are financially or otherwise interested shall be automatically invalidated by the fact that one or more of the General Partner's directors or officers is interested in or is a director or officer of such other entity, or by the fact that any director or officer of the General Partner, individually or jointly with others, may be a party to or may be interested in any such contract or transaction. The Articles of Incorporation relieve these persons from any liability that might automatically arise by reason of contracts with the General Partner for their benefit or the benefit of any other firm in which they have an interest. The Articles of Incorporation do not prevent such contracts from being invalidated if entered into or preceded by a breach of fiduciary duty to the General Partner by any officer or director, nor do they relieve any officer or director from liability for breach of fiduciary duty. Such liability may be enforced only by the General Partner, however, or by a shareholder on behalf of the General Partner, in accordance with Delaware law.


            As a consequence of the foregoing, the officers and directors of the General Partner generally are not limited from competing with the General Partner or the Consolidated Partnership in the oil and gas business, but must exercise their business judgment consistent with their fiduciary responsibilities to those entities. These arrangements and the prior activities of the executive officers, directors and some present shareholders of the General Partner may constitute conflicts of interest with the General Partner and the Consolidated Partnership. The General Partner proposes to have a majority of the non- interested members of its board of directors evaluate and authorize any transactions in which any other officer or director has a direct or material indirect interest, if such evaluation is in the best interests of the General Partner and the Consolidated Partnership.

Competition, Markets and Regulation


            Competition and Markets: The oil and gas industry is highly competitive in all of its aspects. In addition to the oil and gas marketing problems described in "RISK FACTORS--The Consolidated Partnership--General Industry Risks", operators of wells in which the Consolidated Partnership will own interests may encounter delays in putting such wells on production and in marketing such production because of the inaccessibility or lack of capacity of natural gas pipelines.


            The availability of a ready market for oil and gas produced by the Consolidated Partnership will depend upon numerous factors beyond its control, the exact effects of which cannot be accurately predicted. There is significant uncertainty associated with the supply of crude oil and natural gas inventories stemming from economic conditions, energy conservation efforts, world crude oil production levels and other factors. The gas surplus, combined with the deregulation of gas pricing, has increased competition among producers for markets and made it more difficult for producers to market their gas. Additionally, conversion by major pipelines to open access transportation has given purchasers the opportunity, in most cases, to purchase from more gas producers. Therefore, gas producers are now competing for both transportation space on open access pipelines and for end-users. The increased competition has resulted, in many instances, in lower gas prices. In addition to the foregoing, factors affecting the availability of a market for the oil and gas produced by the Consolidated Partnership may also include fluctuating supply and demand, state and federal regulation of oil and gas production, crude oil imports and related fees and the marketing of competitive fuels.


            Price Regulation: Currently, essentially all of the Partnerships' natural gas and crude oil sales are deregulated. As a result, the price paid for such gas and oil is expected to reflect market conditions and contractual arrangements existing at the time the gas and oil is sold and could vary widely depending on such criteria as location, quality, quantity and proximity to an end market.

            Environmental and Conservation Regulations: Federal statutes impose clean-up costs and penalties upon the owners and operators of onshore and offshore facilities and vessels for certain oil discharges into navigable waters. Penalties are also assessed for failing to notify the proper authorities immediately of an oil spill. Although operations in navigable waters are not generally anticipated, the Consolidated Partnership could be subject to these statutes and penalties. It is possible that other developments, such as increasingly strict environmental laws, regulations and enforcement policies thereunder, and claims for damages to property or persons or the costs of remediation of environmental damage resulting from such operations, could result in substantial costs and liabilities to the Consolidated Partnership. For example, as a result of the issuance of the Environmental Protection Agency's toxicity characteristic regulations, petroleum-contaminated wastewater from soils and other materials contaminated as a result of a crude oil spill, may require handling and disposal as hazardous waste. The costs of treatment or disposal of petroleum-contaminated soils would increase substantially if such soil from a spill were classified as hazardous waste.

            The Consolidated Partnership will conduct operations on federal leases and be subject to numerous federal restrictions regarding the conduct of oil and gas operations on such leases. Certain operations on federal leases must be conducted pursuant to onsite security regulations and other appropriate permits issued by the Bureau of Land Management. In addition, with regard to certain federal leases, prior approval of drill site locations by the Environmental Protection Agency must be obtained. The Department of the Interior is authorized to suspend any operation which threatens immediate or serious harm to life, property or the environment. State regulatory authorities in the states in which the Consolidated Partnership may own producing properties are empowered to make and enforce regulations to prevent waste of oil and gas and to protect correlative rights and opportunities to produce oil and gas as between owners of a common reservoir. Each of such regulatory authorities also regulates the amount of oil and gas produced by assigning allowable rates of production, which may be increased or decreased in accordance with supply and demand. The costs, if any, that the Consolidated Partnership may incur in this regard cannot be predicted.

            The existence of such environmental regulations has to date had no material adverse effect of the operations of the Partnerships, and the cost of compliance has not been material to date. Currently, there are no administrative or judicial proceedings arising under such laws or regulations pending against the General Partner or its affiliates or any of the Partnerships. The General Partner is unable to assess or predict the impact that compliance with environmental and pollution control laws may have on future Consolidated Partnership operations, capital expenditures, earnings or competitive position.

            Pending Legislation: There are often bills pending in the United States Congress and in various state legislatures relating to the oil and gas industry. Included among such bills have been widely divergent proposals. Similarly, there are always rules, regulations and orders, as well as statutory provisions, relating to the oil and gas industry pending before the Federal Energy Regulatory Commission or other agencies or under court review. It is impossible to predict the effect any additional legislation, regulation or court orders may have on the Consolidated Partnership's
                                       82

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operations, the prices the Consolidated Partnership will receive for its natural gas production or the Consolidated Partnership's future earnings.

Summary of the Articles of Limited Partnership

            The business and affairs of the Consolidated Partnership and the respective rights and obligations of the Partners are governed by the Articles of Limited Partnership. The following is a summary of certain significant provisions of the Articles which have not been discussed elsewhere in this Prospectus/Proxy Statement. The summary is not complete. Each prospective Unitholder should carefully review the Articles in their entirety. See Appendix B.

            Voting and Other Rights of Limited Partners: Under the New Jersey Uniform Limited Partnership Law (1976) (the "Act"), the general partner of a limited partnership is subject to the restrictions of, and, except as provided in the Act or in the partnership agreement, has the rights and powers of, a partner in a partnership without limited partners. As the sole general partner, Enex will have the exclusive right to manage the business and affairs of the Consolidated Partnership. A general partner does not have authority, without the consent of all limited partners, to assign the partnership property in trust for creditors or on the assignee's promise to pay the partnership debts, to dispose of the goodwill of the business, to do any other act which would make it impossible to carry on the ordinary business of a partnership, to confess a judgment against the partnership, to submit a partnership claim or liability to arbitration or reference, or to possess partnership property for other than a partnership purpose or to assign rights in specific partnership property, except in connection with the assignment of the rights of all the partners in the same property. A general partner does not generally have the authority to admit a person as a general partner in the absence of the consent of two-thirds in interest of the limited partners.

            The Act also provides that a limited partner has the right to inspect and copy all partnership records required to be maintained by the partnership pursuant to the Act, to have on reasonable demand true and full information regarding the state of the business and financial condition of the partnership, and to have dissolution by court order if it is not reasonably practicable to carry on the business of the partnership in conformity with the partnership agreement.


            The Articles provide additional rights. The limited partners of the Consolidated Partnership (i.e., all Unitholders other than those who cannot or fail to qualify as limited partners in accordance with the requirements described in "THE PROPOSED CONSOLIDATION--Terms of the Consolidation--Request for Admission as a Limited Partner") may by vote of a majority in interest (i) amend certain provisions of the Articles; (ii) dissolve the Consolidated Partnership; (iii) approve or disapprove the sale of all or substantially all of the assets of the Consolidated Partnership other than in the ordinary course of the Consolidated Partnership's business; (iv) remove the General Partner (provided that a ruling from the Internal Revenue Service or an opinion of counsel to the limited partners to the effect that such action will not adversely affect the tax status of the Consolidated Partnership or any of the limited partners is obtained); (v) cancel any contract for services between the Consolidated Partnership and the General Partner (other than the Articles themselves) or an affiliate of the General Partner without penalty upon 60 days notice (provided that in the opinion of counsel to the limited partners such action will not violate the Act, result in the loss of any limited partner's limited liability or adversely affect the federal income tax status of the Partnership); and (vi) elect a liquidator in the event of the dissolution of the Consolidated Partnership by reason of an event of withdrawal (as defined in the Act) of the General Partner. By a vote of two-thirds in interest of the limited partners, the limited partners may approve or disapprove the selection of an additional or successor general partner. The Partnership Agreements of the four Texas Partnerships (i.e., the Partnerships formed in Enex Oil & Gas Income Program II) allow the limited partners by a vote of a majority in interest to elect additional general partners or, in the event of the withdrawal of the General Partner as general partner, to elect a successor general partner and continue the Partnership, however, these Partnership Agreements provide no right to vote on the removal of the General Partner. The Partnership Agreements of the thirty New Jersey Partnerships, on the other hand, already contain the voting rights described above.

            The General Partner will abstain from voting certain of the Units it holds as a limited partner on any such selection, on the removal of the General Partner and on the cancellation of a contract for services between the Consolidated Partnership and the General Partner or its affiliates. The Units to which such restriction applies are those that are received in the Consolidation for Interests in a participating Partnership whose Partnership Agreement contained a similar restriction (i.e., Partnerships formed in Enex Oil & Gas Income Program IV and Enex 88-89 Income and Retirement Fund. The General Partner will also abstain from voting on any matter those Units it receives in the Consolidation in exchange for Interests in Partnerships formed in Enex Oil & Gas Income Programs V and VI and Enex 90-91 Income and Retirement Fund, but only to the extent such Interests were acquired within two years from the date of commencement of operations of such Partnership if such participating Partnership had a similar restriction in its Partnership Agreement. Cancellation of a contract under clause (v) will not relieve the Consolidated Partnership of liability for damages resulting from such cancellation.

            Within ninety (90) days following such an event of withdrawal of the General Partner, all of the remaining partners may, in lieu of electing a liquidator, agree in writing to continue the Consolidated Partnership's business and to the appointment of a successor general partner. Under the Act, events of withdrawal include, among other things, the removal, withdrawal, dissolution or bankruptcy of the General Partner.

            On any matter requiring a vote of the limited partners of the Consolidated Partnership, the limited partners' respective interests will be determined in accordance with their sharing ratios; provided, however, that if the General Partner is required to abstain from voting any of its Units on any matter pursuant to the provisions described in the second preceding paragraph, then for the purpose of determining the limited partners' respective interests for that matter, the limited partners' sharing ratios shall be determined by treating such Units as though they were not owned by any partner of the Consolidated Partnership.

            If any approval of action by vote of a majority or two-thirds in interest of the limited partners of the Consolidated Partnership would violate the Act or adversely affect the Unitholder's limited liability or the Consolidated Partnership's tax status but, in the opinion of the aforementioned counsel, the same approval upon unanimous consent would not, such action may be taken upon receipt of such unanimous approval.


            The Act does not provide individual limited partners who dissent from actions approved by a majority in interest of the limited partners the right to have their Units appraised and repurchased by the Consolidated Partnership at the appraised price.

            The General Partner will be the limited partner of record with respect to all Units held by Unitholders who are not admitted to the Consolidated Partnership as limited partners; provided, however, that any voting rights to which such Unitholders would be entitled were they limited partners will be exercised by the General Partner in proportion to the votes cast by Unitholders who are limited partners.

            Within fifteen (15) days after receipt of a written request from more than 10% in interest of all the limited partners for a vote on a matter as to which limited partners of the Consolidated Partnership have voting rights, the General Partner will call a meeting of limited partners for the purpose of acting on such matter. The meeting will be held on a date not less than thirty
(30) nor more than sixty (60) days after the mailing of the notice of meeting. See Sections 8.6 and 8.7 of the Articles.

            Dissolution: The Consolidated Partnership will continue for a term extending to December 31, 2015, which is the earliest termination date of any of the Partnerships. The Consolidated Partnership may be sooner terminated by action of a majority in interest of the limited partners, by agreement of the General Partner and a majority in interest of the limited partners that all or substantially all of the Consolidated Partnership assets should be sold or otherwise disposed of, upon the entry of a court order or judgment of dissolution or upon the occurrence of an event of withdrawal (as described in the Act) unless within ninety (90) days after the event of withdrawal all remaining partners agree in writing to continue the business of the Consolidated Partnership and to the appointment of one or more additional general partners. A successor general partner selected by the limited partners will not, however, acquire any interest in the Consolidated Partnership's profits, losses, deductions or credits, or any distributive interest in its properties on dissolution, solely by reason of becoming a successor general partner. In the event that a successor general partner is selected, Enex may retain all of its Units and, as its general partner's interest, that portion of the General Partner's Percentage Share represented by a fraction having as its numerator the total funds expended by the Consolidated Partnership and the Predecessor
Partnerships and allocated to the General Partner and as its denominator the total funds expended by the Consolidated Partnership and the Predecessor Partnerships. The remainder of the General Partner's Percentage Share, but in any event not less than 20% thereof, shall be offered for sale to the successor general partner and the Consolidated Partnership. The purchase price shall be based upon an evaluation by an Independent Expert selected by mutual agreement of the General Partner and the successor general partner. Provided that no trading market for the Units has developed, the purchase price of the interest to be sold shall be determined on the same basis as that used in determining the purchase price for Units presented for purchase to the Consolidated Partnership described in "-Right of Presentment," above.


            Once dissolved, an accounting of Consolidated Partnership assets, liabilities and operations to the date of dissolution will be made. If the business of the Consolidated Partnership is not to be continued by a successor general partner, the General Partner, or, if an event of withdrawal is the cause of the dissolution, such person as the limited partners shall designate as Consolidated Partnership liquidator, will wind up and terminate the business and affairs of the Consolidated Partnership. All assets will, to the extent practicable, be sold and the proceeds credited to the accounts of the General Partner and the Unitholders as set forth in the Articles. The Consolidated Partnership's debts will be paid and the balances in the capital accounts of the General Partner and the Unitholders will then be distributed to them in cash. See "RISK FACTORS--The Consolidated Partnership--Partnership Termination" and "TAX ASPECTS--Participation in the Consolidated Partnership--Liquidation and Termination of the Consolidated Partnership". The General Partner may purchase Consolidated Partnership properties at the greater of the highest possible bona fide offer received or their independently determined value, provided the Unitholders have been given at least 15 days advance written notice of the proposed sale. See Article 11 of the Articles.


            Removal or Withdrawal of General Partner: As mentioned above, the limited partners will have the right to remove the General Partner from the Consolidated Partnership. However, such action shall be ineffective until a favorable ruling shall have been received from the Internal Revenue Service to the effect that such action will not adversely affect the tax status of the Consolidated Partnership or any of the Unitholders or counsel for the limited partners shall have delivered an opinion to the same effect. Also, the General Partner has the right to withdraw voluntarily on 120 days prior written notice. The General Partner shall pay all expenses incurred by the Consolidated Partnership but shall have no liability on account of such withdrawal. Upon the removal of the General Partner by the limited partners or the sending of notice of withdrawal by the General Partner, which notice will include information concerning the General Partner's nominee for election as successor general partner, the limited partners shall have the right to elect a successor general partner and continue the business of the Consolidated Partnership. In the event no successor general partner is elected within ninety (90) days following Enex's removal or withdrawal, the Consolidated Partnership will dissolve.


            In the event that following such removal or withdrawal the Consolidated Partnership business is continued, Enex may retain all of its Units and that portion of the General Partner's Percentage Share described above. Enex shall be entitled to receive in lieu of the General Partner's Percentage Share a fractional undivided working interest in all Consolidated Partnership producing properties equal to its percentage interest in Consolidated Partnership net revenues, subject to the General Partner's allocable portion of the mortgages or other burdens on such properties, and an amount in cash equal to its percentage interest in Consolidated Partnership net revenues multiplied by the value of all other Consolidated Partnership assets then on hand, less a proportionate share of unsecured Consolidated Partnership indebtedness, with the value of such assets being determined on the same basis as the purchase price of Units (see "--Right of Presentment"). If the successor General Partner and/or the Consolidated Partnership has purchased a portion of Enex's general partner's interest, then the percentage working interests and the percentage of cash distributable to Enex upon its withdrawal shall be reduced proportionately. See
Section 11.1 of the Articles.


            Records, Reports and Returns: The General Partner will maintain adequate books, records, accounts and files for the Consolidated Partnership and will keep the Unitholders informed by means of written reports rendered within 120 days after the close of the Consolidated Partnership's fiscal year (on December 31) containing such audited financial statements as are considered necessary or advisable by the General Partner to advise all Unitholders properly about their investments in the Consolidated Partnership. The annual reports shall contain such financial information prepared in accordance with generally accepted accounting principles as may be required or permitted from time to time by the SEC. The Unitholders shall also receive necessary income tax reporting information by March 15th of each year.


            Such annual reports shall also include reports of operations including information regarding the Consolidated Partnership's proved oil and gas reserves, the value thereof at then existing prices, and each limited partner's interest therein and a statement of all transactions between the Consolidated Partnership and the General Partner and its affiliates during the preceding fiscal year, showing the amounts and the consideration involved and a written attestation from the Consolidated Partnership's independent public accountants that the method used to allocate Direct Costs and Administrative Costs was consistent with the method described in the Articles and that the total amount of such costs allocated did not materially exceed the amounts actually incurred by the General Partner.


            The General Partner will also furnish to the limited partners quarterly cash receipts and disbursement statements and will make available to any Unitholder, upon request, a copy of any report filed by the Consolidated Partnership with the Securities and Exchange Commission pursuant to the provisions of the Securities Exchange Act of 1934, as amended, and will permit access to all records of the Consolidated Partnership, after adequate notice, during normal business hours, to any limited partner and/or his accredited representatives. The General Partner may, however, keep logs, well reports and other drilling data confidential for a reasonable period of time.

            Exchange for Assets: Transferees of Units that have been presented by a limited partner will have the right, at the sole option of the General Partner and at such time as the General Partner shall approve, to surrender such Units in exchange for the pro rata share of Consolidated Partnership net assets attributable to such Units. The pro rata share of the assets attributable to Units shall be assigned subject to a pro rata share of all liens and other encumbrances burdening such properties. Such pro rata share shall be that percentage of the net assets that would have been distributed to the holder of such Units if the Consolidated Partnership had been liquidated pursuant to the provisions of the Articles immediately prior to the exchange. If 25% or more of the Units are exchanged for a pro rata share of net assets, the General Partner will submit to a vote of limited partners a proposal to dissolve and liquidate the Consolidated Partnership.

            Purchase of Units by General Partner: If at any time the General Partner determines that any representation, warranty, certification, covenant, agreement or designation made by a Unitholder was false when made, has been breached, or would be false if made at a later time, or that a Unitholder is otherwise not qualified to hold interests in federal oil and gas leases, or otherwise jeopardizes the Consolidated Partnership's tax status or the limited liability of other Unitholders, then the General Partner, or any party designated by the General Partner, will have the right, but not the obligation, to purchase his Units at a price equal to the most recent presentment purchase price or, if a trading market for the Units has developed such that no such price has been determined as of the preceding December 31, at the then current market price for such Units.

            Appraisal and Compensation: In connection with a proposed roll-up, the appraised value of all Consolidated Partnership properties and other assets will be determined by an Independent Expert, the limited partners who vote "no" on the proposal will, in most cases, be given either the right to remain as limited partners in the Consolidated Partnership or the right to receive cash for their Units instead of accepting the roll-up entity's securities, the limited partners' democracy rights and access to information will be preserved, the accumulation by any purchaser of the securities of the roll-up entity will not be frustrated (except to the minimum extent necessary to preserve the tax status of the roll-up entity) and no costs of the transaction will be borne by the Consolidated Partnership if the roll-up is not approved by the limited partners. See Section 8.10 of the Articles.

Applicability of the New Jersey Act - This Section is material only to limited partners in Partnerships formed under Texas law (i.e., in Enex Oil & Gas Income Program II).


            The affairs of the Consolidated Partnership will be governed not only by the Articles, but also by the provisions of the Act itself, not all of which have been discussed above. Discussed below are those differences between the Act and the Texas Revised Limited Partnership Act (the "Texas Act"), under which four of the participating Partnerships, Enex Oil & Gas Income Program II-7, L.P., II-8, L.P., II-9, L.P. and II-10, L.P., were formed, that may have an effect on the operations of the Consolidated Partnership or on the rights of its limited partners.


            The New Jersey Act requires that a limited partnership keep at a registered office within the State of New Jersey for inspection by all partners a current list of the names and addresses of all partners, copies of the limited partnership agreement and the certificate of limited partnership and all amendments thereto and income tax returns for the three most recent years. The Texas Act requires that a limited partnership shall keep in its registered office in Texas and make available to partners on reasonable request the street address of its principal United States office in which such information and the additional information described below is maintained or will be made available within five days after the date of receipt of a written request: (1) a current list that states the percentage or other interest in the partnership owned by each partner, (2) copies of information or income tax returns for the six most recent tax years and a written statement of the amount of cash and a description and statement of the agreed value of any other property contributed by each partner and of the date on which each partner in the limited partnership became a partner, and (3) books and records of account of the limited partnership. The General Partner has always kept such records for all the Partnerships at their principal office in Kingwood, Texas, and will continue to do so for the Consolidated Partnership.

    The New Jersey Act provides that any distributions from the partnership that involve a return of a capital contribution must be described in the certificate of limited partnership, and any decreases in total capital contributions must be disclosed in an amendment to the certificate of limited partnership. The Texas Act has no similar requirements.

    Under the New Jersey Act, if a limited partner takes part in the control of the business of the partnership through the exercise of powers substantially the same as those of a general partner, he is liable to third persons who transact business with the limited partnership. If the limited partner participates in the control of the partnership but his exercise of control is not substantially the same as the exercise of the powers of a general partner, he is liable only to persons who transact business with the limited partnership with actual knowledge of, and reliance on, his participation in control. Under the Texas Act, however, a limited partner who takes part in the control of the business, regardless of the extent of such control, may be liable only to a person who transacts business with the partnership reasonably believing that the limited partner is a general partner. Because limited partners will have no opportunity to participate in the management of the Consolidated Partnership, this distinction should be of no consequence to any limited partners.


    The New Jersey Act establishes a procedure whereby a person who erroneously, but in good faith, makes a contribution to a partnership believing that he has become a limited partner, can correct the mistake and relieve himself of liability to third persons. Such a person may either renounce his interest in the limited partnership or cause a certificate of limited partnership or an amendment to an existing certificate to be filed. Under the Texas Act such a person has an additional option to file a statement that he has made an effort to cause the general partner to file an accurate certificate of limited partnership and the general partner has failed or refused to do so.

TAX ASPECTS

Federal Income Tax Introduction

    The following discussion contains a summary of the material federal income tax aspects of the proposed Consolidation, the Exchange Offer, and participation in the Consolidated Partnership. The following discussion is based on existing law, including of the Internal Revenue Code of 1986, as amended (the "Code"), Treasury Department regulations promulgated thereunder (the "Regulations"), current published rulings and procedures of the Internal Revenue Service (the "IRS"), and existing court decisions. These laws may change in the future and certain changes may be retroactive. It is also possible that the IRS could have a different opinion as to the interpretation of present laws and regulations and their application to the Partnerships, the limited partners, and the Consolidated Partnership.


    This summary is directed primarily to individual limited partners who are citizens of the United States. It does not discuss federal income tax consequences of persons who are not U.S. citizens, or persons to which special rules apply because of their specific activities. Specific consideration is given, however, to entities that are exempt from federal income taxation in "-Participation in the Consolidated Partnership--Considerations for Tax-Exempt Limited Partners" below. This summary is not intended as a substitute for careful tax planning and no limited partner, and in particular no tax-exempt limited partner, should vote on the Consolidation without first consulting a qualified tax advisor.

The Proposed Consolidation

     Summary of the Tax Effects of the Consolidation: The formation of the Consolidated Partnership and the exchange of Interests for Units will, in the opinion of Satterlee Stephens Burke & Burke LLP, counsel to the General Partner ("Counsel"), be characterized for federal income tax purposes as: (1) a contribution by each participating Partnership all of its assets and liabilities to the Consolidated Partnership in exchange for Units in the Consolidated Partnership; and (2) a distribution by each participating Partnership to its partners of the Consolidated Partnership Units in liquidation of all Interests in the participating Partnership. The discussion set forth below is based on that opinion. The General Partner will not request a ruling from the IRS. Notwithstanding the opinion of Counsel, in the absence of a ruling, the IRS may challenge all or some of the tax consequences resulting from the Consolidation. If any such challenge were successful, the federal income tax consequences resulting from the Consolidation could be different from those described below. Upon written request by a limited partner or his representative who has been so designated in writing, a copy of the opinion of Satterlee Stephens Burke & Burke LLP will be sent, without charge, by the General Partner. Requests should be addressed to Robert E. Densford, Vice President- Finance, Secretary & Treasurer, Enex Resources Corporation, Suite 200, Three Kingwood Place, Kingwood, Texas 77339.


    Formation of the Consolidated Partnership: The participating Partnerships will not recognize gain or loss upon the contribution of properties to the Consolidated Partnership in exchange for Units, except to the extent the liabilities of a participating Partnership exceed the sum of such Partnership's adjusted basis in its assets and its share of the Consolidated Partnership's liabilities. A participating Partnership's share of the Consolidated Partnership's liabilities will be dependent upon the exchange values established for purposes of the Consolidation. Based upon the exchange values set forth in this Prospectus/Proxy Statement, the General Partner has determined that each participating Partnership's liabilities will be less than the sum of such Partnership's adjusted basis in its assets and its share of the Consolidated Partnership's liabilities. Accordingly, none of the participating Partnerships should recognize gain taxable to their respective limited partners as a result of the Consolidation.


    The Consolidated Partnership will not recognize gain or loss as a result of the receipt of a participating Partnership's assets and liabilities and will take over such Partnership's adjusted basis in contributed assets.


    Liquidation of Participating Partnerships and End of Tax Year: Participating Partnerships will terminate on the effective date of the Consolidation and will distribute all of their assets, consisting solely of Units, in liquidation of outstanding Interests. No gain or loss will be recognized by the limited partners of a participating Partnership as a result of the liquidation of the Partnership. A limited partner's adjusted basis in the Units received will be the same as his adjusted basis in his liquidated Interests, and the holding period for the Units will include the period during which he held his Interests in the participating Partnership.

    The participating Partnerships will not recognize gain or loss as a result of the liquidating distribution of Units. Upon termination of a participating Partnership, the tax year of the Partnership will end and a partnership information return must be filed with the IRS within three months and fifteen days after the end of the tax year. Limited partners will receive income tax reporting information from the General Partner relating to the final tax year. A limited partner
                                       87
of a participating Partnership will be required to report income, gain, loss, deductions and credits resulting from Partnership operations through the date of termination on his personal income tax return for the tax year in which the termination occurs.


The Exchange Offer


    Limited partners of Partnerships that do not approve the Plan of Consolidation will be given the opportunity to exchange their Interests for Units in the Consolidated Partnership subject to the conditions described above under "THE PROPOSED CONSOLIDATION--The Exchange Offer". The transfer of Interests in exchange for Units generally will be a tax-free exchange. If a limited partner's share of partnership liabilities of his current Partnership exceed his basis in the transferred Interest and the limited partner's share of liabilities of the Consolidated Partnership, the limited partner will recognize gain. Based on current partnership records, the General Partner anticipates that no limited partner's share of Partnership liabilities will exceed his basis in the transferred Interest and his share of liabilities of the Consolidated Partnership. Accordingly, limited partners who participate in the Exchange Offer should not recognize gain.


    The Units received in the Exchange Offer will have the same adjusted basis to the limited partner as the Interests transferred. The Consolidated Partnership will hold the Interests with the same adjusted basis as the Interests had in the hands of the exchanging limited partner prior to the exchange. To the extent that the fair market value of the transferred Interests differs from the adjusted basis of such Interests, the Consolidated Partnership will be required to allocate items of income, gains, losses, and deductions among the Partners of the Consolidated Partnership to account for such disparity. See "Participation in the Consolidated Partnership--Allocations to Partners".

Participation in the Consolidated Partnership


    The operations of the Consolidated Partnership will not be materially different for federal income tax purposes from the operations of the Partnerships. The following discussion is equally applicable to the ownership of Interests in participating Partnerships and to the ownership of Units in the Consolidated Partnership, unless otherwise indicated.

    Partnership Status: In the opinion of Counsel, the Consolidated Partnership will be classified as a partnership for federal income tax purposes, and not as an association taxable as a corporation. The opinion of Counsel as to partnership status is based in part upon certain representations made by the General Partner and upon the satisfaction of certain conditions throughout the existence of the Consolidated Partnership. If the General Partner fails or is unable to comply with any of its representations or if any conditions of the opinion are not satisfied, the opinion will become inapplicable retroactive to the date of its issuance, and the Consolidated Partnership may be taxed as a corporation. The opinion of Counsel is in not binding on the IRS.


    If the Consolidated Partnership were classified as an association, it would be any treated as an entity taxable as a corporation, the Unitholders would be treated as shareholders, and any distributions by the Consolidated Partnership would be taxable to the distributees as dividends. There would be no flow through of items of Consolidated Partnership income, gain, deduction, loss or credit to the Unitholders under such circumstances.


    The following discussion generally is based upon the assumption that the Consolidated Partnership will be classified as a partnership for federal income tax purposes.


    Publicly Traded Partnerships: Certain "publicly traded partnerships" are taxed as corporations unless at least ninety percent of their income is "qualifying income." Publicly traded partnerships include any partnership that is traded on an established securities market or on a secondary market or the substantial equivalent thereof. The Units will not be traded on an established securities market and the Articles contain a restriction on transfers of Units on a secondary market or the substantial equivalent thereof. Accordingly, the Consolidated Partnership will not publicly traded.


    Qualifying income includes, among other things, interest as well as income and gains from the exploration, development, mining or production, processing, refining, transportation or marketing of any mineral or natural resource. In addition, gains from the sale of an asset used in the production of such income will be qualifying income. Although there is little guidance, it appears that qualifying income should include income from all of the various interests in oil and gas properties to be acquired by the Consolidated Partnership, including royalties, net profits royalties, and production payments (the income from which generally is taxed as interest). Therefore, the Consolidated Partnership should not be taxed as a corporation, because (i) it will not be publicly traded and
(ii) substantially all of its income will be temporary investment interest and qualifying income derived from its oil and gas activities.

    Partnership Returns, Audits and Tax Shelter Registration: A partnership must file a federal income tax return each year, but is not required to pay federal income tax. Instead, each partner reports his distributive share of partnership income, gain, loss, deduction and credit on his federal income tax return for the tax year in which the partnership's tax year ends, regardless of any actual cash distributions made to the partner during his tax year. Each Unitholder's distributive share of partnership items will be determined in accordance with allocations set forth in the Articles, provided such allocations are recognized for federal income tax purposes.

    The Consolidated Partnership intends to file tax returns based on the accrual method of accounting and its tax year will be the calendar year. The General Partner intends to distribute all necessary income tax reporting information to each Unitholder by March 15th of each year. Information concerning the Consolidated Partnership and its operations may be delayed, however, requiring the Unitholders to file requests for extensions of time within which to file their income tax returns.

    The Consolidated Partnership's information returns may be subject to audit by the IRS. Any such audit may lead to adjustments, which may cause Unitholders to pay additional income tax, penalties and interest. In addition, an audit of the Consolidated Partnership could lead to an audit of the Unitholders' personal tax returns, which may, in turn, lead to adjustments other than those relating to an investment in the Consolidated Partnership.

    The Code generally requires that the reporting of partnership items by individual partners correspond to the treatment of such items on the partnership return. Audits of partnership tax items usually occur at the partnership level, rather than at the partner level. Any resolution of the appropriate tax treatment of a partnership item will be accomplished through the appointment of a "Tax Matters Partner" (as defined in the Code), who acts as the primary liaison between the IRS and the partnership. The Articles provide that the General Partner will be appointed as the Tax Matters Partner. In the event of an IRS audit, the Tax Matters Partner will receive notice of the commencement of the audit, will be responsible for the conduct of the audit and any further administrative proceedings, may extend the statute of limitations for assessments of deficiencies with respect to all partners regarding partnership items, and may pursue judicial review of administrative determinations on behalf of the partnership. The Code also provides for situations when other partners may participate in the partnership proceeding or may commence administrative and judicial proceedings on their own behalf.

    Although certain "tax shelters" must register with the IRS on or before the date interests in such shelters are first offered for sale, the Consolidated Partnership should not be a "tax shelter" because it is not expected to generate significant tax losses.


    Partnership Income, Gains and Losses: Income from the sale of oil and gas (and other mineral products) produced and sold by the Consolidated Partnership will be taxable to the Unitholders as ordinary income subject to depletion. Such income should qualify as "passive income" which generally may be utilized to offset passive losses from a Unitholder's other passive activities. See "-Passive Loss Rules" below.


    Gains and losses from sales of oil and gas properties and equipment held for more than one year, and not held primarily for sale to customers, will be gains and losses described in Section 1231 of the Code except to the extent of ordinary income recapture (see "--Partnership Deductions" below). A Unitholder's allocable share of the Consolidated Partnership's net gain or loss described in
Section 1231 of the Code generally will be combined with any other Section 1231 gains or losses of the Unitholder. A net gain will be treated as a long term capital gain, while a net loss will be treated as an ordinary loss. However,
Section 1231 gains realized within five tax years after a net Section 1231 loss must be recaptured as ordinary income to the extent of the prior Section 1231 loss. Other gains and losses on sales of oil and gas properties will result in ordinary income and deductions.


    Unitholders should be aware that they will be required to report income from the Consolidated Partnership even though such income may be in excess of cash distributions to them from the Consolidated Partnership. This could occur, for example, in those instances when the Consolidated Partnership repays the principal amount of its indebtedness (including any reimbursements to the General Partner of costs, including Direct and Administrative Costs, incurred during the Consolidation) or pays other nondeductible expenses.

    Passive Loss Rules: The Code contains certain passive loss rules, which generally prevent a taxpayer from deducting losses from "passive activities" in an amount greater than the taxpayer's income derived from such activities. Similarly, credits from passive activities are limited to the tax allocable to the passive activities. Losses and credits disallowed under the passive loss rules may generally be carried over to reduce passive income and the tax allocable to passive activities, respectively, in the next tax year. The disposition in a taxable transaction of a taxpayer's entire interest in an activity conducted by a limited partnership will, in general, give rise to the allowance of any remaining suspended deductions (but not credits).

    It should be noted that the Consolidated Partnership is not organized to provide tax benefits and thus it is not anticipated that the passive loss rules will have a material effect on Unitholders in this regard. If the Consolidated Partnership produces income, however, such income should generally qualify as passive income which may be utilized to offset losses from any of a Unitholder's other passive activities. To the extent that the Consolidated Partnership acquires royalty interests or has interest income, the income will be portfolio income which will not be available to offset a Unitholder's passive losses.

    Income from "publicly traded partnerships" that are not taxed as corporations may not be treated as passive income. The Consolidated Partnership will not be a publicly traded partnership (see "-Publicly Traded Partnerships"), however, and passive income produced by the Consolidated Partnership will not be recharacterized under this rule.

    Partnership Deductions:

             General: Expenses incurred to acquire mineral interests in oil and gas properties and to drill or produce oil and gas will be treated in one of the following manners for federal income tax purposes: (a) intangible drilling and development costs ("IDC") may be deducted when paid or capitalized at the taxpayer's election; (b) ordinary and necessary business expenses may be deducted when paid; (c) in the case of a dry hole or other worthless property, an ordinary loss deduction may be claimed; and (d) all other expenditures made by the Consolidated Partnership with respect to the acquisition, development or operation of its properties which do not qualify under (a), (b) or (c) above (such as the purchase prices of properties) must be capitalized and recovered, if at all, through depletion or depreciation.


             Deductions: IDC generally includes expenses of an operator in connection with the drilling of wells and the preparation of wells for the production of oil or gas. The Consolidated Partnership will not incur significant IDC, because it will expend substantially all of its funds for the maintenance of producing properties contributed by participating Partnerships and the acquisition of operating equipment installed thereon.


    Ordinary and necessary business expenses, such as Direct Costs, Administrative Costs, and Operating Costs, will generally qualify for deduction in the year accrued to the extent such expenditures do not result in the creation of assets having useful lives in excess of one year.

    Taxpayers are entitled to a loss deduction equal to the adjusted basis of worthless or abandoned property in the year in which such property (in the case of oil and gas interests, each separate unit of property) becomes worthless or is abandoned. Whether and when property becomes worthless or is abandoned is a question of fact which must be determined independently in each case.


             Depreciation: The cost of equipment to be contributed to or acquired by the Consolidated Partnership will most likely be recovered over a 5-7 year period. The Consolidated Partnership generally will step into the position of a participating Partnership-transferor for purposes of computing available depreciation with respect to contributed property. In the year property is contributed to the Consolidated Partnership, depreciation deductions will be allocated to the Consolidated Partnership based upon the number of months, including the month in which the transfer occurs (unless the transfer occurs on the last day of any calendar month), during the calendar year in which the recovery property is owned by the Consolidated Partnership.


    Depreciation deductions claimed with respect to Consolidated Partnership property are generally subject to recapture as ordinary income to the extent gain is realized upon the disposition of such property or an interest in such property, or upon disposition of Units in the Consolidated Partnership should it own property having recapture potential at the time of such disposition. See "-Sale of Consolidated Partnership Units".

             Depletion: Generally, the costs and expenses of acquiring partnership properties that are not otherwise deductible or recoverable through depreciation are capitalized and may be recovered through depletion. Consolidated Partnership oil and gas properties eligible for depletion will consist primarily of properties contributed by participating Partnerships. The depletion deduction is computed separately by each partner and not by the partnership, and the determination of whether cost or percentage depletion is applicable is to be made at the partner level. Under the Regulations, a partnership is required to provide each partner with all information necessary to determine the amount of his depletion allowable with respect to partnership properties. Each partner is required separately to keep records of his share of the adjusted basis in each oil and gas property, adjust such basis for any depletion taken, and use such adjusted basis each year in the computation of his cost depletion or in the computation of his gain or loss on the disposition of such property by the partnership.


    The partnership must allocate to each partner his proportionate share of the adjusted basis of each producing partnership property so that the partner may compute his depletion deduction. The manner in which the adjusted basis of the

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

property will be allocated among Unitholders will depend upon whether there is a difference between the adjusted basis of the property and its fair market value at the time of the Consolidation. To the extent of any such difference, a special allocation of adjusted basis will be required. See "--Allocations to Partners" below. To the extent any portion of the adjusted basis of contributed property is not subject to a special allocation, the General Partner will, in accordance with the Regulations, allocate to each Unitholder his proportionate share of the adjusted basis of each Consolidated Partnership oil and gas property, based upon the Unitholder's capital interest in the Consolidated Partnership.


    The depletion deduction allowable with respect to each oil and gas property is the greater of the deduction computed under the cost or percentage depletion method. Cost depletion is computed by dividing the taxpayer's adjusted basis in the property at the end of a taxable year (without taking into account depletion for that year) by the sum of the units of production sold during the year and the total number of units of production reasonably expected to be recovered in the future (as determined at the end of the year) to determine the per unit allowance, and then multiplying the per unit allowance by the number of units sold during the year. Cost depletion cannot exceed the adjusted tax basis of the property to which it relates.

    The percentage depletion allowance is available only to those taxpayers who qualify under statutory exemptions, the most frequently applicable of which is the "independent producer" exemption. Such exemption does not apply, however, to property acquired prior to October 11, 1990 if such property was "proven" at the time the property (or an interest in the partnership holding such property) was acquired. Since most of the participating Partnerships' producing properties were acquired before October 11, 1990 and were classified as "proven" properties for this purpose, percentage depletion is not generally available to limited partners on the income from such properties and, likewise, would not be available to Unitholders after the transfer of such properties to the Consolidated Partnership. To the extent that percentage depletion was available with respect to properties of a participating Partnership prior to the Consolidation, it will continue to be available after the Consolidation.

    Depletion deductions claimed with respect to Consolidated Partnership properties will be subject to recapture as ordinary income to the extent gain is realized upon disposition of such property by the Consolidated Partnership or upon disposition of Consolidated Partnership Units by a Unitholder. See "-Sale of Consolidated Partnership Units".


    Oil and Gas Tax Credits: Limited partners in certain oil and gas projects may claim tax credits for producing fuels from nonconventional sources and for enhanced oil recovery. The Consolidated Partnership may be producing fuels from nonconventional sources (e.g., oil from shale and tar sands, or gas from geopressurized brine, Devonian shale, coal seams, or a tight formation). Limited partners, therefore, will be eligible to claim the credit for producing fuel from nonconventional sources; however, the General Partner does not anticipate that such credits will be material. The enhanced oil recovery credit is available with respect to enhanced oil recovery projects begun or significantly expanded after December 31, 1991, for enhanced oil recovery costs incurred after that date. The General Partner does not anticipate that the Consolidated Partnership will incur significant amounts of enhanced oil recovery costs. Accordingly, the enhanced oil recovery credit, if available at all, will not be material.


     Expenses of Organizing the Consolidated Partnership: Expenses will be incurred in organizing the Consolidated Partnership and in issuing the Units. In general, such organization and syndication fees must be capitalized by the Consolidated Partnership. Fees classified as organization expenses (i.e., expenses which (i) are incident to the creation of the Consolidated Partnership,
(ii) are chargeable to the capital account and (iii) are of a character which, if expended incident to the creation of a partnership having an ascertainable life, would be amortized over such life) are permitted to be amortized over a period of not less than 60 months. Expenses associated with the Consolidation of the Partnerships into the Consolidated Partnership generally must be capitalized and will not be subject to amortization as organization expenses or recovered through depreciation or depletion.

    Allocations to Partners: Section 704 of the Code provides that allocations among the partners of any items of partnership income, gain, loss, deduction or credit will be determined by the partnership agreement unless either the partnership agreement does not provide for an allocation or, if it does, the allocation does not have substantial economic effect. Section 704(c) of the Code also requires that special allocations be made in the case of items relating to contributed property. As set forth in "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues--Allocation of Costs and Revenues Among Unitholders" above, the Articles provide for allocations of items of Consolidated Partnership income, gain, loss and deduction. Allocations of income, gain, loss, and deduction made in accordance with the Articles should be recognized as having substantial economic effect for federal income tax purposes.

    In the case of property contributed by the participating Partnerships to the Consolidated Partnership, special allocations of income, gain, loss and deduction will be made to the extent of any variation between the fair market value and adjusted basis of such property at the time of contribution. Any such variation will be accounted for on a property by property basis. Any such special allocations may not exceed the amount actually available to or reportable by the Consolidated

Partnership. Although such special allocations will be implemented to comply with Section 704(c) of the Code, no assurance can be given to that effect, and it is possible that the Service would seek to reallocate items of Partnership income, gains, losses, or deduction.

    Basis and "At Risk" Rules: A Unitholder's basis in his Units is used to determine gain on the disposition of his Units and to determine whether gain is recognized when cash is distributed to him by the Consolidated Partnership. A Unitholder may also deduct his share of Consolidated Partnership tax losses only to the extent of the adjusted basis of his Units.

    Generally, each Unitholder's basis in his Units will equal the adjusted basis of his Interests in a participating Partnership at the time of its liquidation. Each Unitholder's basis in his Units will be increased by his allocable share of Consolidated Partnership taxable income, depletion deductions claimed by him in excess of his share of the basis of the depletable property, and any further monetary contributions or increases in the amount included in his proportionate share of nonrecourse liabilities of the Consolidated Partnership. A Unitholder's basis in his Units will be decreased (but not below zero) by his share of Consolidated Partnership losses and distributions and by depletion claimed by him. Any decrease in a Unitholder's share of nonrecourse liabilities of the Consolidated Partnership is treated for tax purposes as a distribution of cash to the Unitholder (even though he may actually receive no cash) and therefore reduces a Unitholder's basis in his Units. Such a decrease will occur, for example, by amortization or other discharge of such liabilities, reduction of a Unitholder's interest in the Consolidated Partnership, sale of or foreclosure on property subject to nonrecourse debt, or sale or other disposition of his Units.

    Unitholders who are individuals or certain closely-held corporations may claim tax losses from the Consolidated Partnership on their respective returns only to the extent they are "at risk" with respect to the oil and gas activities of the Consolidated Partnership at the close of the taxable year. The
Unitholders should not be affected by these limitations, because the Consolidated Partnership is not anticipated to generate tax losses.

    Liquidation and Termination of the Consolidated Partnership. Upon liquidation of the Consolidated Partnership, it is likely that all of its assets will be sold and the cash proceeds distributed. (See " THE CONSOLIDATED PARTNERSHIP-- Summary of the Articles of Limited Partnership--Dissolution".) A sale of any Consolidated Partnership property by the Consolidated Partnership will have the tax consequences described earlier under "--Partnership Income, Gains and Losses" and, with respect to recapture, under "--Partnership
Deductions". The distribution of cash proceeds from such sale will result in taxable income to a Unitholder only to the extent the amount distributed exceeds his adjusted basis in his Units. A loss will be recognized by a Unitholder to the extent that the cash received is less than his adjusted basis in his Units. The character of such gain or loss is discussed below under "--Sale of Consolidated Partnership Units".


    The sale or exchange (including a sale or exchange to the General Partner or another Unitholder) of 50% or more of the total interest in Consolidated Partnership capital and profits within a 12-month period will result in a deemed termination of the Consolidated Partnership for tax purposes. This could occur if enough Unitholders transferred their Units (see "THE CONSOLIDATED PARTNERSHIP--Transfer of Units") other than by gift, bequest or inheritance, or if they exercised their rights of presentment to the General Partner (see "THE CONSOLIDATED PARTNERSHIP--Right of Presentment"), or both within any 12-month period. For this purpose, the transfer of Consolidated Partnership Units to the participating Partnerships and the subsequent transfer of such Units by the participating Partnerships to Interest holders will not be treated as a sale or exchange causing a termination of the Consolidated Partnership. If a deemed termination were to occur, all Consolidated Partnership property would be deemed to have been distributed to the General Partner and the Unitholders in kind and previously claimed depreciation deductions and tax credits may be recaptured. If the Consolidated Partnership is continued after the deemed termination, it will be treated as a second partnership for tax purposes with Unitholders' bases in their Units and the Consolidated Partnership's basis in its properties being determined anew.


    Sale of Consolidated Partnership Units: Generally, gain or loss realized upon the sale of Units held for more than one year will be taxed as long-term capital gain or loss. However, that portion of realized gain allocable to "unrealized receivables," including recapturable IDC, depreciation, and depletion deductions, and "substantially appreciated inventory" of the Consolidated Partnership, will be taxed as ordinary income. Furthermore, the amount realized upon such a sale will include the amount of liabilities to which the Units are subject.


    If a partnership interest includes unrealized receivables or substantially appreciated inventory items, the transferor of such interest must notify the partnership within thirty days of the transfer or by January 15 of the following year, if earlier, and file a statement with his tax return. Most Limited Partners who transfer their Units will be required to comply with this notification requirement, because the Consolidated Partnership's properties are expected to include property subject to recapture. The Consolidated Partnership will then be required to file Form 8308 with the Service, containing information identifying the transferor and transferee, and to provide each such transferor and transferee with a copy of the Form 8308 so filed with the Service.

    Tax Consequences to Transferees of Units: The Articles provide that in the event of a sale or assignment of Units (other than by reason of a partner's death), the income, loss, deduction and credits of the Consolidated Partnership will be allocated pro rata between the assignor and assignee of such Units based on the periods of time during the Consolidated Partnership fiscal year that the Units were owned by each, without regard to the periods during such fiscal year in which such income, loss, deduction, and credits were actually realized. The Articles also provide, however, that certain "cash basis items" (i.e., interest, taxes and payments for services or for the use of property) must be allocated between the transferor and transferee by assigning the appropriate portion of such items to each day in the period to which they are attributable and by allocating such assigned portion based upon the transferor's or transferee's interest in the Consolidated Partnership as of the close of such day.
Furthermore, transferees of Units will be entitled to claim cost depletion, depreciation and losses and will be required to report gain with respect to Consolidated Partnership property based only on their pro rata share of their bases therein (and not the price paid for such Units), unless the Consolidated Partnership elects to make the election under Section 754 of the Code to adjust the basis of Consolidated Partnership property with respect to the transferee. As a result of the inherent tax accounting complexities and the substantial expense that would be incurred in making the election to adjust the tax basis of Consolidated Partnership property under Sections 734, 743 and 754 of the Code, the General Partner does not presently intend to make such elections on behalf of the Consolidated Partnership, although it is empowered to do so by the Articles. The absence of any such election may in some circumstances result in a reduction in the value of the Units to be acquired by a potential transferee.

    Alternative Minimum Tax: The alternative minimum tax, applicable to all taxpayers other than Subchapter C corporations, is equal to 26 percent of so much of the "alternative minimum taxable income" as exceeds the exemption amount (e.g., $45,000 in the case of a joint return, $33,750 for single taxpayers, and $22,500 for married taxpayers filing separately), reduced generally by the regular tax paid by the taxpayer for the taxable year. The tax rate is increased to 28 percent to the extent that alternative minimum taxable income exceeds the exemption amount by more than $175,000. The exemption amount described above is reduced by 25 percent of the amount by which alternative minimum taxable income exceeds $150,000 in the case of a joint return ($112,500 for single taxpayers and $75,000 for married taxpayers filing separately).

    For this purpose, "alternative minimum taxable income" generally is equal to taxable income determined with certain adjustments and increased by specified items of tax preference. Among the adjustments made are (i) depreciation taken on assets placed in service after December 31, 1986 generally must be reduced, and (ii) certain itemized deductions are not allowed (i.e., miscellaneous itemized deductions and state or local income taxes) or are limited (i.e., medical expenses and interest expenses). Included among the specified items of tax preference are percentage depletion in excess of the adjusted basis of the property (other than percentage depletion claimed by independent producers) and a portion of the IDC deduction (other than IDC deductions claimed by independent producers, except to the extent that such deductions would reduce alternative minimum taxable income by more than 40 percent).

    The effect of the alternative minimum tax on a Unitholder may depend upon a number of factors peculiar to such Unitholder. It is unlikely that a Unitholder's ownership of Units will subject the Unitholder to alternative minimum tax, however, because the Consolidated Partnership's operations are not expected to generate significant amounts of alternative minimum tax adjustments or preference items.


     Investment Interest: Restrictions on the deductibility of "investment interest" may result in the disallowance of a portion of a Unitholder's share of the Consolidated Partnership's deduction for interest on its obligations. Investment interest (i.e., interest paid or accrued on indebtedness incurred or continued to purchase or carry property held for investment) is deductible by non-corporate taxpayers only to the extent it does not exceed "net investment income" (i.e., investment income less investment expenses). Investment income and investment interest do not include income from or interest paid with respect to an investment that is a passive activity. See "-Passive Loss Rules". Investment interest which is not allowable as a deduction in one year pursuant to this limitation may be carried over to subsequent years within certain limits. The characterization of interest as investment interest in the case of borrowings by a partnership must be determined at the partnership level. Although most interest expense incurred by the Consolidated Partnership will not be investment interest, some portion of such interest expense may be treated as investment interest to the extent that it relates to investment income (i.e., interest and royalties) earned by the Consolidated Partnership. Unitholders who had borrowed to finance the purchase of their Interests in a participating Partnership should be aware that interest on such borrowing may also constitute investment interest and would be subject to the above-described limitations.


    Considerations for Tax-Exempt Limited Partners: Unitholders that are tax-exempt entities, including charitable organizations, pension, profit-sharing or stock bonus plans, Keogh Plans, Individual Retirement Accounts and certain other employee benefit plans are subject to federal income tax on unrelated business taxable income (i.e., net income derived from the conduct of a trade or business regularly carried on by the tax-exempt entity or by a partnership in which it is a partner). A $1,000 special deduction is allowed in determining the amount of unrelated business taxable income subject to tax. Tax- exempt entities taxed on their unrelated business taxable income are also subject to the alternative minimum tax for items of tax preference which enter into the computation of unrelated business taxable income. Income derived from ownership of a working interest in oil or gas properties has been held to constitute unrelated business taxable income, even though ownership is in the form of a limited partnership interest. For this reason, substantially all of a tax-exempt Unitholder's share of Consolidated Partnership income will constitute unrelated business taxable income. Based on its financial projections, however, the General Partner believes that no tax-exempt Unitholder will receive more than $1,000 of unrelated business taxable income from the Consolidated Partnership (assuming no change in the number of Units held). Accordingly, no tax-exempt Unitholder should be subject to tax unless such a Unitholder also receives unrelated business taxable income from other sources. Unrelated business taxable income may also arise from "debt-financed property" which may result in the case of Consolidated Partnership property subject to "acquisition indebtedness" or when a tax-exempt Unitholder incurs debt in connection with the acquisition of its Units.


    The General Partner will provide each Unitholder that is a tax-exempt entity with a statement as to what portion of Consolidated Partnership income for the previous fiscal year constitutes, in its opinion, unrelated business taxable income, assuming that such Unitholder did not incur debt in connection with its acquisition of Units. Such information will be included as part of the regular annual tax information provided to all Unitholders.

Other Tax Aspects

    The Consolidated Partnership is anticipated to operate in a greater number of jurisdictions than any of the participating Partnerships. Thus, the following discussions may have added significance for certain limited partners.

    State and Local Income Taxes: An investment in the Consolidated Partnership may subject a Unitholder to income taxes imposed by the states and localities in which the Consolidated Partnership operates as well as any other jurisdictions in which a Unitholder resides or does business and, accordingly, may require a Unitholder to file one or more state or local income tax returns reflecting such income from Consolidated Partnership operations.


    Federal and State Death Taxes8 A Unitholder may be subject to federal estate tax or death taxes imposed by the state of his domicile (and/or residence), and/or by certain jurisdictions where the Consolidated Partnership operates, on the value of his Units at the date of his death, or an alternative valuation date. The Units, however, may not be producing revenues at that time in amounts sufficient to pay such taxes.


Possible Changes in Federal Tax Laws and Regulations


    The General Partner cannot predict what changes may be effected in the Code by Congress or what revisions in existing Regulations or IRS rulings, procedures or other policy may occur, or whether any of such changes or revisions would be applied retroactively. Consequently, no assurance can be given that the federal income tax consequences of the ownership of Units in the Consolidated Partnership will not be altered.


    THE FOREGOING ANALYSIS OF THE FEDERAL INCOME TAX CONSIDERATIONS TO THE LIMITED PARTNERS IS NOT INTENDED AS A SUBSTITUTE FOR CAREFUL TAX PLANNING. ACCORDINGLY, IF A LIMITED PARTNER CONTEMPLATES APPROVING THE CONSOLIDATION, IT IS URGED TO CONSULT ITS TAX ADVISORS WITH SPECIFIC REFERENCE TO ITS OWN TAX SITUATION.

                     EMPLOYEE RETIREMENT INCOME SECURITY ACT

     The Employee Retirement Income Security Act of 1974 ("ERISA") applies to investments by pension, profit-sharing, stock bonus, Keogh and other employee benefit plans, and by IRAs (collectively referred to as "Benefit Plans"). ERISA does not prohibit Benefit Plans from investing in any specific type of investment but does require that plan fiduciaries give appropriate consideration to the facts and circumstances relevant to a particular investment, including whether the investment is reasonably designed, as part of the investment portfolio, to further the purposes of the Benefit Plan, taking into consideration risk of loss and opportunity for gain. ERISA also requires fiduciaries to take into account factors such as composition of the portfolio with regard to diversification, liquidity, current return relative to anticipated cash flow requirements and projected return relative to funding objectives, and the need to value plan assets annually. ERISA prohibits certain transactions between a Benefit Plan and a "party in interest" as defined by ERISA or a "disqualified person" as defined in Section 4975(e)(2) of the Code. Although IRAs are not generally subject to the fiduciary rules of ERISA, such accounts are subject to Section 4975 of the Code which imposes a 5% excise tax on any fiduciary or "disqualified person" (as defined therein) who engages in certain transactions similar to those transactions prohibited under ERISA. The excise tax may increase to 100% if violations are not timely corrected after notice. Whether or not assets of the Consolidated Partnership will be deemed to be assets of an IRA for purposes of Section 4975 of the Code will be determined in accordance with the "plan asset" regulations discussed below. Benefit Plan fiduciaries should carefully consider whether an investment in the Consolidated Partnership is consistent with their responsibilities under ERISA.

    Under the Department of Labor plan assets regulations, the assets of a pooled investment vehicle such as the Consolidated Partnership will not be plan assets of a Benefit Plan for ERISA purposes (and will not be subject to requirements regarding fiduciary responsibility and the holding of plan assets in trust) if the issuer is an "operating company" (i.e., "an entity that is primarily engaged in the production or sale of a product or service other than the investment of capital") or if equity participation in the entity by Benefit Plan limited partners is not significant (i.e., less than 25% of the value of any class of equity interests in a partnership is held by Benefit Plan investors). The General Partner believes that the Consolidated Partnership will be an operating company and anticipates that Benefit Plan participation in the Consolidated Partnership will be less than 25%. There can be no absolute assurance, however, that the Consolidated Partnership will meet the operating company or 25% test.

    Alternatively, the plan assets regulations provide that the assets of a partnership will not be treated as plan assets if equity interests in the partnership are "publicly offered securities" (i.e., a security that is widely held, freely transferable, not offered primarily to tax-exempt limited partners, and either registered under the Securities Exchange Act of 1934 or sold pursuant to a registration statement under the Securities Act of 1933 and the class of securities is registered under the 1934 Act within 120 days after the end of the issuer's fiscal year during which the public offering occurred). The regulations provide that securities are "widely held" only if they are part of a class of securities purchased and held by 100 or more persons who are independent of the issuer and of one another. The Consolidated Partnership will have a minimum of more than 4,000 Unitholders, the overwhelming majority of the Units will be held by limited partners who are not tax-exempt limited partners, the Units are being offered pursuant to a registration statement under the Securities Act of 1933, and the Consolidated Partnership will be registered under Section 12(g) of the Securities Exchange Act of 1934 within the applicable period because it will have more than 500 limited partners and total assets exceeding $5,000,000. Based on these facts, the General Partner believes that the Units satisfy all criteria for "publicly offered securities" other than the free transfer requirement.


    The plan assets regulations do not define the term "freely transferable" but provide that the determination of whether a security is freely transferable depends on all the facts and circumstances. In cases of offerings with a minimum investment of $10,000 or less (such as the Partnerships and the Consolidated Partnership), however, certain enumerated restrictions, including restrictions against transfers that would result in a termination or reclassification of a partnership for federal tax purposes, ordinarily will not, alone or in combination, affect the finding that securities are freely transferable. In order to prevent the Consolidated Partnership from being taxed as a "publicly traded partnership" (see "TAX ASPECTS--Participation in the Consolidated Partnership--Publicly Traded Partnerships"), the Articles contain a restriction which allows the General Partner to refuse its consent to any transfer that it believes occurred through a secondary market or the substantial equivalent thereof (as defined for purposes of Section 7704 of the Code). The Department of Labor has ruled in at least one instance that a substantially similar restriction against transfers which was drafted to avoid reclassification of a partnership as a publicly traded partnership qualified as a permitted restriction under the plan assets regulations. It is Counsel's opinion that this restriction should not cause the Units not to be freely transferable under the facts and circumstances because it is necessary to ensure that the Consolidated Partnership continues to be treated as a partnership for federal tax purposes. Accordingly, based on all the facts and circumstances described above and on Counsel's opinion regarding free transfer of the Units, the General Partner believes that the Units will be "publicly offered securities" and that the assets of the Consolidated Partnership will not be plan assets for ERISA purposes under the regulations.


                               GENERAL INFORMATION

Legal Opinion


The legality of the Units offered hereby will be passed upon for the Consolidated Partnership by Satterlee Stephens Burke & Burke, 47 Maple Street, Summit, New Jersey 07901-2518.


Experts


The balance sheet of Enex Consolidated Partners, L.P. as of July 31, 1996, the combined balance sheets of the Partnerships as of December 31, 1995 and 1994 and the related combined statements of operations, partners capital and changes in cash flows for each of the two years in the period ended December 31, 1995 and the consolidated balance sheet of Enex Resources Corporation as of December 31, 1995, included in this Prospectus/Proxy Statement have been examined by Deloitte & Touche, LLP. independent auditors, as stated in their reports appearing herein, and are included in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing. Representatives of Deloitte & Touche, LLP. are expected to be present at the Meetings and to be available to respond to appropriate questions.


Legal matters in connection with the Consolidated Partnership discussed under "TAX ASPECTS" and "EMPLOYEE RETIREMENT INCOME SECURITY ACT" have been passed upon by Satterlee Stephens Burke & Burke LLP, 230 Park

Avenue, New York, New York 10169-0079, and are included herein in reliance upon the authority of said firm as experts in such matters.

Estimates of oil and gas reserves appearing herein were based upon independently prepared engineering studies by the petroleum consulting firm of H.J. Gruy and Associates, Inc. of Houston, Texas and are included in reliance upon the authority of such firm as experts in such matters.

                             ADDITIONAL INFORMATION

Reports, proxy material and other information filed by the Partnerships and the General Partner with the SEC can be inspected and copied at prescribed rates at the public reference facilities maintained by the SEC at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549.


The General Partner has filed a Registration Statement with the SEC (Reg. No. 333-09953) under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the securities offered hereby (the "Registration Statement") . This Prospectus/Proxy Statement does not contain all of the information set forth or incorporated by reference in the Registration Statement. References in this Prospectus/Proxy Statement to various documents, statutes, regulations and agreements do not purport to be complete and are qualified in their entirety by such documents, statutes, regulations and agreements. Certain of the information contained in the Registration Statement on file with the Securities and Exchange Commission has been omitted pursuant to rules and regulations of the Commission. Copies of the Registration Statement and the exhibits thereto, including the information so omitted, are on file at the offices of the SEC and may be obtained upon payment of a prescribed fee or any be examined without charge at the public reference facility of the SEC in Washington, D.C.


182967_6

                          INDEX TO FINANCIAL STATEMENTS



Enex Consolidated Partner's L.P. - Pro Forma                                        Page

     Unaudited Pro Forma Combined Balance Sheet - Assumed Maximum Acceptance        F-2

     Unaudited Pro Forma Combined Balance Sheet - Assumed Minimum Acceptance        F-3


     Unaudited Pro Forma Combined Statements of Operations


          For the Six Months ended June 30, 1996 - Assumed Maximum Acceptance       F-4

          For the Six Months ended June 30, 1996 - Assumed Minimum Acceptance       F-5

          For the Year Ended December 31, 1995 - Assumed Maximum Acceptance         F-6

          For the Year Ended December 31, 1995 - Assumed Minimum Acceptance         F-7


     Unaudited Pro Forma Combined Statements of Cash Flows


          For the Six Months Ended June 30, 1996 - Assumed Maximum Acceptance       F-8

          For the Six Months Ended June 30, 1996 - Assumed Minimum Acceptance       F-9

          For the Year Ended December 31, 1995 - Assumed Maximum Acceptance         F-10

          For the Year Ended December 31, 1995 - Assumed Minimum Acceptance         F-11

     Notes to unaudited Pro Forma Financial Statements                              F-12

     Supplementary Oil and Gas Information . . . . . . . . . . . . . . . . . . . . .F-14

Enex Consolidated Partner's L.P.

     Opinion of Independent Certified Public Accountants . . . . . . . . . . . .    F-19

     Balance Sheet as of July 31, 1996 . . . . . . . . . . . . . . . . . . . . . . .F-20


Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited
Partnerships


     Opinion of Independent Certified Public Accountants . . . . . . . . . . . .    F-21

     Combined Balance Sheets  . . . . . . . . . . . . . . . . . . . . . . . . . . . F-22.

     Combined Statements of Operations  . . . . . . . . . . . . . . . . . . . . . . F-23

     Combined Statements of Changes in Partners' Capital . . . . . . . . . . . .    F-24

     Combined Statements of Cash Flows . . . . . . . . . . . . . . . . . . . . . . .F-25

     Notes to Combined Financial Statements . . . . . . . . . . . . . . . . . . . . F-26

     Supplementary Oil and Gas Information  . . . . . . . . . . . . . . . . . . . . F-32


Enex Resources Corporation


     Opinion of Independent Certified Public Accountants  . . . . . . . . . . .     F-35

     Consolidated Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . . . .F-36 .

     Notes to Consolidated Balance Sheets  . . . . . . . . . . . . . . . . . . . . .F-37

     Supplementary Oil and Gas Information . . . . . . . . . . . . . . . . . . . . .F-44

                                       93

            ENEX CONSOLIDATED PARTNERS, L.P. - UNAUDITED PRO FORMA
                ENEX OIL AND GAS PROGRAM LIMITED PARTNERSHIPS



      The following unaudited pro forma balance sheets and pro forma statements of operations of Enex Consolidated Partners, L.P. give effect to the issuance of General Partner and Limited Partner interests pursuant to the terms of the proposed consolidation transaction assuming that the proposed consolidation was consummated at June 30, 1996 for purposes of the pro forma balance sheets and at January 1, 1995 for purposes of the pro forma statements of operations. Due to the affiliation of the predecessor Partnerships, the combined pro forma financial information has been presented as a reorganization of affiliated entities similar to the pooling of interests method of accounting; therefore, the combined pro forma financial statements have been reported based on the Predecessor Partnerships' historical costs. The pro forma balance sheets have been presented on the basis of an assumed maximum level of acceptance by all Predecessor Partnerships and an assumed minimum acceptance level. For the assumed minimum acceptance level, only those partnerships that on a combined basis have the lowest combined net cash provided by operating activities for the fiscal year ended December 31, 1995 which together have an exchange basis greater than $10,000,000 were included in the presentation.


      The unaudited pro forma balance sheets and pro forma statements of operations should be read in conjunction with the accompanying historical financial statements and related notes of the Combined Enex Oil and Gas Income Program Limited Partnerships included elsewhere in the Prospectus/Proxy Statement.

ENEX CONSOLIDATED PARTNERS, L.P.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET

                                                                                   Pro forma
                                                                                    (Assumed
ASSETS                                          June 30,                             Maximum
                                                  1996         Adjustments         Acceptance)
                                            --------------   -------------      --------------
CURRENT ASSETS:
  Cash .................................   $     560,802    $   (200,000)      $     360,802
  Accounts receivable - oil & gas sales        1,467,112                           1,467,112
  Receivable from litigation settlement          280,050                             280,050
  Other current assets .................         311,447                             311,447
                                           -------------   -------------       -------------

Total current assets ...................       2,619,411        (200,000)          2,419,411
                                           -------------   -------------       -------------

OIL & GAS  PROPERTIES  (Successful  efforts  accounting  method)  Proved mineral interests and related
    equipment & facilities .............     137,405,627                         137,405,627
 Less accumulated depreciation
    and depletion ......................     123,171,901                         123,171,901
                                           -------------    -------------       -------------

Property, net ..........................      14,233,726                          14,233,726
                                           -------------    -------------       -------------

ORGANIZATION COSTS, NET ................          35,253                              35,253
                                           -------------    -------------       -------------

TOTAL ..................................   $  16,888,390   $    (200,000)      $  16,688,390
                                           =============    =============       =============

LIABILITIES AND
  PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Accounts payable ....................   $     678,462   $     200,000 (2)    $     878,462
   Notes payable to general partner ....          22,602         (22,602)(3)               0
   Payable to general partner ..........         650,303        (650,303)(3)               0
                                           -------------     -------------      -------------

Total current liabilities ..............       1,351,367        (472,905)            878,462
                                           -------------     -------------      -------------

NONCURRENT LIABLITIES:
   Noncurrent portion of payable to
      general partner ..................       1,798,016      (1,798,016)(3)               0
                                           -------------    -------------       -------------

PARTNERS' CAPITAL:
   Limited partners ....................      11,982,620       3,822,308 (3)      15,809,928
   General partner .....................       1,756,387      (1,756,387)(3)               0
                                            -------------   -------------       -------------

Total partners' capital ................      13,739,007       2,070,921          15,809,928
                                            -------------    -------------       -------------

TOTAL ..................................   $  16,888,390   $    (200,000)      $  16,688,390
                                            ==============   =============      ==============

Book Value per $500 L.P. Unit               $       36.09(5)                    $       47.71(5)
                                            ==============                      ==============


See notes to pro forma financial statements.

ENEX CONSOLIDATED PARTNERS, L.P.
UNAUDITED PRO FORMA COMBINED BALANCE SHEET


Assumed Minimum Acceptance                                                               Pro forma
                                    (Assumed
ASSETS                                         June 30,                                   Minimum
                                                 1996                Adjustments        Acceptance)
                                           -----------------     -------------     -----------------
CURRENT ASSETS:
  Cash                                     $        172,398      $   (150,000) (2) $         22,398
  Accounts receivable - oil & gas sales             895,408                                 895,408
  Receivable from litigation settlement             280,050                                 280,050
  Other current assets                              276,443                                 276,443
                                           -----------------     -------------     -----------------

Total current assets                              1,624,299          (150,000)            1,474,299
                                           -----------------     -------------     -----------------

OIL & GAS  PROPERTIES  (Successful  efforts  accounting  method)  Proved mineral interests and related
    equipment & facilities                      112,932,121                             112,932,121
 Less accumulated depreciation
    and depletion                               105,130,140                             105,130,140
                                           -----------------     -------------     -----------------

Property, net                                     7,801,981                               7,801,981
                                           -----------------     -------------     -----------------

ORGANIZATION COSTS, NET                                   0                                       0
                                           -----------------     -------------     -----------------

TOTAL                                       $     9,426,280      $   (150,000)      $     9,276,280
                                           =================     =============     =================

LIABILITIES AND
  PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Accounts payable                         $       350,170      $    250,000  (2)  $       600,170
   Notes payable to general partner                       0                 0  (3)                0
   Payable to general partner                       433,786          (433,786) (3)                0
                                           -----------------     -------------     -----------------

Total current liabilities                           783,956          (183,786)              600,170
                                           -----------------     -------------     -----------------

NONCURRENT LIABLITIES:
   Noncurrent portion of payable to
      general partner                             1,420,304        (1,420,304) (3)                0
                                           -----------------     -------------     -----------------

PARTNERS' CAPITAL:
   Limited partners                               5,727,938         2,948,172  (3)        8,676,110
   General partner                                1,494,082        (1,494,082) (3)                0
                                           -----------------     -------------     -----------------

Total partners' capital                           7,222,020         1,454,090             8,676,110
                                           -----------------     -------------     -----------------

TOTAL                                      $      9,426,280      $   (150,000)      $     9,276,280
                                           =================     =============     =================

Book Value per $500 L.P. Unit              $          20.94(5)                      $         31.71(5)
                                           =================                       =================



See notes to proforma financial statements
                                       F-3

ENEX CONSOLIDATED PARTNERS, L.P.


UNAUDITED PRO FORMA  COMBINED  STATEMENTS OF OPERATIONS
For the six months ended June 30, 1996

(Assumed Maximum Acceptance)

                                                                   Pro forma
                                                   Historical      Adjustments     Pro forma
                                                                               ------------
REVENUES:
  Oil and gas sales                            $  5,765,081      $             $   5,765,081
                                               -------------     -----------   --------------

EXPENSES:
  Depreciation, depletion and amortization        1,388,450                        1,388,450
  Impairment of property                          2,315,081                        2,315,081
  Lease operating expenses                        2,154,194                        2,154,194
  Production taxes                                  297,163                          297,163
  General and administrative:
    Allocated from general partner                  892,061        (386,000)(4)      506,061
    Direct expense                                   83,347         (26,000)(4)       57,347
                                               -------------     -----------   --------------

Total expenses                                    7,130,296        (412,000)       6,718,296
                                               -------------     -----------   --------------

INCOME (LOSS) FROM OPERATIONS                    (1,365,215)        412,000         (953,215)
                                               -------------     -----------   --------------

OTHER INCOME (EXPENSE):
  Interest income                                     7,545                            7,545
  Interest expense                                   (1,932)          1,932 (3)            0
  Gain on sale of property                          137,710                          137,710
                                               -------------     -----------   --------------

Other income (expense), net                         143,323           1,932          145,255
                                               -------------     -----------   --------------

NET INCOME (LOSS)                              $ (1,221,892)     $  413,932    $    (807,960)
                                               =============     ===========   ==============


Net income (loss) per $500 L.P. Unit           $      (3.69)     $     1.25    $       (2.44)
                                               =============     ===========   ==============





See notes to pro forma financial statements.
                                       F-4

ENEX CONSOLIDATED PARTNERS, L.P.

PRO FORMA  COMBINED  STATEMENTS OF OPERATIONS
For the six months ended June 30, 1996
(Assumed Minimum Acceptance)


(UNAUDITED)
                                                                  Pro forma
                                                Historical       Adjustments     Pro forma

REVENUES:
  Oil and gas sales                            $ 3,358,415      $             $   3,358,415
                                              -------------     -----------   --------------

EXPENSES:
  Depreciation, depletion and amortization         757,123                          757,123
  Impairment of property                         1,579,403                        1,579,403
  Lease operating expenses                       1,301,830                        1,301,830
  Production taxes                                 167,963                          167,963
  General and administrative:
    Allocated from general partner                 656,905        (181,570)(4)      475,335
    Direct expense                                  69,336         (12,230)(4)       57,106
                                              -------------     -----------   --------------

Total expenses                                   4,532,560        (193,800)       4,338,760
                                              -------------     -----------   --------------

INCOME (LOSS) FROM OPERATIONS                   (1,174,145)        193,800         (980,345)
                                              -------------     -----------   --------------

OTHER INCOME:
  Interest income                                    5,695                            5,695
  Gain on sale of property                         135,708                          135,708
                                              -------------     -----------   --------------

Total other income                                 141,403               0          141,403
                                              -------------     -----------   --------------

NET INCOME (LOSS)                              $(1,032,742)     $  193,800    $    (838,942)
                                              =============     ===========   ==============



See notes to proforma financial statements

ENEX CONSOLIDATED PARTNERS, L.P.

UNAUDITED  PRO  FORMA  COMBINED  STATEMENTS  OF  OPERATIONS
For the year  ended December 31, 1995
(Assumed Maximum Acceptance)

                                                                      Pro forma
                                                                       before
                                                       Pro forma     consolidation Consolidation
                                      Historical      Adjustments      expenses      expenses        Pro forma
                                      ------------    -----------    ------------  ------------    --------------
REVENUES:
  Oil and gas sales                   $ 10,117,119    $              $10,117,119   $               $  10,117,119
                                      -------------   -----------    ------------  -------------   --------------

EXPENSES:
  Depreciation, depletion
    and amortization                     3,748,723                     3,748,723                       3,748,723
  Lease operating expenses               4,312,449                     4,312,449                       4,312,449
  Production taxes                         569,321                       569,321                         569,321
  General and administrative:
    Allocated from general partner       1,695,475      (772,000) (4)    923,475                         923,475
    Direct expense                         370,904       (52,000) (4)    318,904                         318,904
    Consolidation expense                        -                             -        400,000 (2)      400,000
                                      -------------   -----------    ------------  -------------   --------------

Total expenses                          10,696,872      (824,000)      9,872,872        400,000       10,272,872
                                      -------------   -----------    ------------  -------------   --------------

INCOME (LOSS)
  FROM OPERATIONS                         (579,753)      824,000         244,247       (400,000)        (155,753)
                                      -------------   -----------    ------------  -------------   --------------

OTHER INCOME (EXPENSE):
  Interest income                           41,795                        41,795                          41,795
  Interest expense                          (8,141)        8,141  (3)          -                               0
  Gain on sale of property                 659,326                       659,326                         659,326
                                      -------------   -----------    ------------  -------------   --------------

Other income (expense), net                692,980         8,141         701,121                         701,121
                                      -------------   -----------    ------------  -------------   --------------

NET INCOME (LOSS)                     $    113,227    $  832,141         945,368   $   (400,000)   $     545,368
                                      =============   ===========    ============  =============   ==============





See notes to pro forma financial statements.

ENEX CONSOLIDATED PARTNERS, L.P.

PRO FORMA COMBINED STATEMENTS OF OPERATIONS
 For the year ended December 31, 1995
(Assumed Minimum Acceptance)

                                                                 Pro forma
(UNAUDITED)                                                        before
                                                    Pro forma   consolidation Consolidation
                                      Historical   Adjustments     expenses     expenses    Pro forma

REVENUES:
  Oil and gas sales                 $  5,813,351  $            $  5,813,351   $           $ 5,813,351
                                    ------------- -----------  -------------  ----------- ------------

EXPENSES:
  Depreciation, depletion
    and amortization                   2,163,101                  2,163,101                 2,163,101
  Lease operating expenses             2,509,722                  2,509,722                 2,509,722
  Production taxes                       326,290                    326,290                   326,290
  General and administrative:
    Allocated from general partner     1,230,501    (363,140)(4)    867,362                   867,361
    Direct expense                       305,036     (24,460)(4)    280,576                   280,576
    Consolidation expense                      -                          -       400,000(2)   400,000
                                    ------------- -----------  -------------  ----------- ------------

Total expenses                         6,534,650    (387,600)     6,147,050      400,000    6,547,050
                                    ------------- -----------  -------------  ----------- ------------

LOSS FROM OPERATIONS                    (721,299)    387,600       (333,699)    (400,000)    (733,699)
                                    ------------- -----------  -------------  ----------- ------------

OTHER INCOME (EXPENSE):
  Interest income                         41,292                     41,292                    41,292
  Interest expense                        (1,912)      1,912 (3)          0                         0
  Gain on sale of property               659,326                    659,326                   659,326
                                    ------------- -----------  -------------  ----------- ------------

Other income (expense), net              698,706       1,912        700,618                   700,618
                                    ------------- -----------  -------------  ----------- ------------

NET LOSS                            $    (22,593) $  389,512   $    366,919   $ (400,000) $   (33,081)
                                    ============= ===========  =============  =========== ============


See notes to proforma financial statements

ENEX CONSOLIDATED PARTNERS, L.P.

UNAUDITED PRO FORMA  COMBINED  STATEMENTS OF CASH FLOWS
For the six months ended June 30, 1996

                                                                                    Pro forma
                                                                                     (Assumed
CASH FLOWS FROM                                                        Pro forma      Maximum
 OPERATING ACTIVITIES:                               Historical       Adjustments   Acceptance)
                                                    ------------     ------------   ------------
Net income (loss)                                   $(1,221,892)     $  413,932    $  (807,960)
                                                    ------------     -----------   ------------
Adjustments to  reconcile  net income  (loss) to net cash  provided by operating activities:
  Depreciation, depletion and amortization            3,703,531                      3,703,531
  Gain on sale of property                             (137,710)                      (137,710)
(Increase) in:
  Accounts receivable - oil & gas sales                (288,875)                      (288,875)
  Other current assets                                  (93,514)                       (93,514)
Increase (decrease) in:
   Accounts payable                                    (184,407)                      (184,408)
   Payable to general partner                          (670,480)        670,480 (3)          0
                                                    ------------     -----------   ------------

Total adjustments                                     2,328,545         670,480      2,999,025
                                                    ------------     -----------   ------------

Net cash provided by operating activities             1,106,653       1,084,412      2,191,065
                                                    ------------     -----------   ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property                      282,316                        282,316
    Property additions - development costs             (491,638)                      (491,638)
                                                    ------------     -----------   ------------

Net cash (used) by investing activities                (209,322)              0       (209,322)
                                                    ------------     -----------   ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of note payable to general partner         (19,664)         19,658 (3)          0
   Cash distributions                                (1,023,799)                    (1,023,793)
                                                    ------------     -----------   ------------

Net cash provided (used) by financing activities     (1,043,451)         19,658     (1,023,793)
                                                    ------------     -----------   ------------

NET INCREASE (DECREASE) IN CASH                        (146,120)      1,104,070        957,950

CASH AT BEGINNING OF YEAR                               706,922                        706,922
                                                    ------------     -----------   ------------

CASH AT END OF PERIOD                               $   560,802      $1,104,070    $ 1,664,872
                                                    ============     ===========   ============

Cash paid during the period for interest            $     1,932      $     (338)   $         -
                                                    ============     ===========   ============




See notes to pro forma financial statements

ENEX CONSOLIDATED PARTNERS, L.P.

PROFORMA  COMBINED  STATEMENTS  OF CASH FLOWS
For the six months ended June 30, 1996
(Assumed Minimum Acceptance)


CASH FLOWS FROM                                                      Pro forma
 OPERATING ACTIVITIES:                               Historical     Adjustments      Pro forma
                                                  -------------   ------------   -------------

Net income (loss)                                 $ (1,032,742)   $   193,800    $   (838,942)
                                                  -------------   ------------   -------------
Adjustments to  reconcile  net income  (loss) to net cash  provided by operating activities:
  Depreciation, depletion and amortization           2,336,526                      2,336,526
  Gain on sale of property                            (135,708)                      (135,708)
(Increase) in:
  Accounts receivable - oil & gas sales               (206,507)                      (206,507)
  Other current assets                                (107,202)                      (107,202)
Increase (decrease) in:
   Accounts payable                                   (156,017)                      (156,017)
   Payable to general partner                         (430,029)       430,029 (3)           0
                                                  -------------   ------------   -------------

Total adjustments                                    1,301,063        430,029       1,731,092
                                                  -------------   ------------   -------------

Net cash provided by operating activities              268,321        623,829         892,150
                                                  -------------   ------------   -------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property                     280,314                        280,314
    Property additions - development costs            (340,883)                      (340,883)
                                                  -------------   ------------   -------------

Net cash used by investing activities                  (60,569)             0         (60,569)
                                                  -------------   ------------   -------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Cash distributions                                 (491,136)                      (491,136)
                                                  -------------   ------------   -------------

NET INCREASE (DECREASE) IN CASH                       (283,384)       623,829         340,445

CASH AT BEGINNING OF YEAR                              455,782                        455,782
                                                  -------------   ------------   -------------

CASH AT END OF PERIOD                             $    172,398    $   623,829    $    796,227
                                                  =============   ============   =============

Cash paid during the period for interest          $        338    $      (338)   $          -
                                                  =============   ============   =============




See notes to proforma financial statements

ENEX CONSOLIDATED PARTNERS, L.P.


UNAUDITED PRO FORMA COMBINED STATEMENTS OF CASH FLOWS
For the year ended December 31, 1995
(Assumed Maximum Acceptance)

                                                                                Pro forma
                                                                                   before
CASH FLOWS FROM                                                   Pro forma     Consolidation   Consolidation
 OPERATING ACTIVITIES:                             Historical    Adjustments      Expenses        Expenses        Pro forma
                                                 -------------   -----------    ------------    ------------    ------------

Net income (loss)                                $    113,227    $  832,141      $  945,368     $  (400,000)    $   545,368
                                                 -------------   -----------    ------------    ------------    ------------
Adjustments to reconcile net income (loss)
 to net cash provided (used) by operating
  activities:
  Depreciation, depletion and amortization          3,748,723                     3,748,723                       3,748,723
  Gain on sale of property                           (659,326)                     (659,326)                       (659,326)
(Increase) decrease in:
  Accounts receivable - oil & gas sales                34,612                        34,612                          34,612
  Other current assets                                (46,289)                      (46,289)                        (46,289)
Increase (decrease) in:
   Accounts payable                                    74,268                        74,268         200,000  (2)    274,268
   Payable to general partner                      (1,237,015)    1,237,015(3)            0                               0
                                                 -------------   -----------    ------------    ------------    ------------

Total adjustments                                   1,914,973     1,237,015       3,151,988         200,000       3,351,988
                                                 -------------   -----------    ------------    ------------    ------------

Net cash provided (used) by operating activities    2,028,200     2,069,156       4,097,356        (200,000)      3,897,356
                                                 -------------   -----------    ------------    ------------    ------------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property                  1,011,465                     1,011,465                       1,011,465
    Property additions - development costs           (577,125)                     (577,125)                       (577,125)
    Acquisition of proved oil & gas properties        (79,506)                      (79,506)                        (79,506)
                                                 -------------   -----------    ------------    ------------    ------------

Net cash provided by investing activities             354,834             0         354,834               0         354,834
                                                 -------------   -----------    ------------    ------------    ------------

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of note payable to general partner      (101,965)      101,965(3)            0                               0
   Cash distributions                              (2,011,365)                   (2,011,365)                     (2,011,365)
                                                 -------------   -----------    ------------    ------------    ------------

Net cash provided (used) by financing activities   (2,113,330)      101,965      (2,011,365)              0      (2,011,365)
                                                 -------------   -----------    ------------    ------------    ------------

NET INCREASE (DECREASE)IN CASH                        269,704     2,167,352       2,440,825        (200,000)      2,240,825

CASH AT BEGINNING OF YEAR                             437,218                       437,218                         437,218
                                                 -------------   -----------    ------------    ------------    ------------

CASH AT END OF PERIOD                            $    706,922    $2,167,352     $ 2,878,043     $  (200,000)    $ 2,674,274
                                                 =============   ===========    ============    ============    ============

Cash paid during the period for interest         $     17,328    $  (17,328)    $         0      $        0     $         0
                                                 =============   ===========    ============    ============    ============




See notes to pro forma financial statements.

ENEX CONSOLIDATED PARTNERS, L.P.


PRO FORMA COMBINED STATEMENTS OF CASH FLOWS
For the year ended December 31, 1995
(Assumed Minimum Acceptance)

                                                                           Pro forma
                                                                             before
CASH FLOWS FROM                                              Pro forma   Consolidation  Consolidation
 OPERATING ACTIVITIES:                       Historical     Adjustments     Expenses       Expenses       Pro forma

Net (loss)                                    $(22,593)     $ 389,512    $  366,919     $  (400,000)     $  (33,081)
Adjustments to reconcile net(loss) to net
  cash provided (used)by operating activities:
  Depreciation, depletion and amortization   2,163,101                    2,163,101                       2,163,101
  Gain on sale of property                    (659,326)                    (659,326)                      (659,326)
(Increase) decrease in:
  Accounts receivable - oil & gas sales         44,888                       44,888                         44,888
  Other current assets                         (64,088)                     (64,088)                       (64,088)
Increase (decrease) in:
   Accounts payable                             54,225                       54,225         250,000(2)     304,225
   Payable to general partner                 (774,046)       774,046 (3)         0                              0

Total adjustments                              764,754        774,046     1,538,800         250,000      1,788,800

Net cash provided (used) by operating
 activities                                     742,161      1,163,558     1,905,719        (150,000)     1,755,719

CASH FLOWS FROM INVESTING ACTIVITIES:
    Proceeds from sale of property           1,011,465                    1,011,465                      1,011,465
    Property additions - development costs    (312,854)                    (312,854)                      (312,854)

Net cash provided by investing activities      698,611              0       698,611               0        698,611

CASH FLOWS FROM FINANCING ACTIVITIES:
   Repayment of note payable to general partner(21,694)        21,694(3)          0                              0
   Cash distributions                       (1,086,768)        21,694    (1,086,768)                    (1,086,768)

Net cash provided (used) by financing
 activities                                 (1,108,462)        21,694    (1,086,768)              0     (1,086,768)

NET INCREASE (DECREASE) IN CASH                332,310      1,185,252     1,517,562        (150,000)     1,367,562

CASH AT BEGINNING OF YEAR                      123,472                      123,472                        123,472

CASH AT END OF PERIOD                       $  455,782    $ 1,185,252   $ 1,641,034     $  (150,000)   $ 1,491,034

Cash paid during the period for interest    $   17,328    $   (17,328)  $         0     $         0    $         0



See notes to proforma financial statements

ENEX CONSOLIDATED PARTNERS, L.P.

          NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

(1)  Basis of Presentation


     Due to the affiliation of the Consolidating Partnerships, the pro forma information of Enex Consolidated Partners, L.P. has been presented as a reorganization of affiliated entities similar to the pooling of interests method of accounting; therefore, the combined financial statements have been reported based on the predecessor Partnerships' historical costs. Such costs do not represent exchange values. The pro forma financial statements were prepared assuming that the proposed consolidation was consummated at June 30, 1996 for purposes of the pro forma balance sheets and at January 1, 1995 for purposes of the pro forma statements of operations.

      The pro forma balance sheets have been presented on the basis of an assumed maximum level of acceptance by all Consolidating Partnerships and an assumed minimum acceptance level including only those partnerships that have the lowest cash flow from operating activities for the fiscal year ended December 31, 1995, which in the aggregate have an exchange value greater than $10,000,000. The partnerships included in the assumed minimum acceptance presentation were Enex Program I Partners, L.P.; Enex Oil and Gas Income Program II - Series 8 and 9 L.P.s; Enex Oil and Gas Income Program III Series 1,2,4,5,6,7 and 8, L.P.s; Enex Oil and Gas Income Program IV - Series 1 and 2, L.P.s; Enex Oil and Gas Income Program V - Series 2 and 3, L.P.s; Enex Income and Retirement Fund - Series 1 and 2, L.P.s and Enex 88-89 Income and Retirement Fund - Series 5,6 and 7, L.P.s.

      Net income allocated to limited partner interests was computed in accordance with the Articles of Limited Partnership. The net income per $500 Limited Partner unit outstanding was computed for each period based on weighted average units outstanding since inception of each partnership.

(2)  Costs of Consolidation

      This pro forma adjustment represents an estimate of the costs of the consolidation of approximately $400,000. These costs are allocated to the General Partner and Limited Partners in accordance with the consolidated expense sharing ratio (as computed using the weighted average of the expense allocation percentage allocated to the General Partner in the participating partnerships). Amounts not paid in cash will be financed by short-term payables to vendors.

(3) Conversion of Debt Payable to General Partner and General Partner Capital Balance to Limited Partner Units.

      The General Partner will convey the amounts owed to it by the Partnerships that approve the consolidation and the corresponding General Partner's capital balances in exchange for additional units of limited partnership interest. See "the Proposed Consolidation - Terms of the Consolidation".

(4)  Overhead and Operating Cost Savings.

      The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administative and Operating Costs of $824,000 per year assuming maximum acceptance and $387,599 per year assuming minimum acceptance. See "Summary - Objectives of the Consolidation".

(5)  Book Value per $500 Limited Partner Unit.

      The book value per $500 limited  partner unit may not be  meaningful to an
individual   partner  since  their  relative  exchange  value  assigned  in  the consolidation will not coincide with their capital accounts.

ENEX CONSOLIDATED PARTNERS, L.P.

SUPPLEMENTARY OIL AND GAS INFORMATION

Proved Oil and Gas Reserve Quantities (Unaudited)

The following tables present an estimate of the Partnerships' proved oil and gas reserve quantities and changes therein for the two years ended December 31, 1995 for the combined Enex Oil & Gas Income Programs and Enex Income and Retirement Fund Limited Partnerships. The proforma supplementary oil and gas information is based upon maximum acceptance and an assumed minimum acceptance. Oil reserves are stated in barrels (Bbls) and natural gas in thousand cubic feet (MCF). Proved reserves are defined as estimated quantities, which based upon geological and engineering data, appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. All of the Partnerships' reserves are located in the United States.

ASSUMED MAXIMUM ACCEPTANCE

PROVED DEVELOPED AND
    UNDEVELOPED RESERVES:                   Oil (Bbls)        Gas (Mcfs)

Balance at January 1, 1994                  2,482,171        15,588,276

    Revisions of previous estimates           382,450            78,721
    Purchases of minerals in place            177,552            77,504
    Sales of minerals in place                   (170)          (38,587)
    Production                               (488,051)       (2,075,393)
                                        --------------     -------------

Balance at December 31, 1994                2,553,952        13,630,521

    Revisions of previous estimates           147,782         1,014,654
    Sales of minerals in place                (12,263)         (582,769)
    Production                               (445,899)       (1,864,876)
                                        --------------     -------------

Balance at December 31, 1995                2,243,572        12,197,530
                                        ==============     =============



PROVED DEVELOPED RESERVES:

Balance at December 31, 1994                2,530,792        13,525,495

Balance at December 31, 1995                1,910,407        12,153,701


See accompanying notes to Combined Financial Statements.
---------------------------------------------------------------------
                                      F-14

ENEX CONSOLIDATED PARTNERS, L.P.

SUPPLEMENTARY OIL AND GAS INFORMATION

Proved Oil and Gas Reserve Quantities (Unaudited)

ASSUMED MINIMUM ACCEPTANCE


PROVED DEVELOPED AND
    UNDEVELOPED RESERVES:                  Oil (Bbls)           Gas (Mcfs)

Balance at January 1, 1994                  1,471,309           11,962,492

    Revisions of previous estimates           218,120             (188,337)
    Purchases of minerals in place              4,000                5,379
    Sales of minerals in place                   (170)             (38,587)
    Production                               (276,200)          (1,450,451)
                                        --------------     ----------------

Balance at December 31, 1994                1,417,059           10,290,496

    Revisions of previous estimates           (33,363)             381,910
    Sales of minerals in place                (12,263)            (582,769)
    Production                               (237,842)          (1,276,901)
                                        --------------     ----------------

Balance at December 31, 1995                1,133,591            8,812,736
                                        ==============     ================



PROVED DEVELOPED RESERVES:

Balance at December 31, 1994                1,473,688           10,338,256

Balance at December 31, 1995                  907,597            8,754,261


ENEX CONSOLIDATED PARTNERS, L.P.

SUPPLEMENTARY OIL AND GAS INFORMATION

Proved Oil and Gas Reserve Quantities (Unaudited)

ASSUMED MINIMUM ACCEPTANCE


PROVED DEVELOPED AND
    UNDEVELOPED RESERVES:                 Oil (Bbls)           Gas (Mcfs)

Balance at January 1, 1994                    1,471,309           11,962,492

    Revisions of previous estimates             218,120             (188,337)
    Purchases of minerals in place                4,000                5,379
    Sales of minerals in place                     (170)             (38,587)
    Production                                 (276,200)          (1,450,451)
                                          --------------     ----------------

Balance at December 31, 1994                  1,417,059           10,290,496

    Revisions of previous estimates             (33,363)             381,910
    Sales of minerals in place                  (12,263)            (582,769)
    Production                                 (237,842)          (1,276,901)
                                          --------------     ----------------

Balance at December 31, 1995                  1,133,591            8,812,736
                                          ==============     ================




PROVED DEVELOPED RESERVES:

Balance at December 31, 1994                  1,416,450           10,261,089

Balance at December 31, 1995                    907,597            8,754,261


--------------------------------------------------------------------------

ENEX CONSOLIDATED PARTNERS, L.P.
SUPPLEMENTARY OIL AND GAS INFORMATION
(UNAUDITED)


Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves at December 31, 1995 and 1994.

                                 ASSUMED MAXIMUM ACCEPTANCE

     The following presents the Partnerships' standardized measure of discounted future net cash flows as of December 31, 1995 and 1994.

                                                   1995              1994
                                               -------------     -------------
Future cash inflows                             $59,992,591       $61,619,198
Future production and development costs         (22,641,697)      (24,525,246)
                                               -------------     -------------
Future net cash flows                            37,350,894        37,093,952

10% annual discount                             (14,409,289)      (14,335,540)
                                               -------------     -------------
Standardized measure of future discounted
net cash flows of proved oil and gas reserves   $22,941,605       $22,758,412
                                               =============     =============

     The following presents the principal sources of changes in the standardized measure of discounted future net cash flows during 1995 and 1994.

                                                    1995             1994
                                                 ------------    -------------
Sales and transfers of oil and gas produced,
   net of production costs                       ($5,235,349)     ($6,075,195)

Net changes in prices and production costs         2,372,636       (2,510,659)

Purchases of minerals in place                             -        1,054,628

Sales of minerals in place                          (562,656)         (44,391)

Revisions of previous quantity estimates           1,644,725        1,797,088

Accretion of discount                              2,275,841        2,559,819

Changes in production rates (timing) and other      (312,004)         378,935
                                                 ------------    -------------
Changes in standardized measure of
   discounted future net cash flows                 $183,193      ($2,839,775)
                                                 ============    =============

ENEX CONSOLIDATED PARTNERS, L.P.
SUPPLEMENTARY OIL AND GAS INFORMATION
(UNAUDITED)

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves at December 31, 1995 and 1994.

                           ASSUMED MINIMUM ACCEPTANCE

     The following presents the Partnerships' standardized measure of discounted future net cash flows as of December 31, 1995 and 1994 assuming 50% of the partnerships participate in the consolidation.


                                               1995                    1994

Future cash inflows                          $31,959,244           $36,693,076
Future production and development costs       (9,700,743)          (12,648,456)

Future net cash flows                          22,258,501           24,044,620

10% annual discount                            (9,032,329)          (9,730,502)

Standardized measure of future discounted
net cash flows of proved oil and gas reserves $13,226,172           $14,314,118


     The following presents the principal sources of changes in the standardized measure of discounted future net cash flows during 1995 and 1994.



                                                 1995                 1994
Sales and transfers of oil and gas produced,
   net of production costs                    ($2,977,339)         ($3,880,596)

Net changes in prices and production costs      1,205,627           (2,580,250)

Purchases of minerals in place                          -               34,021

Sales of minerals in place                       (562,656)             (44,391)

Revisions of previous quantity estimates          149,112              819,803

Accretion of discount                           1,431,412            1,779,286

Changes in production rates (timing) and other   (334,102)             393,387

Changes in standardized measure of
   discounted future net cash flows           ($1,087,946)         ($3,478,740)


                         INDEPENDENT AUDITOR'S REPORT



To the Partners
Enex Consolidated Partners, L.P.


We have audited the accompanying balance sheet of Enex Consolidated Partners, L.P. (a New Jersey limited partnership) as of July 31, 1996. This financial statement is the responsibility of the general partner of Enex Consolidated Partners, L.P. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provides a reasonable basis for our opinion.

In our opinion, such balance sheet presents fairly, in all material repects, the financial position of Enex Consolidated Partners, L.P. at of July 31, 1996 in accordance with generally accepted accounting principles.





DELOITTE & TOUCHE, LLP



Houston, Texas
July 31, 1996

                       ENEX CONSOLIDATED PARTNERS, L.P.
                                BALANCE SHEET
                                July 31, 1996



ASSETS - Cash . . . . . . . . . . . . . .$     1,000
                                        ===============

PARTNERS' CAPITAL:

General partner . . . . . . . . . . . . .$       900

Limited partner . . . . . . . . . . . . .        100
                                        ---------------

TOTAL . . . . . . . . . . . . . . . . . .$     1,000
                                        ===============


1.  Organization


      Enex Consolidated Partners, L.P. (the "Consolidating Partnership") is a New Jersey limited partnership which was formed on July 31, 1996 for the purpose of combining with the Enex Oil and Gas Income Program and Enex Income and Retirement Fund Limited Partnerships (the "Partnerships"). Enex Resources Corporation ("Enex") is the General Partner and will also own limited partner interests. The Consolidating Partnership will have a fiscal year end date of December 31. See the Unaudited Pro Forma Enex Consolidated Partners, L.P. financial statements and the Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships combined financial statements included elsewhere in the Prospectus/Proxy Statement for information regarding the proposed consolidation.


2.  Right of Presentment

     Limited partners of the Consolidated Partnership will have the right to present their Units to the Consolidated Partnership for purchase on an annual basis beginning in 1997. The purchase price will be based upon the limited partners' indirect interest in a share of the net assets and liabilities of the Consolidated Partnership calculated as of the preceding December 31st. The Consolidated Partnership's obligation to purchase presented Units shall be limited to 15% of the aggregate purchase price of the Units, per year.

3.  Terms of the Partnership Agreement

     See   "Summary   of  the   Articles   of   Limited   Partnership"   in  the
Proxy/Prospectus for a summary of the terms of the Partnership Agreement..

                          INDEPENDENT AUDITORS' REPORT



To the Partners of Enex Oil & Gas
  Income Program and Enex Income
  and Retirement Fund Limited Partnerships:


         We have audited the combined balance sheets of Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships (as identified in Note 1 to the combined financial statements) as of December 31, 1995 and 1994, and the related combined statements of operations, changes in partners' capital and cash flows for each of the two years in the period ended December 31, 1995. These financial statements are the responsibility of the general partner of Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships. Our responsibility is to express an opinion on the financial statements based on our audits.

         We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting priniciples used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

         In our opinion, the combined financial statements referred to above present fairly the combined financial position of the Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships as of December 31, 1995 and 1994, and the combined results of their operations and the changes in cash flows for each of the two years in the period ended December 31, 1995 in conformity with generally accepted accounting principles applied on a consistent basis.



DELOITTE & TOUCHE, LLP



Houston, Texas
July 31,  1996

ENEX OIL & GAS INCOME PROGRAMS AND INCOME AND RETIREMENT FUNDS

COMBINED BALANCE SHEETS


                                                                June 30,               December 31,
                                                                               ------------------------
ASSETS                                                            1996             1995          1994
                                                           ------------------  -----------   -----------
                                                               (Unaudited)
CURRENT ASSETS:
  Cash                                                     $    560,802      $     706,922    $  437,218
  Accounts receivable - oil & gas sales                       1,467,112          1,181,049     1,215,661
  Receivable from litigation settlement                         280,050            280,050       254,589
  Other current assets                                          311,447            215,121       168,832
                                                           -------------     -------------  -------------

Total current assets                                          2,619,411          2,383,142     2,076,300
                                                           -------------     -------------  -------------

OIL & GAS PROPERTIES
  (Successful efforts accounting method) - Proved
   mineral interests and related equipment & facilities     137,405,627        146,079,503   152,025,931
  Less  accumulated depreciation and depletion              123,171,901        128,511,790   131,082,972
                                                           -------------     -------------  -------------

Property, net                                                14,233,726         17,567,713    20,942,959
                                                           -------------     -------------  -------------

ORGANIZATION COSTS, NET                                          35,253             57,763       149,198
                                                           -------------     -------------  -------------

TOTAL                                                      $ 16,888,390      $  20,008,618  $ 23,168,457
                                                           =============     =============  =============

LIABILITIES AND PARTNERS' CAPITAL

CURRENT LIABILITIES:
   Accounts payable                                        $    678,462      $     863,620   $   789,352
   Current portion of notes payable to general partner           22,602             42,260       144,214
   Payable to general partner                                   650,303            827,246     1,494,359
                                                           -------------     -------------  -------------

Total current liabilities                                     1,351,367          1,733,126     2,427,925
                                                           -------------     -------------  -------------

NONCURRENT PAYABLE TO GENERAL PARTNER                         1,798,016          2,290,794     2,857,696
                                                           -------------     -------------  -------------

PARTNERS' CAPITAL:
   Limited partners                                          11,982,620         14,319,792    16,339,605
   General partner                                            1,756,387          1,664,906     1,543,231
                                                           -------------     -------------  -------------

Total partners' capital                                      13,739,007         15,984,698    17,882,836
                                                           -------------     -------------  -------------

TOTAL                                                      $ 16,888,390      $  20,008,618  $ 23,168,457
                                                           =============     =============  =============



See accompanying notes to Combined Financial Statements.
-------------------------------------------------------------------------------

ENEX OIL & GAS INCOME PROGRAMS AND INCOME AND RETIREMENT FUNDS

COMBINED STATEMENTS OF OPERATIONS


                                        Six Months Ended June 30,     Year Ended December 31,
                                       ---------------------------  ---------------------------
                                          1996            1995         1995           1994
                                       ------------   ------------  ------------   ------------
                                      (UNAUDITED)
REVENUES:
  Oil and gas sales                    $ 5,765,081    $ 5,307,528   $10,117,119    $11,315,601
                                       ------------   ------------  ------------   ------------

EXPENSES:
  Depreciation, depletion
    and amortization                     1,388,450      2,024,137     3,748,723      4,955,008
  Impairment of property                 2,315,081              -             -        971,936
  Lease operating expenses               2,154,194      2,227,571     4,312,449      4,613,177
  Production taxes                         297,163        289,412       569,321        627,229
  General and administrative:
    Allocated from general partner         892,061        943,945     1,695,475      1,959,667
    Direct expense                          83,347         72,341       370,904        389,859
    Litigation contingency                       -              -             -       (667,369)
                                       ------------   ------------  ------------   ------------

Total expenses                           7,130,296      5,557,406    10,696,872     12,849,507
                                       ------------   ------------  ------------   ------------


(LOSS) FROM OPERATIONS                  (1,365,215)      (249,878)     (579,753)    (1,533,906)
                                       ------------   ------------  ------------   ------------

OTHER INCOME (EXPENSE):
  Interest income                            7,545         13,059        41,795        120,375
  Interest expense to a bank                     -              -             -        (17,727)
  Interest expense to general partner       (1,932)        (5,998)       (8,141)       (19,505)
  Gain on sale of property                 137,710              -       659,326          6,937
                                       ------------   ------------  ------------   ------------

Other income (expense), net                143,323          7,061       692,980         90,080
                                       ------------   ------------  ------------   ------------

NET INCOME (LOSS)                      $(1,221,892)   $  (242,817)  $   113,227    $(1,443,826)
                                       ============   ============  ============   ============






See accompanying notes to Combined Financial Statements.
------------------------------------------------------------------------------

ENEX OIL & GAS INCOME PROGRAMS AND INCOME AND RETIREMENT FUNDS


COMBINED STATEMENTS OF CHANGES IN PARTNERS' CAPITAL
FOR THE TWO YEARS ENDED DECEMBER 31, 1995 AND
FOR THE SIX MONTHS ENDED JUNE 30, 1996
--------------------------------------------------------------------------





                                                        GENERAL         LIMITED
                                       TOTAL            PARTNER         PARTNERS
                                     -------------    ------------    ------------

Balance, January 1, 1994              $20,920,051     $ 1,471,330     $19,448,721

Contributions                           1,010,380               -       1,010,380
Cash Distributions                     (2,556,166)       (222,686)     (2,333,480)
Commissions and Syndication Fees          (47,603)              -         (47,603)
Net Income (Loss)                      (1,443,826)        294,587      (1,738,413)
                                     -------------    ------------    ------------

Balance, December 31, 1994             17,882,836       1,543,231      16,339,605

Cash Distributions                     (2,011,365)       (109,362)     (1,902,003)
Net Income (Loss)                         113,227         231,037        (117,810)
                                     -------------    ------------    ------------

Balance, December 31, 1995             15,984,698       1,664,906      14,319,792

Cash Distributions  (unaudited)        (1,023,799)        (73,952)       (949,847)
Net Income (Loss)  (unaudited)         (1,221,892)        165,411      (1,387,303)
                                     -------------    ------------    ------------

Balance, June 30, 1996  (unaudited)    13,739,007     $ 1,756,387     $11,982,620(1)
                                     =============    ============    ============


(1) Includes 124,118 units purchased by the general partner as a limited partner.



See accompanying notes to Combined Financial Statements.
------------------------------------------------------------------------------

ENEX OIL & GAS INCOME PROGRAMS AND INCOME AND RETIREMENT FUNDS

COMBINED STATEMENTS OF CASH FLOWS

CASH FLOWS FROM                                Six Months Ended June 30,     Year Ended December 31,
                                              ---------------------------   ---------------------------
 OPERATING ACTIVITIES:                            1996          1995           1995            1994
                                              -------------   -----------   -----------    ------------
                                               (Unaudited)

Net income (loss)                             $ (1,221,892)   $ (242,817)   $  113,227     $(1,443,826)
                                              -------------   -----------   -----------    ------------
Adjustments  to  reconcile   net  (loss)  to  net  cash  provided  by  operating
  activities:
  Depreciation, depletion and amortization       3,703,531     2,024,137     3,748,723       5,926,944
  Litigation contingency accrual                         -       (12,731)            -        (758,938)
  Gain on sale of property                        (137,710)            -      (659,326)         (6,937)
(Increase) decrease in:
  Accounts receivable - oil & gas sales           (288,875)      (54,775)       34,612         112,559
  Other current assets                             (93,514)      (27,844)      (46,289)         45,256
Increase (decrease) in:
   Accounts payable                               (184,407)       11,030        74,268        (198,393)
   Payable to general partner                     (670,480)     (544,640)   (1,237,015)        156,309
                                              -------------   -----------   -----------    ------------

Total adjustments                                2,328,545     1,395,177     1,914,973       5,276,800
                                              -------------   -----------   -----------    ------------

Net cash provided by
  operating activities                           1,106,653     1,152,360     2,028,200       3,832,974
                                              -------------   -----------   -----------    ------------

CASH FLOWS FROM
  INVESTING ACTIVITIES:
    Proceeds from sale of property                 282,316             -     1,011,465         139,043
    Property additions - development costs        (491,638)     (280,056)     (577,125)       (610,749)
    Acquisition of proved oil & gas properties           -             -       (79,506)     (1,064,213)
                                              -------------   -----------   -----------    ------------

Net cash provided (used)
  by investing activities                         (209,322)     (280,056)      354,834      (1,535,919)
                                              -------------   -----------   -----------    ------------

CASH FLOWS FROM
  FINANCING ACTIVITIES:
   Repayment of note payable to bank                     -             -             -        (410,000)
   Repayment of note payable
     to general partner                            (19,652)      (32,792)     (101,965)       (226,708)
   Proceed's from partners' contributions                -             -             -       1,010,380
   Commissions and syndication fees                      -             -             -         (47,603)
   Organization costs                                    -             -             -         (40,415)
   Cash distributions                           (1,023,799)     (738,218)   (2,011,365)     (2,556,166)
                                              -------------   -----------   -----------    ------------

Net cash (used) by financing activities         (1,043,451)     (771,010)   (2,113,330)     (2,270,512)
                                              -------------   -----------   -----------    ------------

NET INCREASE
  (DECREASE) IN CASH                              (146,120)      101,294       269,704          26,543

CASH AT BEGINNING OF YEAR                          706,922       437,218       437,218         410,675
                                              -------------   -----------   -----------    ------------

CASH AT END OF PERIOD                         $    560,802    $  538,512     $ 706,922     $   437,218
                                              =============   ===========   ===========    ============

Cash paid during the period for interest      $      1,932    $    1,750     $  17,328     $    21,985
                                              =============   ===========   ===========    ============



See accompanying notes to Combined Financial Statements.
------------------------------------------------------------------------------

                        ENEX OIL & GAS INCOME PROGRAM AND
              ENEX INCOME AND RETIREMENT FUND LIMITED PARTNERSHIPS

                     NOTES TO COMBINED FINANCIAL STATEMENTS

              (Data subsequent to December 31, 1995, is unaudited)


1.  Partnership Organization

         Enex Oil and Gas Income Program I Partners, L.P., Enex Oil & Gas Income Programs II, III, IV, V, VI, Enex Income and Retirement Fund, Enex 88-89 Income and Retirement Fund, and Enex 90-91 Income and Retirement Fund (collectively, the "Partnerships") are limited partnerships which were organized for the purpose of acquiring proved oil and gas properties. Enex Resources Corporation ("ENEX") is the general partner for the Partnerships.

         The financial statements of the Partnerships have been presented as a single entity because of the proposed consolidation explained elsewhere in the Prospectus/Proxy Statement. No adjustments were made to the individual partnership financial statements in combination other than the elimination of interpartnership receivables and payables.

         These  statements  combine the  financial  statements  of the following
Partnerships:


                                                                Limited
                                                               Partners'         Number of
                                                Date of         Initial            $500
                                               Formation      Subscriptions      Interests
                                            -----------------  -----------       ----------

Enex  Program I Partners, L.P.               January 1, 1986   $ 96,814,500       193,629

Enex Oil & Gas Income Program II -

  Series 7, L.P.  . . . . . . . . . . . . .  July 16, 1985        4,434,757         8,869

  Series 8, L.P.  . . . . . . . . . . . . .  October 10, 1985     2,931,653         5,863

  Series 9, L.P.  . . . . . . . . . . . . .  January 9, 1986      1,554,262         3,108

  Series 10, L.P.  . . . . . . . . . . . . ..May 8, 1986          1,958,206         3,916

Enex Oil & Gas Income Program III -

  Series 1, L.P.  . . . . . . . . . . . . .  August 8, 1986       1,488,778         2,977

  Series 2, L.P.  . . . . . . . . . . . . .  November 20, 1986    2,135,224         4,270

  Series 3, L.P.  . . . . . . . . . . . . .  February 10, 1987    3,204,790         6,409

  Series 4, L.P.  . . . . . . . . . . . . .  May 1, 1987          2,704,880         5,409

  Series 5, L.P.  . . . . . . . . . . . . .  August 11, 1987      5,398,602        10,797

  Series 6, L.P.  . . . . . . . . . . . . .  November 12, 1987    3,170,003         6,340

  Series 7, L.P.  . . . . . . . . . . . . .  February 11, 1988    2,263,383         4,526

  Series 8, L.P.  . . . . . . . . . . . . .  May 11, 1988         3,598,188         7,196

Enex Oil & Gas Income Program IV -

  Series 1, L.P.  . . . . . . . . . . . . .  September 8, 1988    3,236,182         6,472

  Series 2, L.P.  . . . . . . . . . . . . .  December 28, 1988    2,468,972         4,937

  Series 4, L.P.  . . . . . . . . . . . . .  August 15, 1989      1,260,210         2,920

  Series 5, L.P.  . . . . . . . . . . . . .  November 9, 1989     2,280,449         4,560

  Series 6, L.P.  . . . . . . . . . . . . .  February 13, 1990    2,162,887         4,325

  Series 7, L.P.  . . . . . . . . . . . . .  May 16, 1990         2,510,445         5,020


Enex Oil & Gas Income Program V -
  Series 1, L.P.  . . . . . . . . . . . . .  September 11, 1990   2,264,552         4,529

  Series 2, L.P.  . . . . . . . . . . . . .  November 27, 1990    1,486,190         2,972

  Series 3, L.P.  . . . . . . . . . . . . .  April 25, 1991       1,010,101         2,020

  Series 4, L.P.  . . . . . . . . . . . . .  September 6, 1991    1,477,116         2,954

  Series 5, L.P.  . . . . . . . . . . . . .  April 30, 1992       1,231,732         2,463

Enex Income and Retirement Fund -

  Series 1, L.P.  . . . . . . . . . . . . .  June 17, 1987        1,367,780         2,735

  Series 2, L.P.  . . . . . . . . . . . . .  September 15, 1987   1,441,909         2,803

  Series 3, L.P.  . . . . . . . . . . . . .  December 30, 1987    1,493,792         2,987

Enex 88-89 Income and Retirement Fund -

  Series 5, L.P.  . . . . . . . . . . . . .  August 28, 1989      1,150,169         2,300

  Series 6, L.P.  . . . . . . . . . . . . .  November 9, 1989     1,033,402         2,066

  Series 7, L.P.  . . . . . . . . . . . . .  February 28, 1990    1,544,485         3,008

Enex 90-91 Income and Retirement Fund -

  Series 1, L.P.  . . . . . . . . . . . . .  September 11, 1990   1,487,600         2,975

  Series 2, L.P.  . . . . . . . . . . . . .  February 8, 1991     1,010,101         2,020

  Series 3, L.P.  . . . . . . . . . . . . .  October 4, 1991      1,087,546         2,175

Enex Oil & Gas Income  Program VI -

  Series 1, L.P.  . . . . . . . . . . . . .  April 29, 1994       1,010,380         2,020


         In connection with their formation the Partnerships paid commissions for solicited subscriptions to a subsidiary of ENEX, and reimbursed ENEX for organizational expenses as shown in the accompanying combined financial statements.

         Information relating to the allocation of costs and revenues between ENEX, as general partner, and the limited partners is as follows:


                                                                    LIMITED
                                                          ENEX      PARTNERS
                                                        --------  ------------

Commissions and selling expenses . . . . . . . . . . . .   --         100%

Partnership reimbursement of organization expenses . .     --         100%

General and administrative costs . . . . . . . . . . . .  10%          90%

Costs of drilling and completing exploratory and
 development wells . . . . . . . . . . . . . . . . . . .  10%          90%

Revenues from temporary investment of partnership
 capital . . . . . . . . . . . . . . . . . . . . . . . ..  --         100%

Property acquisitions . . . . . . . . . . . . . . . . .    --         100%

Revenues from producing properties . . . . . . . . . .    10%          90%

Operating costs (including general and administrative
 costs associated with operating producing properties).   10%          90%


         If, after certain time periods, the aggregate purchase price of the interests in certain programs plus cumulative distributions to the limited partners does not equal limited partner subscriptions (the "Deficiency"), the general partner will forego its 10% share of such Program's net revenues. The foregone net revenues will be allocated to the limited partners until such time as no Deficiency exists. During 1995, the general partner's 10% share of Program I and II net revenues, totaling $72,949, was allocated to the limited partners.

2.   Summary of Significant Accounting Policies

     Oil and Gas Properties

         The Partnerships use the successful efforts method of accounting for their oil and gas operations. Under this method, the costs of all development and successful exploratory wells are capitalized. The costs of unsuccessful exploratory wells are charged to earnings. Capitalized costs are amortized on the units-of-production method based on estimated total proved reserves.

         In accordance with the Financial Accounting Standards Board Statement of Financial Accounting Standard No. 121, "Accounting for the Impairment of Long-Lived Assets, and for Long-Lived Assets to be Disposed of" certain assets are reviewed for impairment whenever events or circumstances indicated the carrying amount may not be recoverable. See Note 8 for further discussion of the impairment provision.

     Organization Costs

         Organization costs are being amortized on a straight-line basis over a five-year period.

     Commissions and Syndications Fees

         Commissions and syndication fees paid to the general partner for solicited subscriptions are charged to partners' capital.

    Cash Flows

         The cash flows are presented using the indirect method with all highly liquid investments with an original maturity of three months or less considered to be cash equivalents.

    Uses of Estimates

         The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from these estimates.

3.    Federal Income Taxes

         The Partnerships are not taxable entities for federal income tax purposes. Such taxes are liabilities of the individual partners and the amounts thereof will vary depending on the individual situation of each partner.
Accordingly, there is no provision for income taxes in the accompanying financial statements.

4.    Payable to the General Partner

         The payable to the general partner primarily consists of general and administrative expenses allocated to the Partnerships by the General Partner.

5.    Repurchase of Limited Partner Interests

         In accordance with each partnership agreement, except for Enex Oil & Gas Income Programs I, V and VI, the general partner is required to purchase limited partner interests (at option of the limited partners) at annual intervals beginning after the second year following the formation of each partnership. The purchase price as specified in each agreement is based primarily on reserve reports prepared by independent petroleum engineers as reduced by a specified risk factor.

     Set forth below is a reconciliation of net income as reflected in the accompanying financial statements and net income (loss) for federal income tax purposes for the year ended December 31, 1995:




                                                                             Allocable to
                                                                        General          Limited
                                                        TOTAL           Partner          Partners
Net income as reflected in the
     accompanying financial statements            $     113,227      $  231,037      $   (117,810)
Reconciling items:
  Intangible drilling costs capitalized for financial
     reporting purposes which were charged-off
     for federal income tax purposes                    (363,214)       (20,031)         (343,183)
Difference in depreciation and depletion
     computed for federal income tax
     purposes and the amount computed
     for financial reporting purposes                   (3,139,124)           -         (3,139,124)
Difference in gain on property sales for
     federal income tax purposes and the amount
     computed for financial reporting purposes              16,762      (23,041)            39,803
  Litigation accrual reversal                              (25,462)           -            (25,462)

Net income (loss) for federal income tax purposes   $   (3,397,811)  $  187,965     $   (3,585,776)

     Net income (loss) for federal income tax purposes is a summation of ordinary income (loss), portfolio income (loss), cost depletion and intangible drilling costs as presented in the Partnerships' federal income tax return.

     Set forth below is a reconciliation between partners' capital as reflected in the accompanying financial statements and partners' capital for federal income tax purposes as of December 31, 1995:




                                                                                 Allocable to
                                                                        General        Limited
                                                         TOTAL         Partner         Partners
Partners' capital as reflected in the
     accompanying financial statements              $   15,984,698  $ 1,664,906   $  14,319,792
Reconciling items:
  Intangible drilling costs capitalized for
     financial reporting purposes which were
    charged-off for federal income tax purposes         (4,924,152)    (456,751)     (4,467,401)
  Difference in accumulated depreciation,
     depletion and amortization for financial
     reporting purposes and federal tax purposes         18,226,501           -       18,226,501
Difference in gain on property sales for
     federal income tax purposes and
     the amount computed for financial
     reporting purposes                                      14,402     (24,200)          38,602
  Commissions and syndication fees capitalized
     for federal income tax puposes                      15,889,041           -       15,889,041
  Costs of consolidation - 1985                             485,435      48,544          436,891
  Other timing differences                                 (547,396)    123,424         (670,820)

Partners' capital for federal
     income tax purposes                          $       45,128,529 $1,355,923   $    43,772,606

6.    Notes Payable

         In 1993, five managed limited partnerships borrowed a total of $438,168 from the General Partner to repay bank debt and finance workover costs. The General Partner received monthly principal payments from the partnerships on the resulting demand notes plus interest at the General Partner's borrowing rate of prime plus three-fourths of one percent on the unpaid principal. In 1994, an additional $39,281 was borrowed by two limited partnerships to finance workover costs. Principal payments of $322,345 were made during 1994. At December 31, 1994, the total outstanding principal balance of the notes was $28,694. The notes were completely repaid in the first half of 1995.


     On December 29, 1994, in order to partially finance the purchase of a property acquisition, Enex Oil & Gas Income Program VI, Series 1, L.P. borrowed a net $60,572 from the Gemeral Partner. The resulting note receivable bears interest at the General Partner's borrowing rate of prime plus three-fourths of one percent, or a weighted average of 9.76% during 1995 and 9.36% in the first half of 1996 (9.25% and 9.75% at December 31, 1995 and June 30, 1996,
respectively.). Principal payments of $16,854 and $31,049 were made on the note payable in the first half of 1996 and the year ended December 31, 1995, respectively.


7.    Litigation

         Enex Program I Partners, L.P. ("Program I") was named as a party to a suit filed by Texas Crude, Inc. ("Texas Crude"). In the suit, Texas Crude sought to recover legal and other fees totaling $600,000. In August 1993, a judgement was granted in favor of Texas Crude for $414,203 plus interest by the 101st Judicial District Court of Texas. During the third quarter of 1993 Program I accrued a liability for $504,350 related to this judgement.

         Program I appealed the verdict and filed a counterclaim for funds that were wrongfully withheld by Texas Crude. In December 1994, the Fifth District Court of Appeals reversed the judgement of the trial court and rendered judgement in favor of Program I. Program I will recover $163,019 from Texas Crude, plus interest. Accordingly, the contingent liability, initially recognized in 1993, was reversed in December 1994 and Program I established a receivable for $254,588.

         Both Program I and Texas Crude have filed Motions for Rehearing, which have been pending for more than a year. The accrued receivable balance at December 31, 1995 was $280,050, including $25,462 of additional interest earned during 1995.

8.    Impairment of Property

         Until 1996, ceiling tests were performed wherein total capitalized costs could not exceed future undiscounted net revenues on a partnership basis. In 1994, noncash write-downs totaling $971,936 were made. The Financial
Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires certain assets to be reviewed for impairment whenever circumstances indicate the carrying amount may not be recoverable on a property by property basis. This SFAS 121 was implemented in the first quarter of 1996 resulting in a total non-cash impairment of $2,315,081 for certain oil and gas properties due to market indications that the carrying amounts were not fully recoverable.


9.    Gain on sale of Property

         In 1995, the combined limited partnerships recognized a total gain on the sale of property of $659,326. The gain was primarily the result of Enex Program I Partners, L.P. and Enex Income and Retriement Fund - Series 1, L.P. which sold 85% of their future assignments from the HNG Drilling Program to American Exploration and Louis Dreyfus Natural Gas Corporation for $765,000. A gain of $450,302 was recognized on the sale.

9.    Unaudited Financial Information

     The financial information as of June 30, 1996 and for the six month periods ended June 30, 1996 and 1995 is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim period.

ENEX CONSOLIDATED PARTNERS, L.P.

SUPPLEMENTARY OIL AND GAS INFORMATION

Costs Incurred

     The following costs were incurred in connection with the Company's oil and gas activities for the years ended December 31:

                                          -------------      --------------
                                                1995               1994
                                          -------------      --------------
Acquisition of proved mineral interests    $    57,045        $  1,068,296
and related equipment and facilities

Development costs                          $   577,125        $    562,313


Capitalized Costs

     The following presents the Company's capitalized costs at December 31, relating to its oil and gas activities:

                                           -------------     ---------------
                                              1995                1994
                                           -------------     ---------------
Proved mineral interests and related
  equipment and facilities                  146,079,503         152,025,931

Accumulated depreciation, depletion,
  and amortization                          128,511,790         131,082,972

ENEX CONSOLIDATED PARTNERS, L.P.

SUPPLEMENTARY OIL AND GAS INFORMATION

Proved Oil and Gas Reserve Quantities (Unaudited)

     The following tables present an estimate of the Partnerships' proved oil and gas reserve quantities and changes therein for the two years ended December 31, 1995 for the combined Enex Oil & Gas Income Programs and Enex Income and Retirement Fund Limited Partnerships. Oil reserves are stated in barrels (Bbls) and natural gas in thousand cubic feet (MCF). Proved reserves are defined as estimated quantities, which based upon geological and engineering data, appear with reasonable certainty to be recoverable in future years from known reservoirs under existing economic and operating conditions. All of the Partnerships' reserves are located in the United States.


PROVED DEVELOPED AND
    UNDEVELOPED RESERVES:              Oil (Bbls)              Gas (Mcfs)

Balance at January 1, 1994                 2,482,171              15,588,276

    Revisions of previous estimates          382,450                  78,721
    Purchases of minerals in place           177,552                  77,504
    Sales of minerals in place                  (170)                (38,587)
    Production                              (488,051)             (2,075,393)
                                       --------------        ----------------

Balance at December 31, 1994               2,553,952              13,630,521

    Revisions of previous estimates          147,782               1,014,654
    Sales of minerals in place               (12,263)               (582,769)
    Production                              (445,899)             (1,864,876)
                                       --------------        ----------------

Balance at December 31, 1995               2,243,572              12,197,530
                                       ==============        ================

PROVED DEVELOPED RESERVES:

Balance at December 31, 1994               2,530,792              13,525,495

Balance at December 31, 1995               1,910,407              12,153,701



-----------------------------------------------------------------

ENEX CONSOLIDATED PARTNERS, L.P.
SUPPLEMENTARY OIL AND GAS INFORMATION
(UNAUDITED)

Standardized Measure of Discounted Future Net Cash Flows and Changes Therein Relating to Proved Oil and Gas Reserves at December 31, 1995 and 1994.



     The following presents the Partnerships' standardized measure of discounted future net cash flows as of December 31, 1995 and1994.


                                               1995                    1994

Future cash inflows                          $59,992,591            $61,619,198
Future production and development costs      (22,641,697)           (24,525,246)

Future net cash flows                         37,350,894             37,093,952

10% annual discount                          (14,409,289)           (14,335,540)

Standardized measure of future discounted
net cash flows of proved oil and gas reserves $22,941,605            $22,758,412


     The following presents the principal sources of changes in the standardized measure of discounted future net cash flows during 1995 and 1994.



                                                 1995                   1994
Sales and transfers of oil and gas produced,
   net of production costs                    ($5,235,349)          ($6,075,195)

Net changes in prices and production costs      2,372,636            (2,510,659)

Purchases of minerals in place                          -             1,054,628

Sales of minerals in place                       (562,656)              (44,391)

Revisions of previous quantity estimates        1,644,725             1,797,088

Accretion of discount                           2,275,841             2,559,819

Changes in production rates (timing) and other  (312,004)               378,935

Changes in standardized measure of
   discounted future net cash flows             $183,193            ($2,839,775)

                          Independent Auditors' Report



Enex Resources Corporation

We have audited the accompanying consolidated balance sheet of Enex Resources Corporation and its subsidiaries as of December 31, 1995. This financial statement is the responsibility of Enex Resources Corporation's management. Our responsibility is to express an opinion on this financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the balance sheet is free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the balance sheet. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall balance sheet presentation. We believe that our audit of the balance sheet provide a reasonable basis for our opinion.

In our opinion, such consolidated balance sheet present fairly, in all material respects, the financial position of Enex Resources Corporation and its subsidiaries at December 31, 1995, in conformity with generally accepted accounting principles.




DELOITTE & TOUCHE, LLP


Houston, Texas
March 18, 1996

                          PART I. FINANCIAL INFORMATION
Item 1.  Financial Statements

ENEX RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS
-----------------------------------------------------------------------------



                                                         JUNE 30,       DECEMBER 31,
ASSETS                                                     1996             1995
                                                       --------------  -------------
                                                        (Unaudited)
CURRENT ASSETS:
  Cash and certificates of deposit                     $     819,884   $    806,196
  Accounts receivable:
    Managed limited partnerships                             637,654        756,741
    Oil and gas sales                                        796,106        684,609
    Joint owner                                              137,489        325,816
    Receivable from property sales                                 -        123,202
    Other accounts receivable                              1,250,166      1,298,698
  Notes receivable from managed limited
    partnerships                                              18,374         29,523
  Federal income tax receivable                               98,614         98,614
  Deferred tax asset -  current portion                      119,713        112,174
  Prepaid expenses & other current assets                    458,683        505,206
                                                       --------------  -------------

Total current assets                                       4,336,683      4,740,779
                                                       --------------  -------------

PROPERTY:
  Oil & gas properties (Successful efforts
     accounting method)  Proved mineral
     interests and related equipment & facilities:
    Direct ownership                                       6,903,491      8,134,074
    Derived from investment in managed
     limited partnerships                                  4,760,418      6,707,824
  Furniture, fixtures and other (at cost)                    342,835        341,507
                                                       --------------  -------------

Total property                                            12,006,744     15,183,405
                                                       --------------  -------------

Less accumulated depreciation,
  depletion and amortization                               5,475,497      5,602,987
                                                       --------------  -------------

Property, net                                              6,531,247      9,580,418
                                                       --------------  -------------

OTHER ASSETS:
  Receivables from managed limited
   partnerships for start-up costs                         1,718,492      2,171,636
  Deferred tax asset                                         577,963        536,256
  Deferred organization expenses and other                     6,039          8,233
                                                       --------------  -------------

Total other assets                                         2,302,494      2,716,125
                                                       --------------  -------------

TOTAL                                                  $  13,170,424   $ 17,037,322
                                                       ==============  =============




See accompanying notes to consolidated financial statements.
-------------------------------------------------------------------------------

ENEX RESOURCES CORPORATION
CONSOLIDATED BALANCE SHEETS


                                                   JUNE 30,              DECEMBER 31,
LIABILITIES AND STOCKHOLDERS' EQUITY                 1996                    1995
                                                 (Unaudited)
CURRENT LIABILITIES:
   Accounts payable                              $  394,645             $   725,110
   Current portion of long-term debt                      -                 850,000

Total current liabilities                            394,645              1,575,110


COMMITMENTS AND
CONTINGENT LIABILITIES                                    -                       -

TOTAL LIABILITIES                                    394,645              1,575,110

STOCKHOLDERS' EQUITY:
Preferred stock, $.01 par value;
   5,000,000 shares authorized;
    no shares issued
Common stock, $.05 par value;
    10,000,000 shares authorized;
    1,676,442 shares issued at June 30, 1996 and
    1,642,859 shares issued at December 31, 1995        83,822               82,143
Additional paid-in capital                          10,104,145            9,944,967
Retained earnings                                    4,086,103            7,041,773
Less cost of treasury stock;
 293,136 shares at June 30, 1996 and
 315,136 shares at December 31, 1995                (1,498,291)          (1,606,671)

TOTAL STOCKHOLDERS' EQUITY                          12,775,779           15,462,212

TOTAL                                            $  13,170,424         $ 17,037,322






See accompanying notes to consolidated financial statements.

                           ENEX RESOURCES CORPORATION

                      NOTES TO CONSOLIDATED BALANCE SHEETS
               (Data subsequent to December 31, 1995 is unaudited)

1.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES


         General - Enex Resources Corporation (the "Company") acquires interests in producing oil and gas properties and manages investment limited partnerships. As of June 30, 1996, the Company served as managing general partner for the 41 publicly offered limited partnerships of Enex Program I Partners, L.P., Enex Oil & Gas Income Programs II, III, IV, V, VI, Enex Income and Retirement Fund, Enex 88-89 Income and Retirement Fund, and Enex 90-91 Income and Retirement Fund (collectively, the "Partnerships"). The Partnerships own $154 million, at cost, of proved oil and gas properties in which the Company normally has a 10% interest as the general partner in addition to its proportional interest as a limited partner of approximately 4% to 54%. Accumulated depreciation and depletion for such oil and gas properties at June 30, 1996 was $139 million.


         In addition to Partnership activities, the Company owns interests in 378 productive oil and gas wells for its own account, and is the operator of 161 wells. The total properties managed for its own account and the Partnerships include interests in more than 12,000 producing wells in 14 states.

         Principles of Consolidation - The accompanying consolidated balance sheets include the accounts of the Company, its wholly-owned subsidiaries, ENEX Securities Corporation and Gulf-Tex Maintenance Corporation and the Company's pro-rata share of the assets and liabilities of the managed limited partnerships in which it participates as the general partner. All intercompany balances and transactions have been eliminated in consolidation.

         Uses of Estimates - The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. Actual results could differ from these estimates.

         Oil and Gas Properties - The Company uses the successful efforts method of accounting for its oil and gas operations. Under this method, the costs of all development wells are capitalized. The costs of unsuccessful exploratory wells are charged to earnings. Capitalized costs are amortized on the units-of-production method based on production and estimated total proved reserves. The Company has not capitalized any internal costs into property. Until 1996, ceiling tests were performed wherein total capitalized costs could not exceed future undiscounted net revenues on a company-wide basis.

         The Financial Accounting Standards Board has issued Statement of Financial Accounting Standard ("SFAS") No. 121, "Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed Of," which requires certain assets to be reviewed for impairment whenever events or circumstances indicate the carrying amount may not be recoverable. This standard requires the evaluation of oil and gas assets on an individual property basis versus a company-wide basis. In the first quarter of 1996, the Company implemented SFAS 121 and recognized a non-cash impairment provision of $3,581,603 for certain oil and gas properties and other assets.

         Furniture, Fixtures and Other - The Company records expenditures for furniture and fixtures at cost. Expenditures for improvements are capitalized. Expenditures for maintenance and repairs are charged to operations as incurred. The Company provides for depreciation of its furniture, fixtures and other equipment using the straight-line method over an estimated useful life not to exceed five years.

         Deferred Organization Expenses - The Company's pro rata share of the organization costs of the managed limited partnerships is being amortized on a straight-line basis over a five-year period.

         Unaudited financial information - The financial information as of June 30, 1996 and for the six month periods ended June 30, 1996 and 1995 is unaudited; however, such information reflects all adjustments (consisting solely of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the results for the interim period.

         Managed Limited Partnerships - The Company serves as the general partner to the Partnerships and also participates as a limited partner to the extent of limited partnership interests purchased directly by the Company.

         The Company is entitled as general partner to 10% of the partnerships' production revenues less 10% of partnership expenses, other than costs of acquiring partnership properties. In most instances, at such time as the limited partners receive distributions in total equal to their aggregate subscriptions, the Company is entitled to 15% of such net revenues. However, upon consolidation, the Company has elected to forego this 5 percent increase in its share of participating partnerships' revenue. The Company recognizes its share of these net revenues as they are sold.

         If, after certain time periods, the aggregate purchase price of the interests in certain programs plus cumulative distributions to the limited partners does not equal limited partner subscriptions (the "Deficiency"), the general partner will forego its 10% share of such Program's net revenues. The foregone net revenues will be allocated to the limited partners until such time as no Deficiency exists. During 1995, the general partner's 10% share of Program I and II net revenues, totaling $72,949, was allocated to the limited partners.

         In addition to the above, the Company is reimbursed for direct expenditures made on behalf of the partnership operations.


2.  COSTS REIMBURSABLE BY MANAGED LIMITED PARTNERSHIPS


         During the start-up phase of partnership operations, certain general and administrative costs are incurred by the Company on behalf of the partnerships. These start-up costs are allocated to the newly formed partnerships with remaining unspent acquisition funds and are reimbursed to the Company over a period generally not to exceed five years. The anticipated receipt of such receivables have been scheduled in accordance with projected future net revenues and based upon historical receipts of such receivables. The receivables have been classified as current or non-current in accordance with such projections. The Company's balance sheet at December 31, 1995, also reflects a note receivable from a managed limited partnership. This note was a result of the company partially financing the purchase of an oil and gas interest made by the limited partnership. The resulting note is subject to a formal agreement with terms as discussed in Note 5, below.



3.  DEBT

         The long-term debt at December 31, 1995 consisted of an $850,000 loan from a bank under a $2.8 million revolving line of credit. The bank loan proceeds were primarily used to purchase producing oil and gas properties and additional interests in managed limited partnerships. The loan bore interest at a rate of prime plus three-quarters of one percent (3/4%) or at an average rate of 9.00% and 9.60% during the second quarter of 1996 and 1995, respectively, and 9.00% and 9.45% during the first six months of 1966 and 1995, respectively. Principal payments of $145,000 and $100,000 were made on the debt in the second quarter of 1996 and 1995, respectively. The debt was completely repaid in May 1996.


4.  NOTES RECEIVABLE FROM MANAGED LIMITED PARTNERSHIPS


         On December 29, 1994, in order to partially finance the purchase of a property acquisition, a managed limited partnership borrowed a net $60,572 from the Company. The resulting note bears interest at the Company's borrowing rate of prime plus three-fourths of one percent, or a weighted average of 9.72% and 9.75% in the second quarter of 1996 and 1995, respectively, and 9.49% and 9.66% in the first si months of 1996 and 1995, respectively. Principal payments of $7,370 and $3,136 were received on the note receivable in the second quarter of 1996 and 1995, respectively, and principal payments of $15,895 and $10,999 were paid in the first six months of 1996 and 1995, respectively.


5.  INCOME TAXES


         Deferred income taxes reflect the net tax effects of temporary differences between the carrying amount of assets and liabilities for financial reporting purposes and the amount used for income tax purposes. The tax effects of significant items comprising the Company's net deferred tax asset as of June 30, 1996 and December 31, 1995 were as follows:

                                                          June 30, 1996  December 31, 1995
                                                         --------------  -----------------


Difference between tax and book net property basis        $   405,974      $   4,613

Difference between basis in managed limited
partnerships for financial reporting purposes and
income tax purposes                                         4,277,062      3,796,403

Intangible drilling costs which remain capitalized for
financial reporting purposes which were deducted
for federal income tax purposes                               (85,019)       (74,483)

Net operating loss carryforward
 (expires 2009-2010)                                          322,348        478,565

Timing difference from lawsuit contingency                    (50,683)       (50,683)

Other, net                                                     61,999              -
                                                            -----------   ----------------

Gross deferred tax asset                                    4,932,681      4,154,415

Valuation allowance                                        (4,234,005)    (3,505,985)
                                                            -----------   ----------------

Net deferred tax asset recognized                         $   697,676      $  648,430
                                                            ===========   ================



         The valuation allowance reserves the net deferred tax asset due to uncertainties inherent in the oil and gas market. The Company estimated the amount of future tax benefit to be received from the deferred tax asset using estimated future net revenues and future tax expenses. The remaining gross deferred tax asset is reserved by a valuation allowance. The valuation allowance decreased by $697,269 and $640,091 in 1995 and 1994, respectively.

6.  COMMON STOCK OPTIONS


         The Company has an incentive stock option plan and a nonqualified stock option plan, which authorize the issuance of options to purchase up to 362,000 shares of common stock to directors, officers and key employees. The Company has also granted options not covered by a plan. The options expire at various dates through 2003 and are exercisable at prices ranging from $3 - $8 per share. The exercise price of any options granted may not be less than the fair market value of the Company's stock at the date of the grant. The following table summarizes the Company's stock option activity for the years ended December 31, 1995 and 1994 and the six months ended June 30, 1996.


                                          Six Months
                                            Ended                Year Ended December 31,
                                       June 30, 1996            1995                1994
                                 ---------------------  -------------------   ---------------------
                                   Number     Average     Number    Average     Number   Average
                                 of shares     price    of shares    price    of shares   price
                                 ------------------------------------------------------------------

Outstanding, beginning of year     194,000   $   4.81     209,000   $  4.69     237,000   $  4.52

Exercised                         (22,500)       4.36    (15,000)      3.10    (28,000)      3.26
                               --------------------------------------------------------------------

Outstanding, end of year           171,500    $  4.86     194,000   $  4.81     209,000   $  4.69
                               ====================================================================


         On May 19, 1992, the Company's shareholders approved the Enex Resources Corporation Employee Stock Purchase Program (the "SPP"). All full-time employees, officers and directors are eligible for participation in the SPP, which provides for the monthly contribution of shares of the Company's common stock equal to 50% of a participant's open market purchases of the Company's common stock for the preceding month (the "Stock Contribution"). The Stock Contribution is limited to a maximum of 2,500 shares per participant per SPP year. Each Stock Contribution, although immediately vested, is held in escrow for a six month holding period prior to its distribution to the participant. This plan was discontinued in 1996.

         In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"), which sets forth accounting and disclosure requirements for stock based compensation arrangements. As allowed by SFAS 123, the Company has elected an option which will have no effect on the Company's financial condition or results of operations when it is implemented.

7.  LEASE COMMITMENTS

The Company is the lessee under noncancelable operating leases for office space and equipment. The following is a schedule of the Company's remaining future rental requirements under the leases as of December 31, 1995:

          1996                     $ 213,558
          1997                       176,109
          1998                        13,368
          1999                         8,912
                                     --------

          Total payments required   $ 411,947
                                     --------

8.  LITIGATION SETTLEMENTS

         The Company and one of its managed limited partnerships, Enex Program I Partners, L.P. ("Program I"), in which the Company owns general and limited partnership interests, were named as parties to a lawsuit filed by Texas Crude, Inc. ("Texas Crude"). Texas Crude sought to recover legal and other fees totaling $600,000. In August 1993, a judgement was granted in favor of Texas Crude for $414,203, plus interest by the 101st Judicial District Court of Texas. During the third quarter of 1993 Program I accrued a liability for $504,350 related to this judgement, of which $243,274 was the Company's share.

         The Company appealed the verdict and filed a counterclaim for funds that were wrongfully withheld by Texas Crude. In December 1994, the Fifth District Court of Appeals reversed the judgement of the trial court and rendered judgement in favor of the Company and Program I. Accordingly, the contingent liability, initially recognized in 1993, was reversed in 1994 and Program I established a receivable for $254,588, of which the Company's share is $133,180.

Both Program I and Texas Crude have filed Motions for Rehearing, which have been pending for more than a year. The accrued receivable balance at December 31, 1995 was $280,050, including $25,462 of additional interest earned during 1995.


9.  COMMITMENTS AND CONTINGENT LIABILITIES


         The Company is committed to offer to repurchase the limited partners' interests in its managed limited partnerships formed under the Programs (except for Programs I,V and VI) at annual intervals. The purchase price is based primarily on reserve reports prepared by independent petroleum engineers, reduced by a risk factor. As of December 31, 1995, such commitments totaled $3,952,698. During the first half of 1996 and the years ended December 31, 1995 and 1994, the Company paid cash to repurchase limited partner interests as follows:


                                         1996         1995           1994
                                       ---------   -----------    -----------

Program I                            $  15,000   $    43,409    $   750,019

Program II                               2,752        23,607        130,441

Program III                             22,376         8,544         66,061

Program IV                              13,701         7,847         98,351

Program V                                1,657        13,875         63,730

Program VI                               1,705           393          7,222

Income and Retirement Fund                   -        12,232         73,264

88-89 Income and Retirement Fund         6,938         5,987         43,022

90-91 Income and Retirement Fund             -        10,653         39,267
                                       ---------   -----------    -----------

TOTAL                                $  64,129   $   126,547    $ 1,271,377
                                       =========   ===========    ===========




         As general partner, the Company is contingently liable for all debts and actions of the managed limited partnerships. However, in management's opinion, the existing assets of the limited partnerships are sufficient to satisfy any such partnership indebtedness.

         The Company has an employment agreement with its founder and President, Gerald B. Eckley. The agreement, which was amended on May 19, 1992, provides that Mr. Eckley will be paid a minimum salary of $240,000 per year for a five year term. As long as Mr. Eckley is employed by the Company, the agreement will be automatically extended every May 19th for an additional year. The agreement provides for compensation continuation benefits in the event of Mr. Eckley's death or disability. If Mr. Eckley terminates the agreement following a change of control of the Company or because of a breach of the material provisions of the agreement or because performance of his duties becomes hazardous to his health, he will remain entitled to the full base compensation then in effect as severance pay until the normal expiration of the agreement.

                           ENEX RESOURCES CORPORATION

                      SUPPLEMENTARY OIL AND GAS INFORMATION

Capitalized Costs

         The following presents the Company's capitalized costs at December 31, 1995 relating to its oil and gas activities.:


Proved mineral interest and related equipment and facilities .   $14,841,898

Accumulated depreciation, depletion and amortization . . . . .     5,319,460



Proved Oil and Gas Reserve Quantities (Unaudited)

         The following presents an estimate of the Company's proved oil and gas reserve quantities. Oil reserves are stated in barrels and natural gas in thousand cubic feet (Mcf). All of the Company's reserves are located within the United States.

                                                       Oil           Natural Gas
                                                    ----------      ------------

                                                   (Barrels)           (Mcf)

PROVED DEVELOPED AND UNDEVELOPED RESERVES

January 1, 1995                                       971,209         9,330,481

        Revisions of previous estimates . . . . . .   (3,773)           806,043

        Purchases of minerals in place . . . . . .    33,552            774,475

        Sales of minerals in place . . . . . . . .    (6,708)          (371,884)

        Production . . . . . . . . . . . . . . . .  (172,306)        (1,341,540)
                                                    ----------      ------------

December 31, 1995                                    821,974          9,197,575
                                                    ==========      ============



PROVED DEVELOPED RESERVES:

January 1, 1995                                      877,659          9,174,506
                                                    ==========      ============

December 31, 1995                                    723,934          9,034,234
                                                    ==========      ============

                           ENEX RESOURCES CORPORATION

                      SUPPLEMENTARY OIL AND GAS INFORMATION

Standardized Measure of Discounted Future Net Cash Flows Relating to Proved Oil and Gas Reserves at December 31, 1995 (Unaudited)

         The following presents the Company's standardized measure of discounted future net cash flows as of December 31:

                                                        1995
                                                   ------------

Future cash inflows                          $      33,355,412

Future production and development costs            (13,801,763)
                                                   ------------

Future net cash flows before income taxes           19,553,649

10% annual discount                                 (7,157,636)
                                                   ------------

Discounted future net cash flows before
income taxes                                        12,396,013

Future income taxes, net of 10% annual
discount                                                     -
                                                   ------------

Standardized measure of future discounted
net cash flows of proved  oil and gas
reserves                                     $      12,396,013
                                                   ============

         The future net cash flows were computed using year-end prices and costs and year-end statutory tax rates that relate to proved oil and gas reserves in which the Company has an interest.

         In addition to the above presented oil and gas reserves, the Company also has interests in certain gas processing plants and gas gathering systems. The total estimated future production of plant products is 176,699 barrels. The discounted future net cash flows (net of estimated future income taxes) relating to the Company's interests in these facilities are estimated to be approximately $407,136.

         This valuation procedure does not purport to represent the fair market value of the Company's oil and gas properties. An estimate of fair market value would also take into account, among other factors, anticipated changes in future prices of oil and gas and related development and production costs and the likelihood of future recoveries of oil and gas quantities different form the current estimate of proved reserves.

                               TABLE 1 APPENDIX A


                   GENERAL INFORMATION REGARDING PARTNERSHIPS

                                                                                                   Number of
                                                                       Jurisdiction  Investments    Limited
                             Partnership                  Abbreviated       of       by Limited    Partners at
                                                             Name      Organization   Partners    June 30, 1996
Enex Program I Partners, L.P.                                 100       New Jersey   $96,814,500      4,706

Enex Oil & Gas Income Program II-7, L.P.                      207       Texas         $4,434,757        437
Enex Oil & Gas Income Program II-8, L.P.                      208       Texas         $2,931,653      1,280
Enex Oil & Gas Income Program II-9, L.P.                      209       Texas         $1,554,262      1,219
Enex Oil & Gas Income Program II-10, L.P.                     210       Texas         $1,958,206      1,347

Enex Oil & Gas Income Program III- Series 1, L.P.             301       New Jersey    $1,488,778        928
Enex Oil & Gas Income Program III- Series 2, L.P.             302       New Jersey    $2,135,224      1,175
Enex Oil & Gas Income Program III- Series 3, L.P.             303       New Jersey    $3,204,790      1,155
Enex Oil & Gas Income Program III- Series 4, L.P.             304       New Jersey    $2,704,880        387
Enex Oil & Gas Income Program III- Series 5, L.P.             305       New Jersey    $5,398,602      1,736
Enex Oil & Gas Income Program III- Series 6, L.P.             306       New Jersey    $3,170,003      1,450
Enex Oil & Gas Income Program III- Series 7, L.P.             307       New Jersey    $2,263,383      1,360
Enex Oil & Gas Income Program III- Series 8, L.P.             308       New Jersey    $3,598,188      1,524

Enex Oil & Gas Income Program IV- Series 1, L.P.              401       New Jersey    $3,236,182      1,343
Enex Oil & Gas Income Program IV- Series 2, L.P.              402       New Jersey    $2,468,972      1,377
Enex Oil & Gas Income Program IV- Series 4, L.P.              404       New Jersey    $1,260,210        427
Enex Oil & Gas Income Program IV- Series 5, L.P.              405       New Jersey    $2,280,449        811
Enex Oil & Gas Income Program IV- Series 6, L.P.              406       New Jersey    $2,162,887        716
Enex Oil & Gas Income Program IV- Series 7, L.P.              407       New Jersey    $2,510,445        798

Enex Oil & Gas Income Program V- Series 1, L.P.               051       New Jersey    $2,264,552        438
Enex Oil & Gas Income Program V- Series 2, L.P.               052       New Jersey    $1,486,190        564
Enex Oil & Gas Income Program V- Series 3, L.P.               053       New Jersey    $1,010,101        698
Enex Oil & Gas Income Program V- Series 4, L.P.               054       New Jersey    $1,477,116        361
Enex Oil & Gas Income Program V- Series 5, L.P.               055       New Jersey    $1,231,732        516

Enex Oil & Gas Income Program VI- Series 1, L.P.              601       New Jersey    $1,010,380        418

Enex Income and Retirement Fund -  Series 1, L.P.             501       New Jersey    $1,367,780        188
Enex Income and Retirement Fund -  Series 2, L.P.             502       New Jersey    $1,441,909        150
Enex Income and Retirement Fund -  Series 3, L.P.             503       New Jersey    $1,493,792        141

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.       525       New Jersey    $1,150,169        207
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.       526       New Jersey    $1,033,402        201
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.       527       New Jersey    $1,544,485        248

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.       531       New Jersey    $1,487,600        278
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.       532       New Jersey    $1,010,101        217
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.       533       New Jersey    $1,087,546        228


               TABLE 2
        VOTING PERCENTAGE IN PARTNERSHIPS
        OWNED BY GENERAL PARTNER, ITS AFFILIATES                         Voting Percentage
        AND OTHER 5% OWNERS                         Voting Percentage         Owned by
        As of June 30, 1996                               Owned by        Affiliates(1) of the
Partnership                                             General Partner  General Partner
                                                              (%)         (%)
Enex Program I Partners, L.P.                               53.9875    0.0022

Enex Oil & Gas Income Program II-7, L.P.                    24.3202        -
Enex Oil & Gas Income Program II-8, L.P.                    30.0608        -
Enex Oil & Gas Income Program II-9, L.P.                    27.3908        -
Enex Oil & Gas Income Program II-10, L.P.                   23.3979    0.1111

Enex Oil & Gas Income Program III- Series 1, L.P.           17.4969        -
Enex Oil & Gas Income Program III- Series 2, L.P.           19.8466        -
Enex Oil & Gas Income Program III- Series 3, L.P.           18.9391        -
Enex Oil & Gas Income Program III- Series 4, L.P.           17.3366        -
Enex Oil & Gas Income Program III- Series 5, L.P.           18.1542        -
Enex Oil & Gas Income Program III- Series 6, L.P.           17.7062        -
Enex Oil & Gas Income Program III- Series 7, L.P.           17.5944        -
Enex Oil & Gas Income Program III- Series 8, L.P.           17.5280        -

Enex Oil & Gas Income Program IV- Series 1, L.P.            15.8157        -
Enex Oil & Gas Income Program IV- Series 2, L.P.            14.6127        -
Enex Oil & Gas Income Program IV- Series 4, L.P.            11.3436        -
Enex Oil & Gas Income Program IV- Series 5, L.P.            10.1305        -
Enex Oil & Gas Income Program IV- Series 6, L.P.             7.1835        -
Enex Oil & Gas Income Program IV- Series 7, L.P.            12.6920        -

Enex Oil & Gas Income Program V- Series 1, L.P.             11.8380        -
Enex Oil & Gas Income Program V- Series 2, L.P.             5.8451         -
Enex Oil & Gas Income Program V- Series 3, L.P.             20.2055    2.7231
Enex Oil & Gas Income Program V- Series 4, L.P.             9.7688         -
Enex Oil & Gas Income Program V- Series 5, L.P.             4.5412         -

Enex Oil & Gas Income Program VI- Series 1, L.P.            23.5280    6.2839

Enex Income and Retirement Fund -  Series 1, L.P.           12.3910   0.1623
Enex Income and Retirement Fund -  Series 2, L.P.           29.9805        -
Enex Income and Retirement Fund -  Series 3, L.P.           15.6846        -

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.      4.5354        -
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.     11.9389        -
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.      9.6379        -

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.     16.8842        -
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.     14.8641   0.1083
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.      3.9565        -

In addition to the General Partner,  the following  persons are believed to have
beneficial   ownership  of  more  than  5%  of  the  interests  in  any  of  the
Partnerships:

Name                Address             City      State     Zip     P'ship # *  % of P'ship
Supreme Parts U     1255 21st St.       Oakland, CA         94607     055       8.03%
Tomoo Okada R Tr    6185 Darby Ave.     Las Vegas, NV       89102     407       7.91%
R Floyd Parks Tr    118 Commons Dr.     Sacramento, CA      95825     503       6.68%
R T Peterson Tr     P O Box 6274        Laguna Niguel, CA   92677     307       6.56%
E F Daniels         450 Circle Dr.      Santa Fe , NM       87501     407       5.93%
Gerald B. Eckley    3 Kingwood Place, St 200 Kingwood, Tx    77339    601       5.50%
M & S Goldstein     2703 Mallard Landing Ave Henderson, NV   89014    054       5.05%

* See Table 1 for a list of the full names of the Partnerships.

(1) Includes Mr. Gerald B. Eckley, the General Partner's president, and eight other officers and directors of the General Partner.

                                     TABLE 3
                    PERCENTAGE OF PROVED RESERVES AND FUTURE
                      REVENUES ATTRIBUTABLE TO OIL AND GAS

                                                       Percentage of Proved        Percentage of Future Gross
                                                       Reserves Attributable to    Revenues Attributable to
                                                          OIL          GAS             OIL        GAS

Enex Program I Partners, L.P.                           37.78%       62.22%          47.21%     52.79%

Enex Oil & Gas Income Program II-7, L.P.                81.91%       18.09%          87.49%     12.51%
Enex Oil & Gas Income Program II-8, L.P.                81.91%       18.09%          87.49%     12.51%
Enex Oil & Gas Income Program II-9, L.P.                81.91%       18.09%          87.49%     12.51%
Enex Oil & Gas Income Program II-10, L.P.               81.91%       18.09%          87.49%     12.51%

Enex Oil & Gas Income Program III- Series 1, L.P.       81.91%       18.09%          87.49%     12.51%
Enex Oil & Gas Income Program III- Series 2, L.P.       81.91%       18.09%          87.49%     12.51%
Enex Oil & Gas Income Program III- Series 3, L.P.       82.06%       17.94%          87.52%     12.48%
Enex Oil & Gas Income Program III- Series 4, L.P.       30.50%       69.50%          30.24%     69.76%
Enex Oil & Gas Income Program III- Series 5, L.P.       82.42%       17.58%          83.43%     16.57%
Enex Oil & Gas Income Program III- Series 6, L.P.       67.40%       32.60%          70.45%     29.55%
Enex Oil & Gas Income Program III- Series 7, L.P.       69.86%       30.14%          72.86%     27.14%
Enex Oil & Gas Income Program III- Series 8, L.P.       62.49%       37.51%          62.38%     37.62%

Enex Oil & Gas Income Program IV- Series 1, L.P.        22.96%       77.04%          32.68%     67.32%
Enex Oil & Gas Income Program IV- Series 2, L.P.        22.77%       77.23%          30.37%     69.63%
Enex Oil & Gas Income Program IV- Series 4, L.P.        58.39%       41.61%          85.95%     14.05%
Enex Oil & Gas Income Program IV- Series 5, L.P.        41.37%       58.63%          51.91%     48.09%
Enex Oil & Gas Income Program IV- Series 6, L.P.        38.37%       61.63%          48.42%     51.58%
Enex Oil & Gas Income Program IV- Series 7, L.P.        35.54%       64.46%          57.01%     42.99%

Enex Oil & Gas Income Program V- Series 1, L.P.         30.86%       69.14%          50.05%     49.95%
Enex Oil & Gas Income Program V- Series 2, L.P.         23.26%       76.74%          38.03%     61.97%
Enex Oil & Gas Income Program V- Series 3, L.P.         23.26%       76.74%          38.03%     61.97%
Enex Oil & Gas Income Program V- Series 4, L.P.         63.12%       36.88%          70.85%     29.15%
Enex Oil & Gas Income Program V- Series 5, L.P.        100.00%        0.00%         100.00%      0.00%

Enex Oil & Gas Income Program VI- Series 1, L.P.        90.90%        9.10%          95.05%      4.95%

Enex Income and Retirement Fund -  Series 1, L.P.       18.58%       81.42%          21.23%     78.77%
Enex Income and Retirement Fund -  Series 2, L.P.       14.79%       85.21%          20.22%     79.78%
Enex Income and Retirement Fund -  Series 3, L.P.        9.28%       90.72%          13.32%     86.68%

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.  27.40%      72.60%          36.57%     63.43%
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.  12.73%      87.27%          18.39%     81.61%
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.   5.83%      94.17%           8.73%     91.27%

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.   7.65%      92.35%          11.56%     88.44%
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.  23.26%      76.74%          38.03%     61.97%
Enex 90-91 Income and Retirement Fund -  Series 3, L.P. 100.00%       0.00%         100.00%      0.00%

                                     TABLE 4

               ESTIMATED FUTURE NET REVENUES AND PRESENT VALUE OF
         FUTURE NET REVENUES TO LIMITED PARTNERS AS OF DECEMBER 31, 1995

    Estimated Future Net Revenues(1)  Present Value of Future Net Revenues
                 Proved                 Total                     Proved                 Total
           Developed Reserves       Proved Reserves         Developed Reserves       Proved Reserves          Weighted
Partner-             Per $500                 Per $500                Per $500                Per $500      Average Prices
ship *   Total      Investment     Total     Investment       Total   Investment     Total   Investment   Oil         Gas
100     $11,526,471     $60     $11,526,471     $60       $6,727,191      $35     $6,727,191     $35     $19.09      $2.10

207     1,914,856       216       1,914,856     216        1,198,895       135     1,198,895     135      19.00       2.05
208     1,456,849       248       1,456,849     248          917,771       157       917,771     157      19.00       2.05
209       873,665       281         873,665     281          547,004       176       547,004     176      19.00       2.05
210     1,101,578       281       1,101,578     281          689,700       176       689,700     176      19.00       2.05

301       598,708       201         598,708     201          374,852       126       374,852     126      19.00       2.05
302       857,302       201         857,302     201          536,758       126       536,758     126      19.00       2.05
303     1,301,771       203       1,301,771     203          817,300       128       817,300     128      19.00       2.05
304       918,071       170         918,071     170          360,897        67       360,897      67      13.27 (2)   2.24
305       432,737        40         432,737      40          330,920        31       330,920      31      12.84 (2)   1.99
306       542,442        86         542,442      86          415,387        66       415,387      66      14.07 (2)   2.03
307       370,395        82         370,395      82          283,617        63       283,617      63      14.09 (2)   2.03
308       491,283        68         491,283      68          382,177        53       382,177      53      12.38 (2)   2.07

401       369,104        57         430,800      67          293,508        45       341,720      53      19.01       2.14
402       273,091        55         273,091      55          218,928        44       218,928      44      19.00       2.14
404       344,016       137        502,662      199          222,867        88       346,842     138      19.02       2.32
405       455,809       100        455,809      100          340,767        75       340,767      75      19.00       2.07
406       292,228        68         292,228      68          231,462        54       231,462      54      19.00       2.10
407       536,384       107        536,384      107          375,351        75       375,351      75      18.98       1.32

051       532,121       117        532,121      117          367,528        81       367,528      81      18.97       1.41
052       376,299       127        376,299      127          256,855        86       256,855      86      18.95       1.56
053       355,394       176        355,394      176          242,586       120       242,586     120      18.95       1.56
054     1,989,191       673      1,989,191      673        1,139,882       386     1,139,882     386      19.00       2.23
055     1,039,062       422      1,173,879      477          803,302       326       897,291     364      19.00          -

601     1,026,677       508      1,148,999      569          695,025       344       770,729     382      19.00       2.05

501       737,845       270        737,845      270          340,238       124       340,238     124      19.14       2.19
502       904,659       314        904,659      314          410,565       142       410,565     142      19.14       2.18
503       499,662       167        499,662      167          281,305        94       281,305      94      19.14       2.12

525       177,770        77        177,770       77          123,933        54       123,933      54      19.00       2.07
526       276,121       134        276,121      134          164,369        80       164,369      80      19.00       2.05
527       817,202       265        817,202      265          445,309       144       445,309     144      19.00       2.05

531       983,928       331        983,928      331          543,143       183       543,143     183      18.98       2.01
532       353,304       175        353,304      175          241,158       119       241,158     119      18.95       1.56
533     1,098,419       505      1,098,419      505          691,389       318       691,389     318      19.00          -

Totals  $35,824,414            $36,301,895               $22,011,939             $22,353,819

* See Table 1 for a list of the full names of the Partnerships.

(1) The estimated future net revenues were calculated using the price for oil and gas as of January 1, 1996, applied to the estimate of future reserves. Revenue from properties not currently producing were included as of the time the properties were expected to be placed in pro- duction, which may occur either earlier or later than anticipated. Current operating costs, transportation costs, production and ad valorem taxes and future development and workover costs (based on current costs) have been deducted in arriving at the estimated future net revenues. No deduction has been made for depletion, depreciation or income taxes. In addition, indirect costs such as interest expense and general corporate overhead have not been considered. While it may reasonably be anticipated that the prices received from the sale of production may be higher or lower than the prices used in the estimates above, and the operating and other costs relating to such production may also increase or decrease in relation to existing levels, such changes in prices and costs have been omitted from consideration in making these evaluations in accordance with rules adopted by the Securities and Exhange Commission.

(2) Price is lower than expected due to lower prices received for sour oil from the Corkscrew acquisition.

                                     TABLE 5

               ESTIMATED FUTURE NET REVENUES AND PRESENT VALUE OF
           FUTURE NET REVENUES TO GENERAL PARTNER OF DECEMBER 31, 1995

     Estimated Future Net Revenues(1) Present Value of Future Net Revenues
Part-  ------------------------------  -------------------------------------
ner- Proved Developed Total Proved  Proved Developed Total Proved        Weighted
ship*    Reserves      Reserves       Reserves       Reserves          Average Prices


100     -               -               -               -               -           -

207     -               -               -               -               -           -
208     -               -               -               -               -           -
209     -               -               -               -               -           -
210     -               -               -               -               -           -

301    $66,523         $66,523         $41,650         $41,650         $19.00      $2.05
302     95,255          95,255          59,639          59,639          19.00       2.05
303    144,641         144,641          90,811          90,811          19.00       2.05
304    102,007         102,007          40,099          40,099          13.27 (2)   2.24
305     48,081          48,081          36,768          36,768          12.84 (2)   1.99
306     60,271          60,271          46,154          46,154          14.07 (2)   2.03
307     41,155          41,155          31,513          31,513          14.09 (2)   2.03
308     54,587          54,587          42,464          42,464          12.38 (2)   2.07

401     41,011          47,866          32,612          37,968          19.01       2.14
402     30,343          30,343          24,325          24,325          19.00       2.14
404     38,224          55,851          24,763          38,538          19.02       2.32
405     50,645          50,645          37,863          37,863          19.00       2.07
406     32,469          32,469          25,718          25,718          19.00       2.10
407     59,598          59,598          41,705          41,705          18.98       1.32

051     59,124          59,124          40,836          40,836          18.97       1.41
052     41,811          41,811          28,539          28,539          18.95       1.56
053     39,488          39,488          26,954          26,954          18.95       1.56
054    221,021         221,021         126,653         126,653         19.00        2.23
055    115,451         130,431          89,255          99,699          19.00       -

601    114,075         127,666          77,225          85,636          19.00       2.05

501     81,982          81,982          37,804          37,804          19.14       2.19
502    100,517         100,517          45,618          45,618          19.14       2.18
503     55,518          55,518          31,256          31,256          19.14       2.12

525     19,752          19,752          13,770          13,770          19.00       2.07
526     30,680          30,680          18,263          18,263          19.00       2.05
527     90,800          90,800          49,478          49,478          19.00       2.05

531    109,325         109,325          60,349          60,349          18.98       2.01
532     39,256          39,256          26,795          26,795          18.95       1.56
533    122,046         122,046          76,821          76,821          19.00       -

Totals
    $2,105,656      $2,158,709      $1,325,700      $1,363,686

* See Table 1 for a list of the full names of the Partnerships. (1) The estimated future net revenues were calculated using the price for oil and gas as of January 1, 1996, applied to the estimate of future reserves. Revenue from properties not currently producing were included as of the time the properties were expected to be placed in pro- duction, which may occur either earlier or later than anticipated. Current operating costs, transportation costs, production and ad valorem taxes and future development and workover costs (based on current costs) have been deducted in arriving at the estimated future net revenues. No deduction has been made for depletion, depreciation or income taxes. In addition, indirect costs such as interest expense and general corporate overhead have not been considered. While it may reasonably be anticipated that the prices received from the sale of production may be higher or lower than the prices used in the estimates above, and the operating and other costs relating to such production may also increase or decrease in relation to existing levels, such changes in prices and costs have been omitted from consideration in making these evaluations in accordance with rules adopted by the Securities and Exhange Commission.

(2) Price is lower than expected due to lower prices received for sour oil from the Corkscrew acquisition.

                                     TABLE 6

                         PROVED RESERVES ATTRIBUTABLE TO
                    LIMITED PARTNERS AS OF DECEMBER 31, 1995

                        OIL (BBLS)                                       GAS (MCF)
             Proved                Total              Proved               Total
Part-   Developed Reserves    Proved Reserves   Developed Reserves     Proved Reserves
ner-              Per $500            Per $500             Per $500             Per $500
ship *   BBLS    Interest     BBLS    Interest    MCF     Interest      MCF     Interest
100    513,472       3      513,472      3     5,074,789     26    5,074,789      26

207    124,035      14      124,035     14       164,350     19      164,350      19
208     94,950      16       94,950     16       125,812     21      125,812      21
209     56,592      18       56,592     18        74,986     24       74,986      24
210     71,355      18       71,355     18        94,547     24       94,547      24

301     38,781      13       38,781     13        51,386     17       51,386      17
302     55,531      13       55,531     13        73,581     17       73,581      17
303     84,617      13       84,617     13       110,973     17      110,973      17
304     24,743       5       24,743      5       338,372     63      338,372      63
305     69,919       6       69,919      6        89,457      8       89,457       8
306     61,091      10       61,091     10       177,277     28      177,277      28
307     43,875      10       43,875     10       113,580     25      113,580      25
308     52,013       7       52,013      7       187,337     26      187,337      26

401     10,205       2       10,205      2       189,981     29      216,448      33
402      7,277       1        7,277      1       148,115     30      148,115      30
404     22,232       9       23,641      9        33,012     13      101,069      40
405     23,927       5       23,927      5       203,479     45      203,479      45
406     15,073       3       15,073      3       145,239     34      145,239      34
407     43,010       9       43,010      9       468,070     93      468,070      93

051     30,966       7       30,966      7       416,172     92      416,172      92
052     12,493       4       12,493      4       247,327     83      247,327      83
053     11,799       6       11,799      6       233,586    116      233,586     116
054    168,140      57      168,140     57       589,446    200      589,446     200
055     91,929      37      105,052     43             -      -            -       -

601     91,530      45      109,233     54        65,606     32       65,606      32

501     10,819       4       10,819      4       284,405    104      284,405     104
502     10,665       4       10,665      4       368,730    128      368,730     128
503      4,039       1        4,039      1       236,806     79      236,806      79

525      5,480       2        5,480      2        87,105     38       87,105      38
526      3,078       1        3,078      1       126,624     61      126,624      61
527      3,393       1        3,393      1       328,843    106      328,843     106

531      5,670       2        5,670      2       410,562    138      410,562     138
532     11,729       6       11,729      6       232,212    115      232,212     115
533    198,031      91      198,031     91             -      -            -       -

Totals 2,072,459          2,104,694           11,491,767          11,586,291


* See Table 1 for a list of the full names of the Partnerships.

                                     TABLE 7

                         PROVED RESERVES ATTRIBUTABLE TO
                     GENERAL PARTNER AS OF DECEMBER 31, 1995

                OIL (BBLS)                   GAS (MCF)
Part-  Proved         Total           Proved          Total
ner   Developed      Proved          Developed        Proved
ship* Reserves      Reserves         Reserves       Reserves

100     0               0               0               0

207     0               0               0               0
208     0               0               0               0
209     0               0               0               0
210     0               0               0               0

301     4,309           4,309            5,709           5,709
302     6,170           6,170            8,175           8,175
303     9,401           9,401           12,330          12,330
304     2,749           2,749           37,596          37,596
305     7,768           7,768            9,939           9,939
306     6,787           6,787           19,697          19,697
307     4,875           4,875           12,620          12,620
308     5,779           5,779           20,815          20,815

401     1,133           1,194           21,109          24,049
402       808             808           16,457          16,457
404     2,470           2,626            3,668          11,229
405     2,658           2,658           22,608          22,608
406     1,674           1,674           16,137          16,137
407     4,778           4,778           52,007          52,007

051     3,440           3,440           46,241          46,241
052     1,388           1,388           27,480          27,480
053     1,311           1,311           25,954          25,954
054    18,682          18,682           65,494          65,494
055    10,214          11,672                -               -

601    10,170          12,137            7,289           7,289

501     1,202           1,202           31,600          31,600
502     1,185           1,185           40,970          40,970
503     448             448             26,311          26,311

525     608             608              9,678           9,678
526     342             342             14,069          14,069
527     377             377             36,538          36,538

531     630             630             45,618          45,618
532     1,303           1,303           25,801          25,801
533     22,003          22,003          -               -

Totals 134,662         138,304         661,910         672,411

* See Table 1 for a list of the full names of the Partnerships.

                                     TABLE 8

                             OIL AND GAS PRODUCTION
                    FOR THE TWO YEARS ENDED DECEMBER 31, 1995
                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1996

                  OIL  (Bbls)                          GAS (Mcf)
                               For the Six                         For the Six
Part-      For the Year Ended  Months Ended    For the year ended  Months Ended
ship*      1994       1995     June 30, 1996    1994      1995     June 30, 1996
100      111,318    96,456     45,382         956,219   936,419      413,599

207       18,876     19,711     9,647          22,710    26,849       16,747
208       14,453     15,089     7,386          17,389    20,553       12,820
209        8,612      8,993     4,401          10,362    12,250        7,640
210       10,863     11,339     5,550          13,069    15,445        9,634

301        7,401      6,848     3,088           7,888     9,327        5,817
302       10,609      9,805     4,419          11,302    13,356        8,331
303       14,363     15,399     7,436          17,038    20,143       12,564
304        8,246      6,545     3,529          14,419     5,502        2,167
305       25,352     19,400    11,030          38,971    32,430       14,996
306       20,880     16,363     8,752          76,433    58,340       26,487
307       15,033     11,815     6,321          49,066    38,306       17,343
308       16,625     12,792     7,467          81,701    57,504       25,979

401       6,130       4,946     1,249          87,908    57,674       24,915
402       5,015       3,927     1,168          66,587    44,640       19,561
404       4,909       5,036     2,139          16,193    10,013        5,529
405      10,003      10,095     3,416          75,058    59,073       29,325
406       7,748       7,305     2,534          56,385    44,890       22,349
407      14,426      13,267     6,138          99,209   100,732       39,023

051      12,494      11,222     5,420          84,952    81,273       31,461
052       6,821       6,058     3,124          47,741    40,544       15,447
053       6,431       5,701     2,952          32,908    31,502       14,524
054      27,533      25,492    12,753          65,918    72,377       20,830
055      32,021      27,711    13,397               -         -            -

601(1)   13,563      21,075     8,954           5,904    22,210       11,695

501       3,935       3,988     1,228          27,575    18,868        8,484
502       1,500       2,249       684          56,019    34,625       20,451
503       1,448         915       527          67,094    44,632       26,343

525       2,952      2,419      1,010          28,017    22,485       11,130
526       2,093      1,810        736          30,065    24,478       12,448
527       2,794      2,638      1,167          57,479    49,000       26,393

531       4,004      3,751      1,758          69,549    59,836       32,079
532       6,039      5,409      2,843          31,863    30,502       14,062
533      33,561     30,330     15,247               -         -            -



* See Table 1 for a list of the full names of the Partnerships.

(1)  Program VI - Series 1 was formed on April 29, 1994.

                                    TABLE 9

                    AVERAGE SALES PRICES AND PRODUCTION COSTS
                    FOR THE TWO YEARS ENDED DECEMBER 31, 1995
                   AND FOR THE SIX MONTHS ENDED JUNE 30, 1996

          Average Oil Sales Price (per bbl)   Average Gas Sales Price (per mcf)  Average Production CostR(per BOE)(1)
       ------------------------------------  ----------------------------------  ------------------------------------
         For the year ended   For the Six    For the year ended  For the Six     For the year ended   For the Six
Part-       December 31,      Months Ended    December 31,       Months Ended    For December 31,    Months Ended
ner-   --------------------                  ----------------                   -------------------
ship*    1994      1995     June 30, 1996     1994     1995      June 30, 1996   1994        1995    June 30, 1996
       -------- ----------- -------------    -------  -------    -------------  ---------  -------- ---------------
 100    $14.73   $16.24        $18.81        $2.01    $1.71        $2.36        $4.24       $5.04         $3.99

 207     15.22    15.67         18.98         1.76     1.60         2.06         4.38        4.91          3.54
 208     15.21    15.67         18.98         1.76     1.60         2.06         4.38        4.91          3.54
 209     15.22    15.67         18.98         1.76     1.60         2.06         4.27        4.91          3.54
 210     15.22    15.67         18.98         1.76     1.60         2.06         4.38        4.91          3.54

 301     14.31    15.67         19.93         1.77     1.60         2.06         9.36        5.75          3.67
 302     14.31    15.67         19.94         1.76     1.60         2.06         9.34        5.75          3.67
 303(2)  17.02    16.53         19.74         1.77     1.60         2.06         5.51        5.67          4.17
 304(2)  14.18    17.65         18.34         2.86     2.30         5.71         8.41       13.16         12.37
 305     11.97    13.42         14.60         1.82     1.61         2.17         6.53        8.41          8.26
 306     12.43    13.95         15.15         1.83     1.57         2.04         5.99        7.70          7.93
 307     12.45    13.98         15.19         1.83     1.59         2.08         6.12        7.77          8.06
 308     10.96    12.52         13.40         2.13     1.99         1.94         6.20        7.83          7.49

 401     15.52    16.75         18.97         1.87     1.64         1.90         5.55        6.80          5.53
 402     15.71    16.99         18.78         1.89     1.66         2.04         5.76        7.42          5.53
 404     15.85    16.30         19.12         2.17     2.01         2.42         4.19        4.59          4.22
 405     17.02    19.04         19.29         2.98     2.58         3.28         8.87        9.07          9.96
 406     15.64    16.78         19.19         2.00     1.77         2.18         5.02        5.28          5.73
 407     15.12    16.32         19.06         1.52     1.25         1.38         7.35        6.18          8.94

 051(2)  17.04    20.61         21.68         2.20     1.83         2.40        10.10        8.66         12.48
 052     14.78    16.03         18.43         1.74     1.44         1.99         6.09        5.59          7.28
 053     14.78    16.03         18.43         1.69     1.42         1.99         6.43        5.44          7.28
 054     30.22    30.56         30.90         1.95     1.64         2.30        17.20       16.57         17.01
 055     15.57    16.99         19.61            -        -            -         6.28        7.70          7.11

 601     16.52    16.45         19.42         0.70     0.96         1.46        10.38        8.12          9.20

 501(3)   9.38     9.03          8.50         2.05     2.01         1.93         0.42        0.37          0.53
 502(3)  10.32     8.88          9.06         2.33     1.64         2.20         0.56        0.62          0.74
 503(3)  13.16    14.70         16.17         2.16     1.23         2.11         0.47        0.61          0.62

 525(3)  11.73    11.43         16.12         1.08     0.92         1.22         0.29        0.38          0.24
 526(3)  11.40    10.24         14.08         1.40     1.20         1.64         0.74        0.99          0.59
 527     11.85    12.18         16.38         1.81     1.52         2.07         1.31        1.74          0.95

 531(3)  11.54    11.15         14.59         1.70     1.41         1.94         1.12        1.50          0.82
 532(3)  11.12     8.30         13.73         0.30     0.21         0.40            -           -             -
 533(3)   3.79     5.31          8.73            -        -            -            -           -             -

* See Table 1 for a list of the full names of the Partnerships.

(1) Average production costs are reflected per barrel of oil equivalent or BOE using a ratio of 6 MCF to one barrel of oil.

(2) This Partnership pays a net profits royalty. The average oil and gas prices and production costs per equivalent barrel are higher than average market prices and costs due to the payment of net profits royalties. The payment of such royalties has had no impact on the Partnership's net revenues or cash flows.

(3) This Partnership receives a net profits royalty. The average oil and gas prices and production costs are lower than the average market prices and costs due to the receipt of net profits royalties. The receipt of such royalties has no impact on the Partnership's net revenues or cash flows.

                                    TABLE 10
                        GROSS AND NET PRODUCTIVE ACREAGE
                           AND UNDEVELOPED ACREAGE (3)

                                                               Developed                   Developed
                                                            Working Interest (1)        Royalty Interest
                                                          ----------------------      ---------------------
                                                               Gross      Net           Gross       Net
                  PARTNERSHIP                                Acres (2)   Acres         Acres (2)    Acres
                                                          ----------------------      ---------------------

Enex Program I Partners, L.P.                                  27,588     1,686.01       61,079       1991.65

Enex Oil & Gas Income Program II-7, L.P.                      279,940       177.23      475,962        288.98
Enex Oil & Gas Income Program II-8, L.P.                      279,940       135.67      475,962        221.22
Enex Oil & Gas Income Program II-9, L.P.                      279,940        80.86      475,962        131.85
Enex Oil & Gas Income Program II-10, L.P.                     279,940       101.96      475,962        166.25

Enex Oil & Gas Income Program III- Series 1, L.P.             279,940        61.57      475,962        100.39
Enex Oil & Gas Income Program III- Series 2, L.P.             279,940        88.17      474,410        143.76
Enex Oil & Gas Income Program III- Series 3, L.P.             280,700       159.27      475,962        216.81
Enex Oil & Gas Income Program III- Series 4, L.P.               3,847        85.32          794          5.09
Enex Oil & Gas Income Program III- Series 5, L.P.              12,852     1,210.69           80          1.00
Enex Oil & Gas Income Program III- Series 6, L.P.              14,532     1,590.73        1,120          3.84
Enex Oil & Gas Income Program III- Series 7, L.P.              14,532     1,113.73        1,120          2.06
Enex Oil & Gas Income Program III- Series 8, L.P.              14,532       944.18        1,120          8.14

Enex Oil & Gas Income Program IV- Series 1, L.P.                5,584       570.84          643         11.14
Enex Oil & Gas Income Program IV- Series 2, L.P.                2,758       472.30        1,120          8.90
Enex Oil & Gas Income Program IV- Series 4, L.P.              281,006        43.91      475,962         49.10
Enex Oil & Gas Income Program IV- Series 5, L.P.              281,012       365.62      475,962         23.37
Enex Oil & Gas Income Program IV- Series 6, L.P.                1,072       259.36            -            -
Enex Oil & Gas Income Program IV- Series 7, L.P.               27,034       548.88        1,662          1.22

Enex Oil & Gas Income Program V- Series 1, L.P.                26,794       509.03        1,662          1.40
Enex Oil & Gas Income Program V- Series 2, L.P.                26,474       327.45        1,662          1.10
Enex Oil & Gas Income Program V- Series 3, L.P.                25,994       248.26        1,662          1.04
Enex Oil & Gas Income Program V- Series 4, L.P.                 5,791     1,398.80          320          0.10
Enex Oil & Gas Income Program V- Series 5, L.P.                 1,791     1,160.14        1,079         41.13

Enex Oil & Gas Income Program VI- Series 1, L.P.              280,219       167.35      475,991        128.50

Enex Income and Retirement Fund -  Series 1, L.P.             -         -                 6,161         70.76
Enex Income and Retirement Fund -  Series 2, L.P.             -         -                10,933        139.62
Enex Income and Retirement Fund -  Series 3, L.P.             -         -                54,603        202.13

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.       -         -                10,620        119.23
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.       -         -                10,430         94.81
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.       -         -                 9,548         73.28

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.       -         -                36,404        113.65
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.       -         -                27,656        247.84
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.       -         -                 4,311       1496.78
                                                          ------------  ----------    -----------  ------------

Totals  (4)                                                   370,079    13,507.33      558,154      6,106.14
                                                          ============  ==========    ===========  ============


See accompanying notes to Table 10 at A-13.
----------------------------------------------------------------

         NOTES TO TABLE 10 - ACREAGE SUMMARY TABLE

(1) Developed acres are acres spaced or assigned to productive wells.

(2) A gross acre is an acre in which an interest is owned. The number of gross acres is the total number of acres in which such interest is owned. A net working interest acre is deemed to exist when the sum of fractional ownership of working interests owned in gross acres equals one. The number of net working working interest acres is the sum of fractional working interests owned in gross acres expressed as whole numbers and fractions thereof. A net royalty acre is deemed to exist when the sum of fractional ownership of royalty interests owned in gross acres equals one. The number of net royalty acres is the sum of the fractional royalty interest owned in gross acres expressed as whole numbers and fractions thereof.

(3) Undeveloped acres are those lease acres on which wells have not been drilled or completed to a point that permits the production of commercial quantities of oil and gas, regardless of whether such acreage contains proved reserves. Enex Program I Partners, L.P. owns 16,400 Gross Undeveloped Royalty Acres and 780.90 Net Undeveloped Royalty Acres. No other limited partership owns any undeveloped acreage.

(4) Totals for gross acres have been reduced to adjust for ownership by more than one Partnership.

                                    TABLE 11
                   GROSS AND NET PRODUCTIVE OIL AND GAS WELLS

                                                            Productive Oil Wells (1)     Productive Gas Wells (1)
                                                             Net Working       Net           Net Working    Net
                                                        Gross    Interest   Royalty    Gross   Interest   Royalty
PARTNERSHIP                                              Wells     Wells     Wells     Wells   Wells       Wells

Enex Program I Partners, L.P.                              131    9.181     0.545      562     3.759      16.978

Enex Oil & Gas Income Program II-7, L.P.                10,725    4.874     1.375      176     0.004       0.014
Enex Oil & Gas Income Program II-8, L.P.                10,725    3.731     1.052      176     0.003       0.011
Enex Oil & Gas Income Program II-9, L.P.                10,725    2.224     0.627      176     0.002       0.006
Enex Oil & Gas Income Program II-10, L.P.               10,725    2.804     0.791      176     0.002       0.008

Enex Oil & Gas Income Program III- Series 1, L.P.       10,725    1.693     0.478      176     0.001       0.005
Enex Oil & Gas Income Program III- Series 2, L.P.       10,725    2.424     0.684      176     0.002       0.007
Enex Oil & Gas Income Program III- Series 3, L.P.       10,738    3.929     1.031      189     0.003       0.011
Enex Oil & Gas Income Program III- Series 4, L.P.           11    0.462     0.016       11     0.133       0.076
Enex Oil & Gas Income Program III- Series 5, L.P.           61    3.285     0.125       17     1.260       0.000
Enex Oil & Gas Income Program III- Series 6, L.P.           67    4.470         -       24     1.733       0.012
Enex Oil & Gas Income Program III- Series 7, L.P.           67    3.070         -       24     1.209       0.006
Enex Oil & Gas Income Program III- Series 8, L.P.           67    4.062         -       24     1.037       0.025

Enex Oil & Gas Income Program IV- Series 1, L.P.            31    3.732         -       14     0.629       0.031
Enex Oil & Gas Income Program IV- Series 2, L.P.            17    3.120         -       10     0.425       0.024
Enex Oil & Gas Income Program IV- Series 4, L.P.        10,728    0.925     0.234      178     0.014       0.002
Enex Oil & Gas Income Program IV- Series 5, L.P.        10,738    2.161     0.111      177     0.410       0.001
Enex Oil & Gas Income Program IV- Series 6, L.P.             7    1.386         -        1     0.290       0.000
Enex Oil & Gas Income Program IV- Series 7, L.P.            92    3.290     0.006       35     0.989       0.530

Enex Oil & Gas Income Program V- Series 1, L.P.             89    2.958     0.007       32     0.939       0.604
Enex Oil & Gas Income Program V- Series 2, L.P.             39    1.793     0.006       32     0.646       0.477
Enex Oil & Gas Income Program V- Series 3, L.P.             39    1.693     0.005       29     0.229       0.451
Enex Oil & Gas Income Program V- Series 4, L.P.             63   16.934         -        7     1.094       0.003
Enex Oil & Gas Income Program V- Series 5, L.P.             47   16.829    0.654         -         -       0.000

Enex Oil & Gas Income Program VI- Series 1, L.P.         10,770  20.949    0.655       176     0.230       0.006

Enex Income and Retirement Fund -  Series 1, L.P.             7       -    0.128        33         -       0.227
Enex Income and Retirement Fund -  Series 2, L.P.             7       -    0.283        43         -       0.536
Enex Income and Retirement Fund -  Series 3, L.P.            23       -    0.583        33         -       1.271

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.       8       -    0.559       176         -       0.385
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.       5       -     0.35       176         -       0.825
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.       1       -    0.033       175         -       2.578

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.      39       -     0.27       199         -       3.003
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.      39       -    0.005        29         -       0.676
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.      63       -        -         -         -       0.347

Totals  (2)                                              11,226 121.979   10.613     1,094    15.043      29.136


(1) Productive wells are producing wells and wells capable of production, including shut-in wells. A gross well is a well in which an interest is held. The number of gross wells is the total number of wells in which an interest is owned. A net working interest (W.I.) well is deemed to exist when the sum of the fractional ownership interests in gross W.I. wells, equals one. The number of net W.I. wells is the sum of the fractional owned in gross W.I. wells, expressed as whole numbers and fractions thereof. A net royalty well is deemed to exist when the sum of gross royalty wells equals one. The number of net royalty wells is the sum of the fractional interests owned in gross royalty wells, expressed as whole numbers and fractions thereof.

(2) Totals for gross wells have been reduced to adjust for ownership by more than one Partnership.

                                    TABLE 13

                       RATIO OF EARNINGS TO FIXED CHARGES

              For the six
              months ended        For the Year Ended December 31,
Partnership* June 30, 1996     1995    1994    1993    1992    1991

100             -               -       35      (1)      8       8

207             -               568     -       -       -       -
208             -               368     -       -       -       -
209             -               344     -       -       -       -
210             -               353     -       -       -       -

301             -                11    (21)    (73)     13      (12)
302             -                 19   (21)    (69)    (22)     (11)
303             -               -       -       -       -       -
304             -               -       -       -       -       -
305             -               -       -    (1,506) (3,111) (5,465)
306             -               -       -       (376)   (61)     (3)
307             -               -       -       (875)   (80)    (16)
308             -               -       -       (333)   (51)    (52)

401             -               -       -    (14,165)   (13)   (112)
402             -               -       -       (345)   (20)    (98)
404             -               -       -       -       -       -
405             -               -       11       (95)   -       -
406             -               -       50      (197)   -       -
407             -               -       -       -       -       -

051             -               -       -       -       -       -
052             -               -       -       -       -       -
053             -               -       -       -       -       -
054             -               -      119        18    -       -
055             -               -       -       -       -       -

601             (104)           (8)    (10)

501             -               -       -       -       -       -
502             -               -       -       -       -       -
503             -               -       -       -       -       -

525             -               -       -       -       -       -
526             -               -       -       -       -       -
527             -               -       -       -       -       -

531             -               -       -       -       -       -
532             -               -       -       -       -       -
533             -               -       -       -       -       -



*  See Table 1 for a list of the full names of the Partnerships.

                                    TABLE 14

                          HISTORICAL PRESENTMENT OFFERS

                                                       1995 (1)             1996 (1)
                                                  Presentment Offer     Presentment Offer
Partnership                                     Price per $500 unit   Price per $500 unit
Enex Program I Partners, L.P.                            $19.59          $22.03

Enex Oil & Gas Income Program II-7, L.P.                  41.96           82.15
Enex Oil & Gas Income Program II-8, L.P.                  36.95           76.04
Enex Oil & Gas Income Program II-9, L.P.                  21.08           63.36
Enex Oil & Gas Income Program II-10, L.P.                 26.51           69.18

Enex Oil & Gas Income Program III- Series 1, L.P.            -                -
Enex Oil & Gas Income Program III- Series 2, L.P.            -             5.16
Enex Oil & Gas Income Program III- Series 3, L.P.         23.42           54.18
Enex Oil & Gas Income Program III- Series 4, L.P.          3.44              -
Enex Oil & Gas Income Program III- Series 5, L.P.          8.84            6.84
Enex Oil & Gas Income Program III- Series 6, L.P.         18.03           21.98
Enex Oil & Gas Income Program III- Series 7, L.P.          8.45           11.46
Enex Oil & Gas Income Program III- Series 8, L.P.         19.16           13.17

Enex Oil & Gas Income Program IV- Series 1, L.P.           6.84            7.19
Enex Oil & Gas Income Program IV- Series 2, L.P.           9.12            9.85
Enex Oil & Gas Income Program IV- Series 4, L.P.          18.85           24.68
Enex Oil & Gas Income Program IV- Series 5, L.P.          23.66           45.52
Enex Oil & Gas Income Program IV- Series 6, L.P.           8.02           26.91
Enex Oil & Gas Income Program IV- Series 7, L.P.          32.20           50.03

Enex Oil & Gas Income Program V- Series 1, L.P.           41.81           54.23
Enex Oil & Gas Income Program V- Series 2, L.P.           23.05           28.10
Enex Oil & Gas Income Program V- Series 3, L.P.           45.11           55.83
Enex Oil & Gas Income Program V- Series 4, L.P.          181.08          256.91
Enex Oil & Gas Income Program V- Series 5, L.P.          162.11          230.90

Enex Oil & Gas Income Program VI- Series 1, L.P.         176.58          178.41

Enex Income and Retirement Fund -  Series 1, L.P.            -            26.47
Enex Income and Retirement Fund -  Series 2, L.P.         48.44           65.74
Enex Income and Retirement Fund -  Series 3, L.P.         21.43           31.18

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.    3.15           19.38
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.    4.03           20.47
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.   66.07           88.62

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.   81.95          108.52
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.   41.31           51.46
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.  208.32          217.60

1) The purchase price for such units were determined using reserve estimates from H.J. Gruy and Associates, Inc. as of January 1, discounted by 30% for risk and subject to subsequent distributions. Such a value does not purport to reflect the fair value of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP
- Right of Presentment" for a description of the right of presentment provided by the Consolidated Partnership.

                                    TABLE 15
                    DIVERSIFICATION OF PARTNERSHIP INTERESTS

                                                      Gross     Gross
                                                     Working    Royalty     Gross        Gross
                                                     Interest   Interest   Productive  Productive   % of     % of
PRO FORMA                                             Acres     Acres      Oil Wells    Gas Wells    Oil      Gas

Pro forma Assumed Maximum Acceptance                  370,079    558,154      11,226      1,094     52.34%   47.66%
Pro forma Assumed Minimum Acceptance                  361,898    556,726      11,021      1,087     43.91%   56.09%

                  PARTNERSHIP (Historical)

Enex Program I Partners, L.P.                          27,588     61,079         131        562     37.78%   62.22%

Enex Oil & Gas Income Program II-7, L.P.              279,940    475,962      10,725        176     81.92%   18.08%
Enex Oil & Gas Income Program II-8, L.P.              279,940    475,962      10,725        176     81.92%   18.08%
Enex Oil & Gas Income Program II-9, L.P.              279,940    475,962      10,725        176     81.92%   18.08%
Enex Oil & Gas Income Program II-10, L.P.             279,940    475,962      10,725        176     81.92%   18.08%

Enex Oil & Gas Income Program III- Series 1, L.P.     279,940    475,962      10,725        176     81.92%   18.08%
Enex Oil & Gas Income Program III- Series 2, L.P.     279,940    474,410      10,725        176     81.92%   18.08%
Enex Oil & Gas Income Program III- Series 3, L.P.     280,700    475,962      10,738        189     82.07%   17.93%
Enex Oil & Gas Income Program III- Series 4, L.P.       3,847        794          11         11     30.50%   69.50%
Enex Oil & Gas Income Program III- Series 5, L.P.      12,852         80          61         17     82.43%   17.57%
Enex Oil & Gas Income Program III- Series 6, L.P.      14,532      1,120          67         24     67.41%   32.59%
Enex Oil & Gas Income Program III- Series 7, L.P.      14,532      1,120          67         24     69.86%   30.14%
Enex Oil & Gas Income Program III- Series 8, L.P.      14,532      1,120          67         24     62.49%   37.51%

Enex Oil & Gas Income Program IV- Series 1, L.P.        5,584        643          31         14     22.97%   77.03%
Enex Oil & Gas Income Program IV- Series 2, L.P.        2,758      1,120          17         10     22.97%   77.03%
Enex Oil & Gas Income Program IV- Series 4, L.P.       281,006   475,962      10,728        178     58.40%   41.60%
Enex Oil & Gas Income Program IV- Series 5, L.P.       281,012   475,962      10,738        177     41.37%   58.63%
Enex Oil & Gas Income Program IV- Series 6, L.P.         1,072         -           7          1     38.38%   61.62%
Enex Oil & Gas Income Program IV- Series 7, L.P.        27,034     1,662          92         35     35.54%   64.46%

Enex Oil & Gas Income Program V- Series 1, L.P.         26,794     1,662          89         32     30.87%   69.13%
Enex Oil & Gas Income Program V- Series 2, L.P.         26,474     1,662          39         32     23.26%   76.74%
Enex Oil & Gas Income Program V- Series 3, L.P.         25,994     1,662          39         29     23.27%   76.73%
Enex Oil & Gas Income Program V- Series 4, L.P.          5,791       320          63          7     63.13%   36.87%
Enex Oil & Gas Income Program V- Series 5, L.P.          1,791     1,079          47          -    100.00%    0.00%

Enex Oil & Gas Income Program VI- Series 1, L.P.       280,219   475,991      10,770        176     90.91%    9.09%

Enex Income and Retirement Fund -  Series 1, L.P.            -     6,161           7         33     18.59%    81.41%
Enex Income and Retirement Fund -  Series 2, L.P.            -    10,933           7         43     14.79%    85.21%
Enex Income and Retirement Fund -  Series 3, L.P.            -    54,603          23         33      9.29%    90.71%

Enex 88-89 Income and Retirement Fund -  Series 5, L.P.      -    10,620           8        176     27.41%    72.59%
Enex 88-89 Income and Retirement Fund -  Series 6, L.P.      -    10,430           5        176     12.74%    87.26%
Enex 88-89 Income and Retirement Fund -  Series 7, L.P.      -     9,548           1        175      5.84%    94.16%

Enex 90-91 Income and Retirement Fund -  Series 1, L.P.      -    36,404          39        199      7.66%    92.34%
Enex 90-91 Income and Retirement Fund -  Series 2, L.P.      -    27,656          39         29     23.26%    76.74%
Enex 90-91 Income and Retirement Fund -  Series 3, L.P.      -     4,311          63          -    100.00%     0.00%

Totals                                                 370,079   558,154      11,226      1,094

                                   APPENDIX B

                         ARTICLES OF LIMITED PARTNERSHIP
                                TABLE OF CONTENTS

     ARTICLE                                                                      PAGE NO.
     -------                                                                      --------
ARTICLE 1 --  CERTAIN DEFINITIONS ...................................................B-1

ARTICLE 2 --  STATUS AND BUSINESS OF PARTNERSHIP ....................................B-6

ARTICLE 3 --  CONTRIBUTIONS OF THE PARTNERS .........................................B-8

ARTICLE 4 --  ALLOCATION OF COSTS AND REVENUES; DISTRIBUTIONS........................B-9

ARTICLE 5 --  TAX MATTERS ...........................................................B-13

ARTICLE 6 --  RIGHT TO PRESENT UNITS FOR PURCHASE ...................................B-16

ARTICLE 7 --  BOOKS OF ACCOUNT, FISCAL YEAR AND REPORTS..............................B-18

ARTICLE 8 --  RIGHTS AND OBLIGATIONS OF THE UNITHOLDERS..............................B-21

ARTICLE 9 --  RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER..........................B-27

ARTICLE 10--  REPRESENTATIONS AND WARRANTIES OF THE PARTNERS AND POWER OF ATTORNEY...B-34

ARTICLE 11--  DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP............B-37

ARTICLE 12--  RIGHT OF THE GENERAL PARTNER TO CONDUCT SIMILAR OPERATIONS.............B-40

ARTICLE 13--  AMENDMENTS.............................................................B-40

ARTICLE 14--  MISCELLANEOUS PROVISIONS...............................................B-42



                     AMENDED ARTICLES OF LIMITED PARTNERSHIP
                                       OF
                        ENEX CONSOLIDATED PARTNERS, L.P.
                       (A NEW JERSEY LIMITED PARTNERSHIP)

          AMENDED ARTICLES OF LIMITED PARTNERSHIP ("ARTICLES"), MADE BY AND AMONG ENEX RESOURCES CORPORATION, A DELAWARE CORPORATION ("ENEX" OR THE "GENERAL PARTNER"), THE "ORIGINAL LIMITED PARTNER" (AS HEREINAFTER DEFINED) AND THE "LIMITED PARTNERS" (AS HEREINAFTER DEFINED) AMENDING AND RESTATING IN ITS ENTIRETY THE CERTIFICATE (AS HEREINAFTER DEFINED) FILED UNDER THE ACT (AS HEREINAFTER DEFINED) OF ENEX CONSOLIDATED PARTNERS, L.P. (THE "PARTNERSHIP") IN ORDER, AMONG OTHER THINGS, TO ADMIT TO THE PARTNERSHIP AS ADDITIONAL LIMITED PARTNERS THOSE CERTAIN PERSONS WHOSE NAMES ARE SET FORTH ON SCHEDULE A HERETO (WHO ARE THE "LIMITED PARTNERS" REFERRED TO ABOVE); TO REFLECT THE WITHDRAWAL FROM THE PARTNERSHIP OF THE ORIGINAL LIMITED PARTNER AND THE ASSIGNMENT OF THE ORIGINAL LIMITED PARTNER'S INTEREST IN THE PARTNERSHIP TO ENEX; AND TO REFLECT THE FACT THAT THE PARTNERSHIP HAS COMMENCED OPERATIONS.

                                    ARTICLE 1

                               CERTAIN DEFINITIONS

SECTION 1.1. DEFINED TERMS:

     "ACT" MEANS THE NEW JERSEY UNIFORM LIMITED PARTNERSHIP LAW (1976).

     "ADMINISTRATIVE COSTS" MEANS ALL CUSTOMARY AND ROUTINE EXPENSES INCURRED BY THE GENERAL PARTNER FOR THE CONDUCT OF PARTNERSHIP ADMINISTRATION, INCLUDING; LEGAL, FINANCE, ACCOUNTING, SECRETARIAL, TRAVEL, OFFICE RENT, TELEPHONE, DATA PROCESSING AND OTHER ITEMS OF A SIMILAR NATURE.

     WITH RESPECT TO THE GENERAL PARTNER, "AFFILIATE" MEANS (A) ANY PERSON DIRECTLY OR INDIRECTLY OWNING, CONTROLLING OR HOLDING WITH POWER TO VOTE 10% OR MORE OF THE OUTSTANDING VOTING SECURITIES OF THE GENERAL PARTNER; (B) ANY PERSON 10% OR MORE OF WHOSE OUTSTANDING VOTING SECURITIES ARE DIRECTLY OR INDIRECTLY OWNED, CONTROLLED OR HELD WITH POWER TO VOTE BY THE GENERAL PARTNER; (C) ANY PERSON DIRECTLY OR INDIRECTLY CONTROLLING, CONTROLLED BY OR UNDER COMMON CONTROL WITH THE GENERAL PARTNER; (D) ANY OFFICER, DIRECTOR OR PARTNER OF THE GENERAL PARTNER; AND (E) IF THE GENERAL PARTNER IS AN OFFICER, DIRECTOR OR PARTNER, ANY COMPANY FOR WHICH THE GENERAL PARTNER ACTS IN SUCH CAPACITY. NOTWITHSTANDING THE FOREGOING, FOR THE PURPOSES OF SECTION 9.3 BELOW, THE TERM "AFFILIATES" SHALL INCLUDE ONLY THOSE PERSONS PERFORMING SERVICES ON BEHALF OF THE PARTNERSHIP.

     "AFFILIATED LIMITED PARTNERSHIP" MEANS A LIMITED PARTNERSHIP OR OTHER ENTITY THAT IS AN AFFILIATE OF THE GENERAL PARTNER.

     "CAPITAL ACCOUNT" MEANS THE SEPARATE CAPITAL ACCOUNT MAINTAINED FOR EACH PARTNER AND UNITHOLDER PURSUANT TO ARTICLE 7.

     "CAPITAL CONTRIBUTIONS" MEANS, WITH RESPECT TO A PREDECESSOR PARTNERSHIP, THE TOTAL CAPITAL INVESTED IN SUCH PREDECESSOR PARTNERSHIP BY THE GENERAL AND LIMITED PARTNERS THEREOF.

     "CERTIFICATE"   REFERS  TO  THE   PARTNERSHIP'S   CERTIFICATE   OF  LIMITED
PARTNERSHIP FILED WITH THE SECRETARY OF STATE OF THE STATE OF NEW JERSEY, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

     "CODE" MEANS THE INTERNAL REVENUE CODE OF 1986, AS THE SAME MAY BE AMENDED FROM TIME TO TIME.

     "CONSOLIDATION" MEANS THE CONSOLIDATION OF THE PREDECESSOR PARTNERSHIPS DESCRIBED IN THE PROSPECTUS/PROXY STATEMENT OF THE PARTNERSHIP DATED , 1996.

     "COST", WHEN USED WITH RESPECT TO PARTNERSHIP PROPERTY, MEANS THE COST OF SUCH PROPERTY ON THE BOOKS OF THE ENTITY OWNING IT. WITH RESPECT TO PROPERTY ACQUIRED FROM THE GENERAL PARTNER OR ITS AFFILIATES (EXCLUDING AFFILIATED LIMITED PARTNERSHIPS WHEN THE INTEREST OF THE GENERAL PARTNER IS IDENTICAL TO OR LESS THAN ITS INTEREST IN THE PARTNERSHIP), COST INCLUDES (1) THE SUM OF THE PRICES PAID BY THE GENERAL PARTNER OR ITS AFFILIATES TO AN UNAFFILIATED PERSON FOR SUCH PROPERTY, INCLUDING BONUSES; (2) TITLE INSURANCE OR EXAMINATION COSTS, BROKERS' COMMISSIONS, FILING FEES, RECORDING COSTS, TRANSFER TAXES, IF ANY, AND LIKE CHARGES IN CONNECTION WITH THE ACQUISITION OF SUCH PROPERTY; (3) A PRO RATA PORTION OF THE GENERAL PARTNER'S OR ITS AFFILIATES' ACTUAL, NECESSARY AND REASONABLE EXPENSES FOR SEISMIC AND GEOPHYSICAL SERVICES; (4) RENTALS AND AD VALOREM TAXES PAID BY THE GENERAL PARTNER OR ITS AFFILIATES TO THE DATE OF TRANSFER, AND INCOME TAXES INCURRED IN CONNECTION WITH THE TRANSACTIONS, IF ANY;
(5) INTEREST AND POINTS ACTUALLY INCURRED ON FUNDS USED BY THE GENERAL PARTNER OR ITS AFFILIATES TO ACQUIRE OR MAINTAIN SUCH PROPERTY; AND (6) SUCH PORTION OF THE REASONABLE, NECESSARY AND ACTUAL EXPENSES FOR GEOLOGICAL, GEOPHYSICAL, ENGINEERING, DRAFTING, ACCOUNTING, LEGAL AND OTHER LIKE SERVICES ALLOCATED TO THE PROPERTY COST IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AND INDUSTRY STANDARDS. COST WILL NOT INCLUDE EXPENSES OF THE GENERAL PARTNER OR ITS AFFILIATES IN CONNECTION WITH THE PAST DRILLING OF WELLS WHICH, IN THE OPINION OF THE GENERAL PARTNER, ARE NOT PRODUCERS OF SUFFICIENT QUANTITIES OF OIL OR GAS TO MAKE COMMERCIALLY REASONABLE THEIR CONTINUED OPERATIONS, AND WILL NOT INCLUDE ANY EXPENSES SET FORTH IN (4), (5) AND (6) ABOVE INCURRED MORE THAN 36 MONTHS PRIOR TO THE PURCHASE OF THE PROPERTY BY THE PARTNERSHIP. WHEN USED WITH REFERENCE TO SERVICES, COST MEANS THE REASONABLE, NECESSARY AND ACTUAL EXPENSE INCURRED BY THE GENERAL PARTNER OR ITS AFFILIATES ON BEHALF OF THE PARTNERSHIP IN PROVIDING SUCH SERVICES, DETERMINED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES. WHEN USED WITH RESPECT TO PROPERTY ACQUIRED FROM, OR SERVICES PROVIDED BY, A PARTY OTHER THAN THE GENERAL PARTNER OR ITS AFFILIATES, THE TERM "COST" MEANS THE PRICE PAID FOR SUCH PROPERTY OR SERVICES IN AN ARM'S LENGTH TRANSACTION.

     "DEVELOPMENT WELL" REFERS TO A WELL DRILLED AS AN ADDITIONAL WELL TO THE SAME RESERVOIR AS OTHER PRODUCING WELLS ON A LEASE, OR DRILLED ON AN OFFSET LEASE USUALLY NOT MORE THAN ONE LOCATION AWAY FROM A WELL PRODUCING FROM THE SAME RESERVOIR. "DEVELOPMENT DRILLING" REFERS TO THE DRILLING OF DEVELOPMENT WELLS.

     "DIRECT COSTS" MEANS ALL ACTUAL AND NECESSARY COSTS DIRECTLY INCURRED FOR THE BENEFIT OF THE PARTNERSHIP AND GENERALLY ATTRIBUTABLE TO THE GOODS AND SERVICES PROVIDED TO THE PARTNERSHIP BY PARTIES OTHER THAN THE GENERAL PARTNER OR ITS AFFILIATES. DIRECT COSTS SHALL NOT INCLUDE ANY COST OTHERWISE CLASSIFIED AS ADMINISTRATIVE COSTS, OPERATING COSTS OR PROPERTY COSTS. DIRECT COSTS MAY INCLUDE THE COST OF SERVICES PROVIDED BY THE GENERAL PARTNER OR ITS AFFILIATES (OTHER THAN THE PRESIDENT OF THE GENERAL PARTNER) IF SUCH SERVICES ARE PROVIDED PURSUANT TO WRITTEN CONTRACTS AND IN COMPLIANCE WITH ARTICLE 9 OF THIS AGREEMENT. DIRECT COSTS WILL BE BILLED DIRECTLY TO AND PAID BY THE PARTNERSHIP TO THE EXTENT PRACTICABLE.

     A "FARMOUT" IS AN AGREEMENT WHEREBY THE OWNER OF A LEASEHOLD OR WORKING INTEREST AGREES TO ASSIGN HIS INTEREST IN SPECIFIC ACREAGE TO AN ASSIGNEE, RETAINING SOME INTEREST SUCH AS AN OVERRIDING ROYALTY INTEREST, AN OIL AND GAS PAYMENT, OFFSETTING ACREAGE OR OTHER TYPE OF INTEREST, SUBJECT TO THE DRILLING OF ONE OR MORE SPECIFIC WELLS OR OTHER PERFORMANCE BY THE ASSIGNEE AS A CONDITION OF THE ASSIGNMENT.

     THE "FISCAL YEAR" OF THE PARTNERSHIP IS THE TWELVE MONTH PERIOD ENDING DECEMBER 31.

     "GENERAL PARTNER" REFERS TO ENEX RESOURCES CORPORATION, A DELAWARE CORPORATION, THE SPONSOR OF THE PARTNERSHIP, AND ANY SUCCESSOR TO IT IN THAT CAPACITY. A "SPONSOR" IS ANY PERSON DIRECTLY OR INDIRECTLY INSTRUMENTAL IN ORGANIZING THE PARTNERSHIP OR ANY PERSON WHO WILL MANAGE OR PARTICIPATE IN THE MANAGEMENT OF THE PARTNERSHIP, INCLUDING THE GENERAL PARTNER AND ANY OTHER PERSON WHO REGULARLY PERFORMS OR SELECTS THE PERSON WHO PERFORMS 25% OR MORE OF THE EXPLORATORY, DEVELOPMENTAL OR PRODUCING ACTIVITIES OF THE PARTNERSHIP, OR SEGMENT THEREOF. "SPONSOR" DOES NOT INCLUDE WHOLLY INDEPENDENT THIRD PARTIES SUCH AS ATTORNEYS, ACCOUNTANTS, PLACEMENT AGENTS AND UNDERWRITERS WHOSE ONLY COMPENSATION IS FOR PROFESSIONAL SERVICES RENDERED IN CONNECTION WITH THE OFFERING OF INTERESTS.

     "INDEPENDENT EXPERT" MEANS A PERSON WITH NO MATERIAL RELATIONSHIP TO THE GENERAL PARTNER WHO IS QUALIFIED AND WHO IS IN THE BUSINESS OF RENDERING OPINIONS REGARDING THE VALUE OF OIL AND GAS PROPERTIES BASED UPON THE EVALUATION OF ALL PERTINENT ECONOMIC, FINANCIAL, GEOLOGIC AND ENGINEERING INFORMATION AVAILABLE TO THE GENERAL PARTNER.

     A "LEASE" IS A FULL OR PARTIAL INTEREST IN AN OIL AND GAS LEASE, LICENSE, CONCESSION, OR OTHER RIGHT AUTHORIZING THE OWNER TO EXPLORE FOR AND PRODUCE OIL AND GAS, AND ANY CONTRACTUAL RIGHT TO ACQUIRE ANY OF SUCH INTERESTS.

     "LIMITED   PARTNERS"  ARE   UNITHOLDERS  WHO  HAVE  BEEN  ADMITTED  TO  THE
PARTNERSHIP AS LIMITED PARTNERS IN ACCORDANCE WITH THESE ARTICLES AND THE ACT.

     PARTNERSHIP "NET REVENUES" REFERS TO THE EXCESS OF AGGREGATE PARTNERSHIP REVENUES, INCOME AND GAINS IN ANY PARTICULAR TIME PERIOD OVER THE AGGREGATE OPERATING COSTS, DIRECT COSTS AND ADMINISTRATIVE COSTS AND OTHER PARTNERSHIP COSTS AND EXPENSES (INCLUDING THE REPAYMENT OF PARTNERSHIP BORROWINGS, BUT EXCLUDING THE COSTS OF ACQUIRING PARTNERSHIP PROPERTIES), IN SUCH TIME PERIOD.

     "OPERATING COSTS" REFERS TO EXPENDITURES MADE AND COSTS INCURRED IN PRODUCING AND MARKETING OIL OR GAS FROM COMPLETED WELLS, INCLUDING, IN ADDITION TO LABOR, FUEL, REPAIRS, HAULING, MATERIALS, SUPPLIES, UTILITY CHARGES AND OTHER COSTS INCIDENT THERETO OR THEREFROM, AD VALOREM AND SEVERANCE TAXES, INSURANCE AND CASUALTY LOSS EXPENSE, AND COMPENSATION TO WELL OPERATORS OR OTHERS FOR SERVICES RENDERED IN CONDUCTING SUCH OPERATIONS. OPERATING COSTS INCLUDE THAT PORTION OF THE DIRECT COSTS AND ADMINISTRATIVE COSTS WHICH IS ALLOCABLE TO THE WORKING INTEREST IN AN OIL AND GAS PROPERTY.

     "ORIGINAL LIMITED PARTNER" REFERS TO THE PERSON WHO, AS A LIMITED PARTNER, EXECUTED THE PARTNERSHIP'S CERTIFICATE AS ORIGINALLY FILED WITH THE SECRETARY OF STATE OF THE STATE OF NEW JERSEY.

     AN "OVERRIDING ROYALTY" IS A ROYALTY INTEREST CREATED FROM A LEASE WHICH DOES NOT SURVIVE THE TERMINATION OF SUCH LEASE.

     "PARTNERS" REFERS TO THE GENERAL PARTNER AND THE LIMITED PARTNERS, COLLECTIVELY.

     "PARTNERSHIP"   MEANS  ENEX  CONSOLIDATED   PARTNERS,   L.P.,  THE  LIMITED
PARTNERSHIP FORMED PURSUANT TO THE ACT AND ORGANIZED PURSUANT TO THESE ARTICLES.

     "PARTNERSHIP PROPERTY(IES)" INCLUDES ALL INTERESTS, PROPERTIES AND RIGHTS OF ANY TYPE OWNED BY THE PARTNERSHIP AND INCLUDES WELL MACHINERY AND EQUIPMENT, GATHERING SYSTEMS, STORAGE FACILITIES, PIPELINES, REFINING, PROCESSING AND OTHER DOWNSTREAM FACILITIES, AND ANY OTHER EQUIPMENT AND PROPERTY ASSOCIATED WITH THE PRODUCTION, PROCESSING OR MARKETING OF OIL AND GAS, OTHER THAN OIL, GAS AND OTHER MINERALS
                                       B-3

PRODUCED BY THE PARTNERSHIP. INTERESTS IN OIL AND GAS PROPERTIES MAY INCLUDE WORKING INTERESTS, PRODUCTION PAYMENTS, ROYALTIES OR OVERRIDING ROYALTIES AND OTHER NON-WORKING AND NON-OPERATING INTERESTS.

     "PERSON" MEANS ANY INDIVIDUAL, PARTNERSHIP, CORPORATION, TRUST OR OTHER ENTITY.

     "PREDECESSOR PARTNERSHIP" MEANS A LIMITED PARTNERSHIP OF WHICH THE GENERAL PARTNER WAS THE GENERAL PARTNER WHICH DISSOLVED AND TERMINATED FOLLOWING THE TRANSFER OF ITS ASSETS TO THE PARTNERSHIP.

     "PRODUCING PROPERTY" IS PROPERTY PRODUCING OIL AND GAS IN COMMERCIAL QUANTITIES OR PROPERTY WITH SHUT-IN WELLS DEEMED CAPABLE BY THE GENERAL PARTNER OF PRODUCING OIL OR GAS IN COMMERCIAL QUANTITIES.

     A "PRODUCTION PAYMENT" IS AN INTEREST WHICH ENTITLES THE HOLDER TO RECEIVE A SPECIFIED SHARE OF GROSS PRODUCTION OF OIL, GAS OR OTHER MINERALS, OR THE PROCEEDS FROM THE SALE OF SUCH SHARE OF PRODUCTION (WHICH PROCEEDS MAY, IN SOME CASES, BE MEASURED BY A PERCENTAGE OF THE NET PROFITS REALIZED BY THE HOLDER OF THE UNDERLYING WORKING INTEREST), FREE OF THE COSTS OF PRODUCTION, HAVING AN EXPECTED ECONOMIC LIFE (AT TIME OF CREATION) OF SHORTER DURATION THAN THE ECONOMIC LIFE OF ONE OR MORE OF THE MINERAL PROPERTIES BURDENED THEREBY.

     A "PRODUCTION PURCHASE PARTNERSHIP" IS ANY PARTNERSHIP WHOSE INVESTMENT OBJECTIVE IS TO DIRECTLY ACQUIRE, HOLD, OPERATE, AND/OR DISPOSE OF PRODUCING OIL AND GAS PROPERTIES. SUCH A PARTNERSHIP MAY ACQUIRE ANY TYPE OF OWNERSHIP INTEREST IN A PRODUCING PROPERTY, INCLUDING, BUT NOT LIMITED TO, WORKING INTERESTS, ROYALTIES OR PRODUCTION PAYMENTS. A PARTNERSHIP WHICH SPENDS AT LEAST 90% OF CAPITAL CONTRIBUTIONS AND FUNDS BORROWED (EXCLUDING ORGANIZATION AND OFFERING COSTS) IN THE ABOVE-DESCRIBED ACTIVITIES IS PRESUMED TO BE A PRODUCTION PURCHASE PARTNERSHIP.

     A "PROSPECT" IS AN AREA COVERING LANDS WHICH ARE BELIEVED BY THE GENERAL PARTNER TO CONTAIN SUBSURFACE STRUCTURAL OR STRATIGRAPHIC CONDITIONS MAKING IT SUSCEPTIBLE TO THE ACCUMULATIONS OF HYDROCARBONS IN COMMERCIALLY PRODUCTIVE QUANTITIES AT ONE OR MORE HORIZONS. THE AREA, WHICH MAY BE DIFFERENT FOR DIFFERENT HORIZONS, SHALL BE DESIGNATED BY THE GENERAL PARTNER IN WRITING PRIOR TO THE CONDUCT OF PARTNERSHIP OPERATIONS AND SHALL BE ENLARGED OR CONTRACTED FROM TIME TO TIME ON THE BASIS OF SUBSEQUENTLY ACQUIRED INFORMATION TO DEFINE THE ANTICIPATED LIMITS OF THE ASSOCIATED HYDROCARBON RESERVES AND TO INCLUDE ALL ACREAGE ENCOMPASSED THEREIN. A "PROSPECT" WITH RESPECT TO A PARTICULAR HORIZON MAY BE LIMITED TO THE MINIMUM AREA PERMITTED BY STATE LAW OR LOCAL PRACTICE, WHICHEVER IS APPLICABLE, TO PROTECT AGAINST DRAINAGE FROM ADJACENT WELLS IF THE WELL TO BE DRILLED BY THE PROGRAM IS TO A HORIZON CONTAINING PROVED RESERVES.

     "PROVED RESERVES" ARE THOSE QUANTITIES OF CRUDE OIL, NATURAL GAS AND NATURAL GAS LIQUIDS WHICH UPON ANALYSIS OF GEOLOGIC AND ENGINEERING DATA APPEAR WITH REASONABLE CERTAINTY TO BE RECOVERABLE IN THE FUTURE FROM KNOWN OIL AND GAS RESERVOIRS UNDER EXISTING ECONOMIC AND OPERATING CONDITIONS. PROVED RESERVES ARE LIMITED TO THOSE QUANTITIES OF OIL AND GAS WHICH CAN BE EXPECTED, WITH LITTLE DOUBT, TO BE RECOVERABLE COMMERCIALLY AT CURRENT PRICES AND COSTS, UNDER EXISTING REGULATORY PRACTICES AND WITH EXISTING CONVENTIONAL EQUIPMENT AND OPERATING METHODS. PROVED RESERVES INCLUDES BOTH PROVED DEVELOPED RESERVES, WHICH CAN BE EXPECTED, WITH LITTLE DOUBT, TO BE RECOVERED FROM EXISTING WELLS USING EXISTING EQUIPMENT AND OPERATING METHODS AND PROVED UNDEVELOPED RESERVES, WHICH ARE RESERVES WHICH ARE EXPECTED TO BE RECOVERED FROM NEW WELLS ON UNDRILLED ACREAGE OR FROM EXISTING WELLS WHERE A RELATIVELY MAJOR EXPENDITURE IS REQUIRED FOR RECOMPLETION. RESERVES ON UNDRILLED ACREAGE SHALL BE LIMITED TO THOSE DRILLING UNITS OFFSETTING PRODUCTIVE UNITS, WHICH ARE VIRTUALLY CERTAIN OF PRODUCTION WHEN DRILLED AND, FOR OTHER UNDRILLED UNITS, ONLY WHERE IT CAN BE DEMONSTRATED WITH CERTAINTY THAT THERE IS CONTINUITY OF PRODUCTION FROM EXISTING PRODUCTIVE FORMATION. PROVED DEVELOPED RESERVES ALSO INCLUDES TWO SUBCATEGORIES:
PROVED

DEVELOPED PRODUCING RESERVES, WHICH ARE EXPECTED TO BE PRODUCED FROM ONE OR MORE EXISTING COMPLETION ZONES NOW OPEN FOR PRODUCTION IN AN EXISTING WELL, AND PROVED DEVELOPED NON-PRODUCING RESERVES, WHICH EXIST BEHIND THE CASING OR AT MINOR DEPTHS BELOW THE PRESENT DEPTH OF AN EXISTING WELL, WHICH ARE EXPECTED TO BE PRODUCED THROUGH THESE WELLS IN THE PREDICTABLE FUTURE, WHERE THE COST OF MAKING SUCH OIL AND GAS AVAILABLE FOR PRODUCTION IS RELATIVELY SMALL COMPARED TO THE COST OF A NEW WELL. ADDITIONAL OIL AND GAS EXPECTED TO BE OBTAINED THROUGH THE APPLICATION OF FLUID INJECTION OR OTHER IMPROVED RECOVERY TECHNIQUES FOR SUPPLEMENTING THE NATURAL FORCES AND MECHANISMS OF PRIMARY RECOVERY WILL BE INCLUDED AS "PROVED DEVELOPED RESERVES" ONLY AFTER TESTING BY A PILOT PROJECT OR AFTER THE OPERATION OF AN INSTALLED PROGRAM HAS CONFIRMED THROUGH PRODUCTION RESPONSE THAT INCREASED RECOVERY WILL BE ACHIEVED. UNDER NO CIRCUMSTANCES WILL ESTIMATES FOR PROVED UNDEVELOPED RESERVES BE ATTRIBUTABLE TO ANY ACREAGE FOR WHICH AN APPLICATION OF FLUID INJECTION OR OTHER IMPROVED RECOVERY TECHNIQUE IS CONTEMPLATED, UNLESS SUCH TECHNIQUES HAVE BEEN PROVED EFFECTIVE BY ACTUAL TESTS IN THE AREA AND IN THE SAME RESERVOIR.

     "ROLL-UP" MEANS A TRANSACTION INVOLVING THE ACQUISITION, MERGER, CONVERSION, OR CONSOLIDATION, EITHER DIRECTLY OR INDIRECTLY, OF THE PARTNERSHIP AND THE ISSUANCE OF SECURITIES OF A ROLL-UP ENTITY. THE TERM ROLL-UP DOES NOT
INCLUDE: (A) A TRANSACTION INVOLVING SECURITIES OF THE PARTNERSHIP THAT HAVE BEEN LISTED FOR AT LEAST 12 MONTHS ON A NATIONAL EXCHANGE OR TRADED THROUGH THE NATIONAL ASSOCIATION OF SECURITIES DEALERS AUTOMATED QUOTATION NATIONAL MARKET SYSTEM; OR (B) A TRANSACTION INVOLVING THE CONVERSION TO CORPORATE, TRUST OR ASSOCIATION FORM OF ONLY THE PARTNERSHIP IF, AS A CONSEQUENCE OF THE
TRANSACTION,  THERE  WILL  BE NO  SIGNIFICANT  ADVERSE  CHANGE  IN  ANY  OF  THE
FOLLOWING: (1) VOTING RIGHTS; (2) THE TERM OF EXISTENCE OF THE PARTNERSHIP; (3) THE GENERAL PARTNER'S COMPENSATION; OR (4) THE PARTNERSHIP'S INVESTMENT OBJECTIVES.

     "ROLL-UP ENTITY" MEANS A PARTNERSHIP, TRUST, CORPORATION OR OTHER ENTITY THAT WOULD BE CREATED OR SURVIVE AFTER THE SUCCESSFUL COMPLETION OF A PROPOSED ROLL-UP TRANSACTION.

     A "ROYALTY" OR "ROYALTY INTEREST" IS AN INTEREST ENTITLING THE HOLDER TO RECEIVE A SHARE OF GROSS PRODUCTION OF OIL, GAS OR OTHER MINERALS, OR THE PROCEEDS FROM THE SALE OF SUCH SHARE OF PRODUCTION (WHICH PROCEEDS MAY, IN SOME CASES, BE MEASURED BY A PERCENTAGE OF THE NET PROFITS REALIZED BY THE HOLDER OF THE UNDERLYING WORKING INTEREST), TO BE RECEIVED FREE AND CLEAR OF ALL COSTS OF DEVELOPMENT, OPERATION OR MAINTENANCE, AND HAVING NO CONTROL OVER DRILLING AND PRODUCTION ACTIVITIES. THE TERM "ROYALTY" OR "ROYALTY INTEREST" INCLUDES LANDOWNER'S ROYALTIES AND OVERRIDING ROYALTIES (INCLUDING NET PROFITS ROYALTIES).

     "SHARING RATIO" MEANS, WITH RESPECT TO A UNITHOLDER, THE RATIO BETWEEN THE NUMBER OF UNITS OWNED BY SUCH UNITHOLDER AND THE AGGREGATE NUMBER OF UNITS OWNED BY ALL UNITHOLDERS OF THE PARTNERSHIP AS AT THE TIME OF DETERMINATION.

     "UNITS" ARE LIMITED PARTNERSHIP INTERESTS IN THE PARTNERSHIP, TO EACH OF WHICH IS ALLOCABLE A SHARE OF THE PROFITS AND LOSSES OF THE PARTNERSHIP AND THE RIGHT TO RECEIVE DISTRIBUTIONS OF THE PARTNERSHIP'S ASSETS.

     "UNITHOLDERS" REFERS TO PERSONS WHO HOLD UNITS.

     "UNDEVELOPED LEASEHOLD INTERESTS" REFERS TO ALL INTERESTS IN OIL, GAS AND OTHER MINERAL LEASES EXCEPT THOSE PORTIONS OF SUCH LEASES INCLUDED WITHIN THE GOVERNMENTALLY DESIGNATED SPACING OR CONSERVATION UNIT IN WHICH A PRODUCING WELL IS LOCATED; OR, IF NO SPACING UNIT HAS BEEN DESIGNATED, IN THE CASE OF A PRODUCING OIL WELL, WITHIN THE REGULARLY SURVEYED QUARTER-QUARTER SECTION (40 ACRES) OR SUBSTANTIALLY EQUIVALENT LOTS OR TRACTS IN WHICH IT IS LOCATED; OR, IN THE CASE OF A PRODUCING GAS WELL, WITHIN THE REGULARLY SURVEYED QUARTER SECTION (160 ACRES) OR SUBSTANTIALLY EQUIVALENT LOTS OR TRACTS IN WHICH IT IS LOCATED.

     A "WORKING INTEREST" IS THE OPERATING INTEREST UNDER AN OIL AND GAS LEASE OR UNLEASED MINERAL INTEREST THE OWNER OF WHICH HAS THE RIGHT TO EXPLORE FOR, DEVELOP AND PRODUCE OIL AND GAS FROM AND TO OPERATE THE PROPERTIES SUBJECT TO SUCH INTEREST AND TO RECEIVE HIS PRO RATA SHARE OF THE OIL, GAS AND MINERALS PRODUCED FROM SUCH PROPERTIES OR THE PROCEEDS FROM THE SALE THEREOF, AND THE OBLIGATION TO PAY HIS PRO RATA SHARE OF ALL COSTS, INCLUDING COSTS OF DEVELOPMENT, OPERATION AND MAINTENANCE ASSOCIATED THEREWITH.

SECTION 1.2       CROSS-REFERENCES

     REFERENCES IN THESE ARTICLES TO PARTICULAR PARAGRAPHS, SECTIONS AND ARTICLES ARE, EXCEPT AS OTHERWISE EXPRESSLY INDICATED THEREIN, REFERENCES TO PARAGRAPHS, SECTIONS AND ARTICLES OF THESE ARTICLES.

                                    ARTICLE 2

                       STATUS AND BUSINESS OF PARTNERSHIP

SECTION 2.1.      STATUS

     THE PARTIES TO THESE ARTICLES INTEND HEREBY TO BE MEMBERS OF A LIMITED PARTNERSHIP PURSUANT TO THE ACT. THE GENERAL PARTNER SHALL NOT BE REQUIRED TO DELIVER OR MAIL A COPY OF THE CERTIFICATE OR ANY AMENDMENT THERETO TO ANY UNITHOLDER.

SECTION 2.2.      PARTNERSHIP NAME AND TITLE TO PROPERTIES

     THE NAME OF THE PARTNERSHIP SHALL BE THE NAME SET FORTH ABOVE. HOWEVER, THE BUSINESS OF THE PARTNERSHIP MAY BE CONDUCTED UNDER ANY NAME DEEMED NECESSARY OR DESIRABLE BY THE GENERAL PARTNER. TITLE TO PARTNERSHIP PROPERTIES WILL BE HELD IN THE NAME OF THE PARTNERSHIP OR IN THE NAME OF A SPECIAL NOMINEE ENTITY ORGANIZED FOR THE SOLE PURPOSE OF HOLDING RECORD TITLE TO OIL AND GAS PROPERTIES. THE NOMINEE ENTITY WILL ENGAGE IN NO OTHER BUSINESS AND INCUR NO OTHER LIABILITIES. IF PROPERTIES ARE HELD IN THE NAME OF A SPECIAL NOMINEE, EITHER A RULING FROM THE INTERNAL REVENUE SERVICE OR AN OPINION OF QUALIFIED TAX COUNSEL SHALL BE OBTAINED TO THE EFFECT THAT SUCH ARRANGEMENT SHALL NOT CHANGE THE OWNERSHIP STATUS OF THE PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

SECTION 2.3.      PURPOSES AND BUSINESS

     (A) THE PURPOSES AND BUSINESS OF THE PARTNERSHIP SHALL BE TO ACCEPT THE ASSETS AND LIABILITIES OF THE PREDECESSOR PARTNERSHIPS AND TO ACQUIRE, OWN, HOLD, OPERATE, DEVELOP AND SELL AND EXCHANGE OIL, GAS AND OTHER MINERAL PROPERTIES AND DIRECT AND INDIRECT INTERESTS THEREIN OF ALL KINDS; TO PROCESS, REFINE, TRANSPORT AND SELL AND MARKET OIL, GAS AND OTHER MINERALS AND THE PRODUCTS THEREOF; TO PURCHASE, LEASE, OWN, HOLD, OPERATE, SELL AND EXCHANGE ALL EQUIPMENT, MACHINERY, FACILITIES, SYSTEMS AND PLANTS APPROPRIATE FOR SUCH PURPOSES; AND TO ENGAGE IN OR PERFORM ANY AND ALL OTHER ACTS OR ACTIVITIES CUSTOMARY IN CONNECTION WITH OR INCIDENT, RELATED OR SIMILAR TO THE FOREGOING, INCLUDING, WITHOUT LIMITATION, THE DRILLING OF DEVELOPMENT WELLS OR THE
REWORKING, RECOMPLETING, DEEPENING OR SIDETRACKING OF EXISTING WELLS ON PRODUCING PROPERTIES. THE PARTNERSHIP MAY NOT ENGAGE IN EXPLORATORY DRILLING ACTIVITIES BUT MAY DRILL REPLACEMENT, SECONDARY OR TERTIARY RECOVERY, ACCELERATION OR OTHER SIMILAR WELLS AND MAY ENGAGE IN DEVELOPMENT DRILLING PROJECTS AS WELL. TO THE EXTENT NOT SPECIFICALLY SET FORTH IN THIS SECTION 2.3, THE PURPOSES AND BUSINESS OF THE PARTNERSHIP SHALL ALSO INCLUDE ALL OF THE RIGHTS AND POWERS OF THE PARTNERSHIP AND THE GENERAL PARTNER DESCRIBED IN THESE ARTICLES.

     (B) PARTNERSHIP REVENUES FROM THE SALE OF OIL AND GAS (EXCEPT AS MAY BE REQUIRED BY PARAGRAPH (D) OF THIS SECTION 2.3) MAY NOT BE USED FOR PRODUCING PROPERTY ACQUISITIONS. PARTNERSHIP REVENUES MAY,

HOWEVER, BE MORTGAGED, ENCUMBERED OR ASSIGNED TO SECURE PAYMENT OF LOANS USED TO PURCHASE PROPERTY INTERESTS AND MAY BE APPLIED TO PAY SUCH LOANS. PARTNERSHIP REVENUES MAY ALSO BE APPLIED TO THE PURCHASE OF UNITS OF LIMITED PARTNERS UNDER CERTAIN CIRCUMSTANCES, AS PROVIDED IN PARAGRAPH (D) OF THIS SECTION 2.3. PROCEEDS FROM THE SALE OR DISPOSITION OF PRODUCING OIL AND GAS PROPERTIES SHALL NOT BE USED FOR SUBSEQUENT PRODUCING PROPERTY ACQUISITIONS UNLESS PROPERTY IS SOLD FOR THE PURPOSE OF PROVIDING FUNDS TO ACQUIRE OTHER PROPERTIES AND, PRIOR TO THE CLOSING FOR THE SALE OF SUCH PROPERTY, THE GENERAL PARTNER HAS EARMARKED THE PROPERTY TO BE SOLD FOR SUCH PURPOSE. PARTNERSHIP REVENUES MAY BE USED FOR ALL OTHER PROPER PARTNERSHIP PURPOSES.

                  (C) ADDITIONAL PRODUCING PROPERTIES WILL BE PURCHASED ONLY IF THE PROPERTY IS LOCATED ON THE SAME GEOLOGICAL FEATURE AS OTHER PROPERTIES ACQUIRED BY THE PARTNERSHIP AND ONLY IF ACQUISITION OF THE ADDITIONAL PROPERTY IS NECESSARY TO PROTECT OR ENHANCE THE PARTNERSHIP'S HOLDINGS.

                  (D) THE PARTNERSHIP WILL PURCHASE THE UNITS OF ITS LIMITED PARTNERS WHO ELECT TO SELL THEIR UNITS AS PROVIDED IN ARTICLE 6. THE PARTNERSHIP'S ANNUAL OBLIGATION TO PURCHASE PRESENTED UNITS SHALL BE LIMITED, AND THE PURCHASE PRICE SHALL BE DETERMINED, IN ACCORDANCE WITH THE PROVISIONS OF
ARTICLE 6. INTERNALLY GENERATED FUNDS AND BORROWINGS SECURED BY PARTNERSHIP ASSETS MAY BE USED FOR THIS PURPOSE. THE PARTNERSHIP MAY ALSO PURCHASE A PORTION OF THE GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP UNDER THE CIRCUMSTANCES DESCRIBED IN PARAGRAPH (D) OF SECTION 11.1.

                  (E) THE PARTNERSHIP GENERALLY WILL CONDUCT ITS BUSINESS IN THE UNITED STATES BUT MAY CONDUCT BUSINESS IN ANY OTHER COUNTRY.

SECTION 2.4.      OFFICES

                  (A) THE REGISTERED OFFICE OF THE PARTNERSHIP SHALL BE AT ENEX RESOURCES CORPORATION, C/O SATTERLEE STEPHENS BURKE & BURKE, 47 MAPLE STREET, SUMMIT, NEW JERSEY 07901, OR AT SUCH OTHER PLACE WITHIN THE STATE OF NEW JERSEY AS THE GENERAL PARTNER MAY CHOOSE FROM TIME TO TIME UPON WRITTEN NOTICE OF SUCH CHANGE TO THE UNITHOLDERS. THE REGISTERED AGENT OF THE PARTNERSHIP IS ENEX RESOURCES CORPORATION, WHICH MAINTAINS A BUSINESS OFFICE AT THE SAME ADDRESS AS THE REGISTERED OFFICE. THE PARTNERSHIP MAY MAINTAIN OTHER OFFICES AT PLACES DEEMED ADVISABLE BY THE GENERAL PARTNER.

                  (B) THE PRINCIPAL OFFICE OF THE PARTNERSHIP SHALL BE AT THE EXECUTIVE OFFICE OF THE GENERAL PARTNER AT 800 ROCKMEAD DRIVE, THREE KINGWOOD PLACE, SUITE 200, KINGWOOD, TEXAS 77339 OR AT SUCH OTHER PLACE WITHIN OR WITHOUT THE STATES OF NEW JERSEY, DELAWARE AND TEXAS AS THE GENERAL PARTNER MAY CHOOSE FROM TIME TO TIME UPON WRITTEN NOTICE OF SUCH CHANGE TO THE UNITHOLDERS.

SECTION 2.5.      TERM

                  THE PARTNERSHIP TERM COMMENCED ON THE DATE OF THE ORIGINAL FILING OF THE PARTNERSHIP'S CERTIFICATE. THE PARTNERSHIP SHALL CONTINUE, UNLESS SOONER TERMINATED, FOR SO LONG AS THE PARTNERSHIP HOLDS ANY PROPERTY, BUT IN NO EVENT BEYOND DECEMBER 31, 2015.

SECTION 2.6.      CERTIFICATION

                  THE PARTIES TO THESE ARTICLES SHALL FROM TIME TO TIME EXECUTE OR CAUSE TO BE EXECUTED ALL CERTIFICATES AND OTHER DOCUMENTS AND DO OR CAUSE TO BE DONE ALL SUCH FILING, RECORDING, PUBLISHING AND OTHER ACTS AS MAY BE DEEMED NECESSARY OR APPROPRIATE BY THE GENERAL PARTNER IN ORDER TO COMPLY WITH THE REQUIREMENTS OF LAW FOR THE FORMATION AND OPERATION OF A LIMITED PARTNERSHIP IN NEW JERSEY AND FOR

THE OPERATION OF A LIMITED PARTNERSHIP IN ALL OTHER JURISDICTIONS WHERE THE PARTNERSHIP SHALL CONDUCT BUSINESS.

                                    ARTICLE 3

                          CONTRIBUTIONS OF THE PARTNERS

                          SECTION 3.1. GENERAL PARTNER

                  (A) THE GENERAL PARTNER'S CONTRIBUTION TO THE CAPITAL OF THE PARTNERSHIP, AS GENERAL PARTNER, SHALL CONSIST OF ITS SHARE, AS GENERAL PARTNER, OF THE ASSETS NET OF LIABILITIES TRANSFERRED TO THE PARTNERSHIP BY EACH PREDECESSOR PARTNERSHIP. THE GENERAL PARTNER WILL MAKE CASH CONTRIBUTIONS TO THE CAPITAL OF THE PARTNERSHIP FROM TIME TO TIME TO THE EXTENT NECESSARY TO ENABLE THE PARTNERSHIP TO PAY THOSE PARTNERSHIP COSTS CHARGEABLE TO THE ACCOUNT OF THE GENERAL PARTNER AS PROVIDED IN THESE ARTICLES. THE DIRECT PAYMENT BY THE GENERAL PARTNER OF A COST CHARGEABLE TO ITS ACCOUNT SHALL BE DEEMED TO BE A CONTRIBUTION TO THE CAPITAL OF THE PARTNERSHIP.

                  (B) THE GENERAL  PARTNER ALSO MAY PURCHASE  UNITS  PURSUANT TO
ARTICLE 6. THE GENERAL PARTNER WILL PARTICIPATE TO THE EXTENT OF ITS PURCHASE OF SUCH UNITS IN THE SAME MANNER AS IF THE GENERAL PARTNER WERE A SUBSTITUTED LIMITED PARTNER (AS DESCRIBED IN SECTION 8.5) HOLDING SUCH UNITS.

                  (C) THE GENERAL PARTNER SHALL MAKE ADDITIONAL CAPITAL CONTRIBUTIONS AS REQUIRED SO THAT ITS CAPITAL ACCOUNT BALANCE SHALL, AT ALL TIMES DURING THE TERM OF THE PARTNERSHIP, EQUAL THE LESSER OF ONE (1) PERCENT OF TOTAL POSITIVE CAPITAL ACCOUNT BALANCES OF THE PARTNERSHIP OR $500,000. TO THE EXTENT THAT ANY SUCH ADDITIONAL CAPITAL CONTRIBUTIONS ARE REQUIRED, THE GENERAL PARTNER SHALL RECEIVE UNITS IN CONSIDERATION THEREFOR.

SECTION 3.2.      UNITHOLDERS

                  A UNITHOLDER'S CONTRIBUTION TO THE CAPITAL OF THE PARTNERSHIP (INCLUDING THE GENERAL PARTNER'S CONTRIBUTION AS A UNITHOLDER) SHALL CONSIST OF HIS SHARE, AS A LIMITED PARTNER OR THE HOLDER OF A LIMITED PARTNERSHIP INTEREST, OF THE ASSETS NET OF LIABILITIES TRANSFERRED TO THE PARTNERSHIP BY THE PREDECESSOR PARTNERSHIP OF WHICH HE WAS A LIMITED PARTNER OR THE HOLDER OF A LIMITED PARTNERSHIP INTEREST AND THE AMOUNT OF ANY LIABILITIES OF A PREDECESSOR PARTNERSHIP CONTRIBUTED TO THE PARTNERSHIP IN EXCHANGE FOR UNITS.

SECTION 3.3.      PARTNERSHIP CAPITAL

                  (A) NO  PARTNER OR  UNITHOLDER  SHALL BE  ENTITLED  TO BE PAID
INTEREST ON ANY CAPITAL CONTRIBUTED TO THE PARTNERSHIP OR TO WITHDRAW HIS CONTRIBUTION, OR TO RECEIVE ANY RETURN OF ANY PORTION OF HIS CONTRIBUTION, EXCEPT AS OTHERWISE PROVIDED IN THESE ARTICLES.

                  (B) ALL CONTRIBUTIONS TO THE CAPITAL OF THE PARTNERSHIP MAY BE USED FOR ALL THE PURPOSES OF THE PARTNERSHIP AND AS OTHERWISE PROVIDED IN THESE ARTICLES.

SECTION 3.4.      LIABILITY OF PARTNERS; LOANS

                  (A) THE LIABILITY OF THE UNITHOLDERS SHALL BE LIMITED AS SET FORTH IN THE ACT AND NO UNITHOLDER SHALL BE REQUIRED TO MAKE ANY CONTRIBUTION TO THE CAPITAL OF THE PARTNERSHIP EXCEPT HIS CONTRIBUTION AS SET FORTH IN THE PARTNERSHIP'S CERTIFICATE.

                  (B) NOTHING IN THESE ARTICLES SHALL PREVENT A UNITHOLDER FROM MAKING ANY LOAN TO THE PARTNERSHIP BY AGREEMENT WITH THE PARTNERSHIP; PROVIDED, HOWEVER, THAT NO UNITHOLDER SHALL RECEIVE OR HOLD AS COLLATERAL SECURITY ANY PARTNERSHIP PROPERTY.

SECTION 3.5.      STATUS OF NON-LIMITED PARTNER UNITHOLDERS

                  (A) UNITHOLDERS WHO ARE NOT LIMITED PARTNERS SHALL HAVE THE STATUS OF ASSIGNEES OF LIMITED PARTNERSHIP INTERESTS UNDER THE ACT.

                  (B) EXCEPT AS OTHERWISE PROVIDED IN SECTION 8.5 WITH RESPECT TO THE TRANSFER OF UNITS, THE GENERAL PARTNER SHALL BE THE LIMITED PARTNER OF RECORD WITH RESPECT TO ALL UNITS HELD BY UNITHOLDERS WHO ARE NOT ADMITTED TO THE PARTNERSHIP AS LIMITED PARTNERS; PROVIDED, HOWEVER, THAT ANY VOTING RIGHTS TO WHICH SUCH UNITHOLDERS WOULD BE ENTITLED WERE THEY LIMITED PARTNERS WILL BE EXERCISED BY THE GENERAL PARTNER IN PROPORTION TO THE VOTES CAST BY LIMITED PARTNERS.

                  (C) A UNITHOLDER WHO IS NOT A LIMITED PARTNER MAY REQUEST ADMISSION TO THE PARTNERSHIP AS A LIMITED PARTNER AT ANY TIME; AND UPON SUCH UNITHOLDER'S (I) SATISFACTION OF THE OBLIGATION TO MAKE THE REPRESENTATIONS, WARRANTIES AND COVENANTS CONTAINED IN SECTION 10.1 AND (II) EXECUTION AND DELIVERY OF THE POWER OF ATTORNEY CONTAINED IN SECTION 10.3, HE SHALL BE SO ADMITTED TO THE PARTNERSHIP BY THE GENERAL PARTNER.

                                    ARTICLE 4

                 ALLOCATION OF COSTS AND REVENUES; DISTRIBUTIONS

                   SECTION 4.1. ALLOCATION AMONG UNITHOLDERS

                  THE UNITHOLDERS (WHICH TERM INCLUDES, FOR ALL PURPOSES UNDER THIS ARTICLE 4, THE GENERAL PARTNER WITH RESPECT TO UNITS OWNED BY IT) SHALL SHARE THE PARTNERSHIP'S REVENUES, GAINS, COSTS, EXPENSES, LOSSES AND OTHER CHARGES AND LIABILITIES ALLOCATED TO THEM PURSUANT TO THE SUBSEQUENT SECTIONS OF THIS ARTICLE 4 PRO RATA IN ACCORDANCE WITH THEIR RESPECTIVE SHARING RATIOS.

SECTION 4.2. ALLOCATION OF COSTS AND REVENUES BETWEEN UNITHOLDERS AND GENERAL PARTNER

                  (A) EXCEPT AS OTHERWISE PROVIDED IN SUBSEQUENT SECTIONS OF THIS ARTICLE 4, ALL PARTNERSHIP COSTS (INCLUDING, WITHOUT LIMITATION, DIRECT COSTS, ADMINISTRATIVE COSTS, THE COSTS OF PLANNING AND DEVELOPING THE
CONSOLIDATION AND PRESENTING IT TO THE EQUITY OWNERS OF THE PREDECESSOR PARTNERSHIPS, AS WELL AS THE COSTS OF ORGANIZING THE PARTNERSHIP AND THE COSTS OF THE CONSOLIDATION ITSELF) AND REVENUES SHALL BE ALLOCATED 3.29% TO THE GENERAL PARTNER AND 96.71% TO THE UNITHOLDERS.

                  (B) THE GENERAL PARTNER WILL BE ENTITLED TO REIMBURSEMENT FROM THE PARTNERSHIP FOR THE UNITHOLDERS' ALLOCABLE PORTION OF ALL COSTS AND EXPENSES INCURRED IN CONNECTION WITH THE PARTNERSHIP'S BUSINESS AND PAID BY THE GENERAL PARTNER, AND FOR THE UNITHOLDERS' ALLOCABLE PORTION OF ALL DIRECT COSTS AND ADMINISTRATIVE COSTS; PROVIDED, HOWEVER, THAT REIMBURSEMENT OF ADMINISTRATIVE COSTS SHALL BE LIMITED TO AN ANNUAL MAXIMUM REIMBURSABLE AMOUNT EQUAL TO 2% OF AGGREGATE CAPITAL CONTRIBUTIONS TO THE PREDECESSOR PARTNERSHIPS; AND PROVIDED FURTHER, THAT REIMBURSEMENT AS DIRECT COSTS OF SALARIES OF EXECUTIVE OFFICERS OF THE GENERAL PARTNER FOR PROFESSIONAL SERVICES SHALL BE LIMITED TO AN ANNUAL MAXIMUM REIMBURSABLE AMOUNT EQUAL TO .4% OF AGGREGATE CAPITAL CONTRIBUTIONS TO THE PREDECESSOR PARTNERSHIPS.

                  (C) ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING, WITH THE EXCEPTION OF PARAGRAPH (C) OF SECTION 4.3, THE GENERAL PARTNER MAY REDUCE ITS REVENUE INTEREST AND CORRESPONDINGLY INCREASE THE REVENUE INTEREST OF THE LIMITED PARTNERS IF REQUIRED BY LAW IN ORDER FOR THE GENERAL PARTNER OR ITS AFFILIATES TO PARTICIPATE IN TRANSACTIONS WITH THE PARTNERSHIP OR ITS LIMITED PARTNERS OR FOR THE PARTNERSHIP TO PARTICIPATE IN TRANSACTIONS WITH AFFILIATES OF THE GENERAL PARTNER OR THEIR LIMITED PARTNERS.

SECTION 4.3.      SPECIAL ALLOCATIONS

                  THE FOLLOWING SPECIAL ALLOCATIONS SHALL BE MADE IN THE FOLLOWING ORDER:

                  (A) MINIMUM GAIN CHARGEBACK.  EXCEPT AS OTHERWISE  PROVIDED IN
SECTION 1.704-2(F) OF THE TREASURY REGULATIONS, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS ARTICLE 4, IF THERE IS A NET DECREASE IN PARTNERSHIP MINIMUM GAIN DURING ANY FISCAL YEAR, EACH PARTNER SHALL BE SPECIALLY ALLOCATED ITEMS OF PARTNERSHIP INCOME AND GAIN FOR SUCH FISCAL YEAR (AND, IF NECESSARY, SUBSEQUENT FISCAL YEARS) IN AN AMOUNT EQUAL TO SUCH PARTNER'S SHARE OF THE NET DECREASE IN PARTNERSHIP MINIMUM GAIN, DETERMINED IN ACCORDANCE WITH TREASURY REGULATIONS
SECTION 1.704-2(G). ALLOCATIONS PURSUANT TO THE PREVIOUS SENTENCE SHALL BE MADE IN PROPORTION TO THE RESPECTIVE AMOUNTS REQUIRED TO BE ALLOCATED TO EACH PARTNER PURSUANT THERETO. THE ITEMS TO BE SO ALLOCATED SHALL BE DETERMINED IN ACCORDANCE WITH SECTIONS 1.704-2(F)(6) AND 1.704-2(J)(2) OF THE TREASURY REGULATIONS. THIS
SECTION 4.3(A) IS INTENDED TO COMPLY WITH THE MINIMUM GAIN CHARGEBACK REQUIREMENT IN SECTION 1.704-1(F) OF THE TREASURY REGULATIONS AND SHALL BE INTERPRETED CONSISTENTLY THEREWITH.

                  (B) PARTNER MINIMUM GAIN CHARGEBACK. EXCEPT AS OTHERWISE PROVIDED IN SECTION 1.704-1(I)(4) OF THE TREASURY REGULATIONS, AND NOTWITHSTANDING ANY OTHER PROVISION OF THIS ARTICLE 4, IF THERE IS A NET DECREASE IN PARTNER NONRECOURSE DEBT MINIMUM GAIN ATTRIBUTABLE TO A PARTNER NONRECOURSE DEBT DURING ANY FISCAL YEAR, EACH PARTNER WHO HAS A SHARE OF THE PARTNER NONRECOURSE DEBT MINIMUM GAIN ATTRIBUTABLE TO SUCH PARTNER NONRECOURSE DEBT, DETERMINED IN ACCORDANCE WITH SECTION 1.704-2(I)(5) OF THE TREASURY REGULATIONS, SHALL BE SPECIALLY ALLOCATED ITEMS OF PARTNERSHIP INCOME AND GAIN FOR SUCH FISCAL YEAR (AND, IF NECESSARY, SUBSEQUENT FISCAL YEARS) IN AN AMOUNT EQUAL TO SUCH PARTNER'S SHARE OF THE NET DECREASE IN PARTNER NONRECOURSE DEBT MINIMUM GAIN ATTRIBUTABLE TO SUCH PARTNER NONRECOURSE DEBT, DETERMINED IN ACCORDANCE WITH TREASURY REGULATIONS SECTION 1.704-2(I)(4). ALLOCATIONS PURSUANT TO THE PREVIOUS SENTENCE SHALL BE MADE IN PROPORTION TO THE RESPECTIVE AMOUNTS REQUIRED TO BE ALLOCATED TO EACH PARTNER PURSUANT THERETO. THE ITEMS TO BE SO ALLOCATED SHALL BE DETERMINED IN ACCORDANCE WITH SECTIONS 1.704-2(I)(4) AND 1.704-2(J)(2) OF THE TREASURY REGULATIONS. THIS SECTION 4.3(B) IS INTENDED TO COMPLY WITH THE MINIMUM GAIN CHARGEBACK REQUIREMENT IN SECTION 1.704-2(I)(4) OF THE TREASURY REGULATIONS AND SHALL BE INTERPRETED CONSISTENTLY THEREWITH.

                  (C) QUALIFIED INCOME OFFSET. IN THE EVENT THAT ANY UNITHOLDER UNEXPECTEDLY RECEIVES ANY ADJUSTMENTS, ALLOCATIONS, OR DISTRIBUTIONS DESCRIBED IN TREASURY REGULATION SECTION 1.704-1(B)(2)(II(D)(4), (5), OR (6), WHICH WOULD CAUSE THE NEGATIVE BALANCE IN SUCH UNITHOLDER'S CAPITAL ACCOUNT TO EXCEED THE SUM OF (I) HIS OBLIGATION TO RESTORE A CAPITAL ACCOUNT DEFICIT UPON LIQUIDATION OF THE PARTNERSHIP, PLUS (II) HIS DISTRIBUTIVE SHARE OF MINIMUM GAIN, ITEMS OF PARTNERSHIP INCOME AND GAIN SHALL BE SPECIALLY ALLOCATED TO SUCH UNITHOLDER IN AN AMOUNT AND MANNER SUFFICIENT TO ELIMINATE, TO THE EXTENT REQUIRED BY THE TREASURY REGULATIONS, SUCH EXCESS NEGATIVE BALANCE IN HIS CAPITAL ACCOUNT AS QUICKLY AS POSSIBLE, PROVIDED THAT AN ALLOCATION PURSUANT TO THIS SECTION 4.3(C) SHALL BE MADE ONLY IF AND ONLY TO THE EXTENT THAT SUCH UNITHOLDER WOULD HAVE A NEGATIVE BALANCE IN HIS CAPITAL ACCOUNT AFTER ALL ALLOCATIONS PROVIDED FOR IN THIS ARTICLE 4 HAVE BEEN TENTATIVELY MADE AS IF THIS SECTION 4.3(C) WERE NOT IN THESE ARTICLES. THIS SECTION 4.3(C) IS INTENDED TO COMPLY WITH THE ALTERNATIVE TEST FOR ECONOMIC EFFECT IN SECTION 1.704-1(B)(2)(II)(D) OF THE TREASURY REGULATIONS AND SHALL BE INTERPRETED CONSISTENTLY THEREWITH.

                  (D) GROSS INCOME ALLOCATION. IN THE EVENT ANY UNITHOLDER HAS A DEFICIT CAPITAL ACCOUNT AT THE END OF ANY FISCAL YEAR THAT IS IN EXCESS OF THE SUM OF (I) THE AMOUNT SUCH UNITHOLDER IS OBLIGATED TO RESTORE PURSUANT TO ANY PROVISION OF THIS AGREEMENT, AND (II) THE AMOUNT SUCH UNITHOLDER IS DEEMED TO BE OBLIGATED TO RESTORE PURSUANT TO THE SECTIONS 1.704-2(G)(1) AND 1.704-2(I)(5) OF THE TREASURY REGULATIONS, SUCH UNITHOLDER SHALL BE SPECIALLY ALLOCATED ITEMS OF PARTNERSHIP INCOME AND GAIN IN THE AMOUNT OF SUCH EXCESS AS QUICKLY AS POSSIBLE, PROVIDED THAT AN ALLOCATION PURSUANT TO THIS SECTION 4.3(D) SHALL BE MADE ONLY IF AND TO THE EXTENT THAT SUCH UNITHOLDER WOULD HAVE A DEFICIT CAPITAL ACCOUNT IN EXCESS OF SUCH SUM AFTER ALL OTHER ALLOCATIONS PROVIDED FOR IN THIS ARTICLE 4 HAVE BEEN TENTATIVELY MADE AS IF SECTION 4.3(C) HEREOF AND THIS SECTION 4.3(D) WERE NOT IN THESE ARTICLES.

                  (E) NONRECOURSE DEDUCTIONS. NONRECOURSE DEDUCTIONS FOR ANY FISCAL YEAR SHALL BE ALLOCATED PURSUANT TO SECTIONS 4.1 AND 4.2.

                  (F) PARTNER NONRECOURSE DEDUCTIONS. ANY PARTNER NONRECOURSE DEDUCTIONS FOR ANY FISCAL YEAR SHALL BE SPECIALLY ALLOCATED TO THE PARTNER WHO BEARS THE ECONOMIC RISK OF LOSS WITH RESPECT TO THE PARTNER NONRECOURSE DEBT TO WHICH SUCH PARTNER NONRECOURSE DEDUCTIONS ARE ATTRIBUTABLE IN ACCORDANCE WITH TREASURY REGULATIONS SECTION 1.704-2(I)(1).

                  FOR THE PURPOSES OF THIS SECTION 4.3 AND SECTION 4.4 THE TERM PARTNER SHALL INCLUDE UNITHOLDERS TO THE EXTENT NECESSARY FOR ALLOCATIONS TO COMPLY WITH THE TREASURY REGULATIONS.

SECTION 4.4.      CURATIVE ALLOCATIONS

                   THE ALLOCATIONS SET FORTH IN SECTIONS 4.3(A), 4.3(B), 4.3(C), 4.3(D), 4.3(E), AND 4.3(F) AND HEREOF (THE "REGULATORY ALLOCATIONS") ARE INTENDED TO COMPLY WITH CERTAIN REQUIREMENTS OF THE TREASURY REGULATIONS. IT IS THE INTENT OF THE PARTNERS THAT, TO THE EXTENT POSSIBLE, ALL REGULATORY ALLOCATIONS SHALL BE OFFSET EITHER WITH OTHER REGULATORY ALLOCATIONS OR WITH SPECIAL ALLOCATIONS OF OTHER ITEMS OF PARTNERSHIP INCOME, GAIN, LOSS, OR
DEDUCTION PURSUANT TO THIS SECTION 4.4. THEREFORE, NOTWITHSTANDING ANY OTHER PROVISION OF THIS ARTICLE 4 (OTHER THAN THE REGULATORY ALLOCATIONS), THE GENERAL PARTNER SHALL MAKE SUCH OFFSETTING SPECIAL ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS OR DEDUCTION IN WHATEVER MANNER IT DETERMINES APPROPRIATE SO THAT, AFTER SUCH OFFSETTING ALLOCATIONS ARE MADE, EACH PARTNER'S CAPITAL ACCOUNT BALANCE IS, TO THE EXTENT POSSIBLE, EQUAL TO THE CAPITAL ACCOUNT BALANCE SUCH PARTNER WOULD HAVE HAD IF THE REGULATORY ALLOCATIONS WERE NOT PART OF THESE ARTICLES AND ALL PARTNERSHIP ITEMS WERE ALLOCATED PURSUANT TO SECTIONS 4.1 AND
4.2 HEREOF. IN EXERCISING ITS DISCRETION UNDER THIS SECTION 4.4, THE GENERAL PARTNER SHALL TAKE INTO ACCOUNT FUTURE REGULATORY ALLOCATIONS UNDER SECTIONS 4.3(A) AND 4.3(B) THAT, ALTHOUGH NOT YET MADE, ARE LIKELY TO OFFSET OTHER REGULATORY ALLOCATIONS PREVIOUSLY MADE UNDER SECTIONS 4.3(E) AND 4.3(F).

SECTION 4.5.      REPAYMENT OF PARTNERSHIP BORROWINGS

                  ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING, THE REPAYMENT OF PARTNERSHIP BORROWINGS (EXCLUSIVE OF INTEREST) ASSUMED BY THE PARTNERSHIP UPON THE ACCEPTANCE OF THE ASSETS AND LIABILITIES OF THE PREDECESSOR PARTNERSHIPS AND PARTNERSHIP BORROWINGS (EXCLUSIVE OF INTEREST) THE PROCEEDS OF WHICH ARE USED TO ACQUIRE EITHER PRODUCING PROPERTIES OR UNITS, SHALL BE MADE OUT OF THE UNITHOLDERS' SHARE OF NET REVENUES AS SET FORTH IN THIS ARTICLE 4.

SECTION 4.6.      PROCEEDS FROM THE SALE OF PROPERTY

                  IN THE EVENT ANY PARTNERSHIP PROPERTY IS SOLD OR EXCHANGED OTHER THAN IN A TRANSACTION DESCRIBED IN SECTION 4.8, THEN THE NET PROCEEDS OF SUCH SALE OR EXCHANGE (WITH NET PROCEEDS MEANING GROSS PROCEEDS LESS SELLING EXPENSES AND OTHER COSTS ASSOCIATED WITH SUCH TRANSACTION, IF ANY) SHALL FIRST BE TENTATIVELY ALLOCATED TO THE UNITHOLDERS AND THE GENERAL PARTNER AS IF SUCH NET PROCEEDS WERE REVENUES ALLOCATED PURSUANT TO SECTION 4.2 (THE AMOUNT SO ALLOCATED TO THE GENERAL PARTNER BEING REFERRED TO IN THIS SECTION 4.6 AS ITS "TENTATIVE ALLOCATION"). SUCH NET PROCEEDS SHALL THEN BE ALLOCATED AS FOLLOWS:

                                    (I) THE  UNITHOLDERS  SHALL BE CREDITED WITH
                  SUCH PORTION OF THE NET PROCEEDS AS EQUALS THE AMOUNT AT WHICH THE PROPERTY SOLD OR EXCHANGED IS CARRIED ON THE BOOKS OF THE PARTNERSHIP IF IT WAS PURCHASED BY THE PARTNERSHIP OR, IF CONTRIBUTED TO THE PARTNERSHIP, ITS ADJUSTED BASIS AT THE TIME OF CONTRIBUTION, LESS ACCUMULATED COST RECOVERY DEDUCTIONS WITH RESPECT THERETO, IN PROPORTION TO THEIR INTERESTS IN SUCH AMOUNT. (FOR PURPOSES OF THIS PARAGRAPH, THE UNITHOLDERS' INTERESTS IN SUCH AMOUNT SHALL CORRESPOND TO THEIR RESPECTIVE SHARES OF THE COST OR ADJUSTED BASIS OF SUCH PROPERTY AS REFLECTED ON THE PARTNERSHIP'S BOOKS, LESS THE COST RECOVERY DEDUCTIONS ATTRIBUTABLE TO SUCH PROPERTY CHARGED TO THEIR RESPECTIVE CAPITAL ACCOUNTS.)

                                    (II)  THE  GENERAL  PARTNER  SHALL  THEN  BE
                  ALLOCATED SUCH PORTION OF ANY REMAINING NET PROCEEDS AS EQUALS THE SUM OF THE GENERAL PARTNER'S TENTATIVE ALLOCATION AND AN AMOUNT EQUAL TO THE EXCESS OF THE SUM OF THE GENERAL PARTNER'S TENTATIVE ALLOCATIONS OF THE PROCEEDS OF ALL SALES OR EXCHANGES OF PARTNERSHIP PROPERTY OVER THE SUM OF THE GENERAL PARTNER'S ACTUAL SHARES OF THE PROCEEDS OF SUCH SALES OR EXCHANGES.

                                    (III) ANY NET PROCEEDS THEN REMAINING SHALL
                  BE ALLOCATED TO THE UNITHOLDERS.

SECTION 4.7.      REINVESTMENT IN PROPERTIES

                  NOTWITHSTANDING THE PROVISIONS OF SECTION 4.6, IF PROPERTY IS SOLD FOR THE PURPOSE OF PROVIDING FUNDS TO ACQUIRE OTHER PROPERTIES AND, PRIOR TO THE CLOSING FOR THE SALE OF SUCH PROPERTY, THE GENERAL PARTNER HAS EARMARKED THE PROPERTY TO BE SOLD FOR SUCH PURPOSE, THEN THE GAIN RESULTING FROM THE SALE OF SUCH PROPERTY (I.E., THE AMOUNTS THAT WOULD OTHERWISE BE ALLOCATED PURSUANT TO SUBPARAGRAPHS (II) AND (III) OF SECTION 4.6) SHALL BE ALLOCATED TO THE UNITHOLDERS.

SECTION 4.8.      ADJUSTMENTS

                  (A) IF A TRANSFEREE OF UNITS IS PERMITTED TO EXCHANGE SUCH UNITS FOR A PRO RATA SHARE OF PARTNERSHIP NET ASSETS PURSUANT TO SECTION 8.8, THE GENERAL PARTNER'S AND UNITHOLDERS' SHARES OF COSTS AND REVENUES SHALL BE CORRESPONDINGLY ADJUSTED SO THAT THEIR SUM SHALL EQUAL 100%, TO TAKE INTO
ACCOUNT THE SHARE OF SUCH COSTS AND REVENUES ATTRIBUTABLE TO THE DISTRIBUTED PARTNERSHIP ASSETS.

                  (B) IF THE PARTNERSHIP PURCHASES UNITS PURSUANT TO ARTICLE 6 AND THE GENERAL PARTNER DETERMINES THAT THE PARTNERSHIP SHOULD CANCEL SUCH UNITS, THE GENERAL PARTNER'S AND UNITHOLDERS' SHARES OF COSTS AND REVENUES SHALL BE CORRESPONDINGLY ADJUSTED SO THAT THEIR SUM SHALL EQUAL 100%, TO TAKE INTO ACCOUNT THE SHARE OF COSTS AND REVENUES ATTRIBUTABLE TO THE CANCELLED UNITS.

                  (C) IF AT ANY TIME IT IS DETERMINED THAT THE ALLOCATION PROVISIONS SET FORTH IN THIS ARTICLE 4 DO NOT RESULT IN THE GENERAL PARTNER BEING ALLOCATED AT LEAST 1% OF EACH MATERIAL ITEM OF PARTNERSHIP INCOME, GAIN, LOSS, DEDUCTION OR CREDIT, THEN THIS PARAGRAPH SHALL BECOME OPERATIVE AND CAUSE THE GENERAL PARTNER TO BE ALLOCATED SO MUCH MORE OF EACH OF THOSE ITEMS AS WILL CAUSE IT TO BE ALLOCATED AT ALL TIMES 1% OF

EACH SUCH MATERIAL ITEM OF PARTNERSHIP INCOME, GAIN, LOSS, DEDUCTION OR CREDIT. TO THE EXTENT THAT ADDITIONAL COST ITEMS ARE ALLOCATED TO THE GENERAL PARTNER PURSUANT TO THE PRECEDING SENTENCE, IT WILL CONTRIBUTE TO THE PARTNERSHIP SUFFICIENT ADDITIONAL FUNDS AS ARE NECESSARY TO PAY THE ADDITIONALLY ALLOCATED ITEMS; PROVIDED, HOWEVER, THAT ANY SPECIAL ALLOCATIONS MADE PURSUANT TO THIS PARAGRAPH SHALL BE OFFSET BY FUTURE ALLOCATIONS SO AS TO PLACE THE GENERAL PARTNER IN THE SAME POSITION AS IF NO SPECIAL ALLOCATIONS HAD BEEN MADE PURSUANT TO THIS PARAGRAPH, AND ANY FUNDS CONTRIBUTED BY THE GENERAL PARTNER TO FUND COST ITEMS ALLOCATED TO IT SHALL BE DISTRIBUTED AT SUCH TIME AS THE OFFSETTING INCOME ALLOCATION IS MADE TO THE GENERAL PARTNER.

SECTION 4.9.      DISTRIBUTIONS

                  (A) NOT LESS OFTEN THAN QUARTERLY, THE GENERAL PARTNER WILL REVIEW THE PARTNERSHIP'S ACCOUNTS TO DETERMINE WHETHER CASH DISTRIBUTIONS ARE APPROPRIATE. THE PARTNERSHIP WILL DISTRIBUTE SUCH CASH FUNDS AS THE GENERAL PARTNER DEEMS UNNECESSARY TO RETAIN IN THE PARTNERSHIP TO THE UNITHOLDERS IN
THEIR SHARING RATIOS. CASH DISTRIBUTIONS FROM THE PARTNERSHIP TO THE GENERAL PARTNER SHALL BE MADE ONLY OUT OF FUNDS PROPERLY ALLOCATED TO ITS ACCOUNT.

                  (B)   ANYTHING   TO   THE    CONTRARY   IN   THESE    ARTICLES
NOTWITHSTANDING, IF WITHHOLDING OF TAX IS REQUIRED WITH REGARD TO ANY INCOME ATTRIBUTABLE TO SOME PARTNERS OR UNITHOLDERS AND NOT TO OTHERS, THEN DISTRIBUTIONS OF SUCH INCOME TO THE PARTNERS OR UNITHOLDERS WILL BE MADE TO TAKE THE DIFFERENCE INTO ACCOUNT. IN ADDITION, APPROPRIATE ADJUSTMENTS SHALL BE MADE TO THE PARTNERS' OR UNITHOLDERS' CAPITAL ACCOUNTS IF AND TO THE EXTENT REQUIRED TO GIVE EFFECT TO THE FOREGOING.

                                    ARTICLE 5

                                   TAX MATTERS

                  SECTION 5.1. TAX ACCOUNTING AND ALLOCATIONS

                  (A) WITH RESPECT TO THE ALLOCATIONS SET FORTH IN ARTICLE 4, TO THE EXTENT PERMITTED BY LAW AND EXCEPT AS PROVIDED BELOW, (I) ALL INCOME AND GAINS SHALL BE ALLOCATED TO THE PARTNERS (WHICH TERM, FOR THE PURPOSES OF THIS
ARTICLE 5, INCLUDES THE GENERAL PARTNER AND THE UNITHOLDERS) TO WHOM THE REVENUES RESULTING IN THE REALIZATION OF SUCH INCOME AND GAINS ARE ALLOCATED,
(II) ALL LOSSES SHALL BE ALLOCATED TO THE PARTNERS IN THE SAME PROPORTION AS THE LOSSES ARE ACTUALLY BORNE BY SUCH PARTNERS, (III) ALL DEDUCTIONS AND CREDITS SHALL BE ALLOCATED TO THE PARTNERS CHARGED WITH THE EXPENDITURE GIVING RISE TO SUCH DEDUCTIONS OR CREDITS, AND (IV) ALL ITEMS OF TAX PREFERENCE FOR FEDERAL ALTERNATIVE MINIMUM TAX PURPOSES SHALL BE ALLOCATED TO THE PARTNERS CREDITED WITH THE REVENUES RESULTING IN THE REALIZATION OF THE INCOME, GAINS OR LOSSES GIVING RISE TO SUCH ITEMS OF TAX PREFERENCE OR CHARGED WITH THE EXPENDITURE GIVING RISE TO THE DEDUCTIONS OR CREDITS TO WHICH SUCH ITEMS OF TAX PREFERENCE ARE ATTRIBUTABLE. TO THE EXTENT PERMITTED BY LAW, EACH PARTNER SHALL BE ENTITLED TO HIS DISTRIBUTIVE SHARE OF PARTNERSHIP INCOME, GAIN, LOSS, DEDUCTION OR CREDIT, OR ITEMS OF TAX PREFERENCE, IN COMPUTING HIS TAXABLE INCOME OR TAX LIABILITY, TO THE EXCLUSION OF ANY OTHER PARTNER.

                  (B) ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING, BUT EXCEPT AS PROVIDED IN PARAGRAPH (C) OF THIS SECTION 5.1, TO THE EXTENT PERMITTED BY LAW, THE ADJUSTED BASIS OF EACH PARTNERSHIP OIL AND GAS PROPERTY (AS DEFINED IN SECTION 614 OF THE CODE) SHALL BE ALLOCATED AMONG THE PARTNERS IN THE SAME PROPORTION AS SUCH PARTNERS CONTRIBUTED TO THE COST OF EACH SUCH OIL AND GAS PROPERTY. EACH PARTNER SHALL SEPARATELY REPORT AND KEEP RECORDS OF ITS SHARE (DETERMINED UNDER SECTION 4.2) OF THE ADJUSTED BASIS OF, DEPLETION WITH RESPECT TO, AND GAINS (INCLUDING RECAPTURE) OR LOSSES FROM THE DISPOSITION OF, EACH PARTNERSHIP OIL AND GAS PROPERTY, WITH APPROPRIATE ADJUSTMENTS THERETO FOR DEPLETION TAKEN BY SUCH PARTNER;

EXPENDITURES MADE WHICH INCREASE THE BASIS OF ANY PARTNERSHIP OIL AND GAS PROPERTY SHALL BE ALLOCATED TO THE PARTNERS IN PROPORTION TO THEIR CONTRIBUTIONS TO SUCH EXPENDITURES. SUCH RECORDS SHALL BE FURNISHED TO THE PARTNERSHIP UPON REQUEST.

                  (C) ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING, IN THE CASE OF PROPERTY CONTRIBUTED TO THE PARTNERSHIP BY ANY PARTNER PURSUANT TO ARTICLE 3, INCOME, GAIN, LOSSES AND DEDUCTIONS WILL BE ALLOCATED AMONG THE PARTNERS SO AS TO TAKE INTO ACCOUNT, PURSUANT TO SECTION 704(C) OF THE CODE, THE VARIATION BETWEEN THE FAIR MARKET VALUE AND ADJUSTED BASIS OF PROPERTY AT THE TIME OF ITS CONTRIBUTION TO THE PARTNERSHIP. IN THE EVENT THAT CAPITAL ACCOUNTS ARE REVALUED PURSUANT TO ARTICLE 7 TO REFLECT THE ADMISSION OF A NEW PARTNER OR WITHDRAWAL OF A PARTNER, SUBSEQUENT ALLOCATIONS OF PARTNERSHIP INCOME, GAIN, LOSS, AND DEDUCTION WITH RESPECT TO PARTNERSHIP ASSETS REFLECTED IN THE CAPITAL ACCOUNTS SHALL TAKE INTO ACCOUNT ANY VARIATION BETWEEN THE ADJUSTED BASIS OF SUCH ASSETS AND THE FAIR MARKET VALUE OF SUCH ASSETS AT THE DATE SUCH REVALUATION OCCURRED. ALLOCATIONS MADE PURSUANT TO THIS PARAGRAPH SHALL BE IN ACCORDANCE WITH SECTION 1.704-3 OF THE TREASURY REGULATIONS AND THE GENERAL PARTNER SHALL BE AUTHORIZED TO MAKE CURATIVE OR REMEDIAL ALLOCATIONS, AS PROVIDED IN THE TREASURY REGULATIONS, AS NECESSARY TO CAUSE SUCH ALLOCATIONS TO COMPLY WITH SECTION 1.704-3. ADJUSTED BASIS OF PROPERTIES CONTRIBUTED TO THE PARTNERSHIP THAT ARE SUBJECT TO DEPLETION SHALL BE ALLOCATED AMONG THE PARTNERS IN ACCORDANCE WITH SECTIONS 1.613A-3(E), 1.704-1(B)(4)(V), AND 1.704-3 TO TAKE INTO ACCOUNT THE DIFFERENCE BETWEEN THE ADJUSTED BASIS OF THE CONTRIBUTED PROPERTY AND ITS FAIR MARKET VALUE ON THE DATE OF CONTRIBUTION. SIMILAR ALLOCATIONS SHALL BE MADE IN THE EVENT THAT CAPITAL ACCOUNTS ARE REVALUED PURSUANT TO ARTICLE 7.

                  (D) IN THE EVENT OF A SALE OR ASSIGNMENT OF UNITS (OTHER THAN BY REASON OF A UNITHOLDER'S DEATH), EXCEPT TO THE EXTENT THAT PURSUANT TO A VALID TREASURY DEPARTMENT REGULATION A DIFFERENT METHOD IS REQUIRED, THE INCOME, GAINS, LOSSES, DEDUCTIONS AND CREDITS OF THE PARTNERSHIP FOR THE FISCAL YEAR IN WHICH SUCH SALE OR ASSIGNMENT IS RECOGNIZED AS PROVIDED IN SECTION 8.2 SHALL BE ALLOCATED PRO-RATA BETWEEN THE ASSIGNOR AND ASSIGNEE OF SUCH UNITS BASED ON THE PERIODS OF TIME DURING SUCH FISCAL YEAR THAT SUCH UNITS WERE OWNED BY EACH,
WITHOUT REGARD TO THE PERIODS DURING SUCH FISCAL YEAR IN WHICH SUCH INCOME, LOSSES, DEDUCTIONS AND CREDITS OF THE PARTNERSHIP WERE ACTUALLY REALIZED; PROVIDED, HOWEVER, THAT WITH RESPECT TO CERTAIN "CASH BASIS ITEMS", INCLUDING, FOR THIS PURPOSE, PARTNERSHIP ITEMS OF INTEREST, TAXES, PAYMENTS FOR SERVICES, PAYMENTS FOR THE USE OF PROPERTY, AND ANY OTHER ITEMS DESIGNATED AS "CASH BASIS ITEMS" UNDER SECTION 706 OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER, SUCH ITEMS SHALL BE ASSIGNED TO THE APPROPRIATE PERIOD TO WHICH THEY ARE ATTRIBUTABLE AND BY ALLOCATING SUCH ASSIGNED PORTION BASED UPON THE INTEREST OWNED BY A UNITHOLDER DURING EACH SUCH PERIOD.

                  (E) FOR THE PURPOSES OF COMPUTING THE PARTNERS' CAPITAL ACCOUNTS, ALL COST RECOVERY DEDUCTIONS TAKEN INTO ACCOUNT FOR PURPOSES OF COMPUTING PARTNERSHIP INCOME OR LOSS SHALL BE ALLOCATED TO THE UNITHOLDERS. FOR THIS PURPOSE, COST RECOVERY DEDUCTIONS INCLUDE THE PARTNERSHIP'S DEDUCTIONS FOR COST DEPLETION, PERCENTAGE DEPLETION TO THE EXTENT OF THE COST BASIS OF THE PROPERTY, DEPRECIATION, AMORTIZATION AND THE LIKE. COST RECOVERY DEDUCTIONS DO NOT INCLUDE THAT PORTION OF THE COST OF PARTNERSHIP PROPERTY THAT IS TAKEN INTO ACCOUNT IN COMPUTING GAIN OR LOSS FROM SALES OR EXCHANGES.

SECTION 5.2.      COMPENSATION INCOME

                  THE PARTIES HEREBY ACKNOWLEDGE AND AGREE THAT EACH PARTNER'S INTEREST IN THE PROFITS AND LOSSES OF THE PARTNERSHIP IS ATTRIBUTABLE SOLELY TO EACH PARTNER'S CONTRIBUTIONS TO THE CAPITAL OF THE PREDECESSOR PARTNERSHIPS, INCLUDING, WITH RESPECT TO THE GENERAL PARTNER, BUT WITHOUT LIMITATION, ITS PERSONAL LIABILITY WITH RESPECT TO CERTAIN LIABILITIES OF THE PREDECESSOR PARTNERSHIPS. IN THE EVENT, HOWEVER, THAT ANY OF THE PARTNERS IS DETERMINED FOR INCOME TAX PURPOSES TO HAVE RECEIVED ALL OR ANY PART OF ITS INTEREST IN THE PROFITS AND LOSSES OF THE PARTNERSHIP (AS DISTINGUISHED FROM ITS INTEREST IN THE CAPITAL OF THE PARTNERSHIP) AS COMPENSATION FOR SERVICES, AND, AS A RESULT OF SUCH DETERMINATION, IS REQUIRED TO RECOGNIZE

COMPENSATION INCOME FOR FEDERAL AND/OR STATE INCOME TAX PURPOSES WITH RESPECT TO SUCH INTEREST IN THE PARTNERSHIP, THEN, ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING, ANY CORRESPONDING FEDERAL AND/OR STATE INCOME TAX BENEFIT INURING TO THE PARTNERSHIP AS A RESULT OF SUCH DETERMINATION, WHETHER IN THE FORM OF A DEDUCTION FOR COMPENSATION PAID, A DEDUCTION FOR DEPRECIATION OR AMORTIZATION OF ANY OF ITS ASSETS, OR OTHERWISE, SHALL BE ALLOCATED FOR INCOME TAX PURPOSES SOLELY TO THE PARTNERS REQUIRED TO RECOGNIZE SUCH COMPENSATION INCOME IN AN AMOUNT WHICH BEARS THE SAME RATIO TO ANY SUCH INCOME TAX BENEFIT AS THE AMOUNT OF SUCH COMPENSATION INCOME REQUIRED TO BE RECOGNIZED BY SUCH PARTNERS BEARS TO THE TOTAL AMOUNT OF SUCH COMPENSATION INCOME REQUIRED TO BE RECOGNIZED BY ALL OF SUCH PARTNERS.

SECTION 5.3.      TAX ELECTIONS

                  (A) THE GENERAL PARTNER SHALL ON THE FIRST FEDERAL INCOME TAX INFORMATION RETURN FILED ON BEHALF OF THE PARTNERSHIP MAKE A PROPER ELECTION TO TREAT AS AN EXPENSE ALL INTANGIBLE DRILLING AND DEVELOPMENT COSTS IN ACCORDANCE WITH THE OPTION GRANTED BY SECTION 263(C) OF THE CODE AND, IN ITS DISCRETION, MAKE ANY NECESSARY ELECTION TO TREAT AS AN EXPENSE ANY OTHER AMOUNTS THAT MAY BE SO TREATED UNDER APPLICABLE PROVISIONS OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER.

                  (B) THE GENERAL PARTNER WILL MAKE THE ELECTION AT THE TIME AND IN THE MANNER SET FORTH UNDER TREAS. REG. SS. 1.704-1(B)(2)(IV)(K)(2) TO COMPUTE SIMULATED DEPLETION ON A PROPERTY-BY-PROPERTY BASIS UNDER THE COST OR PERCENTAGE METHOD.

                  (C) NO ELECTION SHALL BE MADE BY THE PARTNERSHIP, THE GENERAL PARTNER OR ANY UNITHOLDER TO BE EXCLUDED FROM THE APPLICATION OF THE PROVISIONS OF SUBCHAPTER K OF THE CODE, OR FROM ANY SIMILAR PROVISION OF STATE OR LOCAL INCOME TAX LAWS.

                  (D) UPON THE TRANSFER OF ALL OR PART OF A UNITHOLDER'S INTEREST, THE DEATH OF AN INDIVIDUAL UNITHOLDER, OR THE DISTRIBUTION OF ANY
PARTNERSHIP PROPERTY TO ANY PARTY TO THESE ARTICLES, THE PARTNERSHIP, AT THE GENERAL PARTNER'S OPTION, MAY MAKE ANY AVAILABLE ELECTION TO CAUSE THE BASIS OF THE PARTNERSHIP PROPERTIES TO BE ADJUSTED FOR FEDERAL INCOME TAX PURPOSES AS PROVIDED BY SECTIONS 734, 743 AND 754, RESPECTIVELY, OF THE CODE; SIMILAR ELECTIONS UNDER PROVISIONS OF STATE AND LOCAL INCOME TAX LAWS MAY BE MADE AT THE GENERAL PARTNER'S OPTION.

SECTION 5.4.      ADMINISTRATIVE MATTERS

                  (A) FEDERAL, STATE AND LOCAL INCOME (AND OTHER) TAX RETURNS SHALL BE PREPARED AND FILED BY THE GENERAL PARTNER COVERING OPERATIONS REPORTABLE BY THE PARTNERSHIP. THE GENERAL PARTNER SHALL USE ITS BEST EFFORTS IN THE PREPARATION AND FILING OF SUCH TAX RETURNS, IN THE MANNER THAT THE GENERAL PARTNER BELIEVES WILL BE MOST ADVANTAGEOUS TO INDIVIDUAL TAXPAYERS WHO ARE NOT "DEALERS" IN OIL AND GAS PROPERTIES FOR FEDERAL INCOME TAX PURPOSES. THE GENERAL PARTNER SHALL ALSO CAUSE TO BE PREPARED AND DISTRIBUTED TO ALL THE UNITHOLDERS A SCHEDULE K-1, INCLUDING SUCH REPORTS OR COMPUTATIONS NECESSARY TO COMPUTE DEPLETION DEDUCTIONS AND GAINS AND LOSSES FROM DISPOSITIONS OF PARTNERSHIP PROPERTIES IN RESPECT OF EACH UNITHOLDER.

                  (B) THE GENERAL PARTNER SHALL BE THE TAX MATTERS PARTNER OF THE PARTNERSHIP (WITHIN THE MEANING OF SECTION 6231(A)(7) OF THE CODE) EMPOWERED TO RESOLVE THE APPROPRIATE TAX TREATMENT OF PARTNERSHIP ITEMS OF INCOME, DEDUCTION OR CREDIT AND TO SERVE AS THE PRIMARY LIAISON BETWEEN THE INTERNAL REVENUE SERVICE AND THE PARTNERSHIP AND ITS UNITHOLDERS.

                  (C) IN THE EVENT THE PARTNERSHIP IS REQUIRED TO REGISTER AS A "TAX SHELTER" UNDER SECTION 6111 OF THE CODE, THE GENERAL PARTNER WILL COMPLETE AND FILE THE APPROPRIATE REGISTRATION DOCUMENTS WITH THE INTERNAL REVENUE SERVICE. IN ADDITION, THE GENERAL PARTNER WILL MAINTAIN A LIST OF INVESTORS IN ACCORDANCE

WITH SECTION 6112 OF THE CODE, AND THE REGULATIONS PROMULGATED THEREUNDER, AND SHALL BE THE PERSON DESIGNATED BY THE PARTNERS TO MAINTAIN A MASTER LIST, INCLUDING THE IDENTITY OF UNITHOLDER-TRANSFEREES, AS REPORTED TO THE GENERAL PARTNER BY UNITHOLDER-TRANSFERORS.

                                    ARTICLE 6

                       RIGHT TO PRESENT UNITS FOR PURCHASE

SECTION 6.1. RIGHT OF PRESENTMENT

                  UNLESS THE UNITS ARE LISTED ON A STOCK EXCHANGE OR INCLUDED FOR QUOTATION ON NASDAQ OR A TRADING MARKET FOR THE UNITS OTHERWISE DEVELOPS, AT ANNUAL INTERVALS COMMENCING ON DECEMBER 31 OF THE YEAR IN WHICH THE PARTNERSHIP'S OPERATIONS COMMENCE, THE GENERAL PARTNER SHALL EVALUATE UNITS AS OF THE YEAR THEN ENDED. WITHIN 120 DAYS THEREAFTER, THE GENERAL PARTNER WILL MAIL A NOTICE SETTING FORTH THE PURCHASE PRICE, DETERMINED IN THE MANNER SET FORTH IN SECTION 6.3, TO EACH LIMITED PARTNER WHO HAS, SINCE THE PREVIOUS JANUARY 1ST, NOTIFIED THE GENERAL PARTNER OF A DESIRE TO PRESENT HIS UNITS TO THE PARTNERSHIP FOR PURCHASE. EACH SUCH NOTICE FROM THE GENERAL PARTNER WILL INCLUDE A SUMMARY OF THE REPORTS OF THE INDEPENDENT EXPERTS REFERRED TO IN
SECTION 6.3, THE ASSET AND LIABILITY ITEMS CONSIDERED IN DETERMINING THE PURCHASE PRICE AND AN EXPLANATION OF HOW THE PURCHASE PRICE WAS CALCULATED, AND WILL INCLUDE A FORM OF ASSIGNMENT OF UNITS TO BE PRESENTED FOR PURCHASE. THE PARTNERSHIP WILL NOT BE OBLIGATED TO PURCHASE PRESENTED UNITS REPRESENTING MORE THAN 15% OF THE AGGREGATE PURCHASE PRICE OF THE UNITS PER YEAR. THE PARTNERSHIP'S OBLIGATION TO PURCHASE PRESENTED UNITS ALSO IS SUBJECT TO THE CONDITIONS OF SECTIONS 2.3 AND 6.5. IF, FOR ANY REASON, LESS THAN ALL UNITS PRESENTED AT ANY ONE TIME ARE TO BE PURCHASED, THE UNITS TO BE PURCHASED WILL BE SELECTED BY LOT. UNITHOLDERS WHO ARE NOT LIMITED PARTNERS WILL NOT HAVE THE RIGHT TO PRESENT THEIR UNITS TO THE PARTNERSHIP PURSUANT TO THIS ARTICLE 6.

SECTION 6.2.      MANNER OF EXERCISE; RESCISSION

                  LIMITED PARTNERS DESIRING TO PRESENT THEIR UNITS FOR PURCHASE MUST SO ELECT BY RETURNING THE FORM OF ASSIGNMENT, DULY EXECUTED AND COMPLETED, BY MAIL, POSTAGE PREPAID, TO THE GENERAL PARTNER WITHIN THIRTY (30) DAYS AFTER THE NOTIFICATION OF THE PURCHASE PRICE HAS BEEN MAILED BY THE GENERAL PARTNER. AS A GENERAL RULE, THE PARTNERSHIP WILL NOT PURCHASE LESS THAN ALL OF A LIMITED PARTNER'S UNITS, BUT THE GENERAL PARTNER MAY WAIVE THIS REQUIREMENT IN ITS SOLE DISCRETION. THE EFFECTIVE DATE OF A SALE OF PRESENTED UNITS SHALL BE THE DATE UPON WHICH THE GENERAL PARTNER MAILS THE PURCHASE PRICE TO THE PRESENTING LIMITED PARTNER, WHICH SHALL BE NO LATER THAN SIXTY (60) DAYS AFTER THE RECEIPT BY THE GENERAL PARTNER OF SUCH LIMITED PARTNER'S DULY COMPLETED AND EXECUTED FORM OF ASSIGNMENT. NO PURCHASE WILL BE CONSIDERED EFFECTIVE UNTIL AFTER A CASH PAYMENT HAS BEEN MADE TO THE LIMITED PARTNER PRESENTING THE UNITS FOR PURCHASE. A PRESENTING LIMITED PARTNER MAY RESCIND THE SALE OF HIS UNITS BY GIVING WRITTEN NOTICE TO THE GENERAL PARTNER WITHIN 15 DAYS AFTER MAILING OF HIS FORM OF ASSIGNMENT.

SECTION 6.3.      DETERMINATION OF PURCHASE PRICE

                  (A) THE PURCHASE PRICE FOR UNITS PRESENTED FOR PURCHASE PURSUANT TO THIS ARTICLE 6 WILL BE BASED UPON THE PRESENTING LIMITED PARTNER'S INDIRECT INTEREST IN A SHARE OF THE NET ASSETS AND LIABILITIES OF THE
PARTNERSHIP, CALCULATED AS OF THE PRECEDING DECEMBER 31 (THE "DETERMINATION DATE"), WHICH WILL INCLUDE THE SUM OF THE FOLLOWING ITEMS:

                                    (I)  AN  AMOUNT  BASED  ON  THE   DISCOUNTED
                  PRESENT WORTH OF FUTURE NET REVENUES FROM THE PARTNERSHIP'S PROVED DEVELOPED RESERVES AND PROVED UNDEVELOPED RESERVES, AS DETERMINED IN ACCORDANCE WITH PARAGRAPH (B) OF THIS SECTION 6.3;

                     (II)  CASH ON HAND;

                     (III) PREPAID EXPENSES AND ACCOUNTS RECEIVABLE (DISCOUNTED,
                      IF APPROPRIATE), LESS A REASONABLE AMOUNT FOR DOUBTFUL ACCOUNTS; AND

                     (IV)  THE   ESTIMATED   MARKET  VALUE  OF  ALL  ASSETS  NOT
                      SEPARATELY SPECIFIED ABOVE, DETERMINED IN ACCORDANCE WITH STANDARD INDUSTRY VALUATION PROCEDURES.

THERE WILL BE DEDUCTED FROM THE FOREGOING SUM AN AMOUNT EQUAL TO ALL DEBTS, OBLIGATIONS AND OTHER LIABILITIES, INCLUDING ACCRUED EXPENSES, OF THE PARTNERSHIP, ATTRIBUTABLE TO THE CAPITAL ACCOUNTS OF THE UNITHOLDERS AND ANY DISTRIBUTIONS TO UNITHOLDERS BETWEEN THE DETERMINATION DATE AND THE DATE OF THE CALCULATION; PROVIDED, HOWEVER, THAT IF ANY CASH DISTRIBUTED WAS DERIVED FROM THE SALE OF OIL AND GAS PRODUCTION OR A PRODUCING PROPERTY SUBSEQUENT TO THE DETERMINATION DATE, SUCH DISTRIBUTIONS SHALL BE DISCOUNTED AT THE SAME RATE USED TO TAKE INTO ACCOUNT THE RISK FACTORS EMPLOYED TO DETERMINE THE VALUE OF THE PARTNERSHIP'S PROVED RESERVES AS SET FORTH IN PARAGRAPH (B) OF THIS SECTION 6.3.

                  (B) THE PARTNERSHIP WILL ENGAGE AN INDEPENDENT EXPERT SELECTED BY THE GENERAL PARTNER TO ESTIMATE THE FUTURE NET REVENUES ATTRIBUTABLE TO THE PARTNERSHIP'S INTEREST IN PROVED DEVELOPED RESERVES AND PROVED UNDEVELOPED RESERVES. IN MAKING THIS ESTIMATE, THE INDEPENDENT EXPERT MAY EMPLOY PRICE AND COST DATA AND ASSUMPTIONS FURNISHED BY THE GENERAL PARTNER. COSTS WILL INCLUDE "WINDFALL" OR EXCESS PROFITS TAXES, IF ANY. SUCH INDEPENDENTLY PREPARED ESTIMATE WILL EVALUATE THOSE PARTNERSHIP PROPERTIES GENERATING SUBSTANTIALLY ALL OF THE PARTNERSHIP'S AGGREGATE REVENUES. ENGINEERS ON THE GENERAL PARTNER'S STAFF WILL ESTIMATE SUCH FUTURE NET REVENUES FROM THE BALANCE OF THE PARTNERSHIP'S PROPERTIES EMPLOYING THE SAME PARAMETERS AS ARE EMPLOYED BY THE INDEPENDENT EXPERT. THE AMOUNT ATTRIBUTABLE TO PARTNERSHIP RESERVES WILL BE DEEMED TO BE 70% OF SUCH ESTIMATED FUTURE NET REVENUES IN THE CASE OF PROVED DEVELOPED PRODUCING RESERVES AND, IN THE CASE OF ALL OTHER PROVED RESERVES, THEIR "APPRAISED VALUE". WITH RESPECT TO SUCH OTHER PROVED RESERVES, A DISCOUNT FOR RISK AS THE INDEPENDENT EXPERT SHALL REASONABLY DETERMINE, AFTER TAKING INTO ACCOUNT THE NATURE AND QUALITY OF SUCH OIL AND GAS INTERESTS AND AS REVIEWED AND APPROVED BY THE GENERAL PARTNER, WILL BE APPLIED TO THE PARTNERSHIP'S PROVED DEVELOPED NON-PRODUCING RESERVES AND PROVED UNDEVELOPED RESERVES IN ARRIVING AT "APPRAISED VALUE". THE AMOUNT SO DETERMINED BASED UPON THE LAST REPORT OF THE INDEPENDENT EXPERT WILL BE ADJUSTED BY THE GENERAL PARTNER FOR ESTIMATED CHANGES THEREIN FROM THE DETERMINATION DATE TO THE DATE OF THE CALCULATION OF THE PURCHASE PRICE, (A) BY REASON OF PRODUCTION, SALES OF OR ADDITIONS TO RESERVES AND LEASE AND WELL EQUIPMENT, THE SALE OR ABANDONMENT OF LEASES AND SIMILAR MATTERS OCCURRING AFTER THE DETERMINATION DATE, AND (B) BY REASON OF ANY OF THE
FOLLOWING OCCURRING PRIOR TO THE DATE OF THE CALCULATION: CHANGES IN WELL PERFORMANCE, INCREASES OR DECREASES IN THE MARKET PRICE OF OIL OR GAS, REVISION OF REGULATIONS RELATING TO OIL IMPORTS, CHANGES IN INCOME, AD VALOREM AND OTHER TAX LAWS (E.G., MATERIAL VARIATIONS IN THE PROVISIONS FOR DEPLETION OR MINIMUM TAX PAYMENTS) AND SIMILAR MATTERS. THE SHARE OF THE AMOUNT ATTRIBUTABLE TO PARTNERSHIP FUTURE NET REVENUES ALLOCABLE TO A PARTICULAR UNITHOLDER'S UNITS WILL THEN BE DETERMINED, TAKING INTO ACCOUNT THE CHANGES IN THE ALLOCATION OF PARTNERSHIP COSTS AND REVENUES DESCRIBED IN ARTICLE 4. THE RESULT WILL THEN BE DISCOUNTED TO PRESENT WORTH USING AN INTEREST RATE NOT IN EXCESS OF 1% OVER THE THEN PRIME INTEREST RATE ANNOUNCED BY TEXAS COMMERCE BANK OF HOUSTON, HOUSTON, TEXAS TO ITS MOST PREFERRED COMMERCIAL CUSTOMERS. IF, AT THE TIME OF
DETERMINATION, THE PREVAILING PRIME RATE OF TEXAS COMMERCE BANK OF HOUSTON IS 14% OR MORE, THE VALUATION SHALL, FOR COMPARATIVE PURPOSES ONLY, STATE THE AMOUNT THAT WOULD HAVE BEEN THE PURCHASE PRICE IF IT HAD BEEN COMPUTED USING A 10% ANNUAL DISCOUNT RATE.

SECTION 6.4.      OTHER PURCHASERS

                  THE PARTNERSHIP'S OBLIGATION TO PURCHASE UNITS PURSUANT TO THIS ARTICLE 6 MAY BE DISCHARGED BY PAYMENT OF THE PURCHASE PRICE TO A PRESENTING LIMITED PARTNER BY THE GENERAL PARTNER, BY AN AFFILIATE OF THE GENERAL PARTNER OR BY A BROKER-DEALER OR OTHER PERSON SELECTED BY THE GENERAL PARTNER. THE UNITS OF THE PRESENTING LIMITED PARTNER WILL BE TRANSFERRED TO THE PARTY WHO PAYS FOR THEM. ONLY THE PARTNERSHIP, HOWEVER, IS OBLIGATED TO PURCHASE UNITS PRESENTED BY LIMITED PARTNERS PURSUANT TO THIS ARTICLE 6.

SECTION 6.5.      LEGAL RESTRICTIONS

                  NOTWITHSTANDING  ANYTHING  TO THE  CONTRARY  SET FORTH IN THIS
ARTICLE 6, IN THE EVENT THE PARTNERSHIP'S OBLIGATION TO PURCHASE UNITS FROM LIMITED PARTNERS IS FOUND TO VIOLATE ANY EXISTING OR FUTURE LAWS OR LEGISLATION OR TO JEOPARDIZE THE CLASSIFICATION OF THE PARTNERSHIP UNDER FEDERAL TAX LAWS, SUCH OBLIGATION SHALL BE ELIMINATED TO THE EXTENT INCONSISTENT THEREWITH.

                                    ARTICLE 7

                          BOOKS OF ACCOUNT AND REPORTS

SECTION 7.1.      CAPITAL ACCOUNTS

                  (A) THE PARTNERSHIP SHALL MAINTAIN ACCOUNTS ON THE ACCRUAL BASIS OF ACCOUNTING, WHICH METHOD SHALL ALSO BE ADOPTED FOR FEDERAL INCOME TAX PURPOSES. THE PARTNERSHIP SHALL MAINTAIN A SEPARATE CAPITAL ACCOUNT FOR EACH PARTNER (WHICH TERM, FOR THE PURPOSES OF THIS SECTION 7.1, INCLUDES THE GENERAL PARTNER AND THE UNITHOLDERS). THE AMOUNT CREDITED TO THE CAPITAL ACCOUNT OF EACH PARTNER AT THE INCEPTION OF THE PARTNERSHIP SHALL BE AN AMOUNT EQUAL TO THE FAIR MARKET VALUE OF THE ASSETS NET OF LIABILITIES CONTRIBUTED BY SUCH PARTNER PURSUANT TO SECTIONS 3.1 AND 3.2. THE CAPITAL ACCOUNT OF EACH PARTNER SHALL ALSO BE CREDITED WITH THE FAIR MARKET VALUE OF ANY OTHER CONTRIBUTIONS TO PARTNERSHIP CAPITAL AND HIS DISTRIBUTIVE SHARE OF PARTNERSHIP INCOME (INCLUDING INCOME EXEMPT FROM TAX) AND GAINS (OR ITEMS THEREOF), AND SHALL BE CHARGED WITH (A) HIS DISTRIBUTIVE SHARE OF PARTNERSHIP LOSSES AND DEDUCTIONS (OR ITEMS THEREOF), (B) ALLOCATIONS TO HIM OF EXPENDITURES OF THE PARTNERSHIP DESCRIBED IN SECTION 705(A)(2)(B) OF THE CODE, AND (C) THE AMOUNT OF ANY CASH OR THE FAIR MARKET VALUE OF ANY PROPERTY (NET OF ANY LIABILITIES ASSUMED BY SUCH PARTNER OR TO WHICH SUCH DISTRIBUTED PROPERTY IS SUBJECT) DISTRIBUTED TO HIM. PARTNERSHIP CAPITAL ACCOUNTS SHALL BE MAINTAINED IN ACCORDANCE WITH SECTION 1.704-1(B)(2)(IV) OF THE TREASURY REGULATIONS AND THE PROVISIONS OF THIS SECTION SHALL BE INTERPRETED IN ACCORDANCE THEREWITH. A PARTNER'S DISTRIBUTIVE SHARE SHALL BE DETERMINED IN ACCORDANCE WITH SECTION 702 OF THE CODE AND ARTICLE 5, EXCEPT AS PROVIDED BELOW.

                  (B) FOR PURPOSES OF COMPUTING THE PARTNERS' CAPITAL ACCOUNTS, SIMULATED DEPLETION DEDUCTIONS, SIMULATED GAINS, AND SIMULATED LOSSES (AS SUCH
TERMS ARE DEFINED IN SECTION 1.704 - 1(B)(2)(IV)(K)(2) OF THE TREASURY REGULATIONS) SHALL BE ALLOCATED AMONG THE PARTNERS AS THEY (OR THEIR PREDECESSORS IN INTEREST) WERE ALLOCATED THE BASIS OF PARTNERSHIP OIL AND GAS PROPERTIES PURSUANT TO CODE SECTION 613A(C)(7)(D), THE TREASURY REGULATIONS THEREUNDER, AND SECTION 1.704-1(B)(4)(V) OF THE REGULATIONS. IN ACCORDANCE WITH CODE SECTION 613(A)(C)(7)(D) AND THE TREASURY REGULATIONS THEREUNDER AND SECTION 1.704-1(B)(4)(V) OF THE REGULATIONS, THE ADJUSTED BASIS FOR ALL OIL AND GAS PROPERTIES SHALL BE SHARED BY THE PARTNERS IN THE SAME PROPORTIONS AS THEY SHARE PARTNERSHIP INCOME PURSUANT TO ARTICLE 4.

                  (C) IF AN ADJUSTMENT IS MADE IN A PARTNER'S DISTRIBUTIVE SHARE OF PARTNERSHIP INCOME, GAIN, LOSS, OR DEDUCTION (OR ANY ITEMS THEREOF), AND SUCH ADJUSTMENT IS REFLECTED IN AN AMENDED RETURN FILED BY THE PARTNERSHIP OR IS REFLECTED IN AN AGREEMENT BETWEEN THE INTERNAL REVENUE SERVICE AND THE PARTNERSHIP,

THEN THE CAPITAL ACCOUNT OF EACH PARTNER SHALL BE RECOMPUTED TO REFLECT SUCH ADJUSTMENT. CAPITAL ACCOUNTS SHALL BE ADJUSTED IN ACCORDANCE WITH TREAS. REG. SS. 1.704-1(B)(2)(IV)(M) TO REFLECT ANY ADJUSTMENT TO THE BASIS OF PARTNERSHIP PROPERTY ATTRIBUTABLE TO AN ELECTION MADE PURSUANT TO SECTIONS 743 AND 754 OF THE CODE.

                  (D) THE GENERAL PARTNER SHALL HAVE THE AUTHORITY TO MAKE APPROPRIATE ADJUSTMENTS TO THE CAPITAL ACCOUNTS AS NECESSARY TO REFLECT ANY CHANGES TO THE PARTNERS' CAPITAL ACCOUNTS OCCURRING PURSUANT TO THE PROVISIONS OF THESE ARTICLES.

                  (E) UPON THE SALE OR OTHER DISPOSITION OF AN INTEREST IN THE PARTNERSHIP, THE CAPITAL ACCOUNT OF THE TRANSFEROR PARTNER WHICH IS ATTRIBUTABLE TO SUCH INTEREST SHALL CARRY OVER TO THE TRANSFEREE OF SUCH INTEREST; PROVIDED THAT IF A SALE OR OTHER DISPOSITION OF AN INTEREST IN THE PARTNERSHIP CAUSES A TERMINATION OF THE PARTNERSHIP WITHIN THE MEANING OF SECTION 708(B)(1)(B) OF THE CODE, THE CAPITAL ACCOUNTS OF THE PARTNERS SHALL GOVERN THE CONSTRUCTIVE LIQUIDATION OF THE PARTNERSHIP PURSUANT TO TREAS. REG. SS. 1.708- 1(B)(1)(IV) AND UPON THE CONSTRUCTIVE REFORMATION OF THE PARTNERSHIP THE CAPITAL ACCOUNT BALANCE OF EACH PARTNER SHALL BE REDETERMINED IN ACCORDANCE WITH THIS SECTION 7.1.

                  (F) THE BOOKS AND RECORDS OF THE PARTNERSHIP SHALL INCLUDE SUCH OTHER SEPARATE AND ADDITIONAL ACCOUNTS FOR EACH PARTNER AS SHALL BE NECESSARY TO REFLECT ACCURATELY THE RIGHTS AND INTERESTS OF THE RESPECTIVE PARTNERS AND SHALL SPECIFICALLY INDICATE THE NAME AND ADDRESS OF EACH PARTNER AND THE AMOUNT OF UNITS HELD BY HIM.

SECTION 7.2.      BOOKS OF ACCOUNT AND ANNUAL FINANCIAL REPORTS

                  THE GENERAL PARTNER SHALL MAINTAIN ADEQUATE BOOKS AND RECORDS OF ACCOUNT WHICH SHALL REFLECT ALL PARTNERSHIP TRANSACTIONS AND BE APPROPRIATE AND ADEQUATE TO RECORD TRULY AND FULLY ALL INFORMATION REGARDING THE STATE OF THE PARTNERSHIP'S BUSINESS AND FINANCIAL CONDITION. AFTER COMMENCEMENT OF THE PARTNERSHIP'S OPERATIONS, THE BOOKS OF THE PARTNERSHIP WILL BE AUDITED ANNUALLY BY SUCH FIRM OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS AS THE GENERAL PARTNER SHALL DESIGNATE. WITHIN 120 DAYS AFTER THE CLOSE OF THE PARTNERSHIP'S FISCAL YEAR, THE GENERAL PARTNER SHALL FURNISH EACH UNITHOLDER SUCH FINANCIAL STATEMENTS AS ARE CONSIDERED NECESSARY OR ADVISABLE BY THE GENERAL PARTNER TO ADVISE ALL UNITHOLDERS ABOUT THEIR INVESTMENT IN THE PARTNERSHIP. THE ANNUAL REPORTS SHALL CONTAIN SUCH FINANCIAL INFORMATION PREPARED IN ACCORDANCE WITH GENERALLY ACCEPTED ACCOUNTING PRINCIPLES AS MAY BE REQUIRED FROM TIME TO TIME BY THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION. THE GENERAL PARTNER SHALL ALSO DELIVER NECESSARY INCOME TAX REPORTING INFORMATION TO THE UNITHOLDERS
WITHIN 75 DAYS AFTER THE CLOSE OF THE PARTNERSHIP'S FISCAL YEAR, WHICH INFORMATION SHALL INCLUDE A SEPARATE SECTION SPECIFYING THOSE ITEMS NECESSARY FOR A UNITHOLDER TO DETERMINE THE AMOUNT OF HIS DEPLETION ALLOWANCE WITH RESPECT TO PARTNERSHIP PROPERTIES.

SECTION 7.3.      ANNUAL REPORTS OF OPERATIONS

                  THE GENERAL PARTNER SHALL FURNISH THE UNITHOLDERS WITH (I) ANNUAL REPORTS OF THE PARTNERSHIP'S OPERATIONS WHICH SHALL INCLUDE A DETAILED STATEMENT OF ALL TRANSACTIONS BETWEEN THE PARTNERSHIP AND THE GENERAL PARTNER AND ITS AFFILIATES DURING THE PRECEDING FISCAL YEAR, SHOWING THE AMOUNTS AND THE CONSIDERATION AND REIMBURSEMENTS INVOLVED AND (II) A WRITTEN ATTESTATION FROM THE PARTNERSHIP'S INDEPENDENT PUBLIC ACCOUNTANTS THAT THE METHOD USED TO ALLOCATE DIRECT COSTS AND ADMINISTRATIVE COSTS WAS CONSISTENT WITH THE METHOD DESCRIBED IN THESE ARTICLES AND THAT THE TOTAL AMOUNT OF SUCH COSTS ALLOCATED DID NOT MATERIALLY EXCEED THE AMOUNTS ACTUALLY INCURRED BY THE GENERAL PARTNER.

SECTION 7.4.      OTHER REPORTS

                  (A) THE GENERAL PARTNER WILL FURNISH THE UNITHOLDERS WITH QUARTERLY PARTNERSHIP CASH RECEIPTS AND DISBURSEMENT STATEMENTS.

                  (B) THE GENERAL PARTNER WILL MAKE AVAILABLE TO THE UNITHOLDERS, UPON REQUEST, COPIES OF REPORTS FILED BY THE PARTNERSHIP WITH THE SECURITIES AND EXCHANGE COMMISSION PURSUANT TO THE REQUIREMENTS OF THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED.

SECTION 7.5.      ACCESS TO AND PRESERVATION OF RECORDS

                  (A) THE GENERAL PARTNER SHALL PERMIT ACCESS TO ALL RECORDS OF THE PARTNERSHIP FOR INSPECTION AND COPYING AT THE PARTNERSHIP'S OFFICE, UPON REASONABLE NOTICE, DURING NORMAL BUSINESS HOURS, TO ANY LIMITED PARTNER AND/OR HIS ACCREDITED REPRESENTATIVES. NOTWITHSTANDING THE FOREGOING, THE GENERAL PARTNER MAY KEEP LOGS, WELL REPORTS AND OTHER DRILLING DATA CONFIDENTIAL FOR A REASONABLE PERIOD OF TIME.

                  (B) THE GENERAL PARTNER SHALL MAINTAIN AND PRESERVE ALL ACCOUNTS, BOOKS AND OTHER RELEVANT PARTNERSHIP DOCUMENTS DURING THE TERM OF THE PARTNERSHIP AND FOR FOUR YEARS THEREAFTER.

                  (C) THE GENERAL PARTNER WILL COMPUTE THE PARTNERSHIPS' TOTAL PROVED RESERVES OF OIL AND GAS, THE DOLLAR VALUE THEREOF AT THEN EXISTING PRICES AND EACH UNITHOLDER'S INTEREST IN SUCH RESERVE VALUE ANNUALLY. THE RESERVE COMPUTATIONS WILL BE BASED PRIMARILY UPON ENGINEERING REPORTS PREPARED BY QUALIFIED INDEPENDENT PETROLEUM CONSULTANTS OR ENGINEERS SELECTED BY THE GENERAL PARTNER. THEY WILL INCLUDE, WHERE PRACTICABLE, AN ESTIMATE OF THE TIME REQUIRED FOR THE EXTRACTION OF SUCH RESERVES AND THE PRESENT WORTH OF SUCH RESERVES. THE GENERAL PARTNER WILL PROVIDE TO THE UNITHOLDERS A COMPUTATION AND ESTIMATE OF RESERVES OF THE PARTNERSHIP AS SOON AS POSSIBLE AND IN NO EVENT MORE THAN 90 DAYS AFTER THE OCCURRENCE OF AN EVENT OTHER THAN NORMAL PRODUCTION LEADING TO A REDUCTION OF SUCH RESERVES OF MORE THAN 10%.

                  (D) THE PARTNERSHIP SHALL KEEP AND MAINTAIN AT ITS PRINCIPAL OFFICE, AND UPON FIVE DAYS WRITTEN REQUEST BY ANY PARTNER SHALL MAKE AVAILABLE FOR INSPECTION AND COPYING (AT THE COST OF THE REQUESTING PARTNER) AT THE PARTNERSHIP'S REGISTERED OFFICE DURING ORDINARY BUSINESS HOURS, EACH OF THE
FOLLOWING:

                                    (I) AN ALPHABETICAL  LIST,  UPDATED AT LEAST
                  QUARTERLY, OF THE FULL NAME, LAST KNOWN BUSINESS ADDRESS OR HOME ADDRESS, BUSINESS OR HOME TELEPHONE NUMBER AND THE PARTNERSHIP INTEREST OF EACH PARTNER AND THE RIGHTS OF EACH PARTNER TO VOTE. ON REQUEST, A COPY OF SUCH LIST WILL BE FURNISHED TO ANY LIMITED PARTNER OR HIS REPRESENTATIVE WITHIN 10 DAYS OF THE REQUEST AND UPON PAYMENT OF REASONABLE
                  REPRODUCTION  AND  MAILING  COSTS.  THE  PURPOSE  FOR  WHICH A
                  PARTNER MAY REQUEST A COPY OF THE LIST INCLUDE, WITHOUT LIMITATION, MATTERS RELATING TO PARTNERS' VOTING RIGHTS UNDER THE PARTNERSHIP AND THE EXERCISE OF PARTNERS' RIGHTS UNDER FEDERAL PROXY LAWS. IF THE GENERAL PARTNER NEGLECTS OR REFUSES TO EXHIBIT, PRODUCE, OR MAIL A COPY OF THE LIST AS REQUESTED, THE GENERAL PARTNER SHALL BE LIABLE TO ANY PARTNER REQUESTING THE LIST FOR THE COSTS, INCLUDING ATTORNEYS FEES, INCURRED BY THAT PARTNER FOR COMPELLING THE PRODUCTION OF THE LIST, AND FOR ACTUAL DAMAGES SUFFERED BY ANY PARTNER BY REASON OF SUCH REFUSAL OR NEGLECT. IT SHALL BE A DEFENSE TO ANY SUCH CLAIM THAT THE ACTUAL PURPOSE AND REASON FOR THE REQUEST FOR INSPECTION OR FOR A COPY OF THE LIST IS TO SECURE THE LIST OF PARTNER OR OTHER INFORMATION FOR THE PURPOSE OF SELLING SUCH LIST OR INFORMATION OR COPIES THEREOF, OR OF USING THE SAME FOR A COMMERCIAL PURPOSE OTHER THAN IN THE INTEREST OF THE APPLICANT AS A PARTNER IN CONNECTION WITH THE AFFAIRS OF THE PARTNERSHIP. THE GENERAL PARTNER MAY REQUIRE THE PARTNER REQUESTING THE LIST TO REPRESENT THAT THE LIST IS NOT REQUESTED FOR A COMMERCIAL PURPOSE UNRELATED TO THE PARTNER'S INTEREST IN THE PARTNERSHIP. THE

                  REMEDIES PROVIDED BY THIS SECTION 7.5 TO PARTNERS REQUESTING COPIES OF THE LIST ARE IN ADDITION TO, AND SHALL NOT IN ANY WAY LIMIT, OTHER REMEDIES AVAILABLE TO PARTNERS UNDER FEDERAL LAW, OR THE LAWS OF ANY STATE;

                                    (II)  A  COPY  OF THE  CERTIFICATE  AND  ALL
                  AMENDMENTS THERETO, TOGETHER WITH EXECUTED COPIES OF ANY POWERS OF ATTORNEY PURSUANT TO WHICH THE CERTIFICATE OR ANY AMENDMENT HAS BEEN EXECUTED;

                                    (III) COPIES OF THE PARTNERSHIP'S FEDERAL,
                  STATE AND LOCAL INCOME TAX RETURNS AND REPORTS,
                  IF ANY, FOR THE THREE (3) MOST RECENT YEARS; AND

                                    (IV)  COPIES OF ANY THEN  EFFECTIVE  WRITTEN
                  PARTNERSHIP AGREEMENT AND OF ANY FINANCIAL STATEMENTS OF THE PARTNERSHIP FOR THE THREE (3) MOST RECENT YEARS.

                  (E) THE GENERAL PARTNER SHALL CAUSE TO BE MAINTAINED RECORDS OF THE INFORMATION UPON WHICH WAS BASED THE DETERMINATION OF THE SUITABILITY OF A UNITHOLDER TO INVEST IN EACH PREDECESSOR PARTNERSHIP THAT COMMENCED OPERATIONS ON OR AFTER SEPTEMBER 11, 1990 OF WHICH HE OR SHE WAS A LIMITED PARTNER, FOR A PERIOD OF SIX YEARS FROM THE COMMENCEMENT OF OPERATIONS OF EACH SUCH PREDECESSOR PARTNERSHIP.

SECTION 7.6.      ADDITIONAL INFORMATION REGARDING TAX BASIS

                  TO THE EXTENT THE GENERAL PARTNER IS REQUIRED TO DETERMINE THE ADJUSTED TAX BASIS OF ANY PARTNERSHIP PROPERTY WITH RESPECT TO WHICH THE CODE REQUIRES THAT RECORDS OF SUCH ADJUSTED TAX BASIS BE KEPT AND MAINTAINED BY THE UNITHOLDERS, THE GENERAL PARTNER MAY REQUEST INFORMATION REGARDING SUCH ADJUSTED TAX BASIS FROM THE UNITHOLDERS, IN WRITING, AND EACH UNITHOLDER SHALL FURNISH SUCH INFORMATION TO THE GENERAL PARTNER WITHIN 90 DAYS AFTER SAID REQUEST IS MAILED BY THE GENERAL PARTNER.

                                    ARTICLE 8

                    RIGHTS AND OBLIGATIONS OF THE UNITHOLDERS

SECTION 8.1.      LIABILITY OF UNITHOLDERS

                  EXCEPT AS MAY OTHERWISE BE PROVIDED UNDER APPLICABLE STATE LAW, NO UNITHOLDER SHALL BE PERSONALLY LIABLE FOR ANY OF THE DEBTS OF THE PARTNERSHIP OR ANY OF THE LOSSES THEREOF IN EXCESS OF HIS CAPITAL INVESTMENT AND HIS SHARE OF THE UNDISTRIBUTED NET PROFITS OF THE PARTNERSHIP, ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING. NO UNITHOLDER SHALL (I) TAKE PART IN THE MANAGEMENT OF THE BUSINESS OR TRANSACT ANY BUSINESS FOR THE PARTNERSHIP;
(II) HAVE THE POWER TO SIGN FOR OR TO BIND THE PARTNERSHIP; OR (III) BE PAID ANY SALARY OR HAVE A DRAWING ACCOUNT.

SECTION 8.2.      TRANSFER OF UNITS

                  (A) EXCEPT AS OTHERWISE PROVIDED IN THESE ARTICLES, A UNITHOLDER MAY ASSIGN, PLEDGE OR TRANSFER HIS UNITS, BUT NO SUCH ASSIGNMENT, PLEDGE OR TRANSFER SHALL BE MADE OR GIVEN EFFECT UNLESS IT IS IN COMPLIANCE WITH APPLICABLE SECURITIES LAWS, AND NO SUCH ASSIGNMENT, PLEDGE OR TRANSFER SHALL RELEASE A LIMITED PARTNER FROM HIS OBLIGATIONS UNDER THESE ARTICLES.

                  (B) NO ASSIGNMENT OR TRANSFER MAY BE MADE, OTHER THAN TO THE GENERAL PARTNER OR BY OPERATION OF LAW, UNLESS THE TRANSFEROR ASSIGNS ALL OF HIS UNITS IN THE PARTNERSHIP OR AFTER SUCH TRANSFER THE TRANSFEROR WILL OWN AT LEAST $2,500 OF UNITS ($2,000 FOR INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS) AND THE

TRANSFEREE WILL OWN AT LEAST $2,500 OF UNITS ($2,000 FOR INDIVIDUAL RETIREMENT ACCOUNTS OR KEOGH PLANS). IN ADDITION, NO ASSIGNMENT OR TRANSFER MAY BE MADE UNLESS THE TRANSFEROR HAS FIRST REPORTED TO THE GENERAL PARTNER THE NAME, ADDRESS AND TAXPAYER IDENTIFICATION NUMBER OF THE TRANSFEREE; THE AMOUNT OF UNITS TO BE ACQUIRED BY THE TRANSFEREE; THE DATE ON WHICH THE UNITS ARE TO BE ACQUIRED; THE TRANSFEREE'S NAME; AND WHETHER OR NOT THE TRANSFEREE IS (I) AN INDIVIDUAL CITIZEN OF THE UNITED STATES OVER 21 YEARS OF AGE OR (II) A CORPORATION ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR A PARTNERSHIP OR OTHER ASSOCIATION ALL OF THE MEMBERS OF WHICH ARE SUCH CITIZENS OF SUCH AGE,
WHICH CORPORATION OR ASSOCIATION IS AUTHORIZED AND OTHERWISE DULY QUALIFIED TO HOLD FEDERAL AND OTHER OIL AND GAS LEASES, OTHER REAL AND PERSONAL PROPERTY AND INTERESTS THEREIN OR (III) A FIDUCIARY THAT WOULD QUALIFY UNDER (I) OR (II) ABOVE AND THAT IS ACTING FOR BENEFICIARIES THAT WOULD SO QUALIFY OR ARE NON-ALIEN MINORS.

                  (C) THE GENERAL PARTNER SHALL HAVE THE RIGHT TO REFUSE TO RECOGNIZE ANY SALE, EXCHANGE, OR OTHER TRANSFER OF UNITS IF IT BELIEVES THAT SUCH TRANSFER OCCURRED ON A SECONDARY MARKET OR THE SUBSTANTIAL EQUIVALENT THEREOF WITHIN THE MEANING OF SECTION 7704 OF THE CODE.

                  (D) SUBJECT TO THE FOREGOING RESTRICTIONS, THE GENERAL PARTNER SHALL RECOGNIZE THE ASSIGNMENT OF UNITS AS OF THE LAST DAY OF THE CALENDAR QUARTER FOLLOWING RECEIPT OF NOTICE OF SUCH ASSIGNMENT AND ALL DOCUMENTATION REQUIRED BY SECTION 8.3.

                  (E) FOR PURPOSES OF THESE ARTICLES, ANY TRANSFER OF UNITS OR ANY RIGHTS ATTRIBUTABLE THERETO, WHETHER VOLUNTARY OR BY OPERATION OF LAW, SHALL BE CONSIDERED AN ASSIGNMENT OF UNITS.

                  (F) THE GENERAL PARTNER SHALL BE THE LIMITED PARTNER OF RECORD WITH RESPECT TO ALL UNITS HELD BY UNITHOLDERS WHO ARE NOT ADMITTED TO THE PARTNERSHIP AS LIMITED PARTNERS; PROVIDED, HOWEVER, THAT ANY VOTING RIGHTS TO WHICH SUCH UNITHOLDERS WOULD BE ENTITLED WERE THEY LIMITED PARTNERS WILL BE EXERCISED BY THE GENERAL PARTNER IN PROPORTION TO THE VOTES CAST BY UNITHOLDERS WHO ARE LIMITED PARTNERS.

SECTION 8.3.      TRANSFER DOCUMENTS REQUIRED

                  (A) THE SALE OR ASSIGNMENT OF UNITS BY A UNITHOLDER SHALL NOT BE EFFECTIVE UNTIL THE ASSIGNOR AND ASSIGNEE EXECUTE ALL SUCH CERTIFICATES AND OTHER DOCUMENTS AND PERFORM ALL SUCH ACTS AS THE GENERAL PARTNER MAY DEEM APPROPRIATE TO PRESERVE THE LIMITED LIABILITY OF THE UNITHOLDERS AND THE TAX STATUS OF THE PARTNERSHIP AFTER THE COMPLETION OF SUCH SALE OR ASSIGNMENT. THE ASSIGNOR AND ASSIGNEE OF UNITS SHALL EACH REPRESENT TO THE GENERAL PARTNER THAT THE SALE, EXCHANGE, OR OTHER TRANSFER OF UNITS DID NOT, TO THE BEST OF THEIR KNOWLEDGE, OCCUR ON A SECONDARY MARKET OR THE SUBSTANTIAL EQUIVALENT THEREOF (WITHIN THE MEANING OF SECTION 7704 OF THE CODE), UNLESS THE GENERAL PARTNER, IN ITS SOLE DISCRETION, WAIVES SUCH REQUIREMENT. UPON THE REQUEST OF ANY UNITHOLDER, THE GENERAL PARTNER WILL PROVIDE APPROPRIATE FORMS FOR THE ASSIGNMENT OF UNITS, INCLUDING A COPY OF THE STATEMENT SUCH UNITHOLDER IS
REQUIRED TO PROVIDE TO AN ASSIGNEE UNDER SS. 6112 OF THE CODE AND THE REGULATIONS PROMULGATED THEREUNDER, IF APPLICABLE, TO INFORM SUCH ASSIGNEE OF THE REQUIREMENT THAT SUCH ASSIGNEE EITHER MAINTAIN A LIST OF SUBSEQUENT TRANSFEREES OR DESIGNATE THE GENERAL PARTNER TO DO SO ON HIS BEHALF.

                  (B) A PERSON WHO IS THE ASSIGNEE OF UNITS OF A UNITHOLDER, BUT WHO DOES NOT BECOME A "SUBSTITUTED LIMITED PARTNER", AS DESCRIBED IN SECTION 8.5, AND DESIRES TO MAKE A FURTHER ASSIGNMENT OF SUCH UNITS, SHALL BE SUBJECT TO ALL THE PROVISIONS OF THIS ARTICLE 8 TO THE SAME EXTENT AND IN THE SAME MANNER AS ANY LIMITED PARTNER DESIRING TO MAKE AN ASSIGNMENT OF UNITS HELD BY HIM.

SECTION 8.4.      DEATH OR INCAPACITY OF UNITHOLDERS

                  IF A UNITHOLDER DIES, HIS EXECUTOR, ADMINISTRATOR OR TRUSTEE, OR, IF HE IS ADJUDICATED INCOMPETENT, HIS COMMITTEE, GUARDIAN OR CONSERVATOR, OR, IF HE BECOMES BANKRUPT, THE TRUSTEE OR RECEIVER OF HIS ESTATE, SHALL HAVE ALL THE RIGHTS AND OBLIGATIONS OF A UNITHOLDER FOR THE PURPOSE OF SETTLING OR MANAGING HIS ESTATE AND SUCH POWER AS THE INCAPACITATED UNITHOLDER POSSESSED TO ASSIGN ALL OR ANY PART OF THE UNITS HELD BY HIM AND TO JOIN WITH SUCH ASSIGNEE IN SATISFYING CONDITIONS PRECEDENT TO SUCH ASSIGNEE BECOMING A SUBSTITUTED LIMITED PARTNER. THE DEATH OR INCAPACITY OR BANKRUPTCY OF A UNITHOLDER SHALL NOT DISSOLVE THE PARTNERSHIP.

SECTION 8.5.      SUBSTITUTED LIMITED PARTNERS

                  (A) SUBJECT TO RECEIPT OF THE CONSENT OF THE GENERAL PARTNER, EACH LIMITED PARTNER SHALL HAVE THE RIGHT TO SUBSTITUTE A PURCHASER, ASSIGNEE, TRANSFEREE, DONEE, HEIR, LEGATEE OR OTHER RECIPIENT OF HIS UNITS AS A LIMITED PARTNER IN HIS PLACE. THE GENERAL PARTNER'S CONSENT MAY BE WITHHELD IN THE GENERAL PARTNER'S SOLE DISCRETION, BUT ONLY IF THE TRANSFER OCCURRED ON A SECONDARY MARKET OR THE SUBSTANTIAL EQUIVALENT THEREOF (WITHIN THE MEANING OF
SECTION 7704 OF THE CODE), WOULD JEOPARDIZE THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES, WOULD CAUSE A TERMINATION OF THE PARTNERSHIP WITHIN THE MEANING OF SECTION 708(B) OF THE CODE, OR WOULD VIOLATE, OR CAUSE THE PARTNERSHIP TO VIOLATE, ANY APPLICABLE LAW OR GOVERNMENTAL RULE OR REGULATION. THE GENERAL PARTNER SHALL BE ENTITLED TO RELY ON THE ADVICE OF COUNSEL IN MAKING SUCH A DETERMINATION. IN ADDITION, THE GENERAL PARTNER'S CONSENT MAY BE WITHHELD IN THE EVENT THE NEW UNITHOLDER DOES NOT AGREE OR IS UNABLE TO MAKE THE REPRESENTATIONS, WARRANTIES, CERTIFICATIONS, COVENANTS, AGREEMENTS AND DESIGNATIONS SET FORTH AND REFERRED TO IN SECTION 10.1. ANY SUCH CONSENT BY THE GENERAL PARTNER SHALL BE BINDING AND CONCLUSIVE. WHEN THE SUBSTITUTION OF A LIMITED PARTNER BECOMES EFFECTIVE, THE ASSIGNING LIMITED PARTNER SHALL BE RELIEVED OF HIS OBLIGATIONS UNDER THESE ARTICLES TO THE EXTENT PERMITTED BY LAW WITH RESPECT TO THE ASSIGNED UNITS. THE SUBSTITUTED LIMITED PARTNER MUST REIMBURSE THE PARTNERSHIP FOR FILING FEES AND OTHER EXPENSES OF THE SUBSTITUTION OR ADDITION.

                  (B) BY EXECUTING THESE ARTICLES, EACH LIMITED PARTNER SHALL BE DEEMED TO HAVE CONSENTED TO ANY SUBSTITUTION TO WHICH THE GENERAL PARTNER CONSENTS.

                  (C) A LIMITED PARTNER MAY ASSIGN ALL OR ANY UNDIVIDED PORTION OF HIS RIGHT TO RECEIVE DISTRIBUTIONS (INCLUDING DISTRIBUTIONS OF CAPITAL) FROM THE PARTNERSHIP WITHOUT HAVING HIS ASSIGNEE SUBSTITUTED AS A LIMITED PARTNER IN HIS PLACE, PROVIDED (I) THE TRANSFER DID NOT OCCUR ON A SECONDARY MARKET OR THE SUBSTANTIAL EQUIVALENT THEREOF (WITHIN THE MEANING OF SECTION 7704 OF THE CODE) OR THE GENERAL PARTNER, IN ITS SOLE DISCRETION, WAIVES SUCH REQUIREMENT, (II) THE TRANSFER WOULD NOT CAUSE A TERMINATION OF THE PARTNERSHIP UNDER SECTION
708(B) OF THE CODE, JEOPARDIZE THE TAX STATUS OF THE PARTNERSHIP AS A PARTNERSHIP, OR VIOLATE OR CAUSE THE PARTNERSHIP TO VIOLATE ANY LAW OR
GOVERNMENTAL REGULATION; (III) SUCH ASSIGNMENT SHALL NOT RELEASE THE ASSIGNING LIMITED PARTNER FROM ANY OF HIS LIABILITIES UNDER THESE ARTICLES; (IV) IF TWO OR MORE PERSONS ARE TO RECEIVE SUCH DISTRIBUTIONS, SUCH PERSONS, IF THE GENERAL PARTNER SO REQUESTS, SHALL JOINTLY DESIGNATE ONE AGENT TO WHOM SUCH
DISTRIBUTIONS ARE TO BE MADE FOR THEIR ACCOUNT; (V) THE REQUIREMENTS OF PARAGRAPH (B) OF SECTION 8.2 HAVE BEEN MET; AND (VI) THE GENERAL PARTNER HAS RECEIVED A CERTIFIED COPY OF SUCH ASSIGNMENT.

                  (D) THE GENERAL PARTNER SHALL AMEND ITS RECORDS AT LEAST ONCE EACH CALENDAR QUARTER TO EFFECT THE SUBSTITUTION OF LIMITED PARTNERS, IF ANY.

SECTION 8.6.      VOTING RIGHTS

                  (A) BY VOTE OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS, THE LIMITED PARTNERS MAY (I) AMEND THESE ARTICLES PURSUANT TO SECTION 13.1; (II) DISSOLVE THE PARTNERSHIP; (III) APPROVE OR DISAPPROVE THE SALE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE PARTNERSHIP OTHER THAN IN THE ORDINARY COURSE OF THE PARTNERSHIP'S BUSINESS; (IV) REMOVE THE GENERAL PARTNER; PROVIDED, HOWEVER, THAT THE PROVISIONS OF THIS CLAUSE (IV) SHALL BE INEFFECTIVE UNTIL SUCH TIME AS A FAVORABLE RULING SHALL HAVE BEEN RECEIVED BY THE PARTNERSHIP FROM THE INTERNAL REVENUE SERVICE TO THE EFFECT THAT SUCH ACTION WILL NOT ADVERSELY AFFECT THE TAX STATUS OF THE PARTNERSHIP OR ANY OF THE UNITHOLDERS, IN FORM AND SUBSTANCE SATISFACTORY TO A MAJORITY IN INTEREST OF THE LIMITED PARTNERS OR COUNSEL FOR THE LIMITED PARTNERS (WHICH SHALL BE OTHER THAN COUNSEL FOR THE GENERAL PARTNER AND WHICH COUNSEL SHALL BE ACCEPTABLE TO A MAJORITY IN INTEREST OF THE LIMITED PARTNERS) SHALL HAVE DELIVERED TO THE PARTNERSHIP AN OPINION TO THE SAME EFFECT; (V) PROVIDED THAT IN THE OPINION OF COUNSEL FOR THE LIMITED
PARTNERS SUCH ACTION WILL NOT VIOLATE THE ACT, RESULT IN THE LOSS OF ANY UNITHOLDER'S LIMITED LIABILITY OR ADVERSELY AFFECT THE FEDERAL INCOME TAX STATUS OF THE PARTNERSHIP, CANCEL ANY CONTRACT DESCRIBED IN PARAGRAPH (H) OF SECTION
9.2 WITHOUT PENALTY UPON 60 DAYS NOTICE AND (VI) ELECT A LIQUIDATOR IN THE EVENT OF THE DISSOLUTION OF THE PARTNERSHIP BY REASON OF AN EVENT OF WITHDRAWAL (AS DEFINED IN THE ACT) OF THE GENERAL PARTNER.

                  (B) BY A VOTE OF TWO-THIRDS IN INTEREST OF THE LIMITED PARTNERS, THE LIMITED PARTNERS MAY APPROVE OR DISAPPROVE THE SELECTION OF AN ADDITIONAL OR SUCCESSOR GENERAL PARTNER.

                  (C) IN CONNECTION WITH ANY VOTE OF THE LIMITED PARTNERS PURSUANT TO CLAUSES (IV) OR (V) OF PARAGRAPH (A) OR PARAGRAPH (B) OF THIS
SECTION 8.6, THE GENERAL PARTNER WILL ABSTAIN FROM VOTING THOSE UNITS IT ACQUIRED AS A LIMITED PARTNER IN LIQUIDATION OF LIMITED PARTNERSHIP INTERESTS IN A PREDECESSOR PARTNERSHIP, IF THE AGREEMENT OF LIMITED PARTNERSHIP OF SUCH PREDECESSOR PARTNERSHIP INCLUDED A PROVISION TO SUCH EFFECT. THE GENERAL PARTNER WILL ALSO ABSTAIN FROM VOTING ON ANY MATTER WHATSOEVER, THOSE UNITS IT ACQUIRED AS A LIMITED PARTNER IN LIQUIDATION OF LIMITED PARTNERSHIP INTERESTS IN A PREDECESSOR PARTNERSHIP THAT WERE ACQUIRED BY THE GENERAL PARTNER WITHIN TWO YEARS FROM THE DATE OF THE COMMENCEMENT OF OPERATIONS OF SUCH PREDECESSOR PARTNERSHIP, IF THE AGREEMENT OF LIMITED PARTNERSHIP OF SUCH PREDECESSOR PARTNERSHIP INCLUDED A PROVISION TO SUCH EFFECT.

                  (D) WITHIN NINETY (90) DAYS AFTER AN EVENT OF WITHDRAWAL OF THE GENERAL PARTNER, THE REMAINING PARTNERS MAY, IN LIEU OF ELECTING A LIQUIDATOR, UNANIMOUSLY AGREE IN WRITING TO CONTINUE THE PARTNERSHIP'S BUSINESS AND TO THE APPOINTMENT OF A SUCCESSOR GENERAL PARTNER PURSUANT TO SECTION 11.1.

                  (E) IF ANY APPROVAL OF ACTION BY VOTE OF A MAJORITY OR TWO-THIRDS IN INTEREST OF THE LIMITED PARTNERS WOULD VIOLATE THE ACT OR ADVERSELY AFFECT THE LIMITED PARTNERS' LIMITED LIABILITY OR THE PARTNERSHIP'S TAX STATUS BUT, IN THE OPINION OF THE AFOREMENTIONED COUNSEL, THE SAME APPROVAL UPON UNANIMOUS CONSENT WOULD NOT, SUCH ACTION MAY BE TAKEN UPON RECEIPT OF SUCH UNANIMOUS APPROVAL.

                  (F) THE GENERAL PARTNER, AS GENERAL PARTNER, WILL CONCUR IN ANY VOTE OF THE LIMITED PARTNERS TAKEN UNDER THIS SECTION 8.6 AND SHALL EXECUTE AN AMENDMENT TO THE CERTIFICATE AND ANY OTHER DOCUMENTS REQUIRED TO GIVE EFFECT TO SUCH ACTION UNLESS THE EFFECT OF THE ACTION WOULD BE TO INCREASE THE LIABILITY OR OBLIGATIONS OF THE GENERAL PARTNER OR AFFECT ITS RIGHTS AND INTERESTS IN PROFITS, LOSSES AND CAPITAL OF THE PARTNERSHIP OR ALTER FEDERAL INCOME TAX ALLOCATIONS UNDER THESE ARTICLES.

SECTION 8.7.      CONSENTS, MEETINGS AND SUBMISSIONS TO LIMITED PARTNERS

                  (A) ANY VOTE OR CONSENT REQUIRED BY THESE ARTICLES MAY BE GIVEN (I) BY A WRITTEN CONSENT OF THE CONSENTING PARTNER PRIOR TO, AT THE TIME OF, OR AFTER THE DOING OF THE ACT OR THING FOR WHICH THE CONSENT IS SOLICITED, OR (II) BY THE AFFIRMATIVE VOTE BY THE CONSENTING PARTNER TO THE DOING OF THE ACT OR THING FOR WHICH THE CONSENT IS SOLICITED AT ANY MEETING CALLED AND HELD PURSUANT TO PARAGRAPH (B) OF THIS SECTION 8.7 TO CONSIDER THE DOING OF SUCH ACT OR THING.

                  (B) ANY MATTER, INCLUDING THOSE MATTERS REFERRED TO IN SECTION
8.6, WITH RESPECT TO WHICH THE CONSENT OF THE LIMITED PARTNERS IS SOLICITED MAY BE CONSIDERED AT A MEETING OF THE PARTNERS AT WHICH A QUORUM CONSISTING OF AT LEAST A MAJORITY IN INTEREST OF ALL LIMITED PARTNERS IS PRESENT IN PERSON OR BY PROXY, PROVIDED SUCH MEETING IS HELD NOT LESS THAN 30 NOR MORE THAN 60 DAYS AFTER NOTIFICATION THEREOF SHALL HAVE BEEN GIVEN BY THE GENERAL PARTNER TO ALL PARTNERS; PROVIDED, HOWEVER, THAT THE DATE FOR NOTICE OF SUCH A MEETING MAY BE EXTENDED FOR A PERIOD OF UP TO 60 DAYS, IF IN THE OPINION OF THE GENERAL PARTNER SUCH ADDITIONAL TIME IS NECESSARY TO PERMIT PREPARATION OF PROXY OR INFORMATION STATEMENTS OR OTHER DOCUMENTS REQUIRED TO BE DELIVERED IN CONNECTION WITH SUCH MEETING BY THE SECURITIES AND EXCHANGE COMMISSION OR OTHER REGULATORY AUTHORITIES. SUCH NOTICE (I) MAY BE GIVEN BY THE GENERAL PARTNER, IN ITS DISCRETION, AT ANY TIME, AND (II) SHALL BE GIVEN BY THE GENERAL PARTNER WITHIN 15 DAYS AFTER RECEIPT BY IT OF A REQUEST FOR A MEETING TO CONSIDER A MATTER REFERRED TO IN SECTION 8.6 ENDORSED IN WRITING BY NOT LESS THAN 10% IN INTEREST OF THE LIMITED PARTNERS. ANY REQUEST SO ENDORSED AND SUBMITTED TO THE LIMITED PARTNERS BY THE GENERAL PARTNER MAY BE ACCOMPANIED BY THE RECOMMENDATIONS OF THE GENERAL PARTNER AS TO ADOPTION OF THE PROPOSED ACTION AND/OR THE OPINION OF COUNSEL REFERRED TO IN SECTION 8.6 AND SUCH OTHER INFORMATION AS THE GENERAL PARTNER DEEMS APPROPRIATE. SUCH MEETING SHALL BE HELD EITHER AT THE PRINCIPAL OFFICE OF THE PARTNERSHIP OR THE GENERAL PARTNER OR SUCH OTHER LOCATION AS SHALL BE SPECIFIED BY THE GENERAL PARTNER.

                  (C) THE GENERAL  PARTNER  SHALL GIVE ALL THE LIMITED  PARTNERS
NOTICE OF ANY PROPOSAL OR OTHER MATTER REQUIRED BY ANY PROVISION OF THESE ARTICLES OR BY LAW TO BE SUBMITTED FOR THE CONSIDERATION AND APPROVAL OF THE LIMITED PARTNERS. SUCH NOTICE SHALL INCLUDE ANY INFORMATION REQUIRED BY THE RELEVANT PROVISIONS OF THESE ARTICLES OR BY LAW.

                  (D) THE GENERAL PARTNER MAY, IN ACCORDANCE WITH THE PROVISIONS OF THE ACT, FIX, IN ADVANCE, A DATE AS THE RECORD DATE FOR DETERMINING THE PARTNERSHIP'S LIMITED PARTNERS WITH REGARD TO ANY PARTNERSHIP ACTION OR EVENT AND, IN PARTICULAR, FOR DETERMINING THE LIMITED PARTNERS ENTITLED:

                      (I) TO BE NOTIFIED OF OR TO VOTE AT ANY MEETING OF THE
                       PARTNERS OR ANY ADJOURNMENT THEREOF OR TO CONSENT IN WRITING TO ANY ACTION WITHOUT A MEETING; OR

                      (II)TO RECEIVE PAYMENT OF ANY DISTRIBUTION OR ALLOTMENT
                       OF ANY RIGHT.

                  (E) ON ANY MATTER REQUIRING A VOTE BY OR THE CONSENT OF THE LIMITED PARTNERS, THE LIMITED PARTNERS' RESPECTIVE INTERESTS SHALL BE DETERMINED IN ACCORDANCE WITH THEIR SHARING RATIOS; PROVIDED, HOWEVER, THAT IF THE GENERAL PARTNER IS REQUIRED TO ABSTAIN FROM VOTING ANY OF ITS UNITS PURSUANT TO PARAGRAPH (B) OF SECTION 8.6 ON ANY MATTER, THEN FOR THE PURPOSE OF DETERMINING THE LIMITED PARTNERS' RESPECTIVE INTERESTS FOR THAT MATTER, THE LIMITED PARTNERS' SHARING RATIOS SHALL BE DETERMINED BY TREATING SUCH UNITS AS THOUGH THEY WERE NOT OWNED BY ANY PARTNER OF THE PARTNERSHIP.

SECTION 8.8.      EXCHANGE FOR ASSETS

                  (A) TRANSFEREES OF UNITS THAT HAVE BEEN PRESENTED BY A LIMITED PARTNER PURSUANT TO ARTICLE 6 WILL HAVE THE RIGHT, AT THE SOLE OPTION OF THE GENERAL PARTNER AND AT SUCH TIME AS THE GENERAL PARTNER SHALL APPROVE, TO SURRENDER SUCH UNITS IN EXCHANGE FOR THE PRO RATA SHARE OF PARTNERSHIP NET ASSETS ATTRIBUTABLE TO SUCH UNITS. THE PRO RATA SHARE OF PARTNERSHIP NET ASSETS ATTRIBUTABLE TO UNITS SHALL BE ASSIGNED SUBJECT TO A PRO RATA SHARE OF ALL LIENS AND OTHER ENCUMBRANCES BURDENING SUCH ASSETS. SUCH PRO RATA SHARE SHALL BE THAT PERCENTAGE OF PARTNERSHIP NET ASSETS WHICH WOULD HAVE BEEN DISTRIBUTED TO THE HOLDER OF SUCH UNITS IF THE PARTNERSHIP HAD BEEN LIQUIDATED PURSUANT TO THE PROVISIONS OF ARTICLE 11 IMMEDIATELY PRIOR TO THE EXCHANGE.

                  (B) IF 25% OR MORE OF THE UNITS IN THE PARTNERSHIP ARE EXCHANGED FOR A PRO RATA SHARE OF PARTNERSHIP NET ASSETS PURSUANT TO PARAGRAPH
(A) OF THIS SECTION 8.8, THEN THE GENERAL PARTNER WILL SUBMIT TO A VOTE OF THE LIMITED PARTNERS A PROPOSAL TO DISSOLVE THE PARTNERSHIP AND LIQUIDATE PURSUANT TO SECTION 11.2.

SECTION 8.9.      PURCHASE OF UNITS BY GENERAL PARTNER

                  IF AT ANY TIME THE GENERAL PARTNER DETERMINES THAT ANY REPRESENTATION, WARRANTY, CERTIFICATION, COVENANT, AGREEMENT OR DESIGNATION MADE BY OR REQUESTED OF A UNITHOLDER TO THE GENERAL PARTNER WAS FALSE WHEN MADE, HAS BEEN BREACHED, OR WOULD BE FALSE IF MADE AT A LATER TIME, OR THAT A UNITHOLDER IS OTHERWISE NOT QUALIFIED TO HOLD UNITS IN FEDERAL OIL AND GAS LEASES, OR OTHERWISE JEOPARDIZES THE PARTNERSHIP'S TAX STATUS OR THE LIMITED LIABILITY OF OTHER UNITHOLDERS, THEN THE GENERAL PARTNER, OR ANY PERSON DESIGNATED BY THE GENERAL PARTNER, SHALL HAVE THE RIGHT, BUT NOT THE OBLIGATION, TO PURCHASE THE UNITS OF SUCH UNITHOLDER AT A PRICE EQUAL TO THE MOST RECENT PURCHASE PRICE THEREFOR DETERMINED IN ACCORDANCE WITH ARTICLE 6, OR, IF A TRADING MARKET FOR THE UNITS HAS DEVELOPED SUCH THAT NO SUCH PRICE HAS BEEN DETERMINED AS OF THE PRECEDING DECEMBER 31, AT THE THEN CURRENT MARKET PRICE FOR SUCH UNITS.

SECTION 8.10.     APPRAISAL AND COMPENSATION

                  (A) IN CONNECTION WITH A PROPOSED ROLL-UP, THE APPRAISED VALUE OF ALL PARTNERSHIP PROPERTIES AND OTHER ASSETS WILL BE DETERMINED BY AN INDEPENDENT EXPERT SELECTED BY THE GENERAL PARTNER AS OF A DATE IMMEDIATELY PRIOR TO THE ANNOUNCEMENT OF THE PROPOSED ROLL-UP TRANSACTION. IF THE APPRAISAL IS TO BE INCLUDED IN A PROSPECTUS USED TO OFFER THE SECURITIES OF A ROLL-UP ENTITY, THE APPRAISAL WILL BE FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS AN EXHIBIT TO THE REGISTRATION STATEMENT FOR SUCH OFFERING. THE APPRAISAL OF SUCH PROPERTIES AND OTHER ASSETS WILL ASSUME AN ORDERLY LIQUIDATION OF PARTNERSHIP ASSETS OVER A 12 MONTH PERIOD. THE TERMS OF THE ENGAGEMENT OF THE INDEPENDENT EXPERT WILL CLEARLY STATE THAT THE ENGAGEMENT IS FOR THE BENEFIT OF THE PARTNERSHIP AND ITS PARTNERS. A SUMMARY OF THE APPRAISAL, INDICATING ALL MATERIAL ASSUMPTIONS UNDERLYING THE APPRAISAL, WILL BE INCLUDED IN A REPORT TO THE LIMITED PARTNERS IN CONNECTION WITH THE PROPOSED ROLL-UP.

                  (B) IN CONNECTION WITH A PROPOSED ROLL-UP, THE PERSON SPONSORING THE ROLL-UP SHALL OFFER THE LIMITED PARTNERS WHO VOTE "NO" ON THE PROPOSAL THE CHOICE OF (1) ACCEPTING THE SECURITIES OF THE ROLL-UP ENTITY OFFERED IN THE PROPOSED ROLL-UP; OR (2) ONE OF THE FOLLOWING: (A) REMAINING AS A LIMITED PARTNER IN THE PARTNERSHIP ON THE SAME TERMS AND CONDITIONS AS EXISTED PREVIOUSLY; OR (B) RECEIVING CASH IN AN AMOUNT EQUAL TO THE LIMITED PARTNER'S PRO-RATA SHARE OF THE APPRAISED VALUE DETERMINED UNDER PARAGRAPH (A) OF THIS
SECTION 8.10, EXCEPT THAT IN THE EVENT THAT ANY PARTNERSHIP PROPERTIES OR OTHER ASSETS ARE SOLD TO PROVIDE CASH TO PAY SUCH LIMITED PARTNERS, THERE SHALL BE MADE SUCH ADJUSTMENTS TO THE APPRAISED VALUE AS MAY BE NECESSARY TO GIVE EFFECT TO THE PRICES ACTUALLY RECEIVED IN LIEU OF THE APPRAISED VALUE OF THE PARTNERSHIP PROPERTIES AND OTHER ASSETS THAT ARE SOLD. NOTWITHSTANDING THE FOREGOING, THIS PARAGRAPH (B)

SHALL NOT APPLY TO ANY PROPOSED CONSOLIDATION TRANSACTION INVOLVING THE PARTNERSHIP AND ANY AFFILIATED LIMITED PARTNERSHIPS, IF, AS A CONSEQUENCE OF THE TRANSACTION, THERE WILL BE NO SIGNIFICANT ADVERSE DIFFERENCE BETWEEN (I) THE LIMITED PARTNER'S VOTING RIGHTS IN THE PARTNERSHIP AND IN THE ROLL-UP ENTITY;
(II) THE TERM OF THE EXISTENCE OF THE PARTNERSHIP AND THE ROLL-UP ENTITY; (III) THE GENERAL PARTNER'S COMPENSATION IN THE PARTNERSHIP AND IN THE ROLL-UP ENTITY; OR (4) THE INVESTMENT OBJECTIVES OF THE PARTNERSHIP AND THE ROLL-UP ENTITY.

                  (C) THE PARTNERSHIP WILL NOT PARTICIPATE IN ANY PROPOSED ROLL-UP WHICH WOULD RESULT IN THE LIMITED PARTNERS HAVING FEWER DEMOCRACY RIGHTS IN THE ROLL-UP ENTITY THAN THOSE PROVIDED FOR IN THESE ARTICLES. IF THE ROLL-UP ENTITY IS NOT A LIMITED PARTNERSHIP, THE DEMOCRACY RIGHTS OF THE EQUITY OWNERS IN THE ROLL-UP ENTITY WILL CORRESPOND TO THE DEMOCRACY RIGHTS PROVIDED FOR IN THESE ARTICLES TO THE GREATEST EXTENT POSSIBLE.

                  (D) THE PARTNERSHIP WILL NOT PARTICIPATE IN ANY PROPOSED ROLL-UP WHICH INCLUDES PROVISIONS WHICH WOULD OPERATE TO MATERIALLY IMPEDE OR FRUSTRATE THE ACCUMULATION BY ANY PURCHASER OF THE SECURITIES OF THE ROLL-UP ENTITY (EXCEPT TO THE MINIMUM EXTENT NECESSARY TO PRESERVE THE TAX STATUS OF THE ROLL-UP ENTITY). THE PARTNERSHIP WILL NOT PARTICIPATE IN ANY PROPOSED ROLL-UP WHICH WOULD LIMIT THE ABILITY OF THE EQUITY OWNERS OF THE ROLL-UP ENTITY TO EXERCISE THE VOTING RIGHTS OF THEIR SECURITIES OF THE ROLL-UP ENTITY ON THE BASIS OF THE SHARE OF THE TOTAL EQUITY OF THE ROLL-UP ENTITY HELD BY SUCH EQUITY OWNERS.

                  (E) THE PARTNERSHIP WILL NOT PARTICIPATE IN ANY PROPOSED ROLL-UP IN WHICH THE EQUITY OWNERS OF THE ROLL-UP ENTITY WILL HAVE RIGHTS OF ACCESS TO THE RECORDS OF THE ROLL-UP ENTITY LESS EXTENSIVE THAT THOSE PROVIDED FOR IN THESE ARTICLES.

                  (F) THE PARTNERSHIP WILL NOT PARTICIPATE IN ANY PROPOSED ROLL-UP IN WHICH ANY OF THE COSTS OF THE TRANSACTION WILL BE BORNE BY THE PARTNERSHIP IF THE ROLL-UP IS NOT APPROVED BY THE LIMITED PARTNERS.

                                    ARTICLE 9

                  RIGHTS AND OBLIGATIONS OF THE GENERAL PARTNER

SECTION 9.1.      POWERS OF THE GENERAL PARTNER

                  THE GENERAL PARTNER SHALL HAVE FULL, EXCLUSIVE AND COMPLETE DISCRETION TO MANAGE AND CONTROL THE BUSINESS AND OPERATIONS OF THE PARTNERSHIP AND SHALL HAVE POWER AND AUTHORITY TO DO ALL THINGS NECESSARY OR ADVISABLE FOR SUCH PURPOSE. BY WAY OF ILLUSTRATION AND NOT BY WAY OF LIMITATION, THE GENERAL PARTNER SHALL HAVE FULL POWER AND AUTHORITY TO ACQUIRE, SELL, EXCHANGE, TRANSFER AND ABANDON PROPERTIES, PRODUCTS AND FACILITIES IN THE ORDINARY COURSE OF THE PARTNERSHIP'S BUSINESS, TO INVEST PARTNERSHIP FUNDS TEMPORARILY IN INVESTMENTS HAVING A PRUDENTLY OBTAINABLE YIELD, TO BORROW MONEY AND TO GRANT SECURITY INTERESTS IN PARTNERSHIP ASSETS, TO PROCURE AND MAINTAIN SUCH INSURANCE AS MAY BE AVAILABLE, IN SUCH AMOUNTS AND COVERING SUCH RISKS AS ARE, IN ITS SOLE JUDGMENT, APPROPRIATE, TO CAUSE THE PARTNERSHIP TO PURCHASE UNITS AS PROVIDED IN
ARTICLE 6, TO CAUSE THE PARTNERSHIP TO BECOME A PARTICIPANT OR A GENERAL OR LIMITED PARTNER IN ONE OR MORE JOINT VENTURES, PARTNERSHIPS OR OTHER ENTERPRISES FORMED TO CONDUCT BUSINESS OF THE SORT IN WHICH THE PARTNERSHIP MAY ENGAGE, AND, IF NOT IN THE ORDINARY COURSE OF THE PARTNERSHIP'S BUSINESS, THEN WITH THE APPROVAL OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS, TO SELL OR OTHERWISE DISPOSE OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE PARTNERSHIP.

SECTION 9.2.      CERTAIN TRANSACTIONS

                  THE GENERAL PARTNER MAY ENGAGE IN THE FOLLOWING KINDS OF TRANSACTIONS ON BEHALF OF THE PARTNERSHIP AND THE UNITHOLDERS WITH ANY PERSON, WHETHER OR NOT SUCH PERSON IS THE GENERAL PARTNER OR IS AN AFFILIATE OF THE GENERAL PARTNER, SUBJECT TO THE FOLLOWING LIMITATIONS:

                  (A) THE GENERAL PARTNER MAY ENTER INTO OPERATING AGREEMENTS COVERING PARTNERSHIP PROPERTIES PURSUANT TO A MODEL FORM OPERATING AGREEMENT ISSUED BY THE AMERICAN ASSOCIATION OF PETROLEUM LANDMEN AND AN ACCOUNTING PROCEDURE FOR JOINT OPERATIONS ISSUED BY THE COUNCIL OF PETROLEUM ACCOUNTANTS SOCIETIES OF NORTH AMERICA CUSTOMARY AND USUAL FOR THE GEOGRAPHIC AREA IN WHICH THE PROPERTIES ARE LOCATED. THE CONSIDERATION TO BE RECEIVED BY THE GENERAL PARTNER OR ANY PERSON THAT IS AN AFFILIATE OF THE GENERAL PARTNER FOR ACTING AS OPERATOR SHALL INCLUDE A CHARGE FOR DIRECT COSTS AND ADMINISTRATIVE COSTS, BUT MAY NOT BE IN EXCESS OF THE COMPETITIVE RATE OR DUPLICATIVE OF ANY CONSIDERATION OR REIMBURSEMENT RECEIVED PURSUANT TO THE OTHER PROVISIONS OF THESE ARTICLES. THE GENERAL PARTNER MAY NOT BENEFIT ITSELF BY INTERPOSITIONING ITSELF BETWEEN THE PARTNERSHIP AND THE ACTUAL PROVIDER OF OPERATOR SERVICES.

                  (B) NEITHER THE GENERAL PARTNER NOR ITS AFFILIATES SHALL SELL, TRANSFER OR CONVEY ANY PROPERTY TO OR PURCHASE ANY PROPERTY FROM THE PARTNERSHIP, DIRECTLY OR INDIRECTLY, EXCEPT PURSUANT TO TRANSACTIONS THAT ARE FAIR AND REASONABLE TO THE UNITHOLDERS. ANY PURCHASE FROM THE GENERAL PARTNER OR ITS AFFILIATES (OTHER THAN AN AFFILIATED LIMITED PARTNERSHIP, IN WHICH THE ECONOMIC INTEREST OF THE GENERAL PARTNER IS SUBSTANTIALLY SIMILAR TO OR LESS THAN ITS ECONOMIC INTEREST IN THE PARTNERSHIP) MUST BE CONSISTENT WITH THE OBJECTIVES OF THE PARTNERSHIP.

                                    (I)  IF  THE  PROPERTY  TO BE  SOLD  TO  THE
                  PARTNERSHIP BY THE GENERAL PARTNER OR ANY OF ITS AFFILIATES HAS BEEN HELD FOR LESS THAN TWO (2) YEARS AND THERE HAVE NOT BEEN SIGNIFICANT EXPENDITURES MADE IN CONNECTION WITH THE PROPERTY, ANY SUCH PURCHASE (OTHER THAN FROM AN AFFILIATED LIMITED PARTNERSHIP IN WHICH THE ECONOMIC INTEREST OF THE GENERAL PARTNER IS SUBSTANTIALLY SIMILAR TO OR LESS THAN ITS ECONOMIC INTEREST IN THE PARTNERSHIP) MUST BE MADE AT COST, AS ADJUSTED FOR INTERVENING OPERATIONS, UNLESS THE GENERAL PARTNER HAS REASON TO BELIEVE THAT SUCH ADJUSTED COST IS MATERIALLY MORE THAN THE FAIR MARKET VALUE OF SUCH PROPERTY, IN WHICH CASE SUCH PURCHASE SHALL BE MADE AT FAIR MARKET VALUE.

                                    (II)  IF  THE  PROPERTY  TO BE  SOLD  TO THE
                  PARTNERSHIP BY THE GENERAL PARTNER OR ANY OF ITS AFFILIATES HAS BEEN HELD FOR LESS THAN SIX (6) MONTHS AND THERE HAVE NOT BEEN SIGNIFICANT EXPENDITURES MADE IN CONNECTION WITH THE PROPERTY, ANY PURCHASE FROM AN AFFILIATED LIMITED PARTNERSHIP IN WHICH THE ECONOMIC INTEREST OF THE GENERAL PARTNER IS SUBSTANTIALLY SIMILAR TO OR LESS THAN ITS ECONOMIC INTEREST IN THE PARTNERSHIP WILL BE AT COST, AS ADJUSTED FOR INTERVENING OPERATIONS, UNLESS THE GENERAL PARTNER HAS REASON TO BELIEVE THAT SUCH ADJUSTED COST IS MATERIALLY MORE THAN THE FAIR MARKET VALUE OF SUCH PROPERTY, IN WHICH CASE SUCH PURCHASE SHALL BE MADE AT FAIR MARKET VALUE.

                                    (III) ANY OTHER  PURCHASE  FROM THE  GENERAL
                  PARTNER OR ITS AFFILIATES (INCLUDING LIMITED PARTNERSHIP AFFILIATES) WILL BE AT NOT MORE THAN FAIR MARKET VALUE.

                                    (IV) ANY SALE,  TRANSFER OR CONVEYANCE OF AN
                  UNDEVELOPED LEASEHOLD INTEREST FROM THE PARTNERSHIP TO THE GENERAL PARTNER OR AN AFFILIATE OF THE GENERAL PARTNER, OTHER THAN AN AFFILIATED LIMITED PARTNERSHIP, MUST BE MADE AT THE HIGHER OF COST OR FAIR MARKET VALUE.

                                    (V) OTHER THAN A TRANSFER IN CONNECTION WITH
                  FARMOUTS  OR  JOINT  VENTURES  MADE IN  COMPLIANCE  WITH  THIS
                  SECTION 9.2, ANY SALE, TRANSFER OR CONVEYANCE OF AN UNDEVELOPED LEASEHOLD

                  INTEREST TO AN AFFILIATED LIMITED PARTNERSHIP FORMED FOR THE PURPOSE OF DRILLING ON UNDEVELOPED LEASEHOLD INTERESTS MUST BE MADE AT COST, UNLESS THE GENERAL PARTNER HAS CAUSE TO BELIEVE THAT COST IS MATERIALLY MORE THAN THE FAIR MARKET VALUE OF SUCH PROPERTY, IN WHICH CASE SUCH TRANSFER SHOULD BE MADE FOR A PRICE NOT IN EXCESS OF ITS FAIR MARKET VALUE; PROVIDED HOWEVER, IF THE PARTNERSHIP HAS HELD THE PROPERTY FOR MORE THAN TWO YEARS AND THE ECONOMIC INTEREST OF THE GENERAL PARTNER IN THE AFFILIATED LIMITED PARTNERSHIP IS SUBSTANTIALLY SIMILAR TO, OR LESS THAN, ITS ECONOMIC INTEREST IN THE PARTNERSHIP, THE TRANSFER MAY BE MADE AT FAIR MARKET VALUE.

                                    (VI) ANY SALE, TRANSFER,  OR CONVEYANCE OF A
                  PRODUCING PROPERTY FROM THE PARTNERSHIP TO THE GENERAL PARTNER OR AN AFFILIATE, OTHER THAN AN AFFILIATED LIMITED PARTNERSHIP IN WHICH THE ECONOMIC INTEREST OF THE GENERAL PARTNER IS SUBSTANTIALLY SIMILAR TO OR LESS THAN ITS ECONOMIC INTEREST IN THE PARTNERSHIP, SHALL NOT BE PERMITTED EXCEPT IN CONNECTION WITH THE LIQUIDATION OF THE PARTNERSHIP AND THEN ONLY AT FAIR MARKET VALUE.

                                    (VII) EXCEPT IN CONNECTION  WITH FARMOUTS OR
                  JOINT VENTURES MADE IN COMPLIANCE WITH THIS SECTION 9.2, A TRANSFER OF ANY TYPE OF PROPERTY FROM THE PARTNERSHIP TO AN AFFILIATED PRODUCTION PURCHASE OR INCOME PROGRAM LIMITED PARTNERSHIP MUST BE MADE AT FAIR MARKET VALUE IF THE PROPERTY HAS BEEN HELD FOR MORE THAN SIX (6) MONTHS OR THERE HAVE BEEN SIGNIFICANT EXPENDITURES MADE IN CONNECTION WITH THE PROPERTY. OTHERWISE, IF THE GENERAL PARTNER DEEMS IT TO BE IN THE BEST INTEREST OF THE PARTNERSHIP, THE TRANSFER MAY BE MADE AT COST, AS ADJUSTED FOR INTERVENING OPERATIONS.

EXCEPT AS PROVIDED IN THE PRECEDING SENTENCE, ANY DETERMINATION OF FAIR MARKET VALUE AS REQUIRED BY THE PROVISIONS OF THIS PARAGRAPH (B) OF SECTION 9.2 MUST BE SUPPORTED BY AN APPRAISAL FROM AN INDEPENDENT EXPERT SELECTED BY THE GENERAL PARTNER ON BEHALF OF THE PARTNERSHIP. SUCH OPINION AND ANY ASSOCIATED SUPPORTING INFORMATION MUST BE MAINTAINED IN THE RECORDS OF THE PARTNERSHIP FOR AT LEAST SIX (6) YEARS.

                  (C) A DEVELOPMENT WELL MAY BE DRILLED ON UNDEVELOPED LEASEHOLD INTERESTS ACQUIRED BY THE PARTNERSHIP IN THE VICINITY OF PRODUCING PROPERTIES PURCHASED BY THE PARTNERSHIP WHEN, IN THE OPINION OF THE GENERAL PARTNER, THE DRILLING OF SUCH A WELL IS WARRANTED. UNDEVELOPED LEASEHOLD INTERESTS NOT IN THE VICINITY OF PRODUCING PROPERTIES PURCHASED BY THE PARTNERSHIP SUBSEQUENTLY MAY BE SOLD.

                  (D) EXCEPT AS PROVIDED IN THIS SECTION 9.2 (IN PARTICULAR PARAGRAPH (B)), THE PARTNERSHIP SHALL NOT PURCHASE PROPERTIES FROM OR SELL PROPERTIES TO ANY OTHER AFFILIATED LIMITED PARTNERSHIP. THIS PROHIBITION, HOWEVER, SHALL NOT APPLY TO PURCHASE OF PROPERTY THROUGH PARTICIPATION IN JOINT VENTURES WITH THE GENERAL PARTNER AND/OR SUCH AFFILIATED LIMITED PARTNERSHIPS, PROVIDED THAT THE RESPECTIVE OBLIGATIONS AND REVENUE SHARING OF ALL PARTIES TO THE TRANSACTION ARE SUBSTANTIALLY PROPORTIONATE TO THEIR RESPECTIVE PARTICIPATIONS IN THE JOINT VENTURE AND THE COMPENSATION ARRANGEMENT OR ANY OTHER INTEREST OR RIGHT OF EITHER THE GENERAL PARTNER OR ITS AFFILIATES IS SUBSTANTIALLY SIMILAR IN EACH AFFILIATED LIMITED PARTNERSHIP, OR, IF DIFFERENT, THE AGGREGATE COMPENSATION OF THE GENERAL PARTNER AND ITS AFFILIATES ASSOCIATED WITH THE PROPERTY AND ANY DIRECT AND INDIRECT OWNERSHIP INTEREST IN THE PROPERTY MAY NOT EXCEED THE LOWER OF THE COMPENSATION AND OWNERSHIP INTEREST THE GENERAL PARTNER AND/OR ITS AFFILIATES COULD RECEIVE IF THE PROPERTY WERE SEPARATELY OWNED OR RETAINED BY EITHER ONE OF THE LIMITED PARTNERSHIP AFFILIATES. IN ADDITION, THERE WILL BE NO DUPLICATION OR INCREASE IN ORGANIZATION AND OFFERING EXPENSES, COMPENSATION TO THE GENERAL PARTNER, PARTNERSHIP EXPENSES OR OTHER FEES AND COSTS; THERE WILL BE NO SUBSTANTIVE ALTERATION IN THE FIDUCIARY AND CONTRACTUAL RELATIONSHIP BETWEEN THE GENERAL PARTNER AND THE UNITHOLDERS; AND THERE WILL BE NO DIMINISHMENT IN THE VOTING RIGHTS OF THE LIMITED PARTNERS.

                  (E) THE GENERAL PARTNER MAY FARM OUT THE PARTNERSHIP'S INTERESTS IN OIL, GAS AND OTHER PROPERTIES. HOWEVER, THE GENERAL PARTNER MAY NOT FARM OUT ANY WELL FOR THE PRIMARY PURPOSE OF AVOIDING

PAYMENT OF COSTS RELATING TO SUCH WELL ALLOCABLE TO THE GENERAL PARTNER PURSUANT TO THESE ARTICLES OR UNLESS THE GENERAL PARTNER EXERCISING THE STANDARD OF A PRUDENT OPERATOR, DETERMINES THAT (I) THE PARTNERSHIP LACKS SUFFICIENT FUNDS TO DRILL THE WELL AND CANNOT OBTAIN SUITABLE ALTERNATIVE FINANCING FOR SUCH DRILLING; (II) THE PROPERTY HAS BEEN DOWNGRADED BY EVENTS OCCURRING AFTER ITS ACQUISITION BY THE PARTNERSHIP SO THAT DRILLING WOULD NO LONGER BE DESIRABLE FOR THE PARTNERSHIP; (III) DRILLING ON THE PROPERTY WOULD RESULT IN AN EXCESSIVE CONCENTRATION OF PARTNERSHIP FUNDS CREATING IN THE GENERAL PARTNER'S OPINION UNDUE RISKS TO THE PARTNERSHIP; OR (IV) THE BEST INTERESTS OF THE PARTNERSHIP WOULD BE SERVED BY THE FARMOUT. IF THE DRILLING OF A PARTNERSHIP WELL IS FARMED OUT, THE PARTNERSHIP WILL OBTAIN OR RETAIN SUCH ECONOMIC INTERESTS AND CONCESSIONS AS A REASONABLY PRUDENT OPERATOR WOULD OR COULD OBTAIN OR RETAIN UNDER THE CIRCUMSTANCES.

                  (F) THE GENERAL PARTNER MAY, ON BEHALF OF THE PARTNERSHIP, BORROW MONEY, EITHER UNSECURED OR SECURED BY PARTNERSHIP ASSETS AND INCOME. ANY LOAN TO THE PARTNERSHIP BY THE GENERAL PARTNER OR AN AFFILIATE OF THE GENERAL PARTNER WILL BEAR INTEREST IN AN AMOUNT WHICH SHALL NOT EXCEED THE LESSER OF (I) THE GENERAL PARTNER'S OR SUCH AFFILIATE'S INTEREST COST FROM TIME TO TIME DURING THE TERM OF SUCH LOAN, (II) THE RATE WHICH WOULD BE CHARGED TO THE PARTNERSHIP (WITHOUT REFERENCE TO THE GENERAL PARTNER'S FINANCIAL ABILITIES OR GUARANTEES) BY UNRELATED BANKS ON COMPARABLE LOANS FOR THE SAME PURPOSES OR (III) THE MAXIMUM LAWFUL RATE. THE GENERAL PARTNER MAY NOT RECEIVE POINTS OR OTHER FINANCING CHARGES OR FEES, REGARDLESS OF AMOUNT, ON ANY LOANS IT MAY MAKE TO THE PARTNERSHIP. WHEN TWO OR MORE PARTNERSHIPS PARTICIPATE IN THE SAME TRANSACTION AND FINANCING IS OBTAINED FOR THE BENEFIT OF ALL OF THE PARTICIPANTS, THE PARTNERSHIP SHALL BECOME LIABLE TO PAY ONLY ITS PRO RATA SHARE OF THE LOAN, AND ITS INTEREST IN THE PROPERTIES PURCHASED SHALL BE MORTGAGED ONLY AS SECURITY FOR THE SHARE OF THE LOAN FOR WHICH IT BECOMES LIABLE. NOTWITHSTANDING THE PROVISIONS OF THIS PARAGRAPH, NO CREDITOR OF THE PARTNERSHIP SHALL HAVE OR ACQUIRE AS A RESULT OF MAKING ANY NONRECOURSE LOAN TO THE PARTNERSHIP ANY DIRECT OR INDIRECT INTEREST IN THE PROFITS, CAPITAL OR PROPERTY OF THE PARTNERSHIP OTHER THAN AS A SECURED PARTY. THE PARTNERSHIP SHALL NOT MAKE LOANS OR ADVANCE PAYMENTS TO THE GENERAL PARTNER OR ANY OF ITS AFFILIATES EXCEPT THAT AFFILIATES MAY MAKE ADVANCE PAYMENTS WHERE NECESSARY TO SECURE TAX BENEFITS OF PREPAID DRILLING COSTS. THESE PAYMENTS, IF ANY, SHALL NOT INCLUDE NONREFUNDABLE PAYMENTS FOR COMPLETION COSTS PRIOR TO THE TIME THAT A DECISION IS MADE THAT THE WELL OR WELLS WARRANT A COMPLETION ATTEMPT. THE GENERAL PARTNER MAY NOT PLEDGE ANY PARTNERSHIP PROPERTIES AS SECURITY FOR LOANS TO THE GENERAL PARTNER OR ITS AFFILIATES.

                  (G) THE GENERAL PARTNER MAY RENDER OR OBTAIN GEOLOGICAL, GEOPHYSICAL, ENGINEERING, LAND, LEGAL, OPERATING AND OTHER TECHNICAL SERVICES, STUDIES, EVALUATIONS, BOOKKEEPING, ACCOUNTING, DATA PROCESSING, REPORTING AND SIMILAR SERVICES RELATING TO THE CONDUCT OF THE PARTNERSHIP'S OPERATIONS AND THE BUSINESS AFFAIRS OF THE UNITHOLDERS. IF ANY SUCH SERVICE, STUDY OR EVALUATION IS RENDERED BY THE GENERAL PARTNER OR OBTAINED FROM AN AFFILIATE OF THE GENERAL PARTNER, THE PRICE PAID BY THE PARTNERSHIP THEREFOR SHALL NOT EXCEED THE COST INCURRED IN PROVIDING THE SERVICE, STUDY OR EVALUATION.

                  (H) EACH CONTRACT OTHER THAN THESE ARTICLES RELATING TO A TRANSACTION BETWEEN THE PARTNERSHIP AND THE GENERAL PARTNER OR AN AFFILIATE OF THE GENERAL PARTNER OTHER THAN AN AFFILIATED LIMITED PARTNERSHIP SHALL CONTAIN A PROVISION WHICH SHALL PERMIT CANCELLATION OF THE CONTRACT BY THE PARTNERSHIP WITHOUT PENALTY, ON NOT LESS THAN 60 DAYS PRIOR WRITTEN NOTICE, UPON THE VOTE IN FAVOR OF TERMINATION BY A MAJORITY IN INTEREST OF THE LIMITED PARTNERS. ANY CONTRACT TERMINATED BY THE GENERAL PARTNER OR AN AFFILIATE SHALL REQUIRE 60 DAYS ADVANCE NOTICE IN WRITING TO THE LIMITED PARTNERS.

                  (I) IN THE EVENT NATURAL GAS OR OIL PRODUCED BY THE PARTNERSHIP IS TRANSPORTED THROUGH A PIPELINE OR OTHER TRANSPORTATION FACILITY OWNED BY THE GENERAL PARTNER OR AN AFFILIATE OF THE GENERAL PARTNER, THE GENERAL PARTNER OR SUCH AFFILIATE WILL TRANSPORT SUCH NATURAL GAS OR OIL FOR THE PARTNERSHIP ON THE BEST TERMS MADE AVAILABLE TO ANY THIRD PARTY. IF THE GENERAL PARTNER OR AN AFFILIATE RENDERS ANY OIL FIELD OR OTHER SERVICES OR SELLS OR LEASES TO THE PARTNERSHIP ANY EQUIPMENT OR RELATED SUPPLIES, THEN, IF THE GENERAL PARTNER OR SUCH AFFILIATE IS ENGAGED, INDEPENDENTLY OF THE PARTNERSHIP AND AS AN ORDINARY AND

ONGOING BUSINESS, IN THE BUSINESS OF RENDERING SUCH SERVICES OR SELLING OR LEASING SUCH EQUIPMENT OR SUPPLIES TO A SUBSTANTIAL EXTENT TO OTHER PERSONS IN THE OIL AND GAS INDUSTRY, THE COMPENSATION, PRICE OR RENTAL THEREFOR PAID BY THE PARTNERSHIP SHALL BE COMPETITIVE WITH THE COMPENSATION, PRICE OR RENTAL OF OTHER PERSONS IN THE AREA ENGAGED IN THE BUSINESS OF RENDERING COMPARABLE SERVICES OR SELLING OR LEASING COMPARABLE EQUIPMENT AND SUPPLIES WHICH COULD REASONABLY BE MADE AVAILABLE TO THE PARTNERSHIP, AND IF THE GENERAL PARTNER OR SUCH AFFILIATE IS NOT SO INDEPENDENTLY ENGAGED IN SUCH BUSINESS, THEN THE COMPENSATION, PRICE OR RENTAL PAID BY THE PARTNERSHIP SHALL BE THE COST OF SUCH SERVICES, EQUIPMENT OR SUPPLIES TO THE GENERAL PARTNER OR SUCH AFFILIATES OR THE COMPETITIVE RATE WHICH COULD BE OBTAINED IN THE AREA, WHICHEVER IS LESS.

                  (J) THE GENERAL PARTNER WILL NOT TAKE ANY ACTION WITH RESPECT TO THE ASSETS OR PROPERTY OF THE PARTNERSHIP WHICH DOES NOT BENEFIT PRIMARILY THE PARTNERSHIP AS A WHOLE, INCLUDING THE UTILIZATION OF FUNDS OF THE PARTNERSHIP AS COMPENSATING BALANCES FOR THE BENEFIT OF THE GENERAL PARTNER AND FUTURE COMMITMENTS OF PRODUCTION. NO REBATES OR GIVE-UPS MAY BE RECEIVED BY THE GENERAL PARTNER OR ANY OF ITS AFFILIATES NOR MAY THE GENERAL PARTNER OR ANY OF ITS AFFILIATES PARTICIPATE IN ANY RECIPROCAL BUSINESS ARRANGEMENTS WHICH WOULD CIRCUMVENT THIS SECTION 9.2. THE GENERAL PARTNER SHALL HAVE A FIDUCIARY RESPONSIBILITY FOR THE SAFEKEEPING AND USE OF ALL FUNDS AND ASSETS OF THE PARTNERSHIP, WHETHER OR NOT IN THE GENERAL PARTNER'S POSSESSION OR CONTROL, AND THE GENERAL PARTNER SHALL NOT EMPLOY, OR PERMIT ANOTHER TO EMPLOY, SUCH FUNDS OR ASSETS IN ANY MANNER EXCEPT FOR THE EXCLUSIVE BENEFIT OF THE PARTNERSHIP.

                  (K) THE GENERAL PARTNER WILL NOT USE PARTNERSHIP FUNDS TO PROVE UP PROPERTIES IN THE GEOLOGICAL PROSPECT AREAS BELONGING TO THE GENERAL PARTNER OR ITS AFFILIATES.

                  (L) ALL BENEFITS FROM MARKETING ARRANGEMENTS OR OTHER RELATIONSHIPS AFFECTING PROPERTY OF THE GENERAL PARTNER OR ITS AFFILIATES AND THE PARTNERSHIP SHALL BE FAIRLY AND EQUITABLY APPORTIONED ACCORDING TO THE RESPECTIVE INTERESTS OF EACH. PARTNERSHIP FUNDS WILL NOT BE COMMINGLED WITH THE FUNDS OF ANY OTHER ENTITY. NOTWITHSTANDING THE FOREGOING, THE GENERAL PARTNER MAY ESTABLISH A MASTER FIDUCIARY ACCOUNT PURSUANT TO WHICH SEPARATE SUBTRUST ACCOUNTS ARE MAINTAINED FOR THE BENEFIT OF AFFILIATED LIMITED PARTNERSHIPS, PROVIDED THE PARTNERSHIP'S FUNDS ARE PROTECTED FROM THE CLAIMS OF SUCH OTHER LIMITED PARTNERSHIPS AND THEIR CREDITORS. THE GENERAL PARTNER WILL NOT MAKE ANY ADVANCES TO THE PARTNERSHIP NOR WILL THE PARTNERSHIP BORROW ANY FUNDS FOR THE PURPOSE OF SUSTAINING A REGULAR PATTERN OF DISTRIBUTION EVEN THOUGH LOAN PAYMENT REQUIREMENTS, UNUSUAL OPERATING COSTS OR OTHER EXPENSES OR TEMPORARY REDUCTIONS IN PARTNERSHIP REVENUES MAY REDUCE FUNDS AVAILABLE FOR DISTRIBUTION.

SECTION 9.3.      INDEMNIFICATION

                  (A)  THE  GENERAL   PARTNER  AND  ITS   AFFILIATES   SHALL  BE
INDEMNIFIED BY THE PARTNERSHIP UNDER THE FOLLOWING CIRCUMSTANCES AND IN THE MANNER AND TO THE EXTENT SET FORTH BELOW:

                                    (I) THE GENERAL  PARTNER AND ITS  AFFILIATES
                  SHALL BE INDEMNIFIED AGAINST THE REASONABLE EXPENSES, INCLUDING ATTORNEYS' FEES, ACTUALLY AND NECESSARILY INCURRED BY THE GENERAL PARTNER AND ITS AFFILIATES IN CONNECTION WITH THE DEFENSE OF AN ACTION IN THE RIGHT OF THE PARTNERSHIP TO PROCURE A JUDGEMENT IN ITS FAVOR BY REASON OF THE GENERAL PARTNER BEING OR HAVING BEEN A GENERAL PARTNER IN THE PARTNERSHIP, OR IN CONNECTION WITH AN APPEAL THEREIN IF THE GENERAL PARTNER OR SUCH AFFILIATE ACTED IN GOOD FAITH AND IN A MANNER THE GENERAL PARTNER OR SUCH AFFILIATE REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE PARTNERSHIP; PROVIDED, HOWEVER, THAT NO INDEMNIFICATION SHALL BE PROVIDED IN RESPECT OF ANY CLAIM, ISSUE OR MATTER AS TO WHICH THE GENERAL PARTNER OR ITS AFFILIATES SHALL HAVE BEEN ADJUDGED TO BE LIABLE FOR NEGLIGENCE OR MISCONDUCT, UNLESS AND ONLY TO THE EXTENT THAT THE SUPERIOR COURT OF THE STATE OF NEW JERSEY OR THE COURT IN WHICH THE PROCEEDING WAS BROUGHT SHALL DETERMINE UPON APPLICATION THAT DESPITE THE ADJUDICATION OF

                  LIABILITY, BUT IN VIEW OF ALL CIRCUMSTANCES OF THE CASE, THE GENERAL PARTNER OR SUCH AFFILIATE IS FAIRLY AND REASONABLY ENTITLED TO INDEMNITY FOR THE EXPENSES AS THE SUPERIOR COURT OR ANY OTHER COURT SHALL DEEM PROPER. THE INDEMNIFICATION PROVIDED FOR UNDER THIS PARAGRAPH (A) SHALL IN NO CASE INCLUDE AMOUNTS PAID IN SETTLING OR OTHERWISE DISPOSING OF A THREATENED ACTION, OR PENDING ACTION WITH OR WITHOUT COURT APPROVAL BUT SHALL INCLUDE EXPENSES INCURRED IN A THREATENED ACTION OR PENDING ACTION WHICH IS SETTLED OR OTHERWISE DISPOSED OF WITHOUT COURT APPROVAL, PROVIDED THERE IS A DETERMINATION UPON APPLICATION TO THE SUPERIOR COURT OF THE STATE OF NEW JERSEY THAT IN VIEW OF ALL CIRCUMSTANCES OF THE CASE, THE GENERAL PARTNER OR ITS AFFILIATE IS FAIRLY AND REASONABLY ENTITLED TO INDEMNITY FOR THE EXPENSES AS THE SUPERIOR COURT SHALL DEEM PROPER.

                                    (II) IN ALL CASES OTHER THAN  ACTIONS IN THE
                  RIGHT OF THE PARTNERSHIP BROUGHT BY REASON OF THE GENERAL PARTNER BEING OR HAVING BEEN A GENERAL PARTNER IN THE PARTNERSHIP, THE GENERAL PARTNER AND ITS AFFILIATES SHALL BE INDEMNIFIED BY THE PARTNERSHIP AGAINST ANY LOSSES, JUDGMENTS, LIABILITIES, EXPENSES, INCLUDING REASONABLE ATTORNEYS' FEES, AND AMOUNTS PAID IN SETTLEMENT OF OR INCURRED IN CONNECTION WITH ANY CLAIMS SUSTAINED BY THEM IN CONNECTION WITH THE PARTNERSHIP PROVIDED THAT THE SAME WERE NOT THE RESULT OF
                  NEGLIGENCE, A FAILURE TO ACT IN GOOD FAITH OR MISCONDUCT ON THE PART OF THE GENERAL PARTNER OR ITS AFFILIATES.

                                    (III)  NOTWITHSTANDING  THE  FOREGOING,  THE
                  GENERAL PARTNER AND ITS AFFILIATES AND ANY PERSON ACTING AS A BROKER-DEALER SHALL NOT BE INDEMNIFIED FOR ANY LOSSES, LIABILITIES OR EXPENSES ARISING FROM OR OUT OF AN ALLEGED VIOLATION OF FEDERAL OR STATE SECURITIES LAWS UNLESS (1) THERE HAS BEEN A SUCCESSFUL ADJUDICATION ON THE MERITS OF EACH COUNT INVOLVING ALLEGED SECURITIES LAW VIOLATIONS AS TO THE PARTICULAR INDEMNITEE AND THE COURT APPROVES INDEMNIFICATION OF LITIGATION COSTS, OR (2) SUCH CLAIMS HAVE BEEN DISMISSED WITH PREJUDICE ON THE MERITS BY A COURT OF COMPETENT JURISDICTION AS TO THE PARTICULAR INDEMNITEE AND THE COURT APPROVES INDEMNIFICATION OF LITIGATION COSTS, OR (3) A COURT OF COMPETENT JURISDICTION APPROVES A SETTLEMENT OF THE CLAIMS AGAINST A PARTICULAR INDEMNITEE AND THE COURT FINDS THAT INDEMNIFICATION OF THE SETTLEMENT AND RELATED COSTS SHOULD BE MADE.

                                    (IV) THE  INDEMNIFICATION  SET FORTH IN THIS
                  PARAGRAPH (A) SHALL IN NO EVENT CAUSE A UNITHOLDER TO INCUR ANY LIABILITY BEYOND THE BALANCE IN HIS CAPITAL ACCOUNT, INCLUDING HIS SHARE OF ANY UNDISTRIBUTED PROFITS OF THE PARTNERSHIP, NOR SHALL IT RESULT IN ANY LIABILITY OF THE UNITHOLDERS TO ANY THIRD PARTY.

                  THE OTHER PROVISIONS OF THIS PARAGRAPH (A) TO THE CONTRARY NOTWITHSTANDING, FOR SO LONG AS THE SAME SHALL BE PROHIBITED BY THE ACT, THE GENERAL PARTNER SHALL NOT BE INDEMNIFIED AGAINST (1) AMOUNTS PAID IN SETTLING OR OTHERWISE DISPOSING OF A THREATENED ACTION, OR PENDING ACTION IN THE RIGHT OF THE PARTNERSHIP TO PROCURE A JUDGMENT IN ITS FAVOR TO WHICH THE GENERAL PARTNER HAS BEEN MADE A PARTY BY REASON OF BEING OR HAVING BEEN A GENERAL PARTNER OF THE PARTNERSHIP, OR (2) THE REASONABLE EXPENSES, INCLUDING ATTORNEY'S FEES, ACTUALLY AND NECESSARILY INCURRED IN CONNECTION WITH THE DEFENSE OF SUCH ACTION, OR IN CONNECTION WITH AN APPEAL THEREIN, UNLESS THE GENERAL PARTNER ACTED IN GOOD FAITH AND IN A MANNER THE GENERAL PARTNER REASONABLY BELIEVED TO BE IN OR NOT OPPOSED TO THE BEST INTERESTS OF THE PARTNERSHIP; PROVIDED, HOWEVER, THAT NO INDEMNIFICATION SHALL BE PROVIDED WITH RESPECT TO EXPENSES INCURRED IN SUCH AN ACTION WHICH IS SETTLED OR OTHERWISE DISPOSED OF WITHOUT COURT APPROVAL UNLESS THERE IS A DETERMINATION UPON APPLICATION TO THE SUPERIOR COURT OF THE STATE OF NEW JERSEY THAT IN VIEW OF ALL CIRCUMSTANCES OF THE CASE, THE GENERAL PARTNER IS FAIRLY AND REASONABLY ENTITLED TO INDEMNITY FOR THE EXPENSES AS THE SUPERIOR COURT SHALL DEEM PROPER.

                  (B) IN ANY CLAIM FOR INDEMNIFICATION FOR FEDERAL OR STATE SECURITIES LAW VIOLATIONS, THE PARTY SEEKING INDEMNIFICATION SHALL PLACE BEFORE THE COURT THE POSITION OF THE SECURITIES AND EXCHANGE

COMMISSION, THE MASSACHUSETTS SECURITIES DIVISION AND ANY OTHER APPLICABLE REGULATORY AUTHORITY (INCLUDING, IN THE CASE WHERE A UNITHOLDER HAS FILED THE CLAIM AS PLAINTIFF, THE APPLICABLE REGULATORY AUTHORITY OF THE STATE IN WHICH SUCH PLAINTIFF WAS OFFERED OR SOLD UNITS) WITH RESPECT TO THE ISSUE OF INDEMNIFICATION FOR SECURITIES LAW VIOLATIONS.

                  (C) ANY AMOUNTS PAYABLE PURSUANT TO THIS SECTION 9.3 ARE RECOVERABLE ONLY OUT OF THE ASSETS OF THE PARTNERSHIP AND NOT FROM THE
UNITHOLDERS. THE PARTNERSHIP SHALL NOT INCUR THE COST OF THAT PORTION OF ANY INSURANCE WHICH INSURES ANY PARTY AGAINST ANY LIABILITY THE INDEMNIFICATION OF WHICH IS PROHIBITED BY THIS SECTION 9.3 PROVIDED, HOWEVER, THAT NOTHING CONTAINED IN THESE ARTICLES SHALL PRECLUDE THE PARTNERSHIP FROM PURCHASING AND PAYING FOR SUCH TYPES OF INSURANCE, INCLUDING EXTENDED COVERAGE LIABILITY AND CASUALTY AND WORKERS' COMPENSATION, AS WOULD BE CUSTOMARY FOR ANY PERSON OWNING COMPARABLE ASSETS AND ENGAGED IN A SIMILAR BUSINESS, OR FROM NAMING THE GENERAL PARTNER AND ITS AFFILIATES AS ADDITIONAL INSURED PARTIES THEREUNDER, PROVIDED THAT SUCH ADDITION DOES NOT ADD TO THE PREMIUMS PAYABLE BY THE PARTNERSHIP.

                  (D) THE ADVANCEMENT OF PARTNERSHIP FUNDS TO THE GENERAL PARTNER OR ITS AFFILIATES FOR LEGAL EXPENSES AND OTHER COSTS INCURRED AS A
RESULT OF ANY LEGAL ACTION FOR WHICH INDEMNIFICATION IS BEING SOUGHT IS PERMISSIBLE ONLY IF THE PARTNERSHIP HAS ADEQUATE FUNDS AVAILABLE AND THE FOLLOWING ARE SATISFIED:

                                    (I)  THE LEGAL ACTION RELATES TO ACTS OR
                  OMISSIONS WITH RESPECT TO THE PERFORMANCE OF DUTIES OR SERVICES ON BEHALF OF THE PARTNERSHIP, AND

                                    (II) THE  LEGAL  ACTION  IS  INITIATED  BY A
                  PERSON WHO IS NOT A LIMITED PARTNER, OR THE LEGAL ACTION IS INITIATED BY A LIMITED PARTNER AND A COURT OF COMPETENT JURISDICTION SPECIFICALLY APPROVES SUCH ADVANCEMENT, AND

                                    (III) THE GENERAL  PARTNER OR ITS AFFILIATES
                  UNDERTAKE TO REPAY THE ADVANCED FUNDS TO THE PARTNERSHIP, TOGETHER WITH THE APPLICABLE LEGAL RATE OF INTEREST THEREON, IN CASES IN WHICH SUCH PARTY IS FOUND NOT TO BE ENTITLED TO INDEMNIFICATION.

                  (E) FOR PURPOSES OF THIS SECTION 9.3 ONLY, THE TERM "AFFILIATES" SHALL INCLUDE ONLY THOSE AFFILIATES WHO ARE PERFORMING SERVICES ON BEHALF OF THE GENERAL PARTNER WITHIN THE SCOPE OF THE GENERAL PARTNER'S AUTHORITY AS SET FORTH IN THESE ARTICLES ("QUALIFIED AFFILIATES"); PROVIDED, HOWEVER, THAT AN AFFILIATE THAT IS NOT A QUALIFIED AFFILIATE WHOSE LIABILITY IS SOLELY ATTRIBUTABLE TO THE NATURE OF ITS RELATIONSHIP TO THE GENERAL PARTNER OR A QUALIFIED AFFILIATE (E.G., "CONTROLLING PERSON" LIABILITY UNDER THE FEDERAL SECURITIES LAWS) SHALL BE INDEMNIFIED TO THE SAME EXTENT AS A QUALIFIED AFFILIATE.

SECTION 9.4.      TRANSFER OF GENERAL PARTNER'S INTEREST

                  THE INTEREST OF THE GENERAL PARTNER MAY NOT BE VOLUNTARILY ASSIGNED NOR ANOTHER GENERAL PARTNER ADMITTED WITHOUT THE CONSENT OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS; PROVIDED, HOWEVER, THAT THE GENERAL PARTNER MAY ASSIGN ITS INTEREST IN THE PARTNERSHIP WITHOUT SUCH CONSENT AND SUBSTITUTE AS GENERAL PARTNER (I) ANOTHER CORPORATION IN CONNECTION WITH A MERGER OR CONSOLIDATION OR A TRANSFER OF ALL OR SUBSTANTIALLY ALL OF THE ASSETS OF THE GENERAL PARTNER WITH OR TO SUCH CORPORATION, PROVIDED THAT SUCH CORPORATION
ASSUMES ALL OF THE OBLIGATIONS OF THE GENERAL PARTNER WITH REGARD TO THE PARTNERSHIP AND HAS, AFTER CONSUMMATION OF SUCH TRANSACTION, A NET WORTH EQUAL TO OR IN EXCESS OF THE GENERAL PARTNER'S NET WORTH; OR (II) A PARENT OR SUBSIDIARY OF THE GENERAL PARTNER; PROVIDED, FURTHER, THAT IN THE OPINION OF COUNSEL TO THE PARTNERSHIP, SUCH TRANSFER AS CONTEMPLATED BY (I) AND (II) ABOVE WOULD NOT JEOPARDIZE THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES. IN THE EVENT THE ACT IS INTERPRETED OR CONSTRUED TO REQUIRE THE CONSENT OF THE LIMITED PARTNERS WITH RESPECT TO ANY TRANSFER AND

SUBSTITUTION AS CONTEMPLATED BY (I) AND (II) ABOVE, EACH LIMITED PARTNER SHALL BE DEEMED TO HAVE CONSENTED TO SUCH TRANSFER AND SUBSTITUTION BY BECOMING A PARTY TO THESE ARTICLES. NOTHING CONTAINED IN THESE ARTICLES SHALL BE DEEMED TO PROHIBIT OR RESTRICT THE RIGHT OF THE GENERAL PARTNER TO ASSIGN ITS RIGHT TO RECEIVE REVENUES FROM THE PARTNERSHIP OR ITS RIGHT TO PLEDGE OR GRANT A SECURITY INTEREST IN ITS GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP AND/OR ANY UNITS IT OWNS AS SECURITY FOR ANY INDEBTEDNESS OR OTHER OBLIGATION OR LIABILITY OR TO PROHIBIT OR RESTRICT THE ABILITY OF ANY SECURED PARTY TO ASSERT ITS INTEREST IN SUCH SECURITY.

SECTION 9.5.      WITHDRAWAL OF GENERAL PARTNER

                  THE GENERAL PARTNER SHALL HAVE THE RIGHT TO WITHDRAW VOLUNTARILY AS GENERAL PARTNER UPON 120 DAYS PRIOR WRITTEN NOTICE TO THE UNITHOLDERS. THE GENERAL PARTNER SHALL PAY ALL EXPENSES INCURRED BY THE PARTNERSHIP WITH RESPECT TO SUCH WITHDRAWAL, BUT SHALL HAVE NO OTHER LIABILITY ON ACCOUNT OF SUCH WITHDRAWAL. UPON THE SENDING OF NOTICE OF WITHDRAWAL BY THE GENERAL PARTNER, WHICH NOTICE WILL INCLUDE INFORMATION CONCERNING THE GENERAL PARTNER'S NOMINEE FOR ELECTION AS SUBSTITUTED GENERAL PARTNER, THE LIMITED PARTNERS SHALL HAVE THE RIGHT TO CONTINUE THE BUSINESS OF THE PARTNERSHIP IN ACCORDANCE WITH SECTION 11.1; OTHERWISE THE PARTNERSHIP SHALL DISSOLVE PURSUANT TO SUBPARAGRAPH (A)(I) OF SECTION 11.1, AND THE GENERAL PARTNER SHALL REMAIN AS GENERAL PARTNER FOR THE PURPOSE OF WINDING UP THE AFFAIRS OF THE PARTNERSHIP.

SECTION 9.6.      RESOLUTION OF CONFLICTS OF INTEREST

                  (A) UNLESS OTHERWISE EXPRESSLY PROVIDED IN THESE ARTICLES, WHENEVER A POTENTIAL CONFLICT OF INTEREST EXISTS OR ARISES BETWEEN THE GENERAL PARTNER OR ANY OF ITS AFFILIATES, ON THE ONE HAND, AND THE PARTNERSHIP OR ANY UNITHOLDER, ON THE OTHER HAND, ANY RESOLUTION OR COURSE OF ACTION IN RESPECT OF SUCH CONFLICT OF INTEREST SHALL BE PERMITTED AND DEEMED APPROVED BY ALL PARTNERS, AND SHALL NOT CONSTITUTE A BREACH OF THESE ARTICLES, OF ANY AGREEMENT CONTEMPLATED IN THESE ARTICLES, OR OF ANY DUTY STATED OR IMPLIED BY LAW OR EQUITY, IF THE RESOLUTION OR COURSE OF ACTION IS, OR BY OPERATION OF THESE ARTICLES IS DEEMED TO BE, FAIR AND REASONABLE TO THE PARTNERSHIP. THE GENERAL PARTNER SHALL BE AUTHORIZED IN CONNECTION WITH ITS RESOLUTION OF ANY CONFLICT OF INTEREST TO CONSIDER (I) THE RELATIVE INTERESTS OF ANY PARTY TO SUCH CONFLICT, AGREEMENT, TRANSACTION OR SITUATION AND THE BENEFITS AND BURDENS RELATING TO SUCH INTEREST; (II) ANY CUSTOMARY OR ACCEPTED INDUSTRY PRACTICES AND ANY CUSTOMARY OR HISTORICAL DEALINGS WITH A PARTICULAR PERSON; (III) ANY APPLICABLE GENERALLY ACCEPTED ACCOUNTING OR ENGINEERING PRACTICES OR PRINCIPLES; AND (IV) SUCH ADDITIONAL FACTORS AS THE GENERAL PARTNER DETERMINES IN ITS SOLE DISCRETION TO BE RELEVANT, REASONABLE OR APPROPRIATE UNDER THE CIRCUMSTANCES. NOTHING CONTAINED IN THESE ARTICLES, HOWEVER, IS INTENDED TO NOR SHALL IT BE CONSTRUED TO REQUIRE THE GENERAL PARTNER TO CONSIDER THE INTERESTS OF ANY PERSON OTHER THAN THE PARTNERSHIP. IN THE ABSENCE OF BAD FAITH BY THE GENERAL PARTNER, THE RESOLUTION, ACTION OR TERMS SO MADE, TAKEN OR PROVIDED BY THE GENERAL PARTNER WITH RESPECT TO SUCH MATTER SHALL NOT CONSTITUTE A BREACH OF THESE ARTICLES OR ANY OTHER AGREEMENT CONTEMPLATED IN THESE ARTICLES OR A BREACH OF ANY STANDARD OF CARE OR DUTY IMPOSED IN THESE ARTICLES OR SUCH OTHER AGREEMENT OR UNDER THE ACT OR ANY OTHER LAW, RULE OR REGULATION.

                  (B) WHENEVER THESE ARTICLES OR ANY OTHER AGREEMENT CONTEMPLATED HEREBY PROVIDES THAT THE GENERAL PARTNER OR ANY OF ITS AFFILIATES IS PERMITTED OR REQUIRED TO MAKE A DECISION IN "GOOD FAITH" OR UNDER ANOTHER EXPRESS STANDARD, THE GENERAL PARTNER OR SUCH AFFILIATE SHALL ACT UNDER SUCH
EXPRESS STANDARD AND SHALL NOT BE SUBJECT TO ANY OTHER OR DIFFERENT STANDARDS IMPOSED BY THESE ARTICLES, ANY OTHER AGREEMENT CONTEMPLATED HEREBY OR UNDER THE ACT OR ANY OTHER LAW, RULE OR REGULATION.

                  (C)  WHENEVER  A  PARTICULAR   TRANSACTION,   ARRANGEMENT   OR
RESOLUTION OF A CONFLICT OF INTEREST IS REQUIRED UNDER THESE ARTICLES TO BE "FAIR AND REASONABLE" TO ANY PERSON, THE FAIR AND REASONABLE NATURE

OF SUCH TRANSACTION, ARRANGEMENT OR RESOLUTION SHALL BE CONSIDERED IN THE CONTEXT OF ALL SIMILAR OR RELATED TRANSACTIONS.

                                   ARTICLE 10

      REPRESENTATIONS AND WARRANTIES OF THE PARTNERS AND POWER OF ATTORNEY

SECTION 10.1.     REPRESENTATIONS OF THE LIMITED PARTNERS

                  EACH LIMITED PARTNER HAS MADE THE REPRESENTATIONS, WARRANTIES,
CERTIFICATIONS, COVENANTS, DESIGNATIONS AND AGREEMENTS SET FORTH IN THE SUBSCRIPTION AGREEMENT OR AGREEMENTS OR THE ASSIGNMENT OR ASSIGNMENTS OF LIMITED PARTNERSHIP INTEREST PURSUANT TO WHICH HE ACQUIRED LIMITED PARTNERSHIP INTERESTS IN ONE OR MORE OF THE PREDECESSOR PARTNERSHIPS (THE "ACQUISITION INSTRUMENT(S)"), WHICH REPRESENTATIONS, WARRANTIES, CERTIFICATIONS, COVENANTS, DESIGNATIONS AND AGREEMENTS, INCLUDING WITHOUT LIMITATION THE DESIGNATION OF THE GENERAL PARTNER (AND ITS DULY AUTHORIZED AGENTS) AS THE LIMITED PARTNER'S ATTORNEY-IN-FACT FOR THE PURPOSES AND TO THE FULL EXTENT PROVIDED IN THE ACQUISITION INSTRUMENT(S), ARE HEREBY INCORPORATED INTO THESE ARTICLES.

                  EACH LIMITED PARTNER REPRESENTS, WARRANTS, COVENANTS AND AGREES AS FOLLOWS:

                  (A) HIS DIRECT AND INDIRECT INTERESTS IN FEDERAL OIL AND GAS LEASES, APPLICATIONS AND OFFERS THEREFOR AND OPTIONS DO NOT EXCEED 246,080 ACRES IN ANY STATE, OF WHICH NO MORE THAN 200,000 ACRES ARE UNDER OPTION, NOR DO THEY EXCEED 300,000 ACRES IN EACH OF THE NORTHERN AND SOUTHERN LEASING DISTRICTS OF ALASKA, OF WHICH NO MORE THAN 200,000 ACRES ARE HELD UNDER OPTION IN EITHER LEASING DISTRICT.

                  (B) HE IS (I) AN INDIVIDUAL CITIZEN OF THE UNITED STATES OVER 21 YEARS OF AGE OR (II) A CORPORATION ORGANIZED UNDER THE LAWS OF THE UNITED STATES OR OF ANY STATE OR TERRITORY THEREOF OR A PARTNERSHIP OR OTHER ASSOCIATION ORGANIZED UNDER SUCH LAWS ALL OF THE MEMBERS OF WHICH ARE SUCH
CITIZENS OF SUCH AGE, WHICH CORPORATION OR ASSOCIATION IS AUTHORIZED AND OTHERWISE DULY QUALIFIED TO HOLD FEDERAL AND OTHER OIL AND GAS LEASES, OTHER REAL AND PERSONAL PROPERTY AND INTERESTS THEREIN OR (III) A FIDUCIARY THAT WOULD QUALIFY UNDER (I) OR (II) ABOVE AND THAT IS ACTING FOR BENEFICIARIES THAT WOULD SO QUALIFY OR ARE NON- ALIEN MINORS. A CORPORATE LIMITED PARTNER FURTHER CERTIFIES THAT TO THE BEST OF ITS KNOWLEDGE, NOT MORE THAN 10% OF THE VOTING STOCK, AND OF ALL THE STOCK, IS OWNED OR CONTROLLED BY CITIZENS OR COUNTRIES THAT DENY TO U.S. CITIZENS PRIVILEGES TO OWN STOCK IN CORPORATIONS HOLDING OIL AND GAS LEASES SIMILAR TO THE PRIVILEGES OF NON-U.S. CITIZENS TO OWN STOCK IN CORPORATIONS HOLDING AN INTEREST IN FEDERAL OIL AND GAS LEASES.

                  (C) EXCEPT AS DISCLOSED IN A SEPARATE SCHEDULE PREVIOUSLY DELIVERED TO THE GENERAL PARTNER, HE DOES NOT HOLD OR OWN, WITHIN THE MEANING OF SS. 318 OF THE CODE, ANY ENEX RESOURCES CORPORATION COMMON STOCK, WARRANTS OR ANY OTHER SECURITIES CONVERTIBLE INTO COMMON STOCK. HE FURTHER COVENANTS THAT HE SHALL NOT, DIRECTLY OR INDIRECTLY, ACQUIRE ANY MORE OF SUCH STOCK OR OTHER SECURITIES OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES WITHOUT THE GENERAL
PARTNER'S PRIOR WRITTEN CONSENT AND AGREES TO ADVISE THE GENERAL PARTNER IN WRITING PROMPTLY AFTER THE DISPOSITION OF ANY STOCK OR SECURITIES LISTED IN THE AFOREMENTIONED SCHEDULE OR THEREAFTER ACQUIRED WITH THE PRIOR WRITTEN CONSENT OF THE GENERAL PARTNER.

                  (D) HE CERTIFIES  UNDER PENALTY OF PERJURY THAT (1) THE SOCIAL
SECURITY OR TAXPAYER IDENTIFICATION NUMBER PREVIOUSLY REPORTED TO THE GENERAL PARTNER IS HIS TRUE, CORRECT AND COMPLETE SOCIAL SECURITY OR TAXPAYER IDENTIFICATION NUMBER AND (2) HE IS NOT SUBJECT TO BACKUP WITHHOLDING AS A RESULT OF A FAILURE TO REPORT ALL INTEREST OR DIVIDENDS, OR THE INTERNAL REVENUE SERVICE HAS NOTIFIED HIM THAT HE IS NO LONGER SUBJECT TO BACKUP WITHHOLDING.

                  (E) HE WILL NOT FILE A STATEMENT UNDER CODE SECTION 6224(C)(3)(B) PROHIBITING THE TAX MATTERS PARTNER FROM ENTERING INTO A SETTLEMENT ON HIS BEHALF WITH RESPECT TO PARTNERSHIP ITEMS AND THE GENERAL PARTNER IS AUTHORIZED TO FILE WITH THE INTERNAL REVENUE SERVICE PURSUANT TO CODE SS. 6224(B) A COPY OF THESE ARTICLES AND ANY OTHER DOCUMENT NECESSARY TO PERFECT THE LIMITED PARTNER'S WAIVER OF RIGHTS HEREUNDER. IN ADDITION, HE HEREBY AGREES THAT THE GENERAL PARTNER SHALL BE THE PERSON DESIGNATED TO MAINTAIN A MASTER LIST OF INVESTORS PURSUANT TO CODE SS. 6112.
                  (F) HE WILL NOT TAKE ANY ACTION OR ACQUIRE INTERESTS THAT WOULD CAUSE ANY OF THE REPRESENTATIONS, WARRANTIES, CERTIFICATIONS, COVENANTS, AGREEMENTS AND DESIGNATIONS MADE IN THESE ARTICLES TO BE FALSE IF THEY WERE MADE AT A LATER TIME.

SECTION 10.2.     REPRESENTATIONS OF THE GENERAL PARTNER

     THE GENERAL PARTNER REPRESENTS AND WARRANTS TO THE PARTNERSHIP AND TO EACH LIMITED PARTNER THAT:

                  (A) BASED UPON THE REPRESENTATIONS OF THE UNITHOLDERS MADE PURSUANT TO SECTION 10.1, THE UNITHOLDERS DO NOT OWN, DIRECTLY OR INDIRECTLY WITHIN THE MEANING OF SS. 318 OF THE CODE, INDIVIDUALLY OR IN THE AGGREGATE, MORE THAN 20% OF THE STOCK OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES AS DEFINED IN SS. 1504(A) OF THE CODE;

                  (B) IT HAS A NET WORTH WHICH IS SUBSTANTIAL, BASED UPON THE FAIR MARKET VALUE OF ITS ASSETS, AND WILL USE ITS BEST EFFORTS TO MAINTAIN SUCH NET WORTH;

                  (C) THE PURCHASE OF UNITS BY THE LIMITED PARTNERS DOES NOT ENTAIL EITHER A MANDATORY OR DISCRETIONARY PURCHASE OF, OR OPTION TO PURCHASE, ANY TYPE OF SECURITY OF THE GENERAL PARTNER OR ANY OF ITS AFFILIATES AS DEFINED IN SECTION 1504(A) OF THE CODE; AND THAT IT HAS NO PRESENT PLAN OR INTENTION TO OFFER ANY OF ITS SECURITIES (OR THOSE OF SUCH AFFILIATES) IN EXCHANGE FOR THE UNITS OF ANY LIMITED PARTNER;

                  (D) THE ORGANIZATION AND OPERATION OF THE PARTNERSHIP WILL BE IN ACCORDANCE WITH THESE ARTICLES AND ALL APPLICABLE LIMITED PARTNERSHIP LAWS;

                  (E) THE INTEREST OF THE GENERAL PARTNER (OR OF ALL GENERAL PARTNERS TAKEN TOGETHER IF MORE THAN ONE) IN EACH MATERIAL ITEM OF PARTNERSHIP INCOME, GAIN, LOSS, DEDUCTION OR CREDIT WILL BE EQUAL TO AT LEAST ONE PERCENT OF EACH SUCH ITEM AT ALL TIMES DURING THE EXISTENCE OF THE PARTNERSHIP; AND

                  (F) A CREDITOR WHO MAKES A NONRECOURSE LOAN TO A PARTNERSHIP WILL NOT HAVE OR ACQUIRE AT ANY TIME AS A RESULT OF MAKING SUCH LOAN ANY DIRECT OR INDIRECT INTEREST IN THE PROFITS, CAPITAL, OR PROPERTY OF THE PARTNERSHIP OTHER THAN AS A SECURED CREDITOR.

SECTION 10.3.     POWER OF ATTORNEY

                  EACH UNITHOLDER HEREBY CONSTITUTES AND APPOINTS ENEX (AND ITS DULY AUTHORIZED AGENTS) HIS TRUE AND LAWFUL AGENT AND ATTORNEY-IN-FACT (WITH FULL POWER TO SUBSTITUTE ANOTHER ATTORNEY IN ITS PLACE AND TO REVOKE SUCH SUBSTITUTION) TO MAKE, EXECUTE, SWEAR TO AND ACKNOWLEDGE, AMEND, FILE, RECORD, DELIVER AND PUBLISH IN HIS NAME, PLACE AND STEAD IN ANY WAY WHICH HE COULD DO IF PERSONALLY PRESENT TO THE EXTENT PERMITTED BY LAW:

                                    (A) THE  CERTIFICATE OR ANY AMENDMENT OF THE
                  CERTIFICATE REQUIRED OR PERMITTED TO BE FILED ON BEHALF OF THE PARTNERSHIP PURSUANT TO THE ACT OR ANY SIMILAR INSTRUMENT REQUIRED OR PERMITTED TO BE FILED OR RECORDED UNDER THE STATUTES RELATING TO LIMITED PARTNERSHIPS UNDER THE LAWS OF ANY JURISDICTION IN WHICH THE PARTNERSHIP SHALL ENGAGE IN BUSINESS;

                                    (B) A COUNTERPART OF THESE ARTICLES EXECUTED
                  FOR THE PURPOSES OF ADDING A LIMITED PARTNER OR PARTNERS OR A GENERAL PARTNER OR SUBSTITUTING AS A LIMITED PARTNER AN ASSIGNEE OR ASSIGNEES OF A LIMITED PARTNER PURSUANT TO ARTICLE 8;

                                    (C) ALL  CERTIFICATES,  DOCUMENTS  AND OTHER
                  INSTRUMENTS NECESSARY TO QUALIFY OR CONTINUE THE PARTNERSHIP AS A LIMITED PARTNERSHIP (OR PARTNERSHIP OR PARTNERSHIP IN COMMENDAM WHEREIN THE UNITHOLDERS HAVE LIMITED LIABILITY) IN THE JURISDICTIONS WHERE THE PARTNERSHIP MAY BE DOING BUSINESS, INCLUDING, BUT NOT LIMITED TO, ANY FICTITIOUS OR ASSUMED NAME CERTIFICATE REQUIRED OR PERMITTED TO BE FILED BY OR ON BEHALF OF THE PARTNERSHIP AND ANY AMENDMENTS TO SUCH CERTIFICATES, DOCUMENTS OR INSTRUMENTS WHICH SHALL BE APPROPRIATE IN SUCH JURISDICTION;

                                    (D) ANY OTHER INSTRUMENT WHICH IS NOW OR
                  WHICH MAY HEREAFTER BE REQUIRED BY LAW TO BE FILED FOR OR ON BEHALF OF THE PARTNERSHIP;

                                    (E) ANY OFFERS TO LEASE, LEASES, ASSIGNMENTS
                  AND REQUESTS FOR APPROVAL OF ASSIGNMENT, STATEMENT OF CITIZENSHIP, INTEREST AND HOLDING, AND ANY OTHER INSTRUMENTS OR COMMUNICATIONS NOW OR HEREAFTER REQUIRED OR PERMITTED TO BE FILED ON BEHALF OF THE PARTNERSHIP OR THE PARTNERS IN THEIR CAPACITIES AS SUCH UNDER ANY LAW RELATING TO OIL, GAS OR OTHER MINERAL EXPLORATION OR PRODUCTION INTERESTS IN GOVERNMENT LANDS;

                                    (F) ALL  ASSIGNMENTS,  CONVEYANCES AND OTHER
                  CERTIFICATES OR OTHER INSTRUMENTS EVIDENCING THE DISSOLUTION, TERMINATION OR LIQUIDATION OF THE PARTNERSHIP WHEN SUCH SHALL BE APPROPRIATE, IN EACH JURISDICTION IN WHICH THE PARTNERSHIP SHALL DO BUSINESS;

                                    (G)   ALL   CERTIFICATIONS,   REQUESTS   FOR
                  WITHHOLDING ADJUSTMENTS, REQUESTS FOR CREDITS OR REFUNDS AND RETURN OF TAX LIABILITY THAT THE PARTNERSHIP MAY BE REQUIRED OR PERMITTED TO EXECUTE, ACKNOWLEDGE, SWEAR TO OR FILE PURSUANT TO THE PROVISIONS OF THE CODE;

                                    (H) ALL  DOCUMENTS FOR AND  AGREEMENTS  WITH
                  THE INTERNAL REVENUE SERVICE TO KEEP OPEN THE STATUTE OF LIMITATIONS WITH RESPECT TO ANY PARTNERSHIP ITEMS UNDER EXAMINATION BY THE INTERNAL REVENUE SERVICE AND TO TAKE ANY AND ALL OTHER ACTION NECESSARY OR DESIRABLE TO ESTABLISH EACH UNITHOLDER'S LIABILITY FOR TAX OR WITHHOLDING OF TAX, ENTITLEMENT TO A CREDIT OR REFUND OF TAX; AND

                                    (I)  ALL   INSTRUMENTS   WHICH  THE  GENERAL
                  PARTNER DEEMS APPROPRIATE TO REFLECT ANY AMENDMENT TO THESE ARTICLES, OR MODIFICATION OF THE PARTNERSHIP, MADE IN ACCORDANCE WITH THE TERMS OF THIS AGREEMENT OR TO CARRY OUT THE PURPOSES AND BUSINESS OF THE PARTNERSHIP.

                  THE EXISTENCE OF THIS POWER OF ATTORNEY SHALL NOT PRECLUDE EXECUTION OF ANY SUCH INSTRUMENT BY A UNITHOLDER INDIVIDUALLY ON ANY SUCH MATTER. THIS IS A LIMITED POWER OF ATTORNEY WHICH MAY NOT BE REVOKED AND SHALL SURVIVE THE ASSIGNMENT OR TRANSFER BY A UNITHOLDER OF ALL OR PART OF HIS UNITS IN THE PARTNERSHIP AND, BEING COUPLED WITH AN INTEREST, SHALL SURVIVE THE DEATH, DISSOLUTION, BANKRUPTCY, INCOMPETENCY OR LEGAL DISABILITY OF A UNITHOLDER TO THE EXTENT THAT HE MAY LEGALLY CONTRACT FOR SUCH SURVIVAL. THIS POWER MAY BE EXERCISED BY A FACSIMILE SIGNATURE OF ONE OFFICER OF THE GENERAL PARTNER OR ANY SUCCESSORS THERETO OR BY LISTING ALL UNITHOLDERS FOR WHOM ACTION IS BEING TAKEN PURSUANT TO LIKE POWERS OF ATTORNEY NEXT TO THE SINGLE SIGNATURE OF SUCH OFFICER. ANY PERSON DEALING WITH THE PARTNERSHIP MAY CONCLUSIVELY PRESUME AND RELY UPON THE FACT THAT ANY SUCH INSTRUMENT EXECUTED BY SUCH AGENT AND ATTORNEY-IN-FACT IS AUTHORIZED, REGULAR AND BINDING WITHOUT FURTHER INQUIRY AND EACH UNITHOLDER HEREBY AGREES TO BE BOUND BY ANY REPRESENTATIONS MADE BY THE GENERAL PARTNER ACTING IN GOOD FAITH PURSUANT TO THIS POWER OF ATTORNEY. EACH UNITHOLDER SHALL EXECUTE AND DELIVER TO THE GENERAL PARTNER OR ANY SUCCESSOR GENERAL PARTNER OF THE PARTNERSHIP WITHIN FIVE DAYS AFTER THE RECEIPT OF A REQUEST THEREFOR BY THE

GENERAL PARTNER OR ANY SUCH SUCCESSOR GENERAL PARTNER SUCH FURTHER DESIGNATIONS, POWERS OF ATTORNEY AND OTHER INSTRUMENTS AS THE GENERAL PARTNER OR ANY SUCH SUCCESSOR GENERAL PARTNER SHALL REASONABLY DEEM NECESSARY.

                                   ARTICLE 11

           DISSOLUTION, LIQUIDATION AND TERMINATION OF THE PARTNERSHIP

SECTION 11.1.     EVENTS CAUSING DISSOLUTION

     (A) THE HAPPENING OF ANY ONE OF THE FOLLOWING EVENTS SHALL WORK AN IMMEDIATE DISSOLUTION OF THE PARTNERSHIP:

      (I)    THE WITHDRAWAL OF THE GENERAL PARTNER PURSUANT TO SECTION 9.5;

      (II)   THE REMOVAL OF THE GENERAL PARTNER PURSUANT TO SECTION 8.6;

      (III) ANY OTHER EVENT OF WITHDRAWAL (AS DEFINED IN THE ACT) OF THE GENERAL PARTNER;

      (IV)   THE SALE OF ALL OR SUBSTANTIALLY ALL THE ASSETS OF THE PARTNERSHIP;

      (V) THE AFFIRMATIVE VOTE OF A MAJORITY IN INTEREST OF THE LIMITED PARTNERS TO DISSOLVE THE PARTNERSHIP;

      (VI)   THE EXPIRATION OF THE TERM OF THE PARTNERSHIP AS PROVIDED IN
             SECTION 2.5;

      (VII)  THE ENTRY OF A COURT ORDER OR JUDGMENT OF DISSOLUTION; OR

      (VIII) ANY OTHER EVENT WHICH WOULD CAUSE A DISSOLUTION UNDER THE ACT;

PROVIDED, HOWEVER, THAT THE PARTNERSHIP SHALL NOT BE DISSOLVED (AND SHALL NOT BE REQUIRED TO BE WOUND UP PURSUANT TO SECTION 11.2) BY REASON OF AN EVENT DESCRIBED IN CLAUSES (I), (II) OR (III) ABOVE (EACH, AN "EVENT OF WITHDRAWAL") IF, (A) AT THE TIME OF THE EVENT OF WITHDRAWAL THERE IS AT LEAST ONE OTHER GENERAL PARTNER WHO AGREES TO CARRY ON THE BUSINESS OF THE PARTNERSHIP OR (B) WITHIN NINETY (90) DAYS FOLLOWING THE EVENT OF WITHDRAWAL, ALL THE REMAINING PARTNERS AGREE IN WRITING TO CONTINUE THE BUSINESS OF THE PARTNERSHIP AND TO THE APPOINTMENT OF A SUCCESSOR GENERAL PARTNER PURSUANT TO PARAGRAPH (B) OF THIS
SECTION 11.1.

                  (B) UPON THE HAPPENING OF AN EVENT OF WITHDRAWAL AT A TIME WHEN THERE IS NO OTHER GENERAL PARTNER WHO AGREES TO CARRY ON THE BUSINESS OF THE PARTNERSHIP, THE LIMITED PARTNERS SHALL HAVE THE RIGHT, EXERCISABLE IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 8.6 AND 8.7, BUT ONLY WITHIN NINETY
(90) DAYS AFTER THE EVENT OF WITHDRAWAL, TO AGREE IN WRITING TO CONTINUE THE PARTNERSHIP'S BUSINESS AND TO THE APPOINTMENT OF A SUCCESSOR GENERAL PARTNER. SUCH SUCCESSOR GENERAL PARTNER SHALL BE CONSIDERED APPOINTED UPON PAYMENT TO THE PARTNERSHIP OF THE CONTRIBUTION TO THE CAPITAL OF THE PARTNERSHIP DESIGNATED BY THE LIMITED PARTNERS AND EXECUTION OF AN APPROPRIATE AMENDMENT TO THE CERTIFICATE. IF THE REQUISITE AGREEMENT IS NOT OBTAINED WITHIN SUCH TIME PERIOD, THE PARTNERSHIP SHALL BE WOUND UP AND TERMINATED PURSUANT TO SECTION 11.2.

                  (C) THE SELECTION OF A SUCCESSOR GENERAL PARTNER PURSUANT TO PARAGRAPH (B) OF THIS SECTION 11.1 SHALL RELIEVE ENEX OF THE RESPONSIBILITIES OF GENERAL PARTNER AND THE SUCCESSOR GENERAL PARTNER SHALL

BE REQUIRED TO MAKE ARRANGEMENTS SATISFACTORY TO ENEX TO REMOVE ENEX FROM PERSONAL LIABILITY ON ANY EXISTING OR FUTURE PARTNERSHIP LIABILITIES OR TO INDEMNIFY ENEX AGAINST ANY SUCH LIABILITIES AND THESE ARTICLES AND THE CERTIFICATE SHALL BE AMENDED TO NAME THE SUCCESSOR GENERAL PARTNER AS GENERAL PARTNER.

                  (D) ANYTHING TO THE CONTRARY IN THESE ARTICLES NOTWITHSTANDING, A SUCCESSOR GENERAL PARTNER SELECTED BY THE LIMITED PARTNERS PURSUANT TO THE PROVISIONS OF PARAGRAPH (B) OF THIS SECTION 11.1 SHALL NOT
ACQUIRE  ANY  INTEREST  IN THE  PARTNERSHIP'S  PROFITS,  LOSSES,  DEDUCTIONS  OR
CREDITS, OR ANY DISTRIBUTIVE INTEREST IN THE PARTNERSHIP'S PROPERTIES ON DISSOLUTION, SOLELY BY REASON OF BECOMING A SUCCESSOR GENERAL PARTNER. IN THE EVENT THAT A SUCCESSOR GENERAL PARTNER IS SELECTED, ENEX MAY RETAIN ALL OF ITS UNITS AND, AS ITS GENERAL PARTNER'S INTEREST, THAT PORTION OF PARTNERSHIP REVENUES (NET OF ALLOCABLE OPERATING COSTS) REPRESENTED BY A FRACTION NOT TO EXCEED ENEX'S PERCENTAGE INTEREST IN PARTNERSHIP REVENUES HAVING AS ITS NUMERATOR THE TOTAL FUNDS EXPENDED BY THE PARTNERSHIP AND THE PREDECESSOR PARTNERSHIPS AND ALLOCATED TO THE GENERAL PARTNER AND AS ITS DENOMINATOR THE TOTAL FUNDS EXPENDED BY THE PARTNERSHIP AND THE PREDECESSOR PARTNERSHIPS. THE REMAINDER OF ENEX'S ORIGINAL GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP BUT IN ANY EVENT NOT LESS THAN 20% OF SUCH INTEREST, SHALL BE OFFERED FOR SALE FIRST TO THE SUCCESSOR GENERAL PARTNER AND, TO THE EXTENT SUCH OFFER IS NOT ACCEPTED BY THE SUCCESSOR GENERAL PARTNER, TO THE PARTNERSHIP. THE PURCHASE PRICE SHALL BE BASED UPON AN EVALUATION BY AN INDEPENDENT EXPERT, WHICH SHALL BE SELECTED BY MUTUAL AGREEMENT OF BOTH ENEX AND THE SUCCESSOR GENERAL PARTNER. IN THE EVENT THEY ARE UNABLE SO TO AGREE, A MEMBER OF THE AMERICAN ARBITRATION ASSOCIATION DESIGNATED BY ENEX SHALL SELECT THE FIRM, WHICH SELECTION SHALL BE BINDING ON BOTH PARTIES. THE PURCHASE PRICE OF THE INTEREST TO BE SOLD SHALL BE DETERMINED BY SUCH FIRM ON THE SAME BASIS AS THAT USED IN DETERMINING THE PURCHASE PRICE FOR UNITS PURSUANT TO ARTICLE 6.

                  (E) IF THE SUCCESSOR  GENERAL  PARTNER OR THE  PARTNERSHIP  OR
EITHER OF THEM HAVE NOT  PURCHASED  ANY  PORTION  OF  ENEX'S  GENERAL  PARTNER'S
INTEREST WITHIN SIXTY (60) DAYS AFTER THE SUCCESSOR GENERAL PARTNER'S APPOINTMENT, THEN PROMPTLY THEREAFTER THERE SHALL BE DISTRIBUTED TO ENEX IN LIEU OF ITS GENERAL PARTNER'S INTEREST IN THE PARTNERSHIP:

                                    (I) A FRACTIONAL  UNDIVIDED  SHARE OF ALL OF
                  THE PARTNERSHIP'S WORKING INTERESTS AND OTHER PARTNERSHIP PROPERTIES EQUAL TO ITS PERCENTAGE INTEREST IN PARTNERSHIP REVENUES, SUBJECT TO ITS ALLOCABLE PORTION OF THE MORTGAGES OR OTHER BURDENS, IF ANY, ON SUCH PROPERTIES; AND

                                    (II)  AN  AMOUNT   IN  CASH   EQUAL  TO  ITS
                  PERCENTAGE INTEREST IN PARTNERSHIP REVENUES, MULTIPLIED BY THE VALUE OF ALL OTHER PARTNERSHIP ASSETS THEN ON HAND, LESS A PROPORTIONATE SHARE OF UNSECURED PARTNERSHIP INDEBTEDNESS, IF ANY, WITH THE VALUE OF SUCH ASSETS BEING DETERMINED ON THE SAME BASIS AS THE PURCHASE PRICE OF UNITS PURSUANT TO ARTICLE 6.

IN THE EVENT THE SUCCESSOR GENERAL PARTNER OR THE PARTNERSHIP OR EITHER OF THEM HAS PURCHASED A PORTION OF ENEX'S GENERAL PARTNER'S INTEREST, THEN THE PERCENTAGE SHARE OF OTHER PROPERTIES AND OF CASH DISTRIBUTABLE TO ENEX PURSUANT TO THIS PARAGRAPH (E) SHALL BE REDUCED PROPORTIONATELY.

                  (F) DISSOLUTION OF THE PARTNERSHIP SHALL BE EFFECTIVE ON THE DAY ON WHICH THE EVENT OCCURS GIVING RISE TO THE DISSOLUTION, BUT THE PARTNERSHIP SHALL NOT TERMINATE UNTIL THE PARTNERSHIP'S CERTIFICATE HAS BEEN CANCELLED AND THE ASSETS OF THE PARTNERSHIP HAVE BEEN DISTRIBUTED AS PROVIDED IN
SECTION 11.2.

                  (G) EXCEPT FOR THE RIGHT OF THIS PARTNERSHIP TO USE THE PRESENT PARTNERSHIP NAME, THE RIGHT TO USE OR GRANT THE USE OF THE NAME "ENEX", "ENEX RESOURCES" OR DERIVATIONS THEREOF SHALL REMAIN EXCLUSIVELY THAT OF ENEX RESOURCES CORPORATION.

SECTION 11.2.     LIQUIDATION

                  (A) IF THE PARTNERSHIP SHALL BE DISSOLVED FOR ANY REASON, NO FURTHER BUSINESS SHALL BE CONDUCTED BY THE PARTNERSHIP EXCEPT FOR THE TAKING OF SUCH ACTION AS SHALL BE NECESSARY FOR THE PRESERVATION OF PARTNERSHIP PROPERTY, TO CONDUCT AN ACCOUNTING OF THE PARTNERSHIP'S ASSETS, LIABILITIES AND OPERATIONS TO THE DATE OF DISSOLUTION, FOR THE WINDING UP OF THE AFFAIRS OF THE PARTNERSHIP AND FOR THE DISTRIBUTION OF ITS ASSETS TO THE UNITHOLDERS PURSUANT TO THE PROVISIONS OF THIS SECTION. UPON SUCH DISSOLUTION, THE GENERAL PARTNER, OR, IF THE PARTNERSHIP BE DISSOLVED BY REASON OF AN EVENT OF WITHDRAWAL OF THE GENERAL PARTNER, SUCH OTHER PERSON AS MAY BE ELECTED BY THE LIMITED PARTNERS IN ACCORDANCE WITH THE PROVISIONS OF SECTIONS 8.6 AND 8.7, SHALL ACT AS LIQUIDATOR. THE LIQUIDATOR, WHETHER THE GENERAL PARTNER OR ANOTHER PERSON, MAY BE PAID A REASONABLE FEE FOR ACTING AS SUCH. THE LIQUIDATOR SHALL HAVE FULL POWER TO SELL, ASSIGN AND ENCUMBER ANY OR ALL OF THE PARTNERSHIP ASSETS.

                  (B) UPON THE WINDING UP AND TERMINATION OF THE BUSINESS AND AFFAIRS OF THE PARTNERSHIP, ITS ASSETS SHALL, TO THE EXTENT PRACTICABLE, BE SOLD, THE PROCEEDS ALLOCATED TO THE PARTNERS IN ACCORDANCE WITH ARTICLE 4 HEREOF AND THE PARTNERS' CAPITAL ACCOUNTS ADJUSTED ACCORDINGLY. SUCH PROCEEDS AND REMAINING ASSETS SHALL BE SUBSEQUENTLY DISTRIBUTED AS FOLLOWS:

                     (I) ALL OF THE PARTNERSHIP'S DEBTS AND LIABILITIES TO
                  PERSONS OTHER THAN THE PARTNERS AND UNITHOLDERS SHALL BE PAID AND DISCHARGED IN THEIR ORDER OF PRIORITY, AS PROVIDED BY LAW;

                     (II) ALL OF THE PARTNERSHIP'S DEBTS AND LIABILITIES TO THE
                  PARTNERS AND UNITHOLDERS SHALL BE PAID AND DISCHARGED;

                     (III) ANY UNUSED CONTRIBUTIONS TO THE CAPITAL OF THE
                  PARTNERSHIP SHALL BE DISTRIBUTED TO THE CONTRIBUTING PARTNERS AND UNITHOLDERS; AND

                                    (IV) ANY REMAINING  CASH AND OTHER ASSETS OF
                  THE PARTNERSHIP SHALL BE DISTRIBUTED TO THE PARTNERS AND UNITHOLDERS IN PROPORTION TO AND IN PAYMENT OF THE POSITIVE BALANCES IN THEIR RESPECTIVE CAPITAL ACCOUNTS, WITH THE EFFECT OF BRINGING SUCH CAPITAL ACCOUNTS TO ZERO. IF THE GENERAL PARTNER HAS A DEFICIT IN ITS CAPITAL ACCOUNT, IT SHALL BE REQUIRED TO RESTORE SUCH ACCOUNT TO A ZERO BALANCE. THE RESTORATION OF ANY SUCH DEFICIT MUST BE MADE BY THE END OF THE TAXABLE YEAR IN WHICH THE LIQUIDATION OCCURS OR, IF LATER, WITHIN 90 DAYS AFTER THE DATE OF SUCH LIQUIDATION.

                  (C) A UNITHOLDER SHALL LOOK SOLELY TO THE ASSETS OF THE PARTNERSHIP FOR THE RETURN OF HIS CAPITAL INVESTMENT, AND IF PARTNERSHIP PROPERTIES AND OTHER PARTNERSHIP ASSETS REMAINING AFTER THE PAYMENT OR DISCHARGE OF THE DEBTS AND LIABILITIES OF THE PARTNERSHIP ARE INSUFFICIENT TO RETURN HIS CAPITAL INVESTMENT, HE SHALL HAVE NO RECOURSE AGAINST THE GENERAL PARTNER OR ANY LIQUIDATOR OR OTHER UNITHOLDER. THE GENERAL PARTNER MAY, IF IT SO DESIRES, PURCHASE PARTNERSHIP PROPERTIES OR OTHER PARTNERSHIP ASSETS UPON LIQUIDATION AT THE GREATER OF THE HIGHEST POSSIBLE BONA FIDE OFFER RECEIVED THEREFOR OR THE VALUE THEREOF AS DETERMINED BY AN INDEPENDENT EXPERT AND/OR OTHER APPROPRIATE INDEPENDENT APPRAISER(S) SELECTED BY THE GENERAL PARTNER OR OTHER LIQUIDATOR, AS THE CASE MAY BE, IN ITS SOLE DISCRETION; PROVIDED AT LEAST 15 DAYS ADVANCE NOTICE OF SUCH PROPOSED SALE HAS BEEN GIVEN TO THE UNITHOLDERS.

                                   ARTICLE 12

           RIGHT OF THE GENERAL PARTNER TO CONDUCT SIMILAR OPERATIONS

                  NEITHER THE GENERAL PARTNER NOR ANY OF ITS AFFILIATES IS REQUIRED TO DEVOTE ITS EXCLUSIVE EFFORTS TOWARD ACTIVITIES IN WHICH THE PARTNERSHIP PARTICIPATES. SUBJECT TO THE PROVISIONS OF SECTION 9.2, THE GENERAL PARTNER OR ITS AFFILIATES SHALL HAVE THE RIGHT TO ACQUIRE, EXPLORE, DEVELOP AND PRODUCE OIL, GAS AND OTHER MINERAL PROPERTIES AND TO DEVELOP AND MANAGE AND OPERATE ADDITIONAL OIL, GAS AND OTHER MINERAL PROPERTIES ACQUIRED AT ANY TIME. FURTHERMORE, THE GENERAL PARTNER IS NOT PREVENTED FROM ENGAGING IN OTHER BUSINESS TRANSACTIONS WITH PURCHASERS OF PARTNERSHIP PRODUCTION, WHICH TRANSACTIONS MAY BE FACILITATED BY SUCH SALES.

                                   ARTICLE 13

                                   AMENDMENTS

SECTION 13.1.     PROPOSAL AND ADOPTION OF AMENDMENTS GENERALLY

                  (A) PROPOSED AMENDMENTS TO THESE ARTICLES SHALL BE ADOPTED PURSUANT TO THE PROVISIONS OF SECTIONS 8.6 AND 8.7; PROVIDED, HOWEVER, THAT NO AMENDMENT MAY, WITHOUT THE PRIOR WRITTEN APPROVAL OF ALL PARTNERS, (I) ENLARGE THE OBLIGATIONS OF ANY PARTNER UNDER THESE ARTICLES, (II) ENLARGE THE LIABILITY OF THE GENERAL PARTNER TO THE UNITHOLDERS, (III) RESULT IN THE LOSS OF ANY LIMITED PARTNER'S LIMITED LIABILITY, (IV) AMEND THIS ARTICLE 13 OR ARTICLES 4, 5, 6 OR 7 OF THESE ARTICLES, OR (V) ADVERSELY AFFECT THE PARTNERSHIP'S STATUS AS A "PARTNERSHIP" FOR FEDERAL INCOME TAX PURPOSES. THE DATE OF ADOPTION OF AN AMENDMENT PURSUANT TO THIS ARTICLE 13 SHALL BE THE DATE ON WHICH THE GENERAL PARTNER SHALL HAVE RECEIVED THE REQUISITE CONSENT OF THE LIMITED PARTNERS. ANY PROPOSED AMENDMENT WHICH IS NOT ADOPTED MAY BE RESUBMITTED. IN THE EVENT ANY
PROPOSED AMENDMENT IS NOT ADOPTED, ANY WRITTEN CONSENT RECEIVED WITH RESPECT THERETO SHALL BECOME VOID AND SHALL NOT BE EFFECTIVE WITH RESPECT TO ANY RESUBMISSION OF THE PROPOSED AMENDMENT.

                  (B) THE GENERAL PARTNER SHALL,  WITHIN A REASONABLE TIME AFTER
THE ADOPTION OF ANY AMENDMENT TO THESE ARTICLES, MAKE ANY FILINGS OR PUBLICATIONS REQUIRED OR DESIRABLE TO REFLECT SUCH AMENDMENT, INCLUDING ANY REQUIRED FILING FOR RECORDATION OF ANY AMENDMENT TO THE PARTNERSHIP'S CERTIFICATE OR OTHER INSTRUMENT OR SIMILAR DOCUMENT.

SECTION 13.2.     AMENDMENTS ON ADMISSION OR WITHDRAWAL OF PARTNERS

                  (A) IF THESE ARTICLES OR THE CERTIFICATE SHALL BE AMENDED TO REFLECT THE ADMISSION, SUBSTITUTION OR WITHDRAWAL OF A LIMITED PARTNER, THE
AMENDMENT SHALL BE SIGNED BY THE GENERAL PARTNER AND THE PERSON TO BE SUBSTITUTED OR ADDED OR HIS ATTORNEY-IN-FACT.

                  (B) IF THESE ARTICLES OR THE CERTIFICATE SHALL BE AMENDED TO REFLECT THE REMOVAL OR WITHDRAWAL OF THE GENERAL PARTNER AND THE CONTINUATION OF THE BUSINESS OF THE PARTNERSHIP AND THE ADMISSION OF A SUCCESSOR GENERAL PARTNER OR THE ADMISSION OF A SUBSTITUTED GENERAL PARTNER, SUCH AMENDMENT SHALL BE
SIGNED BY THE ORIGINAL GENERAL PARTNER, THE LIMITED PARTNERS OR THEIR ATTORNEY(S)-IN-FACT AND THE SUCCESSOR GENERAL PARTNER OR SUBSTITUTED GENERAL PARTNER.

                  (C) IF THE CERTIFICATE SHALL BE AMENDED TO REFLECT THE WITHDRAWAL OR ADMISSION OF A PARTNER, SUCH AMENDMENT SHALL BE SIGNED BY THE PARTY OR PARTIES REQUIRED BY THE ACT.

SECTION 13.3.     AMENDMENTS RELATING TO PRESERVATION OF LIMITED LIABILITY

                  (A) THE GENERAL PARTNER SHALL HAVE THE AUTHORITY TO AMEND THESE ARTICLES WITHOUT ANY VOTE OR OTHER ACTION BY THE LIMITED PARTNERS FOR THE SOLE PURPOSE OF FORMING, QUALIFYING OR CONTINUING THE PARTNERSHIP AS A LIMITED PARTNERSHIP (OR A PARTNERSHIP OR PARTNERSHIP IN COMMENDAM IN WHICH THE
UNITHOLDERS HAVE LIMITED LIABILITY) IN ALL JURISDICTIONS IN WHICH THE PARTNERSHIP CONDUCTS OR PLANS TO CONDUCT BUSINESS.

                  (B) THE GENERAL PARTNER SHALL HAVE THE POWER AND AUTHORITY TO AMEND ARTICLE 8 TO PROVIDE FOR AND ALLOW THE AUTOMATIC SUBSTITUTION OF A DECEASED LIMITED PARTNER'S HEIRS OR DEVISEES AS SUBSTITUTED LIMITED PARTNERS IN ACCORDANCE WITH THE ACT AND ARTICLE 2882 OF THE CIVIL CODE OF THE STATE OF LOUISIANA; PROVIDED, HOWEVER, THE GENERAL PARTNER'S POWER AND AUTHORITY TO MAKE SUCH AMENDMENT IS CONDITIONED UPON THE PARTNERSHIP HAVING FIRST RECEIVED A RULING FROM THE INTERNAL REVENUE SERVICE OR AN OPINION OF TAX COUNSEL, ACCEPTABLE TO THE GENERAL PARTNER, THAT SUCH AMENDMENT WILL NOT CAUSE THE PARTNERSHIP TO LOSE ITS CLASSIFICATION AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES. THE GENERAL PARTNER MAY ELECT TO CAUSE OR NOT TO CAUSE THE PARTNERSHIP TO BE QUALIFIED AS A PARTNERSHIP IN COMMENDAM IF THE PARTNERSHIP DOES NOT RECEIVE THE RULING FROM THE INTERNAL REVENUE SERVICE OR SUCH OPINION OF TAX COUNSEL REQUIRED ABOVE. IF SUCH A RULING OR OPINION IS OBTAINED, THE GENERAL PARTNER WILL PROCEED TO EFFECT THE ABOVE STATED AMENDMENT TO THESE ARTICLES PURSUANT TO THE POWER OF ATTORNEY CONTAINED IN THESE ARTICLES PRIOR TO CAUSING THE PARTNERSHIP TO CONDUCT BUSINESS IN THE STATE OF LOUISIANA. IF SUCH A RULING OR OPINION IS NOT OBTAINED, THE GENERAL PARTNER WILL NOT AMEND THESE ARTICLES BUT, IN ITS DISCRETION, MAY CAUSE THE PARTNERSHIP TO BE QUALIFIED AS A PARTNERSHIP IN COMMENDAM IF THE GENERAL PARTNER DETERMINES THE POTENTIAL RISK TO THE PARTNERSHIP TO BE ACCEPTABLE.

SECTION 13.4.     AMENDMENTS WITHOUT APPROVAL BY LIMITED PARTNERS

                  IN ADDITION TO ANY AMENDMENTS OTHERWISE AUTHORIZED IN THESE ARTICLES, THESE ARTICLES MAY BE AMENDED FROM TIME TO TIME BY THE GENERAL PARTNER WITHOUT THE CONSENT OF ANY OF THE LIMITED PARTNERS (I) TO ADD TO THE REPRESENTATIONS, DUTIES OR OBLIGATIONS OF THE GENERAL PARTNER, OR TO SURRENDER ANY RIGHT OR POWER GRANTED TO THE GENERAL PARTNER, FOR THE BENEFIT OF THE
LIMITED PARTNERS, (II) TO CURE ANY AMBIGUITY, TO CORRECT OR SUPPLEMENT ANY PROVISION WHICH MAY BE INCONSISTENT WITH ANY OTHER PROVISION, TO CORRECT ANY TYPOGRAPHICAL ERRORS OR TO MAKE ANY OTHER PROVISIONS WITH RESPECT TO MATTERS OR QUESTIONS ARISING UNDER THESE ARTICLES WHICH WILL NOT BE INCONSISTENT WITH THE PROVISIONS OF THESE ARTICLES, AND (III) TO DELETE OR ADD ANY PROVISIONS FROM OR TO THESE ARTICLES REQUIRED TO BE SO DELETED OR ADDED BY THE SECURITIES AND
EXCHANGE COMMISSION OR ANY OTHER FEDERAL AGENCY OR BY A STATE "BLUE SKY" COMMISSIONER OR SIMILAR OFFICIAL, WHICH ADDITION OR DELETION IS DEEMED BY THE COMMISSION, OR SUCH AGENCY OR OFFICIAL TO BE FOR THE BENEFIT OR PROTECTION OF THE UNITHOLDERS; PROVIDED, HOWEVER, THAT NO AMENDMENT SHALL BE ADOPTED PURSUANT TO THIS SECTION 13.4 UNLESS THE ADOPTION THEREOF (I) IS FOR THE BENEFIT OF OR NOT ADVERSE TO THE INTERESTS OF THE LIMITED PARTNERS, (II) IS CONSISTENT WITH
ARTICLE 9, (III) DOES NOT ALTER THE RESPECTIVE AGGREGATE INTEREST OF THE GENERAL PARTNER OR THE LIMITED PARTNERS IN PROFITS OR LOSSES OR IN CASH DISTRIBUTIONS OF THE PARTNERSHIP; AND (IV) DOES NOT, IN THE OPINION OF COUNSEL TO THE PARTNERSHIP, BY ITS TERMS, ADVERSELY AFFECT THE LIMITED LIABILITY OF THE LIMITED PARTNERS OR THE STATUS OF THE PARTNERSHIP AS A PARTNERSHIP FOR FEDERAL INCOME TAX PURPOSES.

                                   ARTICLE 14

                            MISCELLANEOUS PROVISIONS

SECTION 14.1.     NOTICES

                  ALL NOTICES OR OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN PURSUANT TO THESE ARTICLES SHALL BE IN WRITING AND SHALL BE CONSIDERED AS PROPERLY GIVEN OR MADE IF MAILED FROM WITHIN THE UNITED STATES BY FIRST CLASS MAIL, POSTAGE PREPAID, OR IF TELEGRAPHED, BY PREPAID TELEGRAM, AND ADDRESSED, IF TO THE GENERAL PARTNER, TO ENEX RESOURCES CORPORATION, 800 ROCKMEAD DRIVE, SUITE 200, THREE KINGWOOD PLACE, KINGWOOD, TEXAS 77339, AND IF TO A UNITHOLDER, TO THE ADDRESS SET FORTH IN THE RECORDS OF THE PARTNERSHIP. ANY UNITHOLDER MAY CHANGE HIS ADDRESS BY GIVING NOTICE IN WRITING TO THE GENERAL PARTNER, AND THE GENERAL PARTNER MAY CHANGE ITS ADDRESS BY GIVING SUCH NOTICE TO ALL PARTNERS. ANY SUCH NEWLY DESIGNATED ADDRESS SHALL BE SUCH PARTNER'S OR UNITHOLDER'S ADDRESS FOR THE PURPOSE OF ALL NOTICES OR OTHER COMMUNICATIONS REQUIRED OR PERMITTED TO BE GIVEN PURSUANT TO THESE ARTICLES TEN DAYS AFTER NOTICE IS GIVEN.

SECTION 14.2.     EXCHANGE OFFERS

                  ANY OFFER MADE BY, OR AT THE DIRECTION OF, THE GENERAL PARTNER OR ANY OF ITS AFFILIATES TO LIMITED PARTNERS TO EXCHANGE THEIR INTERESTS IN THE PARTNERSHIP FOR ANOTHER SECURITY SHALL BE GOVERNED BY (I) THE PROVISIONS OF THE NORTH AMERICAN SECURITIES ADMINISTRATORS ASSOCIATION, INC. GUIDELINES FOR THE REGISTRATION OF OIL AND GAS PROGRAMS OR COMPARABLE REGULATIONS OR GUIDELINES ADOPTED BY STATE SECURITIES ADMINISTRATORS AS IN EFFECT AT THE TIME OF SUCH OFFER AND (II) ANY OTHER FEDERAL OR STATE REGISTRATION REQUIREMENTS IN EFFECT AT THE TIME OF SUCH OFFER.

SECTION 14.3.     BINDING PROVISIONS

                  THE COVENANTS AND AGREEMENTS CONTAINED IN THESE ARTICLES SHALL
BE  BINDING   UPON  AND  INURE  TO  THE   BENEFIT   OF  THE  HEIRS,   EXECUTORS,
ADMINISTRATORS, SUCCESSORS AND ASSIGNS OF THE RESPECTIVE PARTIES HERETO.

SECTION 14.4.     APPLICABLE LAW

                  THESE ARTICLES SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW JERSEY WITHOUT REFERENCE TO THE PRINCIPLES OF CONFLICTS OF LAWS.

SECTION 14.5.     EXECUTION AND COUNTERPARTS

                  SUBJECT TO ACCEPTANCE BY THE GENERAL PARTNER, EXECUTION OF ANY INSTRUMENT THE EXECUTION OF WHICH, BY ITS TERMS, IS INTENDED TO CONSTITUTE EXECUTION OF THESE ARTICLES (AN "EXECUTION INSTRUMENT"), SHALL CONSTITUTE
EXECUTION  OF THESE  ARTICLES  FOR ALL  PURPOSES.  THESE  ARTICLES AND EACH SUCH
EXECUTION INSTRUMENT (ALL OF WHICH ARE HEREBY EXPRESSLY INCORPORATED BY REFERENCE WITH THE SAME EFFECT AS IF SET FORTH AT LENGTH HEREIN) MAY BE EXECUTED IN SEVERAL COUNTERPARTS, ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE BINDING AGREEMENT ON ALL PARTIES HERETO, NOTWITHSTANDING THAT ALL PARTIES HAVE NOT SIGNED THE SAME COUNTERPART, EXCEPT THAT NO COUNTERPART SHALL BE BINDING UNLESS SIGNED BY THE GENERAL PARTNER. ANY SIGNATURE MAY BE BY AN ATTORNEY-IN-FACT.

SECTION 14.6.     SEVERABILITY OF PROVISIONS

                  IF FOR ANY REASON ANY PROVISION OF THESE ARTICLES WHICH IS NOT MATERIAL TO THE PURPOSE OR BUSINESS OF THE PARTNERSHIP IS DETERMINED TO BE INVALID AND CONTRARY TO ANY EXISTING OR FUTURE LAW OR GOVERNMENTAL REGULATION, SUCH INVALIDITY SHALL NOT IMPAIR THE OPERATION OF OR AFFECT THOSE PORTIONS OF THESE ARTICLES THAT ARE VALID.

SECTION 14.7.     ENTIRE AGREEMENT

                  THESE ARTICLES AND THE AFOREMENTIONED EXECUTION INSTRUMENTS CONSTITUTE THE ENTIRE AGREEMENT AMONG THE PARTIES RELATING TO THE PARTNERSHIP. THESE ARTICLES SUPERSEDE ANY PRIOR AGREEMENT OR UNDERSTANDING AMONG THE PARTIES AND MAY NOT BE MODIFIED OR AMENDED IN ANY MANNER OTHER THAN AS SET FORTH IN THESE ARTICLES.

SECTION 14.8.     GENDER AND NUMBER

                  THE GENDER AND NUMBER USED IN THESE ARTICLES ARE USED AS A REFERENCE TERM ONLY AND SHALL APPLY WITH THE SAME EFFECT WHETHER THE PARTIES ARE OF THE MASCULINE OR FEMININE GENDER, OR ARE CORPORATE OR OTHER FORM, AND THE SINGULAR SHALL LIKEWISE INCLUDE THE PLURAL.

SECTION 14.9.     HEADINGS

                  ARTICLE AND SECTION TITLES ARE FOR DESCRIPTIVE PURPOSES ONLY AND SHALL NOT CONTROL OR ALTER THE MEANING OF THESE ARTICLES AS SET FORTH IN THE TEXT.

SECTION 14.10. PARTITION

                  EACH PARTY WAIVES THE BENEFIT OF ANY PROVISIONS OF LAW WHICH MAY PROVIDE FOR PARTITION OF REAL OR PERSONAL PROPERTY AND AGREES THAT HE WILL NOT RESORT TO ANY ACTION AT LAW OR IN EQUITY TO PARTITION ANY PROPERTY SUBJECT TO THESE ARTICLES.
                                      B-44

                  IN  WITNESS   WHEREOF,   THESE  AMENDED  ARTICLES  OF  LIMITED
PARTNERSHIP HAVE BEEN EXECUTED ON THIS _____ DAY OF ______________, 199___.


                                                                 GENERAL PARTNER
                                                      ENEX RESOURCES CORPORATION

ATTEST:


     ____________________                     BY   _____________________
    (ASSISTANT) SECRETARY                            (VICE) PRESIDENT


                                              ADDITIONAL   LIMITED  PARTNERS  BY
                                              ENEX  RESOURCES  CORPORATION,   AS
                                              ATTORNEY-IN-FACT  FOR  EACH OF THE
                                              LIMITED  PARTNERS  PURSUANT  TO  A
                                              POWER   OF    ATTORNEY    IN   ITS
                                              POSSESSION  WHICH AUTHORIZES IT TO
                                              EXECUTE THE FOREGOING INSTRUMENT.

ATTEST:


   _____________________                       BY  ____________________
   (ASSISTANT) SECRETARY                             (VICE) PRESIDENT


                                               WITHDRAWING (ORIGINAL) LIMITED
                                               PARTNER
                                               ENEX L.P. CORP.

ATTEST:


  _____________________                         BY   __________________
  (ASSISTANT) SECRETARY                               (VICE) PRESIDENT

                           OATHS AND ACKNOWLEDGEMENTS


STATE OF TEXAS}        SS.:
COUNTY OF MONTGOMERY}


           On this _____ day of ___________, 198__, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared _____________________ who resides at ___________ _____________________ to me known and known to me to be [a Vice] President of Enex Resources Corporation ("Enex") and who, being first duly sworn, upon his oath stated and acknowledged to me that the foregoing Amended Articles of Limited Partnership ("Articles") were executed by him before me in such capacity for and on behalf of Enex, that the statements made in the Articles are true to the best of his knowledge, information and belief, that the Articles are the free act and deed of Enex and that execution thereof was by virtue of the authority duly vested in or granted to him by Enex.

           This day sworn to and subscribed before me, and in witness whereof I have hereunto set my hand and affixed my official seal on the day, month and year first above written.

[Notarial Seal]

                                    -------------------------------------------
                                                   Notary Public

My Commission Expires:
                       ----------------

STATE OF TEXAS}     SS.:
COUNTY OF MONTGOMERY}

           On this _____ day of ___________, 198__, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared _____________________ who resides at ___________ _____________________ to me known and known to me to be [a Vice] President of Enex Resources Corporation ("Enex") and who, being first duly sworn, upon his oath stated and acknowledged to me that the foregoing Amended Articles of Limited Partnership ("Articles") were executed by him before me in such capacity for and on behalf of Enex, which executed the Articles as attorney-in-fact for each limited partner whose name is set forth on Schedule A to the Articles pursuant to each such limited partner's power of attorney, that the statements made in the Articles are true to the best of his knowledge, information and belief, that the Articles are the free act and deed of Enex and that execution thereof was by virtue of the authority duly vested in or granted to him by Enex.

           This day sworn to and subscribed before me, and in witness whereof I have hereunto set my hand and affixed my official seal on the day, month and year first above written.

[Notarial Seal]

                                   --------------------------------------
                                                Notary Public

My Commission Expires:
                       ----------------


STATE OF TEXAS}       SS.:
COUNTY OF MONTGOMERY}


           On this _____ day of ___________, 198__, before me, a Notary Public in and for the jurisdiction aforesaid, personally appeared _____________________ who resides at ___________ _____________________ to me known and known to me to be [a Vice] President of Enex L.P. Corp. ("Enex") and who, being first duly sworn, upon his oath stated and acknowledged to me that the foregoing Articles of Limited Partnership ("Articles") were executed by him before me in such capacity for and on behalf of Enex, that the statements made in the Articles are true to the best of his knowledge, information and belief, that the Articles are the free act and deed of Enex and that execution thereof was by virtue of the authority duly vested in or granted to him by Enex.

           This day sworn to and subscribed before me, and in witness whereof I have hereunto set my hand and affixed my official seal on the day, month and year first above written.

[Notarial Seal]

                                    ----------------------------------------
                                                  Notary Public

My Commission Expires:
                      -----------------

                                                                  APPENDIX C

                              PLAN OF CONSOLIDATION
                                       OF
             ENEX OIL & GAS INCOME PROGRAM LIMITED PARTNERSHIPS AND
              ENEX INCOME AND RETIREMENT FUND LIMITED PARTNERSHIPS
                                      INTO
                        ENEX CONSOLIDATED PARTNERS, L.P.

                               ------------------


         Capitalized terms used herein shall have the same meaning as defined and used in the Prospectus/Proxy Statement of Enex Consolidated Partners, L.P. (the "Consolidated Partnership"), to which this Plan of Consolidation is annexed as Appendix C.

         This Plan of Consolidation ("Plan") is intended to accomplish the following:

                  1. The adoption by the requisite majority in interest of the "limited partners" (as described in the Prospectus/Proxy Statement under "THE PROPOSED CONSOLIDATION--Terms of the Consolidation -- Partnership Voting Requirements and Rights") of some or all of the 34 limited partnerships listed in the Prospectus/Proxy Statement under "SUMMARY - Partnerships Subject to Consolidation" of this Plan and of amendments to each Partnership's certificate and agreement of limited partnership, as set forth in Appendix D to the Prospectus/Proxy Statement; provided, however, that at least six (6) Partnerships whose assets, together with the exchange value of those Interests exchanged for Units pursuant to a simultaneous exchange offer made by the Consolidated Partnership to the limited partners, have an aggregate exchange value of $10 million or more.

                  2. The execution and delivery of (i) the Consolidation Agreement in the form annexed hereto as Exhibit I and incorporated herein by reference by the Consolidated Partnership and each Partnership the limited partners of which adopt this Plan of Consolidation ("Participating Partnerships") and thereby participate in the proposed Consolidation and (ii) the Amended Articles of Limited Partnership of the Consolidated Partnership in the form annexed to this Prospectus/Proxy Statement as Appendix B..

                  3. The transfer to the Consolidated Partnership, pursuant to the Consolidation Agreement, of all of the Participating Partnerships' properties and assets, subject to all of their debts, obligations, liabilities (except for amounts owed to the General Partner) and agreements, which shall be assumed by the Consolidated Partnership, in exchange for the issuance by the Consolidated Partnership of units of limited partnership interest in the Consolidated Partnership ("Units") to the Participating Partnerships in amounts based upon the exchange value of each Participating Partnership's net assets as set forth in Table A - Consolidation Schedule -Composition of Exchange Values in the Prospectus/Proxy Statement under "THE PROPOSED CONSOLIDATION - The Consolidation Schedule."

                  4.  The  dissolution  and  termination  of each  Participating
         Partnership pursuant to its certificate and agreement of limited partnership, as amended pursuant to this Plan, whereupon no further business shall be done by such Participating Partnership and no further obligations shall be incurred on any such Participating Partnership's behalf except for the consummation of the termination, liquidation, and winding up of its affairs as provided herein or in its certificate and agreement of limited partnership, as amended.

                  5. The distribution to each partner of each of the Participating Partnerships of a number of Units equal to such Partner's ratable share of the Units received by each Partnership of which he is a partner.

         This Plan, its implementation and consummation, are subject to the terms and conditions set forth in the Prospectus/Proxy Statement and the Consolidation Agreement.

         The General Partner, upon the adoption of this Plan, subject to its fiduciary duty and obligation to the limited partners of the Partnerships, is hereby authorized on behalf of each of the Participating Partnerships and is hereby granted specific authority to do all acts and things in the name of each of the Participating Partnerships necessary or appropriate in order to carry out this Plan, perform the Consolidation Agreement and complete the dissolution, winding up and termination of each Participating Partnership in accordance with this Plan and its certificate and agreement of limited partnership, as amended, including the execution and delivery of the Consolidation Agreement and such other agreements, certificates, documents, assignments and conveyances, and other instruments as may, in the General Partner's sole discretion, be required in order to effectuate and implement the foregoing.

                                                       EXHIBIT I to APPENDIX C

                             CONSOLIDATION AGREEMENT

     THIS AGREEMENT dated as of_____ , 1996 among ENEX CONSOLIDATED PARTNERS, L.P., a limited partnership formed under the laws of the State of New Jersey (the "Consolidated Partnership"), those ENEX OIL & GAS INCOME PROGRAM LIMITED PARTNERSHIPS AND ENEX INCOME AND RETIREMENT FUND LIMITED PARTNERSHIPS that have executed this Agreement or a counterpart hereof (the "Participating Partnerships") and ENEX RESOURCES CORPORATION, a Delaware corporation and the general partner of the Consolidated Partnership and the Participating Partnerships (the "General Partner").

                                    RECITALS

     This Agreement sets forth the terms upon which the Consolidated Partnership will acquire the operations and assets of the Participating Partnerships in exchange for units of limited partnership interest in the Consolidated Partnership ("Units"), if all of the conditions of the proposed consolidation are met. Unless otherwise defined herein, capitalized terms used herein shall have the same meaning as defined and used in the Prospectus/Proxy Statement of the Consolidated Partnership dated _____, 1996 (the "Prospectus/Proxy Statement").

         The General Partner has submitted to the limited partners of each of the Participating Partnerships for their approval the proposal to adopt the Plan of Consolidation (the "Plan") to which this Agreement is annexed as an Exhibit.

         Pursuant to the Plan, which has been adopted by the limited partners of each of the Participating Partnerships, each of the Participating Partnerships has amended its certificate and agreement of limited partnership in order to consolidate its operations and assets into the Consolidated Partnership and thereafter to dissolve and terminate.

                                    AGREEMENT

         In  consideration  of  the  mutual  promises   contained  herein,   the
Consolidated Partnership, the Participating Partnerships and the General Partner hereby agree as follows:

                                    ARTICLE I
                              ACQUISITION OF ASSETS

         1.1 Transfer of Assets. Each Participating Partnership shall assign, convey, transfer and deliver to the Consolidated Partnership and the Consolidated Partnership shall accept from each Participating Partnership, effective as of the last day of the month during which the limited partners of the Participating Partnerships approve the Plan of Consolidation, at 11:59 P.M. local time at the location of each property and asset (the "Effective Date"), or such other date and time as may be agreed upon by the Consolidated Partnership and such Participating Partnership, all of the properties and assets of each Participating Partnership, without limitation and wherever situated (such properties and assets being hereinafter referred to as the "Assets"), including:

                  (a) all interests in and rights in respect of oil, gas, mineral and related properties and assets of any kind and nature, direct or indirect, including working interests, royalties, overriding royalties, production payments, other non-working interests and non-operating interests, contract rights, debt instruments, and equity interests in joint ventures, partnerships, corporations and other entities, including but not limited to common and preferred stock, debentures, bonds and other securities of every kind and nature and unrelated assets coincidentally acquired in connection with the acquisition of the foregoing assets; all interests in and rights in respect of oil, gas and other minerals and hydrocarbons or revenues therefrom and all contracts in connection therewith and claims and rights thereto (including without limitation all oil and gas leases and interests thereunder, mineral leases and interests thereunder, surface interests, fee interests, reversionary interests, royalties, overriding royalties, reservations and concessions), all easements, rights of way, licenses, permits, leases and other interests associated with, appurtenant to or necessary for the operation of any of the foregoing, and all interests in equipment and machinery (including without limitation well equipment and machinery), oil and gas transmission or storage facilities (including without limitation tanks, tank batteries, pipelines and gathering systems), camps, water plants, electric plants, gasoline and gas processing plants, refineries and other tangible personal property and fixtures associated with, appurtenant to or necessary for the operation of any of the foregoing, all of which assets are hereinafter referred to as the "Oil and Gas Interests";

                  (b) all pipe, fittings, supplies, inventory, materials, machinery, equipment and other tangible personal property and fixtures not included in the Oil and Gas Interests;

                  (c) all title opinions and reports, abstracts of title, status reports, leases, deeds, unitization agreements, pooling agreements, operating agreements, division orders, transfer orders, permits, certifications, licenses, participation agreements, partnership agreements, and other contracts, agreements, documents and instruments pertaining in any manner to the Oil and Gas Interests or any other Assets, to the operations thereof, to the title thereto, or to any other aspect of the business of the Participating Partnerships, and all rights of the Participating Partnerships under all of such leases, deeds, orders, permits, certifications, licenses, agreements, contracts and other documents and instruments;

                 (d) all production records, maps, engineering data, geological and geophysical data, logs and similar material;

                  (e) all books of account, ledgers, files and other records and data pertaining in any manner to any of the Assets or the operation thereof, or to any other aspect of the business of the Participating Partnerships;

                  (f) all claims, rights, warranties, covenants, representations and causes of action (including without limitation those from or with respect to predecessors in title or interest of the Participating Partnerships) which relate to any of the Assets; and

                  (g) all cash, accounts receivable, prepaid expenses, investments and other assets of the Participating Partnerships.

         1.2 Encumbrances. All Assets transferred pursuant to Section 1.1 hereof shall be transferred subject to all liens, claims and encumbrances burdening the Assets at the Effective Date, including but not limited to mortgages, security interests, royalties, overriding royalties, production payments, contract rights, reversionary interests, easements, rights of way, licenses, permits, unitization and pooling agreements, operating agreements and other contracts and agreements pertaining in any manner to the Oil and Gas Interests.

                                   ARTICLE II
                            CONSIDERATION FOR ASSETS

         2.1 Units of Limited Partnership Interest in the Consolidated Partnership. As consideration for the Assets of each Participating Partnership, at the Closing (as defined in Section 5.2 hereof) the Consolidated Partnership shall issue to each Participating Partnership the number of Units in the Consolidated Partnership determined in accordance with the provisions described in the section of the Prospectus/Proxy Statement captioned "THE PROPOSED CONSOLIDATION" and the Amended Articles of Limited Partnership of the Consolidated Partnership shall provide for the allocation of the Consolidated Partnership's costs and revenues in the manner described in the section of the Prospectus/Proxy Statement captioned "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues." The manner of the disposition of Units to the Partners of each Participating Partnership shall be as set forth in the Prospectus/Proxy Statement and in accordance with the certificates and agreements of limited partnership of the Participating Partnerships.

         2.2 Assumption of Debts and Liabilities by the Consolidated Partnership. In connection with the transfer of the Assets described in Section 1.1, the Consolidated Partnership shall assume and pay, perform, fulfill and discharge all of the debts, obligations, liabilities (except for amounts owed to the General Partner) and agreements of each Participating Partnership, whether direct or contingent, and indemnify each Participating Partnership against the liabilities and losses described in the Assumption and Indemnification Agreement referred to in Section 5.2 below.

         2.3 Dissenters' Rights. A limited partner of a Participating Partnership who votes against approval of the Plan may demand cash in lieu of Units in an amount equal to the exchange value of such limited partner's Interests pursuant to the following terms and conditions. Failure to take any action required below will result in a termination or waiver of these dissenters' rights.

                  1. A limited partner electing to exercise dissenters' rights must (a) deliver to the General Partner, before the limited partners vote on the Plan, a written notice of intention to demand a cash payment (a "Dissenter's Notice") that is made by or on behalf of the person who is the limited partner of record of the Interests for which such dissenters' rights are demanded and (b) vote AGAINST approval of the Plan. The demand must be delivered to the General Partner at its offices at 800 Rockmead Drive, Three Kingwood Place, Kingwood, Texas 77339. A Dissenter's Notice must reasonably inform the General Partner of the identity of the limited partner of record and of such limited partner's intention to demand cash for his Interests. A Proxy and Ballot left blank or simply voting against approval of the Plan does not constitute a Dissenter's Notice.

                  2. Only the limited partner of record of Interests is entitled to demand dissenters' rights for the Interests registered in that limited partner's name. The Dissenter's Notice must be executed by or for the limited partner of record, fully and correctly, as the limited partner's name appears on the Proxy and Ballot mailed to the limited partner. If the Interests are owned of record in a fiduciary capacity, such as by a trustee, guardian, or custodian, the Dissenter's Notice should be executed in that capacity. If the Interests are owned of record by more than one person, as in a joint tenancy or tenancy in common, the Dissenter's Notice should be executed by or for all owners. An authorized agent, including one of two or more joint owners, may execute the Dissenter's Notice for a limited partner of record; however, the agent must identify the owner or owners of record and expressly disclose the fact that, in executing the Dissenter's Notice, the agent is acting as agent for the owner or owners of record.

                  3. Within thirty (30) days after the effective date of the Consolidation, the General Partner will send a notice of the effectiveness of the Consolidation to each limited partner of a Participating Partnership who satisfied the foregoing conditions prior to the vote of the limited partners at the Meetings.

                  4. Each such limited partner may deliver to the General Partner a written demand for a cash payment for his Interests (a "Dissenter's Demand") at any time thereafter and before the expiration of 120 days after the effective date of the Consolidation.

                  5. A limited partner will lose the right to receive cash in lieu of Units if no Dissenter's Demand from him is received by the General Partner within 120 days after the Effective Date, or if a limited partner delivers to the General Partner a written withdrawal of such limited partner's Dissenter's Demand and an acceptance of the Consolidation, except that any such attempt to withdraw made more than 60 days after the effective date of the Consolidation shall require the General Partner's written approval. If dissenters' rights are not perfected or a demand for dissenters' rights is withdrawn, a limited partner will be entitled to receive the consideration otherwise payable pursuant to the Plan, (i.e., Units issued by the Consolidated Partnership).


                                   ARTICLE III
                        REPRESENTATIONS AND WARRANTIES OF
                                          THE PARTICIPATING PARTNERSHIPS

         Each of the Participating Partnerships represents and warrants as follows with respect to such Participating Partnership:

                  (a) Such Participating Partnership has all requisite power and authority to own, operate and lease its properties and other assets, to carry on its business as now being conducted in the place or places where such properties and other assets are now owned or leased or such business is now conducted and to enter into and perform all of the provisions of this Agreement.

                  (b) The balance sheets of such Participating Partnership at December 31, 1995 and 1994, as included in the combined balance sheets of Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships and the notes thereto, examined by Deloitte & Touche, independent certified public accountants, and the unaudited balance sheets of such Participating Partnership at , 1996 and 1995, as included in the combined balance sheets of Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships, fairly present such Participating Partnership's financial condition as of such dates and, to the General Partner's best information, knowledge and belief, are complete and correct in all material respects, and such balance sheets show all of the material liabilities and commitments, direct and contingent, of such Participating Partnership as of such dates.

                  (c) The statements of operations of such Participating Partnership as included in the combined statements of operations of Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships, for the fiscal years ended December 31, 1995 and 1994 and the notes thereto, examined by the aforesaid independent certified public accountants, and the unaudited statements of operations of such Participating Partnership included in the compilation for the -month periods ended 1996 and 1995 included in the combined statements of operation of Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships, fairly present the results of such Participating Partnership's operations for those periods and, to the General Partner's best knowledge, information, and belief, are complete and correct in all material respects.

                  (d) The books of account of such Participating Partnership fairly and in all material respects reflect such Participating Partnership's income, expenses, assets, liabilities and commitments since December 31, 1995, in accordance with generally accepted accounting principles consistently applied. Such Participating Partnership has conducted its operations according to the ordinary and usual course of business and has paid all of its obligations as they have become due.

                  (e) Such Participating Partnership does not have any material liabilities, obligations, commitments or debts, whether direct or contingent, which are not disclosed in the financial statements and books of account referred to above.

                  (f) To the best of the General Partner's knowledge, information and belief, such Participating Partnership has good title to substantially all of the value of its Oil and Gas Interests which were used in determining the exchange value of such Participating Partnership. The term "good title" means title which generally would be acceptable for oil and gas properties in the particular area where the applicable properties are located for the particular type of properties involved (e.g., producing or nonproducing). The term "good title" includes title subject to defects and irregularities which are not likely to interfere materially with the benefit and enjoyment of production from the properties or which, in accordance with generally prevailing standards of the oil and gas industry, can reasonably be accepted in light of the value of the properties affected.

                  (g) Since the acquisition of such Participating Partnership's Oil and Gas Interests on behalf of such Participating Partnership, said Oil and Gas Interests have been administered and maintained (and, to the extent that the General Partner has acted as operator thereof, operated) by the General Partner on behalf of such Participating Partnership in a reasonable manner and in accordance with generally prevailing standards of the oil and gas industry.

         The warranties and representations made herein shall remain in effect until, but shall not survive, the Closing.

                                  ARTICLE IV
                              CONDITIONS PRECEDENT

                  4.1       Conditions.  The following requirements are
                   conditions precedent to completion of the consolidation:

                  The Consolidation will not take place unless

                            (a)  the  proposed   Consolidation  is  approved  by
                  limited partners of at least six (6) Partnerships whose assets, together with the exchange value of those Interests exchanged for Units pursuant to the exchange offer described in the Prospectus/Proxy Statement under "THE PROPOSED CONSOLIDATION - The Exchange Offer", have an aggregate exchange value of $10 million or more;

                            (b) the consolidation contemplated hereby shall not
                  violate any order, decree or judgment of any court or governmental body having jurisdiction;

                            (c) no development or change occurs, or is discovered, in the business or properties of one or more of the Partnerships that approve the transaction, or in the applicable regulatory or tax structure, or otherwise, that would materially adversely affect the business, properties or prospects of the Consolidated Partnership, but that would not also affect the Partnerships generally in the same manner or to the same extent;

                            (d) all necessary governmental and third party
                  permits, consents and other approvals have been obtained;

                            (e) there is no pending or threatened legal action
                 challenging or seeking to prevent the consummation of the Consolidation; and

                            (f) the representations and warranties of the Participating Partnerships contained in or given in connection with this Agreement shall have been true and correct when made and shall be true and correct as of the Closing Date.

                  If condition (c) is not met with respect to one or more of the Partnerships that approve the consolidation, and the withdrawal of such Partnership or Partnerships from the Consolidated Partnership would not have a material adverse effect on the Consolidated Partnership, the General Partner may, in its sole discretion, either form the Consolidated Partnership without including the assets of the Partnership or Partnerships which do not meet condition (c) or resolicit the limited partners of such Partnership or Partnerships and the limited partners of the Participating Partnerships and include such Partnership or Partnerships in the Consolidated Partnership if the requisite percentage of resolicited Partners approve the consolidation based upon exchange values which give effect to the changed circumstances. If the exchange value of any Partnership determined at the time of transfer has changed by less than 15% from the exchange value set forth herein, such change will not be deemed material. Conversely, any change in exchange value of 15% or more will be deemed material. In addition, the General Partner may, in its discretion, elect to cancel the consolidation if "dissenters' rights" (as described in the Prospectus/Proxy Statement under "THE PROPOSED CONSOLIDATION - Terms of the Consolidation - Dissenters' Rights") are exercised by limited partners holding more than 10% of the aggregate exchange value of all the Partnerships that participate in the Consolidation or if, in its judgment, the Consolidation is rendered

                                      C-I-5
impracticable or inadvisable by war or other calamity or a material adverse change in general market or economic conditions.

                  4.2 Benefit of Conditions. The conditions set forth in Section 4.1(f) are for the sole benefit of the Consolidated Partnership and may be waived, in whole or in part, by the General Partner on behalf of the Consolidated Partnership in its sole discretion in writing.

                  4.3 General Partner's Determination Final. Any determination by the General Partner concerning the events and matters set forth in Section
4.1 above will be final and binding on all parties.

                                    ARTICLE V
                                     CLOSING

                  5.1 Closing Date. The Closing Date with respect to each Participating Partnership shall be on the Effective Date, or thereafter on such other date and time as may be determined by the General Partner in its sole discretion.

                  5.2 Closing. The closing of the proposed Consolidation and the transactions contemplated hereunder (the "Closing") shall be held at the offices of the General Partner at 800 Rockmead Dr., Kingwood, Texas or at such other place as may be agreed upon by the parties. At the Closing:

                            (a)   Each Participating Partnership shall deliver
                             to the Consolidated Partnership:

                                  (i) such  deeds,  assignments,  bills of sale,
                            conveyances and other instruments necessary to convey, transfer and assign to the Consolidated Partnership good and marketable title to the Assets, and

                                  (ii) exclusive possession of all the Assets, including without limitation the leases, agreements, maps, books, papers and other records of such Participating Partnership referred to in Section 1.1 of this Agreement.

                            (b) The  Consolidated  Partnership  shall  issue and
                  deliver to each Participating Partnership the number of Units in the Consolidated Partnership determined in accordance with the provisions of Section 2.1 of this Agreement.

                            (c) The Consolidated Partnership and each Participating Partnership shall execute and deliver to each other an assumption and indemnification agreement substantially in the form attached hereto as Exhibit I-A (the "Assumption and Indemnification Agreement").

                  5.3 Independent Obligations. The obligation of each Participating Partnership that has executed this Agreement or a counterpart hereof to complete the Consolidation with respect to such Participating Partnership is independent of, and not conditioned upon, the execution of this Agreement or a counterpart hereof by any other Participating Partnership or the completion of the Consolidation with respect to such other Participating Partnership, except to the extent provided in Section 4.1(a).

                                      C-I-6

                  IN WITNESS WHEREOF, this Agreement has been signed by the General Partner, the Consolidated Partnership and the Participating Partnerships, as of the date first written above.


ENEX RESOURCES CORPORATION               ENEX CONSOLIDATED PARTNERS, L.P.

                                         By:   ENEX RESOURCES CORPORATION
                                               General Partner

By:                                      By:

Title:                                   Title:


ENEX PROGRAM I PARTNERS, L.P.           ENEX OIL & GAS INCOME PROGRAM II-7, L.P.

By:ENEX RESOURCES CORPORATION            By: ENEX RESOURCES CORPORATION
   General Partner                              General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM II-8, L.P.ENEX OIL & GAS INCOME PROGRAM II-9, L.P.

By:ENEX RESOURCES CORPORATION            By: ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM II-10,L.P. ENEX  OIL & GAS INCOME  PROGRAM III -
                                         Series 1, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM III -
Series 2, L.P.                           Series 3, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


                                      C-I-7

ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM III -
Series 4, L.P.                           Series 5, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM III -
Series 6, L.P.                           Series 7, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM IV -
Series 8, L.P.                           Series 1, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM IV -       ENEX OIL & GAS INCOME PROGRAM IV -
Series 2, L.P.                                             Series 4, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM IV -       ENEX OIL & GAS INCOME PROGRAM IV -
Series 5, L.P.                           Series 6, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:




                                      C-I-8

ENEX OIL & GAS INCOME PROGRAM IV -        ENEX OIL & GAS INCOME PROGRAM V -
Series 7, L.P.                            Series 1, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX OIL & GAS INCOME PROGRAM V -         ENEX OIL & GAS INCOME PROGRAM V -
Series 2, L.P.                            Series 3, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX OIL & GAS INCOME PROGRAM V -         ENEX OIL & GAS INCOME PROGRAM V -
Series 4, L.P.                            Series 5, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX OIL & GAS INCOME PROGRAM VI -        ENEX INCOME AND RETIREMENT FUND -
Series 1, L.P.                            Series 1, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX INCOME AND RETIREMENT FUND -         ENEX INCOME AND RETIREMENT FUND -
Series 2, L.P.                            Series 3, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:




                                      C-I-9

ENEX 88-89 INCOME AND RETIREMENT            ENEX 88-89 INCOME AND RETIREMENT
FUND - Series 5, L.P.                       FUND - Series 6, L.P.

By:ENEX RESOURCES CORPORATION               By:ENEX RESOURCES CORPORATION
   General Partner                             General Partner

By:                                          By:

Title:                                       Title:


ENEX 88-89 INCOME AND RETIREMENT             ENEX 90-91 INCOME AND RETIREMENT
FUND - Series 7, L.P.                        FUND - Series 1, L.P.

By:ENEX RESOURCES CORPORATION                By:ENEX RESOURCES CORPORATION
   General Partner                              General Partner

By:                                          By:

Title:                                       Title:


ENEX 90-91 INCOME AND RETIREMENT             ENEX 90-91 INCOME AND RETIREMENT
FUND - Series 2, L.P.                        FUND - Series 3, L.P.

By:ENEX RESOURCES CORPORATION                By:ENEX RESOURCES CORPORATION
   General Partner                              General Partner

By:                                          By:

Title:                                       Title:





                                     C-I-10

                                                       EXHIBIT I-A to APPENDIX C

                    ASSUMPTION AND INDEMNIFICATION AGREEMENT

     THIS AGREEMENT dated as of _____, 1996, between Enex Consolidated Partners, L.P., a limited partnership formed under the laws of the State of New Jersey (the "Consolidated Partnership"), and those Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnerships that have executed this Agreement or a counterpart hereof (the "Participating Partnerships").

                                    RECITALS

     The Consolidated Partnership is acquiring the property and assets of the Participating Partnerships pursuant to a Consolidation Agreement dated as of ______, 1996 (the "Consolidation Agreement"), among the Consolidated Partnership, the Participating Partnerships and Enex Resources Corporation, a Delaware corporation and the general partner of the Consolidated Partnership and the Participating Partnerships (the "General Partner"), as of the "Effective Date" (as defined in the Consolidation Agreement). In connection with such consolidation, the Consolidated Partnership has agreed to assume the debts, obligations, liabilities (except for amounts owed to the General Partner) and agreements of the Participating Partnerships and to indemnify the Participating Partnerships against certain liabilities and losses.

                                    AGREEMENT

     In consideration of such consolidation, the Consolidated Partnership and the Participating Partnerships hereby agree as follows:

                            1.  Assumption  of  Obligations.   The  Consolidated
                  Partnership hereby assumes and agrees to pay, perform, fulfill and discharge, within the time such payment or performance is due, all debts, obligations, liabilities (except for amounts owed to the General Partner) and agreements of the Participating Partnerships. The foregoing assumption is a continuing assumption and shall remain in full force and effect until the payment or discharge of all debts, obligations, liabilities and agreements of the Participating Partnerships.

                            2. Indemnification. The Consolidated Partnership agrees to indemnify, defend and hold harmless the Participating Partnerships and their partners from, against and with respect to any claim, obligation, liability, loss, damage, assessment, cost, expense, action, suit, proceeding, or demand, of any kind or character (including, without limitation, reasonable attorneys' fees and expenses) and costs and expenses reasonably incurred in investigating, preparing or defending any litigation or claim, arising out of or relating to or attributable to:

                                  (a) any failure of the Consolidated Partnership to pay, perform, fulfill or discharge any debt, obligation, liability or agreement assumed by the Consolidated Partnership under paragraph 1 of this Agreement, or

                                  (b) any failure of the Consolidated Partnership to perform or observe any covenant, agreement or condition to be performed or observed by it under the Consolidation Agreement.

                  IN WITNESS WHEREOF, the Consolidated Partnership and the Participating Partnerships have executed this Agreement, with effect as of the day and year first above written.

                        ENEX CONSOLIDATED PARTNERS, L.P.

                         By: ENEX RESOURCES CORPORATION,
                             General Partner

                         By:
                         Title:


                                     C-I-A-1

ENEX PROGRAM I PARTNERS, L.P.           ENEX OIL & GAS INCOME PROGRAM II-7, L.P.

By:ENEX RESOURCES CORPORATION            By: ENEX RESOURCES CORPORATION
   General Partner                              General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM II-8, L.P.ENEX OIL & GAS INCOME PROGRAM II-9, L.P.

By:ENEX RESOURCES CORPORATION            By: ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM II-10,L.P. ENEX  OIL & GAS INCOME  PROGRAM III -
                                         Series 1, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM III -
Series 2, L.P.                           Series 3, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM III -
Series 4, L.P.                           Series 5, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


                                    C-I-A-2

ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM III -
Series 6, L.P.                           Series 7, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM III -      ENEX OIL & GAS INCOME PROGRAM IV -
Series 8, L.P.                           Series 1, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM IV -       ENEX OIL & GAS INCOME PROGRAM IV -
Series 2, L.P.                                             Series 4, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM IV -       ENEX OIL & GAS INCOME PROGRAM IV -
Series 5, L.P.                           Series 6, L.P.

By:ENEX RESOURCES CORPORATION            By:ENEX RESOURCES CORPORATION
   General Partner                          General Partner

By:                                      By:

Title:                                   Title:


ENEX OIL & GAS INCOME PROGRAM IV -        ENEX OIL & GAS INCOME PROGRAM V -
Series 7, L.P.                            Series 1, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:



                                     C-I-A-3

ENEX OIL & GAS INCOME PROGRAM V -         ENEX OIL & GAS INCOME PROGRAM V -
Series 4, L.P.                            Series 5, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX OIL & GAS INCOME PROGRAM VI -        ENEX INCOME AND RETIREMENT FUND -
Series 1, L.P.                            Series 1, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX INCOME AND RETIREMENT FUND -         ENEX INCOME AND RETIREMENT FUND -
Series 2, L.P.                            Series 3, L.P.

By:ENEX RESOURCES CORPORATION             By:ENEX RESOURCES CORPORATION
   General Partner                           General Partner

By:                                       By:

Title:                                    Title:


ENEX 88-89 INCOME AND RETIREMENT            ENEX 88-89 INCOME AND RETIREMENT
FUND - Series 5, L.P.                       FUND - Series 6, L.P.

By:ENEX RESOURCES CORPORATION               By:ENEX RESOURCES CORPORATION
   General Partner                             General Partner

By:                                          By:

Title:                                       Title:


                                     C-I-A-4

ENEX 88-89 INCOME AND RETIREMENT             ENEX 90-91 INCOME AND RETIREMENT
FUND - Series 7, L.P.                        FUND - Series 1, L.P.

By:ENEX RESOURCES CORPORATION                By:ENEX RESOURCES CORPORATION
   General Partner                              General Partner

By:                                          By:

Title:                                       Title:


ENEX 90-91 INCOME AND RETIREMENT             ENEX 90-91 INCOME AND RETIREMENT
FUND - Series 2, L.P.                        FUND - Series 3, L.P.

By:ENEX RESOURCES CORPORATION                By:ENEX RESOURCES CORPORATION
   General Partner                              General Partner

By:                                          By:

Title:                                       Title:


                                     C-I-A-5

                                                                      APPENDIX D
                          AMENDMENTS TO THE AGREEMENTS
                          OF LIMITED PARTNERSHIP OF THE
                        ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                              LIMITED PARTNERSHIPS

                  The following amendments to the Agreement of Limited Partnership ("Agreement") of each Enex Oil & Gas Income Program and Enex Income and Retirement Fund Limited Partnership (the "Partnerships") that is eligible to become a party to the Consolidation Agreement attached as Exhibit I to the Plan (as defined below) by virtue of being listed in the Prospectus/Proxy Statement to which these amendments are annexed as Appendix D (the "Prospectus/Proxy Statement") under "SUMMARY - Partnerships subject to Consolidation" are being proposed by the General Partner for adoption by the limited partners of each Partnership.

                  1. Section 2.3 or 2.4 of the Agreement, as the case may be, which sets forth the purpose and business of the Partnership, is hereby amended by the addition of a new paragraph at the end thereof, appropriately sub-lettered, as the case may be, to read in full as follows:

                            "The  preceding  provisions  of this  Section to the
                  contrary notwithstanding, the purpose and business of the Partnership is to transfer its assets and its liabilities to Enex Consolidated Partners, L.P., a New Jersey limited partnership (the "Consolidated Partnership"), pursuant to the provisions, and subject to the terms and conditions, of the Plan of Consolidation annexed as Appendix C to the Consolidated Partnership's Prospectus/Proxy Statement dated ______, 1995 (the "Plan"), in exchange for units of limited partnership interest in the Consolidated Partnership ("Units") and, thereafter, to dissolve and terminate in accordance with the provisions of the Plan and Article XI of this Agreement."

                  2. Section 11.1 of the Agreement, which sets forth the events causing dissolution of the Partnership, is hereby amended by the addition of a new paragraph at the end thereof, appropriately sub-lettered, to read in full as follows.

                            "Notwithstanding  the  foregoing  provisions of this
                  Section 11.1, the Partnership shall dissolve on the Effective Date (as defined in the Consolidation Agreement annexed as Exhibit I to the Plan referred to in Section [23 or 24 (as the case may be)] above), whereupon the Partnership will be terminated in accordance with the provisions of the Plan and this Article XI."

                  3. Section 11.2 of the Agreement, which sets forth the procedures for the liquidation of the Partnership, is hereby amended by the addition of new paragraphs (d), (e), (f) and (g) to read in full as follows:

                            (d)  Immediately  preceding the Effective  Date, the
                  General Partner shall contribute all of the notes receivable and accounts receivable it is owed by the Partnerships to the capital of the Partnership as a capital contribution and the General Partner's capital account shall be adjusted accordingly.

                            (e) Notwithstanding the foregoing provisions of this
                  Section 11.2, upon the liquidation of the Partnership pursuant to the Plan, the Units received by the Partnership in exchange for its assets and liabilities shall be distributed in kind to the Partners in proportion to the balances in their respective capital accounts [as provided in Table 13 in Appendix A to the Prospectus/Proxy Statement].

                            (f) Notwithstanding anything to the contrary contained in this Agreement, the General Partner shall have full, exclusive and complete discretion and power fully to implement the Plan on behalf of the Partnership and to take all necessary actions and steps in the name of the Partnership in order to consummate the Plan and the dissolution, winding up and termination of the Partnership in accordance with the Plan and this Article 11, including the execution and delivery of the Consolidation Agreement referred to in paragraph
                  Section 11.1, the execution and filing of a certificate of amendment to the Partnership's certificate of limited partnership and/or a certificate of dissolution of the Partnership and such other agreements, certificates, documents, assignments and conveyances, and other instruments as may be necessary in order to effectuate and implement the foregoing.

                            (g) To the extent that any of the  provisions of the
                  final paragraph of Section 2.3 or 2.4, as the case may be, the final paragraph of Section 11.1, paragraphs (d), (e) and (f) of this Section 11.2 or this paragraph (g) are inconsistent with any other provisions of this Agreement with respect to duration and termination of the Partnership or otherwise, the terms, conditions and provisions of such paragraphs shall be superseding and shall govern. If, for any reason, the Plan is not effectuated or the Consolidation contemplated thereunder is not consummated, whether by reason of an abandonment prior to completion or otherwise, the provisions of the paragraphs referred to in the preceding sentence shall be deemed a nullity, without any force or effect, and the Partnership shall not dissolve and terminate.

                          ENEX PROGRAM I PARTNERS, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $4.41 per $500 Interest in the next four quarters after the Consolidation versus $3.22 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , and in Appendix A to the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.


         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are currently generally allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In many cases, however, such revenues and costs are allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification  of Property  Interests:  The Subject  Partnership  now
holds  interests  in 13  acquisitions  and in 131  oil and  526  gas  wells.  In addition, the Partnership owns interests in two gas plants. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, pro portionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment.

Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 513,472 barrels of oil, condensate and natural gas liquids reserves and 5,074,789 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $11,526,471 and $6,727,191, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $13,158. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended

June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A
Enex Program I Partners, L.P.
Calculation of Exchange Value
As of June 30, 1996

Fair Market Value of                                          Number of Units in
Oil & Gas Reserves (1)                                        Enex Consolidated
Property Name:                                   Amount        Partners, L.P.

     Dent                                           $195,634
     Choate                                          528,238
     Grass Island                                     55,846
     Blackhawk                                         7,262
     Shell                                           179,310
     Arnold & Woolf                                  106,630
     Second Bayou                                    387,414
     Schlensker                                      162,062
     Esperance Point                                  10,308
     Lake Cocodrie                                   198,084
     East Seven Sisters                              711,907
     HNG                                           1,509,920
     Comite                                            4,272
                                                -------------
  Subtotal - Property                              4,056,887

Cash & cash equivalents                               36,660

Accounts receivable                                  475,367

Other current assets                                 408,572
                                                -------------

Subtotal - assets                                  4,977,486

Less:
Liabilities to third parties                         142,230

                                                -------------
Partnership Exchange Value                         4,835,256           483,526

Less:
Liability to General Partner                          13,158             1,316

General Partner Capital Balance                      997,542            99,754

Attributable to GP's revenue interest (2)                  -
                                                -------------  ----------------

Exchange value attributable
to Limited Partners                               $3,824,556           382,456
                                                =============  ================

Exchange value per $500
   Interest                                           $19.75              2.04
                                                =============  ================

Percentage of total units in the
Consolidated Partnership allocated to
this Partnership                                                         34.95%
                                                               ================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                          ENEX PROGRAM I PARTNERS, L.P.

                                      --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      ----------------------------------------------
                                         June 30, 1996       1995            1994           1993
Reimbursement of expenses paid to GP         $413,520        $766,060        $905,091      $691,946

Net debt repaid to GP                          13,827          58,342         (13,246)      (41,718)

Cash distributions paid to GP as GP                 -               -               -             -

Cash distributions paid to GP as LP           203,428         388,080               -             -

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      ----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP         $318,028        $393,756        $531,107      $363,727

Cash distributions paid to GP as GP (1)             -               -               -             -

Cash distributions paid to GP as LP (2)       375,107         678,175         523,632       751,005

----------------------------------------------------------------------------

                                     TABLE C
             Summary      of Cash  Distributions  paid to Limited  Partners ENEX
                          PROGRAM I PARTNERS, L.P.

                               Six Months
HISTORICAL                        Ended                                      Year Ended December 31,
                                             ----------------------------------------------------------------------------
                              June 30, 1996       1995            1994            1993           1992          1991
Cash Distributions (3)              $382,158        $730,913               -               -             -             -

                               Six Months      Year Ended
PRO FORMA                         Ended       December 31,
                              June 30, 1996       1995

Cash Distributions (4)           $583,931      $1,055,719

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                    ENEX OIL & GAS INCOME PROGRAM II-7, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS --The Proposed Consolidation" in the Prospectus/Proxy Statement.




         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "-Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.


         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $20.63 per $500 Interest in the next four quarters after the Consolidation versus $20.27 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer- lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables in the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.


         Voting Rights . The limited partners of the Consolidated Partnership may, by vote of a majority in interest (subject to certain conditions), remove the General Partner and may, by a vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership, however, allows the limited partners to elect additional or successor general partners by a vote of a majority in interest but do not provide a right to vote on the removal of the General Partner. See "THE

CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.


         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are currently generally allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In many cases, however, such revenues and costs are allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         State of Formation. The Subject Partnership was formed in, and is subject to the laws of, the State of Texas. The Consolidated Partnership was formed in, and is subject to the laws of, the State of New Jersey. See "THE CONSOLIDATED PARTNERSHIP--Applicability of the New Jersey Act" in the Prospectus/Proxy Statement.


See Table A for the calculation of exchange values and allocation of Units for the Subject Partnership. See Table B for the General Partner's compensation and distribution history for the most recent three fiscal years and six months ended June 30, 1996 and Table C for limited partner distributions for the most recent five fiscal years and six months ended June 30, 1996.


         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


         Expanded Reserve Base: Currently, the Partnership has 124,035 barrels of oil, condensate and natural gas liquids reserves and 164,350 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,914,856 and $1,198,895, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $3,352. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis.

See   "THE    PROPOSED    CONSOLIDATION--Method    of    Determining    Exchange
Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.

         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program II-7, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                         Number of Units in
Oil & Gas Reserves (1)                                       Enex Consolidated
Property Name:                                    Amount      Partners, L.P.

     Concord                                         $799,720

Cash on Hand                                           22,991

Accounts Receivable                                    42,011

Other current assets                                    3,416
                                               ---------------

Fair Market Value of Assets                           868,138

Less:
Liabilities to third parties                            7,732

                                               ---------------
Partnership Exchange Value                            860,406          86,041

Less:
Liability to General Partner                            3,352             335

General Partner Capital Balance                        37,630           3,763

Attributable to GP's revenue interest (2)                   -
                                               ---------------  --------------

Exchange value attributable
to Limited Partners                                  $819,424          81,942
                                               ===============  ==============

Exchange value per $500
   Interest                                            $92.39            9.24
                                               ===============  ==============

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                 6.22%
                                                                 ==============


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM II - SERIES 7, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30,1996        1995            1994            1993

Reimbursement of expenses paid to GP          $20,174         $29,430         $35,086        $23,717

Net debt repaid to GP                          49,745          97,935          33,092         90,659

Cash distributions paid to GP as GP                 -               -               -          8,524

Cash distributions paid to GP as LP            11,618          13,732          16,456          9,277

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP          $15,516         $15,128         $20,589        $12,468

Cash distributions paid to GP as GP (1)             -               -               -              -

Cash distributions paid to GP as LP (2)        31,436          56,836          43,884         62,940

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM II - SERIES 7, L.P.

                        Six Months
HISTORICAL                  Ended                      Year Ended December 31,
                                       -------------------------------------------------------------------------------
                        June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)         $49,674         $61,555        $110,944        $162,375       $191,302        $267,389

                         Six Months      Year Ended
PRO FORMA                   Ended       December 31,
                        June 30, 1996       1995

Cash Distributions (4)        $103,180        $186,545

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                     ENEX OIL & GAS INCOME PROGRAM II-8 L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS --The Proposed Consolidation" in the Prospectus/Proxy Statement.

         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the

Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "-Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.


         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $21.10 per $500 Interest in the next four quarters after the Consolidation versus $10.12 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables in the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

         Voting Rights . The limited partners of the Consolidated Partnership may, by vote of a majority in interest (subject to certain conditions), remove the General Partner and may, by a vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership, however, allows the limited partners to elect additional or successor general partners by a vote of a majority in interest but do not provide a right to vote on the removal of the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are currently generally allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In many cases, however, such revenues and costs are allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         State of Formation. The Subject Partnership was formed in, and is subject to the laws of, the State of Texas. The Consolidated Partnership was formed in, and is subject to the laws of, the State of New Jersey. See "THE CONSOLIDATED PARTNERSHIP--Applicability of the New Jersey Act" in the Prospectus/Proxy Statement.

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


         Expanded Reserve Base: Currently, the Partnership has 94,950 barrels of oil, condensate and natural gas liquids reserves and 125,812 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,465,849 and $917,771, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $80,747 If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis.

See   "THE    PROPOSED    CONSOLIDATION--Method    of    Determining    Exchange
Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.

         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the

General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED
CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).

For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                                   TABLE A
Enex Oil & Gas Income Program II-8, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                      Number of Units in
Oil & Gas Reserves (1)                                    Enex Consolidated
Property Name:                                Amount        Partners, L.P.

     Concord                                    $612,197

Cash & cash equivalents                           20,304

Accounts receivable                               32,160

Other current assets                               2,616
                                              -----------

Subtotal - assets                                667,277

Less:
Liabilities to third parties                       6,001

                                              -----------
Partnership Exchange Value                       661,276               66,128

Less:
Liability to General Partner                      80,747                8,075

General Partner Capital Balance                   26,277                2,628

Attributable to GP's revenue interest(2)              -
                                              -----------   ------------------

Exchange value attributable
to Limited Partners                             $554,252               55,425
                                              ===========   ==================

Exchange value per $500
   Interest                                       $94.53                 9.45
                                              ===========   ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                 4.78%
                                                            ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM II - SERIES 8, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $17,572         $25,183        $28,915         $21,691

Net debt repaid to GP                          33,834          67,769         30,083          85,606

Cash distributions paid to GP as GP                 -               -              -           6,049

Cash distributions paid to GP as LP            10,361          12,396         13,069          12,722

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $13,515         $12,945        $16,968         $11,403

Cash distributions paid to GP as GP (1)             -               -              -               -

Cash distributions paid to GP as LP (2)        34,009          61,488         47,476          68,091

-------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM II - SERIES 8, L.P.

                          Six Months
HISTORICAL                   Ended                   Year Ended December 31,
                                        -------------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)          $37,306         $47,631         $66,212       $110,436        $135,536        $196,808

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $78,858        $142,571

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                     ENEX OIL & GAS INCOME PROGRAM II-9 L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS --The Proposed Consolidation" in the Prospectus/Proxy Statement and Table

A annexed to this supplement.


         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "-Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.


     Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $18.24 per $500 Interest in the next four quarters after the Consolidation versus $14.31 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables in the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

         Voting Rights . The limited partners of the Consolidated Partnership may, by vote of a majority in interest (subject to certain conditions), remove the General Partner and may, by a vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership, however, allows the limited partners to elect additional or successor general partners by a vote of a majority in interest but do not provide a right to vote on the removal of the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are currently generally allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In many cases, however, such revenues and costs are allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

         State of Formation. The Subject Partnership was formed in, and is subject to the laws of, the State of Texas. The Consolidated Partnership was formed in, and is subject to the laws of, the State of New Jersey. See "THE CONSOLIDATED PARTNERSHIP--Applicability of the New Jersey Act" in the Prospectus/Proxy Statement.

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


         Expanded Reserve Base: Currently, the Partnership has 56,592 barrels of oil, condensate and natural gas liquids reserves and 74,986 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $873,665 and $547,004, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June30, 1996 the Partnership owes the General Partner $124,920. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis.

See   "THE    PROPOSED    CONSOLIDATION--Method    of    Determining    Exchange
Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.

         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the six most recent fiscal years and the six months ended June30, 1996 and what such amounts would have been had the

Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the three months ended June30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program II-9, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                            Amount            Partners, L.P.

     Concord                                 $364,877

Cash & cash equivalents                        14,450

Accounts receivable                            19,167

Other current assets                            1,558
                                         -------------

Subtotal - assets                             400,052

Less:
Liabilities to third parties                    3,695

                                         -------------
Partnership Exchange Value                    396,357                39,636

Less:
Liability to General Partner                  114,340                11,434

General Partner Capital Balance                28,069                 2,807

Attributable to GP's revenue interest (2)           -
                                         -------------     -----------------

Exchange value attributable
to Limited Partners                          $253,948                25,395
                                         =============     =================

Exchange value per $500
   Interest                                    $83.16                  8.36
                                         =============     =================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                               2.87%
                                                           =================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM II - SERIES 9, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $14,162         $18,704        $20,761         $19,005

Net debt repaid to GP                          12,753          40,508         15,755          43,965

Cash distributions paid to GP as GP                 -               -              -           2,903

Cash distributions paid to GP as LP             4,983           5,296          8,385           8,634

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $10,892          $9,614        $12,183          $9,991

Cash distributions paid to GP as GP (1)             -               -              -               -

Cash distributions paid to GP as LP (2)        25,666          46,402         35,828          51,386

-----------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM II - SERIES 9, L.P.

                            Six Months
HISTORICAL                     Ended                       Year Ended December 31,
                                          -------------------------------------------------------------------------------
                           June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)            $19,146         $22,141         $42,686        $57,849         $80,899        $109,242

                            Six Months      Year Ended
PRO FORMA                      Ended       December 31,
                           June 30, 1996       1995

Cash Distributions (4)            $47,124         $85,199

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                    ENEX OIL & GAS INCOME PROGRAM II-10 L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS --The Proposed Consolidation" in the Prospectus/Proxy Statement.

         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the

Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "-Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the

Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

         Voting Rights . The limited partners of the Consolidated Partnership may, by vote of a majority in interest (subject to certain conditions), remove the General Partner and may, by a vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership, however, allows the limited partners to elect additional or successor general partners by a vote of a majority in interest but do not provide a right to vote on the removal of the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are currently generally allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In many cases, however, such revenues and costs are allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

         State of Formation. The Subject Partnership was formed in, and is subject to the laws of, the State of Texas. The Consolidated Partnership was formed in, and is subject to the laws of, the State of New Jersey. See "THE CONSOLIDATED PARTNERSHIP--Applicability of the New Jersey Act" in the Prospectus/Proxy Statement.

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.

The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS AND OTHER CONSIDERATIONS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 71,355 barrels of oil, condensate and natural gas liquids reserves and 94,547 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,101,578 and $689,700, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $121,636. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis.

See   "THE    PROPOSED    CONSOLIDATION--Method    of    Determining    Exchange
Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.

         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS" in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the

Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program II-10, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                   Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount      Partners, L.P.

     Concord                                 $460,063

Cash & cash equivalents                        15,434

Accounts receivable                            24,168

Other current assets                            1,966
                                            ----------

Subtotal - assets                             501,631

Less:
Liabilities to third parties                    4,577

                                            ----------
Partnership Exchange Value                    497,054                49,705

Less:
Liability to General Partner                  121,636                12,164

General Partner Capital Balance                27,800                 2,780

Attributable to GP's revenue interest (2)           -
                                            ----------    ------------------

Exchange value attributable
to Limited Partners                          $347,618                34,762
                                            ==========    ==================

Exchange value per $500
   Interest                                    $88.76                  8.88
                                            ==========    ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                               3.59%
                                                          ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM II - SERIES 10, L.P.


                                        ---------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $15,463         $21,179         $23,897        $20,037

Net debt repaid to GP                            30,213          45,945          23,321         64,832

Cash distributions paid to GP as GP                   -               -               -          3,879

Cash distributions paid to GP as LP               5,855           5,691           7,824          9,103

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $11,893         $10,887         $14,023        $10,533

Cash distributions paid to GP as GP (1)               -               -               -              -

Cash distributions paid to GP as LP (2)          28,485          51,501          39,764         57,031

-----------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM II - SERIES 10, L.P.

                         Six Months
HISTORICAL                  Ended                      Year Ended December 31,
                                       -------------------------------------------------------------------------------
                        June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)         $27,427         $28,251         $47,085         $77,035       $105,007        $138,686

                         Six Months      Year Ended
PRO FORMA                   Ended       December 31,
                        June 30, 1996       1995

Cash Distributions (4)         $59,476        $107,530

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                      ENEX OIL & GAS INCOME PROGRAM III - Series 1, L.P.
                                  (the "Subject Partnership")

                   SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                             AND ENEX OIL & GAS INCOME PROGRAM AND
                                ENEX INCOME AND RETIREMENT FUND
                                        PROXY STATEMENT
                                 Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

        Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

        Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

        Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




        Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $0.73 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

        Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

        Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

        Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

        Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

        Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

        State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

        General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
        1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

        Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

        Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


        Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

        Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

        Expanded Reserve Base: Currently, the Partnership has 43,090 barrels of oil, condensate and natural gas liquids reserves and 57,096 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $665,232 and $416,503, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


        Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $228,689. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


        General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

        Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

        Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program III - Series 1, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                 Number of Units in
Oil & Gas Reserves (1)                               Enex Consolidated
Property Name:                              Amount     Partners, L.P.

     Concord                               $277,827

Cash & cash equivalents                       3,747

Accounts receivable                          14,595

Other current assets                          1,186
                                           ---------

Subtotal - assets                           297,355

Less:
Liabilities to third parties                  2,892

                                           ---------
Partnership Exchange Value                  294,463                28,670

Less:
Liability to General Partner                228,689                22,869

General Partner Capital Balance              48,290                 4,829

Attributable to GP's revenue interest (2)     7,767
                                           ---------    ------------------

Exchange value attributable
to Limited Partners                          $9,717                   972
                                           =========    ==================

Exchange value per $500
   Interest                                   $3.26                  0.33
                                           =========    ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             2.07%
                                                        ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM III- SERIES 1, L.P.


                                        ----------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        ------------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $12,693         $18,820         $20,907         $19,451

Net debt repaid to GP                            25,463          35,877          21,146         (84,444)

Cash distributions paid to GP as GP                   -               -               -           6,049

Cash distributions paid to GP as LP                   -               -               -          12,722

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        ------------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP             $9,762          $9,674         $12,269         $10,225

Cash distributions paid to GP as GP (1)             874           1,580           1,220           1,750

Cash distributions paid to GP as LP (2)          34,486          62,350          48,141          69,046

---------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 1, L.P.

                                       Six Months
HISTORICAL                               Ended                                      Year Ended December 31,
                                                    -------------------------------------------------------------------------------
                                     June 30, 1996       1995            1994            1993            1992            1991

Cash Distributions (3)                            -               -               -         $13,420         $15,730        $67,795

                                       Six Months     Year Ended
PRO FORMA                                Ended       December 31,
                                     June 30, 1996       1995

Cash Distributions (4)                      $34,583         $62,525

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 2, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $2.81 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 61,702 barrels of oil, condensate and natural gas liquids reserves and 81,757 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $952,558 and $596,398, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $303,238. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program III - Series 2, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Concord                                  $397,826

Cash & cash equivalents                          7,697

Accounts receivable                             20,899

Other current assets                             1,700
                                            -----------

Subtotal - assets                              428,122

Less:
Liabilities to third parties                     4,008

                                            -----------
Partnership Exchange Value                     424,114                41,293

Less:
Liability to General Partner                   303,238                30,324

General Partner Capital Balance                 55,844                 5,584

Attributable to GP's revenue interest (2)       11,188
                                            -----------    ------------------

Exchange value attributable
to Limited Partners                            $53,844                 5,384
                                            ===========    ==================

Exchange value per $500
   Interest                                     $12.61                  1.26
                                            ===========    ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                2.98%
                                                           ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 2, L.P.


                                          --------------------------------------------------------------
HISTORICAL                                 Six Months                      Year Ended
                                              Ended                       December 31,
                                                         -----------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP             $14,863         $22,943         $26,065        $21,140

Net debt repaid to GP                             27,548          57,502          34,728       (109,154)

Cash distributions paid to GP as GP                    -               -               -          2,134

Cash distributions paid to GP as LP                    -               -               -          1,211

PRO FORMA                                  Six Months                      Year Ended
                                              Ended                       December 31,
                                                         -----------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP             $11,431         $11,793         $15,295        $11,113

Cash distributions paid to GP as GP (1)            1,383           2,501           1,931          2,769

Cash distributions paid to GP as LP (2)           44,821          81,035          62,569         89,738

-------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 2, L.P.

                                        Six Months
HISTORICAL                                 Ended                    Year Ended December 31,
                                                      --------------------------------------------------------------------------
                                       June 30, 1996       1995            1994          1993            1992           1991

Cash Distributions (3)                       -               -               -         $19,240        $25,820         $98,295

                                        Six Months      Year Ended
PRO FORMA                                  Ended       December 31,
                                       June 30, 1996       1995

Cash Distributions (4)                        $49,405         $89,322

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 3, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $16.38 per $500 Interest in the next four quarters after the Consolidation versus $13.52 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 10,725 oil and 189 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 94,019 barrels of oil, condensate and natural gas liquids reserves and 123,304 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,446,413 and $908,112, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $126,212. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program III - Series 3, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Concord                                   $599,993
     Larto Lake                                   4,455
                                         ---------------
  Subtotal - Property                           604,448

Cash & cash equivalents                          21,311

Accounts receivable                              34,021

Other current assets                              2,562
                                         ---------------

Subtotal - assets                               662,342

Less:
Liabilities to third parties                     12,356

                                         ---------------
Partnership Exchange Value                      649,986              63,079

Less:
Liability to General Partner                    126,212              12,621

General Partner Capital Balance                  36,164               3,616

Attributable to GP's revenue interest (2)        19,185
                                         ---------------  ------------------

Exchange value attributable
to Limited Partners                            $468,425              46,843
                                         ===============  ==================

Exchange value per $500
   Interest                                      $73.08                7.31
                                         ===============  ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                               4.56%
                                                          ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 3, L.P.

                                        ---------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $16,289         $35,848         $42,274        $39,589

Net debt repaid to GP                            27,884          51,669          19,243         54,011

Cash distributions paid to GP as GP               7,035           5,408           6,981         14,078

Cash distributions paid to GP as LP               6,158           6,841           6,334          5,900

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $12,528         $18,426         $24,807        $20,811

Cash distributions paid to GP as GP (1)           2,236           4,042           3,121          4,477

Cash distributions paid to GP as LP (2)          31,359          56,695          43,775         62,784

----------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 3, L.P.

                                        Six Months
HISTORICAL                                 Ended                                      Year Ended December 31,
                                                      --------------------------------------------------------------------------
                                       June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)                        $38,968         $48,695         $62,865        $126,771       $142,600        $225,565

                                        Six Months      Year Ended
PRO FORMA                                  Ended       December 31,
                                       June 30, 1996       1995

Cash Distributions (4)                        $75,818        $137,075

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 4, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $2.75 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in three acquisition and in 11 oil and 11 gas wells. After the Consolidation, if all Partnerships participate,a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 27,493 barrels of oil, condensate and natural gas liquids reserves and 375,969 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,020,079 and $400,997, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $166,587. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program III - Series 4, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Shana                                    $18,438
     Pecan Island                             188,678
     Corkscrew                                 28,402
                                              --------
  Subtotal - Property                         235,518

Cash & cash equivalents                         4,016

Accounts receivable                            18,899

Other current assets                            4,344
                                              --------

Subtotal - assets                             262,777

Less:
Liabilities to third parties                   14,382

                                              --------
Partnership Exchange Value                    248,395             24,617

Less:
Liability to General Partner                  166,587             16,659

General Partner Capital Balance                12,916              1,292

Attributable to GP's revenue interest (2)       2,223
                                              --------            -------

Exchange value attributable
to Limited Partners                           $66,669              6,667
                                              ========            =======

Exchange value per $500
   Interest                                    $12.32               1.23
                                              ========            =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.78%
                                                                  =======


(1) As determined by H. J. Gruy and Associates, Inc. See "THE PROPOSED CONSOLIDATION - Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 4, L.P.

                                        --------------------------------------------------------------
HISTORICAL                               Six Months                      Year Ended
                                            Ended                       December 31,
                                                       -----------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $11,889         $27,484         $31,710        $36,063

Net debt repaid to GP                           (3,916)         11,663         (17,477)         2,202

Cash distributions paid to GP as GP                  -             750           4,402          6,971

Cash distributions paid to GP as LP                  -             800           3,425          1,713

PRO FORMA                                Six Months                      Year Ended
                                            Ended                       December 31,
                                                       -----------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $9,144         $14,127         $18,608        $18,957

Cash distributions paid to GP as GP (1)            263             476             367            527

Cash distributions paid to GP as LP (2)         21,867          39,535          30,526         43,781

------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 4, L.P.

                         Six Months
HISTORICAL                  Ended                      Year Ended December 31,
                                       -------------------------------------------------------------------------------
                        June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)               -          $6,756         $39,577         $62,677       $112,566        $156,975

                         Six Months      Year Ended
PRO FORMA                   Ended       December 31,
                        June 30, 1996       1995
Cash Distributions (4)         $27,362         $49,470

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 5, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $2.16 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in four acquisition and in 61 oil and 17 gas wells. After the Consolidation, if all Partnerships participate,a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 77,688 barrels of oil, condensate and natural gas liquids reserves and 99,397 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $480,819 and $367,689, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $136,767. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program III - Series 5, L.P.
Calculation of Exchange Value
As of June 30, 1996

Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Corkscrew                                 $85,204
     Michigan                                   18,910
     Enexco                                      7,244
     RIC                                       106,622
                                              ---------
  Subtotal - Property                          217,980

Cash & cash equivalents                          4,515

Accounts receivable                             42,662

Other current assets                            36,833
                                              ---------

Subtotal - assets                              301,990

Less:
Liabilities to third parties                    11,517

                                              ---------
Partnership Exchange Value                     290,473             27,782

Less:
Liability to General Partner                   136,767             13,677

General Partner Capital Balance                 36,513              3,651

Attributable to GP's revenue interest (2)       12,655
                                              ---------           --------

Exchange value attributable
to Limited Partners                           $104,538             10,454
                                              =========           ========

Exchange value per $500
   Interest                                      $9.68               0.97
                                              =========           ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             2.01%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 5, L.P.


                                         --------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $20,133         $43,150        $51,440         $42,562

Net debt repaid to GP                           (30,366)         62,092        (38,250)         (3,578)

Cash distributions paid to GP as GP                   -           4,552          9,691          15,521

Cash distributions paid to GP as LP                   -           6,294         10,942           9,445

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $15,484         $22,180        $30,185         $22,374

Cash distributions paid to GP as GP (1)           1,397           2,525          1,950           2,797

Cash distributions paid to GP as LP (2)          24,499          44,293         34,199          49,050

--------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 5, L.P.

                          Six Months
HISTORICAL                   Ended                        Year Ended December 31,
                                        --------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)                -         $40,957         $87,202       $139,691        $259,582        $512,310

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995
Cash Distributions (4)          $29,833         $53,936

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 6, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $6.01 per $500 Interest in the next four quarters after the Consolidation versus $2.42 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in five acquisitions and in 67 oil and 24 gas wells. After the Consolidation, if all Partnerships participate,a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 67,879 barrels of oil, condensate and natural gas liquids reserves and 196,975 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $602,714 and $461,542, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $82,561. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program III - Series 6, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.


     Corkscrew                                 $59,642
     Michigan                                   14,546
     Enexco                                      9,056
     RIC                                       133,278
     Barnes Estate                              36,232
                                              ---------
  Subtotal - Property                          252,754

Cash & cash equivalents                          5,015

Accounts receivable                             39,404

Other current assets                            44,961
                                              ---------

Subtotal - assets                              342,134

Less:
Liabilities to third parties                     9,670

                                              ---------
Partnership Exchange Value                     332,464            31,787

Less:
Liability to General Partner                    82,561             8,256

General Partner Capital Balance                 64,584             6,458

Attributable to GP's revenue interest (2)       14,591
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $170,728            17,073
                                              =========           =======

Exchange value per $500
   Interest                                     $26.93              2.69
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            2.30%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 6, L.P.

                                                      ---------------------------------------------------------------
HISTORICAL                                              Six Months                      Year Ended
                                                           Ended                       December 31,
                                                                      -----------------------------------------------
                                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP                          $21,062         $44,914         $53,610        $43,269

Net debt repaid to GP                                          41,821          79,619          (3,967)        (5,626)

Cash distributions paid to GP as GP                                 -           4,697          10,598         13,018

Cash distributions paid to GP as LP                                 -           5,840           9,650          6,070

PRO FORMA                                               Six Months                      Year Ended
                                                           Ended                       December 31,
                                                                      -----------------------------------------------
                                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP                          $16,199         $23,086         $31,459        $22,745

Cash distributions paid to GP as GP (1)                         1,566           2,831           2,186          3,135

Cash distributions paid to GP as LP (2)                        21,506          38,882          30,022         43,058

-------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 6, L.P.

                          Six Months
HISTORICAL                   Ended                                      Year Ended December 31,
                                        -------------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993            1992           1991
Cash Distributions (3)                -         $42,309         $95,464        $117,256       $184,250        $357,481

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995
Cash Distributions (4)          $33,253         $60,120

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 7, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $3.45 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in five acquisitions and in 67 oil and 24 gas wells. After the Consolidation, if all Partnerships participate,a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 48,751 barrels of oil, condensate and natural gas liquids reserves and 126,200 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $411,551 and $315,130, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $116,095. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program III - Series 7, L.P.
Calculation of Exchange Value
As of June 30, 1996

Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.



     Corkscrew                                $42,602
     Michigan                                  13,221
     Enexco                                     6,468
     RIC                                       95,198
     Barnes Estate                             18,116
                                              --------
  Subtotal - Property                         175,605

Cash & cash equivalents                         5,456

Accounts receivable                            27,940

Other current assets                           32,112
                                              --------

Subtotal - assets                             241,113

Less:
Liabilities to third parties                    7,200

                                              --------
Partnership Exchange Value                    233,913               22,363

Less:
Liability to General Partner                  116,095               11,610

General Partner Capital Balance                37,591                3,759

Attributable to GP's revenue interest (2)      10,282
                                              --------             --------

Exchange value attributable
to Limited Partners                           $69,945                6,995
                                              ========             ========

Exchange value per $500
   Interest                                    $15.45                 1.55
                                              ========             ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                              1.62%
                                                                    ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 7, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $17,528         $38,206        $45,263         $40,536

Net debt repaid to GP                          25,161          47,384        (12,845)         (2,119)

Cash distributions paid to GP as GP                 -           3,035          6,619           8,519

Cash distributions paid to GP as LP                 -           4,204          8,064           6,606

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $13,481         $19,638        $26,561         $21,309

Cash distributions paid to GP as GP (1)         1,108           2,003          1,547           2,218

Cash distributions paid to GP as LP (2)        19,961          36,089         27,865          39,965

-------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 7, L.P.

                         Six Months
HISTORICAL                  Ended                            Year Ended December 31,
                                       -------------------------------------------------------------------------------
                        June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)               -         $27,296         $59,549        $76,660        $130,701         $34,191

                         Six Months      Year Ended
PRO FORMA                   Ended       December 31,
                        June 30, 1996       1995

Cash Distributions (4)         $23,372         $49,003

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

              ENEX OIL & GAS INCOME PROGRAM III - Series 8, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $2.99 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in five acquisitions and in 67 oil and 24 gas wells. After the Consolidation, if all Partnerships participate,a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and in three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 57,793 barrels of oil, condensate and natural gas liquids reserves and 208,153 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $545,871 and $424,642, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $104,098. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program III - Series 8, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Corkscrew                                $68,164
     Michigan                                  16,728
     Enexco                                     3,104
     RIC                                       45,696
     Barnes Estate                             76,088
                                              --------
  Sub-total - Property                        209,780

Cash & cash equivalents                         9,765

Accounts receivable                            41,646

Other current assets                           17,329
                                              --------

Subtotal - assets                             278,520

Less:
Liabilities to third parties                   16,618

                                              --------
Partnership Exchange Value                    261,902             25,015

Less:
Liability to General Partner                  104,098             10,410

General Partner Capital Balance                49,707              4,971

Attributable to GP's revenue interest (2)      11,756
                                              --------            -------

Exchange value attributable
to Limited Partners                           $96,341              9,634
                                              ========            =======

Exchange value per $500
   Interest                                    $13.39               1.34
                                              ========            =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.81%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
               ENEX OIL & GAS INCOME PROGRAM III - SERIES 8, L.P.


                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP          $15,791         $35,074         $41,113        $39,164

Net debt repaid to GP                          46,071          40,248          (7,471)        (1,217)

Cash distributions paid to GP as GP                 -           1,820          11,607          9,421

Cash distributions paid to GP as LP                 -           2,237           9,252          3,787

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP          $12,145         $18,029         $24,126        $20,587

Cash distributions paid to GP as GP (1)         1,444           2,611           2,016          2,891

Cash distributions paid to GP as LP (2)        21,470          38,817          29,971         42,986

------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
               GAS INCOME PROGRAM III - SERIES 8, L.P.

                         Six Months
HISTORICAL                  Ended                      Year Ended December 31,
                                       -------------------------------------------------------------------------------
                        June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)               -         $16,381        $104,534         $84,836       $152,700        $348,314

                         Six Months      Year Ended
PRO FORMA                   Ended       December 31,
                        June 30, 1996       1995
Cash Distributions (4)         $30,023         $54,280

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM IV - Series 1, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $1.39 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

      Differences between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in three acquisitions and in 31 oil and 14 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 11,947 barrels of oil, condensate and natural gas liquids reserves and 240,498 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $478,667 and $379,689, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $58,084. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program IV - Series 1, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Michigan                                  $12,081
     Barnes Estate                              94,206
     Brighton                                   28,610

                                              ---------
  Sub-total - Property                         134,897

Cash & cash equivalents                          5,050

Accounts receivable                             15,276

Other current assets                             1,297
                                              ---------

Subtotal - assets                              156,520

Less:
Liabilities to third parties                     2,983

                                              ---------
Partnership Exchange Value                     153,537             14,332

Less:
Liability to General Partner                    58,084              5,808

General Partner Capital Balance                 45,027              4,503

Attributable to GP's revenue interest (2)       10,228
                                              ---------           --------

Exchange value attributable
to Limited Partners                            $40,198              4,020
                                              =========           ========

Exchange value per $500
   Interest                                      $6.21               0.62
                                              =========           ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             1.04%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM IV - SERIES 1, L.P.

                                        --------------------------------------------------------------
HISTORICAL                               Six Months                      Year Ended
                                            Ended                       December 31,
                                                       -----------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $12,050         $23,042         $27,614        $32,760

Net debt repaid to GP                           60,711          17,761           3,554         (3,738)

Cash distributions paid to GP as GP                  -             906          12,738         13,623

Cash distributions paid to GP as LP                  -             140           7,610          6,104

PRO FORMA                                Six Months                      Year Ended
                                            Ended                       December 31,
                                                       -----------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $9,268         $11,844         $16,204        $17,221

Cash distributions paid to GP as GP (1)          1,298           2,348           1,813          2,600

Cash distributions paid to GP as LP (2)         13,977          25,271          19,512         27,985

-------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM IV - SERIES 1, L.P.

                          Six Months
HISTORICAL                   Ended                           Year Ended December 31,
                                        --------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)               -          $8,164        $114,758        $122,737        $56,403        $281,854

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $19,002         $34,354

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM IV - Series 2, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $2.25 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

      Differences between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in three acquisitions and in 17 oil and 10 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 8,086 barrels of oil, condensate and natural gas liquids reserves and 164,573 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $303,435 and $243,254, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $16,336. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program IV - Series 2, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Barnes Estate                            $72,466
     Bagley                                    10,170
     Brighton                                  12,874

                                              --------
  Subtotal - Property                          95,510

Cash & cash equivalents                         2,855

Accounts receivable                            14,158

Other current assets                              529
                                              --------

Subtotal - assets                             113,052

Less:
Liabilities to third parties                    2,784

                                              --------
Partnership Exchange Value                    110,268             10,287

Less:
Liability to General Partner                   16,336              1,634

General Partner Capital Balance                36,841              3,684

Attributable to GP's revenue interest (2)       7,403
                                              --------            -------

Exchange value attributable
to Limited Partners                           $49,688              4,969
                                              ========            =======

Exchange value per $500
   Interest                                    $10.06               1.01
                                              ========            =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            0.74%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM IV - SERIES 2, L.P.

                                          --------------------------------------------------------------
HISTORICAL                                 Six Months                      Year Ended
                                              Ended                       December 31,
                                                         -----------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP             $10,190         $19,511         $23,176        $31,299

Net debt repaid to GP                             53,208          10,976          (2,873)         5,456

Cash distributions paid to GP as GP                    -             944           8,964          8,002

Cash distributions paid to GP as LP                    -           1,009           5,873          3,143

PRO FORMA                                  Six Months                      Year Ended
                                              Ended                       December 31,
                                                         -----------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP              $7,837         $10,029         $13,600        $16,453

Cash distributions paid to GP as GP (1)              976           1,765           1,363          1,955

Cash distributions paid to GP as LP (2)            8,488          15,346          11,849         16,994

----------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM IV - SERIES 2, L.P.

                          Six Months
HISTORICAL                   Ended                             Year Ended December 31,
                                        ---------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)                -          $8,491         $80,751         $72,079        $76,447        $219,580

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $14,251         $25,766

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM IV - Series 4, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $7.33 per $500 Interest in the next four quarters after the Consolidation versus $5.31 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

      Differences between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in two acquisitions and in 10,728 oil and 178 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 26,268 barrels of oil, condensate and natural gas liquids reserves and 112,299 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $558,514 and $385,380, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $80,645. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program IV - Series 4, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Concord                                  $135,862
     El Mac                                     25,155

                                              ---------
  Subtotal - Property                          161,017

Cash & cash equivalents                          7,951

Accounts receivable                             10,180

Other current assets                             1,040
                                              ---------

Subtotal - assets                              180,188

Less:
Liabilities to third parties                       966

                                              ---------
Partnership Exchange Value                     179,222            17,036

Less:
Liability to General Partner                    80,645             8,065

General Partner Capital Balance                  6,944               694

Attributable to GP's revenue interest (2)        8,876
                                              ---------           -------

Exchange value attributable
to Limited Partners                            $82,757             8,276
                                              =========           =======

Exchange value per $500
   Interest                                     $32.83              3.28
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.23%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM IV - SERIES 4, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $9,447         $18,093         $21,342        $30,687

Net debt repaid to GP                           4,543          18,801           9,549          7,495

Cash distributions paid to GP as GP             1,755           2,049           2,649          4,307

Cash distributions paid to GP as LP               828           1,900           1,958          1,534

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993
Reimbursement of expenses paid to GP           $7,266          $9,300         $12,524        $16,131

Cash distributions paid to GP as GP (1)         1,074           1,943           1,500          2,151

Cash distributions paid to GP as LP (2)        11,684          21,124          16,310         23,393

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM IV - SERIES 4, L.P.

                         Six Months
HISTORICAL                  Ended                                      Year Ended December 31,
                                       -------------------------------------------------------------------------------
                        June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)          $7,897         $18,440         $23,837         $38,786        $49,171        $107,405

                         Six Months      Year Ended
PRO FORMA                   Ended       December 31,
                        June 30, 1996       1995

Cash Distributions (4)         $20,522         $37,103

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM IV - Series 5, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $10.68 per $500 Interest in the next four quarters after the Consolidation versus $13.73 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

      Differences between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in three acquisitions and in 10,738 oil and 177 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 26,586 barrels of oil, condensate and natural gas liquids reserves and 226,088 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $506,455 and $378,630, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $6,915. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program IV - Series 5, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Concord                                   $64,677
     El Mac                                     32,894
     Speary                                    117,624

                                              ---------
  Subtotal - Property                          215,195

Cash & cash equivalents                         42,565

Accounts receivable                             56,662

Other current assets                             2,427
                                              ---------

Subtotal - assets                              316,849

Less:
Liabilities to third parties                    44,482

                                              ---------
Partnership Exchange Value                     272,367            25,409

Less:
Liability to General Partner                     6,915               692

General Partner Capital Balance                 29,114             2,911

Attributable to GP's revenue interest (2)       18,281
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $218,057            21,806
                                              =========           =======

Exchange value per $500
   Interest                                     $47.81              4.78
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.84%
                                                                  =========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM IV - SERIES 5, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $9,507         $18,314         $21,586        $30,782

Net debt repaid to GP                          14,418          52,122          96,772        (77,718)

Cash distributions paid to GP as GP             3,533           3,621           7,097          8,474

Cash distributions paid to GP as LP             1,793           2,973           5,022          2,884

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $7,312          $9,414         $12,667        $16,181

Cash distributions paid to GP as GP (1)         1,984           3,588           2,770          3,973

Cash distributions paid to GP as LP (2)         6,000          10,849           8,376         12,014

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM IV - SERIES 5, L.P.

                          Six Months
HISTORICAL                   Ended                                      Year Ended December 31,
                                        -------------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)          $18,799         $32,572         $63,874         $76,249       $127,865        $204,710

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $28,503         $51,532

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM IV - Series 6, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $6.19 per $500 Interest in the next four quarters after the Consolidation versus $1.84 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

      Differences between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in two acquisitions and in seven oil and one gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 16,748 barrels of oil, condensate and natural gas liquids reserves and 161,377 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $324,698 and $257,181, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $27,709. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program IV - Series 6, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     El Mac                                    $58,481
     Speary                                     83,198

                                              ---------
  Subtotal - Property                          141,679

Cash & cash equivalents                          9,589

Accounts receivable                             24,044

Other current assets                             1,195
                                              ---------

Subtotal - assets                              176,507

Less:
Liabilities to third parties                       872

                                              ---------
Partnership Exchange Value                     175,635            16,254

Less:
Liability to General Partner                    27,709             2,771

General Partner Capital Balance                 14,865             1,487

Attributable to GP's revenue interest (2)       13,097
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $119,964            11,996
                                              =========           =======

Exchange value per $500
   Interest                                     $27.73              2.77
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.17%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM IV - SERIES 6, L.P.

                                      --------------------------------------------------------------
HISTORICAL                             Six Months                      Year Ended
                                          Ended                       December 31,
                                                     -----------------------------------------------
                                      June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP         $10,065         $18,118        $19,173         $29,980

Net debt repaid to GP                         26,625          42,009         52,967         (38,006)

Cash distributions paid to GP as GP            3,844           3,255          5,659           6,607

Cash distributions paid to GP as LP            1,394           2,010          3,172           3,180

PRO FORMA                              Six Months                      Year Ended
                                          Ended                       December 31,
                                                     -----------------------------------------------
                                      June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP          $7,741          $9,313        $11,251         $15,760

Cash distributions paid to GP as GP (1)        1,499           2,710          2,092           3,001

Cash distributions paid to GP as LP (2)        6,753          12,209          9,427          13,520

------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM IV - SERIES 6, L.P.

                          Six Months
HISTORICAL                   Ended                                      Year Ended December 31,
                                        -------------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)          $20,008         $29,309         $50,967        $75,593        $130,407        $217,980

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $19,572         $35,385

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM IV - Series 7, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $11.28 per $500 Interest in the next four quarters after the Consolidation versus $15.88 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.




      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

      Differences between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Program in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in three acquisitions and in 92 oil and 35 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

      Expanded Reserve Base: Currently, the Partnership has 47,789 barrels of oil, condensate and natural gas liquids reserves and 520,078 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $595,983 and $417,057, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed no debt to the General Partner. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and (vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A
Enex Oil & Gas Income Program IV - Series 7, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     El Mac                                      $7,849
     Binger                                      44,752
     FEC                                        203,344

                                              ----------
  Subtotal - Property                           255,945

Cash & cash equivalents                          12,460

Accounts receivable                              33,337

Other current assets                              2,086
                                              ----------

Subtotal - assets                               303,828

Less:
Liabilities to third parties                     12,541

                                              ----------
Partnership Exchange Value                      291,287           27,458

Less:
Liability to General Partner                        828               83

General Partner Capital Balance                  20,864            2,086

Attributable to GP's revenue interest (2)        16,693
                                              ----------          -------

Exchange value attributable
to Limited Partners                            $252,902           25,290
                                              ==========          =======

Exchange value per $500
   Interest                                      $50.37             5.04
                                              ==========          =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.98%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM IV - SERIES 7, L.P.

                                         --------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $19,985         $38,114        $46,519         $38,977

Net debt repaid to GP                             2,403          72,178        (24,872)         21,057

Cash distributions paid to GP as GP               1,722           3,093         10,188          21,057

Cash distributions paid to GP as LP               1,936           3,025          6,087           7,036

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $15,370         $19,591        $27,298         $20,489

Cash distributions paid to GP as GP (1)           1,740           3,147          2,430           3,485

Cash distributions paid to GP as LP (2)           5,696          10,299          7,952          11,405

-------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM IV - SERIES 7, L.P.

                          Six Months
HISTORICAL                   Ended                             Year Ended December 31,
                                        ----------------------------------------------------------------------------
                         June 30,1996        1995            1994            1993           1992            1991

Cash Distributions (3)          $15,496         $27,856         $91,744       $189,652        $263,988        $285,856

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $28,883         $52,219

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                ENEX OIL & GAS INCOME PROGRAM V - Series 1, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $12.16 per $500 Interest in the next four quarters after the Consolidation versus $18.19 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated decrease is due to the fact that the Partnership's oil and gas reserves are concentrated in shorter-lived properties which have a greater cash flow in the next four quarters but whose production declines more rapidly than other oil and gas properties owned by other Partnerships, partially offset by savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.


         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right  of  Presentment.   The  Partnership  Agreement  of  the  Subject
Partnership provides that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. Instead, the Consolidated Partnership's Articles provide the limited partners with more frequent opportunities to cash in their investment because they will be given the annual opportunity to present their Units to the Consolidated Partnership for purchase at the price determined by the presentment formula (subject to a limit on the aggregate number of Units that may be presented in one year). In the General Partner's opinion, the prices yielded by the presentment formula closely approximate the estimated fair market values of Partnership properties as determined by Gruy. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in two acquisitions and in 89 oil and 32 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.

The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS AND OTHER CONSIDERATIONS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 34,407 barrels of oil, condensate and natural gas liquids reserves and 462,414 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $591,246 and $408,365, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed no debt to the General Partner. For those Partnerships that participate in the Consolidation, the General Partner will contribute the receivables from the Partnerships for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program V - Series 1, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                                                                Number of Units in
Oil & Gas Reserves (1)                                     Enex Consolidated
Property Name:                                Amount        Partners, L.P.

     Binger                                      $24,098
     FEC                                         231,812

                                             ------------
  Subtotal - Property                            255,910

Cash & cash equivalents                           19,326

Accounts receivable                               54,140

Other current assets                               4,186
                                             ------------

Subtotal - assets                                333,562

Less:
Liabilities to third parties                      35,754

                                             ------------
Partnership Exchange Value                       297,808              26,802

Less:
Liability to General Partner                       1,104                 110

General Partner Capital Balance                   21,353               2,135

Attributable to GP's revenue interest (2)         29,780
                                             ------------  ------------------

Exchange value attributable
to Limited Partners                             $245,571              24,557
                                             ============  ==================

Exchange value per $500
   Interest                                       $54.22                5.42
                                             ============  ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                               1.94%
                                                           ==================



(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

0

                                    TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 1, L.P.

                                      ---------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                           June 30, 1996       1995            1994           1993
Reimbursement of expenses paid to GP          $18,658         $37,479        $50,670         $46,554

Net debt repaid to GP                          (1,104)         68,520        (27,838)          7,992

Cash distributions paid to GP as GP             3,776           1,858          8,238          21,138

Cash distributions paid to GP as LP             2,374           1,710          2,579           5,392

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                           June 30, 1996       1995            1994           1993
Reimbursement of expenses paid to GP          $14,350         $19,265        $29,734         $24,472

Cash distributions paid to GP as GP (1)         3,338           6,035          4,660           6,684

Cash distributions paid to GP as LP (2)         5,831          10,543          8,140          11,675

-------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM V - SERIES 1, L.P.
                                          Six Months

HISTORICAL                   Ended                                      Year Ended December 31,
                                        -------------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993           1992            1991
Cash Distributions (3)          $21,255         $16,710         $74,158       $190,292        $236,671        $235,700

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $29,833         $53,936

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
       General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                ENEX OIL & GAS INCOME PROGRAM V - Series 2, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $6.66 per $500 Interest in the next four quarters after the Consolidation versus $8.56 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated decrease is due to the fact that the Partnership's oil and gas reserves are concentrated in shorter-lived properties which have a greater cash flow in the next four quarters but whose production declines more rapidly than other oil and gas properties owned by other Partnerships, partially offset by savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.


         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right  of  Presentment.   The  Partnership  Agreement  of  the  Subject
Partnership provides that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. Instead, the Consolidated Partnership's Articles provide the limited partners with more frequent opportunities to cash in their investment because they will be given the annual opportunity to present their Units to the Consolidated Partnership for purchase at the price determined by the presentment formula (subject to a limit on the aggregate number of Units that may be presented in one year). In the General Partner's opinion, the prices yielded by the presentment formula closely approximate the estimated fair market values of Partnership properties as determined by Gruy. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 39 oil and 32 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.

The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS AND OTHER CONSIDERATIONS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 13,882 barrels of oil, condensate and natural gas liquids reserves and 274,808 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $418,111 and $285,395, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $94,553. For those Partnerships that participate in the Consolidation, the General Partner will contribute the receivables from the Partnerships for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program V - Series 2, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                       Number of Units in
Oil & Gas Reserves (1)                                     Enex Consolidated
Property Name:                             Amount           Partners, L.P.

     FEC                                     $183,008

Cash & cash equivalents                         7,524

Accounts receivable                            20,843

Other current assets                            1,777
                                          ------------

Subtotal - assets                             213,152

Less:
Liabilities to third parties                    4,496

                                          ------------
Partnership Exchange Value                    208,656                 18,779

Less:
Liability to General Partner                   94,553                  9,455

General Partner Capital Balance                 4,607                    461

Attributable to GP's revenue interest (2)      20,865
                                          ------------     ------------------

Exchange value attributable
to Limited Partners                           $88,631                  8,863
                                          ============     ==================

Exchange value per $500
   Interest                                    $29.82                   2.98
                                          ============     ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                1.36%
                                                           ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 2, L.P.

                                       ----------------------------------------------------------------
HISTORICAL                               Six Months                      Year Ended
                                            Ended                       December 31,
                                                       ------------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $14,258         $29,114         $40,106         $43,069

Net debt repaid to GP                            4,246          22,113         (34,110)        (13,505)

Cash distributions paid to GP as GP              2,471           1,064           6,664          14,404

Cash distributions paid to GP as LP                720             758           3,047           4,333

PRO FORMA                                Six Months                      Year Ended
                                            Ended                       December 31,
                                                       ------------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $10,966         $14,965         $23,535         $22,640

Cash distributions paid to GP as GP (1)          2,407           4,315           3,360           4,819

Cash distributions paid to GP as LP (2)         11,450          20,702          15,984          22,925

-----------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM V - SERIES 2, L.P.

                         Six Months
HISTORICAL                 Ended                                      Year Ended December 31,
                                      -------------------------------------------------------------------------------
                       June 30, 1996       1995            1994            1993            1992            1991

Cash Distributions (3)        $13,692         $15,970         $74,079        $130,754        $155,427       $135,542

                         Six Months     Year Ended
PRO FORMA                  Ended       December 31,
                       June 30, 1996       1995

Cash Distributions (4)        $21,472         $38,820

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                ENEX OIL & GAS INCOME PROGRAM V - Series 3, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $13.33 per $500 Interest in the next four quarters after the Consolidation versus $10.12 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated decrease is due to the fact that the Partnership's oil and gas reserves are concentrated in shorter-lived properties which have a greater cash flow in the next four quarters but whose production declines more rapidly than other oil and gas properties owned by other Partnerships, partially offset by savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.


         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right  of  Presentment.   The  Partnership  Agreement  of  the  Subject
Partnership provides that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. Instead, the Consolidated Partnership's Articles provide the limited partners with more frequent opportunities to cash in their investment because they will be given the annual opportunity to present their Units to the Consolidated Partnership for purchase at the price determined by the presentment formula (subject to a limit on the aggregate number of Units that may be presented in one year). In the General Partner's opinion, the prices yielded by the presentment formula closely approximate the estimated fair market values of Partnership properties as determined by Gruy. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 39 oil and 29 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.

The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS AND OTHER CONSIDERATIONS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 13,111 barrels of oil, condensate and natural gas liquids reserves and 259,541 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $394,883 and $269,540, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $52,509. For those Partnerships that participate in the Consolidation, the General Partner will contribute the receivables from the Partnerships for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program V - Series 3, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                         Number of Units in
Oil & Gas Reserves (1)                                       Enex Consolidated
Property Name:                                Amount          Partners, L.P.

     FEC                                        $172,842


Cash & cash equivalents                            7,446

Accounts receivable                               19,683

Other current assets                               1,679
                                           --------------

Subtotal - assets                                201,650

Less:
Liabilities to third parties                       4,251

                                           --------------
Partnership Exchange Value                       197,399                17,767

Less:
Liability to General Partner                      52,509                 5,251

General Partner Capital Balance                    4,509                   451

Attributable to GP's revenue interest (2)         19,739
                                           --------------    ------------------

Exchange value attributable
to Limited Partners                             $120,642                12,064
                                           ==============    ==================

Exchange value per $500
   Interest                                       $59.72                  5.97
                                           ==============    ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                 1.28%
                                                             ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 3, L.P.

                                        ---------------------------------------------------------------
HISTORICAL                               Six Months                      Year Ended
                                            Ended                       December 31,
                                                       ------------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $13,514         $27,702         $38,368         $42,504

Net debt repaid to GP                            1,561          20,998         (22,210)        (14,770)

Cash distributions paid to GP as GP              2,168           1,337           3,139           9,134

Cash distributions paid to GP as LP              2,318           2,313           6,939          14,471

PRO FORMA                                Six Months                      Year Ended
                                            Ended                       December 31,
                                                       ------------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $10,394         $14,239         $22,515         $22,343

Cash distributions paid to GP as GP (1)          2,273           4,110           3,173           4,551

Cash distributions paid to GP as LP (2)          8,923          16,132          12,456          17,865

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM V - SERIES 3, L.P.

                         Six Months
HISTORICAL                 Ended                                      Year Ended December 31,
                                      -------------------------------------------------------------------------------
                       June 30, 1996       1995            1994            1993            1992            1991

Cash Distributions (3)        $11,832         $12,037         $39,064         $93,547        $104,181        $53,479

                         Six Months     Year Ended
PRO FORMA                  Ended       December 31,
                       June 30, 1996       1995

Cash Distributions (4)        $20,332         $36,759

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                ENEX OIL & GAS INCOME PROGRAM V - Series 4, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $60.51 per $500 Interest in the next four quarters after the Consolidation versus $55.16 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated decrease is due to the fact that the Partnership's oil and gas reserves are concentrated in shorter-lived properties which have a greater cash flow in the next four quarters but whose production declines more rapidly than other oil and gas properties owned by other Partnerships, partially offset by savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.


         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right  of  Presentment.   The  Partnership  Agreement  of  the  Subject
Partnership provides that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. Instead, the Consolidated Partnership's Articles provide the limited partners with more frequent opportunities to cash in their investment because they will be given the annual opportunity to present their Units to the Consolidated Partnership for purchase at the price determined by the presentment formula (subject to a limit on the aggregate number of Units that may be presented in one year). In the General Partner's opinion, the prices yielded by the presentment formula closely approximate the estimated fair market values of Partnership properties as determined by Gruy. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in two acquisition and in 63 oil and 7 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.

The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS AND OTHER CONSIDERATIONS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 186,823 barrels of oil, condensate and natural gas liquids reserves and 654,941 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $2,210,213 and $1,266,536, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $3,762. For those Partnerships that participate in the Consolidation, the General Partner will contribute the receivables from the Partnerships for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program V - Series 4, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                          Number of Units in
Oil & Gas Reserves (1)                                        Enex Consolidated
Property Name:                                   Amount        Partners, L.P.

     South Midway                                  $416,938
     Charlotte                                      404,398

                                                ------------
  Sub-total - Property                              821,336

Cash & cash equivalents                              68,119

Accounts receivable                                 101,891

Other current assets                                 10,201
                                                ------------

Subtotal - assets                                 1,001,547

Less:
Liabilities to third parties                         80,412

                                                ------------
Partnership Exchange Value                          921,135            82,903

Less:
Liability to General Partner                          3,762               376

General Partner Capital Balance                      24,563             2,456

Attributable to GP's revenue interest (2)            92,113
                                                ------------  ----------------

Exchange value attributable
to Limited Partners                                $800,697            80,070
                                                ============  ================

Exchange value per $500
   Interest                                         $278.49             27.10
                                                ============  ================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                5.99%
                                                              ================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 4, L.P.

                                      --------------------------------------------------------------
HISTORICAL                             Six Months                      Year Ended
                                          Ended                       December 31,
                                                     -----------------------------------------------
                                      June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP         $21,387         $55,674         $42,622        $50,211

Net debt repaid to GP                          2,082           6,390          (7,675)       (93,658)

Cash distributions paid to GP as GP           14,853          20,410          13,806         27,816

Cash distributions paid to GP as LP            8,091          13,798           7,185          5,630

PRO FORMA                              Six Months                      Year Ended
                                          Ended                       December 31,
                                                     -----------------------------------------------
                                      June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP         $16,449         $28,617         $25,011        $26,394

Cash distributions paid to GP as GP (1)       10,880          19,670          15,188         21,783

Cash distributions paid to GP as LP (2)       12,440          22,492          17,366         24,907

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash Distributions paid to Limited Partners
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 4, L.P.

                        Six Months
HISTORICAL                 Ended                                      Year Ended December 31,
                                      -------------------------------------------------------------------------------
                       June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)        $91,817        $183,690        $124,233        $250,338       $141,578          $5,321

                        Six Months      Year Ended
PRO FORMA                  Ended       December 31,
                       June 30, 1996       1995
Cash Distributions (4)        $97,480        $176,239


(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
       General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

                ENEX OIL & GAS INCOME PROGRAM V - Series 5, L.P.
                           (the "Subject Partnership")

            SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                      AND ENEX OIL & GAS INCOME PROGRAM AND
                         ENEX INCOME AND RETIREMENT FUND
                                 PROXY STATEMENT
                                  Dated , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


         Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

         Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

         Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




         Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $58.50 per $500 Interest in the next four quarters after the Consolidation versus $62.78 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated decrease is due to the fact that the Partnership's oil and gas reserves are concentrated in shorter-lived properties which have a greater cash flow in the next four quarters but whose production declines more rapidly than other oil and gas properties owned by other Partnerships, partially offset by savings in overhead expenses due to simplified managerial and administrative tasks. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

         Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

         Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.


         Federal Income Tax Consequences: The General Partner has received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

         State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

         General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

         Right  of  Presentment.   The  Partnership  Agreement  of  the  Subject
Partnership provides that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. Instead, the Consolidated Partnership's Articles provide the limited partners with more frequent opportunities to cash in their investment because they will be given the annual opportunity to present their Units to the Consolidated Partnership for purchase at the price determined by the presentment formula (subject to a limit on the aggregate number of Units that may be presented in one year). In the General Partner's opinion, the prices yielded by the presentment formula closely approximate the estimated fair market values of Partnership properties as determined by Gruy. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" in the Prospectus/Proxy Statement.

         Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."

         Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

         Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 47 oil and 70 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.

The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS AND OTHER CONSIDERATIONS--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.

         Expanded Reserve Base: Currently, the Partnership has 116,725 barrels of oil, condensate and natural gas liquids reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,304,311 and $966,991, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


         Working  Capital and Debt:  At June 30, 1996 the  Partnership  owed the
General   Partner  $4.  For  those   Partnerships   that   participate   in  the
Consolidation, the General Partner will contribute the receivables from the Partnerships for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


         General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

         Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

         Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Oil & Gas Income Program V - Series 5, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                          Number of Units in
Oil & Gas Reserves (1)                                        Enex Consolidated
Property Name:                                 Amount          Partners, L.P.

     Muldoon                                      $630,090

Cash & cash equivalents                             74,989

Accounts receivable                                 43,672

Other current assets                                 2,847
                                               ------------

Subtotal - assets                                  751,598

Less:
Liabilities to third parties                        10,751

                                               ------------
Partnership Exchange Value                         740,847               66,676

Less:
Liability to General Partner                             4                    0

General Partner Capital Balance                     21,389                2,139

Attributable to GP's revenue interest (2)           74,084
                                               ------------   ------------------

Exchange value attributable
to Limited Partners                               $645,370               64,537
                                               ============   ==================

Exchange value per $500
   Interest                                        $259.78                25.98
                                               ============   ==================

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                                   4.82%
                                                              ==================


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 5, L.P.

                                      --------------------------------------------------------------
HISTORICAL                             Six Months                      Year Ended
                                          Ended                       December 31,
                                                     -----------------------------------------------
                                      June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP         $29,540         $74,397         $62,540        $65,836

Net debt repaid to GP                          9,981           6,111         (13,463)       (68,658)

Cash distributions paid to GP as GP           10,715          16,874          16,485         19,933

Cash distributions paid to GP as LP            2,854           6,172           5,341          5,083

PRO FORMA                              Six Months                      Year Ended
                                          Ended                       December 31,
                                                     -----------------------------------------------
                                      June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP         $22,719         $38,241         $36,699        $34,608

Cash distributions paid to GP as GP (1)        8,740          15,801          12,200         17,498

Cash distributions paid to GP as LP (2)        8,332          15,064          11,631         16,682

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash Distributions paid to Limited Partners
                ENEX OIL & GAS INCOME PROGRAM V - SERIES 5, L.P.

                        Six Months
HISTORICAL                 Ended                                      Year Ended December 31,
                                      -------------------------------------------------------------------------------
                       June 30, 1996       1995            1994            1993            1992           1991

Cash Distributions (3)        $68,500        $151,850        $148,364        $195,317       $19,446          $5,321

                        Six Months      Year Ended
PRO FORMA                  Ended       December 31,
                       June 30, 1996       1995
Cash Distributions (4)        $78,288        $141,541

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
       General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX INCOME AND RETIREMENT FUND - SERIES 1, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $8.15 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in five acquisitions and in 7 oil and 33 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 12,022 barrels of oil, condensate and natural gas liquids reserves and 316,006 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $819,828 and $378,043, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $137,149. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Income and Retirement Fund - Series 1, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Larto Lake                                $13,365
     Deal                                       84,142
     Shana                                      36,876
     Pecan Island                               89,374
     Corinne                                     5,218

                                              ---------
  Subtotal - Property                          228,975

Cash & cash equivalents                          2,605

Accounts receivable                             19,360

Other current assets                                 -
                                              ---------

Subtotal - assets                              250,940

Less:
Liabilities to third parties                       260

                                              ---------
Partnership Exchange Value                     250,680             24,756

Less:
Liability to General Partner                   137,149             13,715

General Partner Capital Balance                 10,536              1,054

Attributable to GP's revenue interest (2)        3,118
                                              ---------           --------

Exchange value attributable
to Limited Partners                            $99,877              9,988
                                              =========           ========

Exchange value per $500
   Interest                                     $36.51               3.65
                                              =========           ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             1.79%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX INCOME AND RETIREMENT FUND - SERIES 1, L.P.

                                        ---------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $13,640         $27,335        $34,009         $29,733

Net debt repaid to GP                             1,445          82,971        (20,059)         10,233

Cash distributions paid to GP as GP                   -           1,015          7,447           9,850

Cash distributions paid to GP as LP                   -             717          4,414           3,379

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $10,491         $14,051        $19,957         $15,630

Cash distributions paid to GP as GP (1)             410             742            573             822

Cash distributions paid to GP as LP (2)          18,477          33,406         25,793          36,994

--------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions paid to Limited Partners ENEX INCOME
                AND RETIREMENT FUND - SERIES 1, L.P.

                           Six Months
HISTORICAL                    Ended                                   Year Ended December 31,
                                         ----------------------------------------------------------------------------
                          June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)                 -          $9,118         $67,029        $88,651         $65,680        $109,492

                           Six Months      Year Ended
PRO FORMA                     Ended       December 31,
                          June 30, 1996       1995

Cash Distributions (4)           $29,073         $52,562

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX INCOME AND RETIREMENT FUND - SERIES 2, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $20.71 per $500 Interest in the next four quarters after the Consolidation versus $3.55 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in five acquisitions and in 7 oil and 43 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 11,851 barrels of oil, condensate and natural gas liquids reserves and 409,701 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,005,177 and $456,184, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $17,424. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Income and Retirement Fund - Series 2, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.


     Shana                                     $36,876
     Pecan Island                              158,888
     Corinne                                    18,266
     East Cameron                               25,088
     Barnes Estate                              18,116

                                              ---------
  Subtotal - Property                          257,234

Cash & cash equivalents                          5,840

Accounts receivable                             36,775

Other current assets                                 -
                                              ---------

Subtotal - assets                              299,849

Less:
Liabilities to third parties                       325

                                              ---------
Partnership Exchange Value                     299,524            29,553

Less:
Liability to General Partner                    17,424             1,742

General Partner Capital Balance                 10,922             1,092

Attributable to GP's revenue interest (2)        3,981
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $267,197            26,720
                                              =========           =======

Exchange value per $500
   Interest                                     $89.57              8.96
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            2.14%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX INCOME AND RETIREMENT FUND - SERIES 2, L.P.


                                          ---------------------------------------------------------------
HISTORICAL                                  Six Months                     Year Ended
                                              Ended                       December 31,
                                                         ------------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP             $15,065         $30,041         $37,433         $30,861

Net debt repaid to GP                              3,424          50,279         (19,336)         22,902

Cash distributions paid to GP as GP                    -           2,471          13,133          14,067

Cash distributions paid to GP as LP                    -           4,251          16,839           8,398

PRO FORMA                                   Six Months                     Year Ended
                                              Ended                       December 31,
                                                         ------------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP             $11,587         $15,442         $21,966         $16,223

Cash distributions paid to GP as GP (1)              465             841             650             932

Cash distributions paid to GP as LP (2)           12,229          22,110          17,072          24,485

--------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions paid to Limited Partners ENEX INCOME
                AND RETIREMENT FUND - SERIES 2, L.P.

                          Six Months
HISTORICAL                   Ended                               Year Ended December 31,
                                        -------------------------------------------------------------------------
                         June 30, 1996       1995           1994            1993            1992            1991

Cash Distributions (3)                -        $22,236        $118,187        $126,600         $97,302        $153,733

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $32,873        $59,433

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX INCOME AND RETIREMENT FUND - SERIES 3, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $9.16 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in six acquisitions and in 23 oil and 33 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 4,488 barrels of oil, condensate and natural gas liquids reserves and 263,118 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $555,180 and $312,562, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $68,335. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating

Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED
PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

     At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A

Enex Income and Retirement Fund - Series 3, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Pecan Island                              $59,582
     Corinne                                    18,918
     East Cameron                               25,088
     Barnes Estate                              47,102
     Rigney                                      4,696
     Bagley                                      5,338

                                              ---------
  Subtotal - Property                          160,724

Cash & cash equivalents                          2,565

Accounts receivable                             40,015

Other current assets                                 -
                                              ---------

Subtotal - assets                              203,304

Less:
Liabilities to third parties                       292

                                              ---------
Partnership Exchange Value                     203,012            19,852

Less:
Liability to General Partner                    68,335             6,834

General Partner Capital Balance                  7,679               768

Attributable to GP's revenue interest (2)        4,496
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $122,502            12,250
                                              =========           =======

Exchange value per $500
   Interest                                     $41.00              4.10
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            1.43%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                           TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX INCOME AND RETIREMENT FUND - SERIES 3, L.P.

                                         --------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30,1996        1995            1994           1993

Reimbursement of expenses paid to GP            $15,560         $30,983        $38,590         $31,241

Net debt repaid to GP                            14,168          18,402          5,491          (6,082)

Cash distributions paid to GP as GP                   -           3,027         13,199          13,869

Cash distributions paid to GP as LP                   -           3,561          9,974           4,117

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP            $11,967         $15,926        $22,645         $16,423

Cash distributions paid to GP as GP (1)             552             998            770           1,105

Cash distributions paid to GP as LP (2)          11,585          20,946         16,172          23,195

-------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions paid to Limited Partners ENEX INCOME
                AND RETIREMENT FUND - SERIES 3, L.P.

                            Six Months
HISTORICAL                     Ended                                 Year Ended December 31,
                                          ----------------------------------------------------------------------------
                           June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)                  -         $27,228        $118,777       $124,820        $133,890        $185,418

                            Six Months      Year Ended
PRO FORMA                      Ended       December 31,
                           June 30, 1996       1995

Cash Distributions (4)            $21,852         $39,507

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

            ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 5, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $4.28 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in four acquisitions and in 8 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 6,089 barrels of oil, condensate and natural gas liquids reserves and 96,784 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $197,523 and $137,704, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $43,651. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating

Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED
PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

     At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex 88-89 Income and Retirement Fund - Series 5, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     El Mac                                   $15,478
     Speary                                    34,426
     Baywood II                                 1,024
     Wardner Ranch                             27,696

                                              --------
  Subtotal - Property                          78,624

Cash & cash equivalents                         6,654

Accounts receivable                            15,779

Other current assets                                -
                                              --------

Subtotal - assets                             101,057

Less:
Liabilities to third parties                      112

                                              --------
Partnership Exchange Value                    100,945             9,514

Less:
Liability to General Partner                   43,651             4,365

General Partner Capital Balance                 7,352               735

Attributable to GP's revenue interest (2)       5,792
                                              --------            ------

Exchange value attributable
to Limited Partners                           $44,150             4,415
                                              ========            ======

Exchange value per $500
   Interest                                    $19.19              1.92
                                              ========            ======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                           0.69%
                                                                  ======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
             ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 5, L.P.


                                          ---------------------------------------------------------------
HISTORICAL                                  Six Months                     Year Ended
                                              Ended                       December 31,
                                                         ------------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP              $5,603         $10,052         $10,814         $20,439

Net debt repaid to GP                             12,362          30,223           8,017         (14,220)

Cash distributions paid to GP as GP                    -             758           3,210           3,180

Cash distributions paid to GP as LP                    -             303             925             667

PRO FORMA                                   Six Months                     Year Ended
                                              Ended                       December 31,
                                                         ------------------------------------------------
                                          June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP              $4,310          $5,167          $6,346         $10,744

Cash distributions paid to GP as GP (1)              644           1,165              89           1,290

Cash distributions paid to GP as LP (2)            6,705          12,123           9,360          13,425

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX 88-89
             INCOME AND RETIREMENT FUND - SERIES 5, L.P.

                           Six Months
HISTORICAL                    Ended                                     Year Ended December 31,
                                         -------------------------------------------------------------------------------
                          June 30, 1996       1995           1994            1993            1992            1991

Cash Distributions (3)                 -         $6,818         $28,898         $33,710         $47,951        $109,911

                           Six Months      Year Ended
PRO FORMA                     Ended       December 31,
                          June 30, 1996       1995

Cash Distributions (4)           $10,641        $19,238

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

            ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 6, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $4.53 per $500 Interest in the next four quarters after the Consolidation versus no distributions if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative tasks and to the conversion of debt payable to the general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in three acquisitions and in 5 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 3,421 barrels of oil, condensate and natural gas liquids reserves and 140,694 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $306,802 and $182,633, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $73,634. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating

Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED
PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

     At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex 88-89 Income and Retirement Fund - Series 6, L.P.
Calculation of Exchange Value
As of June 30, 1996


Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Speary                                   $22,952
     Baywood II                                 1,096
     Wardner Ranch                             87,046

                                              --------
  Subtotal - Property                         111,094

Cash & cash equivalents                         6,113

Accounts receivable                            10,767

Other current assets                                -
                                              --------

Subtotal - assets                             127,974

Less:
Liabilities to third parties                       96

                                              --------
Partnership Exchange Value                    127,878             12,256

Less:
Liability to General Partner                   73,634              7,363

General Partner Capital Balance                 6,997                700

Attributable to GP's revenue interest (2)       5,333
                                              --------            -------

Exchange value attributable
to Limited Partners                           $41,914              4,191
                                              ========            =======

Exchange value per $500
   Interest                                    $20.28               2.03
                                              ========            =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            0.89%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
             ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 6, L.P.

                                       --------------------------------------------------------------
HISTORICAL                              Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP           $5,727         $10,350        $11,102         $20,455

Net debt repaid to GP                          15,394          28,971          9,820          (9,656)

Cash distributions paid to GP as GP                 -             518          2,921           2,456

Cash distributions paid to GP as LP                 -             274          1,202             660

PRO FORMA                               Six Months                      Year Ended
                                           Ended                       December 31,
                                                      -----------------------------------------------
                                       June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP           $4,405          $5,320         $6,515         $10,753

Cash distributions paid to GP as GP (1)           622           1,126            869           1,247

Cash distributions paid to GP as LP (2)        10,513          19,008         14,676          21,049

---------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX 88-89
             INCOME AND RETIREMENT FUND - SERIES 6, L.P.

                          Six Months
HISTORICAL                   Ended                                Year Ended December 31,
                                        -----------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)                -          $4,664         $26,279        $35,688         $48,763         $89,443

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $13,871         $25,078

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

            ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 7, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $22.24 per $500 Interest in the next four quarters after the Consolidation versus $9.98 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in two acquisitions and in 1 oil and 175 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 3,771 barrels of oil, condensate and natural gas liquids reserves and 365,382 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $908,003 and $494,788, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $14,470. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating

Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED
PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

     At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex 88-89 Income and Retirement Fund - Series 7, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Baywood II                                  $768
     Wardner Ranch                            316,528

                                             ---------
  Subtotal - Property                         317,296

Cash & cash equivalents                        16,686

Accounts receivable                             9,948

Other current assets                                -
                                             ---------

Subtotal - assets                             343,930

Less:
Liabilities to third parties                       32

                                             ---------
Partnership Exchange Value                    343,898              33,212

Less:
Liability to General Partner                   14,470               1,447

General Partner Capital Balance                 9,958                 996

Attributable to GP's revenue interest (2)      11,778
                                             ---------            --------

Exchange value attributable
to Limited Partners                          $307,692              30,769
                                             =========            ========

Exchange value per $500
   Interest                                    $97.14                9.96
                                             =========            ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             2.40%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
             ENEX 88-89 INCOME AND RETIREMENT FUND - SERIES 7, L.P.

                                           ---------------------------------------------------------------
HISTORICAL                                   Six Months                     Year Ended
                                               Ended                       December 31,
                                                          ------------------------------------------------
                                           June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP               $7,645         $12,818         $11,973         $20,726

Net debt repaid to GP                              24,750          30,444          14,841           2,644

Cash distributions paid to GP as GP                 3,076           7,103          10,137           9,811

Cash distributions paid to GP as LP                 1,834           2,947           5,733           1,359

PRO FORMA                                    Six Months                     Year Ended
                                               Ended                       December 31,
                                                          ------------------------------------------------
                                           June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP               $5,880          $6,586          $7,026         $10,895

Cash distributions paid to GP as GP (1)             1,408           2,547           1,966           2,820

Cash distributions paid to GP as LP (2)             7,501          13,563          10,472          15,019

-------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX 88-89
             INCOME AND RETIREMENT FUND - SERIES 7, L.P.

                            Six Months
HISTORICAL                     Ended                                     Year Ended December 31,
                                          -------------------------------------------------------------------------------
                           June 30, 1996       1995           1994            1993            1992            1991

Cash Distributions (3)            $19,286        $36,917         $91,248         $96,730         $92,398        $159,862

                            Six Months      Year Ended
PRO FORMA                      Ended       December 31,
                           June 30, 1996       1995

Cash Distributions (4)            $38,574        $69,740

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

            ENEX 90-91 INCOME AND RETIREMENT FUND - SERIES 1, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $27.37 per $500 Interest in the next four quarters after the Consolidation versus $12.73 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in two acquisitions and in 39 oil and 199 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 6,300 barrels of oil, condensate and natural gas liquids reserves and 456,180 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,093,254 and $603,493, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $24,461. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex 90-91 Income and Retirement Fund - Series 1, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Wardner Ranch                            $360,050
     FEC                                        27,452

                                              ---------
  Subtotal - Property                          387,502

Cash & cash equivalents                         16,826

Accounts receivable                             13,851

Other current assets                                 -
                                              ---------

Subtotal - assets                              418,179

Less:
Liabilities to third parties                       284

                                              ---------
Partnership Exchange Value                     417,895            39,876

Less:
Liability to General Partner                    24,461             2,446

General Partner Capital Balance                  9,533               953

Attributable to GP's revenue interest (2)       19,131
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $364,770            36,477
                                              =========           =======

Exchange value per $500
   Interest                                    $122.60             12.26
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            2.88%
                                                                  =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
             ENEX 90-91 INCOME AND RETIREMENT FUND - SERIES 1, L.P.

                                        ---------------------------------------------------------------
HISTORICAL                                Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP             $6,437         $13,946        $20,025         $26,347

Net debt repaid to GP                            30,322          31,881          6,770          (1,660)

Cash distributions paid to GP as GP               4,320           5,445         12,852          12,589

Cash distributions paid to GP as LP               4,347           7,334         11,232           6,818

PRO FORMA                                 Six Months                      Year Ended
                                             Ended                       December 31,
                                                        -----------------------------------------------
                                         June 30, 1996       1995            1994           1993

Reimbursement of expenses paid to GP             $4,951          $5,167         $6,346         $10,744

Cash distributions paid to GP as GP (1)           2,271           4,106          3,170           4,547

Cash distributions paid to GP as LP (2)          12,843          23,220         17,928          25,714

---------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX 90-91
             INCOME AND RETIREMENT FUND - SERIES 1, L.P.

                          Six Months
HISTORICAL                   Ended                                      Year Ended December 31,
                                        -------------------------------------------------------------------------------
                         June 30, 1996       1995            1994            1993           1992            1991

Cash Distributions (3)          $26,446         $49,003        $115,678       $123,588        $114,323        $173,485

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $46,934         $84,856

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

            ENEX 90-91 INCOME AND RETIREMENT FUND - SERIES 2, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $13.61 per $500 Interest in the next four quarters after the Consolidation versus $8.72 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 39 oil and 29 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 13,033 barrels of oil, condensate and natural gas liquids reserves and 258,014 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $392,560 and $267,954, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $61,519. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex 90-91 Income and Retirement Fund - Series 2, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     FEC                                      $171,826

Cash & cash equivalents                         11,488

Accounts receivable                             18,419

Other current assets                                 -
                                              ---------

Subtotal - assets                              201,733

Less:
Liabilities to third parties                       280

                                              ---------
Partnership Exchange Value                     201,453             18,802

Less:
Liability to General Partner                    61,519              6,152

General Partner Capital Balance                  3,323                332

Attributable to GP's revenue interest (2)       13,432
                                              ---------           --------

Exchange value attributable
to Limited Partners                           $123,179             12,318
                                              =========           ========

Exchange value per $500
   Interest                                     $60.97               6.10
                                              =========           ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             1.36%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
             ENEX 90-91 INCOME AND RETIREMENT FUND - SERIES 2, L.P.

                                        ---------------------------------------------------------------
HISTORICAL                                Six Months                     Year Ended
                                            Ended                       December 31,
                                                       ------------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP           $10,450         $21,513         $29,721         $29,551

Net debt repaid to GP                           10,358          (4,468)         (9,723)          1,039

Cash distributions paid to GP as GP              1,927           1,614           4,974          10,631

Cash distributions paid to GP as LP              1,771           3,233           7,967          13,278

PRO FORMA                                 Six Months                     Year Ended
                                            Ended                       December 31,
                                                       ------------------------------------------------
                                        June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $8,037         $11,058         $17,441         $15,534

Cash distributions paid to GP as GP (1)          1,544           2,792           2,156           3,092

Cash distributions paid to GP as LP (2)          9,596          17,349          13,395          19,212

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX 90-91
             INCOME AND RETIREMENT FUND - SERIES 2, L.P.

                          Six Months
HISTORICAL                   Ended                            Year Ended December 31,
                                        -------------------------------------------------------------------------
                         June 30, 1996       1995           1994            1993            1992            1991

Cash Distributions (3)          $12,032        $22,351         $56,475        $100,039        $103,638         $70,983

                          Six Months      Year Ended
PRO FORMA                    Ended       December 31,
                         June 30, 1996       1995

Cash Distributions (4)          $22,232        $40,194

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

            ENEX 90-91 INCOME AND RETIREMENT FUND - SERIES 3, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.

Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS AND OTHER CONSIDERATIONS--The Proposed Consolidation" in the Prospectus/Proxy Statement.


      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $58.78 per $500 Interest in the next four quarters after the Consolidation versus $45.10 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Unrelated Business Taxable Income. The Subject Partnership is designed to distribute to its limited partners income that is not characterized as unrelated business taxable income. Most of the income to be generated by the Consolidated Partnership will constitute income from oil and gas working interests, which will be unrelated business taxable income to tax-exempt investors. Tax-exempt limited partners, including individual retirement accounts and Keogh and other employee benefit plans, may become subject to federal income taxation on their shares of such income if they also have unrelated business taxable income from other sources and the total exceeds $1,000 per year. It is anticipated by the General Partner that, at the levels at which the Consolidated Partnership will distribute its income (see ), no individual limited partner of the Subject Partnership will receive unrelated business taxable income in amounts exceeding the exempted amount of $1,000 per year. See "TAX ASPECTS--Participation in the Consolidated Partnership--Considerations for Tax-Exempt Investors" in the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Limited Liquidity. The Consolidated Partnership will not seek to have the Units traded on any stock exchange or on NASDAQ and, as is true for the
Partnerships, there may be no readily available market at any time. Although purchase offers for Units to be made by the Consolidated Partnership will begin in 1997 for Units valued as of December 31, 1996, the Consolidated Partnership will only be obligated to purchase Units representing 15% of the aggregate purchase price of the Units in connection with any annual purchase offer, although it may purchase more. The General Partner will be relieved of its commitment to purchase Interests pursuant to the Partnership Agreement of the Subject Partnership if it participates in the Consolidation, although the General Partner may participate with the Consolidated Partnership in the annual purchase offers. These annual purchase offers are likely to be the only readily available sources of liquidity for the Units, which are subject to restrictions on transfer, including the General Partner's right not to recognize certain transfers. See "THE CONSOLIDATED PARTNERSHIP-Right of Presentment" and "-Transfer of Units" in the Prospectus/Proxy Statement.

      Voting Rights . The limited partners of the Consolidated Partnership may, by vote of two-thirds in interest, approve or disapprove the selection of an additional or successor general partner. The Partnership Agreement of the Subject Partnership also allows the limited partners to select an additional or successor general partner, but by a vote of a majority in interest and two-thirds of the number of limited partners. See "THE CONSOLIDATED PARTNERSHIP--Summary of the Articles of Limited Partnership--Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE

CONSOLIDATED   PARTNERSHIP-Competition,   Markets   and   Regulation"   in   the
Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns)1. Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership,
--------
      1. If, at any time after tenth anniversary of the commencement of the last Partnership formed in the Fund in which the Subject Partnership was formed, the sum of (i) the aggregate purchase price of the Interests in the Subject Partnership and (ii) the amount of all distributions theretofore paid to the limited partners, does not at least equal the amount of the limited partners' subscriptions to the Subject Partnership, the General Partner's share of partnership revenues (excluding revenues attributable to Interests which it owns) will be allocated to the limited partners until they have been credited with additional distributions equal to the amount of the difference.

the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. Unlike the Subject Partnership's right of presentment, the annual obligation to purchase Units upon presentment is limited to 15% of the aggregate number of Units outstanding and will be borne by the Consolidated Partnership rather than by the General Partner. See "THE
CONSOLIDATED   PARTNERSHIP--Right   of  Presentment"  in  the   Prospectus/Proxy
Statement.

      Compensation. The Articles provide that the General Partner's entitlement to reimbursement for that part of the Consolidated Partnership's Direct Costs that consists of salaries of executive officers of the General Partner for professional services is limited to an annual maximum reimbursable amount equal to .4% of aggregate Capital Contributions to the Partnerships participating in the Consolidation. The Partnership Agreement of the Subject Partnership contains no such limitation on reimbursements to the General Partner. See "THE CONSOLIDATED PARTNERSHIP--Compensation--Direct and Administrative Costs."


      Proposed Activities. Although the Subject Partnership will be exchanging its portfolio of non-operating oil and gas interests for Units in the Consolidated Partnership, which will hold both operating and non-operating oil and gas interests, the economic characteristics of those interests will not change. The non-operating oil and gas interests of the Subject Partnership that will merge into the underlying working interests currently owned by one or more of the Enex Oil & Gas Income Program Partnerships are all net profits royalties whose economic characteristics are essentially identical to those of the underlying working interests. Also, although the Subject Partnership may not own operating interests in oil and gas properties, and, thus, does not itself engage in any drilling activities, development (but not exploratory) drilling activities were always permitted to be conducted on the Subject Partnership's properties by those Partnerships that own the working interests underlying the Subject Partnership's non-operating interests. See "THE CONSOLIDATED PARTNERSHIP--Proposed Activities" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in one acquisition and in 63 oil and 70 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS --Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 220,035 barrels of oil, condensate and natural gas liquids reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,220,466 and $768,211, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $1,969. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.

At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS AND OTHER CONSIDERATIONS" in the Prospectus/Proxy Statement.


Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex 90-91 Income and Retirement Fund - Series 3, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Charlotte                                 $522,346

Cash & cash equivalents                          54,106

Accounts receivable                              41,941

Other current assets                                  -
                                              ----------

Subtotal - assets                               618,393

Less:
Liabilities to third parties                         52

                                              ----------
Partnership Exchange Value                      618,341            58,495

Less:
Liability to General Partner                      1,969               197

General Partner Capital Balance                  10,331             1,033

Attributable to GP's revenue interest (2)        33,390
                                              ----------          --------

Exchange value attributable
to Limited Partners                            $572,651            57,265
                                              ==========          ========

Exchange value per $500
   Interest                                     $268.81             26.33
                                              ==========          ========

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                             4.23%
                                                                  ========


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
             ENEX 90-91 INCOME AND RETIREMENT FUND - SERIES 3, L.P.

                                         ---------------------------------------------------------------
HISTORICAL                                 Six Months                     Year Ended
                                             Ended                       December 31,
                                                        ------------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $20,119         $28,177         $21,904         $26,960

Net debt repaid to GP                             5,514          (3,872)         28,292          17,318

Cash distributions paid to GP as GP              10,744          12,417           7,758          20,055

Cash distributions paid to GP as LP               2,252           3,320           1,871           4,043

PRO FORMA                                  Six Months                     Year Ended
                                             Ended                       December 31,
                                                        ------------------------------------------------
                                         June 30, 1996       1995            1994            1993

Reimbursement of expenses paid to GP            $15,474         $14,484         $12,854         $14,172

Cash distributions paid to GP as GP (1)           3,937           7,119           5,497           7,883

Cash distributions paid to GP as LP (2)           4,741           8,571           6,618           9,492

------------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX 90-91
             INCOME AND RETIREMENT FUND - SERIES 3, L.P.

                            Six Months
HISTORICAL                     Ended                                     Year Ended December 31,
                                          -------------------------------------------------------------------------------
                           June 30, 1996       1995           1994            1993            1992            1991

Cash Distributions (3)            $57,881       $111,762         $69,821        $180,501        $113,939               -

                            Six Months      Year Ended
PRO FORMA                      Ended       December 31,
                           June 30, 1996       1995
Cash Distributions (4)            $68,977       $124,707

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.

               ENEX OIL & GAS INCOME PROGRAM VI - Series 1, L.P.
                          (the "Subject Partnership")

           SUPPLEMENT TO ENEX CONSOLIDATED PARTNERS, L.P. PROSPECTUS
                     AND ENEX OIL & GAS INCOME PROGRAM AND
                        ENEX INCOME AND RETIREMENT FUND
                                PROXY STATEMENT
                         Dated                 , 1996


The effects of the Consolidation may be different for limited partners in the various Partnerships. Accordingly, a Supplement has been prepared for each of the thirty-four Partnerships eligible to participate in the Consolidation. Each supplement provides information regarding the effects of the Consolidation on the limited partners of one Partnership. The General Partner will promptly mail a copy of this supplement, without charge, upon request by any limited partner or his representative who has been so designated in writing, addressed to: the Investor Relations Department of Enex Resources Corporation at 800 Rockmead, Three Kingwood Place, Suite 200, Kingwood, TX 77339 (713) 358-8401.


Before voting on the Consolidation, investors should carefully consider the following factors in addition to the other information included in the Prospectus/Proxy Statement. Risk factors associated with the Consolidation are summarized below and described in more detail elsewhere in the Prospectus/Proxy Statement under the caption "RISK FACTORS--The Proposed Consolidation" in the Prospectus/Proxy Statement.

      Risks in Determining Exchange Values. In approving the Consolidation, or accepting the Exchange Offer, a limited partner risks that his properties may have oil or gas reserves, or both, that are not now apparent to the independent engineering consultants or the General Partner, in which event he will not receive full credit for his property interests in the exchange value formula. The exchange value formula itself may operate to the disadvantage of one Partnership in relation to other Partnerships because other formulas or approaches to the valuation process could yield materially different results. The assumptions that have been made may be erroneous and even if they are not, factors beyond the General Partner's control may intervene to upset those assumptions and the calculations on which they are based. See "RISK FACTORS-The Proposed Consolidation-Risks in Determining Exchange Values" and Table A annexed to this supplement.

      Consideration Determined by the General Partner. The consideration to be received by the Partnerships in the Consolidation and the other terms of the Plan of Consolidation were determined by the General Partner, which has inherent conflicts of interest stemming from its various ownership percentages in each Partnership. Measures adopted by the General Partner intended to ensure the fairness of the terms of the Consolidation, including the employment of an independent engineering firm, H.J. Gruy & Associates ("Gruy") to value the oil and gas properties owned by the Partnerships, cannot remove the inherent conflicts of interest. No unaffiliated representative has acted solely on behalf of the limited partners in connection with the Consolidation. The attorneys, accountants and other experts who perform services for the Consolidated Partnership all perform services for the Partnerships and the General Partner. See "THE PROPOSED CONSOLIDATION-Method of Determining Exchange Values" and "Fairness of the Transaction" in the Prospectus/Proxy Statement. No state or federal governmental authority has made any determination relating to the fairness of the Units for public investment or recommended or endorsed the Units.

      Conflicts of Interest of the General Partner. Although the Consolidation will not increase the compensation of the General Partner, its interest in each separate Partnership's revenues will be blended into a single interest in the revenues of the Consolidated Partnership as described in "THE CONSOLIDATED PARTNERSHIP-Compensation" and "- Participation in Costs and Revenues" in the Prospectus/Proxy Statement. A general partner is deemed to be a fiduciary of a limited partnership and must handle partnership affairs with trust, confidence and good faith. The Articles, which contain provisions designed to mitigate possible conflicts of interest, may also restrict the fiduciary duties that might otherwise be owed by the General Partner or permit conduct by the General Partner that might otherwise raise issues as to compliance with fiduciary duties. Because the directors and officers of the General Partner have fiduciary duties to manage the General Partner in a manner beneficial to the shareholders of the General Partner and the General Partner has a fiduciary duty to conduct the affairs of the Consolidated Partnership and of every other partnership it manages in a manner beneficial to its limited partners, the General Partner also faces conflicts of interest in connection with its future operation of the Consolidated Partnership similar to those it faces in connection with its operation of each of the Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Management-Fiduciary Obligations and Indemnification" and "Conflicts of Interest" in the Prospectus/Proxy Statement.




      Changes in Distributions: The Consolidation is expected to have an effect on the distributions the limited partners of participating Partnerships will receive. Following the Consolidation, limited partners of most of the Partnerships will experience an increase in distributions over the amounts that would have been sustainable by their Partnerships, while other limited partners will experience a reduction from such levels of distributions. The General Partner estimates that the limited partners of the Subject Partnership will have distributions of approximately $40.58 per $500 Interest in the next four quarters after the Consolidation versus $24.20 per $500 Interest if the Subject Partnership does not participate in the Consolidation. The estimated increase is due to the savings in overhead expenses due to simplified managerial and administrative  tasks  and to the  conversion  of debt  payable  to the  general partners into units in the Consolidated Partnership. The Consolidated Partnership, with its substantially expanded reserve base will allow the limited partners in the Partnership to participate in the ownership of much longer-lived properties with greater cumulative cash flow and distributions than the Subject Partnership would have if it does not participate in the Consolidation. See Tables , in Appendix A to the Prospectus/Proxy Statement.

      Consequences of Larger Entity. Because the Consolidated Partnership will be larger than any Partnership, the Consolidation will, in effect, reduce a limited partner's ability to influence the taking of action in those instances where the Partnership Agreements provide for the vote and consent of the limited partners. See "THE CONSOLIDATED PARTNERSHIP-Summary of the Articles of Limited Partnership-Voting and Other Rights of Limited Partners" in the Prospectus/Proxy Statement. Also, the pooling of an individual Partnership's property holdings in the larger Consolidated Partnership may reduce the possibility for extraordinary increases in value in the existing Partnerships. See "THE CONSOLIDATED PARTNERSHIP-Participation in Costs and Revenues" in the Prospectus/Proxy Statement. The extent to which these effects will apply to any limited partner will depend upon, and may vary considerably based upon, the number and size of the Partnerships that vote to participate in the Consolidation.

      Volatility of Oil and Gas Markets. The operating results of the Consolidated Partnership will be dependent to a substantial degree on prices for oil and natural gas, which are affected by many factors beyond the control of producers and have demonstrated a high degree of volatility. See "THE CONSOLIDATED PARTNERSHIP-Competition, Markets and Regulation" in the Prospectus/Proxy Statement.

      Federal  Income Tax  Consequences:  The General  Partner  has  received an opinion of counsel that, generally, no gain or loss will be recognized by a limited partner upon the transfer of the Partnership assets in exchange for Units, unless existing Partnership liabilities exceed the sum of the adjusted tax basis in the transferred assets and the proportionate share of the Consolidated Partnership's liabilities after the Consolidation. It is not anticipated that any limited partners will recognize gain as a result of such excess liabilities. The opinion is not binding on the Internal Revenue Service (the "IRS"), however. Unitholders will be required to share disproportionately in deductions attributable to properties contributed to the Consolidated Partnership and to recognize disproportionate amounts of gain or loss on the sale of such properties to the extent of any difference between the fair market value and the adjusted tax basis of each property at the time of contribution. The effect of such allocations is to place each Unitholder in approximately the same position with respect to deductions, gain and loss relative to contributed properties as he would have been had the contributed property been purchased from the participating Partnership by the Consolidated Partnership. See "TAX ASPECTS--Proposed Consolidation" and "--Participation in the Consolidated Partnership" in the Prospectus/Proxy Statement. In addition, there are risks that contributions of appreciated property to the Consolidated Partnership in exchange offers for Interests in the Partnerships could cause the contributing limited partners to recognize some or all of the gain inherent in the contributed property, a significant portion of which could be ordinary income. See "TAX ASPECTS--The Exchange Offer" in the Prospectus/Proxy Statement.

      State Income Tax Consequences: The transactions involved in the proposed Consolidation may also be subject to the income or other tax laws of one or more states and other taxing jurisdictions and may result in an increase or decrease in the amount of state income taxes payable by a Unitholder with respect to future operations and an increase in the number of states in which taxes are owed by him. See "TAX ASPECTS--Other Tax Aspects" in the Prospectus/Proxy Statement.

     Differences Between an Investment in the Subject Partnership and in the Consolidated Partnership:

      General Partners' Percentage Share. Under the Subject Partnership's Partnership Agreement, the net revenues it earns (i.e., after payment of Direct Costs, Administrative Costs, Operating Costs, interest on loans and other costs and expenses incurred) are generally allocated 10% to the General Partner and 90% to the limited partners (including the General Partner with respect to the Interests it owns). Other Partnerships contain similar provisions. In some cases , however, such revenues and costs are allocated 100% to the limited partners (including the General Partner with respect to the Interests it owns). In order to provide for a single blended sharing percentage for the General Partner in the Consolidated Partnership, the General Partner has caused the 10% net revenue interests it owns to be valued in the same manner as the outstanding Interests in the affected Partnerships. For each participating Partnership, the exchange value of the General Partner's net revenue sharing percentage (if not 0%) will be converted into a proportionate allocation of Consolidated Partnership net revenues to the General Partner rather than into Units. If all of the Partnerships participate in the Consolidation, the Consolidated Partnership's net revenues will be allocated 3.3% to the General Partner and 96.7% to the Unitholders (including the General Partner with respect to the Units it owns). See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues--General Cost and Revenue Sharing Percentages" in the Prospectus/Proxy Statement.

      Right of Presentment. The Partnership Agreement of the Subject Partnership provides that during the sixth year after the commencement of Partnership operations and at least every two years thereafter during the term of the Partnership, the General Partner will submit to a vote of the limited partners a proposal to sell all of the Partnership's properties and to dissolve and liquidate the Partnership. Instead, the Consolidated Partnership's Articles provide the limited partners with more frequent opportunities to cash in their investment because they will be given the annual opportunity to present their Units to the Consolidated Partnership for purchase at the price determined by the presentment formula (subject to a limit on the aggregate number of Units that may be presented in one year). In the General Partner's opinion, the prices yielded by the presentment formula closely approximate the estimated fair market values of Partnership properties as determined by Gruy. See "THE CONSOLIDATED PARTNERSHIP--Right of Presentment" in the Prospectus/Proxy Statement.

      Overhead and Operating Costs Savings: The General Partner believes that the Consolidation will result in substantial economies of operation and savings in Direct, Administrative and Operating Costs, particularly in the areas of audit and accounting services, bookkeeping and data processing and property record maintenance. Management of the General Partner estimates that in the absence of the proposed Consolidation, the Subject Partnership would incur approximately $ 1,900,000 of Administrative Costs each year, but that if all Partnerships were to participate in the proposed Consolidation, the share of the Administrative Costs of the Consolidated Partnership allocable to the limited partners of the Subject Partnership would be reduced to $1,100,000 per year as a result of simplified managerial and administrative requirements.

      Diversification of Property Interests: The Subject Partnership now holds interests in two acquisitions and in 10,770 oil and 176 gas wells. After the Consolidation, if all Partnerships participate, a limited partner will hold an interest, proportionately reduced on the basis of relative exchange values, in 48 acquisitions containing approximately 12,320 gross wells and three gas plants.


The General Partner believes that greater diversity in property holdings will lessen dependence upon any single property or type of property. It will reduce the risk that failure of any one property to perform as expected, or adverse price changes or other matters affecting one type of property, will materially reduce the value of a limited partner's interest. See, however, "RISK FACTORS

--Risks in Determining Exchange Values" in the Prospectus/Proxy Statement. The greater the number of properties in which interests are held, the lower the risks of holding the investment. Certainty and predictability of operations, and consequently of distributions to the Partners, may be similarly enhanced.


      Expanded Reserve Base: Currently, the Partnership has 121,370 barrels of oil, condensate and natural gas liquids reserves and 72,896 cubic feet of natural gas reserves. At January 1, 1996, the undiscounted and discounted value (at 10%) of these reserves was $1,276,666 and $856,366, respectively.

The reserve base for the Consolidated Partnership, assuming all Partnerships participate, will be expanded to 2.1 million barrels of oil, condensate and natural gas liquids and 12.8 billion cubic feet of gas. This represents 4.26 million equivalent barrels of oil using a conversion ratio of 6 mcf of gas to 1 barrel of oil. The combined value of these reserves at January 1, 1996, was estimated to be $22.9 million. See Tables 4-7 in Appendix A to the Prospectus/Proxy Statement.

The expanded size, both in oil and gas reserves and in the future value of these reserves, will strengthen the ownership position of the limited partners, particularly since many Partnerships own small interests in the same properties. The combined ownership position will provide increased strength and flexibility both in future negotiations with oil and gas purchasers and in participation of reserve enhancement projects in which, in some cases, the Partnership would not otherwise be able to participate. Negotiations in the future sale of properties will also be strengthened. Marginal properties can be sold without a material effect on cash flow. Overall, the Consolidated Partnership will be able to compete in larger markets with the stronger, combined asset base.


      Working Capital and Debt: At June 30, 1996 the Partnership owed the General Partner $88,380. If the Partnership participates in the Consolidation, the General Partner will contribute this receivable from the Partnership for Units in the Consolidated Partnership. As a result, the Consolidated Partnership will have essentially no debt and substantially greater working capital than the Partnerships would have on a combined basis or on an individual basis. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values--Indebtedness to the General Partner" in the Prospectus/Proxy Statement.


      General Partner's Interest at Payout: The General Partner's revenue interest in the Subject Partnership will increase from 10% to 15% upon payout to the limited partners, though it is not likely that payout will occur within the next five years unless oil and gas prices rise substantially. Nevertheless, the General Partner has decided to relinquish its right to receive this increase in its share of participating Partnerships' revenues after payout. Accordingly, the General Partner's share of Consolidated Partnership revenues and costs will not increase as it should upon payout on an individual Partnership basis. See "THE CONSOLIDATED PARTNERSHIP--Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

      Elimination of Conflicts: By its nature, the formation of an oil and gas partnership by a company engaged in the oil and gas business involves conflicts of interest which cannot be totally eliminated. However, the General Partner believes that many conflicts of interest that arise from Partnership operations should be eliminated by the Consolidation. For example, the Consolidation will eliminate conflicts among the participating Partnerships, although it will not affect potential conflicts between the Consolidated Partnership and non-participating Partnerships.

      Fairness of the Consolidation: The General Partner considered, as alternatives to the Consolidation, dissolving the Partnerships by liquidating their assets in accordance with their respective Partnership Agreements. The General Partner believes, however, that the Partnerships will realize greater value from their properties over the long term by operating them on a combined basis through the Consolidated Partnership and achieving substantial cost savings. The General Partner also considered continuing to manage the Partnerships on an ongoing basis. However, the Board of Directors of the General Partner, a majority of whose members are not employees of the General Partner or any affiliates of the General Partner, has unanimously approved the proposed Consolidation as being fair and in the best interests of the limited partners based on the following factors, in order of their significance: (i) simplified managerial and administrative requirements resulting in savings in overhead expense; (ii) reduction of risk due to diversification of assets; (iii) an expanded reserve base; (iv) elimination of debt owed to the General Partner; (v) elimination of the General Partner's increased revenue interest at payout; and
(vi) elimination of certain conflicts of interest. These factors are discussed in detail under the captions "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" and "--Method of Determining Exchange Values" in the Prospectus/Proxy Statement.

The General Partner believes that the proposed Consolidation is fair to and in the best interests of the limited partners of each and all the Partnerships. The number of Units to be distributed to the limited partners and the General Partner pursuant to the Consolidation in exchange for their Interests will be determined in accordance with the exchange values of such Interests, which, in turn, are based on valuations of the Partnership properties by Gruy, an
Independent Expert. See "THE PROPOSED CONSOLIDATION--Method of Determining Exchange Values" in the Prospectus/Proxy Statement. The General Partner does not believe that alternative methods of valuing the Partnership properties would result in materially different valuations of Partnership properties than those yielded by Gruy's valuations. Even were such to be the case, in the General Partners' experience, oil and gas properties are generally purchased and sold at prices approximating estimates of the discounted present value of the subject oil and gas reserves. Thus, in the General Partner's view, the Gruy estimated fair market valuations, as compared to other valuation methods, represent the best estimation of the realizable value of the Partnership properties and the fairest basis for determining the number of Units to be distributed in consideration for the Partnerships' assets. See the "THE PROPOSED CONSOLIDATION--Fairness of the Transaction" in the Prospectus/Proxy Statement.


At a meeting held on May 24, 1996, after considering the risks and material considerations summarized above, the General Partner's board of directors unanimously determined that the Consolidation is in the best interests of the limited partners and that the terms of the Consolidation are fair to the limited partners, assuming both maximum and minimum participation by the Partnerships. The General Partner's board of directors unanimously approved the Plan of Consolidation and recommends that the limited partners vote "FOR" the Consolidation. The General Partner believes that the Consolidation will provide the limited partners with the benefits summarized under the caption "SUMMARY--Objectives of the Consolidation" in the Prospectus/Proxy Statement. Its recommendation is based in part on the conclusion that those potential advantages over the current structure outweigh the potential risks and disadvantages summarized above and addressed in more detail under the caption "RISK FACTORS " in the Prospectus/Proxy Statement.

Set forth below are tables showing the calculation of exchange values and the allocation of Units for the Subject Partnership (Table A), the General Partner's compensation and distributions history from the Subject Partnership for the three most recent fiscal years and the six months ended June 30, 1996 and what such amounts would have been had the Consolidation been effective that date (Table B), and the amount of the limited partners' cash distributions for the five most recent fiscal years and the six months ended June 30, 1996 (Table
C).


For additional information, see "SELECTED FINANCIAL DATA" and "PRO FORMA FINANCIAL INFORMATION" in the Prospectus/Proxy Statement.

                                     TABLE A


Enex Oil & Gas Income Program VI - Series 1, L.P.
Calculation of Exchange Value
As of June 30, 1996



Fair Market Value of                                    Number of Units in
Oil & Gas Reserves (1)                                  Enex Consolidated
Property Name:                               Amount         Partners, L.P.

     Concord                                  $354,708
     McBride                                   152,126

                                              ---------
  Subtotal - Property                          506,834

Cash & cash equivalents                          8,684

Accounts receivable                             33,432

Other current assets                               130
                                              ---------

Subtotal - assets                              549,080

Less:
Liabilities to third parties                    26,473

                                              ---------
Partnership Exchange Value                     522,607            47,035

Less:
Liability to General Partner                    65,778             6,578

General Partner Capital Balance                 14,804             1,480

Attributable to GP's revenue interest (2)       52,260
                                              ---------           -------

Exchange value attributable
to Limited Partners                           $389,765            38,977
                                              =========           =======

Exchange value per $500
   Interest                                    $180.54             19.29
                                              =========           =======

Percentage of total units in the
Consolidated Partnership allocated to
this limited partnership                                            3.40%
                                                                   =======


(1)  As determined by H. J. Gruy and Associates, Inc.   See "THE PROPOSED
CONSOLIDATION - Method of Determining Exchange Values" in the
Prospectus/Proxy Statement.

(2) The General Partner's revenue interests are not converted into units. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues" in the Prospectus/Proxy Statement.

                                     TABLE B
                        Summary of Compensation and Cash
                    Distributions paid to the General Partner
                ENEX OIL & GAS INCOME PROGRAM VI - SERIES 1, L.P.

                                         ----------------------------------------------------------------------------
HISTORICAL                                  Six Months          Year Ended         From Inception
                                               Ended           December 31,       to December 31,
                                           June 30, 1996           1995                 1994

Reimbursement of expenses paid to GP               $12,075              $23,709              $58,767

Net debt repaid to GP                               32,957               35,848             (157,185)

Cash distributions paid to GP as GP                  1,982                2,307                1,550

Cash distributions paid to GP as LP                  2,345                7,689                8,676

PRO FORMA                                   Six Months          Year Ended         From Inception
                                               Ended           December 31,       to December 31,
                                           June 30, 1996           1995                 1994

Reimbursement of expenses paid to GP                $9,287              $12,187              $34,485

Cash distributions paid to GP as GP (1)              6,433               11,631                8,980

Cash distributions paid to GP as LP (2)             25,709               46,481               35,889

------------------------------------------------------------------------

                                     TABLE C
             Summary of Cash  Distributions  paid to Limited Partners ENEX OIL &
                GAS INCOME PROGRAM VI - SERIES 1, L.P.

                           Six Months       Year Ended        From Inception
HISTORICAL                    Ended        December 31,      to December 31,
                          June 30, 1996        1995                1994

Cash Distributions (3)           $10,252           $33,954              $39,133

                           Six Months       Year Ended
PRO FORMA                     Ended        December 31,
                          June 30, 1996        1995

Cash Distributions (4)           $57,576          $104,094

(1) Distributions paid to General Partner as the General Partner assumes 100% participation in the consolidation by all Partnerships resulting in a General Partner's Percentage Share equal to 3.32%. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues -
      General Cost and Revenue Sharing Percentages".

(2) Distribution paid to the General Partner as a limited partner assumes 100% participation by all Partnerships and includes the Interests the General Partner currently owns as a limited partner and those limited partner Units that the General Partner will receive from converting its general partner capital balance and its receivables from the Partnerships. See "THE CONSOLIDATED PARTNERSHIP - Participation in Costs and Revenues".

(3) Because of depletion (which is usually higher in the early years of production), a portion of every distribution of revenues from properties represents a return of a limited partner's original investment. Until a limited partner receives cash distributions equal to his original investment, 100% of such distributions may be deemed to be a return of capital.

(4) Distributions paid to the limited partners assumes 100% participation by all Partnerships and are based upon the exchange values computed as of June 30, 1996. These June 1996 exchange values do not necessarily correspond with the relative exchange values which would have been in effect at an earlier date.